UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Lawson Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, $1.00 par value per share, of Lawson Products, Inc.
(2)

Aggregate number of securities to which transaction applies:

A maximum of 12,000,000 shares of Lawson Products, Inc. common stock which consists of (a) a maximum of 4,000,000 shares of Lawson Products, Inc. common stock issuable in connection with the TestEquity merger transaction and (b) a maximum of 8,000,000 shares of Lawson Products, Inc. common stock issuable issued in connection with the Gexpro Services merger transaction, which transactions are anticipated to close substantially contemporaneously

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the maximum aggregate value was determined based upon an aggregate of 12,000,000 shares of Lawson Products, Inc. common stock to be issued in connection with the two merger transactions multiplied by $48.12, which is the average of the high and low prices per share of Lawson Products, Inc. common stock reported on the NASDAQ Global Select Market on January 12, 2022. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined at the rate of $92.70 per million.

	(4)	Proposed maximum aggregate value of transaction: $577,440,000
	(5)	Total fee paid: $53,529

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JANUARY 14, 2022

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

Dear Lawson Stockholders:

Lawson is holding a special meeting of the stockholders of Lawson Products, Inc. (“Lawson”) to be held virtually via live webcast on                , 2022 at                a.m., Central time for Lawson stockholders to vote on actions associated with the pending strategic combination of two companies with Lawson. A notice of the Lawson special meeting and the proxy statement follow.

As previously announced, on December 29, 2021 Lawson entered into:

•

an Agreement and Plan of Merger, dated as of December 29, 2021 (the “TestEquity Merger Agreement”), by and among LKCM TE Investors, LLC (the “TestEquity Equityholder”), TestEquity Acquisition, LLC (“TestEquity”), Lawson and Tide Sub, LLC, a wholly-owned subsidiary of Lawson (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which Merger Sub 1 will merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”); and

•

an Agreement and Plan of Merger, dated as of December 29, 2021 (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”), by and among 301 HW Opus Investors, LLC (the “Gexpro Services Stockholder”), 301 HW Opus Holdings, Inc. (“Gexpro Services”), Lawson and Gulf Sub, Inc., a wholly-owned subsidiary of Lawson (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which Merger Sub 2 will merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

TestEquity is a distributor of parts and services to the industrial, commercial, institutional and governmental electronics manufacturing and test and measurement market. TestEquity operates through three brands, TestEquity, Jensen Tools and Techni-Tool, focusing primarily in North America with a network of sales representatives throughout the United States, Canada, Mexico and the United Kingdom.

Gexpro Services is a provider of supply chain solutions, specializing in developing and implementing Vendor Managed Inventory (VMI) and kitting programs to high-specification manufacturing customers. Gexpro Services provides critical products and services to customers throughout the lifecycle of highly technical Original Equipment Manufacturer (OEM) products. Gexpro Services is headquartered in Irving, Texas with 22 facilities across the United States, Hungary and China.

In consideration for the Mergers, Lawson has agreed to issue up to an aggregate of 12,000,000 shares of Lawson common stock as follows:

•	TestEquity Merger: In respect of the TestEquity Merger, 3,300,000 shares of Lawson common stock would be issued to the TestEquity Equityholder upon the closing of the TestEquity Merger, and up to an additional 700,000 shares of Lawson common stock would potentially be issuable to the TestEquity Equityholder on or after the closing date of the TestEquity Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the TestEquity Merger Agreement and described in the accompanying proxy statement.

•

Gexpro Services Merger: In respect of the Gexpro Services Merger, 7,000,000 shares of Lawson common stock would be issued to the Gexpro Services Stockholder upon the closing of the Gexpro Services Merger, and up to an additional 1,000,000 shares of Lawson common stock would potentially be issuable to the Gexpro Services Stockholder on or after the closing date of the Gexpro Services Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the Gexpro Services Merger Agreement and described in the accompanying proxy statement.

As of December 28, 2021, the last business day prior to the public announcement of the execution of the Merger Agreements, the closing price of Lawson common stock on The NASDAQ Global Select Market (“NASDAQ”) was $48.39 per share. On                , 2022, the latest practicable date before the date of this proxy statement, the closing price of Lawson common stock on NASDAQ was $                per share.

Entities affiliated with Luther King Capital Management Corporation (“LKCM”) and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 82% of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of a pre-closing entity reorganization involving TestEquity and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger). Entities affiliated with LKCM and Mr. King, including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 79% of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger). As of                , 2022, entities affiliated with LKCM and Mr. King beneficially owned in the aggregate approximately     % of the outstanding shares of Lawson common stock.

In light of, among other things, such ownership interests of entities affiliated with LKCM and Mr. King, the Lawson board of directors formed a special committee (the “Special Committee”) of independent and disinterested Lawson directors to evaluate and negotiate the Merger Agreements and the transactions on behalf of Lawson. The Special Committee was comprised of the following Lawson directors: Andrew B. Albert, I. Steven Edelson and Lee S. Hillman.

On December 28, 2021, the Special Committee unanimously (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than LKCM, Mr. King and certain entities and persons affiliated with LKCM and Mr. King and the entities or persons in which any of the foregoing have a pecuniary interest or in the name of which the shares of Lawson common stock of any of the foregoing are registered or beneficially held), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby and (3) recommended that the Lawson board of directors approve, and recommend that Lawson’s stockholders approve, the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

Thereafter, on December 28, 2021, the Lawson board of directors (acting on the recommendation of the Special Committee) by unanimous vote of the Lawson directors (except for Mr. King and Mark F. Moon, who recused themselves from the vote) (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties (as defined in the accompanying proxy statement)), (2) approved the execution, delivery and performance of the Merger

Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, (3) directed that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers, be submitted to Lawson’s stockholders for approval at a stockholders meeting and (4) resolved to recommend that Lawson’s stockholders approve those matters at such stockholders meeting.

At the special meeting, Lawson stockholders will be asked to approve:

•

A proposal (the “TestEquity Transactions Proposal”) to approve the TestEquity Merger Agreement, the related agreements contemplated by the TestEquity Merger Agreement and the transactions contemplated thereby, including the TestEquity Merger and the issuance of shares of Lawson common stock in connection with the TestEquity Merger, as more fully described in the accompanying proxy statement;

•

A proposal (the “Gexpro Services Transactions Proposal”) to approve the Gexpro Services Merger Agreement, the related agreements contemplated by the Gexpro Services Merger Agreement and the transactions contemplated thereby, including the Gexpro Services Merger and the issuance of shares of Lawson common stock in connection with the Gexpro Services Merger, as more fully described in the accompanying proxy statement;

•

A proposal (the “Transaction-Related Compensation Proposal”) to approve, by a non-binding advisory vote, the compensation that will or may become payable to Lawson’s named executive officers in connection with the Mergers; and

•

A proposal (the “Adjournment Proposal”) to authorize the adjournment of the Lawson special meeting to a later date or dates if necessary or appropriate (a) to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, at the time of the meeting to approve the TestEquity Transactions Proposal or the Gexpro Services Transactions Proposal or (b) to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Lawson stockholders.

The Lawson board of directors recommends that you vote “FOR” each of the foregoing proposals.

We urge all Lawson stockholders to read the accompanying proxy statement carefully and in its entirety. In particular, we urge you to read carefully the matters discussed in the section entitled “Risk Factors” beginning on page 38.

Your vote is very important, regardless of the number of shares you own. Lawson stockholder approval of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal is a condition to the closing of the Mergers under the terms of the Merger Agreements. Neither the TestEquity Merger nor the Gexpro Services Merger will be completed if either the TestEquity Transactions Proposal or the Gexpro Services Transactions Proposal is not approved by Lawson stockholders. However, the closing of the Mergers is not contingent on Lawson stockholder approval of the Transaction-Related Compensation Proposal or the Adjournment Proposal. Regardless of your plans to virtually attend the Lawson special meeting, please vote by proxy on the Internet, over the telephone or by mail as described in the enclosed proxy materials.

On behalf of the Lawson board of directors, I thank you for your support and appreciate your consideration of these matters.

Very truly yours,

Michael G. DeCata

President and Chief Executive Officer

The accompanying proxy statement is dated                , 2022, and the accompanying proxy statement and form of proxy are first being sent to Lawson’s stockholders on or about                , 2022.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JANUARY 14, 2022

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held virtually via live webcast on                , 2022

at                a.m. Central time

Virtual meeting website: https://meetnow.global/[                ]

To the Stockholders of Lawson Products, Inc.:

Notice is hereby given that a special meeting of stockholders of Lawson Products, Inc. (“Lawson”) will be held on                , 2022 at                a.m. Central time via a live webcast (the “Lawson special meeting”). The Lawson special meeting will be held solely via live webcast and there will not be a physical meeting location. Lawson stockholders will be able to attend the Lawson special meeting online and vote their shares electronically during the Lawson special meeting by visiting the Lawson special meeting website at https://meetnow.global/[                    ].

We are holding the Lawson special meeting for the following purposes:

•

To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of December 29, 2021 (the “TestEquity Merger Agreement”), by and among LKCM TE Investors, LLC, TestEquity Acquisition, LLC (“TestEquity”), Lawson and Tide Sub, LLC, a wholly-owned subsidiary of Lawson (“Merger Sub 1”), the related agreements contemplated by the TestEquity Merger Agreement and the transactions contemplated thereby, including (a) the merger of Merger Sub 1 with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”), and (b) the issuance of shares of common stock, par value $1.00 per share, of Lawson (“Lawson common stock”) in connection with the TestEquity Merger (the “TestEquity Transactions Proposal”).

•

To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of December 29, 2021 (the “Gexpro Services Merger Agreement”), by and among 301 HW Opus Investors, LLC, 301 HW Opus Holdings, Inc. (“Gexpro Services”), Lawson and Gulf Sub, Inc., a wholly-owned subsidiary of Lawson (“Merger Sub 2”), the related agreements contemplated by the Gexpro Services Merger Agreement and the transactions contemplated thereby, including (a) the merger of Merger Sub 2 with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”), and (b) the issuance of shares of Lawson common stock in connection with the Gexpro Services Merger (the “Gexpro Services Transactions Proposal”).

•

To consider and vote on the proposal to approve, by a non-binding advisory vote, the compensation that will or may become payable to Lawson’s named executive officers in connection with the Mergers (the “Transaction-Related Compensation Proposal”).

•

To consider and vote on the proposal to authorize the adjournment of the Lawson special meeting to a later date or dates if necessary or appropriate (a) to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, at the time of the Lawson special meeting to approve the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal or (b) to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Lawson stockholders (the “Adjournment Proposal”).

The accompanying proxy statement contains information about these proposals. Copies of the TestEquity Merger Agreement and the related agreements contemplated thereby are attached as Annex A to the accompanying proxy statement. Copies of the Gexpro Services Merger Agreement and the related agreements contemplated thereby are attached as Annex B to the accompanying proxy statement.

Lawson will transact no other business at the Lawson special meeting except such business as may properly be brought before the Lawson special meeting or any adjournment or postponement thereof.

Only Lawson stockholders of record at the close of business on                , 2022, the record date for the Lawson special meeting, are entitled to notice of, and to vote at, the Lawson special meeting and any adjournment or postponement of the Lawson special meeting.

The TestEquity Transactions Proposal is conditioned on the approval of the Gexpro Services Transactions Proposal, and the Gexpro Services Transactions Proposal is conditioned on the approval of the TestEquity Transactions Proposal. Neither the Transaction-Related Compensation Proposal nor the Adjournment Proposal is conditioned on the approval of any other proposal set forth in the accompanying proxy statement, and no proposal set forth in the accompanying proxy statement is conditioned on the approval of the Transaction-Related Compensation Proposal or the Adjournment Proposal. If either the TestEquity Transactions Proposal or the Gexpro Services Transactions Proposal is not approved by Lawson’s stockholders, then the Mergers will not be completed.

Whether or not you plan to attend the Lawson special meeting, Lawson urges you to vote in advance by proxy over the Internet, by telephone or by mail as described in the enclosed proxy materials.

By Order of the Board of Directors,

Richard D. Pufpaf

Senior Vice President, Secretary, General

Counsel and Chief Compliance Officer

Chicago, Illinois

                 , 2022

LAWSON PRODUCTS, INC.

i

CERTAIN FREQUENTLY USED TERMS

In addition to other terms defined herein, certain abbreviations and terms used in this proxy statement are defined below:

Abbreviation/Term	Description
Combined Company	Lawson and its subsidiaries after giving effect to the Mergers, which subsidiaries would include TestEquity and Gexpro Services

DGCL	General Corporation Law of the State of Delaware

Debt Financing Commitment Letter	The Commitment Letter, dated as of January 13, 2022, between Lawson and JPMorgan Chase Bank, N.A., as may be amended, supplemented or replaced from time to time.

Exchange Act	The Securities Exchange Act of 1934, as amended

Excluded Company Parties	LKCM Headwater Investments II, L.P., LKCM Headwater II Sidecar Partnership, L.P., Headwater Lawson Investors, LLC, LKCM Investment Partnership, L.P., LKCM Private Discipline Master Fund, SPC, PDLP Lawson, LLC, LKCM Micro-Cap Partnership, L.P., LKCM Core Discipline, L.P., Luther King Capital Management Corporation, J. Luther King, Jr., J. Bryan King and the persons or entities in which any of the foregoing persons or entities have a pecuniary interest or in the name of which the shares of Lawson common stock of any of the foregoing persons or entities are registered or beneficially held, whether directly or indirectly

Existing Credit Agreement	The existing Credit Agreement, dated October 11, 2019 (as amended, supplemented or otherwise modified), among Lawson, JPMorgan Chase Bank, N.A., as administrative agent, and various other lenders party thereto

GAAP	Generally accepted accounting principles in the United States

Gexpro Services	301 HW Opus Holdings, Inc., a Delaware corporation

Gexpro Services common stock	The common stock, par value $0.01 per share, of Gexpro Services

Gexpro Services Merger	The merger of Merger Sub 2 with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson, as contemplated by the Gexpro Services Merger Agreement

Gexpro Services Merger Agreement	The Agreement and Plan of Merger, dated as of December 29, 2021, by and among the Gexpro Services Stockholder, Gexpro, Lawson and Merger Sub 2

Gexpro Services Merger Consideration	Eight million (8,000,000) shares of Lawson common stock

Gexpro Services Release	The release, to be dated as of and delivered by Gexpro Services on the date of the closing of the Gexpro Services Merger, in the form attached as an exhibit to the Gexpro Services Merger Agreement

Abbreviation/Term	Description

Gexpro Services Stockholder	301 HW Opus Investors, LLC, a Delaware limited liability company and the sole stockholder of Gexpro Services

Gexpro Services Stockholder Release	The release, to be dated as of and delivered by the Gexpro Services Stockholder on the date of the closing of the Gexpro Services Merger, in the form attached as an exhibit to the Gexpro Services Merger Agreement

Gexpro Services Related Agreements	Collectively, the Registration Rights Agreement, the Gexpro Services Release and the Gexpro Services Stockholder Release

HSR Act	The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

Internal Revenue Code	The Internal Revenue Code of 1986, as amended

Lawson, the Company, we, us and our	Lawson Products, Inc., a Delaware corporation

Lawson Bylaws	Lawson’s Amended and Restated Bylaws

Lawson Charter	Lawson’s Amended and Restated Certificate of Incorporation

Lawson common stock	The common stock, par value $1.00 per share, of Lawson

LKCM	Luther King Capital Management Corporation, a Delaware corporation

Merger Agreements	The TestEquity Merger Agreement together with the Gexpro Services Merger Agreement

Mergers	The TestEquity Merger together with the Gexpro Services Merger

Merger Sub 1	Tide Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Lawson

Merger Sub 2	Gulf Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Lawson

NASDAQ	The NASDAQ Global Select Market

Recused Directors	J. Bryan King and Mark F. Moon

Registration Rights Agreement	The registration rights agreement, to be dated as of the date of the closing of the Mergers, by and among Lawson, the Gexpro Services Stockholder and the TestEquity Equityholder, in the form attached as an exhibit to the TestEquity Merger Agreement and the Gexpro Services Merger Agreement

SEC	The U.S. Securities and Exchange Commission

Securities Act	The Securities Act of 1933, as amended

Share Issuances	The issuances by Lawson of shares of Lawson common stock in connection with the Mergers

Abbreviation/Term	Description

TestEquity	TestEquity Acquisition, LLC, a Delaware limited liability company

TestEquity Equityholder	LKCM TE Investors, LLC, a Delaware limited liability company

TestEquity Equityholder Release	The release, to be dated as of and delivered by the TestEquity Equityholder on the date of the closing of the TestEquity Merger, in the form attached as an exhibit to the TestEquity Merger Agreement

TestEquity Holdings	TestEquity Acquisition Holdings, Inc., a Delaware corporation

TestEquity Investors	LKCM TE Investors, Inc., a Delaware corporation

TestEquity Merger	The merger of Merger Sub 1 with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson, as contemplated by the TestEquity Merger Agreement

TestEquity Merger Agreement	The Agreement and Plan of Merger, dated as of December 29, 2021, by and among the TestEquity Equityholder, TestEquity, Lawson and Merger Sub 1

TestEquity Merger Consideration	Four million (4,000,000) shares of Lawson common stock

TestEquity Release	The release, to be dated as of and delivered by TestEquity on the date of the closing of the TestEquity Merger, in the form attached as an exhibit to the TestEquity Merger Agreement

TestEquity Related Agreements	Collectively, the Registration Rights Agreement, the TestEquity Release and the TestEquity Equityholder Release

Transaction Agreements	Collectively, the TestEquity Merger Agreement, the TestEquity Related Agreements, the Gexpro Services Merger Agreement and the Gexpro Services Related Agreements

Abbreviation/Term	Description

Transaction Directors	The members of the Lawson board of directors other than the Recused Directors.

Transactions	Collectively, the transactions contemplated by the Merger Agreements, including the Mergers and the Share Issuances

Voting Agreement	The Voting Agreement, made as of December 29, 2021, by and among Lawson and LKCM

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement of Lawson under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Lawson special meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement, including the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement. Lawson has not authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement.

This proxy statement is dated                , 2022. You should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement or in the information incorporated by reference into this proxy statement). The mailing of this proxy statement to Lawson stockholders does not and shall not create any implication to the contrary.

Lawson has supplied all information relating to Lawson, Merger Sub 1 and Merger Sub 2 contained in this proxy statement. TestEquity has supplied, and Lawson has not independently verified, all of the information relating to TestEquity, the TestEquity Equityholder, TestEquity Investors, TestEquity Holdings, the company TestEquity acquired and the Potential TestEquity Acquiree (as defined in the section entitled “Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information—Certain Unaudited Prospective Financial Information of TestEquity”) contained in this proxy statement. Gexpro Services has supplied, and Lawson has not independently verified, all of the information relating to Gexpro Services, the Gexpro Services Stockholder, the various companies Gexpro Services acquired and the Potential Gexpro Services Acquirees (as defined in the section entitled “Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information—Certain Unaudited Prospective Financial Information of Gexpro Services”) contained in this proxy statement.

Lawson stockholders should not construe the contents of this proxy statement as legal, tax or financial advice. Lawson stockholders should consult with their own legal, tax, financial or other professional advisors. All summaries of, and references to, the Merger Agreements and the related agreements contemplated thereby contained in this proxy statement are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes (or included as an exhibit to an annex attached hereto).

QUESTIONS AND ANSWERS

The following are some of the questions that Lawson stockholders may have and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement.

Q:	Why am I receiving these materials?

A:

Lawson, TestEquity and certain of their respective affiliates entered into the TestEquity Merger Agreement pursuant to which TestEquity will merge with a subsidiary of Lawson on the terms and subject to the conditions in the TestEquity Merger Agreement, and Lawson, Gexpro Services and certain of their respective affiliates entered into the Gexpro Services Merger Agreement pursuant to which Gexpro Services will merge with a subsidiary of Lawson on the terms and subject to the conditions in the Gexpro Services Merger Agreement. Lawson is holding a special meeting of its stockholders in order to seek stockholder approval of various matters in connection with the Merger Agreements, as discussed in this proxy statement.

This proxy statement includes important information about the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances), the Lawson special meeting and the proposals being proposed for a vote at the Lawson special meeting. Lawson stockholders should read this proxy statement and its annexes, along with all of the other documents incorporated by reference into this proxy statement, carefully and in their entirety. A copy of the TestEquity Merger Agreement (and its exhibits) is attached as Annex A to this proxy statement, and a copy of the Gexpro Services Merger Agreement (and its exhibits) is attached as Annex B to this proxy statement. The enclosed proxy materials allow Lawson stockholders to vote their shares without attending the Lawson special meeting. The vote of Lawson stockholders is very important and Lawson encourages its stockholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form provided by the record holder if you hold your shares of Lawson common stock in “street name” through a bank, broker or other nominee).

Q:	When and where will the Lawson special meeting take place?

A:

The Lawson special meeting will be held virtually via a live webcast on                , 2022 at                a.m. Central time. The Lawson special meeting will be held solely via live webcast and there will not be a physical meeting location. Lawson stockholders will be able to attend the Lawson special meeting online, submit questions and vote their shares electronically during the meeting by visiting https://meetnow.global/[                ], which we refer to as the “Lawson special meeting website.”

If you are a Lawson stockholder of record and choose to attend the Lawson special meeting and vote your shares at the Lawson special meeting, you will need the control number included on your proxy card in order to access the Lawson special meeting website and to vote at the Lawson special meeting.

If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a stockholder of record) and want to attend the Lawson special meeting and vote your shares during the Lawson special meeting via the Lawson special meeting website, you will need to register in advance and provide a “legal proxy” as described more fully in the section entitled “The Lawson Special Meeting—Methods of Voting—Street Name Stockholders” beginning on page 58 of this proxy statement.

However, even if you plan to virtually attend the Lawson special meeting, Lawson encourages you to vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Lawson special meeting.

Q:	Who is entitled to vote at the Lawson special meeting?

A:

The Lawson board of directors has fixed the close of business on                , 2022 as the record date for the Lawson special meeting. Only holders of record of shares of Lawson common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the Lawson special meeting via the Lawson special meeting website. As of the record date, there were                shares of Lawson common stock outstanding. Attendance at the Lawson special meeting via the Lawson special meeting website is not required to vote. Instructions on how to vote your shares without virtually attending the Lawson special meeting are provided in this proxy statement.

Q:	What is Lawson proposing at the Lawson special meeting?

A:	The Lawson stockholders are being asked to consider and vote on the following proposals:

•

a proposal to approve the TestEquity Merger Agreement, the related agreements contemplated by the TestEquity Merger Agreement and the transactions contemplated thereby, including the TestEquity Merger and the issuance of shares of Lawson common stock in connection with the TestEquity Merger (we refer to this proposal as the “TestEquity Transactions Proposal”);

•

a proposal to approve the Gexpro Services Merger Agreement, the related agreements contemplated by the Gexpro Services Merger Agreement and the transactions contemplated thereby, including the Gexpro Services Merger and the issuance of shares of Lawson common stock in connection with the Gexpro Services Merger (we refer to this proposal as the “Gexpro Services Transactions Proposal”);

•

a proposal to approve, by a non-binding advisory vote, the compensation that will or may become payable to Lawson’s named executive officers in connection with the Mergers (we refer to this proposal as the “Transaction-Related Compensation Proposal”); and

•

a proposal to authorize the adjournment of the Lawson special meeting to a later date or dates if necessary or appropriate (a) to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, at the time of the Lawson special meeting to approve the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal or (b) to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson stockholders (we refer to this proposal as the “Adjournment Proposal”).

We refer to the TestEquity Transactions Proposal, the Gexpro Services Transactions Proposal, the Transaction-Related Compensation Proposal and the Adjournment Proposal collectively as the “Lawson Proposals”).

Lawson stockholder approval of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal is a condition to the closing of the Mergers under the terms of the Merger Agreements. The closing of the Mergers is not contingent on Lawson stockholder approval of the Transaction-Related Compensation Proposal or the Adjournment Proposal.

Q:	What are the Mergers referenced above?

A:

On December 29, 2021, Lawson, TestEquity, Gexpro Services and certain of their respective affiliates entered into the Merger Agreements in respect of the proposed combinations of TestEquity and Gexpro Services with Lawson. The Merger Agreements provide for (a) the merger, pursuant to the TestEquity Merger Agreement, of Merger Sub 1 with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of Lawson and (b) the merger, pursuant to the Gexpro Services Merger Agreement, of Merger Sub 2 with and into Gexpro Services, with Gexpro Services surviving as a wholly-owned subsidiary of Lawson. Lawson expects that the Mergers, if completed, will be consummated substantially concurrently. Immediately after the Mergers, TestEquity and Gexpro Services will be wholly-owned subsidiaries of Lawson.

In consideration for the Mergers, Lawson has agreed to issue up to an aggregate of 12,000,000 shares of Lawson common stock as follows:

•

TestEquity Merger: In respect of the TestEquity Merger, 3,300,000 shares of Lawson common stock would be issued to the TestEquity Equityholder upon the closing of the TestEquity Merger, and up to an additional 700,000 shares of Lawson common stock would potentially be issuable to the TestEquity Equityholder on or after the closing date of the TestEquity Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the TestEquity Merger Agreement and described in this proxy statement.

•

Gexpro Services Merger: In respect of the Gexpro Services Merger, 7,000,000 shares of Lawson common stock would be issued to the Gexpro Services Stockholder upon the closing of the Gexpro Services Merger, and up to an additional 1,000,000 shares of Lawson common stock would potentially be issuable to the Gexpro Services Stockholder on or after the closing date of the Gexpro Services Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the Gexpro Services Merger Agreement and described in this proxy statement.

Entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 82% of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization (as defined in the section entitled “Summary—Pre-Closing TestEquity Reorganization) and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger). Entities affiliated with LKCM and Mr. King, including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 79% of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger).

Q:	Did the Lawson board of directors form a special committee in connection with the Transactions?

A:

Yes, the Lawson board of directors formed a special committee (the “Special Committee”) of independent and disinterested Lawson directors to evaluate and negotiate the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby on behalf of Lawson. The Special Committee was comprised of the following Lawson directors: Andrew B. Albert, I. Steven Edelson and Lee S. Hillman.

Q:	What will Lawson stockholders receive in the Transactions?

A:

Lawson stockholders will not receive any consideration in the Transactions. All shares of Lawson common stock issued and outstanding immediately before the Mergers will remain issued and outstanding after consummation of the Mergers and the other Transactions. Immediately after the Mergers and the other Transactions, Lawson stockholders will continue to own shares in Lawson, which will own TestEquity and Gexpro Services.

Q:	What are the material U.S. Federal income tax consequences to Lawson and Lawson’s stockholders as a result of the Transactions?

A:

Lawson does not expect Lawson or any Lawson stockholder to recognize federal income tax or gain as a result of the Transactions. However, as a result of the Transactions, Lawson’s ability to use its net operating losses and certain other tax attributes generated prior to the Transactions may be subject to limitation.

Q:	Are there any conditions to the consummation of the Mergers?

A:	Yes. Consummation of the Mergers is subject to a number of conditions, including:

•	Expiration or termination of all required waiting periods, and receipt of all necessary clearances, under the HSR Act; and

•	Lawson stockholder approval of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal.

If Lawson waives the satisfaction of a material condition to the consummation of the Mergers, Lawson will evaluate the appropriate facts and circumstances at that time and resolicit stockholder approval of the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal if required to do so by law.

This proxy statement describes these conditions in more detail under the sections entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger” beginning on page 136 of this proxy statement and “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger” beginning on page 163 of this proxy statement.

Q:	When are the Mergers expected to be completed?

A:

Lawson, TestEquity and Gexpro Services are working to complete the Mergers as promptly as practicable. Subject to the satisfaction or waiver of the conditions described in the sections entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger” beginning on page 136 of this proxy statement and “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger” beginning on page 163 of this proxy statement, including the approval of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal by Lawson stockholders at the Lawson special meeting, the Mergers are expected to close in the second quarter of 2022. However, Lawson cannot predict the actual date on which the Mergers would be completed, nor can Lawson assure you that the Mergers will be completed at all. It is possible that factors outside Lawson’s control could cause or lead to the Mergers being completed at a later time or not being completed at all.

Q:	Are holders of Lawson common stock entitled to appraisal rights in connection with the Transactions?

A:

No. Holders of Lawson common stock are not entitled to appraisal rights under Delaware law in connection with the Transactions, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

Q:	Are there any risks that I should consider as a Lawson stockholder in deciding how to vote?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 38 of this proxy statement. You also should read and carefully consider the risk factors of Lawson contained in the documents that are incorporated by reference in this proxy statement.

Q:	Will there be any change to the Lawson board of directors or Lawson senior management team after the Mergers?

A:

The directors of Lawson serving on the Lawson board of directors immediately before the closing of the Mergers are expected to continue to serve as directors of Lawson immediately following the closing of the Mergers. The executive officers of Lawson immediately before the closing of the Mergers are expected to be the executive officers of Lawson immediately following the closing of the Mergers. The Merger Agreements do not include any provisions providing for any changes to the Lawson board of directors in connection with the closing of the Mergers.

Q:	Will the Merger Agreements terminate if the Mergers are not completed by a specific date?

A:

Subject to specified qualifications and exceptions, either Lawson or TestEquity may terminate the TestEquity Merger Agreement at any time prior to the consummation of the TestEquity Merger if the TestEquity Merger has not been consummated by September 30, 2022, and either Lawson or Gexpro Services may terminate the Gexpro Services Merger Agreement at any time prior to the consummation of the Gexpro Services Merger if the Gexpro Services Merger has not been consummated by September 30, 2022. In addition, if either the TestEquity Merger Agreement or the Gexpro Services Merger Agreement are terminated in accordance with their terms, the other agreement will automatically terminate.

Q:	What happens if the Mergers are not completed?

A:

Under certain circumstances, upon termination of the Merger Agreements, Lawson may be obligated to pay to the TestEquity Equityholder a termination fee of $4.0 million and the Gexpro Services Stockholder a termination fee of $6.0 million. More information can be found in the section entitled “Description of the TestEquity Merger Agreement—Termination Fee” beginning on page 142 of this proxy statement and the section entitled “Description of the Gexpro Services Merger Agreement—Termination Fee” beginning on page 169 of this proxy statement.

Q:	Have any Lawson stockholders already agreed to approve any of the proposals?

A:

Pursuant to the Voting Agreement, LKCM has agreed, among other things, to vote or cause to be voted all shares of Lawson common stock beneficially owned by it or any other Excluded Company Party in favor of the Transaction Agreements and the Transactions (including the Share Issuances and the Mergers).

Q:	How do Lawson’s directors and executive officers intend to vote?

A:

Lawson currently expects that all of its directors and executive officers will vote their shares “FOR” the TestEquity Transactions Proposal, “FOR” the Gexpro Services Transactions Proposal, “FOR” the Transaction-Related Compensation Proposal and “FOR” the Adjournment Proposal, although none of the Lawson directors or executive officers has entered into any agreement requiring them to do so (except that LKCM has entered into the Voting Agreement with Lawson).

Q:	Who will count the votes?

A:	The votes at the Lawson special meeting will be counted by an independent inspector of elections appointed by the Lawson board of directors.

Q:	How does the Lawson board of directors recommend that I vote?

A:	The Lawson board of directors recommends that Lawson stockholders vote:

•	“FOR” the approval of the TestEquity Transactions Proposal;

•	“FOR” the approval of the Gexpro Services Transactions Proposal;

•	“FOR” the approval of the Transaction-Related Compensation Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

For additional information regarding the recommendation of the Lawson board of directors, see the section entitled “The Transactions—Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors” beginning on page 80 of this proxy statement.

Q:	Do the Lawson directors and executive officers have any interests in the Mergers, the Share Issuances and the other contemplated transactions different from those of Lawson stockholders generally?

A:

Yes. Certain of Lawson’s directors and executive officers have interests in the TestEquity Merger, the Gexpro Services Merger, the Share Issuances and the other contemplated transactions that are different from, or in addition to, those of the stockholders of Lawson generally. The Special Committee and the Lawson board of directors were aware of these interests and considered them, among other things, in reaching their decisions, making their determinations and issuing their approvals and recommendations in respect of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances). These interests are described in more detail in the section entitled “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions” beginning on page 111 of this proxy statement.

Q:	Why are Lawson stockholders being asked to vote on executive officer compensation?

A:

The SEC has adopted rules that require Lawson to seek a non-binding advisory vote on certain compensation that may be paid or become payable to Lawson’s named executive officers that is based on or otherwise relates to the Mergers. Lawson urges its stockholders to read the section entitled “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions” beginning on page 111 of this proxy statement and “The Transactions—Golden Parachute Compensation” beginning on page 115 of this proxy statement.

Q:	What happens if the Transaction-Related Compensation Proposal is not approved?

A:

The vote on this proposal is advisory and non-binding, and the Mergers are not conditioned or dependent upon the approval of this advisory proposal. While the Lawson board of directors intends to consider the outcome of the vote, the vote is advisory and therefore not binding on Lawson, the Lawson board of directors or the compensation committee of the Lawson board of directors. Accordingly, Lawson is contractually obligated to pay the compensation, subject to the conditions applicable to such compensation payments, regardless of the outcome of the non-binding advisory vote.

Q:	How many votes do I have?

A:	Each share of Lawson common stock is entitled to one vote on each proposal.

Q:	What constitutes a quorum for the Lawson special meeting?

A:

A quorum of Lawson stockholders is necessary to hold a valid meeting. The presence at the Lawson special meeting, in person (including virtually via the Lawson special meeting website) or by proxy, of the holders of a majority of the total voting power of all outstanding shares of Lawson common stock entitled to vote at the Lawson special meeting constitutes a quorum. In the event that a quorum is not present at the Lawson special meeting, we expect that the Lawson special meeting will be postponed or adjourned to solicit additional proxies, and the persons named as proxies may propose and vote for one or more postponements or adjournments of the Lawson special meeting.

Q:	What is a proxy?

A:

A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. The document used to designate a proxy to vote your shares of Lawson common stock is referred to as a “proxy card.”

Q:	How can I vote my shares at the Lawson special meeting via the Lawson special meeting website?

A:	Shares of Lawson common stock held directly in your name as the stockholder of record as of the close of business on , 2022, the Lawson record date, may be voted during the Lawson special meeting via the Lawson special meeting website. If you are a Lawson stockholder of record and choose to attend the Lawson special meeting and vote your shares during the Lawson special meeting, you will need the control number included on your proxy card in order to access the Lawson special meeting website and to vote at the Lawson special meeting.

If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a stockholder of record) and want to attend the Lawson special meeting and vote your shares at the Lawson special meeting via the Lawson special meeting website, you will need to register in advance and provide a “legal proxy” as described more fully in the section entitled “The Lawson Special Meeting—Methods of Voting—Street Name Stockholders” beginning on page 58 of this proxy statement.

Even if you plan to virtually attend the Lawson special meeting, Lawson encourages you to vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Lawson special meeting.

Additional information on attending the Lawson special meeting can be found under the section entitled “The Lawson Special Meeting” beginning on page 55 of this proxy statement.

Q:	How can I vote my shares without attending the special meeting?

A:

Whether you hold your shares directly as a Lawson stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Lawson special meeting. If you are a stockholder of record, you can vote by proxy over the Internet, or by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold your shares of Lawson common stock through a bank, broker or other nominee in “street name” instead of as a stockholder of record, you will need to follow the voting instructions on the voting instruction form provided by your bank, broker or other nominee for how to vote in order to vote your shares without attending the Lawson special meeting.

Additional information on voting procedures can be found under the section entitled “The Lawson Special Meeting” beginning on page 55 of this proxy statement.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:

Stockholders of Record. If, as of the close of business on the record date, shares of Lawson common stock were registered directly in your name with Lawson’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by Internet during the meeting or to direct how your shares are to be voted by proxy through the Internet, by telephone, or by filling out and returning the proxy card.

Street Name Stockholders. If, as of the close of business on the record date, shares of Lawson common stock were held on your behalf in a brokerage account or by a bank, broker or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the notice was forwarded to you by your bank, broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your bank, broker or other nominee as to how to vote your shares if you follow the voting instructions on the voting instruction form provided by your bank, broker or nominee for how to vote your shares.

Q:	What is a “broker non-vote”?

A:

Under applicable stock exchange rules, banks, brokers and other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. A so-called “broker non-vote” results when a bank, broker or other nominee returns a valid proxy voting on one or more “routine” matters to be voted on at a stockholders meeting but does not vote on a particular “non-routine” matter because the bank, broker or other nominee does not have discretionary authority to vote on such “non-routine” matter without voting instructions from the beneficial owner of the shares and has not received voting instructions on such “non-routine” matter from the beneficial owner of the shares. Because all of the Lawson Proposals are “non-routine” matters under applicable stock exchange rules for which brokers do not have discretionary authority to vote, Lawson does not expect any broker non-votes at the Lawson special meeting.

Q:	If my shares are held in “street name” by a bank, broker or other nominee, will such bank, broker or other nominee automatically vote my shares for me?

A:

No. Under applicable stock exchange rules, your bank, broker or other nominee may only vote your shares of Lawson common stock on the TestEquity Transactions Proposal, the Gexpro Services Transactions Proposal, the Transaction-Related Compensation Proposal and/or the Adjournment Proposal if you instruct your bank, broker or other nominee regarding how to vote your shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Lawson common stock in “street name” for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to “non-routine” matters, which include each of the Lawson Proposals. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees may not vote such shares.

Please follow the voting instructions provided by your bank, broker or other nominee as to how to vote your shares. Please also note that you may not vote shares held on your behalf in street name by returning a proxy card directly to Lawson.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials relating to the Lawson special meeting if you hold shares of Lawson common stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Lawson common stock in more than one brokerage account. Similarly, you may receive more than one set of voting materials if you own shares in multiple registered forms, such as individually, jointly with your spouse, as trustee of a trust or as custodian for a minor, because they are held in a different form of ownership.

Stockholders of record. For shares of Lawson common stock held directly, complete, sign, date and return each proxy card (or cast your vote by phone or the Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement in order to ensure that all of your shares of Lawson common stock are voted.

Street Name Stockholders. For shares of Lawson common stock held in “street name” through one or more brokers, banks or other nominees, follow the voting instructions provided by each broker, bank or other nominee as to how to vote your shares.

Q:	If a stockholder gives a proxy, how will the shares of Lawson common stock covered by the proxy be voted?

A:

If you provide a proxy, regardless of whether you provide that proxy by the Internet, by phone or by completing and returning the enclosed proxy card by mail, the individuals named on the enclosed proxy card will vote your shares of Lawson common stock in the way that you indicate when providing your proxy in respect of the shares of Lawson common stock you hold. When completing the Internet or phone processes or the proxy card, you may specify whether your shares of Lawson common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Lawson special meeting.

Q:	How will my shares of common stock be voted if I return a blank proxy?

A:

If you submit a duly executed proxy without an indication as to how the shares of Lawson common stock represented are to be voted with regard to a particular proposal, the underlying shares of Lawson common stock represented by such proxy will be voted on such uninstructed proposal in accordance with the recommendation of the Lawson board of directors on such proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:

Yes. If you are a Lawson stockholder of record, you can change your vote or revoke your vote at any time before your proxy is exercised at the Lawson special meeting by taking any of the following actions:

•

Voting again with respect to the same shares of Lawson common stock via the Internet or by telephone as instructed on your proxy card before the closing of the voting facilities at the Lawson special meeting;

•

Delivering to Lawson’s Corporate Secretary (at Lawson Products, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked, which notice of revocation must be received by Lawson no later than the close of business on                , 2022 (one business day before the Lawson special meeting);

•

Submitting a subsequently dated, validly executed proxy card relating to the same shares of Lawson common stock that is received by Lawson no later than the close of business on                , 2022 (one business day before the Lawson special meeting); or

•

Attending the Lawson special meeting via the Lawson special meeting website and voting during the Lawson special meeting. Simply logging into the Lawson special meeting website will not, by itself, revoke your proxy.

If your shares are held in “street name” and you previously provided voting instructions to your bank, broker or other nominee, you may revoke or change any prior voting instructions by following the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. If your shares are held in “street name,” you may also change your vote by attending the Lawson special meeting and voting your shares at the Lawson special meeting via the Lawson special meeting website. However, if your share are held in “street name” and you want to attend and vote at the Lawson special meeting via the Lawson special meeting website, you will need to register in advance and provide a “legal proxy” from your broker, bank or other nominee as described in the section entitled “The Lawson Special Meeting—Methods of Voting—Street Name Stockholders” beginning on page 58 of this proxy statement.

Q:	Where can I find the voting results of the Lawson special meeting?

A:

Within four business days following the Lawson special meeting, Lawson intends to file the final voting results of its special meeting with the SEC in a Current Report on Form 8-K. If the final voting results have not been certified within that four-business day period, Lawson intends to report the preliminary voting results on a Current Report on Form 8-K at that time and file an amendment to the Current Report on Form 8-K to report the final voting results within four days after the date that the final results are certified.

Q:	What happens if I sell my Lawson common stock before the Lawson special meeting?

A:

The record date for Lawson stockholders entitled to vote at the Lawson special meeting is earlier than the date of the Lawson special meeting. If you transfer your shares of Lawson common stock after the record date but before the Lawson special meeting, you will, unless special arrangements are made, retain your right to vote at the Lawson special meeting.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Lawson has retained Morrow Sodali LLC to assist in the solicitation process. Lawson estimates that it will pay Morrow Sodali LLC a fee of approximately $10,000, as well as reasonable and customary documented expenses.

Q:	What should I do now?

A:

You should read this proxy statement carefully in its entirety, including the annexes hereto and documents incorporated by reference into this proxy statement, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or the Internet as soon as possible so that your shares of Lawson common stock will be voted in accordance with your instructions. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Lawson special meeting. Submitting your vote now will not prevent you from later canceling or revoking your proxy and will ensure that your shares are voted if you later find you cannot attend the Lawson special meeting.

Q:	Who can answer my questions about the Lawson special meeting or the Mergers and other Transactions?

A:

If you have any questions concerning the Lawson special meeting or this proxy statement, if you would like additional copies of this proxy statement or if you have questions about how to vote or direct a vote in respect of your shares of Lawson common stock, please contact Lawson’s proxy solicitor:

Morrow Sodali LLC

Collect: (203) 658-9400

Toll-Free: (800) 662-5200

Email: LAWS@investor.morrowsodali.com

SUMMARY

The following summary highlights selected information contained in this proxy statement. You should carefully read this entire proxy statement and its annexes, including the TestEquity Merger Agreement attached as Annex A and the Gexpro Services Merger Agreement attached as Annex B, and the documents incorporated by reference into this proxy statement, because the information in this section may not provide all of the information that might be important to you in determining how to vote. You should also carefully read in their entirety (1) the forms of the Registration Rights Agreement, the TestEquity Release and the TestEquity Equityholder Release, which are included as exhibits to the TestEquity Merger Agreement in Annex A hereto, and (2) the forms of the Registration Rights Agreement, the Gexpro Services Release and the Gexpro Services Stockholder Release, which are included as exhibits to the Gexpro Services Merger Agreement in Annex B hereto. Various items in this summary include a page reference directing you to a more complete description of those items. You may obtain the documents incorporated by reference into this proxy statement, without charge, by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 241 of this proxy statement.

Parties Involved in the Transactions

Lawson (page 175)

Lawson Products, Inc. is a Delaware corporation and a distributor of products and services to the industrial, commercial, institutional, and governmental maintenance, repair and operations (“MRO”) marketplace. Lawson operates in two reportable segments: Lawson and Bolt. The Lawson operating segment primarily distributes MRO products to its customers through a network of sales representatives throughout the U.S. and Canada. The Bolt operating segment primarily distributes its MRO products through a network of 14 branches located in Alberta, Saskatchewan, Manitoba and British Columbia, Canada. Lawson common stock is traded on the NASDAQ Global Select Market under the ticker symbol “LAWS.” The principal executive offices of Lawson are located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, and its telephone number is (773) 304-5050.

Additional information about Lawson is also contained in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 241 of this proxy statement.

TestEquity (page 178)

TestEquity Acquisition, LLC is a Delaware limited liability company that is a distributor of parts and services to the industrial, commercial, institutional and governmental electronics manufacturing and test and measurement market. TestEquity operates through three brands, TestEquity, Jensen Tools and Techni-Tool, focusing primarily in North America with a network of sales representatives throughout the United States, Canada, Mexico and United Kingdom. The principal executive offices of TestEquity are located at 6100 Condor Drive, Moorpark, California 93021, and its telephone number is (800) 950-3457.

Gexpro Services (page 194)

301 HW Opus Holdings, Inc. is a Delaware corporation that frequently conducts business under the name “Gexpro Services.” Gexpro Services is a provider of supply chain solutions, specializing in developing and implementing Vendor Managed Inventory (VMI) and kitting programs to high-specification manufacturing customers. Gexpro Services provides critical products and services to customers throughout the lifecycle of highly technical Original Equipment Manufacturer (OEM) products. Gexpro Services is headquartered in Irving, Texas with 22 facilities across the United States, Hungary and China. The principal executive offices of Gexpro

Services are located at 9500 North Royal Lane, Suite 130, Irving, Texas 75063, and its telephone number is (972) 915-1764.

Merger Sub 1

Tide Sub, LLC is a newly-formed Delaware limited liability company and wholly-owned subsidiary of Lawson, formed for the sole purpose of effecting the TestEquity Merger. Merger Sub 1 has not conducted any activities other than those incidental to its formation and the matters contemplated by the TestEquity Merger Agreement, including the preparation of regulatory filings, if any, in connection with the TestEquity Merger. The principal executive offices of Merger Sub 1 are located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, and its telephone number is (773) 304-5050.

Merger Sub 2

Gulf Sub, Inc. is a newly-formed Delaware corporation and wholly-owned subsidiary of Lawson, formed for the sole purpose of effecting the Gexpro Services Merger. Merger Sub 2 has not conducted any activities other than those incidental to its formation and the matters contemplated by the Gexpro Services Merger Agreement, including the preparation of regulatory filings, if any, in connection with the Gexpro Services Merger. The principal executive offices of Merger Sub 2 are located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, and its telephone number is (773) 304-5050.

TestEquity Equityholder

LKCM TE Investors, LLC is a Delaware limited liability company that currently owns all of the outstanding shares of TestEquity Investors and that will be the sole equityholder of TestEquity upon completion of the Pre-Closing TestEquity Reorganization. The principal executive offices of the TestEquity Equityholder are located at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, and its telephone number is (817) 332-3235.

Gexpro Services Stockholder

301 HW Opus Investors, LLC is a Delaware limited liability company that owns all of the outstanding shares of Gexpro Services. The principal executive offices of the Gexpro Services Stockholder are located at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, and its telephone number is (817) 332-3235.

TestEquity Investors

LKCM TE Investors, Inc. is a Delaware corporation that is currently a wholly-owned subsidiary of the TestEquity Equityholder. The principal executive offices of TestEquity Investors are located at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, and its telephone number is (817) 332-3235.

TestEquity Holdings

TestEquity Acquisition Holdings, Inc. is a Delaware corporation that is currently a wholly-owned subsidiary of TestEquity Investors and is currently the sole equityholder of TestEquity. The principal executive offices of the TestEquity Equityholder are located at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, and its telephone number is (817) 332-3235.

Overview of the Transactions (page 62)

On December 29, 2021, Lawson, TestEquity, Gexpro Services and certain of their respective affiliates entered into the Merger Agreements in respect of the proposed combinations of TestEquity and Gexpro Services with Lawson. The Merger Agreements provide for (a) the merger, pursuant to the TestEquity Merger Agreement, of Merger Sub 1 with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of Lawson and (b) the merger, pursuant to the Gexpro Services Merger Agreement, of Merger Sub 2 with and into Gexpro Services, with Gexpro Services surviving as a wholly-owned subsidiary of Lawson. Each Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Lawson expects that the Mergers, if completed, will be consummated substantially concurrently.

In consideration for the Mergers, Lawson has agreed to issue up to an aggregate of 12,000,000 shares of Lawson common stock as follows:

•

TestEquity Merger: In respect of the TestEquity Merger, 3,300,000 shares of Lawson common stock would be issued to the TestEquity Equityholder upon the closing of the TestEquity Merger, and up to an additional 700,000 shares of Lawson common stock would potentially be issuable to the TestEquity Equityholder on or after the closing date of the TestEquity Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the TestEquity Merger Agreement. For a summary of such earnout mechanisms in the TestEquity Merger Agreement, see the sections entitled “The Transactions—Holdback Shares and Earnout” and “The TestEquity Merger Agreement—Holdback Shares and Earnout.”

•

Gexpro Services Merger: In respect of the Gexpro Services Merger, 7,000,000 shares of Lawson common stock would be issued to the Gexpro Services Stockholder upon the closing of the Gexpro Services Merger, and up to an additional 1,000,000 shares of Lawson common stock would potentially be issuable to the Gexpro Services Stockholder on or after the closing date of the Gexpro Services Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the Gexpro Services Merger Agreement. For a summary of such earnout mechanisms in the Gexpro Services Merger Agreement, see the sections entitled “The Transactions—Holdback Shares and Earnout” and “The Gexpro Services Merger Agreement—Holdback Shares and Earnout.”

Entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 82% of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger). Entities affiliated with LKCM and Mr. King, including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 79% of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger).

The TestEquity Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver in connection with the TestEquity Merger various related agreements, which are attached as exhibits to the TestEquity Merger Agreement and described in greater detail elsewhere in this proxy statement. These related agreements are the Registration Rights Agreement (which will give the TestEquity Equityholder and the Gexpro Services Stockholder certain registration rights with respect to the shares they will receive in the Mergers), the TestEquity Release (pursuant to which TestEquity will release certain liabilities and claims) and the TestEquity Equityholder Release (pursuant to which the TestEquity Equityholder will release certain liabilities and claims).

The Gexpro Services Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver in connection with the Gexpro Services Merger various related agreements, which are attached as exhibits to the Gexpro Services Merger Agreement and described in greater detail elsewhere in this proxy statement. These related agreements are the Registration Rights Agreement (which will give the TestEquity Equityholder and the Gexpro Services Stockholder certain registration rights with respect to the shares they will receive in the Mergers), the Gexpro Services Release (pursuant to which Gexpro Services will release certain liabilities and claims) and the Gexpro Services Stockholder Release (pursuant to which the Gexpro Services Stockholder will release certain liabilities and claims).

On December 28, 2021, the last business day prior to the public announcement of the execution of the Merger Agreements, the closing price of Lawson common stock on NASDAQ was $48.39 per share. Based on such share price, the value attributable to the shares of Lawson common stock issuable and potentially issuable in the Mergers would have been as set forth in the following illustrative table:

	Illustrative Value Based on $48.39 Closing Price on December 28, 2021
	TestEquity Merger	Gexpro Services Merger	Total for Both Mergers
Based on minimum shares issuable on the closing date TestEquity Merger: 3,300,000 shares Gexpro Services Merger: 7,000,000 shares	$159,687,000	$338,730,000	$498,417,000
Based on maximum additional earnout shares potentially issuable on or after the closing date TestEquity Merger: 700,000 shares Gexpro Services Merger: 1,000,000 shares	$33,873,000	$48,390,000	$82,263,000

Total based on maximum aggregate shares issuable on or after the closing date TestEquity Merger: 4,000,000 shares Gexpro Services Merger: 8,000,000 shares	$193,560,000	$387,120,000	$580,680,000

On                , 2022, the latest practicable date before the date of this proxy statement, the closing price of Lawson common stock on NASDAQ was $                per share. Lawson stockholders are advised to obtain current market prices for Lawson common stock. Changes in the market price of Lawson common stock prior to the completion of the Mergers will affect the market value of the shares of Lawson common stock that will be issuable and potentially issuable as consideration in connection with the Mergers.

Pre-Closing TestEquity Reorganization (page 64)

The TestEquity Merger Agreement provides that, prior to the closing of the TestEquity Merger, various entities affiliated with TestEquity will complete a series of reorganization transactions summarized below (we refer to these transactions as the “Pre-Closing TestEquity Reorganization”). As of the date of signing of the TestEquity Merger Agreement, the TestEquity Equityholder owned all of the outstanding equity interests of TestEquity Investors, which in turn owned all of the outstanding equity interests of TestEquity Holdings, which in turn owned all of the outstanding equity interests of TestEquity.

Other than the ownership of the equity interests described in the prior paragraph, neither TestEquity Investors nor TestEquity Holdings holds any significant assets. In addition, neither TestEquity Investors nor TestEquity Holdings has any significant liabilities.

In the Pre-Closing TestEquity Reorganization, among other things (i) TestEquity Holdings will contribute to TestEquity all of TestEquity Holdings’ assets and liabilities, and (ii) thereafter, TestEquity Investors will merge with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of the TestEquity Equityholder. Upon the completion of the Pre-Closing TestEquity Reorganization, the TestEquity Equityholder will directly own all of the outstanding equity interests of TestEquity, and TestEquity will be the successor by merger to all of the assets and liabilities of TestEquity Investors.

Ownership of Lawson Following the Transactions (page 65)

As of                , 2022, entities affiliated with LKCM and Mr. King beneficially owned in the aggregate approximately                % of the outstanding shares of Lawson common stock. After giving pro forma effect to the issuance of shares of Lawson common stock in connection with the Mergers), entities affiliated with LKCM and Mr. King (including the TestEquity Equityholder and the Gexpro Services Stockholder) will beneficially own in the aggregate (1) approximately 75% of the outstanding shares of Lawson common stock (assuming the issuance of only the minimum aggregate number of shares of Lawson common stock issuable in connection with the Mergers) and (2) approximately 77% of the outstanding shares of Lawson common stock (assuming the issuance of the maximum aggregate number of shares of Lawson common stock issuable in connection with the Mergers, including the full issuance of the maximum earnout shares potentially issuable).

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure (after giving effect to the Pre-Closing TestEquity Reorganization) and the corporate structure immediately following the completion of the Transactions.

Prior to the Transactions (but after the Pre-Closing TestEquity Reorganization)

After the Transactions

(assuming issuance of only the minimum number of shares issuable in connection with the Mergers)

After the Transactions

(assuming issuance of the maximum number of shares issuable in connection with the Mergers)

Risk Factors (page 38)

There are significant risks associated with the Transactions and the business of the Combined Company following the Mergers. You should carefully consider the information about these risks set forth under the section entitled “Risk Factors” beginning on page 38 of this proxy statement, together with the other information included or incorporated by reference in this proxy statement, before deciding how to vote with respect to the proposals to be considered and voted on at the Lawson special meeting.

Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors (page 80)

On December 28, 2021, the Special Committee, consisting of independent and disinterested directors of Lawson, unanimously (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby and (3) recommended that the Lawson board of directors approve, and recommend that Lawson’s stockholders approve, the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

Thereafter, on December 28, 2021, the Lawson board of directors (acting on the recommendation of the Special Committee) by unanimous vote of the Lawson directors (except for Mr. King and Mark F. Moon, who recused themselves from the vote) (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, (3) directed that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers, be submitted to Lawson’s stockholders for approval at a stockholders meeting and (4) resolved to recommend that Lawson’s stockholders approve those matters at such stockholders meeting.

The Lawson board of directors recommends that Lawson stockholders vote:

•	“FOR” the approval of the TestEquity Transactions Proposal;

•	“FOR” the approval of the Gexpro Services Transactions Proposal;

•	“FOR” the approval of the Transaction-Related Compensation Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

For the factors considered by the Special Committee and the Lawson board of directors in reaching their decisions and additional information on the recommendation of the Special Committee and the recommendation of the Lawson board of directors, see the section entitled “The Transactions—Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors” beginning on page 80 of this proxy statement.

Opinions of the Financial Advisor to the Special Committee (page 87)

The Special Committee has engaged Cowen and Company, LLC (“Cowen”) as its financial advisor in connection with the TestEquity Merger and the Gexpro Services Merger. In connection with this engagement, Cowen delivered separate written opinions, each dated December 28, 2021, to the Special Committee as to the fairness, from a financial point of view and as of the date of such opinions, to Lawson of (i) the TestEquity Merger Consideration to be paid by Lawson in the TestEquity Merger and (ii) the Gexpro Services Merger Consideration to be paid by Lawson in the Gexpro Services Merger. The full text of the written opinions of Cowen, each dated December 28, 2021, are attached as Annex D and Annex E to this proxy statement and are incorporated herein by reference. The summaries of the written opinions of Cowen set forth herein are qualified in their entirety by reference to the full text of each such opinion. Cowen’s analyses and opinions were prepared for and addressed to the Special Committee and are directed only to the fairness, from a financial point of view, to Lawson of the TestEquity Merger Consideration or the Gexpro Services Merger Consideration, as the case may be. Cowen’s opinions did not in any way address the proportionate allocation of consideration between TestEquity and Gexpro Services or the relative fairness of the TestEquity Merger Consideration compared to the Gexpro Services Merger Consideration or vice versa, nor did Cowen’s opinions address the relative merits of the TestEquity Merger or the Gexpro Services Merger, as the case may be, or any related transaction as compared to other business strategies or transactions that might be available to Lawson. The TestEquity Merger Consideration and the Gexpro Services Merger Consideration were determined through negotiations between the Special Committee and TestEquity or Gexpro Services, as the case may be, and Cowen’s opinions do not constitute recommendations to the Special Committee, the Lawson board of directors, any securityholder or any other person as to how to vote or act with respect to the proposed TestEquity Merger, the proposed Gexpro Services Merger or otherwise.

Interests of Lawson Directors and Executive Officers in the Transactions (page 111)

When you consider the recommendation of the Lawson board of directors that Lawson stockholders vote to approve each of the Lawson Proposals, you should be aware that certain of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, those of the stockholders of Lawson generally. The members of the Special Committee and the Lawson board of directors were aware of these interests and considered them, among other matters, in making their determinations and issuing their approvals and recommendations in respect of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances).

Debt Financing Commitment Letter (page 204)

On January 13, 2022, Lawson entered into the Debt Financing Commitment Letter with JPMorgan Chase Bank, N.A. Through the Debt Financing Commitment Letter, Lawson has requested that JPMorgan Chase Bank, N.A. agree to arrange and syndicate senior secured credit facilities in an aggregate principal amount of up to $450 million for Lawson and certain of its affiliates, consisting of a revolving credit facility in an initial aggregate principal amount of $200 million and a term loan facility in an initial aggregate principal amount of $250 million. Pursuant to the Debt Financing Commitment Letter, JPMorgan Chase Bank, N.A. agreed to (i) provide up to $125 million of the facilities and (ii) use commercially reasonable efforts to assemble a syndicate of financial institutions identified by JPMorgan Chase Bank, N.A. and agreed to by Lawson, to provide the balance of the necessary commitments for the facilities, in each case upon the terms and subject to the conditions set forth in the Debt Financing Commitment Letter.

The Debt Financing Commitment Letter contemplates that the proceeds of the facilities will be used to (1) repay all obligations under and refinance (a) Lawson’s Existing Credit Agreement and (b) certain existing indebtedness of TestEquity and Gexpro Services and their respective affiliates in connection with the closing of the Transactions, (2) finance the working capital needs and general corporate purposes of the Combined Company and (3) pay fees and expenses in connection with the Transactions.

The commitments of JPMorgan Chase Bank, N.A. contemplated by the Debt Financing Commitment Letter are subject to (i) the condition that the portion of the facilities not being provided by JPMorgan Chase Bank, N.A. (which remaining portion is $325 million) shall be provided by other lenders identified by JPMorgan Chase Bank, N.A. in consultation with Lawson and reasonably acceptable to Lawson and (ii) various other conditions. A description of the Debt Financing Commitment Letter and the principal terms of the financing arrangements expected to be entered into in connection with the Transactions, as set out in the Debt Financing Commitment Letter, is contained in the section entitled “Debt Financing Commitment Letter” beginning on page  204.

Anticipated Accounting Treatment of the Transactions (page 114)

The Combined Company will account for the Mergers and the other transactions contemplated by the Merger Agreements as a reverse acquisition using the acquisition method of accounting in accordance with generally accepted accounting principles as applied in the United States. Accounting Standards Codification Topic 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror.

Lawson’s management has determined that the combined entity of Gexpro Services and TestEquity will be the accounting acquiror in the Mergers. Consequently, acquisition accounting will apply to the assets acquired and liabilities assumed of Lawson upon consummation of the Mergers. This means that the assets of Lawson will be recorded, as of the completion of the Mergers, at their fair values and consolidated with those of Gexpro Services and TestEquity. This may result in recording an amount of goodwill, which represents the excess of the purchase price over the fair value of the identifiable net assets of Lawson. TestEquity is deemed the predecessor company, as control of this organization by the common control parties of Gexpro Services and TestEquity occurred well in advance of the control of Gexpro Services. Accordingly, financial statements of the Combined Company issued after the completion of the Mergers will reflect the operations of Gexpro Services’ and Lawson’s businesses as of the date they were under common control and will not be restated retroactively to reflect the historical financial position or results of operations of Gexpro Services and Lawson.

All unaudited pro forma combined financial information contained in this proxy statement was prepared using the acquisition method of accounting for business combinations. The final allocation of the purchase price will be determined after the transactions contemplated by the Merger Agreements are completed and after completion of an analysis to determine the fair value of the assets of Lawson. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets of Lawson as compared to the unaudited pro forma combined financial information included in this proxy statement may have the effect of increasing the amount of recorded goodwill. An increase or decrease in the share price of Lawson may have the effect of increasing or decreasing goodwill, as the case may be.

Regulatory Approvals (page 114)

Under the HSR Act and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties to the Transactions must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and observe specified waiting period requirements before consummating the Mergers. Lawson, TestEquity and Gexpro Services have not yet filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division.

Even after expiration of the applicable waiting period under the HSR Act, at any time before or after the completion of the Mergers, any of the FTC, the DOJ or another person could still take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Mergers or seeking other remedies. Lawson cannot assure you that a challenge to the Mergers will not be made or that, if a challenge is made, it will not be successful.

No Change in Lawson Recommendation (pages 130 and 157)

Each of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement provides that, except as permitted in accordance with the provisions described within this subsection below, neither the Lawson board of directors nor any committee thereof (including the Special Committee) shall:

•

fail to include the Lawson Recommendation (as defined in the sections entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception” and “The Gexpro Services Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception”) in this proxy statement; or

•	amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify the Lawson Recommendation in any manner.

The taking of any action described in the first or second bullet above is referred to as a “Lawson Recommendation Change” under each of the Merger Agreements.

The TestEquity Merger Agreement provides that, notwithstanding anything to the contrary contained therein, at any time prior to the receipt of the Lawson Stockholder Approvals (as defined in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception—Stockholders Meeting,” which term is used in both Merger Agreements), the Lawson board of directors (acting through the Transaction Directors) or the Special Committee may make a Lawson Recommendation Change in response to a Lawson Intervening TE Event (as defined in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception”) if, prior to taking such action, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of such Lawson board of directors members or the Special Committee to make such Lawson Recommendation Change would be inconsistent with such Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law, in each case subject to certain notice and other restrictive provisions.

The Gexpro Services Merger Agreement provides that, notwithstanding anything to the contrary contained therein, at any time prior to the receipt of the Lawson Stockholder Approvals, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee may make a Lawson Recommendation Change in response to a Lawson Intervening GS Event (as defined in the section entitled “The Gexpro Services Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception”) if, prior to taking such action, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of such Lawson board of directors members or the Special Committee to make such Lawson Recommendation Change would be inconsistent with such Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law, in each case subject to certain notice and other restrictive provisions.

See the sections entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception” and “The Gexpro Services Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception” for more information.

Conditions to the Closing of the TestEquity Merger (page 136)

Under the TestEquity Merger Agreement, the obligation of the parties to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction (or waiver by the parties, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of the following conditions precedent on or before the closing date of the TestEquity Merger:

•

All required waiting periods or necessary permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other antitrust laws as may be reasonably and mutually agreed upon by the parties shall have expired, terminated, been provided or made.

•	No governmental order shall have been adopted, promulgated or entered by any governmental authority that prohibits the consummation of the transactions contemplated by the TestEquity Merger Agreement.

•	The Lawson Stockholder Approvals shall have been obtained.

•

All conditions precedent set forth in the Gexpro Services Merger Agreement shall have been satisfied (or waived to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) on or before the closing date of the TestEquity Merger (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the Gexpro Services Merger Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of such conditions at such closing), and the parties to the Gexpro Services Merger Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the closing pursuant to the TestEquity Merger Agreement.

The obligations of Lawson and Merger Sub 1 to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction (or waiver by Lawson, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of various additional closing conditions on or before the closing date of the TestEquity Merger, including the following:

•	A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of TestEquity in the TestEquity Merger Agreement.

•	A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of the TestEquity Equityholder in the TestEquity Merger Agreement.

•

TestEquity and the TestEquity Equityholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in the TestEquity Merger Agreement to be performed and complied with by them on or prior to the closing of the TestEquity Merger.

•

Since the date of the TestEquity Merger Agreement, there shall not have been any TestEquity Material Adverse Effect (as defined in the section entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger”).

•

Lawson shall have received a certificate from TestEquity, dated the closing date of the TestEquity Merger, certifying that the conditions above as to the accuracy of TestEquity’s representations and warranties, compliance with covenants with respect to TestEquity and lack of a TestEquity Material Adverse Effect have been satisfied.

•

Lawson shall have received a certificate from the TestEquity Equityholder, dated the closing date of the TestEquity Merger, certifying with respect to the TestEquity Equityholder that the conditions above as to the accuracy of the TestEquity Equityholder’s representations and warranties and compliance with covenants with respect to the TestEquity Equityholder have been satisfied.

•

Lawson shall have received a written opinion from Lawson’s tax counsel, in form and substance reasonably satisfactory to Lawson, dated as of the closing date of the TestEquity Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the TestEquity Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Lawson shall have received the Registration Rights Agreement, duly executed by the TestEquity Equityholder.

•	TestEquity shall have delivered the TestEquity Release, duly executed by TestEquity.

•	The TestEquity Equityholder shall have delivered the TestEquity Equityholder Release, duly executed by the TestEquity Equityholder.

•	The TestEquity Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the complete transfer and novation to, and full assumption by, the

TestEquity Equityholder or its designee (other than any of TestEquity or its subsidiaries) of (i) the TestEquity Management Agreement (as defined in the section entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger”) and (ii) with respect to any of TestEquity or its subsidiaries, any contracts between such entities, on the one hand, and the TestEquity Equityholder or any of its affiliates or any current or former representative, member, stockholder or direct or indirect equityholder of the TestEquity Equityholder, any of its affiliates or TestEquity or its subsidiaries or a member of the immediate family of any of the foregoing persons, on the other hand, that obligate or could obligate any of TestEquity or its subsidiaries to make any payment (contingent or otherwise) at any time to certain parties (including, without limitation, the existing TestEquity management agreement and any similar agreements), as contemplated by the terms of the TestEquity Merger Agreement.

•

Prior to, at or substantially simultaneously with the effective time of the TestEquity Merger, Lawson shall have received the proceeds of the Debt Financing (as defined in the section entitled “The TestEquity Merger Agreement—Debt Financing”) in an aggregate amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements.

•	The TestEquity Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the consummation of the Pre-Closing TestEquity Reorganization.

The obligations of TestEquity and the TestEquity Equityholder to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction (or waiver by TestEquity and the TestEquity Equityholder, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of various additional closing conditions on or before the closing date of the TestEquity Merger, including the following:

•	A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of Lawson and Merger Sub 1 in the TestEquity Merger Agreement.

•

Lawson and Merger Sub 1 shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in the TestEquity Merger Agreement to be performed and complied with by them on or prior to the closing of the TestEquity Merger.

•

Since the date of the TestEquity Merger Agreement, there shall not have been any Lawson TE Material Adverse Effect (as defined in the section entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger.

•

The TestEquity Equityholder shall have received a certificate from Lawson, dated the closing date of the TestEquity Merger, certifying with respect to Lawson that the conditions above as to the accuracy of Lawson’s and Merger Sub 1’s representations and warranties, compliance with covenants and lack of a Lawson TE Material Adverse Effect have been satisfied.

•

TestEquity shall have received a written opinion from TestEquity’s counsel, in form and substance reasonably satisfactory to TestEquity, dated as of the closing date of the TestEquity Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the TestEquity Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	The TestEquity Equityholder shall have received the Registration Rights Agreement, duly executed by Lawson.

See the section entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger” for more information.

Conditions to the Closing of the Gexpro Services Merger (page 163)

Under the Gexpro Services Merger Agreement, the obligations of the parties to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by the parties, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of the following conditions precedent on or before the closing date of the Gexpro Services Merger:

•

All required waiting periods or necessary permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other antitrust laws as may be reasonably and mutually agreed upon by the parties shall have expired, terminated, been provided or made.

•

No governmental order shall have been adopted, promulgated or entered by any governmental authority that prohibits the consummation of the transactions contemplated by the Gexpro Services Merger Agreement.

•	The Lawson Stockholder Approvals shall have been obtained.

•

All conditions precedent set forth in the TestEquity Merger Agreement shall have been satisfied (or waived to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) on or before the closing date of the Gexpro Services Merger (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the TestEquity Merger Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of such conditions at such closing), and the parties to the TestEquity Merger Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the closing pursuant to the Gexpro Services Merger Agreement.

The obligations of Lawson and Merger Sub 2 to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by Lawson, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of various additional closing conditions on or before the closing date of the Gexpro Services Merger, including the following:

•	A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of Gexpro Services in the Gexpro Services Merger Agreement.

•

A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of the Gexpro Services Stockholder in the Gexpro Services Merger Agreement.

•

Gexpro Services and the Gexpro Services Stockholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in the Gexpro Services Merger Agreement to be performed and complied with by them on or prior to the closing of the Gexpro Services Merger.

•

Since the date of the Gexpro Services Merger Agreement, there shall not have been any Gexpro Services Material Adverse Effect (as defined in the section entitled “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger”).

•

Lawson shall have received a certificate from Gexpro Services, dated the closing date of the Gexpro Services Merger, certifying that the conditions above as to the accuracy of Gexpro Services’ representations and warranties, compliance with covenants with respect to Gexpro Services and lack of a Gexpro Services Material Adverse Effect have been satisfied.

•	Lawson shall have received a certificate from the Gexpro Services Stockholder, dated the closing date of the Gexpro Services Merger, certifying with respect to the Gexpro Services Stockholder that the conditions above as to the accuracy of the Gexpro Services Stockholder’s representations and warranties and compliance with covenants with respect to the Gexpro Services Stockholder have been satisfied.

•

Lawson shall have received a written opinion from Lawson’s tax counsel, in form and substance reasonably satisfactory to Lawson, dated as of the closing date of the Gexpro Services Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Gexpro Services Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Lawson shall have received the Registration Rights Agreement, duly executed by the Gexpro Services Stockholder.

•	Gexpro Services shall have delivered the Gexpro Services Release, duly executed by Gexpro Services.

•	The Gexpro Services Stockholder shall have delivered the Gexpro Services Stockholder Release, duly executed by the Gexpro Services Stockholder.

•

The Gexpro Services Stockholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the complete transfer and novation to, and full assumption by, the Gexpro Services Stockholder or its designee (other than any of Gexpro Services or its subsidiaries) of (i) the Gexpro Services Management Agreement (as defined in the section entitled “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger”) and (ii) with respect to any of Gexpro Services or its subsidiaries, any contracts between such entities, on the one hand, and the Gexpro Services Stockholder or any of its affiliates or any current or former representative, member, stockholder or direct or indirect equityholder of the Gexpro Services Stockholder, any of its affiliates or Gexpro Services or its subsidiaries or a member of the immediate family of any of the foregoing persons, on the other hand, that obligate or could obligate any of Gexpro Services or its subsidiaries to make any payment (contingent or otherwise) at any time to certain parties (including, without limitation, the existing Gexpro Services management agreement and any similar agreements), as contemplated by the terms of the Gexpro Services Merger Agreement.

•

Prior to, at or substantially simultaneously with the effective time of the Gexpro Services Merger, Lawson shall have received the proceeds of the Debt Financing (as defined in the section entitled “The Gexpro Services Merger Agreement—Debt Financing”) in an aggregate amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements.

The obligations of Gexpro Services and the Gexpro Services Stockholder to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by the Gexpro Services Stockholder and Gexpro Services, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of various additional closing conditions on or before the closing date of the Gexpro Services Merger, including the following:

•	A closing condition regarding the accuracy (subject to certain qualifications and limitations) of the representations and warranties of Lawson and Merger Sub 2 in the Gexpro Services Merger Agreement.

•

Lawson and Merger Sub 2 shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in the Gexpro Services Merger Agreement to be performed and complied with by them on or prior to the closing of the Gexpro Services Merger.

•

Since the date of the Gexpro Services Merger Agreement, there shall not have been any Lawson GS Material Adverse Effect (as defined in the section entitled “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger”).

•

The Gexpro Services Stockholder shall have received a certificate from Lawson, dated the closing date of the Gexpro Services Merger, certifying with respect to Lawson that the conditions above as to the accuracy of Lawson’s and Merger Sub 2’s representations and warranties, compliance with covenants and lack of a Lawson GS Material Adverse Effect have been satisfied.

•

Gexpro Services shall have received a written opinion from Gexpro Services’ counsel, in form and substance reasonably satisfactory to Gexpro Services, dated as of the closing date of the Gexpro Services Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Gexpro Services Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	The Gexpro Services Stockholder shall have received the Registration Rights Agreement, duly executed by Lawson.

See the section entitled “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger” for more information.

Termination of the TestEquity Merger Agreement; Termination Fee (pages 141 and 142)

The TestEquity Merger Agreement contains certain termination rights for Lawson and TestEquity, including, among other rights, termination rights for Lawson and TestEquity if the effective time of the TestEquity Merger has not occurred on or before September 30, 2022 (subject to certain limitations) or any of the Lawson Stockholder Approvals have not been obtained at the duly convened stockholders meeting (unless such stockholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof), termination rights for TestEquity if a Lawson Recommendation Change has occurred, and automatic termination immediately upon the termination of the Gexpro Services Merger Agreement in accordance with its terms. See the section entitled “The TestEquity Merger Agreement—Termination of the TestEquity Merger Agreement” for more information.

The TestEquity Merger Agreement provides that if it is terminated (i) by TestEquity due to a Lawson Recommendation Change or (ii) as a result of the termination of the Gexpro Services Merger Agreement due to a Lawson Recommendation Change, then Lawson will pay TestEquity an amount equal to $4,000,000. See the section entitled “The TestEquity Merger Agreement—Termination Fee” for more information.

Termination of the Gexpro Services Merger Agreement; Termination Fee (pages 168 and 169)

The Gexpro Services Merger Agreement contains certain termination rights for Lawson and Gexpro Services, including, among other rights, termination rights for Lawson and Gexpro Services if the effective time of the Gexpro Services Merger has not occurred on or before September 30, 2022 (subject to certain limitations) or any of the Lawson Stockholder Approvals have not been obtained at the duly convened stockholders meeting (unless such stockholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof), termination rights for Gexpro Services if a Lawson Recommendation Change has occurred, and automatic termination immediately upon the termination of the TestEquity Merger Agreement in accordance with its terms. See the section entitled “The Gexpro Services Merger Agreement—Termination of the Gexpro Services Merger Agreement” for more information.

The Gexpro Services Merger Agreement provides that if it is terminated (i) by Gexpro Services due to a Lawson Recommendation Change or (ii) as a result of the termination of the TestEquity Merger Agreement due to a Lawson Recommendation Change, then Lawson will pay Gexpro Services an amount equal to $6,000,000. See the section entitled “The Gexpro Services Merger Agreement—Termination Fee” for more information.

Registration of Shares of Lawson Common Stock Received in the Transactions (pages 115 and 171)

The issuance of shares of Lawson common stock in connection with the Transactions will not be registered under the Securities Act, and such shares will therefore be subject to various restrictions and limitations on transfer under U.S. securities laws. However, Lawson has agreed to grant the TestEquity Equityholder and the Gexpro Services Stockholder, which will receive shares of Lawson common stock in the Transactions, certain registration rights with respect to those shares as further described in the section entitled “Additional Related Agreements—Registration Rights Agreement” beginning on page 171 of this proxy statement.

No Appraisal or Dissenter’s Rights (page 115)

Under Delaware law, Lawson stockholders are not entitled to any appraisal or dissenters’ rights in connection with the Transactions, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

Special Meeting of Lawson Stockholders (page 55)

Date, Time, Place and Purpose of the Lawson Special Meeting

The Lawson special meeting will be held virtually via live webcast on                , 2022 at                a.m., Central time. The Lawson special meeting will be held solely via live webcast and there will not be a physical meeting location. Lawson stockholders will be able to attend the Lawson special meeting online, submit questions and vote their shares electronically during the meeting by visiting the Lawson special meeting website at https://meetnow.global/[                        ].

If you are a Lawson stockholder of record, you will need the control number included on your proxy card in order to access the Lawson special meeting website, submit questions and vote at the Lawson special meeting. If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a stockholder of record), you will need to register in advance and provide a “legal proxy” as described more fully in the section entitled “The Lawson Special Meeting—Methods of Voting—Street Name Stockholders” in order to attend the Lawson special meeting, submit questions and vote during the Lawson special meeting via the Lawson special meeting website.

The purpose of the Lawson special meeting is to consider and vote on the TestEquity Transactions Proposal, the Gexpro Services Transactions Proposal, the Transaction-Related Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal. Approval of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal is a condition to the obligations of the parties to complete the Transactions. Approval of the Transaction-Related Compensation Proposal and the Adjournment Proposal is not a condition to the obligation of the parties to complete the Mergers.

Record Date and Outstanding Shares of Lawson Common Stock

Only holders of record of issued and outstanding shares of Lawson common stock as of the close of business on                , 2022, the record date for the Lawson special meeting, are entitled to notice of, and to vote at, the Lawson special meeting or any adjournment or postponement of the Lawson special meeting.

As of the close of business on the record date, there were                shares of Lawson common stock outstanding and entitled to vote at the Lawson special meeting. Each share of Lawson common stock is entitled to one vote on each proposal.

Quorum; Abstentions and Broker Non-Votes

A quorum of Lawson stockholders is necessary to hold a valid meeting. The presence at the Lawson special meeting, in person (including virtually via the Lawson special meeting website) or by proxy, of the holders of a majority of the total voting power of all outstanding shares of Lawson common stock entitled to vote at the Lawson special meeting constitutes a quorum. Shares of Lawson common stock represented at the Lawson special meeting by attendance via the Lawson special meeting website or represented by proxy, whether or not such shares are voted (including shares for which a Lawson stockholder directs an “abstention” from voting), will be counted as present for purposes of determining a quorum.

All of the Lawson Proposals are considered “non-routine” matters under applicable stock exchange rules, and therefore banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner will not have discretionary authority to vote on any matter before the Lawson special meeting. As a result, Lawson does not expect any broker non-votes at the Lawson special meeting, and if you hold your shares in “street name” Lawson expects that your shares will not be represented (and thus not counted as present for purposes of determining the existence of a quorum) at the Lawson special meeting and will not be voted unless you instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee.

Required Vote to Approve the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal

Assuming a quorum is present, approval of each of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal requires (1) the affirmative vote of the holders of a majority of the total votes of shares of Lawson common stock cast on such matter in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules, (2) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), in accordance with the Lawson Bylaws, and (3) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), pursuant to the terms of the Merger Agreements.

An abstention will have the same effect as a vote “AGAINST” the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal, as applicable. Assuming that a quorum is present (and assuming the presence in person (including virtually via the Lawson special meeting website) or by proxy of a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties), any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

The TestEquity Transactions Proposal is described in the section entitled “Proposal No. 1: The TestEquity Transactions Proposal” beginning on page 235 of this proxy statement and the Gexpro Services Transactions

Proposal is described in the section entitled “Proposal No. 2: The Gexpro Services Transactions Proposal” beginning on page 237 of this proxy statement.

Required Vote to Approve the Transaction-Related Compensation Proposal

Assuming a quorum is present, approval of the Transaction-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof).

An abstention will have the same effect as a vote “AGAINST” the Transaction-Related Compensation Proposal. Assuming that a quorum is present, any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the Transaction-Related Compensation Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

The Transaction-Related Compensation Proposal is described in the section entitled “Proposal No. 3: The Transaction-Related Compensation Proposal” beginning on page 239 of this proxy statement.

Required Vote to Approve the Adjournment Proposal

If a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof). If a quorum is not present, approval of the Adjournment Proposal requires the affirmative vote of the majority of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting and entitled to vote on the subject matter.

An abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal. Any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the Adjournment Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

The Adjournment Proposal is described in the section entitled “Proposal No. 4: The Adjournment Proposal” beginning on page 240 of this proxy statement.

Voting by Directors and Executive Officers

As of                , 2021, Lawson directors, executive officers, and their respective affiliates, as a group, beneficially held and were entitled to vote                shares of Lawson common stock, representing     % of the voting power of Lawson common stock.

Lawson currently expects that all of its directors and executive officers will vote their shares “FOR” the TestEquity Transactions Proposal, “FOR” the Gexpro Services Transactions Proposal, “FOR” the Transaction-Related Compensation Proposal and “FOR” the Adjournment Proposal, although none of the Lawson directors or officers has entered into any agreement requiring them to do so (except that LKCM has entered into the Voting Agreement with Lawson).

Voting Agreement (page 174)

Pursuant to the Voting Agreement, LKCM agreed during the term of the Voting Agreement to vote or cause to be voted (including by each other Excluded Company Party) the Voting Shares (as defined below) at every meeting of the stockholders of Lawson at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the Transaction Agreements and the Transactions (including the Share Issuances and the Mergers) and (ii) any proposal to adjourn or postpone such meeting of stockholders of Lawson to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, to approve the Transaction Agreements or the Transactions (including the Share Issuances and the Mergers), or to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Lawson’s, Merger Sub 1’s or Merger Sub 2’s conditions under the Merger Agreements or change in any manner the voting rights of any class of shares of Lawson (including any amendments to the Lawson Charter or the Lawson Bylaws other than in connection with the Mergers). Under the Voting Agreement, “Voting Shares” means all securities of Lawson beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) by LKCM or any other Excluded Company Party, including any and all securities of Lawson acquired and held in such capacity subsequent to the date of the Voting Agreement.

SELECTED HISTORICAL FINANCIAL DATA AND UNAUDITED PRO FORMA FINANCIAL DATA

Selected Historical Consolidated Financial Data of Lawson

The following selected historical consolidated financial data of Lawson for the years ended December 31, 2020, 2019 and 2018, and as of December 31, 2020 and 2019, has been derived from Lawson’s audited consolidated financial statements incorporated by reference into this proxy statement. The following selected historical consolidated financial data of Lawson for the years ended December 31, 2017 and 2016, and as of December 31, 2018, 2017 and 2016, has been derived from Lawson’s audited consolidated financial statements not included or incorporated by reference into this proxy statement. The following selected historical consolidated financial data for the nine-month periods ended September 30, 2021 and 2020, and as of September 30, 2021 and 2020, has been derived from Lawson’s unaudited consolidated financial statements incorporated by reference in this proxy statement. The selected historical consolidated financial data presented below is not necessarily indicative of the results or financial position that may be expected for any future period or date. This information is only a summary and should be read in conjunction with the financial statements of Lawson and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Lawson’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each of which is incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(Dollars in thousands, except per share data)
Statement of Operations:
Revenue	$315,666	$253,458	$351,591	$370,785	$349,637	$305,907	$276,573
Net income (loss)	$10,187	$14,890	$15,113	$7,221	$6,214	$29,688	$(1,629)
Net income (loss) per share:
Basic	$1.12	$1.65	$1.68	$0.81	$0.70	$3.35	$(0.19)
Diluted	$1.09	$1.60	$1.62	$0.77	$0.67	$3.25	$(0.19)

	September 30,		December 31,
	2021	2020	2020	2019	2018	2017	2016
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$7,460	$17,193	$28,393	$5,495	$11,883	$4,416	$10,421
Total assets	$254,497	$251,269	$256,304	$204,429	$197,142	$191,111	$135,307
Noncurrent liabilities	$51,125	$39,756	$35,887	$39,498	$31,760	$37,644	$34,737
Stockholders’ equity	$134,356	$121,254	$122,422	$108,001	$99,173	$93,490	$61,133

Selected Historical Consolidated Financial Data of TestEquity

The following selected historical consolidated financial data of TestEquity for the years ended December 31, 2020, 2019 and 2018, and as of December 31, 2020 and 2019, has been derived from TestEquity’s audited consolidated financial statements appearing elsewhere in this proxy statement. The following selected historical consolidated financial data for the nine-month periods ended September 30, 2021 and 2020, and as of September 30, 2021 and September 30, 2020 has been derived from TestEquity’s unaudited consolidated financial statements appearing elsewhere in this proxy statement. The selected historical consolidated financial data presented below is not necessarily indicative of the results or financial position that may be expected for any future period or date. This information is only a summary and should be read in conjunction with the financial statements of TestEquity and the notes thereto included elsewhere in this proxy statement and the section of this proxy statement entitled “Information About TestEquity—Management’s Discussion and Analysis of Financial Condition and Results of Operations of TestEquity.”

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(Dollars in thousands)
Statement of Operations:
Revenue	$201,477	$188,001	$256,292	$286,291	$323,509
Net income (loss)	$(5,566)	$(11,672)	$(15,929)	$(13,520)	$(839)

	September 30,		December 30,
	2021	2020	2020	2019
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$6,507	$4,255	$1,172	$1,404
Total assets	$229,787	$231,395	$229,694	$252,962
Noncurrent liabilities	$3,011	$6,556	$5,005	$9,965
Stockholders’ equity	$73,599	$73,029	$69,894	$79,498

Selected Historical Consolidated Financial Data of Gexpro Services

The following selected historical consolidated financial data of Gexpro Services for the nine months ended September 25, 2021 and for the period from February 23, 2020 to December 31, 2020, and as of September 25, 2021 and December 31, 2020, has been derived from Gexpro Services’ audited consolidated financial statements appearing elsewhere in this proxy statement. The following selected historical consolidated financial data of Gexpro Services for the period from February 23, 2020 to September 26, 2020 and for the period from January 1, 2020 to February 23, 2020, and as of September 26, 2020, has been derived from Gexpro Services’ unaudited combined abbreviated financial statements appearing elsewhere in this proxy statement. The selected historical consolidated financial data presented below is not necessarily indicative of the results or financial position that may be expected for any future period or date. This information is only a summary and should be read in conjunction with the financial statements of Gexpro Services and the notes thereto included elsewhere in this proxy statement and the section of this proxy statement entitled “Information About Gexpro Services—Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gexpro Services.”

	Nine Months Ended September 25, 2021	February 23, 2020 – September 26, 2020	January 1, 2020 – February 23, 2020		February 23, 2020 – December 31, 2020
	(Dollars in thousands)
Statement of Operations:
Net revenue	$189,335	$151,467	$36,566		$213,343
Net income (loss)	$6,660	$1,271	$1,307	(a)	$2,225

	September 25, 2021	September 26, 2020	December 31, 2020
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$3,056	$10,104	$9,227
Total assets	$195,040	$195,465	$188,053
Noncurrent liabilities	$70,228	$70,911	$65,612
Stockholders’ equity	$96,845	$88,655	$90,148

(a)	Represents net revenue less direct operating expenses

Unaudited Pro Forma Condensed Combined Financial Data

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 208 for certain unaudited pro forma financial information.

MARKET AND DIVIDEND INFORMATION

Market Information

Shares of Lawson common stock currently trade on NASDAQ under the symbol “LAWS.” TestEquity and Gexpro Services are privately-held companies and there is no established trading market for any of their equity securities.

As of                , 2022, the number of holders of record of outstanding shares of Lawson common stock was                , the number of holders of record of TestEquity’s outstanding equity securities was one (with all of such securities being held of record by TestEquity Holdings, an indirect subsidiary of the TestEquity Equityholder) and the number of holders of record of Gexpro Services’ outstanding equity securities was one (with all of such securities being held of record by the Gexpro Services Stockholder).

On December 28, 2021, the last business day prior to the public announcement of the execution of the Merger Agreements, the closing price of Lawson common stock on NASDAQ was $48.39 per share. On                , 2022, the latest practicable date before the date of this proxy statement, the closing price of Lawson common stock on NASDAQ was $                per share. Lawson stockholders are advised to obtain current market prices for Lawson common stock. The market price of Lawson common stock will fluctuate between the date of this proxy statement and the date of completion of the Transactions. No assurance can be given concerning the market price of Lawson common stock before or after the effective times of the Mergers. Changes in the market price of Lawson common stock prior to the completion of the Transactions will affect the market value of the shares of Lawson common stock that will be issuable and potentially issuable as consideration in connection with the Mergers.

Dividends

Lawson has no plans to pay dividends on Lawson common stock in the foreseeable future. In addition, dividends are subject to certain restrictions based on the terms of Lawson’s current credit facility. Any future determination to pay dividends will be at the discretion of the Lawson board of directors and will depend on Lawson’s financial condition, results of operations and capital requirements, restrictions contained in any financing instruments and such other factors as the Lawson board of directors deems relevant.

TestEquity has not paid any dividends since January 1, 2018, and Gexpro Services has not paid any dividends since its formation in November 2019.

RISK FACTORS

You should carefully consider the following risks, together with the other information contained or incorporated by reference in this proxy statement, including without limitation the risk factors and other information on risks that appear in Lawson’s Annual Report on Form 10-K for the year ended December 31, 2020 and Lawson’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, before determining whether or not to vote for the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to Lawson or that Lawson currently deems immaterial may also materially and adversely affect the Combined Company’s businesses, financial condition, results of operations and cash flows or the price of Lawson common stock.

Risk Factors Relating to the Transactions

Except as contemplated by the earnout provisions in the Merger Agreement, the number of shares of Lawson common stock to be issued in the Transactions will not be adjusted if there is a change in the value of the businesses or assets of Lawson, TestEquity and/or Gexpro Services before the Transactions are completed.

Except as contemplated by the earnout provisions in the Merger Agreements, the number of shares of Lawson common stock to be issued in the Transactions will not be adjusted if there is a change in the value of the businesses or assets of Lawson, TestEquity and/or Gexpro Services prior to the consummation of the Transactions. Lawson will not be required to consummate the TestEquity Merger if there has been any “TestEquity Material Adverse Effect” (as this term is defined in the section entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger—Conditions to Obligations of Lawson and Merger Sub 1”) with respect to TestEquity, and Lawson will not be required to consummate the Gexpro Services Merger if there has been any “Gexpro Services Material Adverse Effect” (as this term is defined in the section entitled “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger—Conditions to Obligations of Lawson and Merger Sub 2”) with respect to Gexpro Services. However, Lawson will not be permitted to terminate either of the Merger Agreements or re-solicit the vote of Lawson’s stockholders because of any changes in the market price of Lawson common stock, any changes in the value of TestEquity that do not constitute a TestEquity Material Adverse Effect with respect to TestEquity or any changes in the value of Gexpro Services that do not constitute a Gexpro Services Material Adverse Effect with respect to Gexpro Services.

Completion of the Transactions will result in the issuance of a significant number of additional shares of Lawson common stock, which could have a negative effect on the price of Lawson common stock.

The Transactions will result in the issuance of an aggregate of up to 12,000,000 shares of Lawson common stock in connection with the Transactions. The shares of Lawson common stock to be issued in the Transactions will represent (1) an approximately    % increase from the                shares of Lawson common stock outstanding as of the record date for the Lawson special meeting (assuming the issuance of only the minimum aggregate number of shares of Lawson common stock issuable in the Mergers) and (2) an approximately    % increase from the                shares of Lawson common stock outstanding as of the record date for the Lawson special meeting (assuming the issuance of the maximum aggregate number of shares of Lawson common stock issuable in the Mergers, including the full issuance of the maximum earnout shares potentially issuable). The issuance of such a significant number of shares of Lawson common stock could have a negative effect on the market price of Lawson common stock. Such downward pressure could also encourage short sales by certain investors, which could place further downward pressure on the market price of Lawson common stock.

In addition, Lawson has agreed to grant the TestEquity Equityholder and the Gexpro Services Stockholder with certain registration rights with respect to the shares of Lawson common stock that Lawson would issue in the Transactions, as further described in the section entitled “Additional Related Agreements—Registration Rights Agreement” below. Any sales of those shares, or the anticipation of the possibility of such sales, could create downward pressure on the market price of Lawson common stock.

As a result of the issuance of Lawson common stock in the Transactions, entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors) (including the TestEquity Equityholder and the Gexpro Services Stockholder) will beneficially own a significant majority of the outstanding shares of Lawson common stock.

After giving pro forma effect to the issuance of shares of Lawson common stock in connection with the Transactions, entities affiliated with LKCM and Mr. King (including the TestEquity Equityholder and the Gexpro Services Stockholder) are expected to beneficially own in the aggregate (1) approximately 75% of the outstanding shares of Lawson common stock (assuming the issuance of only the minimum aggregate number of shares of Lawson common stock issuable in connection with the Mergers) and (2) approximately 77% of the outstanding shares of Lawson common stock (assuming the issuance of the maximum aggregate number of shares of Lawson common stock issuable in connection with the Mergers, including the full issuance of the maximum earnout shares potentially issuable). This is up from the approximately    % of the outstanding shares of Lawson common stock that entities affiliated entities with LKCM and Mr. King beneficially owned as of                , 2022. Thus, entities affiliated with LKCM and Mr. King, as a group, would be able to exercise an even more significant influence over matters requiring a stockholder vote, including the election of directors and the approval of other significant matters, than they are currently able to exercise. The interests of LKCM and such other affiliated entities and persons may not align with the interests of other stockholders. This concentration of ownership could also have the effect of delaying or preventing a change of control or other business combination that might be beneficial to Lawson’s stockholders.

In addition, as a result of this issuance, Lawson expects that it will qualify as a “controlled company,” as that term is defined by Rule 5615(c) of the NASDAQ Listing Rules and, accordingly, Lawson believes that it will be generally exempt from the requirements of Rule 5615(c) of the NASDAQ Listing Rules that would otherwise require Lawson to have:

•	a majority of the Lawson board of directors comprised of independent directors;

•	a compensation committee comprised solely of independent directors; and

•

director nominees selected, or recommended for the Lawson board of directors’ selection, either by (1) independent directors constituting a majority of the Lawson board of directors’ independent directors in a vote in which only independent directors participate or (2) a nominating committee comprised solely of independent directors.

As a result of the issuance of Lawson common stock in the Transactions, existing stockholders will experience substantial dilution of their ownership percentage and voting power (except that entities affiliated with LKCM and Mr. King will, on a collective basis, significantly increase their beneficial ownership and voting percentage of outstanding Lawson common stock).

If the Transactions are completed and Lawson issues shares of Lawson common stock in the Transactions, existing stockholders will experience substantial dilution of their ownership percentage and voting power (except that entities affiliated with LKCM and Mr. King will, on a collective basis, significantly increase their beneficial ownership and voting percentage of outstanding Lawson common stock). As of                , 2022, the record date for the Lawson special meeting, there were                 shares of Lawson common stock outstanding. After giving pro forma effect to the issuance of shares of Lawson common stock in connection with the Transactions, and assuming that no other shares are issued, the shares of Lawson common stock outstanding as of the record date will constitute (1) approximately    % of the outstanding shares of Lawson common stock immediately after the closing of the Transactions (assuming the issuance of only the minimum aggregate number of shares of Lawson common stock issuable in connection with the Mergers) and (2) approximately    % of the outstanding shares of Lawson common stock immediately after the closing of the Transactions (assuming the issuance of the maximum aggregate number of shares of Lawson common stock issuable in connection with the Mergers, including the full issuance of the maximum earnout shares potentially issuable).

There may be difficulties in combining certain operations of TestEquity’s and Gexpro Services’ respective businesses into Lawson’s operations, and the failure to successfully combine those operations within Lawson’s expected timetable could adversely affect the Combined Company’s future results and the market price of Lawson’s common stock.

Both the TestEquity Merger and the Gexpro Services Merger involve the combination of businesses that currently operate as independent businesses. Lawson will be required to devote significant management attention and resources to combining certain business operations of these companies with Lawson’s business operations. In addition, the pursuit of the Transactions and the preparation for the completion of the Transactions have placed, and will continue to place, a significant burden on the management and internal resources of Lawson, TestEquity and Gexpro Services. There is a significant degree of difficulty and management distraction inherent in the process of closing the Transactions, which could cause an interruption of, or loss of momentum in, the activities of each company’s existing businesses, regardless of whether the Transactions are eventually completed. Both before and after the closing of the Transactions, the management teams of Lawson, TestEquity and Gexpro Services will be required to devote considerable amounts of time to this process, which may decrease the time they will have to manage their respective existing businesses, service existing customers, attract new customers and develop new products, services and strategies. One potential consequence of such distractions could be the failure of management to realize other opportunities that could be beneficial to Lawson, TestEquity or Gexpro Services, respectively.

If Lawson’s, TestEquity’s or Gexpro Services’ management is not able to effectively manage the process leading up to and following the closing of the Transactions, or if any significant business activities are interrupted as a result of the process, the businesses of Lawson, TestEquity and/or Gexpro Services could suffer. Potential difficulties the Combined Company may encounter in the process could include challenges associated with the following:

•

successfully combining certain aspects of their respective operations, technologies and services in a manner that permits the Combined Company to achieve the cost savings and operating synergies anticipated to result from the Transactions (the failure of which could result in the anticipated benefits of the Transactions not being realized partly or wholly in the time frame currently anticipated or at all);

•	maintaining sales and retaining customers;

•	coordinating geographically separated organizations, systems and facilities;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Transactions;

•	combining personnel with different business backgrounds and business cultures, while maintaining focus on providing consistent, high-quality services; and

•	consolidating and rationalizing information technology platforms and administrative infrastructures as well as accounting systems and related financial reporting activities.

Furthermore, it is possible that the closing process could result in the loss of key employees of Lawson, TestEquity or Gexpro Services. If we are not able to successfully complete the Transactions and fully realize the anticipated savings and synergies in a timely manner, or the cost to achieve these synergies is greater than expected, we may not fully realize the anticipated benefits (or any benefits) of the Transactions, or it may take longer than expected to realize any benefits. The failure to fully or timely realize the anticipated benefits could have a negative effect on the market price of Lawson common stock.

Each of Lawson, TestEquity and Gexpro Services will be subject to business uncertainties and contractual restrictions while the Transactions are pending that could materially and adversely affect each of the companies and their businesses.

Uncertainty about the effect of the Transactions on employees, customers, suppliers and others having business relationships with Lawson, TestEquity and/or Gexpro Services may have a material and adverse effect on Lawson, TestEquity and/or Gexpro Services, regardless of whether the Transactions are eventually completed, and, consequently, on the Combined Company. These uncertainties may impair Lawson’s, TestEquity’s and/or Gexpro Services’ ability to attract, retain and motivate key personnel until the Transactions are completed, or the Merger Agreements are terminated, and for a period of time thereafter. These uncertainties could also cause customers, suppliers and others that deal with Lawson, TestEquity or Gexpro Services to seek to change existing business relationships with Lawson, TestEquity or Gexpro Services. Employee retention and recruitment may be challenging for Lawson, TestEquity and Gexpro Services during the pendency of the Transactions, as employees and prospective employees may experience uncertainty about their future roles with the Combined Company. Furthermore, no assurance can be given that after the Transactions the Combined Company will be able to attract or retain key management personnel or other key employees to the same extent that Lawson, TestEquity and Gexpro Services have been previously able to attract or retain their own employees. For each of Lawson, TestEquity and Gexpro Services, the departure of existing key employees or the failure of potential key employees to accept employment with the Combined Company, despite Lawson’s, TestEquity’s and Gexpro Services’ retention and recruiting efforts, could have a material adverse impact on Lawson’s and the Combined Company’s business, financial condition and operating results, regardless of whether the Transactions are eventually completed.

In addition, the TestEquity Merger Agreement restricts Lawson and TestEquity from making certain acquisitions and taking other specified actions without the consent of the other until the TestEquity Merger is consummated or the TestEquity Merger Agreement is terminated. Similarly, the Gexpro Services Merger Agreement restricts Lawson and Gexpro Services from making certain acquisitions and taking other specified actions without the consent of the other until the Gexpro Services Merger is consummated or the Gexpro Services Merger Agreement is terminated. These restrictions may prevent Lawson, TestEquity and/or Gexpro Services from pursuing otherwise attractive business opportunities and making other changes to their businesses before completion of the Transactions or termination of the Merger Agreements. For additional information on the restrictive covenants applicable to Lawson, TestEquity and Gexpro Services, see the sections entitled “The TestEquity Merger Agreement—Conduct of TestEquity’s and Lawson’s Businesses Pending the TestEquity Merger” and “The Gexpro Services Merger Agreement— Conduct of Gexpro Services’ and Lawson’s Businesses Pending the Gexpro Services Merger.”

Lawson may fail to complete the Transactions if certain closing conditions, many of which are outside Lawson’s control, are not satisfied.

The completion of the Transactions is subject to multiple closing conditions, including the receipt of the requisite Lawson stockholder approvals under the Merger Agreements and the receipt of all necessary clearances under the HSR Act. Many of these closing conditions are outside of Lawson’s control. If any of these conditions is not satisfied or waived, the Transactions may not be completed and Lawson may not realize the anticipated benefits of the Transactions. Lawson can make no assurances that the Transactions will be completed on the terms or timeline currently contemplated, or at all. For additional information on the closing conditions to the Transactions, see the sections entitled “The TestEquity Merger Agreement—Conditions to the Closing of the TestEquity Merger” and “The Gexpro Services Merger Agreement—Conditions to the Closing of the Gexpro Services Merger.”

Failure to complete the Transactions could result in material adverse consequences to Lawson’s business and operations.

If the conditions to the closing of the Transactions are not met, or if the Transactions are not completed for any other reason, Lawson would be subject to a number of risks, including the following:

•	The market price of Lawson common stock may decline;

•	Lawson and its stockholders would not realize the anticipated benefits of the Transactions, including any anticipated synergies from combining the businesses of Lawson, TestEquity and Gexpro Services;

•

Lawson may be required to pay a termination fee of $4.0 million if the TestEquity Merger Agreement is terminated under certain circumstances as further described in the section entitled “The TestEquity Merger Agreement—Termination Fee;”

•

Lawson may be required to pay a termination fee of $6.0 million if the Gexpro Services Merger Agreement is terminated under certain circumstances as further described in the section entitled “The Gexpro Services Merger Agreement—Termination Fee;” and

•	Lawson would remain liable for significant transaction costs that would be payable even if the Transactions are not completed.

Furthermore, any disruptions to Lawson’s business resulting from the announcement and pendency of the Transactions, including any adverse changes in Lawson’s relationships with its employees, customers and suppliers, could continue or accelerate in the event of a failed transaction. For these and other reasons, failure to complete the Transactions could adversely affect Lawson’s business, financial condition, results of operations and stock price.

Lawson has incurred and will continue to incur significant transaction costs in connection with the Transactions.

Lawson has incurred and expects to continue to incur significant, non-recurring costs in connection with consummating the Transactions. Non-recurring transaction costs include, but are not limited to, fees paid to legal, accounting and financial advisors, filing fees and other costs. Additional unanticipated costs may be incurred in the combination process. Some of these costs will be incurred even if Lawson does not complete the Transactions.

The financial condition or results of operations of the Combined Company following the completion of the Transactions may differ significantly from the unaudited pro forma financial data included in this proxy statement.

The unaudited pro forma condensed combined financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the completion of the Transactions for several reasons. For example, the unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Lawson, TestEquity and Gexpro Services, and certain adjustments and assumptions have been made regarding the Combined Company after giving effect to the Transactions. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to predict.

Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by Lawson, TestEquity or Gexpro Services in connection with the Transactions. For example, the impact of any incremental costs incurred in combining the companies is not reflected in the unaudited pro forma condensed combined financial statements. As a result, the actual financial condition and results of operations of the Combined Company following the Transactions may differ materially from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial statements may not be realized, and other factors may affect the Combined Company’s financial condition or results of operations following the completion of the Transactions. See the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The prospective financial forecasts for Lawson, TestEquity and Gexpro Services included in this proxy statement reflect Lawson, TestEquity and Gexpro Services management estimates and Lawson’s, TestEquity’s and Gexpro Services’ actual performance may differ materially from the prospective financial forecasts included in this proxy statement.

The prospective financial forecasts for Lawson, TestEquity and Gexpro Services included in this proxy statement are based on assumptions of, and information available to, Lawson, TestEquity and Gexpro Services, respectively, at the time such prospective financial forecasts were prepared. Neither Lawson, TestEquity nor Gexpro Services know whether the assumptions made will prove to be reflective of actual future events. Such information can be adversely affected by known or unknown risks and uncertainties, many of which are beyond Lawson’s, TestEquity’s and Gexpro Services’ control. Further, prospective financial forecasts of this type are based on assumptions and estimates that are inherently subjective and uncertain, including in respect of factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Lawson, TestEquity or Gexpro Services, including the factors described in the section entitled “Risk Factors—Risks Relating to the Business of the Combined Company Following the Mergers” and “Cautionary Note Regarding Forward-Looking Statements,” which factors and changes may cause the prospective financial forecasts or the underlying assumptions not to be realized. In addition, the prospective financial forecasts of TestEquity and Gexpro Services include forecasted results of certain potential acquisitions of TestEquity or Gexpro Services, respectively, as more fully described in the section entitled “The Transactions—Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information.” However, TestEquity or Gexpro Services, as the case may be, did not have a definitive agreement to acquire any of these companies at the time such prospective financial forecasts were prepared. Furthermore, no assurance can be given that any of such acquisitions will occur and, if any of such acquisitions does not occur, actual results may differ materially from those projected in the prospective financial forecasts. As a result of these contingencies, there can be no assurance that the prospective financial forecasts of Lawson, TestEquity or Gexpro Services will be realized or that actual results will not differ materially from those projected. In view of these uncertainties, the inclusion of the prospective financial forecasts of Lawson, TestEquity and Gexpro Services in this proxy statement should not be regarded as an indication that Lawson, the Special Committee, the Lawson board of directors, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person considered, or now considers, it to be an assurance of the achievement of future results.

In addition, the prospective financial forecasts have not been updated or revised to reflect information or results after the date the prospective financial forecasts were prepared or as of the date of this proxy statement. For more information see the section entitled “The Transactions—Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information.”

Lawson’s estimates and judgments related to the acquisition accounting models used to record the purchase price allocation may be inaccurate.

Lawson’s management will make significant accounting judgments and estimates for the application of acquisition accounting under GAAP and the underlying valuation models. The Combined Company’s business, operating results and financial condition could be materially and adversely impacted in future periods if Lawson’s accounting judgments and estimates related to these models prove to be inaccurate.

The Combined Company may be required to recognize impairment charges for goodwill and other intangible assets.

As a result of the Transactions, the Combined Company is expected to have an amount of goodwill and other intangible assets on its balance sheet that is approximately $574 million greater than the amount of goodwill and other intangible assets on Lawson’s September 30, 2021 consolidated balance sheet. In accordance with GAAP, Lawson’s management periodically assesses Lawson’s goodwill and other intangible assets to determine if they are impaired. Significant negative industry or economic trends, disruptions to the Combined

Company’s business, an inability to effectively integrate acquired businesses, unexpected significant changes, planned changes in use of the assets, divestitures and market capitalization declines may impair goodwill and other intangible assets. Any charges relating to such impairments could materially and adversely affect the Combined Company’s results of operations in the periods recognized, which could result in an adverse effect on the market price of Lawson common stock.

TestEquity’s and Gexpro Services’ international operations will subject the Combined Company to additional legal and regulatory regimes if the Mergers are completed.

TestEquity currently has business operations and/or sales in a number of foreign countries, including Canada, Mexico and the United Kingdom, and Gexpro Services currently has business operations and/or sales in a number of foreign countries, including Hungary and China. If the Mergers are consummated, Lawson and/or certain subsidiaries within the Combined Company will be subject to a wider array of foreign legal and regulatory regimes (including tax regimes) than those to which Lawson and/or certain of its subsidiaries are currently subject, and the amount of revenue generated outside of the United States by the Combined Company will be significantly more than the revenue generated outside the United States by Lawson currently. Compliance with diverse legal and regulatory requirements, including in connection with the movement or repatriation of cash, may be costly, time-consuming and require significant resources. Violations could result in significant fines or monetary damages, sanctions, prohibitions or restrictions on doing business and damage to the Combined Company’s reputation. In addition, operating in additional countries around the world will require the Combined Company to manage the potential conflicts between locally accepted business practices in any given jurisdiction and Lawson’s obligations to comply with laws and regulations with respect to such jurisdictions, in addition to the jurisdictions where Lawson currently operates, including anti-corruption laws or regulations applicable to Lawson, such as the U.S. Foreign Corrupt Practices Act (the “FCPA”) and the UK Bribery Act 2010 (the “UKBA”). The U.S., U.K. and other foreign agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, the FCPA, the UKBA, and other laws, rules, sanctions, embargoes and regulations, including those established by the Office of Foreign Assets Control (“OFAC”). Any violation of these legal requirements, even if prohibited by Lawson’s policies, procedures and controls, could subject the Combined Company to criminal or civil enforcement actions, penalties for non-compliance or otherwise have an adverse effect on its business and reputation.

Certain of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, those of Lawson’s other stockholders generally.

In considering whether to approve each of the Lawson Proposals, Lawson stockholders should recognize that certain of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, those of Lawson’s other stockholders generally. For a description of these interests, see the section entitled “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions.”

Litigation relating to the Transactions may be filed against Lawson, the Lawson board of directors and/or the Special Committee that could prevent or delay the closing of the Transactions and/or result in the payment of damages following the closing of the Transactions.

It is possible that Lawson stockholders may file litigation, including putative class action lawsuits, against Lawson, the Lawson board of directors and/or the Special Committee relating to the Merger Agreements and the Transactions. Among other remedies, these stockholders could seek damages and/or seek to enjoin the Transactions. The outcome of any legal proceedings are difficult to predict and any such potential lawsuits could prevent or delay the closing of the Transactions and/or result in substantial costs to Lawson. Any such actions may also create uncertainty relating to the Transactions and may be costly and distracting to management. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Transactions are completed may adversely affect the Combined Company’s business, financial condition, results of operations and cash flows.

One condition to closing the Transactions is the absence of any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award by any court or other governmental authority that prohibits the consummation of the Transactions. If any lawsuit is filed challenging the Transactions and is successful in obtaining an injunction preventing the parties to the Merger Agreements from consummating the Transactions, such injunction may delay or prevent the consummation of the Transactions.

As a result of the Transactions, Lawson’s ability to use its net operating losses and certain other tax attributes generated prior to the Transactions may be subject to limitation.

As a result of the Transactions, Lawson’s ability to use its net operating losses and certain other tax attributes generated prior to the Transactions may be subject to limitation.

Risk Factors Relating to the Business of the Combined Company Following the Mergers

Risks Related to COVID-19 and Other Infectious Diseases

In 2020, a new strain of coronavirus (“COVID-19”) created a worldwide pandemic which has continued to affect the businesses of Lawson, TestEquity and Gexpro Services and could have further undetermined material adverse effects on the Combined Company’s revenues, operating results and financial condition.

The COVID-19 pandemic has resulted in lost revenue to Lawson, TestEquity and Gexpro Services, limitations on the companies’ ability to source high demand product, limitations on the companies’ sales forces to perform certain functions due to state or federal stay-at-home orders, a slow-down of customer demand for the companies’ products and limitations on the ability of some customers to pay the companies on a timely basis. The impact of the COVID-19 pandemic on the companies’ operational and financial performance includes affecting the companies’ ability to execute their business strategies and initiatives in the expected time frame. The extent of the effect of the COIVD-19 pandemic on the Combined Company will depend on future developments, including the duration and spread of the COVID-19 pandemic and related restrictions on travel, transports and person-to-person contact, all of which are uncertain and cannot be predicted at the present time. On a broader scale, the COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of financial markets. An extended period of global supply chain and economic disruption could materially affect the Combined Company’s sales, workforce, supply chains, results of operations and financial condition.

In the first quarter of 2020, Lawson’s business was defined by the state of Illinois as an essential business, allowing Lawson to operate during the pandemic. A change in this status could result in the temporary closure of Lawson’s business. Additionally, the COVID-19 pandemic could result in a temporary closure of any or all of the facilities (including distribution facilities and/or branch locations) of the Combined Company, which would negatively impact the Combined Company’s operations. Other disruptions to the Combined Company’s supply chain such as reduced capacity or temporary shutdowns of freight carriers could also negatively impact the Combined Company’s performance.

The Combined Company’s sales results may be negatively impacted in the future by any social distancing guidelines and government mandated shelter in place orders that would prevent its sales representatives from visiting customers in person, or that would otherwise reduce customer visits. The reduction of operations and temporary shut down by many of Lawson’s, TestEquity’s and Gexpro Services’ customers in response to COVID-19 has also negatively impacted the companies’ sales and ability to collect on existing credit balances, and Lawson expects the Combined Company to be impacted by those reductions and shut downs until the pandemic ends. Further, vendors who are negatively impacted by COVID-19 may temporarily shut down operations or have difficulty obtaining inventory, which could negatively impact the Combined Company’s ability to fulfill customer orders. As a result, the Combined Company may be negatively impacted by the COVID-19 pandemic and the various federal, state and local restrictions enacted to combat the pandemic.

Certain items on Lawson’s, TestEquity’s and Gexpro Services’ balance sheets require, and certain items on the Combined Company’s balance sheet will require, judgments on their valuation, including intangible assets and goodwill. These valuations are and will be based on assumptions that take future financial performance into account. COVID-19 may have a negative impact on the Combined Company’s future financial performance that would require the Combined Company to revise assumptions about future financial performance and impair the value of its assets. It is reasonably possible that estimates made based on future operating results and cash flows of the Combined Company may be materially and adversely impacted in the near term as a result of the COVID-19 pandemic, including impairment losses related to goodwill.

In addition, the increased number of employees working remotely as a result of COVID-19 can exacerbate the risks mentioned in regards to internal controls and cybersecurity.

Business Risks

A significant portion of the Combined Company’s inventory may become obsolete.

The anticipated business strategy of the Combined Company is expected to require the Combined Company to carry a significant amount of inventory in order to meet rapid processing of customer orders. If the Combined Company’s inventory forecasting and production planning processes result in inventory levels exceeding the levels demanded by customers or if the Combined Company’s customers decrease their orders with the Combined Company, the Combined Company’s operating results could be adversely affected due to costs of carrying the inventory and additional inventory write-downs for excess and obsolete inventory.

Work stoppages and other disruptions at transportation centers or shipping ports, along with other supply chain disruptions, may adversely affect the Combined Company’s ability to obtain inventory and make deliveries to its customers.

The Combined Company’s ability to rapidly process customer orders is expected to be an integral component of the Combined Company’s overall business strategy. Interruptions at the Combined Company’s operated facilities or disruptions at a major transportation center or shipping port, due to events such as severe weather, labor interruptions, natural disasters, acts of terrorism or other events, could affect Combined Company’s ability to maintain core products in inventory, deliver products to its customers on a timely basis or adversely affect demand for its products, which may in turn adversely affect the Combined Company’s results of operations. Similarly, other supply chain disruptions have impacted Lawson’s, TestEquity’s and Gexpro Services’ ability to maintain certain core products in inventory and deliver products to customers on a timely basis, and may continue to impact Lawson’s TestEquity’s, Gexpro Services’ and the Combined Company’s ability to do so. Such supply chain disruptions may adversely affect the Combined Company’s business, financial condition and results of operations.

TestEquity relies on a single supplier for a significant amount of its product inventory, and any disruptions in such supplier’s business, operations or financial condition, or TestEquity’s relationship with such supplier, could have a material adverse effect on TestEquity’s and the Combined Company’s businesses, results of operations and financial condition.

TestEquity relies on a single supplier for a significant amount of its product inventory, including electronic test and measurement equipment. During 2020 and the first nine months of 2021, the aggregate dollar amount of TestEquity’s purchases from that supplier represented approximately 26% and 30%, respectively, of the aggregate dollar amount of TestEquity’s purchases of product inventory from all of TestEquity’s suppliers during such periods. Any disruptions in that particular supplier’s business, operations or financial condition, or TestEquity’s relationship with this significant supplier, could have a material adverse effect on TestEquity’s and the Combined Company’s businesses, results of operations and financial condition.

Changes in the Combined Company’s customers, product mix and pricing strategy could cause its gross margin percentage to decline in the future.

From time to time, Lawson, TestEquity and Gexpro Services have experienced overall changes in the product mix demand of the companies’ customers. When customers or product mix changes, there can be no assurance that the Combined Company will be able to maintain its gross profit margins. Changes in the Combined Company’s customers, product mix, volume of orders, prices charged, additional freight costs or lower productivity levels, could cause its gross profit margin percentage to decline. The Combined Company’s gross margin percentage may also come under pressure in the future if it increases the percentage of national accounts in its customer base, as sales to these customers are generally at lower margins.

Disruptions of the Combined Company’s information and communication systems could adversely affect the Combined Company.

The Combined Company will depend on information and communication systems to process orders, purchase and manage inventory, maintain cost-effective operations, sell and ship products, manage accounts receivable collections and serve its customers. Disruptions in the operation of information and communication systems can occur due to a variety of factors including power outages, hardware failure, programming faults and human error. Disruptions in the operation of our information and communication systems, whether over a short or an extended period of time or affecting one or multiple distribution centers, could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

Cyber attacks or other information security breaches could have a material adverse effect on the Combined Company’s operating results and financial condition, subject the Combined Company to additional legal costs and damage the Combined Company’s reputation in the marketplace.

Lawson, TestEquity and Gexpro Services are increasingly dependent on digital technology to process and record financial and operating data and communicate with their employees and business partners. During the normal course of business Lawson, TestEquity and Gexpro Services receive, retain and transmit certain confidential information that their customers provide to purchase products or services or to otherwise communicate with the companies.

The Combined Company’s technologies, systems and networks, and those of the Combined Company’s business partners, may become the target of cyber attacks or information security breaches that could result in the unauthorized release, misuse, loss or destruction of proprietary and other information, or other disruption of the Combined Company’s business operations, subject the Combined Company to additional legal costs and damage the Combined Company’s reputation in the marketplace. As cyber threats continue to evolve, the Combined Company may be required to expend additional resources to continue to modify or enhance its protective measures or to investigate and fix any information security vulnerabilities.

The inability to successfully recruit, integrate and retain productive sales representatives could adversely affect the Combined Company’s operating results.

Lawson intends that the Combined Company will commit to a plan to increase the size of its sales force. A successful expansion in the sales force will require the Combined Company to identify under-served territories that offer the greatest potential growth opportunity, locate and recruit talented sales representatives, provide them with the proper training, and successfully integrate them into its organization. This expansion will require significant investment in capital and resources. The failure to identify the optimal sales territories, recruit and retain quality sales representatives and provide them with sufficient support could adversely affect the Combined Company’s operating results.

It will also be critical for the Combined Company to retain the experienced and productive sales representatives that have historically contributed to successes of Lawson, TestEquity and Gexpro Services.

Failure to retain a sufficient number of talented, experienced and productive sales representatives could adversely affect the Combined Company’s financial and operating results.

Failure to retain talented employees, managers and executives could negatively impact the Combined Company’s operating results.

The success of the Combined Company will depend on, among other things, its ability to attract, develop and retain talented employees, including executives and other key managers. The loss of certain key executives and managers or the failure to attract and develop talented employees could have a material adverse effect on the Combined Company’s business.

The inability of management to successfully implement changes in operating processes could lead to disruptions in the Combined Company’s operations.

Lawson expects that the Combined Company will strive to improve operational efficiencies throughout its organization and to identify and initiate changes intended to improve its internal operations. The implementation of changes to the Combined Company’s operations involve a risk that the changes may not work as intended, may disrupt related processes, may not be properly applied or may not result in accomplishing the intended efficiencies. Failure to successfully manage the implementation of these changes could lead to disruptions in the Combined Company’s operations.

The inability to successfully integrate additional acquisitions into the Combined Company’s organization could adversely affect the Combined Company’s operations and operating results.

Lawson expects that one of the Combined Company’s growth strategies will be to actively pursue additional acquisition opportunities which complement its business model. Both TestEquity and Gexpro Services have been pursuing active acquisition pipelines, and the Combined Company may acquire other companies or businesses believed to be a benefit to the Combined Company. However, there are risks associated with pursuing acquisitions, which include the incurrence of significant transaction costs without the guarantee that such transactions will be completed. Further, the Combined Company may fail to successfully identify the right opportunities and/or to successfully integrate the acquired businesses, operations, technologies, systems and/or personnel with those of the Combined Company, which could adversely affect the Combined Company’s operations and operating results.

The Combined Company will operate in highly competitive markets.

The marketplaces in which Lawson, TestEquity and Gexpro Services participate are highly competitive. The companies’ competitors include large and small companies with similar or greater market presence, name recognition, and financial, marketing, and other resources. Lawson believes the competition will continue to challenge the Combined Company’s business with their product selection, financial resources and services.

Changes that affect governmental and other tax-supported entities could negatively impact the Combined Company’s sales and earnings.

A portion of the Combined Company’s sales are expected to be derived from the United States military and other governmental and tax-supported entities. These entities are largely dependent upon government budgets and require adherence to certain laws and regulations. A decrease in the levels of defense and other governmental spending, or the introduction of more stringent governmental regulations and oversight, could lead to reduced sales or an increase in compliance costs which would adversely affect the Combined Company’s financial position and results of operations.

Financial Risks

There can be no assurance that Lawson will be able to obtain the financing it intends to incur in connection with the Transactions to, among other things, refinance Lawson’s Existing Credit Agreement and various indebtedness arrangements of TestEquity and Gexpro Services and their respective subsidiaries and finance the working capital needs and general corporate purposes of the Combined Company, and the failure to obtain such financing or alternative financing in connection with the Transactions could result in a material adverse effect on Lawson or the Combined Company.

As discussed in more detail in the section entitled “Debt Financing Commitment Letter,” Lawson entered into the Debt Financing Commitment Letter with the Initial Arranger (as defined below), through which Lawson has requested that the Initial Arranger agree to arrange and syndicate various financing arrangements with Lawson in order to (1) repay all obligations under and refinance (a) Lawson’s Existing Credit Agreement and (b) certain existing indebtedness of TestEquity and Gexpro Services and their respective affiliates in connection with the closing of the Transactions, (2) finance the working capital needs and general corporate purposes of the Combined Company and (3) pay fees and expenses in connection with the Transactions.

The availability of the debt financing contemplated by the Debt Financing Commitment Letter is, and other financing Lawson might arrange may be, subject to various conditions precedent. In addition, the commitments under the Debt Financing Commitment Letter will terminate if Lawson fails to execute definitive documentation relating to the same that is reasonably satisfactory to Lawson and the Initial Arranger on or before June 30, 2022. The Initial Arranger’s commitment is only for an aggregate principal amount of $125 million of the $450 million principal amount of revolving and term loan credit facilities that Lawson seeks to raise for the consummation of the Transactions and for the ongoing working capital needs and general corporate purposes of the Combined Company, and the Initial Arranger has only agreed to use commercially reasonable efforts to assemble a syndicate of financial institutions to provide the balance of the necessary commitments for the facilities, in each case upon the terms as subject to the conditions set forth in the Debt Financing Commitment Letter. Therefore, no assurance can be given that the financing contemplated by the Debt Financing Commitment Letter or the total amount of indebtedness requested by Lawson will be available. In the event that the financing contemplated by the Debt Financing Commitment Letter and the other indebtedness required is not available, other financing may not be available on acceptable terms, in a timely manner, or at all.

The Combined Company is expected to have a significant amount of indebtedness, which could adversely affect the Combined Company’s business, financial condition, and results of operations following the Transactions.

Lawson expects that the Combined Company will have a significant amount of indebtedness after the completion of the Transactions, which is expected to include new indebtedness under the anticipated arrangements described in the section entitled “Debt Financing Commitment Letter.” See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition, Lawson would have the ability to incur a significant amount of additional indebtedness. After giving effect to the Transactions, the Combined Company’s indebtedness could have significant consequences on the Combined Company’s future operations, including:

•

events of default if the Combined Company fails to comply with the financial and other covenants contained in the agreements governing the Combined Company’s debt instruments, which could result in all of the debt becoming immediately due and payable or require the Combined Company to negotiate an amendment to financial or other covenants that could cause the Combined Company to incur additional fees and expenses;

•

reducing the availability of the Combined Company’s cash flow to fund working capital, capital expenditures, investments, acquisitions and other general corporate purposes, and limiting the Combined Company’s ability to obtain additional financing for these purposes;

•

limiting the Combined Company’s flexibility in planning for, or reacting to, and increasing the Combined Company’s vulnerability to, changes in its business, the industries in which the Combined Company operates, and the overall economy;

•	limiting the Combined Company’s ability to buy back common stock or pay dividends;

•	placing the Combined Company at a competitive disadvantage compared to any of the Combined Company’s competitors that have less debt or are less leveraged; and

•	increasing the Combined Company’s vulnerability to the impact of adverse economic and industry conditions.

The Combined Company’s ability to meet its payment and other obligations under its debt instruments will depend on the Combined Company’s ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond the Combined Company’s control. Lawson cannot assure that the Combined Company will generate cash flow from operations, or that future borrowings will be available to the Combined Company, in an amount sufficient to enable the Combined Company to meet its indebtedness obligations and to fund other liquidity needs following the completion of the Transactions.

Failure to adequately fund the Combined Company’s operating and working capital needs through cash generated from operations and cash available through the Combined Company’s financing arrangements could negatively impact the Combined Company’s ability to invest in its business and maintain its capital structure.

The Combined Company’s business will require investment in working capital and fixed assets. Lawson expects the Combined Company to fund these investments from cash generated from operations and funds available from the Combined Company’s anticipated new financing arrangements. Failure to generate sufficient cash flow from operations or from such anticipated new financing arrangements could cause the Combined Company to have insufficient funds to operate its business. Adequate funds may not be available when needed or may not be available on favorable terms.

Failure to meet the covenant requirements of the Combined Company’s financing arrangements could lead to higher financing costs and increased restrictions and reduce or eliminate the Combined Company’s ability to borrow funds.

Lawson expects that the Combined Company’s anticipated new financing arrangements will contain financial and other restrictive covenants. These covenants could adversely affect the Combined Company by limiting its financial and operating flexibility as well as its ability to plan for and react to market conditions and to meet its capital needs. Failure to meet these covenant requirements could lead to higher financing costs and increased restrictions, reduce or eliminate the Combined Company’s ability to borrow funds, or accelerate the payment of the Combined Company’s indebtedness. As noted in (i) the report of independent certified public accountants relating to TestEquity’s unaudited consolidated financial statements as of and for the nine-month period ended September 30, 2021, (ii) the report of independent certified public accountants relating to TestEquity’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020 and (iii) the report of independent certified public accountants relating to TestEquity’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2019, each of which is included elsewhere in this proxy statement, TestEquity was in default of certain debt covenants of its term loan and revolving line of credit agreements. In connection therewith, on September 6, 2019, February 28, 2020, March 27, 2020, October 9, 2020 and June 30, 2021, TestEquity entered into forbearance agreements with its lender. Such term loan and revolving line of credit agreements are expected to be terminated in connection with the closing of the TestEquity Merger.

If the Combined Company requires more liquidity than is expected to be available to it under its financing arrangements, the Combined Company may need to raise additional funds through debt or equity offerings which may not be available when needed or may not be available on terms favorable to the Combined Company. Should funding be insufficient at any time in the future, the Combined Company may be unable to develop or enhance its products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

Risks Related to Lawson Common Stock

The market price of Lawson’s common stock may decline.

The price of Lawson common stock could decrease if the Combined Company’s financial performance is inadequate or does not meet investors’ expectations, if there is deterioration in the overall market for equities, if large amounts of shares are sold in the market, if there is index trading, or if investors have concerns that the Combined Company’s business, financial condition, results of operations and capital requirements are negatively impacted by an economic downturn.

Legal and Regulatory Risks

A violation of federal, state or local environmental protection regulations could lead to significant penalties and fines or other remediation costs.

The Combined Company’s product offerings will include a wide variety of industrial chemicals and other products which are subject to a multitude of federal, state and local regulations. These environmental protection laws change frequently and affect the composition, handling, transportation, storage and disposal of these products. Failure to comply with these regulations could lead to severe penalties and fines for each violation.

Additionally, a facility Lawson owns in Decatur, Alabama, was found to contain hazardous substances in the soil and groundwater as a result of historical operations prior to Lawson’s ownership. Lawson retained an environmental consulting firm to further investigate the contamination, including measurement and monitoring of the site. Lawson concluded that further remediation was required, and accordingly, has made an accrual for the estimated cost of this environmental matter. A remediation plan was approved by the Alabama Department of Environmental Management and the remediation of the affected area is ongoing. Additional procedures may be required that could negatively impact the Combined Company’s operating results.

The Combined Company’s results of operations could be affected by changes in taxation.

The Combined Company’s results of operations could be affected by changes in tax rates, audits by taxing authorities or changes in laws, regulations and their interpretation. Changes in applicable tax laws and regulations could affect the Combined Company’s ability to realize its deferred tax assets, which could adversely affect the Combined Company’s results of operations.

TestEquity and Gexpro Services are private companies and may not have in place the financial organization, reporting and internal controls necessary for a public company.

TestEquity and Gexpro Services are private companies and may not have in place the financial organization, reporting and controls which are required for a U.S. public company. The cost of implementing this type of financial organization, reporting and controls in respect of TestEquity and Gexpro Services and integrating their financial reporting processes with those of Lawson may be significant. Furthermore, if the limitations in TestEquity’s or Gexpro Services’ financial organization, reporting and controls, or any failure to effectively integrated their financial reporting processes with those of Lawson, caused the Combined Company to miss an SEC reporting deadline or otherwise not comply with an applicable law or regulation, the Combined Company might, among other things, have a material weakness in its internal controls or violate its indebtedness covenants.

General Risks

The Combined Company’s results of operations may be adversely impacted by a downturn in the economy or in certain sectors of the economy.

Any decline or uncertainty in the strength of the economy may lead to a decrease in customer spending and may cause certain customers to cancel or delay placing orders. In the first quarter of 2020, the economy experienced a significant decline due to the response of businesses and state governments to the onset of the COVID-19 pandemic. Subsequently, the economy partially recovered from the initial downturn. Some customers of the Combined Company may file for bankruptcy protection, preventing the Combined Company from collecting on accounts receivable and may result in the Combined Company stocking excess inventory. Contractions in the credit markets may also cause some of the Combined Company’s customers to experience difficulties in obtaining financing, leading to lower sales, delays in the collection of receivables and result in an increase in bad debt expense.

Adverse economic conditions could also affect the Combined Company’s key suppliers and contractors. This could lead to the Combined Company incurring additional expenses or result in delays in shipping products to its customers. Economic uncertainty can make it difficult to accurately predict future order activity and affect the Combined Company’s ability to effectively manage inventory levels. There are no assurances that the Combined Company would be able to establish alternative financing or obtain financing with terms similar to its then-existing financing arrangements.

Changes in energy costs, tariffs and the cost of raw materials used in the Combined Company’s products could impact the Combined Company’s cost of goods and distribution and occupancy expenses, which may result in lower operating margins.

Increases in the cost of raw materials used in the Combined Company’s products (e.g., steel, brass, copper), tariffs and increases in energy costs will raise the production costs of the Combined Company’s vendors. Those vendors have typically looked to pass the higher costs along to Lawson, TestEquity and Gexpro Services through price increases. If the Combined Company is unable to fully pass such increased prices and costs through to its customers or to modify its activities, the impact would have an adverse effect on the Combined Company’s operating profit margins. Low oil prices may result in weaker demand from oil and gas customers in the future, resulting in lower net sales. Changes in trade policies could affect the Combined Company’s sourcing of product and ability to secure sufficient product and/or impact the cost or price of its products, with potentially negative impacts on the Combined Company’s reported gross profits and results of operations.

The Combined Company will be exposed to the risk of foreign currency changes.

Two of Lawson’s subsidiaries are located and operate in Canada using the Canadian dollar as its functional currency. TestEquity currently has business operations and/or sales in a number of foreign countries, including Canada, Mexico and the United Kingdom, and Gexpro Services currently has business operations and/or sales in a number of foreign countries, including Hungary and China. Operating results denominated in foreign currencies will be translated into U.S. dollars when consolidated into the Combined Company’s financial statements. Therefore, the Combined Company will be exposed to market risk relating to the change in the value of such foreign currencies relative to the U.S. dollar that could adversely affect the Combined Company’s financial position and operating results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains, and the documents incorporated by reference in this proxy statement contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involves risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Lawson can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and Lawson cautions readers not to place undue reliance on such statements, which speak only as of the date made. Lawson undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with Lawson’s business are also discussed from time to time in the reports Lawson files with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Certain risks associated with the Transactions and the Combined Company’s business after the Mergers are discussed in the section entitled “Risk Factors.” In addition to the other factors and matters contained or incorporated by reference in this proxy statement, the following factors, among others, could cause actual outcomes and results (including actual results of Lawson, TestEquity, Gexpro Services and/or the Combined Company) to differ materially from those discussed in the forward-looking statements:

•	the possibility that the Transactions will not be consummated, or will not be consummated on the terms described herein, and the possibility of delays in consummating the Transactions;

•

the possibility that the acquisition by TestEquity and Gexpro Services of certain potential acquisition candidates may not occur, and that TestEquity and Gexpro Services may not even be able to reach agreement with counterparties as to the terms of any such potential acquisitions;

•

the possibility that (1) the actual financial condition and results of operations of the Combined Company following the Transactions may differ materially from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement and (2) the actual results of operations of Lawson, TestEquity and/or Gexpro Services may differ materially from those projected in the prospective financial forecasts included in this proxy statement;

•

the possibility that the closing conditions set forth in either of the Merger Agreements will not be satisfied, including among others (1) receipt of the required stockholder approvals and (2) receipt of the necessary regulatory approvals required to permit the Transactions;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreements;

•

the amount of the costs, fees, expenses and charges related to the Transactions, including the risks that (1) the TestEquity Merger Agreement may be terminated in certain circumstances that would require Lawson to pay a termination fee of up to $4.0 million and/or (2) the Gexpro Services Merger Agreement may be terminated in certain circumstances that would require Lawson to pay a termination fee of up to $6.0 million, the payment of which could cause significant liquidity issues for Lawson;

•	adverse effects on the market price of Lawson common stock and on Lawson’s operating results because of a failure to complete the Transactions;

•	the fact that, if the Transactions are completed, entities affiliated with LKCM will own a majority of the outstanding shares of Lawson common stock;

•

negative effects relating to the announcement of the Transactions or any further announcements relating to the Transactions or the pendency or consummation of the Transactions on the market price of Lawson common stock;

•	unanticipated difficulties or expenditures relating to the Transactions;

•	any problems arising in combining the businesses of Lawson, TestEquity and Gexpro Services, which may result in the Combined Company not operating as effectively and efficiently as expected;

•	the risk that shareholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability;

•

disruptions of current plans and operations caused by the announcement and pendency of the Transactions, including risks related to the Transactions diverting Lawson management’s or employees’ attention from our ongoing business operations;

•	any disruption caused by the announcement of the Transaction Agreements on employees, customers and suppliers or Lawson, TestEquity or Gexpro Services;

•	the response of customers, distributors, suppliers and competitors to the announcement of the Transactions;

•

the effect of the COVID-19 virus on the overall economy, demand for Lawson’s, TestEquity’s and/or Gexpro Services’ products and Lawson’s, TestEquity’s and/or Gexpro Services’ respective supply chains, employees and operating results;

•	the effect of general economic and market conditions;

•	the ability to generate sufficient cash to fund Lawson’s, TestEquity’s and/or Gexpro Services’ operating requirements;

•	the ability to meet the covenant requirements of Lawson’s, TestEquity’s and/or Gexpro Services’ debt instruments;

•	inventory obsolescence;

•	work stoppages and other disruptions at transportation centers or shipping ports;

•	changing customer demand and product mixes;

•	increases in energy costs, tariffs and the cost of raw materials, including commodity prices;

•	decreases in demand from oil and gas customers due to lower oil prices;

•	disruptions of information and communication systems;

•	cyber attacks or other information security breaches;

•	failure to recruit, integrate and retain a talented workforce including productive sales representatives;

•	the inability to successfully make or integrate acquisitions into Lawson’s, TestEquity’s and/or Gexpro Services’ organizations;

•	foreign currency fluctuations;

•	failure to manage change within Lawson’s, TestEquity’s and/or Gexpro Services’ organization;

•	competition and highly competitive markets;

•	changes that affect governmental and other tax-supported entities;

•	violations of environmental protection or other governmental regulations; and

•	negative changes related to tax matters.

THE LAWSON SPECIAL MEETING

Date, Time and Place

The Lawson special meeting will be held virtually via live webcast on                , 2022 at                a.m., Central time. The Lawson special meeting will be held solely via live webcast and there will not be a physical meeting location. Lawson stockholders will be able to attend the Lawson special meeting online, submit questions and vote their shares electronically during the Lawson special meeting by visiting the Lawson special meeting website at https://meetnow.global/[                ].

If you are a Lawson stockholder of record, you will need the control number included on your proxy card in order to access the Lawson special meeting website, submit questions and vote at the Lawson special meeting. If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a stockholder of record), you will need to register in advance and provide a “legal proxy” as described more fully in this proxy statement in order to attend the Lawson special meeting, submit questions and vote during the Lawson special meeting via the Lawson special meeting website.

Lawson will entertain questions at the Lawson special meeting in accordance with the rules of conduct for the meeting to the extent that the question posed by a stockholder are relevant to the Lawson special meeting and the proposals presented. Any questions or comments that are unrelated to the business of the Lawson special meeting will not be addressed at the meeting.

Purpose of the Lawson Special Meeting

The purpose of the Lawson special meeting is to consider and vote on:

•	The TestEquity Transactions Proposal;

•	The Gexpro Services Transactions Proposal;

•	The Transaction-Related Compensation Proposal; and

•	The Adjournment Proposal.

Lawson does not anticipate transacting any other business at the Lawson special meeting.

Recommendation of the Lawson Board of Directors

The Lawson board of directors recommends that stockholders vote:

•	“FOR” the TestEquity Transactions Proposal;

•	“FOR” the Gexpro Services Transactions Proposal;

•	“FOR” the Transaction-Related Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For additional information on the recommendation of the Lawson board of directors, see the section entitled “The Transactions—Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors.”

Record Date and Outstanding Shares of Lawson Common Stock

Only holders of record of issued and outstanding shares of Lawson common stock as of the close of business on                , 2022, the record date for the Lawson special meeting, are entitled to notice of, and to vote at, the Lawson special meeting or any adjournment or postponement of the Lawson special meeting.

As of the close of business on the record date, there were                shares of Lawson common stock outstanding and entitled to vote at the Lawson special meeting. Each share of common stock is entitled to one vote on each proposal.

A complete list of Lawson stockholders of record entitled to vote at the Lawson special meeting will be available for inspection at Lawson’s principal place of business at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 during regular business hours for a period of no less than 10 days before the Lawson special meeting for any purpose germane to the Lawson special meeting. If you would like to examine the list of Lawson stockholders of record, please contact Lawson’s Corporate Secretary at (773) 304-5050 to schedule an appointment or request access. If Lawson’s headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of Lawson stockholders of record will be made available for inspection electronically upon request to Lawson’s Corporate Secretary, subject to Lawson’s satisfactory verification of stockholder status. The list of Lawson stockholders of record entitled to vote at the Lawson special meeting will also be made available for inspection by any Lawson stockholder during the Lawson special meeting via the Lawson special meeting website.

Quorum; Abstentions and Broker Non-Votes

A quorum of Lawson stockholders is necessary to hold a valid meeting. The presence at the Lawson special meeting, in person (including virtually via the Lawson special meeting website) or by proxy, of the holders of a majority of the total voting power of all outstanding shares of Lawson common stock entitled to vote at the Lawson special meeting constitutes a quorum. Shares of Lawson common stock represented at the Lawson special meeting by attendance via the Lawson special meeting website or represented by proxy, whether or not such shares are voted (including shares for which a Lawson stockholder directs an “abstention” from voting), will be counted as present for purposes of determining a quorum.

Under applicable stock exchange rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that under applicable stock exchange rules are “non-routine.” A so-called “broker non-vote” results when a bank, broker or other nominee returns a valid proxy voting on one or more “routine” matters to be voted on at a stockholders meeting but does not vote on a particular “non-routine” matter because the bank, broker or other nominee does not have discretionary authority to vote on such “non-routine” matter without voting instructions from the beneficial owner of the shares and has not received voting instructions on such “non-routine” matter from the beneficial owner of the shares. All of the Lawson Proposals are considered “non-routine” matters under applicable stock exchange rules, and therefore banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner will not have discretionary authority to vote on any matter at the Lawson special meeting. As a result, Lawson does not expect any broker non-votes at the Lawson special meeting, and if you hold your shares in “street name” Lawson expects that your shares will not be represented (and thus not counted as present for purposes of determining the existence of a quorum) at the Lawson special meeting and will not be voted unless you instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.

Required Vote

TestEquity Transactions Proposal and Gexpro Services Transactions Proposal

Assuming a quorum is present, approval of each of the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal requires (1) the affirmative vote of the holders of a majority of the total votes of shares of Lawson common stock cast on such matter in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules, (2) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), in accordance with the Lawson Bylaws, and (3) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), pursuant to the terms of the Merger Agreements.

An abstention will have the same effect as a vote “AGAINST” the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal, as applicable. Assuming that a quorum is present (and assuming the presence in person (including virtually via the Lawson special meeting website) or by proxy of a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties), any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

Transaction-Related Compensation Proposal

Assuming a quorum is present, approval of the Transaction-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof).

An abstention will have the same effect as a vote “AGAINST” the Transaction-Related Compensation Proposal. Assuming that a quorum is present, any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the Transaction-Related Compensation Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

Adjournment Proposal

If a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof). If a quorum is not present, approval of the Adjournment Proposal requires the affirmative vote of the majority of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting and entitled to vote on the subject matter.

An abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal. Any shares not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (including if such non-presence is due to the failure of a Lawson stockholder who holds shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the vote on the Adjournment Proposal. As discussed above, Lawson does not expect any broker non-votes at the Lawson special meeting.

Methods of Voting

Stockholders of Record

If you are a Lawson stockholder of record, you may vote by submitting a proxy through the Internet, by telephone or by mail, or by attending the Lawson special meeting and voting via the Lawson special meeting website, as described below:

•	By Internet: You may submit your proxy by Internet by visiting the Internet address set forth on your proxy card and following the instructions set forth on your proxy card;

•	By Telephone: You may submit your proxy by calling the toll-free telephone number located on your proxy card and following the recorded instructions;

•

By Mail: If you have received a paper copy of the proxy materials by mail, you may submit your proxy by completing, signing, dating and mailing your proxy card in the postage-paid envelope provided to you with your proxy materials; or

•

Via the Lawson Special Meeting Website: You may vote by Internet during the Lawson special meeting by attending the Lawson special meeting via the Lawson special meeting website and voting during the meeting. Stockholders who plan to attend the Lawson special meeting will need the control number included on their proxy card in order to access the Lawson special meeting website and to attend and vote thereat.

If you are a Lawson stockholder of record, your proxy submitted over the Internet or by telephone must be received before the closing of the voting facilities at the Lawson special meeting in order to be counted, and your proxy submitted by U.S. mail must be received by 5:00 p.m. Eastern time on                , 2022 (one business day prior to the Lawson special meeting) in order to be counted.

Unless properly and timely revoked in one of the manners described below in the section entitled “The Lawson Special Meeting—Revocability of Proxies,” all duly executed proxies representing shares of Lawson common stock entitled to vote at the Lawson special meeting will be voted at the Lawson special meeting and, where a choice has been specified on the proxy, will be voted in accordance with such specification. By executing and delivering a proxy in connection with the Lawson special meeting, you designate certain persons identified therein as your proxies at the Lawson special meeting. If you submit a duly executed proxy without an indication as to how the shares of Lawson common stock represented are to be voted with regard to a particular proposal, the underlying shares of Lawson common stock represented by such proxy will be voted on such uninstructed proposal in accordance with the recommendation of the Lawson board of directors on such proposal. Lawson does not expect that any matter other than the Lawson Proposals will be brought before the Lawson special meeting.

Even if you plan to virtually attend the Lawson special meeting, Lawson encourages you to vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Lawson special meeting.

Street Name Stockholders

If you hold your shares of Lawson common stock through a bank, broker or other nominee in “street name” instead of as a stockholder of record, you must follow the voting instructions on the voting instruction form provided by your bank, broker or other nominee for how to vote in order to vote your shares without attending the Lawson special meeting. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the instructions from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee with respect to a proposal, your shares of Lawson common stock will not be voted on that proposal as your bank, broker or other nominee does not have discretionary authority to vote on the TestEquity Transactions Proposal, the Gexpro Services Transactions Proposal, the Transaction-Related Compensation Proposal or the Adjournment Proposal (see the section entitled “The Lawson Special Meeting—Quorum; Abstentions and Broker Non-Votes”).

If you hold your shares through a bank, broker or other nominee in “street name” (instead of as a stockholder of record) and want to attend and vote at the Lawson special meeting via the Lawson special meeting website, you will need to register in advance. To register, you must submit proof of your proxy power (legal proxy) reflecting your holdings of Lawson common stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern time on                , 2022 (two business days prior to the Lawson special meeting). You will receive a confirmation email from Computershare of your registration after Computershare receives your registration materials. Requests for registration by “street name” stockholders should be directed to Computershare via email at legalproxy@computershare.com, or via mail to Computershare, Lawson Products, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Even if you plan to virtually attend the Lawson special meeting, Lawson encourages you to vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Lawson special meeting.

Adjournment

If a quorum is not present through attendance in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting, the Lawson stockholders entitled to vote at the Lawson special meeting, present in person (including virtually via the Lawson special meeting website) or by proxy, will have the power to adjourn the Lawson special meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum is present or represented. If a quorum is present at the Lawson special meeting but either (1) there are insufficient votes at the time of the Lawson special meeting to approve the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal or (2) additional time is needed to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson stockholders, then Lawson stockholders may also be asked to vote on the Adjournment Proposal. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Lawson stockholder of record entitled to vote at the Lawson special meeting. If the Lawson special meeting is adjourned, Lawson stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. At any subsequent reconvening of the Lawson special meeting, any business may be transacted as might have been transacted at the original meeting and all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Lawson special meeting, except for any proxies that have been validly revoked prior to the time the proxy is voted at the reconvened meeting.

Revocability of Proxies

If you are a Lawson stockholder of record, you can change your vote or revoke your proxy at any time before your proxy is exercised at the Lawson special meeting by taking any of the following actions:

•

Voting again with respect to the same shares of Lawson common stock via the Internet or by telephone as instructed on your proxy card before the closing of the voting facilities at the Lawson special meeting;

•

Delivering to Lawson’s Corporate Secretary (at Lawson Products, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked, which notice of revocation must be received by Lawson no later than the close of business on                , 2022 (one business day before the Lawson special meeting);

•

Submitting a subsequently dated, validly executed proxy card relating to the same shares of Lawson common stock that is received by Lawson no later than the close of business on                , 2022 (one business day before the Lawson special meeting); or

•

Attending the Lawson special meeting via the Lawson special meeting website and voting during the Lawson special meeting. Simply logging into the Lawson special meeting website will not, by itself, revoke your proxy.

If your shares are held in “street name” and you previously provided voting instructions to your bank, broker or other nominee, you may revoke or change any prior voting instructions by following the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. If your shares are held in “street name,” you may also change your vote by attending the Lawson special meeting and voting your shares at the Lawson special meeting via the Lawson special meeting website. However, if your shares are held in “street name” and you want to attend and vote at the Lawson special meeting via the Lawson special meeting website, you will need to register in advance and provide a “legal proxy” from your broker, bank or other nominee as described above in the section entitled “—Methods of Voting—Street Name Stockholders.”

Proxy Solicitation Costs

The enclosed proxy card is being solicited by Lawson and the Lawson board of directors. In addition to solicitation by mail, Lawson’s directors, officers and employees may solicit proxies in person, by phone or by electronic means. These persons will not be specifically compensated for conducting such solicitation.

Lawson has retained Morrow Sodali LLC to assist in the solicitation process. Lawson estimates that it will pay Morrow Sodali LLC a fee of approximately $10,000, as well as reasonable and customary documented expenses.

Lawson will ask banks, brokers and other nominees to forward the proxy solicitation materials to the beneficial owners of shares of Lawson common stock held of record by such nominee holders. Lawson will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Tabulation of Votes

Lawson will appoint an independent inspector of elections to tabulate the votes cast at the Lawson special meeting.

Other Information

The matters to be considered at the Lawson special meeting are of great importance to the Lawson stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement and submit your proxy over the Internet, by telephone or completing, dating, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy over the Internet or by telephone, you do not need to return the enclosed proxy card by mail.

Representatives of BDO USA, LLP, Grant Thornton, LLP or RSM US LLP are not expected to be present at the Lawson special meeting, will not have an opportunity to make a statement and will not be available to respond to questions at the Lawson special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Lawson Special Meeting to be Held on [    ]

A copy of this proxy statement is available, without charge, by written request to Lawson (Attention: Corporate Secretary) or the proxy solicitor at the address listed in the section entitled “Where You Can Find More Information,” or from the SEC website at www.sec.gov.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy requirements for proxy statement with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Lawson and some brokers may “household” proxy materials, delivering a dingle proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from Lawson or your broker that Lawson or your broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Lawson if you hold shares directly in your name. Written requests should be made to Lawson Products, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, Attention: Corporate Secretary, and oral requests may be made by calling Lawson’s Corporate Secretary at (773) 304-5050.

Vote of Lawson’s Directors and Executive Officers

As of                , 2022, Lawson directors, executive officers, and their respective affiliates, as a group, beneficially held and were entitled to vote                shares of Lawson common stock, representing     % of the voting power of Lawson common stock.

Lawson currently expects that all of its directors and executive officers will vote their shares “FOR” the TestEquity Transactions Proposal, “FOR” the Gexpro Services Transactions Proposal, “FOR” the Transaction-Related Compensation Proposal and “FOR” the Adjournment Proposal, although none of the Lawson directors or officers has entered into any agreement to do so (except that LKCM has entered into the Voting Agreement with Lawson).

Results of the Lawson Special Meeting

Within four business days following the Lawson special meeting, Lawson intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four-business day period, Lawson intends to report the preliminary voting results on a Current Report on Form 8-K at that time and file an amendment to the Current Report on Form 8-K to report the final voting results within four days after the date that the final results are certified.

Assistance

If you have any questions concerning the Lawson special meeting or this proxy statement, if you would like additional copies of this proxy statement or if you have questions about how to vote or direct a vote in respect of your shares of Lawson common stock, please contact Lawson’s proxy solicitor:

Morrow Sodali LLC

Collect: (203) 658-9400

Toll-Free: (800) 662-5200

Email: LAWS@investor.morrowsodali.com

LAWSON STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING EACH OF THE LAWSON PROPOSALS.

THE TRANSACTIONS

Overview of the Transactions

On December 29, 2021, Lawson, TestEquity, Gexpro Services and certain of their respective affiliates entered into the Merger Agreements in respect of the proposed combinations of TestEquity and Gexpro Services with Lawson. The Merger Agreements provide for (a) the merger, pursuant to the TestEquity Merger Agreement, of Merger Sub 1 with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of Lawson and (b) the merger, pursuant to the Gexpro Services Merger Agreement, of Merger Sub 2 with and into Gexpro Services, with Gexpro Services surviving as a wholly-owned subsidiary of Lawson. Each Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Lawson expects that the Mergers, if completed, will be consummated substantially concurrently.

In consideration for the Mergers, Lawson has agreed to issue up to an aggregate of 12,000,000 shares of Lawson common stock as follows:

•

TestEquity Merger: In respect of the TestEquity Merger, 3,300,000 shares of Lawson common stock would be issued to the TestEquity Equityholder upon the closing of the TestEquity Merger, and up to an additional 700,000 shares of Lawson common stock would potentially be issuable to the TestEquity Equityholder on or after the closing date of the TestEquity Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the TestEquity Merger Agreement. For a summary of such earnout mechanisms in the TestEquity Merger Agreement, see the sections entitled “The Transactions—Holdback Shares and Earnout” and “The TestEquity Merger Agreement—Holdback Shares and Earnout.”

•

Gexpro Services Merger: In respect of the Gexpro Services Merger, 7,000,000 shares of Lawson common stock would be issued to the Gexpro Services Stockholder upon the closing of the Gexpro Services Merger, and up to an additional 1,000,000 shares of Lawson common stock would potentially be issuable to the Gexpro Services Stockholder on or after the closing date of the Gexpro Services Merger upon satisfaction of the conditions of, and in accordance with, two earnout mechanisms contained in the Gexpro Services Merger Agreement. For a summary of such earnout mechanisms in the Gexpro Services Merger Agreement, see the sections entitled “The Transactions—Holdback Shares and Earnout” and “The Gexpro Services Merger Agreement—Holdback Shares and Earnout.”

Entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 82% of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger). Entities affiliated with LKCM and Mr. King, including private investment partnerships for which LKCM serves as investment manager, beneficially own approximately 79% of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will be entitled to receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger).

The TestEquity Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver in connection with the TestEquity Merger various related agreements, which are described in greater detail elsewhere in this proxy statement. These related agreements are the Registration Rights Agreement (which will give the TestEquity Equityholder and the Gexpro Services Stockholder certain registration rights with respect to the shares they will receive in the Mergers), the TestEquity Release (pursuant to which TestEquity will release certain liabilities and claims) and the TestEquity Equityholder Release (pursuant to which the TestEquity Equityholder will release certain liabilities and claims).

The Gexpro Services Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver in connection with the Gexpro Services Merger various related agreements, which are described in greater detail elsewhere in this proxy statement. These related agreements are the Registration Rights Agreement (which will give the TestEquity Equityholder and the Gexpro Services Stockholder certain registration rights with respect to the shares they will receive in the Mergers), the Gexpro Services Release (pursuant to which Gexpro Services will release certain liabilities and claims) and the Gexpro Services Stockholder Release (pursuant to which the Gexpro Services Stockholder will release certain liabilities and claims).

On December 28, 2021, the last business day prior to the public announcement of the execution of the Merger Agreements, the closing price of Lawson common stock on NASDAQ was $48.39 per share. Based on such share price, the value attributable to the shares of Lawson common stock issuable and potentially issuable in the Mergers would have been as set forth in the following illustrative table:

	Illustrative Value Based on $48.39 Closing Price on December 28, 2021
	TestEquity Merger	Gexpro Services Merger	Total for Both Mergers
Based on minimum shares issuable on the closing date TestEquity Merger: 3,300,000 shares Gexpro Services Merger: 7,000,000 shares	$159,687,000	$338,730,000	$498,417,000
Based on maximum additional earnout shares potentially issuable on or after the closing date TestEquity Merger: 700,000 shares Gexpro Services Merger: 1,000,000 shares	$33,873,000	$48,390,000	$82,263,000

Total based on maximum aggregate shares issuable on or after the closing date TestEquity Merger: 4,000,000 shares Gexpro Services Merger: 8,000,000 shares	$193,560,000	$387,120,000	$580,680,000

On                , 2022, the latest practicable date before the date of this proxy statement, the closing price of Lawson common stock on NASDAQ was $                per share. Lawson stockholders are advised to obtain current market prices for Lawson common stock. Changes in the market price of Lawson common stock prior to the completion of the Mergers will affect the market value of the shares of Lawson common stock that will be issuable and potentially issuable as consideration in the Mergers.

Holdback Shares and Earnout

The TestEquity Merger Agreement provides that the TestEquity Equityholder’s right to receive a portion of the TestEquity Merger Consideration equal to the TE Holdback Shares (as defined in the section entitled “The TestEquity Merger Agreement— Holdback Shares and Earnout” and means 700,000 shares of Lawson common stock) shall be subject to the terms and conditions of the earnout provisions of the TestEquity Merger Agreement, which are summarized below. The Gexpro Services Merger Agreement provides that the Gexpro Services Stockholder’s right to receive a portion of the Gexpro Services Merger Consideration equal to the GS Holdback Shares (as defined in the section entitled “The Gexpro Services Merger Agreement—Holdback Shares and Earnout” and means 1,000,000 shares of Lawson common stock) shall be subject to the terms and conditions of the earnout provisions of the Gexpro Services Merger Agreement, which are summarized below. The TE Holdback Shares and the GS Holdback Shares shall be held by Lawson until released to the TestEquity Equityholder or Gexpro Services Stockholder, respectively, or forfeited in accordance with the terms of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, respectively.

The TestEquity Merger Agreement generally provides that the TE Holdback Shares shall first be eligible for release to the TestEquity Equityholder based on a formula dependent in part on the amount of TE Accretion (as defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout”) attributable to a specified potential TE Acquisition (as defined in the section entitled “The TestEquity Merger Agreement—

Holdback Shares and Earnout”) if consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing of the TestEquity Merger. The Gexpro Services Merger Agreement generally provides that the GS Holdback Shares shall first be eligible for release to the Gexpro Services Stockholder based on a formula dependent in part on the amount of GS Accretion (as defined in the section entitled “The Gexpro Services Merger Agreement—Holdback Shares and Earnout”) attributable to one or more of three specified potential GS Acquisitions (as defined in the section entitled “The Gexpro Services Merger Agreement—Holdback Shares and Earnout”) if consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing of the Gexpro Services Merger. Entry into definitive agreements with respect to the TE Acquisition and/or any GS Acquisition shall be subject to approval thereof by a committee of the Lawson board of directors comprised solely of independent directors.

The TestEquity Merger Agreement provides that if, following the final determination of TE Holdback Shares to be released in accordance with the provisions summarized in the foregoing paragraph, there remain any TE Holdback Shares, then the amount of any such remaining TE Holdback Shares to be issued and delivered to the TestEquity Equityholder shall be determined using the TE Earnout Formula, which is generally based on, among other things, the TE EBITDA Delta (which means the increase, if any, in TE EBITDA for TestEquity’s 2022 fiscal year (calendar year 2022) over TE EBITDA for TestEquity’s 2021 fiscal year (calendar year 2021)) and Lawson’s Trading EBITDA Multiple as of December 31, 2022 (in each case, as such terms are defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout”). The Gexpro Services Merger Agreement provides that if, following the final determination of GS Holdback Shares to be released in accordance with the provisions summarized in the foregoing paragraph, there remain any GS Holdback Shares, then the amount of any such remaining GS Holdback Shares to be issued and delivered to the Gexpro Services Stockholder shall be determined using the GS Earnout Formula, which is generally based on, among other things, the GS EBITDA Delta (which means the increase, if any, in GS EBITDA for Gexpro Services’ 2022 fiscal year (calendar year 2022) over GS EBITDA for Gexpro Services’ 2021 fiscal year (calendar year 2021)) and Lawson’s Trading EBITDA Multiple as of December 31, 2022 (in each case, as such terms are defined in the section entitled “The Gexpro Services Merger Agreement—Holdback Shares and Earnout”).

Each of the Merger Agreements provides that Lawson and its affiliates (including, after the closing, TestEquity and Gexpro Services) are prohibited from taking actions (subject to certain limited exceptions) the sole intention and purpose of which is reducing the respective amount of TE Holdback Shares or GS Holdback Shares released. The TestEquity Merger Agreement also provides that all of the TE Holdback Shares shall be released to the TestEquity Equityholder upon the occurrence of a TE Transaction Event (as defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout”) or certain bankruptcy or insolvency events with respect to Lawson during the earnout period set forth in the TestEquity Merger Agreement. The Gexpro Services Merger Agreement also provides that all of the GS Holdback Shares shall be released to the Gexpro Services Stockholder upon the occurrence of a GS Transaction Event (as defined in the section entitled “The Gexpro Services Merger Agreement—Holdback Shares and Earnout”) or certain bankruptcy, insolvency or similar events with respect to Lawson during the earnout period set forth in the Gexpro Services Merger Agreement.

See the sections entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout” and “The Gexpro Services Merger Agreement— Holdback Shares and Earnout” for more information.

Pre-Closing TestEquity Reorganization

The TestEquity Merger Agreement provides that, prior to the closing of the TestEquity Merger, various entities affiliated with TestEquity will complete the Pre-Closing TestEquity Reorganization. As of the date of signing of the TestEquity Merger Agreement, the TestEquity Equityholder owned all of the outstanding equity interests of TestEquity Investors, which in turn owned all of the outstanding equity interests of TestEquity Holdings, which in turn owned all of the outstanding equity interests of TestEquity.

Other than the ownership of the equity interests described in the prior paragraph, neither TestEquity Investors nor TestEquity Holdings holds any significant assets. In addition, neither TestEquity Investors nor TestEquity Holdings has any significant liabilities.

In the Pre-Closing TestEquity Reorganization, among other things (i) TestEquity Holdings will contribute to TestEquity all of TestEquity Holdings’ assets and liabilities, and (ii) thereafter, TestEquity Investors will merge with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of the TestEquity Equityholder. Upon the completion of the Pre-Closing TestEquity Reorganization, the TestEquity Equityholder will directly own all of the outstanding equity interests of TestEquity, and TestEquity will be the successor by merger to all of the assets and liabilities of TestEquity Investors.

Ownership of Lawson Following the Transactions

As of                , 2022, entities affiliated with LKCM and Mr. King beneficially owned in the aggregate approximately    % of the outstanding shares of Lawson common stock. After giving pro forma effect to the issuance of shares of Lawson common stock in connection with the Mergers, entities affiliated with LKCM and Mr. King (including the TestEquity Equityholder and the Gexpro Services Stockholder) will beneficially own in the aggregate (1) approximately 75% of the outstanding shares of Lawson common stock (assuming the issuance of only the minimum aggregate number of shares of Lawson common stock issuable in connection with the Mergers) and (2) approximately 77% of the outstanding shares of Lawson common stock (assuming the issuance of the maximum aggregate number of shares of Lawson common stock issuable in connection with the Mergers, including the full issuance of the maximum earnout shares potentially issuable).

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure (after giving effect to the Pre-Closing TestEquity Reorganization) and the corporate structure immediately following the completion of the Transactions.

Prior to the Transactions (but after the Pre-Closing TestEquity Reorganization)

After the Transactions

(assuming issuance of only the minimum number of shares issuable in connection with the Mergers)

After the Transactions

(assuming issuance of the maximum number of shares issuable in connection with the Mergers)

Background of the Transactions

The Lawson board of directors, in the ordinary course and consistent with its fiduciary duties and with frequent reports and other input from Lawson management, reviews, evaluates and oversees Lawson’s strategic direction, business and operations with a focus on generating long-term value for Lawson stockholders. In connection with such review, evaluation and oversight, the Lawson board of directors has also reviewed and assessed from time-to-time various potential strategic alternatives available to Lawson, including merger and acquisition transactions.

LKCM and its affiliates have been investors in Lawson for over eight years and hold a significant ownership interest in Lawson as discussed elsewhere in this proxy statement. LKCM principals and management and their affiliates regularly review strategic alternatives available to LKCM, its affiliates and their respective portfolio companies that meet the strategic and financial objectives of LKCM and its affiliates. J. Bryan King, a Principal of LKCM and Managing Partner of LKCM Headwater Investments (“Headwater”), the private-equity arm of LKCM, has served on the Lawson board of directors since 2017 and currently serves as Chairman of the Lawson board of directors. From time to time, LKCM and its affiliates have considered whether any of their portfolio companies would be strategic acquisition candidates for Lawson as part of their ongoing investment activities.

On March 10, 2021, the Lawson board of directors established by unanimous written consent the Special Committee, consisting of independent directors Andrew B. Albert, I. Steven Edelson and Lee S. Hillman, each of whom is unaffiliated with LKCM, TestEquity and Gexpro Services. Pursuant to the unanimous written consent, the Special Committee was delegated all of the power and authority of the Lawson board of directors, to the fullest extent permitted by law and the Lawson Bylaws, with respect to any review, consideration, deliberation, examination, investigation, analysis, assessment, evaluation, response and/or negotiation on behalf of Lawson of the acquisition of Gexpro Services and the amount and form of consideration for such acquisition, including related financing with respect thereto and any applicable refinancing of indebtedness of Lawson and Gexpro Services (which are referred to as the “Delegated Transactions”). The Special Committee’s power and authority included the power and authority on behalf of Lawson to (i) oversee and manage the process associated with Lawson’s evaluation and consideration of the Delegated Transactions, (ii) approve and make a recommendation to the Lawson board of directors with respect to the Delegated Transactions and (iii) determine any other necessary or advisable action of Lawson in furtherance of any of the foregoing. The unanimous written consent also provided that the Delegated Transactions shall not be approved by the Lawson board of directors without the prior approval of the Special Committee, and gave the Special Committee the authority to select, retain and terminate in its sole discretion legal counsel and financial and other advisors as the Special Committee determined to be advisable.

On April 6, 2021, and April 8, 2021, Mr. Hillman and representatives of Cowen held discussions regarding Cowen’s qualifications to potentially serve as financial advisor to the Special Committee in connection with a potential strategic business combination transaction between Lawson and affiliates of LKCM.

On April 16, 2021, the Special Committee held a meeting via teleconference. At this meeting, the Special Committee discussed the possibility that Lawson may seek to acquire one or more portfolio companies of LKCM and its affiliates and discussed the possibility of retaining Cowen to act as financial advisor to the Special Committee in connection with the potential transaction.

On May 16, 2021, Mr. King, on behalf of Headwater, sent a letter to Mr. Hillman expressing Headwater’s interest in pursuing a combination of Lawson with two distribution companies owned by Headwater and its affiliates, with Headwater and its affiliates receiving shares of Lawson common stock in exchange for the contribution of the two companies. Among other things, the letter indicated Mr. King’s belief that a combination of the three companies would help drive more transformational value creation for Lawson stockholders through the combination of Lawson’s and the contributed companies’ complementary distribution businesses. Mr. King informed Mr. Hillman that TestEquity and Gexpro Services were the two companies referred to in this May 16, 2021, letter.

On May 17, 2021, LKCM, Mr. King and various other affiliates of LKCM filed with the SEC an Amendment No. 21 to Schedule 13D reporting, among other things, that on May 16, 2021, Mr. King had submitted a proposal to the Lawson board of directors regarding a potential business combination transaction with certain portfolio companies of Headwater and its affiliates. A copy of the May 16, 2021, letter was attached as an exhibit to such Amendment No. 21 to Schedule 13D.

On May 18, 2021, the Special Committee held a meeting via teleconference. Representatives from Lawson management, Jenner & Block LLP (“Jenner”) and Cowen, and Neil Jenkins also attended the meeting. Mr. Jenkins (the “Consultant”) was the Executive Vice President, General Counsel and Secretary of Lawson until his retirement on March 31, 2021. Pursuant to a retirement and consulting agreement dated as of March 2, 2021, Mr. Jenkins provides consulting and advisory services to Lawson and was asked by the Special Committee to providing consulting service to it in connection with their consideration of the potential transactions contemplated by the May 16, 2021 letter submitted by Mr. King. At this meeting, the Special Committee discussed Jenner’s qualifications to serve as counsel to the Special Committee, and whether Jenner might represent the Special Committee in connection with the potential transactions. After such discussions, the Special Committee retained Jenner to represent it. The Special Committee also discussed the May 16, 2021, letter sent by Mr. King on behalf of Headwater. The Special Committee also discussed LKCM’s and its affiliates’ experience with distribution businesses, the market position of Lawson and the possible benefits to Lawson of a larger and more diversified business platform. Representatives from Jenner reviewed with the Special Committee certain legal considerations in connection with the potential transactions, including the Special Committee’s fiduciary duties under applicable law in the context of a transaction with a major stockholder and potential structural alternatives for the consideration and approval of such a transaction.

On May 19, 2021, the Lawson board of directors, acting by unanimous written consent, resolved that TestEquity would be included in the Delegated Transactions (as defined above) in addition to Gexpro Services and that, except as so modified, the March 10, 2021, original unanimous written consent of the Lawson board of directors and all delegations to and rights of the Special Committee contained therein were confirmed in all respects.

On May 27, 2021, Mr. King, on behalf of Headwater, sent a second letter to the Special Committee that included materials describing a proposed combination of Lawson with TestEquity and Gexpro Services, with Headwater and its affiliates receiving shares of Lawson common stock in exchange for the contribution of the equity of TestEquity and Gexpro Services. The letter indicated that the proposed transactions would be conditioned on (i) the approval of the Special Committee and (ii) the affirmative vote of a majority of the total voting power of the shares of Lawson common stock held by stockholders of Lawson that are not affiliated with LKCM present in person or represented by proxy at a meeting of holders of Lawson common stock, where a majority of the outstanding shares of Lawson common stock held by stockholders of Lawson that are not affiliated with LKCM are present in person or by proxy at such meeting, and that such conditions were not, and would not be, waivable. Following delivery of this letter, TestEquity and Gexpro Services management began populating a virtual data room to enable Lawson representatives to conduct preliminary structuring, financial and operational due diligence regarding the potential transactions.

On May 31, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and the Consultant also attended the meeting. At this meeting, the Special Committee discussed the proposed terms of the potential engagement of Cowen by the Special Committee as its financial advisor with respect to the potential transactions, and the scope of Cowen’s anticipated financial advisory services. The Special Committee determined to engage Cowen as the Special Committee’s independent financial advisor in connection with its evaluation of the potential transactions based on, among other things, Cowen’s reputation and experience, and thereafter engaged Cowen as the Special Committee’s financial advisor. In connection with such engagement, Cowen provided information regarding its material relationships with LKCM and certain of its affiliates during the preceding two-year period, which the Special Committee determined would not adversely impact the ability of Cowen to provide impartial financial advice in connection with the potential transactions.

On June 2, 2021, the Special Committee held a meeting via videoconference. Representatives from Jenner and Cowen also attended the meeting. Mr. Hillman provided additional background regarding the proposed transactions and the proposed transaction counterparties. The Special Committee also discussed with its advisors the Headwater proposal regarding the potential transactions, including the key terms outlined in the proposal and various underlying assumptions. The Special Committee then determined to further evaluate TestEquity and Gexpro Services by, among other things, (i) engaging in legal, financial and other due diligence activities, including the preparation and submission of diligence request lists, (ii) engaging other third parties advisors as advisable, including for the purpose of conducting quality of earnings analyses on the targets, and (iii) engaging with Lawson management to prepare management presentations regarding the potential transactions. Cowen then previewed for the Special Committee the general framework for the financial analyses that Cowen expected to undertake to assist the Special Committee in its evaluation of the potential transactions from a financial point of view. Following the meeting, Jenner submitted a legal due diligence request list to Mayer Brown LLP (“Mayer”), legal counsel to LKCM and its affiliates.

On June 4, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant, also attended the meeting. At this meeting, the Special Committee and other attendees engaged in a discussion regarding Lawson’s business and operations.

On June 15, 2021 and June 22, 2021, at the request of the Special Committee, representatives of Cowen held teleconferences with representatives of Piper Sandler & Co. (“Piper”), financial advisor to each of TestEquity and Gexpro Services, to discuss various process matters in connection with the potential transactions, including due diligence matters.

On June 24, 2021, representatives of Lawson management made a presentation to representatives of Piper and Cowen regarding Lawson’s business, operations, financial results, and financial condition.

On June 25, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant, also attended the meeting. At this meeting, the Special Committee discussed the June 24, 2021 presentation made by Lawson management to Piper and Cowen. The Special Committee and other attendees also discussed other matters relating to the potential transactions, including due diligence matters.

On June 29, 2021, members of the Special Committee met with TestEquity management to discuss the potential transaction involving TestEquity and certain financial, technical, and operational due diligence items in connection with that potential transaction.

On June 30, 2021, representatives of TestEquity management and Gexpro Services management made presentations to members of Lawson management and a director of Lawson and representatives of Cowen and Piper regarding TestEquity’s and Gexpro Services’ respective businesses operations, financial results, and financial condition. Later that evening, various of the attendees from the day’s meeting continued their discussions at a dinner event.

On July 2, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant, also attended the meeting. At this meeting, Cowen updated the Special Committee on the TestEquity and Gexpro Services management presentations and related meetings held on June 30, 2021. The Special Committee also discussed ongoing due diligence activities. Later that same day, at the request of the Special Committee, representatives of Cowen held a teleconference with representatives of Piper to discuss various process matters in connection with the potential transactions.

On July 9, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant, also attended the meeting. At this meeting, the Special Committee discussed the potential transactions and various due diligence matters, financial statement presentation considerations and updates. The Special Committee also discussed other accounting and financing matters related to the potential transactions. In particular, the Special Committee discussed the need for certain audited financial statements of Gexpro Services that were not available, and the need for certain financial statements to be included in a proxy statement that would need to be filed with the SEC if a transaction with Gexpro Services were to take place. Mr. Knutson also provided a report regarding his initial discussions with various lenders in respect of potential new financing arrangements for the combined company in connection with the proposed transactions.

On July 16, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant, also attended the meeting. At this meeting, the Special Committee and other attendees discussed various matters regarding the potential transactions.

On July 19, 2021, representatives of the Special Committee, Jenner, LKCM and Mayer had a discussion regarding accounting matters in connection with the potential transactions. In particular, the parties discussed the desirability of seeking a waiver from the SEC in respect of the presentation of certain Gexpro Services financial statements in a proxy statement that would have to be delivered to Lawson stockholders to seek approval of the potential transactions, in the event a definitive agreement was entered into with respect to the potential transaction with Gexpro Services.

On July 21, 2021, Mayer delivered draft Merger Agreements for the potential Gexpro Services and TestEquity transactions to Jenner. The draft Merger Agreements contemplated, among other things, (i) that legal counsel to both parties would first negotiate a merger agreement for one of the potential Mergers and once that was substantially finalized, negotiate the other merger agreement; (ii) two reverse subsidiary mergers with Gexpro Services and TestEquity surviving the transactions as wholly owned subsidiaries of Lawson; (iii) representations and warranties and interim operating covenants binding on each of Lawson, Gexpro Services and TestEquity generally customary for a transaction of this nature (including, with respect to Lawson, where the target’s stockholders receive the acquiror’s common stock); (iv) a provision that would allow each of the Lawson board of directors and the Special Committee, under certain limited circumstances, to change its recommendation to stockholders in the event of an intervening event; (v) that the closing of each of the Mergers was cross-conditional on the closing of the other, and that the termination of one Merger Agreement would result in the termination of the other Merger Agreement; (vi) a termination fee in the amount of $10 million payable by Lawson in the event that the Gexpro Services Merger Agreement was terminated by the LKCM affiliate as a result of a change in the Lawson board of directors’ or Special Committee’s recommendation in favor of the Gexpro Services merger or a termination of the TestEquity Merger Agreement under similar circumstances, with a similar termination fee for the termination of the TestEquity Merger Agreement in similar circumstances to be discussed; (vii) the execution of a registration rights agreement in favor of the LKCM affiliate acquiring Lawson common stock in the transaction; and (viii) certain adjustments to the merger consideration to be received by the Gexpro Services equity holder and the TestEquity equity holder in respect of cash, tax assets, unpaid transaction expenses and assumed indebtedness of Gexpro Services and TestEquity, respectively, at the closing of the contemplated Mergers.

On July 23, 2021, and July 30, 2021, the Special Committee held meetings via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and Robert Zamarripa, who was retained to act as a strategic advisor to the Special Committee (the “Strategic Advisor”), also attended the meetings. At these meetings, the Special Committee and other attendees discussed the status of the potential transactions and various due diligence updates.

On July 29, 2021, representatives of TestEquity management met with members of the Special Committee in person and via teleconference regarding TestEquity’s business, operations, financial results, and financial condition. Following this meeting, representatives of Gexpro Services management met with members of the Special Committee in person and via teleconference regarding Gexpro Services’ business, operations, financial results, and financial condition.

On August 1, 2021, at the direction of the Special Committee, representatives of Cowen held a teleconference with representatives of TestEquity management and Piper to discuss certain preliminary financial information for TestEquity that had been provided by TestEquity.

On August 2, 2021, at the direction of the Special Committee, representatives of Cowen held a teleconference with representatives of Gexpro Services management and Piper to discuss certain preliminary financial information for Gexpro Services that had been provided by Gexpro Services, including potential synergies from a combination of the three companies.

On August 5, 2021, Lawson submitted to the SEC a waiver request in respect of the presentation of certain Gexpro Services financial statements in a proxy statement to be delivered to Lawson stockholders seeking approval of the potential transactions, in the event definitive agreements were entered into with respect to the potential transactions.

On August 6, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the Special Committee and other attendees discussed the status of the potential transactions and various due diligence updates.

On August 11, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, Cowen reviewed with the Special Committee certain preliminary information regarding the potential transactions. The Special Committee also discussed anticipated communications with LKCM and its advisors.

On August 13, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, Lawson management provided an update on the status of the SEC waiver request. After members of Lawson management were excused from the meeting, the Special Committee discussed preliminary financial information for Lawson that previously had been provided to Cowen and the potential achievability thereof. In addition, the Special Committee noted that the information about Lawson included a potential acquisition of an unrelated third party. The Special Committee indicated that it would request Lawson management to conduct an additional review of such preliminary financial information and requested that Cowen consult further with representatives of Lawson management regarding the Lawson preliminary financial information and provide the Special Committee with updated preliminary financial information regarding the potential transactions based on such discussions.

On August 17, 2021, the Special Committee held a meeting via videoconference. Representatives from Jenner and Cowen, the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, Cowen reviewed with the Special Committee updated preliminary financial information regarding the potential transactions based on Cowen’s additional discussions with, and updated preliminary financial information provided by, representatives of Lawson management, including the potential pro forma ownership of the combined company by legacy Lawson stockholders, on the one hand, and the LKCM affiliate stockholders of TestEquity and Gexpro Services, on the other hand, based on such financial information. The Special Committee discussed the possibility of presenting a counterproposal to Headwater, as well as plans for further communications with LKCM and its advisors.

Later on August 17, 2021, Mr. Hillman and representatives of Cowen held a discussion with representatives of LKCM and its affiliates and Piper regarding Headwater’s proposal. Mr. Hillman relayed to LKCM and its affiliates and Piper the view that, based on the Special Committee’s evaluation, the pro forma ownership of the combined company by legacy Lawson stockholders immediately following the completion of the potential transactions should be slightly above 50%.

On August 20, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the Special Committee and other attendees discussed the recent communications with LKCM and its affiliates and Piper, and the potential impact on the relative valuations of Lawson, TestEquity and Gexpro Services of various other potential business acquisitions under consideration by TestEquity and Gexpro Services. The Special Committee and its advisors also discussed the draft Merger Agreements provided by Mayer in respect of the proposed Gexpro Services and TestEquity transactions, including the proposed transaction structure and LKCM’s and its affiliates’ proposed adjustment mechanism to the equity valuation for tax attributes or assets of TestEquity and Gexpro Services. Lawson management also reported on the status of the SEC waiver request and conversations between representatives of Lawson management and the SEC related to the financial statements of Gexpro Services.

On August 26, 2021, Mr. Hillman and representatives of Cowen met via videoconference with representatives of LKCM and its affiliates and Piper to discuss preliminary financial information regarding Lawson, TestEquity and Gexpro Services.

On August 27, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the participants discussed the draft Gexpro Services Merger Agreement provided by Mayer, the status of discussions with lenders for potential new debt financing for the combined company and various due diligence updates, including legal, tax and accounting diligence matters. After members of Lawson management were excused from the meeting, Cowen then updated the Special Committee regarding feedback from representatives of Piper on the Special Committee’s counterproposal. The Special Committee engaged in a detailed discussion regarding the Piper feedback and possible responses. In particular, the Special Committee discussed the possibility of using a fixed share exchange approach to the merger consideration.

Later in the day on August 27, 2021, representatives from Jenner held a telephone conference with representatives from Mayer to discuss the draft Gexpro Services Merger Agreement, including potential use of a fixed share exchange approach to the merger consideration.

On August 31, 2021, Mr. Knutson held a telephone conference with representatives from the SEC regarding Lawson’s waiver request in respect of the presentation of certain Gexpro Services financial statements a proxy statement for the proposed transactions.

Later in the day on August 31, 2021, Mr. Hillman and representatives from Lawson management, E&Y LLP, in their capacity as an accounting advisor to Lawson, and Jenner had a discussion with representatives of Gexpro to provide an update as to the status of Lawson’s waiver request to the SEC.

On September 2, 2021, representatives from Jenner delivered a revised draft Merger Agreement for the potential Gexpro Services transaction to representatives from Mayer. The revised draft Merger Agreement contemplated, among other things, (i) the addition of certain restrictions on the conduct of Gexpro Services’ business prior to closing of the potential transactions, (ii) a termination fee in the amount of $2.5 million payable by Lawson in the event that the Gexpro Services Merger Agreement was terminated by the LKCM affiliate as a result of a change in the Lawson board of directors’ or Special Committee’s recommendation in favor of the Gexpro Services merger or a termination of the TestEquity Merger Agreement under similar circumstances; and (iii) payment of a fixed number of shares of Lawson common stock in exchange for all of the issued and outstanding equity of Gexpro Services (without adjustments to the merger consideration to be received by the Gexpro Services Stockholder in respect of cash, tax assets, unpaid transaction expenses and assumed indebtedness of Gexpro Services at the closing of the contemplated merger). There was a general discussion that similar terms would apply to the draft of the TestEquity Merger Agreement.

On September 3, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the participants discussed the status of the ongoing discussions between Mr. Knutson and the SEC and the status of various due diligence activities. After members of Lawson management were excused from the meeting, the Special Committee then discussed recent developments in Lawson’s business and financial performance. The Special Committee also discussed with its advisors the timing of a potential counterproposal to LKCM and its affiliates reflecting a pro forma ownership of the combined company by legacy Lawson stockholders immediately following the completion of the potential transactions of approximately 48%.

Later in the day on September 3, 2021, Mr. Hillman and representatives of Cowen met with representatives of LKCM and its affiliates and Piper and relayed that, based on the Special Committee’s preliminary evaluation, a pro forma ownership of the combined company by legacy Lawson stockholders immediately following the completion of the potential transactions at approximately 48% would be considered.

On September 8, 2021, members of the Special Committee and representatives of Lawson management, LKCM and its affiliates, Jenner, Mayer, Cowen and Piper held a teleconference during which the participants discussed the Gexpro Services financial statement presentation requirements in respect of the proxy statement for the potential transactions based on discussions with the SEC. Among other things, the audited Gexpro Services financial statements for the nine-month period ending September 25, 2021, would have to be included. The impact of this requirement in the overall expected timing of the transaction was also discussed.

Following this meeting, later in the day on September 8, 2021, Lawson submitted to the SEC a supplemental waiver request to its original August 5, 2021, waiver request. The supplemental waiver request proposed (i) the inclusion of audited financial statements of Gexpro Services for the nine-month period ended September 25, 2021 to satisfy the latest year of audited financial statements, (ii) the substitution of abbreviated financial statements of Gexpro Services for the period of January 1, 2020 to February 23, 2020 for full financial statements of Gexpro Services for that period, and (iii) the exclusion of financial statements of Gexpro Services for periods prior to January 1, 2020.

On September 10, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, representatives of Lawson management reported on the status of the SEC waiver request and ongoing discussions with banking institutions regarding new debt financing for the combined company in connection with the potential transactions. After members of Lawson management were excused from the meeting, the Special Committee and its advisors discussed LKCM’s and its affiliates’ revised proposal for an approximately 47.5% pro forma ownership of the combined company by legacy Lawson stockholders.

On September 16, 2021, Jenner provided an initial draft of a registration rights agreement to Mayer, pursuant to which Lawson would provide the LKCM affiliates receiving Lawson common stock in the potential transactions with registration rights in respect of such shares of Lawson common stock.

On September 17, 2021, Mr. Knutson received a response letter from the SEC granting the waivers requested in Lawson’s September 8, 2021, supplemental waiver request.

On September 24, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, participants discussed the ongoing discussions with banking institutions regarding new debt financing for the combined company in connection with the potential transactions and ongoing diligence efforts regarding TestEquity and Gexpro Services, including as to tax matters and potential acquisitions of additional businesses by TestEquity and Gexpro Services.

On October 1, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, participants discussed, among other things, due diligence matters and the anticipated timeline for pending and potential additional acquisitions of businesses by TestEquity and Gexpro Services.

Also on October 1, 2021, representatives from Mayer delivered a revised draft Merger Agreement for the potential Gexpro Services transaction to representatives from Jenner. The revised draft Merger Agreement contemplated, among other things, a termination fee in the amount of $7.5 million payable by Lawson in the event that the Gexpro Services Merger Agreement is terminated by the LKCM affiliate as a result of a change in the Lawson board of directors’ or Special Committee’s recommendation in favor of the Gexpro Services merger or a termination of the TestEquity Merger Agreement under similar circumstances.

On October 7, 2021, representatives of Mayer sent a revised draft of the registration rights agreement to representatives of Jenner.

On October 8, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, Mr. Hillman led a discussion regarding the recent financial performances of Lawson, TestEquity and Gexpro Services, noting that the differences in each company’s financial results and prospects relative to those provided in connection with the preliminary financial information considered for purposes of the prior purchase price negotiations would require an update of all financial information and a reconsideration of the relative valuations of the three companies and pro forma share ownership of the combined company. Mr. Hillman also provided an update, based on his discussions with LKCM and its affiliates, on various proposed acquisition transactions under consideration by TestEquity. The Special Committee also discussed recent events in connection with Lawson’s consideration of a potential acquisition opportunity. Thereafter, representatives of Jenner provided an update regarding the draft Gexpro Services Merger Agreement under negotiation, and Mr. Knutson provided an update regarding discussions with potential lenders about new debt financing for the combined company in connection with the proposed transactions.

On October 12, 2021, Mr. Hillman met with representatives of LKCM and its affiliates to discuss the results of each of Lawson, TestEquity and Gexpro Services for the third quarter of 2021, and the ongoing preparation by each of Lawson, TestEquity and Gexpro Services management of updated financial information reflecting the results of the third quarter of 2021. Mr. Hillman and the representatives of LKCM and its affiliates also discussed the status of certain proposed acquisitions by TestEquity and Gexpro Services, and the possibility of providing that a certain amount of merger consideration be made contingent on closing of such acquisitions prior to or after the closing of Lawson’s potential business combinations with TestEquity and Gexpro Services.

On October 15, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, Mr. Hillman described his October 12, 2021, discussions with representatives of LKCM and its affiliates, including the potential for adjusting the structuring of the merger consideration based on the status of TestEquity’s acquisition activity. Mr. Hillman also led a discussion regarding the anticipated timing for the parties’ preparation of updated financial information as previously noted at the Special Committee’s October 8, 2021, meeting.

On October 22, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, the participants discussed various process and timing matters relating to the proposed transactions. Representatives of Jenner provided an update regarding the revised draft of the Gexpro Services Merger Agreement, and also presented a summary of certain key findings arising from its legal due diligence investigation of TestEquity and Gexpro Services.

Also on October 22, 2021, representatives from Jenner delivered a revised draft of the Gexpro Services Merger Agreement to representatives from Mayer. The revised draft merger agreement provided for, among other things, a placeholder for a termination fee payable by Lawson in the event that the Gexpro Services Merger Agreement is terminated by the LKCM affiliate as a result of a change in the Lawson board of directors’ or Special Committee’s recommendation in favor of the merger or a termination of the TestEquity Merger Agreement under similar circumstances. Representatives from Jenner also delivered a draft of the Voting Agreement to representatives from Mayer.

On October 26, 2021, representatives from Jenner and Mayer discussed the draft Gexpro Services Merger Agreement and the draft TestEquity Merger Agreement.

On October 29, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, participants discussed potential TestEquity acquisition targets and recent communications with LKCM and its affiliates regarding the acquisition activities of TestEquity and Gexpro Services. Representatives of Jenner also provided an update regarding matters relating to the revised draft Gexpro Services Merger Agreement, and Lawson management provided an update regarding ongoing discussions with banking institutions regarding new debt financing for the combined company in connection with the potential transactions.

On November 5, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, the Special Committee discussed Lawson’s acquisition activities and recent communications from LKCM and its affiliates regarding TestEquity’s and Gexpro Services’ acquisition activities.

During the week of November 8, 2021, Lawson management communicated to the owners of the business that Lawson had been contemplating acquiring that Lawson was no longer interested in pursuing such potential acquisition in light of various finding by Lawson in connection with its due diligence review of this potential acquisition target.

On November 12, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, the Special Committee and other participants discussed various transaction process matters, as well as feedback from LKCM and its affiliates on the status of various potential acquisition transactions under consideration by Gexpro Services. Lawson management also provided an update regarding ongoing discussions with banking institutions regarding new debt financing for the combined company in connection with the potential transactions.

Later on November 12, 2021, representatives of LKCM and its affiliates delivered to representatives of Lawson updated financial information for Gexpro Services.

On November 19, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, the Special Committee and other participants discussed the updated financial information received from Gexpro Services, the anticipated receipt of updated financial information from TestEquity and various transaction process matters, including Gexpro Services’ continued discussions with additional potential acquisition targets.

On December 3, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee, also attended the meeting. At this meeting, the Special Committee discussed various matters related to the accounting treatment of the proposed transactions, and Mr. Hillman’s and Lawson management’s ongoing discussions with Lawson’s independent accounting firm and LKCM concerning such matters.

On December 8, 2021, Mr. Hillman and Brad Wallace, a Partner at Headwater, had a telephone conversation regarding the proposed transactions during which they discussed the possibility that a portion of the consideration to be paid by Lawson in connection with its business combinations with TestEquity and Gexpro Services would be structured as an earnout based on the performance of TestEquity and/or Gexpro Services and/or their completion of acquisitions of certain additional businesses that had been identified and discussed with the Special Committee.

Later on December 8, 2021, Mr. Wallace, on behalf of LKCM and its affiliates, delivered via email to the Special Committee a proposal for an allocation of ownership of the combined company of 44.0% by legacy Lawson stockholders, 18.9% by the LKCM affiliate stockholder of TestEquity and 37.1% by the LKCM affiliate stockholder of Gexpro Services, based on LKCM’s and its affiliates’ computations of the relative implied equity values of the three companies based in part on multiples of estimated 2021 EBITDA of 13.17x for Lawson, 12.00x for TestEquity and 13.17x for Gexpro Services. In particular, Mr. Wallace noted that the forecast for Lawson had softened as compared to the forecast from the previous discussion and that Lawson no longer was in discussions to acquire the business that was previously identified.

Thereafter, on December 8, 2021, Mr. Hillman and Mr. Wallace discussed LKCM’s and its affiliates’ proposal from earlier that day, including the multiples used by LKCM and its affiliates’ in their valuation and the fact that LKCM’s and its affiliates’ estimated 2021 EBITDA of TestEquity included two acquisitions under consideration by TestEquity.

Later in the day on December 8, 2021, Mr. Wallace, on behalf of LKCM and its affiliates, emailed to Mr. Hillman a revised proposal for an allocation of ownership of the combined company of 45.6% by legacy Lawson stockholders, 15.8% by the LKCM affiliate stockholder of TestEquity and 38.6% by the LKCM affiliate stockholder of Gexpro Services, based on LKCM’s and its affiliates’ computations of the relative implied equity values of the three companies based in part on a multiple of estimated 2021 EBITDA of 13.17x for each of Lawson, TestEquity and Gexpro Services, with such multiple in respect of TestEquity being applied to an estimated 2021 EBITDA for TestEquity that did not include the two acquisitions then under consideration by TestEquity. Mr. Wallace also proposed that, as a compromise for the TestEquity stockholder receiving less share consideration at closing, there would be a post-closing earnout whereby up to 700,000 additional shares of Lawson common stock would be issued to TestEquity’s stockholder based on TestEquity’s completion of board-approved acquisitions after the signing of a definitive agreement for Lawson’s purchase of TestEquity and before the one-year anniversary of the closing of Lawson’s business combination with TestEquity. LKCM’s and its affiliates’ proposed earnout would require, for each completed acquisition, the issuance of a number of additional shares of Lawson common stock based on a formula for the implied valuation of the acquisition as if it had occurred at the time of the closing of Lawson’s business combination with TestEquity, with the maximum total earnout shares capped at 700,000.

On December 9, 2021, representatives of LKCM and its affiliates delivered to representatives of Lawson updated financial information for TestEquity.

Also on December 9, 2021, Mr. Hillman and Mr. Wallace discussed LKCM’s and its affiliates’ proposal from the previous night. Mr. Wallace, on behalf of LKCM and its affiliates, then emailed to Mr. Hillman a revised proposal for an earnout structure in connection with Lawson’s potential business combination with TestEquity. LKCM’s and its affiliates’ revised earnout proposal contemplated that the LKCM affiliate stockholder of TestEquity would have the opportunity to earn up to an aggregate of 700,000 additional shares of Lawson common stock based on any one or more of three formulas—(1) for any board-approved acquisition completed by TestEquity within 120 days following the closing of Lawson’s business combination with TestEquity: 13.17x less the EBITDA multiple paid by TestEquity in the acquisition, multiplied by the EBITDA acquired in the acquisition, divided by the moving average price of Lawson common stock over the 30 days prior to the signing of the definitive agreement for Lawson’s business combination with TestEquity, (2) for any board-approved acquisition completed by TestEquity after 120 days following the closing of the Lawson’s business combination with TestEquity: 13.17x less the EBITDA multiple paid by TestEquity in the acquisition, multiplied by the EBITDA acquired in the acquisition, divided by the moving average price of Lawson common stock over the 30 days prior to the closing of Lawson’s business combination with TestEquity, and (3) for any additional EBITDA delivered by the TestEquity platform organically for 2022, a formula based in part on the increase in organic EBITDA for 2022 over 2021.

On December 10, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee

also attended the meeting. At this meeting, the Special Committee discussed the current proposal from LKCM and its affiliates and possible responses. The Special Committee adjourned the meeting to allow for a discussion with representatives of LKCM and its affiliates to occur to provide the Special Committee with additional information and clarification.

Later in the day on December 10, 2021, Mr. Hillman communicated to Mr. Wallace the Special Committee’s views on LKCM’s and its affiliates’ latest proposals. Mr. Hillman and Mr. Wallace also discussed potential earnout structures whereby (i) in the case of Gexpro Services, if certain specified acquisitions by Gexpro Services were not completed prior to the closing of the Gexpro Services Merger, a specified number of shares payable as consideration for Lawson’s business combination with Gexpro Services would be retained by Lawson until such acquisitions were either completed or not completed within a time frame to be determined, and (ii) in the case of TestEquity, a similar earnout structure would apply if TestEquity had executed letters of intent in respect of certain transactions prior to signing of a definitive agreement for Lawson’s business combination with TestEquity, or alternatively, if TestEquity had not executed such letters of intent, an earnout structure tied to the increase in Lawson’s organic EBITDA for 2022 over 2021 contributed by TestEquity.

Following this discussion and later in the day on December 10, 2021, the Special Committee reconvened its earlier meeting. At this meeting, the Special Committee members reached a general consensus to further consider and continue discussions with representatives of LKCM and its affiliates regarding a proposal based on the range of ownership by legacy Lawson stockholders of approximately 45% which was discussed at the Special Committee’s meeting earlier that day, and including the treatment of identified potential transactions as discussed by Mr. Hillman and Mr. Wallace earlier that day as potentially covered by an earn-out structure.

Following this meeting, and later in the day on December 10, 2021, Mr. Hillman again spoke with Mr. Wallace. During those discussions, Mr. Hillman indicated that the Special Committee would consider the proposal under discussion further.

On December 11, 2021, Mr. Wallace, on behalf of LKCM and its affiliates, emailed to Mr. Hillman a revised purchase price proposal in connection with Lawson’s potential business combinations with Gexpro Services and TestEquity. LKCM’s and its affiliates’ revised purchase price proposal contemplated that in the case of the Gexpro Services transaction: (1) Lawson would issue 8,000,000 shares of Lawson common stock at the closing, (2) if at least $50 million of accretion via acquisitions was not delivered by Gexpro Services before or within 90 days of the closing of Lawson’s business combination with Gexpro Services, Lawson would be able to claw back a number of shares equal to the amount of the accretion under $50 million divided by the volume weighted average price of Lawson common stock price over the 30 days prior to the signing of the definitive agreement for Lawson’s business combination with Gexpro Services, (3) such clawback shares would not exceed 1,000,000 and (4) in the event there were any clawback shares, such shares could be earned back by the LKCM affiliate stockholder of Gexpro Services under a formula based in part on the increase in Gexpro Services EBITDA for 2022 over 2021 contributed to Lawson, after adjusting for the pro forma effect of acquisitions and one-time operating costs associated with Lawson board-approved investments (and less the amount of any purchase price for any such acquisitions). A similar structure was proposed for the TestEquity transaction.

On December 13, 2021, Mr. Hillman and representatives of LKCM and its affiliates, held a teleconference. During this teleconference, the participants discussed the recent proposals communicated between the Special Committee and LKCM and its affiliates over the previous several days. Mr. Hillman, on behalf of the Special Committee, and representatives of LKCM and its affiliates discussed the transaction structures in respect of TestEquity and Gexpro Services generally involving (1) a specified number of shares of Lawson common stock that would be issued to the LKCM affiliate stockholders of TestEquity and Gexpro Services at closing, (2) a specified number of shares would be held back (and not be issued as consideration) until and only if certain specified acquisitions were completed by TestEquity or Gexpro Services, as applicable, within 90 days after the completion of the business combinations with TestEquity and Gexpro Services and (3) if any of the held-back shares were not issued because of the failure to satisfy the provisions of the preceding clause (2), then the LKCM affiliate stockholders of TestEquity and Gexpro Services, as applicable, would have the ability to earn back such shares under a formula based in part on the increase in TestEquity EBITDA or Gexpro Services EBITDA, as applicable, for 2022 over 2021 after adjusting for the pro forma effect of acquisitions and one-time operating costs associated with Lawson board-approved investments (less the amount of any purchase price for any acquisition). In particular, the participants discussed that the two Merger Agreements would each have separate provisions relating to the consideration to be issued at the closing of the Merger and with respect to any potential earn-out provisions. The participants also discussed various process and timing matters for the proposed transactions.

On December 17, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the Special Committee discussed the current proposal from LKCM and its affiliates and anticipated timing of the receipt of revised drafts of the Gexpro Services Merger Agreement. The Special Committee also discussed an update to the anticipated timing of receiving a commitment letter for the debt financing required for the transactions.

On December 18, 2021, representatives of Mayer delivered a revised draft of the Gexpro Services Merger Agreement to representatives of Jenner. The revised draft of the Gexpro Services Merger Agreement contained the new proposed terms of the Gexpro Services Merger with the earnout structure. Representatives of Mayer also delivered a revised draft of the Voting Agreement to representatives of Jenner.

On December 20, 2021, representatives of Jenner discussed the terms of the Gexpro Services Merger Agreement with representatives of Mayer and LKCM and its affiliates.

On December 21, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the Special Committee discussed the revised Gexpro Services Merger Agreement in detail.

On December 22, 2021, Jenner sent a revised draft of the Gexpro Services Merger Agreement to representatives of Mayer.

On December 22, 2021, the board of directors of Gexpro Services held a meeting to consider and approve the Gexpro Services Merger Agreement and the transactions contemplated thereby. Also on December 22, 2021, the board of directors of TestEquity held a meeting to consider and approve the TestEquity Merger Agreement and the transactions contemplated thereby.

On December 23, 2021, representatives of Jenner sent a revised draft of the Voting Agreement to representatives of Mayer. Later in the day on December 23, 2021, representatives of the Special Committee, LKCM and its affiliates, Jenner and Mayer held a meeting via videoconference to discuss and resolve various open points on the draft Merger Agreements and the draft Voting Agreement, including the terms of the earn-out provisions.

On December 24, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, Mr. Hillman and representatives from Jenner provided an update to the Special Committee about the negotiations on the Gexpro Services Merger Agreement and the TestEquity Merger Agreement. At this point, the representatives from Lawson management left the meeting. Cowen then reviewed with the Special Committee Cowen’s preliminary financial analysis regarding the TestEquity Merger Consideration and the Gexpro Services Merger Consideration.

Following this meeting, later in the day on December 24, 2021, representatives of Jenner sent a revised draft of the registration rights agreement to representatives of Mayer.

On December 26, 2021, representatives of Mayer sent a revised draft of the Gexpro Services Merger Agreement, a revised draft of the TestEquity Merger Agreement and a revised draft of the Voting Agreement to representatives of Jenner.

Later in the day on December 26, 2021, representatives of Mayer sent further revised drafts of the Merger Agreements to representatives of Jenner.

On December 27, 2021, and continuing into December 28, 2021, representatives of Jenner and Mayer continued to exchange drafts of the Gexpro Services Merger Agreement and the TestEquity Merger Agreement.

On December 28, 2021, the Special Committee held a meeting via videoconference. Representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, representatives from Jenner reviewed with the Special Committee certain legal considerations in connection with the potential transactions and reviewed the Special Committee’s fiduciary duties under applicable law in the context of a transaction with a major stockholder. The Special Committee then discussed the revised Gexpro Services Merger Agreement in detail and the TestEquity Merger Agreement in detail, and the changes that had been made over the past several days. A discussion of the Special Committee’s fiduciary duties and the Merger Agreements ensued. Also at this meeting, Cowen reviewed with the Special Committee Cowen’s financial analysis of the TestEquity Merger Consideration and the Gexpro Services Merger Consideration, as the case may be, and delivered separate oral opinions, each confirmed by delivery of a written opinion dated December 28, 2021, to the Special Committee to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen as set forth in such opinions, as of December 28, 2021, (i) the TestEquity Merger Consideration to be paid by Lawson in the TestEquity Merger was fair, from a financial point of view, to Lawson and (ii) the Gexpro Services Merger Consideration to be paid by Lawson in the Gexpro Merger was fair, from a financial point of view, to Lawson. The members of the Special Committee also considered, among other matters, the matters described in the section of this proxy statement captioned “The Transactions—Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors—The Special Committee.” Following this discussion, the Special Committee unanimously (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Company Excluded Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby and (3) recommended that the Lawson board of directors approve, and recommend that Lawson’s stockholders approve, the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

On December 28, 2021, the Board of Directors of Lawson held a meeting via videoconference. All of the directors of Lawson, representatives from Lawson management, Jenner and Cowen, and the Consultant and the Strategic Advisor to the Special Committee also attended the meeting. At this meeting, the Lawson board of directors (acting on the recommendation of the Special Committee) by unanimous vote of the Lawson directors (except for Mr. King and Mark F. Moon, who recused themselves from the vote) (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, (3) directed that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers, be submitted to Lawson’s stockholders for approval at a stockholders meeting and (4) resolved to recommend that Lawson’s stockholders approve those matters at such stockholders meeting (with Messrs. King and Moon recusing themselves from the vote).

Following the approval by the Lawson board of directors, the parties and their representatives worked to finalize the Gexpro Services Merger Agreement and the related disclosure schedules and the TestEquity Merger Agreement and related disclosure schedules. On the morning of December 29, 2021, the Gexpro Services Merger Agreement and the TestEquity Merger Agreement were each executed. Thereafter, Lawson issued press release publicly announcing the execution of the Gexpro Services Merger Agreement and the TestEquity Merger Agreement and related transactions.

Lawson’s Reasons for the Transactions; Recommendation of the Special Committee and the Lawson Board of Directors

The Special Committee

On March 10, 2021, the Lawson board of directors established by unanimous written consent the Special Committee, consisting of independent directors Andrew B. Albert, I. Steven Edelson and Lee S. Hillman, each of whom is unaffiliated with LKCM, TestEquity and Gexpro Services. Pursuant to the unanimous written consent, the Special Committee was delegated all of the power and authority of the Lawson board of directors, to the fullest extent permitted by law and the Lawson Bylaws, with respect to any review, consideration, deliberation, examination, investigation, analysis, assessment, evaluation, response and/or negotiation on behalf of Lawson of the acquisition of Gexpro Services and the amount and form of consideration for such acquisition, including related financing with respect thereto and any applicable refinancing of indebtedness of Lawson and Gexpro Services (which are referred to as the “Delegated Transactions”). The Special Committee’s power and authority included the power and authority on behalf of Lawson to (i) oversee and manage the process associated with Lawson’s evaluation and consideration of the Delegated Transactions, (ii) approve and make a recommendation to the Lawson board of directors with respect to the Delegated Transactions and (iii) determine any other necessary or advisable action of Lawson in furtherance of any of the foregoing. The unanimous written consent also provided that the Delegated Transactions shall not be approved by the Lawson board of directors without the prior approval of the Special Committee, and gave the Special Committee the authority to select, retain and terminate in its sole discretion legal counsel and financial and other advisors as the Special Committee determined to be advisable.

On May 19, 2021, the Lawson board of directors, acting by unanimous written consent, resolved that TestEquity will be included in the Delegated Transactions (as defined above) in addition to Gexpro Services and that, except as so modified, the March 10, 2021 original unanimous written consent of the Lawson board of directors and all delegations to and rights of the Special Committee contained therein were confirmed in all respects.

On December 28, 2021, the Special Committee, consisting of independent and disinterested directors of Lawson, unanimously (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby and (3) recommended that the Lawson board of directors approve, and recommend that Lawson’s stockholders approve, the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

In evaluating the Mergers, the Special Committee, as described above in the section entitled “The Transactions—Background of the Transactions,” held a number of meetings and consulted with Lawson’s management and the Special Committee’s advisors and, in reaching its determination and recommendation, considered a number of factors.

The various factors that the Special Committee considered that weighed positively in favor of its determination and recommendation included, among others and not necessarily in order of relative importance:

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the Special Committee’s belief that the Mergers will advance Lawson’s strategic objectives of expanding its offerings and services into the large, fragmented Industrial Distribution industry and thereby enhance Lawson’s ability to create long-term value for its stockholders, including by:

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enhancing Lawson’s financial performance, including through revenue and earnings growth driven by acquisition opportunities, organic revenue growth opportunities and cost synergies expected to be available to the Combined Company;

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(1) increasing Lawson’s reach into the highly fragmented MRO/OEM distribution markets and broadening its service capabilities, including vendor management inventory, beyond Lawson’s existing MRO focus, (2) enabling Lawson to establish a significant presence in the OEM distribution and electronic test and measurement equipment markets and leverage its existing service capabilities to additional end-customer markets and (3) providing Lawson with additional marketing channels, including to customers who prefer to order electronically via the internet versus Lawson’s historical marketing channel of on-site sales representatives, with the objective that such expansion will enable Lawson to leverage Lawson’s historical ability to generate positive cash flows across a broader array of business channels;

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broadening Lawson’s customer base and enabling the Combined Company to become a one-solution provider of OEM and MRO products across the combined customer base of Lawson, TestEquity and Gexpro Services;

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utilizing the combined financial resources of Lawson, TestEquity and Gexpro Services to accelerate a Combined Company strategy of pursuing and completing acquisitions of additional attractive businesses; and

•	improving Lawson’s product sourcing capabilities and providing Lawson additional combined purchasing power within overlapping suppliers;

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the Special Committee’s expectation of cost synergies in connection with the Mergers, including as a result of increased size, economies of scale and elimination of redundancies after the Mergers, and the anticipated generation of additional future cost synergies through alignment of the businesses and operations of Lawson, TestEquity and Gexpro Services on a common infrastructure platform;

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the Special Committee’s belief that the businesses and corporate cultures of Lawson, TestEquity and Gexpro Services are complementary and that the combination of the three companies can be completed in a timely and efficient manner with minimal disruption to employees and the experienced management teams in place at TestEquity Gexpro;

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the Special Committee’s expectation that, while the Lawson, TestEquity and Gexpro Services businesses are anticipated to operate under a holding company structure, the Combined Company will be able to leverage best practices, back-office resources and technologies across the three companies to help drive efficiencies, while continuing to provide exceptional service to their respective customers;

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the Special Committee’s belief that LKCM and its affiliates, which will significantly increase their collective beneficial ownership interest in Lawson upon completion of the Mergers, will utilize their experience and knowledge of the businesses of Lawson, TestEquity and Gexpro Services to continue to drive to improve the performance, strategic focus and enterprise value of the Combined Company;

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the relative profitability and enterprise values of TestEquity and Gexpro Services as compared to Lawson, and the equity split in the Transactions that would result in the TestEquity Equityholder and the Gexpro Services Stockholder receiving shares of Lawson common stock that will represent (1) approximately 17.0% and 36.1%, respectively, of the Combined Company (assuming issuance of only the minimum number of shares issuable in connection with the Mergers) and (2) approximately

18.9% and 37.9%, respectively, of the Combined Company (assuming issuance of the maximum number of shares issuable in connection with the Mergers);

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the separate opinions of Cowen, each dated December 28, 2021, to the Special Committee as to the fairness, from a financial point of view and as of the date of such opinions, to Lawson of (i) the TestEquity Merger Consideration to be paid by Lawson in the TestEquity Merger and (ii) the Gexpro Services Merger Consideration to be paid by Lawson in the Gexpro Services Merger, which opinions were based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen set forth in such opinions as more fully described under the heading “—Opinions of the Financial Advisor to the Special Committee;”

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the fact that the Merger Agreements were the product of extensive negotiations among the Special Committee and its advisors, on the one hand, and LKCM, TestEquity and Gexpro Services and their advisors, on the other hand, and contained terms and conditions that were, in the Special Committee’s view, fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties);

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the risks associated with continuing Lawson’s existing business and operations independent of TestEquity and Gexpro Services, including the competitive landscape of Lawson’s industry, the potential execution risks associated with Lawson’s strategic plan and the achievability of Lawson’s financial projections;

•	the terms of the Merger Agreements, including:

•	the fact that the aggregate consideration to be paid by Lawson in the Transactions will be payable in shares of Lawson common stock;

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the fact that the issuance of a portion of the TestEquity Merger Consideration and the Gexpro Services Merger Consideration is contingent on TestEquity and Gexpro Services, respectively, meeting various requirements under the terms of earnout mechanisms contained in the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, respectively;

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the non-waivable condition in each Merger Agreement that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers) must be approved by the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the Lawson special meeting (or any adjournment thereof); and

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the fact that, under certain circumstances, the Special Committee or the Lawson board of directors may amend, withdraw, modify or qualify its recommendation in response to certain intervening events with respect to Lawson, as more fully described in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception” and “The Gexpro Services Merger Agreement—Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception;”

•	the anticipated ability to refinance the existing indebtedness of Lawson, TestEquity and Gexpro Services;

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the likelihood that the Transactions would be completed in light of, among other things, the closing conditions in the Merger Agreements and the relative likelihood of obtaining required regulatory approvals; and

•	the business reputation and capabilities of TestEquity and Gexpro Services and their respective management teams.

The Special Committee also considered various factors relating to the procedural safeguards that it believed would ensure the fairness of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers) and permit the Special Committee to represent effectively the interests of Lawson’s unaffiliated stockholders, including among others and not necessarily in order of relative importance:

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the fact that the Special Committee consists of independent and disinterested directors of Lawson who are independent of LKCM and the Excluded Company Parties, are not employees of TestEquity or Gexpro Services or any of its affiliates and have no financial interests in the Transactions different from, or in addition to, the interests of Lawson’s unaffiliated stockholders, other than their interests described under “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions;”

•

the fact that the Special Committee was advised by independent legal and financial advisors, each an experienced and qualified firm selected by the Special Committee, and the Special Committee’s conclusion that each of the advisors were free of material conflicts and could provide impartial advice in connection with the proposed transactions;

•	the fact that, as part of its review, the Special Committee considered Lawson’s existing business and prospects if it did not combine with TestEquity and Gexpro Services;

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the fact that the Special Committee conducted thorough deliberations through more than 30 formal meetings regarding the Merger Agreements and the Mergers, the Share Issuances and the other contemplated transactions and alternatives thereto;

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the fact that the Special Committee was aware that it had no obligation to recommend any transaction and that the Special Committee had the authority to reject any proposals made by LKCM, TestEquity, Gexpro Services or their affiliates;

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the fact that the Special Committee made its evaluation of the Merger Agreements and the Mergers, the Share Issuances and other contemplated transactions with the full knowledge of the interests of LKCM, Mr. King and their affiliated entities in the Mergers, the Share Issuances and the other contemplated transactions; and

•

the non-waivable condition in each Merger Agreement that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers) must be approved by the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the Lawson special meeting (or any adjournment thereof).

The Special Committee also considered a variety of risks and other potentially negative factors concerning the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers). These factors included the following, which are not necessarily listed in order of relative importance:

•	the risk that, because the merger consideration involves a share-for-share exchange, the value of the merger consideration will not be determined until the Lawson shares are actually issued;

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the risk that, because the number of shares of Lawson common stock issuable in the Transactions is dependent on whether the terms and conditions of the earnout mechanisms in the Merger Agreements are satisfied, Lawson cannot be certain of the aggregate market value of the merger consideration issuable in connection with the Mergers until completion of the Transactions and determination whether any earnout targets have been achieved;

•	the ownership dilution to current Lawson stockholders as a result of the issuance of a significant number of shares of Lawson common stock in connection with the Mergers;

•	the possibility that the Transactions may not be completed on the terms or timeline currently contemplated or at all, including for reasons beyond the control of Lawson, TestEquity or Gexpro Services;

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the risk that failure to complete the Transactions could negatively affect the price of Lawson common stock and future business and financial results of Lawson, and could lead to negative perceptions among investors and other stakeholders;

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the potential risk of diverting management focus, employee attention and resources from other strategic opportunities and operational matters while working to complete the Transactions and successfully integrate Lawson, TestEquity and Gexpro Services under a holding company structure;

•	the potential for increased employee attrition at Lawson, TestEquity and Gexpro Services during the period prior to and after the completion of the Mergers;

•

the possibility that the increased revenues, earnings and efficiencies, and other anticipated benefits, expected to result from the Mergers may not be realized by the Combined Company on the expected timeframe or at all;

•	the challenges of combining aspects of Lawson, TestEquity and Gexpro Services following the Mergers, including technical, financial, operational, accounting and other challenges;

•

the fact that projections of future results of operations of Lawson, TestEquity and Gexpro Services are estimates based on assumptions, and not guarantees as to future financial performance, and the fact that the TestEquity Management Forecast and the Gexpro Services Management Forecast included projections of certain companies and businesses that were not owned by TestEquity and Gexpro Services, respectively, at the time of their preparation, as more fully described in the section entitled “The Transactions—Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information;”

•	the risk that new financing arrangements for the Combined Company may not be available to the Combined Company on the terms contemplated or at all;

•	the risk that the incurrence of additional indebtedness in connection with the Mergers could have adverse consequences on the Combined Company’s business and financial condition following the Mergers;

•	the restrictions in the Merger Agreements on the conduct of Lawson’s business prior to closing of the Mergers;

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the requirements in the Merger Agreements that Lawson call and hold a vote of its stockholders to seek the required stockholder approvals in respect of the Transactions even in circumstances where the Special Committee or the Lawson board of directors has withdrawn or adversely changed its recommendation to the Lawson stockholders;

•	the fact that there can be no assurance that all of the conditions to the parties’ obligations to complete the Mergers will be satisfied;

•	the potential payment of termination fees that Lawson would be required to make in certain circumstances under the Merger Agreements;

•	the costs to be incurred in connection with the Transactions, including the fees and expenses associated with completing such transactions;

•	the risk that the necessary regulatory approvals for the Transactions may be delayed, conditioned or denied; and

•	the possibility of litigation by Lawson stockholders in connection with the Transactions, and the potential expense and management distraction that may result from any such litigation.

In considering the determination and recommendation of the Special Committee, Lawson stockholders should be aware that some of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, the interests of Lawson’s stockholders generally, as more fully described in the section entitled “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions.” The Special Committee was aware of these interests in making its determination and recommendation.

The Special Committee considered all of these factors, and other factors, as a whole, and, on balance, concluded that the potentially negative factors associated with the Merger Agreements, the Mergers, the Share Issuances and the other contemplated transactions were outweighed by the potential benefits that it expected the Lawson stockholders would achieve as a result of entering into the Merger Agreements and consummating the Transactions.

This discussion of the information and factors considered by the Special Committee is not intended to be exhaustive and may not include all of the factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances), and the complexity of these matters, the Special Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that the Special Committee considered in reaching its determination and recommendation. Rather, the Special Committee viewed its decision as based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Special Committee may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the Special Committee and certain other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The Lawson Board of Directors

On December 28, 2021, the Lawson board of directors (acting on the recommendation of the Special Committee) by unanimous vote of the Lawson directors (except for Mr. King and Mr. Moon, who recused themselves from the vote) (1) determined that the terms of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby are fair to and in the best interests of Lawson and its stockholders (other than the Excluded Company Parties), (2) approved the execution, delivery and performance of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, (3) directed that the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers, be submitted to Lawson’s stockholders for approval at a stockholders meeting and (4) resolved to recommend that Lawson’s stockholders approve those matters at such stockholders meeting.

In reaching its determination and recommendation, the Lawson board of directors took into account the factors described above considered by the Special Committee and the Special Committee’s recommendation. In reaching its determination and recommendation, the Lawson board of directors also considered a number of other factors, including the following factors (which are not necessarily in order of relative importance):

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the fact that the consideration and negotiation of the Merger Agreements and the related agreements contemplated thereby was conducted entirely under the control and supervision of the Special Committee, which consists of independent and disinterested directors of Lawson who are independent of LKCM and the Excluded Company Parties, are not employees of TestEquity or Gexpro Services or any of its affiliates and have no financial interests in the Mergers, the Share Issuances and the other contemplated transactions different from, or in addition to, the interests of Lawson’s unaffiliated stockholders, other than their interests described under “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions;”

•

the independent control of the Special Committee of the transaction process following the Special Committee’s formation, and the Special Committee’s receipt of advice and assistance from its legal and financial advisors; and

•

the process undertaken by the Special Committee, with the assistance of its advisors, in evaluating the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances), as described above in the section entitled “The Transactions—Background of the Transactions.”

In considering the determination and recommendation of the Lawson board of directors, Lawson stockholders should be aware that some of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, the interests of Lawson’s stockholders generally, as more fully described in the section entitled “The Transactions—Interests of Lawson Directors and Executive Officers in the Transactions.” The Lawson board of directors was aware of these interests in making its determination and recommendation.

The Lawson board of directors considered all of these factors, and other factors, as a whole, and, on balance, concluded that the potentially negative factors associated with the Merger Agreements, the Mergers, the Share Issuances and the other contemplated transactions were outweighed by the potential benefits that it expected the Lawson stockholders would achieve as a result of entering into the Merger Agreements and consummating the Transactions.

This discussion of the information and factors considered by the Lawson board of directors is not intended to be exhaustive and may not include all of the factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances), and the complexity of these matters, the Lawson board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that the Lawson board of directors considered in reaching its determination and recommendation. Rather, the Lawson board of directors viewed its decision as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Lawson board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the Lawson board of directors and certain other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The Lawson board of directors recommends that Lawson stockholders vote “FOR” each of the Lawson Proposals.

Opinions of the Financial Advisor to the Special Committee

The Special Committee has engaged Cowen as its financial advisor in connection with the TestEquity Merger and the Gexpro Services Merger. In connection with this engagement, the Special Committee requested that Cowen evaluate the fairness, from a financial point of view, to Lawson of (i) the TestEquity Merger Consideration to be paid by Lawson in the TestEquity Merger and (ii) the Gexpro Services Merger Consideration to be paid by Lawson in the Gexpro Services Merger.

At a meeting of the Special Committee held on December 28, 2021, Cowen reviewed with the Special Committee Cowen’s financial analysis of the TestEquity Merger Consideration and the Gexpro Services Merger Consideration, as the case may be, and delivered separate oral opinions, each confirmed by delivery of a written opinion dated December 28, 2021, to the Special Committee to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen as set forth in such opinions, as of December 28, 2021 (i) the TestEquity Merger Consideration to be paid by Lawson in the TestEquity Merger was fair, from a financial point of view, to Lawson and (ii) the Gexpro Services Merger Consideration to be paid by Lawson in the Gexpro Services Merger was fair, from a financial point of view, to Lawson. The full text of the written opinions of Cowen, each dated December 28, 2021, are attached as Annex D and Annex E to this proxy statement and are incorporated herein by reference. The summaries of the written opinions of Cowen set forth herein are qualified in their entirety by reference to the full text of each such opinion. Cowen’s analyses and opinions were prepared for and addressed to the Special Committee and are directed only to the fairness, from a financial point of view, to Lawson of the TestEquity Merger Consideration or the Gexpro Services Merger Consideration, as the case may be. Cowen’s opinions did not in any way address the proportionate allocation of consideration between TestEquity and Gexpro Services or the relative fairness of the TestEquity Merger Consideration compared to the Gexpro Services Merger Consideration or vice versa, nor did Cowen’s opinions address the relative merits of the TestEquity Merger or the Gexpro Services Merger, as the case may be, or any related transaction as compared to other business strategies or transactions that might be available to Lawson. The TestEquity Merger Consideration and the Gexpro Services Merger Consideration were determined through negotiations between the Special Committee and TestEquity or Gexpro Services, as the case may be, and Cowen’s opinions do not constitute recommendations to the Special Committee, the Lawson board of directors, any securityholder or any other person as to how to vote or act with respect to the proposed TestEquity Merger, the proposed Gexpro Services Merger or otherwise.

Opinion Regarding the TestEquity Merger Consideration. In connection with its opinion rendered in connection with the TestEquity Merger, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft, dated December 28, 2021, of the TestEquity Merger Agreement;

•	certain financial information and operating data relating to TestEquity furnished to Cowen by the management of TestEquity;

•	certain publicly available financial and other information for Lawson and certain other relevant financial and operating data furnished to Cowen by the management of Lawson;

•

certain internal financial analyses, financial forecasts, reports and other information concerning TestEquity, including with respect to certain pending or planned acquisitions expected to be consummated by TestEquity, prepared by the management of TestEquity as reviewed and approved for Cowen’s use and reliance by the Special Committee and the management of Lawson (referred to collectively in this section as the “TestEquity Forecasts”);

•

certain internal financial analyses, financial forecasts, reports and other information concerning Lawson Products prepared by the management of Lawson (referred to collectively in this section as the “Lawson Forecasts”), and the amounts and timing of the cost savings, revenue enhancements and operational synergies and related expenses expected to result from the TestEquity Merger furnished to Cowen by the management of Lawson (the “TestEquity Expected Synergies”), as reviewed and approved for Cowen’s use and reliance by the Special Committee;

•

discussions Cowen had with certain members of the managements of TestEquity and Lawson, as the case may be, concerning the historical and current business operations, financial condition and prospects of TestEquity and Lawson, the TestEquity Expected Synergies and such other matters Cowen deemed relevant;

•	certain operating results of TestEquity and Lawson as compared to the operating results of certain publicly traded companies Cowen deemed relevant;

•

certain financial information for TestEquity and certain financial and stock market information for Lawson as compared with similar information for certain publicly traded companies Cowen deemed relevant;

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the relative contributions of TestEquity and Lawson to certain financial data of, and the relative implied equity ownership of TestEquity and Lawson in, the pro forma combined company utilizing the TestEquity Forecasts and the Lawson Forecasts; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with the Special Committee’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to Cowen by TestEquity and Lawson, respectively, or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon TestEquity’s and Lawson’s respective representations that all information provided to Cowen by TestEquity and Lawson, as the case may be, was accurate and complete in all material respects and Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of Cowen’s opinion.

Cowen assumed, with the Special Committee’s consent, that the TestEquity Forecasts, the Lawson Forecasts and the TestEquity Expected Synergies were reasonably prepared by the managements of TestEquity and Lawson, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of TestEquity, Lawson, the TestEquity Expected Synergies and the other matters covered thereby, and that the TestEquity Forecasts, the Lawson Forecasts and the TestEquity Expected Synergies utilized in Cowen’s analyses provide a reasonable basis for its opinion. Cowen also assumed, with the Special Committee’s consent, that the financial results reflected in the TestEquity Forecasts, the Lawson Forecasts and the TestEquity Expected Synergies would be realized in the amounts and at the times projected, including, without limitation, with respect to TestEquity’s pending and planned acquisitions, which Cowen assumed would be consummated as contemplated. Cowen further assumed that there would be no developments with respect to any such matters, or changes in the assessments of the managements of TestEquity and Lawson as to the existing products and services of, or the viability of and risks associated with the future products and services of, the target companies or businesses that are the subject of such pending and planned acquisitions, TestEquity or Lawson, that would have an adverse effect on TestEquity, Lawson or the TestEquity Merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to Cowen’s analyses or opinion. Cowen expressed no opinion as to the TestEquity Forecasts, the Lawson Forecasts, the TestEquity Expected Synergies or the assumptions on which they are based.

In addition, Cowen assumed, with the Special Committee’s consent, that there had been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of TestEquity or Lawson since the dates of the last financial statements made available to Cowen. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TestEquity, Lawson or any other entity, nor was Cowen furnished with such materials. Cowen did not conduct nor did Cowen assume any obligation to conduct any physical inspection of the properties or facilities of TestEquity, Lawson or any other entity. Cowen also did not evaluate the solvency or fair value of TestEquity, Lawson or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cowen assumed, with the Special Committee’s consent, that the TestEquity Merger would qualify for the intended tax treatment contemplated by the TestEquity Merger Agreement. Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the TestEquity Merger Agreement or the TestEquity Merger, as to which Cowen assumed that Lawson, the Special Committee and the Lawson board of directors received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate.

Cowen’s opinion addressed only the fairness of the TestEquity Merger Consideration, from a financial point of view, to Lawson and did not in any way address the proportionate allocation of consideration between TestEquity and Gexpro Services or the relative fairness of the TestEquity Merger Consideration compared to the Gexpro Services Merger Consideration. Cowen expressed no view as to any other aspect or implication of the TestEquity Merger, including, without limitation, any holdback or related earnout arrangements (other than as expressly pertaining to the aggregate number of shares of Lawson common stock issuable as part of the TestEquity Merger Consideration), any reorganization transactions, any voting, registration rights or release agreements, any escrow or indemnification arrangement or any other agreement, arrangement or understanding entered into in connection with the TestEquity Merger or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of such opinion. It should be understood that although subsequent developments may affect Cowen’s opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering its opinion, with the Special Committee’s consent, Cowen assumed in all respects material to its analyses that the representations and warranties of each party contained in the TestEquity Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the TestEquity Merger Agreement and that all conditions to the consummation of the TestEquity Merger, including consummation of the Gexpro Services Merger, would be satisfied without waiver thereof. Cowen also assumed, with the Special Committee’s consent, that the final form of the TestEquity Merger Agreement would be substantially similar to the draft reviewed by Cowen. Cowen further assumed, with the Special Committee’s consent, that all governmental, regulatory and other consents and approvals contemplated by the TestEquity Merger Agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on TestEquity, Lawson or the TestEquity Merger (including the contemplated benefits thereof). In addition, Cowen assumed, with the Special Committee’s consent, that the TestEquity Merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable state or federal statutes, rules and regulations.

It was understood that Cowen’s opinion was intended for the benefit and use of the Special Committee (in its capacity as such) in its evaluation of the TestEquity Merger Consideration. Cowen’s opinion does not constitute a recommendation to the Special Committee, the Lawson board of directors, any securityholder or any other person as to how to vote or act with respect to the TestEquity Merger or otherwise. Cowen expressed no opinion as to the actual value, price or trading range of shares of Lawson common stock following announcement or consummation of the TestEquity Merger. Cowen was not requested to opine as to, and its opinion did not in any manner address, Lawson’s underlying business decision to effect the TestEquity Merger or any related transaction or the relative merits of the TestEquity Merger or any related transaction as compared to other business strategies or transactions that might be available to Lawson. In addition, Cowen was not requested to opine as to, and its opinion did not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the TestEquity Merger relative to the TestEquity Merger Consideration or otherwise, (ii) the fairness of the TestEquity Merger or the TestEquity Merger Consideration to the holders of any class of securities, creditors or other constituencies of TestEquity or Lawson, or (iii) whether Lawson has sufficient cash, available lines of credit or other sources of funds to enable it to make required payments, including, without limitation, with respect to the repayment of TestEquity’s indebtedness and payment of transaction expenses, on behalf of TestEquity at the closing of the TestEquity Merger as contemplated by the TestEquity Merger Agreement.

Opinion Regarding the Gexpro Services Merger Consideration. In connection with its opinion rendered in connection with the Gexpro Services Merger, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft, dated December 28, 2021, of the Gexpro Services Merger Agreement;

•	certain financial information and operating data relating to Gexpro Services furnished to Cowen by the management of Gexpro Services;

•	certain publicly available financial and other information for Lawson and certain other relevant financial and operating data furnished to Cowen by the management of Lawson;

•

certain internal financial analyses, financial forecasts, reports and other information concerning Gexpro Services, including with respect to certain pending or planned acquisitions expected to be consummated by Gexpro Services, prepared by the management of Gexpro Services as reviewed and approved for Cowen’s use and reliance by the Special Committee and the management of Lawson (referred to collectively in this section as the “Gexpro Services Forecasts”);

•

certain internal financial analyses, financial forecasts, reports and other information concerning Lawson prepared by the management of Lawson (referred to collectively in this section as the “Lawson Forecasts”), and the amounts and timing of the cost savings, revenue enhancements and operational synergies and related expenses expected to result from the Gexpro Services Merger furnished to Cowen by the management of Lawson (the “Gexpro Services Expected Synergies”), as reviewed and approved for Cowen’s use and reliance by the Special Committee;

•

discussions Cowen had with certain members of the managements of Gexpro Services and Lawson, as the case may be, concerning the historical and current business operations, financial condition and prospects of Gexpro Services and Lawson, the Gexpro Services Expected Synergies and such other matters Cowen deemed relevant;

•	certain operating results of Gexpro Services and Lawson as compared to the operating results of certain publicly traded companies Cowen deemed relevant;

•

certain financial information for Gexpro Services and certain financial and stock market information for Lawson as compared with similar information for certain publicly traded companies Cowen deemed relevant;

•

the relative contributions of Gexpro Services and Lawson to certain financial data of, and the relative implied equity ownership of Gexpro Services and Lawson in, the pro forma combined company utilizing the Gexpro Services Forecasts and the Lawson Forecasts; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with the Special Committee’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to Cowen by Gexpro Services and Lawson, respectively, or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon Gexpro Services’ and Lawson’s respective representations that all information provided to Cowen by Gexpro Services and Lawson, as the case may be, was accurate and complete in all material respects and Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of Cowen’s opinion.

Cowen assumed, with the Special Committee’s consent, that the Gexpro Services Forecasts, the Lawson Forecasts and the Gexpro Services Expected Synergies were reasonably prepared by the managements of Gexpro Services and Lawson, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Gexpro Services, Lawson, the Gexpro Services Expected Synergies and the other matters covered thereby, and that the Gexpro Services Forecasts, the Lawson Forecasts and the Gexpro Services Expected Synergies utilized in Cowen’s analyses provide a reasonable basis for its opinion. Cowen also assumed, with the Special Committee’s consent, that the financial results reflected in the Gexpro Services Forecasts, the Lawson Forecasts and the Gexpro Services Expected Synergies would be realized in the amounts and at the times projected, including, without limitation, with respect to Gexpro Services’ pending and planned acquisitions, which Cowen assumed would be consummated as contemplated. Cowen further assumed that there would be no developments with respect to any such matters, or changes in the assessments of the managements of Gexpro Services and Lawson as to the existing products and services of, or the viability of and risks associated with the future products and services of, the target companies or businesses that are the subject of such pending and planned acquisitions, Gexpro Services or Lawson, that would have an adverse effect on Gexpro Services, Lawson or the Gexpro Services Merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to Cowen’s analyses or opinion. Cowen expressed no opinion as to the Gexpro Services Forecasts, the Lawson Forecasts, the Gexpro Services Expected Synergies or the assumptions on which they are based.

In addition, Cowen assumed, with the Special Committee’s consent, that there had been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Gexpro Services or Lawson since the dates of the last financial statements made available to Cowen. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Gexpro Services, Lawson or any other entity, nor was Cowen furnished with such materials. Cowen did not conduct nor did Cowen assume any obligation to conduct any physical inspection of the properties or facilities of Gexpro Services, Lawson or any other entity. Cowen also did not evaluate the solvency or fair value of Gexpro Services, Lawson or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cowen assumed, with the Special Committee’s consent, that the Gexpro Services Merger would qualify for the intended tax treatment contemplated by the Gexpro Services Merger Agreement. Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the Gexpro Services Merger Agreement or the Gexpro Services Merger, as to which Cowen assumed that Lawson, the Special Committee and the Lawson board of directors received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate.

Cowen’s opinion addressed only the fairness of the Gexpro Services Merger Consideration, from a financial point of view, to Lawson and did not in any way address the proportionate allocation of consideration between Gexpro Services and TestEquity or the relative fairness of the Gexpro Services Merger Consideration compared to the TestEquity Merger Consideration. Cowen expressed no view as to any other aspect or implication of the Gexpro Services Merger, including, without limitation, any holdback or related earnout arrangements (other than as expressly pertaining to the aggregate number of shares of Lawson common stock issuable as part of the Gexpro Services Merger Consideration), any voting, registration rights or release agreements, any escrow or indemnification arrangement or any other agreement, arrangement or understanding entered into in connection with the Gexpro Services Merger or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of such opinion. It should be understood that although subsequent developments may affect Cowen’s opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering its opinion, with the Special Committee’s consent, Cowen assumed in all respects material to its analyses that the representations and warranties of each party contained in the Gexpro Services Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Gexpro Services Merger Agreement and that all conditions to the consummation of the Gexpro Services Merger, including consummation of the TestEquity Merger, would be satisfied without waiver thereof. Cowen also assumed, with the Special Committee’s consent, that the final form of the Gexpro Services Merger Agreement would be substantially similar to the draft reviewed by Cowen. Cowen further assumed, with the Special Committee’s consent, that all governmental, regulatory and other consents and approvals contemplated by the Gexpro Services Merger Agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on Gexpro Services, Lawson or the Gexpro Services Merger (including the contemplated benefits thereof). In addition, Cowen assumed, with the Special Committee’s consent, that the Gexpro Services Merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable state or federal statutes, rules and regulations.

It was understood that Cowen’s opinion was intended for the benefit and use of the Special Committee (in its capacity as such) in its evaluation of the Gexpro Services Merger Consideration. Cowen’s opinion does not constitute a recommendation to the Special Committee, the Lawson board of directors, any securityholder or any other person as to how to vote or act with respect to the Gexpro Services Merger or otherwise. Cowen expressed no opinion as to the actual value, price or trading range of shares of Lawson common stock following announcement or consummation of the Gexpro Services Merger. Cowen was not requested to opine as to, and its opinion did not in any manner address, Lawson’s underlying business decision to effect the Gexpro Services Merger or any related transaction or the relative merits of the Gexpro Services Merger or any related transaction as compared to other business strategies or transactions that might be available to Lawson. In addition, Cowen was not requested to opine as to, and its opinion did not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Gexpro Services Merger relative to the Gexpro Services Merger Consideration or otherwise, (ii) the fairness of the Gexpro Services Merger or the Gexpro Services Merger Consideration to the holders of any class of securities, creditors or other constituencies of Gexpro Services or Lawson, or (iii) whether Lawson has sufficient cash, available lines of credit or other sources of funds to enable it to make required payments, including, without limitation, with respect to the repayment of Gexpro Services’ indebtedness and payment of transaction expenses, on behalf of Gexpro Services at the closing of the Gexpro Services Merger as contemplated by the Gexpro Services Merger Agreement.

Financial Analyses

The summary of the principal financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses performed by Cowen to arrive at its opinions. Some of the summaries of Cowen’s financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Special Committee the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Lawson and, as applicable, TestEquity and Gexpro Services.

For purposes of the financial analyses described below, the term (i) “EBITDA” refers to net income, plus interest expense, plus income tax, plus depreciation and amortization, (ii) “adjusted EBITDA” refers to EBITDA, plus stock-based compensation, plus non-recurring severance expenses, plus acquisition-related expenses, plus other non-recurring items and (iii) “unlevered free cash flow” refers to net income, plus interest expense, plus depreciation and amortization, plus/minus change in working capital, less capital expenditures. Additionally, for purposes of Cowen’s analyses and opinions, Cowen (i) assumed that the potential acquisition of the Potential TestEquity Acquiree by TestEquity and the potential acquisition of the Potential Gexpro Services Acquirees by Gexpro Services would be consummated as contemplated and that the shares of Lawson common stock to be held back in connection with the TestEquity Merger and the Gexpro Services Merger would be fully issued in connection with the TestEquity Merger and the Gexpro Services Merger, as applicable, and (ii) evaluated the implied value of the TestEquity Merger Consideration and the Gexpro Services Merger Consideration, as the case may be, and the implied equity value of Lawson, in each case utilizing the closing price for shares of Lawson common stock on December 27, 2021 of $47.49 per share. Cowen’s opinions did not in any way address the proportionate allocation of consideration between TestEquity and Gexpro Services or the relative fairness of the Gexpro Services Merger Consideration compared to the TestEquity Merger Consideration or vice versa.

Selected Publicly Traded Companies Analyses. Cowen performed separate selected publicly traded companies analyses of TestEquity, Gexpro Services and Lawson in which Cowen reviewed certain financial data for TestEquity, Gexpro Services, Lawson and the selected publicly traded companies listed below.

TestEquity. In its selected publicly traded companies analysis of TestEquity, Cowen reviewed selected financial information of TestEquity and selected financial and stock market information of certain other companies the securities of which are publicly traded and that Cowen considered generally relevant for purposes of analysis as industrial distribution companies (collectively, the “Selected Companies”). These companies were:

•	Applied Industrial Technologies, Inc.

•	Fastenal Company

•	MSC Industrial Direct Co., Inc.

•	W.W. Grainger, Inc.

•	Watsco, Inc.

•	WESCO International, Inc.

The financial data reviewed included enterprise values, calculated as implied equity values based on closing stock prices on December 27, 2021 plus total debt and less cash and cash equivalents, as a multiple of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA. Financial data of the Selected Companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of TestEquity was based on the TestEquity Forecasts.

The overall low to high calendar year 2021 estimated adjusted EBITDA multiples observed for the Selected Companies was 9.4x to 26.9x (with mean, median and 25th percentile multiples of 16.3x, 15.4x and 12.5x, respectively) and the overall low to high calendar year 2022 estimated adjusted EBITDA multiples observed for the Selected Companies was 8.6x to 24.6x (with mean, median and 25th percentile multiples of 14.6x, 13.3x and 10.7x, respectively). Cowen then applied selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples derived from the Selected Companies of 11.5x to 13.5x and 9.7x to 11.7x,

respectively, to the calendar year 2021 and calendar year 2022 estimated EBITDA of TestEquity based on the TestEquity Forecasts.

This analysis indicated the following approximate implied equity value reference ranges for TestEquity, as compared to the implied value of the TestEquity Merger Consideration:

Implied Equity Value Reference Ranges Based On:		Implied Value of TestEquity Merger Consideration
2021E EBITDA	2022E EBITDA
$154.5—$210.7 million	$157.7—$225.2 million	$190.0 million

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to TestEquity. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading or other values of the Selected Companies or TestEquity.

Gexpro Services. In its selected publicly traded companies analysis of Gexpro Services, Cowen reviewed selected financial information of Gexpro Services and selected financial and stock market information of the Selected Companies. The financial data reviewed included enterprise values, calculated as implied equity values based on closing stock prices on December 27, 2021 plus total debt and less cash and cash equivalents, as a multiple of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA. Financial data of the Selected Companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Gexpro Services was based on the Gexpro Services Forecasts. Cowen observed the same overall low to high, mean, median and 25th percentile calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples for the Selected Companies as described above under the section entitled “—Selected Publicly Traded Companies Analyses—TestEquity.” Cowen then applied to the calendar year 2021 and calendar year 2022 estimated EBITDA of Gexpro Services based on the Gexpro Services Forecasts the same selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples derived from the Selected Companies as described above under the section entitled “—Selected Publicly Traded Companies Analyses—TestEquity.”

This analysis indicated the following approximate implied equity value reference ranges for Gexpro Services, as compared to the implied value of the Gexpro Services Merger Consideration:

Implied Equity Value Reference Ranges Based On:		Implied Value of Gexpro Services Merger Consideration
2021E EBITDA	2022E EBITDA
$318.0—$406.6 million	$309.6—$413.0 million	$379.9 million

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Gexpro Services. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading or other values of the Selected Companies or Gexpro Services.

Lawson. In its selected publicly traded companies analysis of Lawson, Cowen reviewed selected financial and stock market information of Lawson and the Selected Companies. The financial data reviewed included enterprise values, calculated as implied equity values based on closing stock prices on December 27, 2021 plus total debt and less cash and cash equivalents, as a multiple of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA. Financial data of the Selected Companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Lawson was based on the Lawson Forecasts, Wall Street research analysts’ estimates, public filings and other publicly available information. Cowen observed the same overall low to high, mean, median and 25th percentile calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples for the Selected Companies as described above under the section entitled “—Selected Publicly Traded Companies Analyses—TestEquity.” Cowen then applied to the calendar year 2021 and calendar year 2022 estimated adjusted EBITDA of Lawson based on the Lawson Forecasts the same selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples derived from the Selected Companies as described above under the section entitled “—Selected Publicly Traded Companies Analyses—TestEquity.” Cowen also noted that the calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples observed for Lawson were 10.9x and 9.6x, respectively, based on Wall Street research analysts’ estimates, and 12.6x and 10.4x, respectively, based on the Lawson Forecasts.

This analysis indicated the following approximate implied equity value reference ranges for Lawson, as compared to the approximate implied equity value for Lawson:

Implied Equity Value Reference Ranges Based On:		Lawson Implied Equity Value
2021E EBITDA	2022E EBITDA
$403.2—$474.8 million	$413.1—$500.1 million	$446.0 million

Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Lawson. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or Lawson.

Discounted Cash Flow Analyses. Cowen performed separate discounted cash flow analyses of TestEquity, Gexpro Services and Lawson as described below.

TestEquity. Cowen performed a discounted cash flow analysis of TestEquity by calculating the estimated present value of the standalone unlevered free cash flows that TestEquity was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the TestEquity Forecasts. Cowen calculated implied terminal values for TestEquity by applying to TestEquity’s fiscal year 2025 estimated EBITDA a selected range of terminal EBITDA multiples of 10.0x to 12.0x. The present values (as of December 31, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.75% to 10.75%.

This analysis indicated the following approximate implied equity value reference range for TestEquity, as compared to the implied value of the TestEquity Merger Consideration:

Implied Equity Value Reference Range	Implied Value of TestEquity Merger Consideration
$276.4—$389.9 million	$190.0 million

Gexpro Services. Cowen performed a discounted cash flow analysis of Gexpro Services by calculating the estimated present value of the standalone unlevered free cash flows that Gexpro Services was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the Gexpro Services Forecasts. Cowen calculated implied terminal values for Gexpro Services by applying to Gexpro Services’ fiscal year 2025 estimated EBITDA a selected range of terminal EBITDA multiples of 10.0x to 12.0x. The present values (as of December 31, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.75% to 10.75%.

This analysis indicated the following approximate implied equity value reference range for Gexpro Services, as compared to the implied value of the Gexpro Services Merger Consideration:

Implied Equity Value Reference Range	Implied Value of Gexpro Services Merger Consideration
$444.9—$583.5 million	$379.9 million

Lawson. Cowen performed a discounted cash flow analysis of Lawson by calculating the estimated present value of the standalone unlevered free cash flows that Lawson was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the Lawson Forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense. Cowen calculated implied terminal values for Lawson by applying to Lawson’s fiscal year 2025 estimated EBITDA a selected range of terminal EBITDA multiples of 10.0x to 12.0x. The present values (as of December 31, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 7.5% to 9.5%.

This analysis indicated the following approximate implied equity value reference range for Lawson, as compared to the approximate implied equity value for Lawson:

Implied Equity Value Reference Range	Lawson Implied Equity Value
$708.5—$880.4 million	$446.0 million

Relative Contributions Analyses. Cowen performed separate relative contributions analyses relating to the TestEquity Merger and the Gexpro Services Merger, as the case may be, in which Cowen reviewed the relative contributions of TestEquity and Gexpro Services, as the case may be, and Lawson to, among other things, calendar year 2021 and calendar year 2022 estimated revenue and calendar year 2021 and calendar year 2022 estimated EBITDA and to the net debt of the combined company resulting from the TestEquity Merger or the Gexpro Services Merger, as applicable.

TestEquity Merger. In its relative contributions analysis relating to the TestEquity Merger, Cowen reviewed the relative contributions of TestEquity, TestEquity’s potential acquisition target and Lawson to the financial metrics described above. Financial data for TestEquity and TestEquity’s potential acquisition target were based on the TestEquity Forecasts and financial data for Lawson was based on the Lawson Forecasts, public filings and other publicly available information. This analysis indicated the following overall approximate implied relative contribution percentages of TestEquity and Lawson to the combined company resulting from the TestEquity Merger: (i) calendar year 2021 and calendar year 2022 estimated revenue of 34.0% and 34.9%, respectively, in the case of TestEquity, 13.9% and 13.3%, respectively, in the case of TestEquity’s potential acquisition target, and 52.2% and 51.9%, respectively, in the case of Lawson, (ii) calendar year 2021 and calendar year 2022 estimated EBITDA of 33.4% and 33.6%, respectively, in the case of TestEquity, 10.6% and 10.1%, respectively, in the case of TestEquity’s potential acquisition target, and 56.0% and 56.3%, respectively, in the case of Lawson and (iii) net debt of 66.6%, in the case of TestEquity, 29.5%, in the case of TestEquity’s potential acquisition target, and 3.9%, in the case of Lawson. Cowen noted that the pro forma ownership implied by the TestEquity Merger Consideration for holders of TestEquity equity interests and shares of Lawson common stock upon consummation of the TestEquity Merger was approximately 29.9% and 70.1%, respectively.

Gexpro Services Merger. In its relative contributions analysis relating to the Gexpro Services Merger, Cowen reviewed the relative contributions of Gexpro Services, Gexpro Services’ potential acquisition targets and Lawson to the financial metrics described above. Financial data for Gexpro Services and Gexpro Services’ potential acquisition targets were based on the Gexpro Services Forecasts and financial data for Lawson was based on the Lawson Forecasts, public filings and other publicly available information. This analysis indicated the following overall approximate implied relative contribution percentages of Gexpro Services and Lawson to the combined company resulting from the Gexpro Services Merger: (i) calendar year 2021 and calendar year 2022 estimated revenue of 40.1% and 40.0%, respectively, in the case of Gexpro Services, 6.3% and 6.8%, respectively, in the case of Gexpro Services’ potential acquisition targets, and 53.6% and 53.2%, respectively, in the case of Lawson, (ii) calendar year 2021 and calendar year 2022 estimated EBITDA of 42.5% and 41.8%, respectively, in the case of Gexpro Services, 12.9% and 12.5%, respectively, in the case of Gexpro Services’ potential acquisition targets, and 44.7% and 45.7%, respectively, in the case of Lawson and (iii) net debt of 59.0%, in the case of Gexpro Services, 37.6%, in the case of Gexpro Services’ potential acquisition targets, and 3.5%, in the case of Lawson. Cowen noted that the pro forma ownership implied by the Gexpro Services Merger Consideration for holders of shares of Gexpro Services common stock and shares of Lawson common stock upon consummation of the Gexpro Services Merger was approximately 46.0% and 54.0%, respectively.

Pro Forma Ownership Analyses. Cowen performed separate pro forma ownership analyses relating to the TestEquity Merger and the Gexpro Services Merger, as the case may be, in which Cowen reviewed the implied pro forma ownership percentages of holders of shares of Lawson common stock in the combined company resulting from the TestEquity Merger or the Gexpro Services Merger, as applicable, based on the selected publicly traded companies and discounted cash flow analyses described above.

TestEquity Merger. In its pro forma ownership analysis relating to the TestEquity Merger, Cowen derived implied pro forma ownership percentages for holders of shares of Lawson common stock in the combined company resulting from the TestEquity Merger by dividing the high-ends (or low-ends, as the case may be) of the approximate implied equity value reference ranges derived for Lawson as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Lawson” and “—Discounted Cash Flow Analyses—Lawson” by the low-ends (or high-ends, as the case may be) of the approximate implied equity value reference ranges derived for TestEquity as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—TestEquity” and “—Discounted Cash Flow Analyses—TestEquity” in order to calculate the high-ends (or low-ends) of the implied pro forma ownership percentage reference ranges. This analysis indicated the following implied pro forma ownership percentage reference ranges for holders of shares of Lawson common stock: (i) 65.7% to 75.5% based on the selected publicly traded companies analyses utilizing calendar year 2021 estimated EBITDA, (ii) 64.7% to 76.0% based on the selected publicly traded companies analyses utilizing calendar year 2022 estimated EBITDA and (iii) 64.5% to 76.1% based on the discounted cash flow analyses. Cowen noted that the pro forma ownership implied by the TestEquity Merger Consideration for holders of shares of Lawson common stock upon consummation of the TestEquity Merger was approximately 70.1%.

Gexpro Services Merger. In its pro forma ownership analysis relating to the Gexpro Services Merger, Cowen derived implied pro forma ownership percentages for holders of shares of Lawson common stock in the combined company resulting from the Gexpro Services Merger by dividing the high-ends (or low-ends, as the case may be) of the approximate implied equity value reference ranges derived for Lawson as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Lawson” and “—Discounted Cash Flow Analyses—Lawson” by the low-ends (or high-ends, as the case may be) of the approximate implied equity value reference ranges derived for Gexpro Services as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Gexpro Services” and “—Discounted Cash Flow Analyses—Gexpro Services” in order to calculate the high-ends (or low-ends) of the implied pro forma ownership percentage reference ranges. This analysis indicated the following implied pro forma ownership percentage reference ranges for holders of shares of Lawson common stock: (i) 49.8% to 59.9% based on the selected publicly traded companies analyses utilizing calendar year 2021 estimated EBITDA, (ii) 50.0% to 61.8% based on the selected publicly traded companies analyses utilizing calendar year 2022 estimated EBITDA and (iii) 54.8% to 66.4% based on the discounted cash flow analyses. Cowen noted that the pro forma ownership implied by the Gexpro Services Merger Consideration for holders of shares of Lawson common stock upon consummation of the Gexpro Services Merger was approximately 54.0%.

Illustrative Gives/Gets Analyses. Cowen performed separate illustrative gives/gets analyses relating to the TestEquity Merger and the Gexpro Services Merger, as the case may be, in which Cowen reviewed the illustrative potential value creation to holders of shares of Lawson common stock based on the implied pro forma ownership in the combined company resulting from the TestEquity Merger or the Gexpro Services Merger, as applicable, after taking into account the TestEquity Expected Synergies and the Gexpro Services Expected Synergies, as the case may be.

TestEquity Merger. In its illustrative gives/gets analysis relating to the TestEquity Merger, Cowen compared (i) the implied potential value given by holders of shares of Lawson common stock to holders of TestEquity equity interests as a result of the issuance of the TestEquity Merger Consideration based on the approximate implied equity value reference ranges derived for Lawson on a standalone basis as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Lawson” and “—Discounted

Cash Flow Analyses—Lawson” relative to (ii) the implied potential value gained by the holders of shares of Lawson common stock as a result of the TestEquity Merger based on the approximate implied equity value reference ranges derived for TestEquity on a standalone basis as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—TestEquity” and “—Discounted Cash Flow Analyses—TestEquity” and taking into account the TestEquity Expected Synergies forecasted by the management of Lawson to be realized from the TestEquity Merger.

Cowen observed that the pro forma ownership implied by the TestEquity Merger Consideration for holders of TestEquity equity interests and shares of Lawson common stock upon consummation of the TestEquity Merger of approximately 29.9% and 70.1%, respectively, could result in the following illustrative potential value creation to holders of Lawson Common Shares: (i) approximately $9 million to $42 million based on the selected publicly traded companies analyses utilizing calendar year 2021 estimated EBITDA, (ii) approximately $8 million to $45 million based on the selected publicly traded companies analyses utilizing calendar year 2022 estimated EBITDA and (iii) approximately $3 million to $47 million based on the discounted cash flow analyses. Actual results achieved by TestEquity, Lawson and the pro forma combined company may vary from forecasted results and variations may be material.

Gexpro Services Merger. In its illustrative gives/gets analysis relating to the Gexpro Services Merger, Cowen compared (i) the implied potential value given by holders of shares of Lawson common stock to holders of shares of Gexpro Services common stock as a result of the issuance of the Gexpro Services Merger Consideration based on the approximate implied equity value reference ranges derived for Lawson on a standalone basis as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Lawson” and “—Discounted Cash Flow Analyses—Lawson” relative to (ii) the implied potential value gained by holders of shares of Lawson common stock as a result of the Gexpro Services Merger based on the approximate implied equity value reference ranges derived for Gexpro Services on a standalone basis as described above under the sections entitled “—Selected Publicly Traded Companies Analyses—Gexpro Services” and “—Discounted Cash Flow Analyses—Gexpro Services” and taking into account the Gexpro Services Expected Synergies forecasted by the management of Lawson to be realized from the Gexpro Services Merger.

Cowen observed that the pro forma ownership implied by the Gexpro Services Merger Consideration for holders of shares of Gexpro Services common stock and shares of Lawson common stock upon consummation of the Gexpro Services Merger of approximately 46.0% and 54.0%, respectively, could result in the following illustrative potential value creation to holders of Lawson Common Shares: (i) approximately $6 million to $37 million based on the selected publicly traded companies analyses utilizing calendar year 2021 estimated EBITDA, (ii) approximately ($3) million to $29 million based on the selected publicly traded companies analyses utilizing calendar year 2022 estimated EBITDA and (iii) approximately ($65) million to ($54) million based on the discounted cash flow analyses. Actual results achieved by Gexpro Services, Lawson and the pro forma combined company may vary from forecasted results and variations may be material.

Miscellaneous

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinions. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Lawson, TestEquity and Gexpro Services. The analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Lawson, TestEquity, Gexpro Services, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses performed by Cowen and its opinions were only one among many factors taken into consideration by the Special Committee in evaluating the TestEquity Merger Consideration and the Gexpro Services Merger Consideration, as the case may be, and should not be considered as determinative of the Special Committee’s or the Lawson board of directors’ decision with respect to the TestEquity Merger or the Gexpro Services Merger.

Cowen was selected by the Special Committee to render opinions to the Special Committee in connection with the TestEquity Merger and the Gexpro Services Merger because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Cowen is acting as financial advisor to the Special Committee in connection with the TestEquity Merger and the Gexpro Services Merger, and will receive from Lawson for such services an aggregate fee of $5.0 million, of which $3.0 million was previously paid upon and during the course of Cowen’s engagement and the remaining $2.0 million was payable upon delivery of Cowen’s opinions in connection with the TestEquity Merger and the Gexpro Services Merger. In addition, Lawson has agreed to reimburse Cowen’s expenses, including fees and expenses of counsel, and indemnify Cowen for certain liabilities, including liabilities under federal securities laws, that may arise out of Cowen’s engagement.

Although Cowen has not had a material relationship with Lawson, TestEquity or Gexpro Services during the two years preceding the date of Cowen’s opinions, Cowen may provide services to Lawson, TestEquity, Gexpro Services and/or their respective affiliates in the future, for which services Cowen would expect to receive compensation. As the Special Committee was aware, certain affiliates of LKCM, an affiliate of significant stockholders of Lawson, TestEquity and Gexpro Services, are sales and trading customers of Cowen, for which services Cowen has received aggregate fees during the approximately two-year period prior to the date of Cowen’s opinions of approximately $35,000 and expects to receive compensation in the future. In addition, in the ordinary course of its business, Cowen and its affiliates may actively trade the securities of Lawson and/or its affiliates for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. The issuance of Cowen’s opinions was approved by Cowen’s fairness opinion review committee.

Certain Lawson, TestEquity and Gexpro Services Unaudited Prospective Financial Information

Certain Unaudited Prospective Financial Information of Lawson

Lawson does not as a matter of course publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, the inherent uncertainty and subjectivity of the underlying assumptions and estimates, especially in respect of projections covering extended periods of time. However, in connection with its evaluation of the Transactions, Lawson’s management prepared a set of non-public, internal financial projections regarding Lawson’s anticipated future operations as a standalone company separate from TestEquity and Gexpro Services for the fiscal years ending December 31, 2021 through December 31, 2025 (the “Lawson Management Forecast”). The Lawson Management Forecast was provided to the Special Committee in connection with its evaluation of the Transactions and to Cowen for its use and reliance in connection with its financial analyses and opinions described in the section entitled “The Transactions—

Opinions of the Financial Advisor to the Special Committee,” and also was provided to LKCM, TestEquity, Gexpro Services and their respective advisors in connection with the Transactions. A summary of the Lawson Management Forecast is provided below.

The Lawson Management Forecast does not give effect to the Transactions.

Summary of Lawson Management Forecast

	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
	(Dollars in millions)
Revenue	$422.5	$454.8	$498.6	$543.7	$581.3
EBITDA (1)	$24.7	$40.0	$51.3	$64.2	$75.1
Adjusted EBITDA (2)	$35.8	$43.5	$54.9	$67.7	$78.6
Unlevered Free Cash Flow (3)	$8.7	$16.7	$23.0	$33.1	$46.2

(1)

EBITDA is defined as net income, plus interest expense, plus income tax, plus depreciation and amortization. EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

(2)

Adjusted EBITDA is defined as EBITDA, plus stock-based compensation, plus non-recurring severance expenses, plus acquisition-related expenses, plus other non-recurring items. Adjusted EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)

Unlevered Free Cash Flow is defined as net income, plus interest expense, plus depreciation and amortization, plus/minus change in working capital, less capital expenditures. Working capital consists of trade accounts receivable, plus inventory, minus trade accounts payable. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Lawson has included the summary of the Lawson Management Forecast in this proxy statement solely to provide Lawson stockholders with access to information that was made available to certain participants as noted above in connection with the Transactions. Such summary is not included in this proxy statement in order to influence the voting decision of any Lawson stockholder on any of the Lawson Proposals to be voted on at the Lawson special meeting or to influence any Lawson stockholder to make any investment decision or otherwise act with respect to the Transactions or any other matter.

The Lawson Management Forecast is based solely upon information available to Lawson’s management at the time of its preparation, is based on estimates and assumptions made by Lawson’s management prior to and/or at the time of its preparation, and speaks only as of that time. Furthermore, the Lawson Management Forecast does not necessarily reflect Lawson’s current estimates, and some or all of the underlying assumptions may have changed since the time of its preparation. The Lawson Management Forecast should be read, if at all, in conjunction with the historical financial statements and other information regarding Lawson contained or incorporated by reference in this proxy statement.

The inclusion of the Lawson Management Forecast in this proxy statement should not be regarded as an indication that Lawson, the Special Committee, the Lawson board of directors, LKCM, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results, events or financial performance, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be materially different than estimated. Furthermore, because the Lawson Management Forecast covers multiple years, such information by its nature becomes less predictive with each successive year.

The Lawson Management Forecast was not prepared with a view toward (i) public disclosure, (ii) compliance with published guidelines of the SEC (including those regarding prospective financial information and forward-looking statements), (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or (iv) compliance with GAAP. Financial measures such as EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow that are not presented in accordance with GAAP should not be considered in isolation from, or as a substitute for, or be construed as being more important than, financial information presented in accordance with GAAP. Financial measures not presented in accordance with GAAP as used in the Lawson Management Forecast may not be comparable to similarly-titled measures used by other companies.

The Lawson Management Forecast included in this proxy statement has been prepared by Lawson’s management. Neither BDO USA, LLP nor any other accounting firm has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Lawson Management Forecast and, accordingly, neither BDO USA, LLP nor any other accounting firm has expressed or expresses an opinion or any other form of assurance with respect thereto. The BDO USA, LLP report incorporated by reference into this proxy statement relates to Lawson’s previously-issued financial statements. It does not extend to the Lawson Management Forecast and should not be read to do so.

Although presented with numerical specificity, the Lawson Management Forecast reflects numerous assumptions and estimates as to future events made by the management of Lawson (including assumptions and estimates related to (i) existing and new customer relationships along with sales representative productivity and other market factors driving expected revenues, (ii) general business, economic, market, regulatory and financial conditions, (iii) anticipated capital expenditures on distribution center capabilities and technology investments and operating expenses, (iv) future tax rates and (v) additional matters specific to Lawson). Key estimates and assumptions included the following, among others:

•	Revenue grows organically through the incremental addition of new sales representatives, pricing actions, initiatives to introduce new products and sales representative productivity improvements;

•	North American GDP grows at approximately 3% per year;

•	Vendor costs and global supply chain challenges subside by mid-2022;

•	Maintenance capital expenditures remain relatively flat with historical run rates with new capital allocated based on additional throughput to the distribution network; and

•	An effective tax rate of 21%, which is the current Federal corporate tax rate.

At the time the Lawson Management Forecast was prepared, Lawson’s management believed the assumptions and estimates underlying the Lawson Management Forecasts were reasonable. However, such matters are inherently subjective and uncertain, and many of such matters are beyond the control of Lawson. Important factors that may affect actual results and cause the Lawson Management Forecast not to be achieved include, but are not limited to, risks and uncertainties relating to (i) Lawson’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), (ii) industry performance, general business and economic conditions, (iii) changes in laws and regulations (including, but not limited to, tax laws and regulations) and (iv) other factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement and those described in the SEC filings of Lawson incorporated by reference into this proxy statement.

The Lawson Management Forecast constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the Lawson Management Forecast will necessarily reflect actual future conditions. As a result, there can be no assurance that the underlying assumptions and estimates or projected results will be realized, and actual results may differ materially from those reflected in the Lawson Management Forecast, whether or not the Transactions are completed.

In light of, among other matters, the foregoing factors and the uncertainties inherent in the Lawson Management Forecast, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Lawson Management Forecast included in this proxy statement. No representation is made by the Special Committee, the Lawson board of directors, Lawson, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person to any Lawson stockholder regarding the ultimate performance of Lawson or the Combined Company compared to the information included in the Lawson Management Forecast.

LAWSON DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE LAWSON MANAGEMENT FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS OR ESTIMATES UNDERLYING ALL OR ANY PORTION OF THE LAWSON MANAGEMENT FORECAST ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Certain Unaudited Prospective Financial Information of TestEquity

TestEquity is a privately-held company and as such does not as a matter of course publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, TestEquity being a private company and the inherent uncertainty and subjectivity of the underlying assumptions and estimates, especially in respect of projections covering extended periods of time. However, in connection with Lawson’s evaluation of the Transactions, TestEquity’s management prepared and provided to Lawson a set of non-public, internal financial projections regarding TestEquity’s anticipated future operations as a standalone company separate from Lawson and Gexpro Services for the fiscal years ending December 31, 2021 through December 31, 2025 (the “TestEquity Management Forecast”). The TestEquity Management Forecast was provided to Lawson management and the Special Committee in connection with their evaluation of the TestEquity Merger and to Cowen for its use and reliance in connection with its applicable financial analyses and opinion described in the section entitled “The Transactions—Opinions of the Financial Advisor to the Special Committee.” A summary of the TestEquity Management Forecast is provided below.

The TestEquity Management Forecast presents the following for each of the years ending December 31, 2021 through December 31, 2025:

•	Forecasted full-year results of TestEquity’s then-existing businesses (“Base TestEquity”), which include the full-year results of MCS Test Equipment, which was acquired by TestEquity during 2021;

•

Forecasted full-year results of a business that had been previously identified to the Special Committee as a potential acquisition candidate by TestEquity prior to the date of the TestEquity Merger Agreement (the “Potential TestEquity Acquiree”); and

•	Forecasted full-year results of Base TestEquity and the Potential TestEquity Acquiree on a pro forma combined basis (without adjustment for any potential synergies).

The TestEquity Management Forecast does not give effect to the Transactions.

Summary of TestEquity Management Forecast

	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
	(Dollars in millions; amounts may not foot due to rounding)
Revenue:
Revenue of Base TestEquity	$275.1	$305.9	$345.8	$396.1	$427.3
Revenue of Potential TestEquity Acquiree	$112.3	$116.4	$122.9	$130.0	$137.5

Combined Revenue	$387.4	$422.3	$468.8	$526.1	$564.8
EBITDA: (a)
EBITDA of Base TestEquity	$21.4	$25.9	$32.2	$39.6	$44.9
EBITDA of Potential TestEquity Acquiree	$6.8	$7.8	$9.1	$10.5	$12.1

Combined EBITDA	$28.1	$33.7	$41.3	$50.1	$57.0
Unlevered Free Cash Flow: (b)
Unlevered Free Cash Flow of Base TestEquity	$23.0	$7.0	$13.2	$18.0	$25.1
Unlevered Free Cash Flow of Potential TestEquity Acquiree	$3.6	$3.9	$6.0	$6.0	$8.6

Combined Unlevered Free Cash Flow	$26.6	$10.9	$19.2	$24.0	$33.7

a)

EBITDA is defined as net income, plus interest expense, plus income tax, plus depreciation and amortization. EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

b)

Unlevered Free Cash Flow is defined as net income, plus interest expense, plus depreciation and amortization, plus/minus change in working capital, less capital expenditures. Working capital consists of trade accounts receivable, plus inventory, minus trade accounts payable. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Lawson has included the summary of the TestEquity Management Forecast in this proxy statement solely to provide Lawson stockholders with access to information that was made available to certain participants as noted above in connection with the Transactions. Such summary is not included in this proxy statement in order to influence the voting decision of any Lawson stockholder on any of the Lawson Proposals to be voted on at the Lawson special meeting or to influence any Lawson stockholder to make any investment decision or otherwise act with respect to the Transactions or any other matter.

TestEquity has informed Lawson that the TestEquity Management Forecast is based solely upon information available to TestEquity’s management at the time of its preparation, is based on estimates and assumptions made by TestEquity’s management prior to and/or at the time of its preparation, and speaks only as of that time. Furthermore, TestEquity has informed Lawson that the TestEquity Management Forecast does not necessarily reflect TestEquity’s current estimates, and some or all of the underlying assumptions may have changed since the time of its preparation. The TestEquity Management Forecast should be read, if at all, in conjunction with the historical financial statements and other information regarding TestEquity contained in this proxy statement.

The inclusion of the TestEquity Management Forecast in this proxy statement should not be regarded as an indication that Lawson, the Special Committee, the Lawson board of directors, LKCM, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results, events or financial performance, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be materially different than estimated. Furthermore, because the TestEquity Management Forecast covers multiple years, such information by its nature becomes less predictive with each successive year.

The TestEquity Management Forecast was not prepared with a view toward (i) public disclosure, (ii) compliance with published guidelines of the SEC (including those regarding prospective financial information and forward-looking statements), (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or (iv) compliance with GAAP. Financial measures such as EBITDA and Unlevered Free Cash Flow that are not presented in accordance with GAAP should not be considered in isolation from, or as a substitute for, or be construed as being more important than, financial information presented in accordance with GAAP. Financial measures not presented in accordance with GAAP as used in the TestEquity Management Forecast may not be comparable to similarly-titled measures used by other companies.

The TestEquity Management Forecast included in this proxy statement has been prepared by TestEquity’s management. TestEquity has informed Lawson that neither Grant Thornton, LLP nor any other accounting firm has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the TestEquity Management Forecast and, accordingly, neither Grant Thornton, LLP nor any other accounting firm has expressed or expresses an opinion or any other form of assurance with respect thereto. The Grant Thornton, LLP report contained in this proxy statement relates to TestEquity’s previously-issued financial statements. It does not extend to the TestEquity Management Forecast and should not be read to do so.

TestEquity has informed Lawson that, although presented with numerical specificity, the TestEquity Management Forecast reflects numerous assumptions and estimates as to future events made by the management of TestEquity (including assumptions and estimates related to (i) existing and new customer relationships and other market factors driving expected revenues, (ii) general business, economic, market, regulatory and financial conditions, (iii) anticipated capital expenditures on rental equipment and technology investments and operating expenses, (iv) future tax rates and (v) additional matters specific to TestEquity). Key estimates and assumptions included the following, among others:

•

Revenue grows organically through the expansion of TestEquity’s key vendor relationships within the Test & Measurement business while the demand for chips supporting the Electronic Production Supplies recovers at a higher rate in 2023;

•	North American GDP grows at approximately 3% per year;

•	Vendor costs and global supply chain challenges subside by late 2022;

•	Research and development capital expenditures continue to grow at approximately 3% in 2022 with new capital allocated based on anticipated expansion of the rental program; and

•	An effective tax rate of 21%, which is the current Federal corporate tax rate.

TestEquity has informed Lawson that, at the time the TestEquity Management Forecast was prepared, TestEquity’s management believed the assumptions and estimates underlying the TestEquity Management Forecasts were reasonable. However, such matters are inherently subjective and uncertain, and many of such matters are beyond the control of TestEquity. Important factors that may affect actual results and cause the TestEquity Management Forecast not to be achieved include, but are not limited to, risks and uncertainties relating to (i) TestEquity’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), (ii) the potential acquisition of the Potential TestEquity Acquiree, its business and the possibility such acquisition may not occur, (iii) industry performance, general business and economic conditions, (iv) changes in laws and regulations (including, but not limited to, tax laws and regulations) and (v) other factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement.

Furthermore, as noted above, the TestEquity Management Forecast includes, among other things, forecasted results of the Potential TestEquity Acquiree. TestEquity has informed Lawson that the forecasted results of the

Potential TestEquity Acquiree were prepared by TestEquity based on, among other things, certain information provided to TestEquity by or on behalf of such Potential TestEquity Acquiree in connection with TestEquity’s due diligence review of the Potential TestEquity Acquiree. No assurance can be given that TestEquity will acquire the Potential TestEquity Acquiree. The TestEquity Management Forecast does not take into account any potential failure of any such acquisition to occur and, if any of such acquisitions does not occur, actual results may, and likely would, differ materially from those projected.

The TestEquity Management Forecast constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the TestEquity Management Forecast will necessarily reflect actual future conditions. As a result, there can be no assurance that the underlying assumptions and estimates or projected results will be realized, and actual results may differ materially from those reflected in the TestEquity Management Forecast, whether or not the Transactions are completed and whether or not the acquisition of the Potential TestEquity Acquiree is completed.

In light of, among other matters, the foregoing factors and the uncertainties inherent in the TestEquity Management Forecast, readers of this proxy statement are cautioned not to place undue, if any, reliance on the TestEquity Management Forecast included in this proxy statement. No representation is made by the Special Committee, the Lawson board of directors, Lawson, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person to any Lawson stockholder regarding the ultimate performance of TestEquity or the Combined Company compared to the information included in the TestEquity Management Forecast.

LAWSON DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO (AND TESTEQUITY HAS INFORMED LAWSON THAT TESTEQUITY DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO) UPDATE OR OTHERWISE REVISE OR RECONCILE THE TESTEQUITY MANAGEMENT FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS OR ESTIMATES UNDERLYING ALL OR ANY PORTION OF THE TESTEQUITY MANAGEMENT FORECAST ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Certain Unaudited Prospective Financial Information of Gexpro Services

Gexpro Services is a privately-held company and as such does not as a matter of course publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, Gexpro Services being a private company and the inherent uncertainty and subjectivity of the underlying assumptions and estimates, especially in respect of projections covering extended periods of time. However, in connection with Lawson’s evaluation of the Transactions, Gexpro Services’ management prepared and provided to Lawson a set of non-public, internal financial projections regarding Gexpro Services’ anticipated future operations as a standalone company separate from Lawson and TestEquity for the fiscal years ending December 31, 2021 through December 31, 2025 (the “Gexpro Services Management Forecast”). The Gexpro Services Management Forecast was provided to Lawson management and the Special Committee in connection with their evaluation of the Gexpro Services Merger and to Cowen for its use and reliance in connection with its applicable financial analyses and opinion described in the section entitled “The Transactions—Opinions of the Financial Advisor to the Special Committee.” A summary of the Gexpro Services Management Forecast is provided below.

The Gexpro Services Forecast presents the following for each of the years ending December 31, 2021 through December 31, 2025:

•

Forecasted full-year results of Gexpro Service’s then-existing businesses (“Base Gexpro Services”), which include the full-year results of the Omni Fasteners business, the National Engineered Fasteners business and Resolux Group, which were acquired by Gexpro Services during 2021;

•

Forecasted full-year results of three companies that had been previously identified to the Special Committee as potential acquisition candidates by Gexpro Services prior to the date of the Gexpro Services Merger Agreement (the “Potential Gexpro Services Acquirees”); and

•	Forecasted full-year results of Base Gexpro Services and the Potential Gexpro Services Acquirees on a pro forma combined basis (without adjustment for any potential synergies).

After the signing of the Gexpro Services Merger Agreement, Gexpro Services acquired one of the Potential Gexpro Services Acquirees: State Industrial Supply, Inc.

The Gexpro Services Management Forecast does not give effect to the Transactions.

Summary of Gexpro Services Management Forecast

	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
	(Dollars in millions; amounts may not foot due to rounding)
Revenue:
Revenue of Base Gexpro Services	$316.1	$342.5	$363.4	$386.5	$405.8
Revenue of Potential Gexpro Services Acquirees	$49.8	$58.4	$61.3	$64.4	$67.6

Combined Revenue	$365.9	$400.8	$424.7	$450.9	$473.4
EBITDA: (a)
EBITDA of Base Gexpro Services	$34.0	$39.8	$43.4	$47.5	$51.1
EBITDA of Potential Gexpro Services Acquirees	$10.3	$11.9	$12.5	$13.1	$13.7

Combined EBITDA	$44.3	$51.7	$55.9	$60.6	$64.8
Unlevered Free Cash Flow: (b)
Unlevered Free Cash Flow of Base Gexpro Services	$15.8	$29.6	$29.3	$32.2	$36.0
Unlevered Free Cash Flow of Potential Gexpro Services Acquirees	$8.6	$6.5	$8.4	$8.9	$9.3

Combined Unlevered Free Cash Flow	$24.4	$36.1	$37.7	$41.1	$45.2

a)

EBITDA is defined as net income, plus interest expense, plus income tax, plus depreciation and amortization. EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

b)

Unlevered Free Cash Flow is defined as net income, plus interest expense, plus depreciation and amortization, plus/minus change in working capital, less capital expenditures. Working capital consists of trade accounts receivable, plus inventory, minus trade accounts payable. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Lawson has included the summary of the Gexpro Services Management Forecast in this proxy statement solely to provide Lawson stockholders with access to information that was made available to certain participants as noted above in connection with the Transactions. Such summary is not included in this proxy statement in order to influence the voting decision of any Lawson stockholder on any of the Lawson Proposals to be voted on at the Lawson special meeting or to influence any Lawson stockholder to make any investment decision or otherwise act with respect to the Transactions or any other matter.

Gexpro Services has informed Lawson that the Gexpro Services Management Forecast is based solely upon information available to Gexpro Services’ management at the time of its preparation, is based on estimates and assumptions made by Gexpro Services’ management prior to and/or at the time of its preparation, and speaks only as of that time. Furthermore, Gexpro Services has informed Lawson that the Gexpro Services Management Forecast does not necessarily reflect Gexpro Services’ current estimates, and some or all of the underlying assumptions may have changed since the time of its preparation. The Gexpro Services Management Forecast should be read, if at all, in conjunction with the historical financial statements and other information regarding Gexpro Services contained in this proxy statement.

The inclusion of the Gexpro Services Management Forecast in this proxy statement should not be regarded as an indication that Lawson, the Special Committee, the Lawson board of directors, LKCM, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results, events or financial performance, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be materially different than estimated. Furthermore, because the Gexpro Services Management Forecast covers multiple years, such information by its nature becomes less predictive with each successive year.

The Gexpro Services Management Forecast was not prepared with a view toward (i) public disclosure, (ii) compliance with published guidelines of the SEC (including those regarding prospective financial information and forward-looking statements), (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or (iv) compliance with GAAP. Financial measures such as EBITDA and Unlevered Free Cash Flow that are not presented in accordance with GAAP should not be considered in isolation from, or as a substitute for, or be construed as being more important than, financial information presented in accordance with GAAP. Financial measures not presented in accordance with GAAP as used in the Gexpro Services Management Forecast may not be comparable to similarly-titled measures used by other companies.

The Gexpro Services Management Forecast included in this proxy statement has been prepared by Gexpro Services’ management. Gexpro Services has informed Lawson that neither RSM US LLP nor any other accounting firm has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Gexpro Services Management Forecast and, accordingly, neither RSM US LLP nor any other accounting firm has expressed or expresses an opinion or any other form of assurance with respect thereto. The RSM US LLP report contained in this proxy statement relates to Gexpro Services’ previously-issued financial statements. It does not extend to the Gexpro Services Management Forecast and should not be read to do so.

Gexpro Services has informed Lawson that, although presented with numerical specificity, the Gexpro Services Management Forecast reflects numerous assumptions and estimates as to future events made by the management of Gexpro Services (including assumptions and estimates related to (i) existing and new customer relationships and other market factors driving expected revenues, (ii) general business, economic, market, regulatory and financial conditions, (iii) anticipated capital expenditures on distribution center capabilities and technology investments and operating expenses, (iv) future tax rates and (v) additional matters specific to Gexpro Services). Key estimates and assumptions included the following, among others:

•	Revenue grows organically through the addition of new customers and the expansion of existing customer relationships;

•	North American GDP grows at approximately 3% per year;

•	Vendor costs and global supply chain challenges subsides by mid-2022; and

•	An effective tax rate of 21%, which is the current Federal corporate tax rate.

Gexpro Services has informed Lawson that, at the time the Gexpro Services Management Forecast was prepared, Gexpro Services’ management believed the assumptions and estimates underlying the Gexpro Services Management Forecasts were reasonable. However, such matters are inherently subjective and uncertain, and many of such matters are beyond the control of Gexpro Services. Important factors that may affect actual results and cause the Gexpro Services Management Forecast not to be achieved include, but are not limited to, risks and uncertainties relating to (i) Gexpro Services’ business (including its ability to achieve strategic goals, objectives and targets over applicable periods), (ii) the potential acquisition of the Potential Gexpro Services Acquirees, their businesses and the possibility such acquisitions may not occur, (iii) industry performance, general business and economic conditions, (iv) changes in laws and regulations (including, but not limited to, tax laws and regulations) and (v) other factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement.

Furthermore, as noted above, the Gexpro Services Management Forecast includes, among other things, forecasted results of the Potential Gexpro Services Acquirees. Gexpro Services has informed Lawson that the forecasted results of the Potential Gexpro Services Acquirees were prepared by Gexpro Services based on, among other things, certain information provided to Gexpro Services by or on behalf of such Potential Gexpro Services Acquirees in connection with Gexpro Services’ due diligence review of the Potential Gexpro Services Acquirees. No assurance can be given that Gexpro Services will acquire any of the Potential Gexpro Services Acquirees. The Gexpro Services Management Forecast does not take into account any potential failure of any such acquisition to occur and, if any of such acquisitions does not occur, actual results may, and likely would, differ materially from those projected.

The Gexpro Services Management Forecast constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the Gexpro Services Management Forecast will necessarily reflect actual future conditions. As a result, there can be no assurance that the underlying assumptions and estimates or projected results will be realized, and actual results may differ materially from those reflected in the Gexpro Services Management Forecast, whether or not the Transactions are completed and whether or not the acquisitions of the Potential Gexpro Services Acquirees are completed.

In light of, among other matters, the foregoing factors and the uncertainties inherent in the Gexpro Services Management Forecast, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Gexpro Services Management Forecast included in this proxy statement. No representation is made by the Special Committee, the Lawson board of directors, Lawson, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person to any Lawson stockholder regarding the ultimate performance of Gexpro Services or the Combined Company compared to the information included in the Gexpro Services Management Forecast.

LAWSON DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO (AND GEXPRO SERVICES HAS INFORMED LAWSON THAT GEXPRO SERVICES DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO) UPDATE OR OTHERWISE REVISE OR RECONCILE THE GEXPRO SERVICES MANAGEMENT FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS OR ESTIMATES UNDERLYING ALL OR ANY PORTION OF THE GEXPRO SERVICES MANAGEMENT FORECAST ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Certain Estimated Synergies

In connection with Lawson’s, TestEquity’s and Gexpro Services’ respective evaluations of the Transactions, representatives of Lawson, TestEquity and Gexpro Services discussed various potential benefits of the Transactions. Such potential benefits included certain anticipated revenue synergies. In addition, potential prospects of savings on cost of goods sold (primarily in the areas of product purchases and freight shipments) based on the combined purchasing power of the Combined Company were discussed. Furthermore, potential prospects of eliminating redundancy in certain selling, general and administrative functions and associated costs (including in the areas of delivery and packaging, insurance, employee benefits and information technology) once the companies were combined were discussed.

Based on such discussions, Lawson management and the managements of TestEquity and Gexpro Services, as applicable, prepared (1) a set of non-public, internal projections of synergies estimated to be potentially realizable by Lawson and TestEquity in connection with the TestEquity Merger (the “TestEquity Expected Synergies”) and (2) a set of non-public, internal projections of synergies estimated to be potentially realizable by Lawson and Gexpro Services in connection with the Gexpro Services Merger (the “Gexpro Services Expected Synergies”). We refer to the TestEquity Expected Synergies and the Gexpro Services Expected Synergies collectively as the “Synergies Estimate.” The Synergies Estimate was provided to the Special Committee in connection with its evaluation of the Transactions and to Cowen for its use and reliance in connection with its financial analyses and opinions described in the section entitled “The Transactions—Opinions of the Financial Advisor to the Special Committee”. A summary of the Synergies Estimate is provided below. The components of the Synergies Estimate are not reflected in the Lawson Management Forecast, the TestEquity Management Forecast or the Gexpro Services Management Forecast.

Summary of Synergies Estimate

TestEquity Expected Synergies

	Year Ending December 31,
	2022E	2023E	2024E	2025E
	(Dollars in millions; amounts may not foot due to rounding)
Estimated Synergies – Revenue	$(0.1)	$0.3	$0.7	$0.7
Estimated Synergies – Cost of goods sold	$0.2	$1.2	$1.2	$1.2
Estimated Synergies – Selling, general and administrative	$(0.2)	$0.8	$1.1	$1.2

Total Estimated Synergies	$(0.1)	$2.3	$3.0	$3.1
Less: Taxes	$0.0	$(0.5)	$(0.6)	$(0.6)

Estimated Unlevered Free Cash Flow Synergies	$(0.1)	$1.8	$2.4	$2.4

Gexpro Services Expected Synergies

	Year Ending December 31,
	2022E	2023E	2024E	2025E
	(Dollars in millions; amounts may not foot due to rounding)
Estimated Synergies – Revenue	$(0.1)	$0.3	$0.6	$0.6
Estimated Synergies – Cost of goods sold	$0.2	$1.2	$1.2	$1.2
Estimated Synergies – Selling, general and administrative	$0.0	$1.5	$1.9	$2.1

Total Estimated Synergies	$0.1	$2.9	$3.7	$3.9
Less: Taxes	$0.0	$(0.6)	$(0.8)	$(0.8)

Estimated Unlevered Free Cash Flow Synergies	$0.1	$2.3	$3.0	$3.0

Lawson has included the summary of the Synergies Estimate in this proxy statement solely to provide Lawson stockholders with access to information that was made available to certain participants as noted above in connection with the Transactions. Such summary is not included in this proxy statement in order to influence the voting decision of any Lawson stockholder on any of the Lawson Proposals to be voted on at the Lawson special meeting or to influence any Lawson stockholder to make any investment decision or otherwise act with respect to the Transactions or any other matter.

The Synergies Estimate is based solely upon information available to Lawson’s management at the time of its preparation, is based on estimates and assumptions made by Lawson’s management prior to and/or at the time of its preparation, and speaks only as of that time. Furthermore, the Synergies Estimate does not necessarily reflect Lawson’s current estimates, and some or all of the underlying assumptions may have changed since the time of its preparation. The Synergies Estimate should be read, if at all, in conjunction with the historical financial statements and other information regarding Lawson, TestEquity and Gexpro Services contained or incorporated by reference in this proxy statement.

The inclusion of the Synergies Estimate in this proxy statement should not be regarded as an indication that Lawson, the Special Committee, the Lawson board of directors, LKCM, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results, events or financial performance, and it should not be relied upon as such. There can be no assurance that the prospective results will be realized or that actual results will not be materially different than estimated. Furthermore, because the Synergies Estimate covers multiple years, such information by its nature becomes less predictive with each successive year.

The Synergies Estimate was not prepared with a view toward (i) public disclosure, (ii) compliance with published guidelines of the SEC (including those regarding prospective financial information and forward-looking statements), (iii) compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or (iv) compliance with GAAP. Financial measures that are not presented in accordance with GAAP should not be considered in isolation from, or as a substitute for, or be construed as being more important than, financial information presented in accordance with GAAP. Financial measures not presented in accordance with GAAP as used in the Synergies Estimate may not be comparable to similarly-titled measures used by other companies.

Although presented with numerical specificity, the Synergies Estimate reflects numerous assumptions and estimates as to future events made by the management of Lawson (including assumptions and estimates related to (i) cross-selling opportunities and (ii) cost-savings initiatives).

At the time the Synergies Estimate was prepared, Lawson’s management believed the assumptions and estimates underlying the Synergies Estimate were reasonable. However, such matters are inherently subjective and uncertain, and many of such matters are beyond the control of Lawson. Important factors that may cause the Synergies Estimate not to be realized include, but are not limited to, risks and uncertainties relating to the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement and those described in the SEC filings of Lawson incorporated by reference into this proxy statement.

The Synergies Estimate constitutes forward-looking statements and no assurances can be given that the assumptions made in preparing the Synergies Estimate will necessarily reflect actual future conditions. As a result, there can be no assurance that the underlying assumptions and estimates or projected results will be realized, and actual results may differ materially from those reflected in the Synergies Estimate.

In light of, among other matters, the foregoing factors and the uncertainties inherent in the Synergies Estimate, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Synergies Estimate included in this proxy statement. No representation is made by the Special Committee, the Lawson board of directors, Lawson, TestEquity, Gexpro Services, any of their respective affiliates or advisors or any other person to any Lawson stockholder regarding the ultimate performance of Lawson or the Combined Company or the achievability of the Synergies Estimate.

LAWSON DISCLAIMS, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, DOES NOT UNDERTAKE, ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE SYNERGIES ESTIMATE TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS OR ESTIMATES UNDERLYING ALL OR ANY

PORTION OF THE SYNERGIES ESTIMATE ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Interests of Lawson Directors and Executive Officers in the Transactions

When you consider the recommendation of the Lawson board of directors in favor of each of the Lawson Proposals, you should be aware that certain of Lawson’s directors and executive officers have interests in the Mergers, the Share Issuances and the other contemplated transactions that are different from, or in addition to, those of the stockholders of Lawson generally. The members of the Special Committee and the Lawson board of directors were aware of these interests and considered them, among other matters, in making their determinations and issuing their approvals and recommendations in respect of the Merger Agreements, the related agreements contemplated by the Merger Agreements and the transactions contemplated thereby (including the Mergers and the Share Issuances).

The interests of each person who has served as a director or executive officer of Lawson at any time since January 1, 2021 are described below:

Mr. King’s Affiliation with the TestEquity Equityholder and the Gexpro Services Stockholder

Entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially own a substantial and controlling interest in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will receive all of the shares of Lawson common stock issued by Lawson in the TestEquity Merger) and a substantial and controlling interest in the Gexpro Services Stockholder (which in turn owns all of the outstanding equity interests of Gexpro Services and will receive all of the shares of Lawson common stock issued by Lawson in the Gexpro Services Merger). See the sections entitled “The Transactions—Overview of the Transactions,” “The Transactions—Ownership of Lawson Following the Transactions” and “Security Ownership of Certain Beneficial Owners, Directors and Management” for further information.

The TestEquity Equityholder will also be the beneficiary of various rights under the Registration Rights Agreement. The Gexpro Services Stockholder will also be the beneficiary of various rights under the Registration Rights Agreement. See the section entitled “Additional Related Agreements” for further information about these agreements.

Additional Interests of Mr. King in the Transactions

For further information about certain relationships and related transactions between Lawson and entities affiliated with LKCM and Mr. King, see the section entitled “Certain Relationships and Related Transactions.”

Mr. Moon’s Affiliation with the TestEquity Equityholder

Mark F. Moon (a member of the Lawson board of directors) is a director of, and holds a direct or indirect equity interest in, the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will receive all of the shares of Lawson common stock issued by Lawson in the TestEquity Merger). See the sections entitled “The Transactions—Overview of the Transactions” and “The Transactions—Ownership of Lawson Following the Transactions” for further information.

The TestEquity Equityholder will also be the beneficiary of various rights under the Registration Rights Agreement. See the section entitled “Additional Related Agreements” for further information about these agreements.

Payments and Benefits to Mr. DeCata Upon Termination Following Change-in-Control

Lawson is party to an employment agreement, dated as of August 14, 2017 and amended as of April 11, 2018, with Michael G. DeCata, who is the President and Chief Executive Officer, as well as a director, of Lawson. Pursuant to that employment agreement, if within 24 months following a “Change in Control” (as defined in the employment agreement) Lawson terminates Mr. DeCata’s employment without “cause” (as defined in the employment agreement), or if he terminates his employment for “good reason” (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the higher of Mr. DeCata’s target bonus with respect to the year in which his termination occurs or the actual bonus for the prior year. In addition, Mr. DeCata and his family will be covered under Lawson’s health benefit plans at employee rates for two years following termination, after which he will be eligible for continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). In addition, all of Mr. DeCata’s outstanding equity awards, if any, shall immediately vest upon the effective date of termination to the extent not already vested and he shall have until the earlier of (A) one year following the effective date of termination (or such longer exercise period that may be provided in an award agreement evidencing such equity award) and (B) the expiration of the term of such equity award, to exercise any equity award that is subject to being exercised. Pursuant to the 2021-23 LTIP award agreement, (A) all outstanding market stock units (“MSUs”) (if any) will be awarded based on the greater number of (i) the target MSU award and (ii) the formula specified in the 2021-2023 LTIP award agreement, and (B) all outstanding Return on Invested Capital Stock Units (“ROIC Units”) (if any) will be awarded based on the greater number of (i) the target ROIC Unit award and (ii) the formula specified in the 2021-2023 LTIP award agreement. Further, upon a change of control, the 2000 Stock Performance Right Plan provides that all outstanding vested stock performance rights (if any) will be exercised. The Transactions will constitute a Change in Control under Mr. DeCata’s employment agreement. See the section entitled “The Transactions—Golden Parachute Compensation” for further information about such potential payments and benefits, including the value of such unvested equity awards subject to potential vesting in connection with the Transactions.

Payments and Benefits to Mr. Knutson Upon Termination Following Change-in-Control

Lawson is party to an employment agreement, dated as of August 29, 2012, with Ronald J. Knutson, who is the Executive Vice President, Chief Financial Officer and Treasurer of Lawson. Pursuant to that employment agreement, if within 12 months following a “Change in Control” (as defined in the employment agreement) Lawson terminates Mr. Knutson’s employment without “cause” (as defined in the employment agreement), or if he terminates his employment for “good reason” (as defined in the employment agreement), he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the annual bonus paid in the 365-day period prior to his termination, if any. In addition, all previously unvested equity-based compensation awards granted to Mr. Knutson will immediately vest and become fully exercisable as of the date of termination for a period of 90 days. Pursuant to the 2021-23 LTIP award agreement and 2020-2022 LTIP award agreement, upon a change in control, (A) all outstanding MSUs (if any) will be awarded based on the greater number of (i) the target MSU award and (ii) the formula specified in the applicable LTIP award agreement, and (B) all outstanding ROICs (if any) will be awarded based on the greater number of (i) the target ROIC Unit award and (ii) the formula specified in the applicable LTIP award agreement. In addition, Mr. Knutson and his family will be covered under Lawson’s health benefit plans at employee rates for two years following termination, after which he will be eligible for continuation in accordance with COBRA, and Mr. Knutson will be eligible to receive outplacement services not to exceed $25,000. The Transactions will constitute a Change in Control under Mr. Knutson’s employment agreement. See the section entitled “The Transactions—Golden Parachute Compensation” for further information about such potential payments and benefits, including the value of such unvested equity awards subject to potential vesting in connection with the Transactions.

Payments and Benefits to Mr. Jenkins Upon Separation Following Change-in-Control

Lawson is party to a retirement and consulting agreement, dated as of March 2, 2021, with Neil E. Jenkins, who was the Executive Vice President, General Counsel and Secretary of Lawson until his retirement on March 31, 2021 and who, pursuant to that consulting agreement, provides consulting and advisory services to Lawson. Pursuant to that consulting agreement, upon a “Change in Control” (as defined in that certain employment agreement dated as of August 29, 2012), Mr. Jenkins will no longer be required to provide consulting services and shall be entitled to receive an annualized amount of $216,000 per year, payable monthly, through March 31, 2026. In addition, all previously unvested outstanding equity awards, if any, granted to Mr. Jenkins will immediately vest and become fully exercisable as of the date of separation for a period of 90 days. Mr. Jenkins shall continue to be covered under Lawson’s group health plan, including any spousal and dependent coverage, at active employee rates, through March 31, 2026, after which he will be eligible for continuation in accordance with COBRA. The Transactions will constitute a Change in Control under Mr. Jenkin’s consulting agreement. See the section entitled “The Transactions—Golden Parachute Compensation” for further information about such potential payments and benefits, including the value of such unvested equity awards subject to potential vesting in connection with the Transactions.

Payments and Benefits to Other Executive Officers Who Are Not Named Executive Officers Upon Termination Following Change-in-Control

Eight other executive officers of Lawson who are not named executive officers have a change in control agreement with Lawson. Pursuant to those agreements, if within 12 months following a “Change in Control” (as defined in such agreements) Lawson terminates the executive’s employment without cause, or if the executive terminates employment for good reason, the executive will be entitled to receive a lump sum payment equal to the executive’s accrued compensation, plus one times the executive’s current annual base salary, and the greater of the executive’s target bonus or the most recent annual bonus. In addition, all previously unvested equity-based compensation awards granted to the executive will immediately vest upon the date of termination, and the executive will have until the earlier of (A) 90 days following the effective date of the executive’s termination (or such longer period as was provided under an award agreement evidencing such award) and (B) the term of such award to exercise any vested award that is subject to being exercised. Pursuant to the 2021-23 LTIP award agreement and 2020-2022 LTIP award agreement, upon a change in control, (A) all outstanding MSUs (if any) will be awarded based on the greater number of (i) the target MSU award and (ii) the formula specified in the applicable LTIP award agreement, and (B) all outstanding ROICs (if any) will be awarded based on the greater number of (i) the target ROIC Unit award and (ii) the formula specified in the applicable LTIP award agreement. In addition, the executive and executive’s family will be covered under Lawson’s health benefit plans at employee rates for one year following termination. The Transactions will constitute a Change in Control under the agreements with these eight other executive officers who are not named executive officers. The estimated aggregate amount of payments and benefits to Lawson’s executive officers who are not named executive officers under the terms of these Change in Control agreements, including the aggregate value of their unvested equity awards subject to potential vesting in connection with the Transactions (which value, for the avoidance of doubt, does not include the aggregate value of their equity awards that have vested as of the date of this proxy statement) would be approximately $2,648,206, assuming that (i) the Transactions are completed on January 12, 2022 and (ii) each such executive officers’ employment had been terminated immediately after closing with “cause” or by the executive for “good reason.” For purposes of this calculation, such unvested equity awards were valued using a price per share of Lawson common stock equal to $52.77, which is the average closing price per share of Lawson common stock over the first five business days following the first public announcement of the Transactions.

Material U.S. Federal Income Tax Consequences of the Transactions

Lawson does not expect Lawson or any Lawson stockholder to recognize federal income tax or gain as a result of the Transactions. However, as a result of the Transactions, Lawson’s ability to use its net operating losses and certain other tax attributes generated prior to the Transactions may be subject to limitation.

Anticipated Accounting Treatment of the Transactions

The Combined Company will account for the Mergers and the other transactions contemplated by the Merger Agreements as a reverse acquisition using the acquisition method of accounting in accordance with generally accepted accounting principles as applied in the United States. Accounting Standards Codification Topic 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Mergers, the entity that issues the interests (Lawson in this case) is generally the acquiring entity. However, in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered.

Lawson’s management has determined that the combined entity of Gexpro Services and TestEquity will be the accounting acquiror in the Mergers. In identifying the combined entity of Gexpro Services and TestEquity as the acquiring entity, Lawson, Gexpro Services and TestEquity reviewed the accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, which takes into account (i) the type of consideration, (ii) the structure of the merger and the other transactions contemplated by the applicable merger agreement, (iii) the relative outstanding share ownership and relative voting rights, (iv) the composition of the combined company’s board of directors, (v) the designation of certain senior management positions of the combined company (mainly the Chief Executive Officer and the Chief Financial Officer), (vi) the relative size of the merging companies as measured by assets, revenue or earnings as well as (vii) other metrics an investor would use for evaluating the respective company’s current and future financial performance. Consequently, acquisition accounting will apply to the assets acquired and liabilities assumed of Lawson upon consummation of the Mergers. This means that the assets of Lawson will be recorded, as of the completion of the Mergers, at their fair values and consolidated with those of Gexpro Services and TestEquity. This may result in recording an amount of goodwill, which represents the excess of the purchase price over the fair value of the identifiable net assets of Lawson. TestEquity is deemed the predecessor company as control of this organization by the common control parties of Gexpro Services and TestEquity occurred well in advance of the control of Gexpro Services. Accordingly, financial statements of the Combined Company issued after the completion of the Mergers will reflect the operations of Gexpro Services’ and Lawson businesses after the date they were under common control, and will not be restated retroactively to reflect the historical financial position or results of operations of Gexpro Services and Lawson.

All unaudited pro forma combined financial information contained in this proxy statement was prepared using the acquisition method of accounting for business combinations. The final allocation of the purchase price will be determined after the transactions contemplated by the Merger Agreements are completed and after completion of an analysis to determine the fair value of the assets of Lawson. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets of Lawson compared to the unaudited pro forma combined financial information included in this proxy statement may have the effect of increasing the amount of recorded goodwill. An increase or decrease in the share price of Lawson may have the effect of increasing or decreasing goodwill, as the case may be.

Regulatory Approvals

Under the HSR Act and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties to the Transactions must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and observe specified waiting period requirements before consummating the Mergers. Lawson, TestEquity and Gexpro Services have not yet filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division.

Even after expiration of the applicable waiting period under the HSR Act, at any time before or after the completion of the Mergers, any of the FTC, the DOJ or another person could still take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Mergers or seeking other remedies. Lawson cannot assure you that a challenge to the Mergers will not be made or that, if a challenge is made, it will not succeed.

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities. Lawson is not aware of any material governmental approvals or actions that are required for completion of the Transactions other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Registration of Shares of Lawson Common Stock Received in the Transactions

The issuance of shares of Lawson common stock in connection with the Transactions will not be registered under the Securities Act, and such shares will therefore be subject to various restrictions and limitations on transfer under U.S. securities laws. However, Lawson has agreed to grant the TestEquity Equityholder and the Gexpro Services Stockholder, which will receive shares of Lawson common stock in the Transactions, certain registration rights with respect to those shares as further described in the section entitled “Additional Related Agreements—Registration Rights Agreement” below.

No Appraisal or Dissenters’ Rights

Under Delaware law, Lawson stockholders are not entitled to any appraisal or dissenters’ rights in connection with the Transactions, including the Mergers and the issuance of shares of Lawson common stock in connection with the Mergers.

NASDAQ Listing

Lawson common stock is currently listed on NASDAQ under the symbol “LAWS.” After the Transactions, shares of Lawson common stock will continue to trade on NASDAQ under the same symbol “LAWS.”

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of Lawson’s named executive officers estimates of the amounts of certain compensation that are based on or otherwise relate to the Transactions and that will or may become payable to the named executive officer either immediately at closing (i.e., on a “single trigger” basis) or on a qualifying termination of employment following, or prior to and in connection with, the Transactions (i.e., on a “double trigger” basis). These “named executive officers” are the individuals listed as such in Lawson’s Definitive Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders. For additional information regarding the terms of the compensation, payments and benefits described in the table below, see the discussion in the section entitled “—Interests of Lawson Directors and Executive Officers in the Transactions”. The amounts shown in the table and in the footnotes below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect or attempt to forecast any compensation actions (including any additional equity or cash award grants, issuances or forfeitures) that may occur after the date of this proxy statement and before the closing. Accordingly, the ultimate values to be received by a named executive officer in connection with the Transactions may differ materially from the estimates set forth below.

The estimates in the table assume that the Transactions are completed on January 12, 2022 and that (i) in the case of Mr. DeCata and Mr. Knutson, their employment is terminated by Lawson immediately after closing without “cause” or by the executive for “good reason” (in each case as defined in their respective employment agreement) and (ii) in the case of Mr. Jenkins, his obligation to perform services lapses as of closing. The estimates in the table also assume (as required under Item 402(t) of Regulation S-K, because Lawson stockholders will not receive a fixed price per share in respect of their shares of Lawson common stock in connection with the Transactions), for purpose of the calculations, that the relevant price per share of Lawson common stock is $52.77, which is the average closing price per share of Lawson common stock over the first five business days following the first public announcement of the Transactions.

The estimates in the table below do not include amounts that Lawson’s named executive officers were already entitled to receive irrespective of the Transactions or which have vested as of the date of this proxy statement.

	Cash ($)		Equity ($) (1)	Pension/ NQDC ($)	Perquisites/ Benefits ($)		Tax Reimbursement ($)	Other ($)	Total ($)
Michael G. DeCata	2,240,000	(2)	1,059,094	—	25,337	(3)	—	—	3,324,431
Ronald J. Knutson	1,054,880	(4)	1,081,866	—	53,758	(5)	—	—	2,190,504
Neil E. Jenkins(6)	906,600	(7)	—	—	28,758	(8)	—	—	935,358

(1)

Represents the value of all previously unvested equity-based compensation awards granted to such executive. All amounts reported for Mr. DeCata and Mr. Knutson reflect “double trigger” vesting in connection with the Mergers. All amounts reported for Mr. Jenkins reflect “single trigger” vesting in connection with the Mergers. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

(2)

Represents two times Mr. DeCata’s current annual base salary plus two times his target bonus for calendar year 2022, which is payable upon a termination of employment. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

(3)

Represents the value of continued coverage for Mr. DeCata and his family under Lawson’s health benefit plans at employee rates for two years following the date of termination of employment. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

(4)

Represents two times Mr. Knutson’s current annual base salary plus two times his annual bonus paid in the 365-day period prior to January 12, 2022, which is payable upon a termination of employment. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

(5)

Represents the value of (i) continued coverage for Mr. Knutson and his family under Lawson’s health benefit plans at employee rates for two years following the date of termination of employment and (ii) up to $25,000 in outplacement services. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

(6)

Mr. Jenkins was the Executive Vice President, General Counsel and Secretary of Lawson until his retirement on March 31, 2021. Pursuant to a retirement and consulting agreement dated as of March 2, 2021, Mr. Jenkins provides consulting and advisory services to Lawson.

(7)	Represents an annualized amount of $216,000 per year, payable monthly, through March 31, 2026, which is payable upon a change in control.
(8)

Represents the value of continued coverage under Lawson’s group health plan, including any spousal and dependent coverage, at active employee rates, through March 31, 2026, which is payable upon a change in control. See above in the section entitled “—Interests of Lawson Directors and Executives Officers in the Transactions” for further information about such potential payments and benefits.

THE TESTEQUITY MERGER AGREEMENT

The following is a summary of the material provisions of the TestEquity Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the TestEquity Merger Agreement that is important to you. We encourage you to read the TestEquity Merger Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the terms of the TestEquity Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the TestEquity Merger Agreement

In reviewing the TestEquity Merger Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the TestEquity Merger Agreement and are not intended to provide any other factual information about Lawson, TestEquity, the TestEquity Equityholder or any of their respective affiliates or subsidiaries. The TestEquity Merger Agreement contains representations, warranties and covenants by each of the parties to the TestEquity Merger Agreement, which are summarized below. These representations, warranties and covenants, which are qualified and subject to important limitations agreed to by the parties in connection with the negotiation of the terms of the TestEquity Merger Agreement, have been made solely for the benefit of the parties to the TestEquity Merger Agreement and:

•	may have been used for the purpose of allocating the risk to one of the parties if those statements prove to be inaccurate, rather than establishing matters as facts;

•

may have been qualified by certain confidential disclosures that were made to the other parties in connection with the negotiation of the TestEquity Merger Agreement, which disclosures are not reflected in the TestEquity Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations, warranties and covenants in the TestEquity Merger Agreement and described below may have changed since the date of the TestEquity Merger Agreement (or may change in the future) and subsequent developments or new information qualifying a representation, warranty or covenant may have been included in this proxy statement or in other public filings Lawson has made with the SEC. Accordingly, the representations, warranties, covenants and other provisions of the TestEquity Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”

The TestEquity Merger

Upon the terms and subject to the conditions set forth in the TestEquity Merger Agreement and in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), at the closing of the TestEquity Merger, Merger Sub 1 (a wholly-owned subsidiary of Lawson) will be merged with and into TestEquity, with TestEquity continuing as the surviving company and as a wholly-owned subsidiary of Lawson (TestEquity, as the surviving company in the TestEquity Merger, the “TestEquity Surviving Company”). The TestEquity Merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DLLCA, or at such later time which the parties to the TestEquity Merger Agreement shall have agreed upon and is specified in the certificate of merger.

Merger Consideration

Under the terms of the TestEquity Merger Agreement, at the effective time of the TestEquity Merger:

(a)

the limited liability company interests of Merger Sub 1 issued and outstanding immediately prior to the effective time of the TestEquity Merger shall be automatically converted into and exchanged for all of the limited liability company interests of the TestEquity Surviving Company; and

(b)

all of the membership interests of TestEquity issued and outstanding immediately prior to the effective time of the TestEquity Merger shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder of the membership interests of TestEquity shall cease to have any rights with respect thereto and shall not be entitled to receive any consideration therefor, except that the TestEquity Equityholder (and only the TestEquity Equityholder), after giving effect to the Pre-Closing TestEquity Reorganization, will have the right to receive the TestEquity Merger Consideration (provided that the TestEquity Equityholder’s right to receive a portion of the TestEquity Merger Consideration equal to the number of TE Holdback Shares (as defined below) shall be subject to the terms and conditions of the TestEquity Merger Agreement).

Holdback Shares and Earnout

The TestEquity Merger Agreement provides that, as of the date of the TestEquity Merger Agreement, (x) TestEquity anticipates consummating a certain acquisition of a business that had been previously identified to the Special Committee as a potential acquisition candidate by TestEquity prior to the date of the TestEquity Merger Agreement (the “TE Acquisition”) and (y) in connection with such TE Acquisition, Lawson shall hold back at the closing of the TestEquity Merger 700,000 shares of Lawson common stock (the “TE Holdback Shares”), which TE Holdback Shares shall be held by Lawson until released to the TestEquity Equityholder or forfeited in accordance with the terms of the TestEquity Merger Agreement.

First Earnout

As provided in the TestEquity Merger Agreement, in the event that the TestEquity Equityholder or any of its affiliates proposes to enter into any definitive agreements with respect to the TE Acquisition (or any amendment or waiver with respect thereto), (A) the TestEquity Equityholder shall give Lawson reasonably advance written notice thereof, together with copies of all such definitive agreements (or amendments or waivers with respect thereto); and (B) entry into such definitive agreements shall be subject to approval thereof by any committee of the Lawson board of directors comprised solely of independent directors (a “TE Earnout Special Committee”); provided, however, that a TE Earnout Special Committee’s determination of whether or not to approve the entry into such definitive agreements must be made no later than 11:59 p.m. Central time on the second business day after the date on which the TestEquity Equityholder provides the written notice contemplated by the foregoing clause (A). Nothing in the TestEquity Merger Agreement shall obligate a TE Earnout Special Committee, Lawson or any of its affiliates (including the TestEquity Surviving Company) to approve of the TE Acquisition if such TE Acquisition is not on terms and conditions that are substantially similar in all material respects to the terms and conditions that had been previously described to the Special Committee by TestEquity prior to the date of the TestEquity Merger Agreement, or if the board of directors or other governing body (or any committee thereof, including a TE Earnout Special Committee) of Lawson or any of its affiliates (including the TestEquity Surviving Company) determines that such TE Acquisition is not in the best interests of such party or its stockholders, or would reasonably be expected to be inconsistent with such directors’ or managers’ fiduciary duties. With respect to TestEquity’s pursuit of new acquisitions (other than the TE Acquisition), all such new acquisitions shall be subject to the other terms and conditions of the TestEquity Merger Agreement.

The amount (if any) of TE Holdback Shares to be issued and delivered to the TestEquity Equityholder in respect of TE Accretion (as defined below) (the “TE Released Shares”) shall be equal to the TE Holdback Release Formula (as defined below), as finally determined in accordance with the terms of the TestEquity

Merger Agreement. For all purposes of the TestEquity Merger Agreement, the calculation of TE Accretion and the components used in calculating TE Accretion, as well as the calculation of the TE Released Shares to be issued and delivered to the TestEquity Equityholder calculated using the TE Holdback Release Formula, shall be based solely upon the TE Acquisition if consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing of the TestEquity Merger, on the terms and subject to the conditions set forth in the TestEquity Merger Agreement. No later than five (5) business days following the date that is ninety (90) days following the closing of the TestEquity Merger, the TestEquity Equityholder shall deliver a statement (a “TE Accretion Statement”) to Lawson setting forth its good faith calculation of TE Accretion and the components used in calculating TE Accretion, in each case in reasonable detail, as well as its calculation of the amount of the TE Released Shares to be issued and delivered to the TestEquity Equityholder calculated using the TE Holdback Release Formula. Lawson shall have forty-five (45) days following receipt of the TE Accretion Statement to review the TE Accretion Statement and to notify the TestEquity Equityholder in writing of any dispute regarding any calculations set forth therein (a “TE Accretion Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no TE Accretion Dispute Notice is delivered by Lawson within such forty-five (45) day period or if Lawson delivers a written acceptance of the calculations set forth in the TE Accretion Statement within such forty-five (45) day period, then the calculations set forth in the TE Accretion Statement shall become final and binding on the parties.

The TestEquity Merger Agreement provides that in connection with Lawson’s review of the TE Accretion Statement, the TestEquity Equityholder shall provide Lawson and its representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of the TestEquity Equityholder, work papers, schedules, memoranda and other documents used or prepared by the TestEquity Equityholder in connection with its preparation of the TE Accretion Statement, and other relevant items reasonably requested by Lawson, and the TestEquity Equityholder shall cooperate reasonably with Lawson and its Representatives in connection therewith.

“EBITDA” means with respect to the relevant period and without duplication, the net income from operations of the applicable business during such period, before the subtraction of any interest expense, taxes based on income and profits, depreciation or amortization, and (i) adding the amount of one-time non-recurring expenses, cost and expense savings and other documented synergies, and one-time operating costs associated with investments approved by the Special Committee or the Lawson board of directors, and (ii) adjusting for the pro-forma effect of acquisitions, in all cases (i) and (ii), as such adjustments are applied with consistent methodologies and treatment between periods.

“TE Accretion” means (a) 13.17 minus the TE Acquisition Multiple, multiplied by (b) the TE Approved EBITDA.

“TE Acquired Business” means the Person or business TestEquity directly or indirectly acquires in the TE Acquisition, whether by stock purchase, asset purchase, merger or otherwise, that is consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing date of the TestEquity Merger, as had been previously described to the Special Committee by TestEquity prior to the date of the TestEquity Merger Agreement.

“TE Acquired Business EBITDA” means, for the twelve (12) month period ending on the last day of the most recent month prior to the date the acquisition of the TE Acquired Business is consummated, the EBITDA of the TE Acquired Business during such period.

“TE Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the TE Acquisition, the maximum amount of such contingent consideration that is potentially payable) with respect to the TE Acquisition that is consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing date of the TestEquity Merger as contemplated by the definitive agreement relating to the TE Acquisition (including all cash and other consideration paid or delivered at closing, all deferred consideration paid or potentially payable, all post-closing earn-out consideration paid or potentially payable, all consideration placed into escrow or similar arrangements, and all assumed indebtedness for borrowed money and transaction expenses) divided by the TE Approved EBITDA.

“TE Approved EBITDA” means the TE Acquired Business EBITDA as of the date on which the TE Acquisition is consummated, as such TE Approved EBITDA shall be agreed to by the parties or as finally determined pursuant to the TestEquity Merger Agreement.

“TE Holdback Release Formula” means such amount of shares of Lawson common stock calculated by dividing (a) the amount of TE Accretion (as finally determined pursuant to the TestEquity Merger Agreement) by (b) $48.0476; provided that the TE Holdback Release Formula shall not be a number of shares of Lawson common stock in excess of the total TE Holdback Shares.

Second Earnout

The TestEquity Merger Agreement provides that if, following the final determination of the TE Accretion and the TE Released Shares in accordance with the terms of the TestEquity Merger Agreement, there remain any TE Holdback Shares, then the amount of any such remaining TE Holdback Shares to be issued and delivered to the TestEquity Equityholder shall be determined using the TE Earnout Formula (as defined below) and in accordance with the terms of the TestEquity Merger Agreement. No later than March 15, 2023, Lawson shall deliver a statement (a “TE Earnout Statement”) to the TestEquity Equityholder setting forth its good faith calculation of the amount of remaining TE Holdback Shares (the “TE Earnout Shares”) to be issued and delivered to the TestEquity Equityholder using the TE Earnout Formula. The TE Earnout Statement shall also set forth in reasonable detail Lawson’s calculation of the components of the TE Earnout Formula. The TestEquity Equityholder shall have forty-five (45) days following receipt of the TE Earnout Statement to review the TE Earnout Statement and to notify Lawson in writing of any dispute regarding the calculations set forth therein (a “TE Earnout Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no TE Earnout Dispute Notice is delivered by the TestEquity Equityholder within such forty-five (45) day period or if the TestEquity Equityholder delivers a written acceptance of the calculations set forth in the TE Earnout Statement within such forty-five (45) day period, then the calculations set forth in the TE Earnout Statement shall become final and binding on the parties.

The TestEquity Merger Agreement provides that in connection with the TestEquity Equityholder’s review of the TE Earnout Statement, Lawson shall provide the TestEquity Equityholder and its representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of Lawson and the TestEquity Surviving Company, work papers, schedules, memoranda and other documents used or prepared by Lawson or the TestEquity Surviving Company in connection with its preparation of the TE Earnout Statement, and other relevant items reasonably requested by the TestEquity Equityholder, and Lawson and the TestEquity Surviving Company shall cooperate reasonably with the TestEquity Equityholder and its representatives in connection therewith.

“2022 Average Lawson Stock Price” means the volume weighted average price of shares of Lawson common stock measured over the 30-day calendar period immediately prior to and including December 31, 2022, as reported on Page VWAP of the Bloomberg Financial Markets Information Service.

“TE Earnout Formula” means an amount of shares of Lawson common stock calculated by multiplying the Trading EBITDA Multiple by the TE EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in TE EBITDA, divided by the 2022 Average Lawson Stock Price; provided that the TE Earnout Formula shall not be a number of shares of Lawson common stock in excess of the total remaining TE Holdback Shares.

“TE EBITDA” means, with respect to the relevant period, EBITDA of TestEquity, less any TE Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Lawson board of directors that is not the TE Acquisition).

“TE EBITDA Delta” means an amount equal to the increase, if any, in TE EBITDA for its 2022 fiscal year (calendar year 2022) over TE EBITDA for its 2021 fiscal year (calendar year 2021).

“Trading EBITDA Multiple” means a number equal to (a) (i) Lawson’s issued and outstanding shares of Lawson common stock as of December 31, 2022, multiplied by the 2022 Average Lawson Stock Price, plus (ii) Lawson’s indebtedness for borrowed money as of December 31, 2022, minus (iii) Lawson’s cash balance as of December 31, 2022, divided by (b) Lawson’s EBITDA for the fiscal year ended December 31, 2022.

Earnout Dispute Resolution

The TestEquity Merger Agreement provides that, in the event that Lawson delivers a TE Accretion Dispute Notice or the TestEquity Equityholder delivers a TE Earnout Dispute Notice (each, a “TE Dispute Notice,” and together, the “TE Dispute Notices”) in accordance with the terms of the TestEquity Merger Agreement, Lawson and the TestEquity Equityholder shall cooperate in good faith to resolve each dispute set forth in any such TE Dispute Notice as promptly as practicable, and, upon any such resolution, any adjustments to the TE Accretion Statement and/or TE Earnout Statement, as applicable, shall be made as agreed upon by Lawson and the TestEquity Equityholder in writing. If Lawson and the TestEquity Equityholder are unable to resolve any dispute within thirty (30) days (or such longer period as Lawson and the TestEquity Equityholder shall mutually agree in writing) of the delivery of the relevant TE Dispute Notice, such dispute shall be resolved by PricewaterhouseCoopers LLP or, if such firm cannot provide such resolution under the TestEquity Merger Agreement, such other nationally recognized accounting firm mutually selected by Lawson and the TestEquity Equityholder (the “TE Independent Accounting Firm”), acting as an expert and not an arbitrator, and such determination by the TE Independent Accounting Firm shall be final and binding on the parties, except that (x) the TE Independent Accounting Firm may consider only those items and amounts (and related items and amounts) as to which Lawson and the TestEquity Equityholder have disagreed within the time periods and on the terms specified above and (y) the TE Independent Accounting Firm’s determination of the amount of TE Accretion, TE Released Shares and/or TE Earnout Shares, as applicable, may not be less than the lower, or more than the higher, of Lawson’s and the TestEquity Equityholder’s respective calculations of the applicable amount. Each of Lawson and the TestEquity Equityholder shall bear fifty percent (50%) of any expenses relating to the engagement of the TE Independent Accounting Firm. The TE Independent Accounting Firm shall be instructed to use reasonable best efforts to make its final determination within thirty (30) days of submission by the parties of the dispute to it and, in any case, as promptly as practicable after such submission. Each of Lawson and the TestEquity Equityholder shall furnish the TE Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the TE Independent Accounting Firm shall reasonably request.

Pursuant to the terms of the TestEquity Merger Agreement, upon the final and binding determination of the amount of the TE Released Shares, Lawson shall issue and deliver such amount of TE Released Shares to the TestEquity Equityholder within five (5) business days after such final and binding determination, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with a statement of the transfer agent of Lawson certifying as to the book-entry issuance thereof. Upon the final and binding determination of the amount of the TE Earnout Shares, Lawson shall issue and deliver such amount of TE Earnout Shares to the TestEquity Equityholder within five (5) business days after such final and binding determination, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with a statement of the transfer agent of Lawson certifying as to the book-entry issuance thereof. For the avoidance of doubt, in no event shall the aggregate of the TE Released Shares and TE Earnout Shares exceed the amount of TE Holdback Shares.

Prohibited Actions During Earnout Period

The TestEquity Merger Agreement provides that from and after the closing of the TestEquity Merger and until such time as the final determination of the TE Released Shares and the TE Earnout Shares, if any, that are to be issued and delivered to the TestEquity Equityholder pursuant to TestEquity Merger Agreement, Lawson shall not, and shall cause each of its affiliates, including the TestEquity Surviving Company, to not, without the written consent of the TestEquity Equityholder (such consent not to be unreasonably withheld, conditioned or delayed) (any of the following, the “TE Prohibited Actions”):

A.    take any action the sole intention and purpose of which is reducing the amount of TE Released Shares or TE Earnout Shares to be delivered to the TestEquity Equityholder; or

B.    voluntarily liquidate, dissolve or wind-up the affairs of the TestEquity Surviving Company;

provided, that any action or omission taken by or with the unanimous consent or approval of the Lawson board of directors shall not be deemed to be a TE Prohibited Action, or taken into account for purposes of determining whether an action or omission constitutes a TE Prohibited Action.

Change in Control

The TestEquity Merger Agreement provides that in the event that, following the closing of the TestEquity Merger and prior to the end of the period commencing on the closing date of the TestEquity Merger and ending five (5) business days after the date on which the amount of the TE Released Shares and the TE Earnout Shares is finally determined, (A) there occurs a sale or other disposition of all or substantially all of the assets of Lawson, or a merger, consolidation, recapitalization or other transaction in which any person and its affiliates (other than the TestEquity Equityholder, the Excluded Company Parties or any of their respective affiliates), together with any persons (other than the TestEquity Equityholder, the Excluded Company Parties or any of their respective affiliates) that “roll over” interests in Lawson in connection with and as an integrated step of such transaction, becomes the beneficial owner, directly or indirectly, of one hundred percent (100%) of the combined voting power of all interests in Lawson or any successor of Lawson that beneficially owns TestEquity and its subsidiaries (this clause (A), a “TE Transaction Event”) or (B) (1) Lawson makes a general assignment for the benefit of creditors, (2) Lawson institutes any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or (3) any proceeding shall be instituted by any third party against Lawson seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization, and an order for relief against Lawson shall have been entered into by a court of competent jurisdiction in such proceeding that remains unstayed and in effect for sixty (60) days, Lawson shall issue and deliver to the TestEquity Equityholder (and, in the case of a TE Transaction Event, such issuance and delivery shall take place immediately prior to the consummation of such TE Transaction Event) all of the remaining TE Holdback Shares, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with an executed certificate of the transfer agent of Lawson certifying as to the book-entry issuance thereof. Upon issuance and delivery of remaining TE Holdback Shares pursuant to this provision, the obligations of Lawson related to the TE Holdback Shares shall be deemed fully satisfied and be of no further force or effect.

Miscellaneous

The TestEquity Merger Agreement provides that in the event of any change to shares of Lawson common stock (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding following the closing of the TestEquity Merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, issuer tender or exchange offer, or other similar transaction, the TE Released Shares and the TE Earnout Shares shall be equitably adjusted, without duplication, to provide the TestEquity Equityholder the same economic effect contemplated by the TestEquity Merger Agreement prior to such change.

The TestEquity Merger Agreement provides that until such time as the TE Released Shares and the TE Earnout Shares are issued and delivered pursuant to the TestEquity Merger Agreement, the TestEquity Equityholder shall have no rights as a record or beneficial owner of such TE Released Shares and TE Earnout Shares, including as to any dividends, distributions and other earnings thereon or the right to vote such TE Released Shares and TE Earnout Shares.

The TestEquity Merger Agreement provides that all calculations with respect to the release of TE Released Shares and the TE Earnout Shares shall exclude the effects of any “reverse acquisition accounting” or similar accounting adjustments resulting from any person other than Lawson (including TestEquity) being the “accounting acquiror” of Lawson for purposes of GAAP as a result of the consummation of the transactions contemplated by the Merger Agreements.

Managers and Officers; Organizational Documents

The TestEquity Merger Agreement provides that the managers of Merger Sub 1 immediately prior to the effective time of the TestEquity Merger shall become the managers of the TestEquity Surviving Company as of the effective time of the TestEquity Merger and the officers of TestEquity immediately prior to the effective time of the TestEquity Merger shall be the officers of the TestEquity Surviving Company as of the effective time of the TestEquity Merger (except to the extent such officers have resigned as may be required in the TestEquity Merger Agreement).

Pursuant to the terms of the TestEquity Merger Agreement, at the effective time of the TestEquity Merger, the certificate of formation of TestEquity shall be the certificate of formation of the TestEquity Surviving Company.

The TestEquity Merger Agreement provides that TestEquity shall take all necessary action so that, as of the effective time of the TestEquity Merger, the operating agreement of TestEquity shall be amended and restated in its entirety to read the same as the operating agreement of Merger Sub 1 as in effect immediately prior to such effective time, and as so amended and restated shall be the operating agreement of the TestEquity Surviving Company (except that references to the name of Merger Sub 1 shall be replaced by references to the name of TestEquity).

Pre-Closing TestEquity Reorganization

The TestEquity Merger Agreement provides that, prior to the closing of the TestEquity Merger, the TestEquity Equityholder will, and will cause its affiliates to, at the TestEquity Equityholder’s sole cost and expense, effect the Pre-Closing TestEquity Reorganization substantially in the manner set forth on the disclosure schedules to the TestEquity Merger Agreement. In the Pre-Closing TestEquity Reorganization, among other things (i) TestEquity Holdings will contribute to TestEquity all of TestEquity Holdings’ assets and liabilities, and (ii) thereafter, TestEquity Investors will merge with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of the TestEquity Equityholder. The TestEquity Merger Agreement provides that, following the consummation of the Pre-Closing TestEquity Reorganization and the effective time of the TestEquity Merger, each of the TestEquity Equityholder and Lawson shall take all filing positions and perform all actions required to give effect to the tax treatment intended by the Pre-Closing TestEquity Reorganization and shall not take any tax reporting position inconsistent with such treatment unless required by applicable law.

Representations and Warranties

The TestEquity Merger Agreement contains representations and warranties of TestEquity made to Lawson and Merger Sub 1, including representations and warranties relating to:

•	the organization, standing, power and other organizational matters of TestEquity and its subsidiaries;

•	the authorization, execution, delivery and enforceability of the TestEquity Merger Agreement;

•	the capitalization of TestEquity and its subsidiaries;

•	the absence of conflicts, required filings and consents preventing TestEquity and its subsidiaries from entering into the TestEquity Merger Agreement;

•	the financial statements and undisclosed liabilities of TestEquity and its subsidiaries;

•	the absence of changes with respect to certain operations of TestEquity and its subsidiaries;

•	TestEquity’s and its subsidiaries’ compliance with laws and maintenance of required permits;

•	pending or threatened litigation against TestEquity and its subsidiaries;

•	the insurance maintained by TestEquity and its subsidiaries;

•	the real and personal property of TestEquity and its subsidiaries;

•	TestEquity’s and its subsidiaries’ compliance with environmental laws and other environmental matters;

•	TestEquity’s and its subsidiaries’ filing of tax returns and other tax matters;

•	TestEquity’s and its subsidiaries’ material contracts;

•	TestEquity’s and its subsidiaries’ compliance with labor laws and other labor matters;

•	employee benefits provided by TestEquity and its subsidiaries;

•	the intellectual property of TestEquity and its subsidiaries;

•	the brokers’ and finders’ fees payable by TestEquity and its affiliates with respect to the TestEquity Merger;

•	the bank accounts and powers of attorney of TestEquity and its subsidiaries;

•	TestEquity’s and its subsidiaries’ policies relating to data privacy, information technology and use of data;

•	TestEquity’s, its subsidiaries’ and affiliates’ compliance with laws relating to sanctions, export control, anti-corruption and anti-money laundering;

•	significant customers and suppliers of TestEquity and its subsidiaries;

•	certain related party transactions between or among TestEquity and its subsidiaries, on the one hand, and any of its or their affiliates on the other hand;

•	TestEquity’s and its subsidiaries’ title to assets; and

•	the accuracy of the information supplied by TestEquity for inclusion in this proxy statement.

The TestEquity Merger Agreement also contains representations and warranties of the TestEquity Equityholder made to Lawson and Merger Sub 1, including representations and warranties relating to:

•	the due organization of the TestEquity Equityholder;

•	the authorization, execution, delivery and enforceability of the TestEquity Merger Agreement;

•	the ownership of TestEquity by the TestEquity Equityholder;

•	the absence of conflicts, required filings and consents preventing the TestEquity Equityholder from entering into the TestEquity Merger Agreement;

•	pending or threatened litigation against TestEquity and its subsidiaries;

•	the TestEquity Equityholder’s compliance with laws;

•	the affirmation of the TestEquity Equityholder’s status as an “accredited investor” pursuant to the Securities Act and its acquisition of the Lawson shares solely for its own investment;

•	the brokers’ and finders’ fees payable by the TestEquity Equityholder with respect to the TestEquity Merger; and

•	the accuracy of the information supplied by the TestEquity Equityholder for inclusion in this proxy statement.

The TestEquity Merger Agreement also contains representations and warranties of Lawson and Merger Sub 1 made to TestEquity and the TestEquity Equityholder, including representations and warranties relating to:

•	the organization, standing, power and other organizational matters of Lawson and its subsidiaries, and the absence of certain prior activities of Merger Sub 1;

•	the authorization, execution, delivery and enforceability of the TestEquity Merger Agreement;

•	Lawson’s and its subsidiaries’ capitalization;

•	the absence of conflicts, required filings or consents preventing Lawson or Merger Sub 1 from entering into the TestEquity Merger Agreement;

•	Lawson’s reports, schedules, forms, financial statements and other documents filed with the SEC since January 1, 2020 and the accuracy and preparation of the information in those filings;

•	the absence of changes with respect to certain of Lawson’s and its subsidiaries’ operations;

•	Lawson’s compliance with environmental laws and other environmental matters;

•	Lawson’s and its subsidiaries’ filing of tax returns and other tax matters;

•	Lawson’s and its subsidiaries’ material contracts;

•	Lawson’s and its subsidiaries’ compliance with applicable laws and the maintenance of permits;

•	pending or threatened litigation against Lawson and its subsidiaries;

•	the brokers’ and finders’ fees payable by Lawson and Merger Sub 1 with respect to the TestEquity Merger;

•	Lawson’s and its subsidiaries’ policies relating to data privacy, information technology and use of data;

•	significant customers and suppliers of Lawson and its subsidiaries;

•	Lawson’s and its subsidiaries’ title to assets;

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the affirmation of Lawson’s status as an “accredited investor” pursuant to the Securities Act and its acquisition of the limited liability company interests of the TestEquity Surviving Company solely for its own investment;

•	the accuracy of the information supplied by Lawson for inclusion in this proxy statement;

•	the approval of the transactions contemplated by the TestEquity Merger Agreement for purposes of state takeover statutes; and

•	the opinion of the Special Committee’s financial advisor.

The representations and warranties of each of the parties to the TestEquity Merger Agreement will expire upon the closing of the TestEquity Merger.

Conduct of TestEquity’s and Lawson’s Businesses Pending the TestEquity Merger

Conduct of TestEquity’s Business

From the date of the TestEquity Merger Agreement through the earlier of the effective time of the TestEquity Merger or termination of the TestEquity Merger Agreement, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, TestEquity has agreed to and to cause its subsidiaries to use commercially reasonable efforts to (i) carry on the business of TestEquity and its subsidiaries in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of TestEquity and its subsidiaries in all material respects and (iii) preserve in all material respects existing relationships with persons or entities having material business dealings with TestEquity or its subsidiaries (including employees, independent contractors, directors, vendors, customers, suppliers and governmental authorities).

In addition, during the same period, TestEquity has agreed, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, that it shall not, and shall cause its subsidiaries not to, do any of the following with respect to itself or any of its subsidiaries:

•	change, amend or otherwise modify the governing documents of itself or any of its subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of equity securities or other voting interests of itself or its subsidiaries, other than dividends and distributions payable only to itself or its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

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authorize for issuance, issue, sell, or deliver or agree or commit to issue, or purchase, redeem, retire or otherwise acquire any equity securities or other voting interests of itself or any of its subsidiaries, including any securities convertible into, exchangeable for, evidencing the right to subscribe for, or options, warrants or rights to purchase or subscribe for, capital stock, equity securities or other voting interests; provided, however, that its subsidiaries may make any such issuances, sales or deliveries to TestEquity or a direct or indirect wholly owned subsidiary of TestEquity;

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except as required by applicable law or pursuant to the terms of any benefit plan in existence as of the date hereof and made available to Lawson, (A) materially increase the amount of any bonus, salary or other cash compensation under any employment, severance, change in control, termination, retention or similar contract with any current or former employee or independent contractor having an annual base salary in excess of $200,000, (B) establish, adopt, enter into, amend or terminate any benefit plan or any plan, practice, agreement, arrangement or policy that would be a benefit plan if it was in existence on the date of the TestEquity Merger Agreement (including any employment, severance, separation, change in control, termination, retention or similar contract with any employee or independent contractor), other than entering into employment contracts with new hires in the ordinary course of business consistent with past practice and reasonable in amount, (C) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the TestEquity benefit plans; (D) enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any TestEquity benefit plan; or (E) make any material determination under any TestEquity benefit plan inconsistent with prior determinations and positions;

•

sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of itself or its subsidiaries, other than in the ordinary course of business consistent with the past practice of itself or its subsidiaries;

•

acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, in a single transaction or a series of related transactions, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of TestEquity and its subsidiaries and (B) the continued pursuit of the TE Acquisition, which shall be subject to approval as set forth in the TestEquity Merger Agreement;

•	change its present accounting methods or principles in any material respect, except as required by GAAP or applicable law;

•	make, agree or enter into any commitment for capital expenditures in respect of TestEquity or its subsidiaries other than in the ordinary course of business consistent with past practice;

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make, change or revoke any tax election, amend any tax return or file any claim for a tax refund, enter into any closing agreement with respect to taxes, fail to pay taxes that are due, settle any material tax claim or assessment or surrender any right to claim a refund of taxes, in each case, other than in the ordinary course of business consistent with past practice or as required by the Internal Revenue Code or applicable law;

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permit TestEquity or its subsidiaries to (A) pay or discharge any management fees under the TestEquity Management Agreement (as defined below) other than in connection with the transfer of all associated liabilities thereunder to the TestEquity Equityholder or an affiliate thereof (other than TestEquity or any of its subsidiaries) as contemplated in the TestEquity Merger Agreement or (B) incur certain forms of indebtedness or permit, grant or take any other action that will result in the imposition of a lien granted on any property or assets (whether tangible or intangible) of TestEquity or its subsidiaries (subject to certain permitted liens); provided, however, that TestEquity and its subsidiaries may incur certain forms of indebtedness (x) under existing revolving credit facilities or other existing lines of credit of TestEquity or its subsidiaries, in each case as of the date of the TestEquity Merger Agreement and (y) in connection with the TE Acquisition that is approved pursuant to the terms of the TestEquity Merger Agreement;

•

make capital contributions to or investments in any person or entity other than (A) in connection with the TE Acquisition that is approved pursuant to the terms of the TestEquity Merger Agreement or (B) short term investments (including money market funds, bank deposits, commercial paper and other money market instruments incurred) in the ordinary course of business consistent with past practice;

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other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any contract that falls under certain categories of material contracts identified by the terms of the TestEquity Merger Agreement (referred to in this bullet point as a “material contract”), other than any renewal in the ordinary course of business consistent with past practice, (B) terminate any material contract or (C) adopt or enter into any contract that would have been a material contract if it were in effect on the date of the TestEquity Merger Agreement other than adopting or entering into any contract in order to replace any material contract in existence on the date of the TestEquity Merger Agreement; provided, however, that such contract contains terms which are substantially similar to those of the material contract that it is intended to replace and are not in the aggregate less favorable to TestEquity or its subsidiaries relative to the terms of such material contract;

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except as required by applicable law, or as reasonably necessary to avoid a violation of applicable law, not terminate, transfer internally (including in response to a request for transfer by an employee), or otherwise materially alter the duties and responsibilities of, any senior members of management of TestEquity or its subsidiaries in a manner that would affect whether such person provides or does not provide services primarily in support of TestEquity or its subsidiaries, other than such actions that are taken in order to fill a vacancy in the ordinary course of business consistent with past practice;

•	negotiate, enter into, amend or extend any contract with a labor union or recognize or certify any labor union as the bargaining representative of any employee, except as required by law;

•	merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, TestEquity or any of its subsidiaries;

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commence, settle, agree to settle, release, waive or otherwise compromise any pending or threatened action or investigation (A) involving potential payments by or to TestEquity or its subsidiaries of more than $250,000 in any single instance, or $1,000,000 in the aggregate, (B) in which any of TestEquity or its subsidiaries admits wrongdoing or misconduct or in which equitable relief is imposed, (C) involves any admission of a criminal act or (D) as a result of which any of TestEquity or its subsidiaries would reasonably be expected to be materially impacted or restricted;

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enter into any new line of business outside of the businesses of TestEquity or its subsidiaries as of the date of the TestEquity Merger Agreement, other than in connection with the TE Acquisition that is approved pursuant to the terms of the TestEquity Merger Agreement;

•

cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business; or

•	agree or commit to do, or enter into any contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Conduct of Lawson’s Business

From the date of the TestEquity Merger Agreement through the earlier of the effective time of the TestEquity Merger or termination of the TestEquity Merger Agreement, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, we have agreed to and to cause our subsidiaries to use commercially reasonable efforts to (i) carry on the business of Lawson and its subsidiaries in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of Lawson and its subsidiaries in all material respects and (iii) preserve existing relationships with persons or entities having material business dealings with Lawson or its subsidiaries (including employees, independent contractors, directors, vendors, customers, suppliers and governmental authorities).

In addition, during the same period, we have agreed, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, to not, and to cause our subsidiaries not to, do any of the following with respect to Lawson or any of its subsidiaries:

•	change, amend or otherwise modify the governing documents of Lawson or its subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of, its equity securities or other voting interests of Lawson or its subsidiaries, other than dividends and distributions payable only to Lawson and its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

•

issue, sell or grant any equity securities of any class or other voting interests of Lawson, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any equity securities of any class or other voting interests of any of Lawson or its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from any of Lawson or its subsidiaries, or that obligate any of Lawson or its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, any of Lawson or its subsidiaries; provided, however, that Lawson may issue equity securities (A) under Lawson’s stock plans in accordance with the provisions of the disclosure schedules to the TestEquity Merger Agreement, or (B) as required pursuant to the vesting, settlement or exercise of outstanding equity awards for Lawson common stock or other equity awards (x) outstanding as of the date of the TestEquity Merger Agreement in accordance with the terms of the applicable award or other equity award in effect on the date of the TestEquity Merger Agreement or (y) granted after the date of the TestEquity Merger Agreement in accordance with its terms; provided, further, that the subsidiaries of Lawson may make any such issuances, sales or grants to Lawson or a direct or indirect wholly owned subsidiary of Lawson;

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redeem, purchase or otherwise acquire any outstanding equity securities of any class or other voting interests of Lawson or any rights, warrants or options to acquire any equity securities of any class or other voting interests of Lawson, except (A) as required pursuant to the terms of any Lawson equity awards (x) outstanding on the date of the TestEquity Merger Agreement in accordance with the terms of the applicable Lawson equity award in effect on the date of the TestEquity Merger Agreement or (y) granted after the date of the TestEquity Merger Agreement in accordance with the terms of the TestEquity Merger Agreement, or (B) in connection with the satisfaction of tax withholding obligations with respect to outstanding Lawson equity awards or other equity awards outstanding as of the date of the TestEquity Merger Agreement or granted after the date of the TestEquity Merger Agreement in accordance its terms;

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sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of Lawson or its subsidiaries, other than in the ordinary course of business consistent with the past practice of Lawson and its subsidiaries;

•

acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, in a single transaction or series of related transactions, any material business or any corporation, partnership, association or other business organization or division thereof that would be material or otherwise acquire any material assets (other than inventory), except for the acquisition of assets in the ordinary course of business consistent with the past practice of Lawson and its subsidiaries;

•	change its present accounting methods or principles in any material respect, except as required by GAAP or applicable law;

•

make, change or revoke any tax election, amend any tax return or file any claim for a tax refund, enter into any closing agreement with respect to taxes, fail to pay taxes that are due, settle any material tax claim or assessment or surrender any right to claim a refund of taxes, in each case, other than in the ordinary course of business consistent past practice or as required by the Internal Revenue Code or applicable law;

•

other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any contract that falls under certain categories of material contracts identified by the terms of the TestEquity Merger Agreement (referred to in this bullet point as a “material contract”), other than any renewal of any material contract in the ordinary course of business consistent with past practice, (B) terminate any material contract or (C) adopt or enter into any contract that would have been a material contract if it were in effect on the date of the TestEquity Merger Agreement other than adopting or entering into any such contract in order to replace any material contract in existence on the date of the TestEquity Merger Agreement; provided, however, that such contract contains terms which are substantially similar to those of the material contract that it is intended to replace and are not in the aggregate less favorable to Lawson or its subsidiaries relative to the terms of such material contract;

•	merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, Lawson or any of its subsidiaries;

•

permit Lawson or its subsidiaries to incur indebtedness for borrowed money; provided, however, that Lawson and its subsidiaries may incur such indebtedness (A) under existing revolving credit facilities or other existing lines of credit of Lawson or its subsidiaries, in each case as of the date of the TestEquity Merger Agreement, and (B) contemplated by the Debt Financing (as defined below); or

•	agree or commit to do, or enter into any contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Exclusivity

The TestEquity Merger Agreement provides that, from the date of the TestEquity Merger Agreement until the earlier of the closing date or termination of the TestEquity Merger Agreement, none of TestEquity or its subsidiaries shall, directly or indirectly, through any officer, manager, director, employee, agent, partner, affiliate or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating, with respect to TestEquity or its subsidiaries, to any (a) merger or consolidation, (b) acquisition or purchase of all or substantially all of the assets of, or a majority of the equity interests in, TestEquity or any of its subsidiaries or (c) similar transaction or business combination (a “TestEquity Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any person or entity to effect a TestEquity Competing Transaction. The TestEquity Merger Agreement provides that as of the date of the TestEquity Merger Agreement, TestEquity shall, and shall cause all persons or entities acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any persons or entities with respect to any TestEquity Competing Transaction.

Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception

Stockholders Meeting

Under the TestEquity Merger Agreement, Lawson has agreed to take, in accordance with the DGCL and Lawson’s governing documents, all actions reasonably necessary to mail this proxy statement to its stockholders and to establish a record date, duly call, give notice of, convene and hold a stockholders meeting as soon as reasonably practicable after this definitive proxy statement is filed for the purpose of securing the following:

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the approval of the Share Issuances by the affirmative vote of the holders of a majority of the total votes of shares of Lawson common stock cast on such matter in person or by proxy at the stockholders meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (the “Lawson Nasdaq Stockholder Approval”),

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the approval of the Transaction Agreements and the transactions contemplated by the Transaction Agreements (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person or by proxy at the stockholders meeting (or any adjournment thereof) (the “Lawson General Stockholder Approval”), and

•

the approval of the Transaction Agreements and the transactions contemplated by the Transaction Agreements (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the stockholders meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the stockholders meeting (or any adjournment thereof) (the “Lawson Unaffiliated Stockholder Approval” and, together with the Lawson Nasdaq Stockholder Approval and the Lawson General Stockholder Approval, the “Lawson Stockholder Approvals”).

The TestEquity Merger Agreement provides that, unless a Lawson Recommendation Change (as defined below) is effected in accordance with the provisions described below under the subcaption entitled “—Fiduciary Exception,” Lawson shall use its reasonable best efforts to solicit from its stockholders votes in favor of the Lawson Stockholder Approvals. The TestEquity Merger Agreement also provides that, notwithstanding any Lawson Recommendation Change, Lawson shall be required to duly call, give notice of, convene and hold a stockholders meeting and submit to a vote of Lawson’s stockholders one or more proposals to obtain the Lawson Stockholder Approvals and nothing contained in the TestEquity Merger Agreement shall be deemed to relieve Lawson of any such obligation unless the TestEquity Merger Agreement has been validly terminated pursuant to its terms. The TestEquity Merger Agreement also provides that, notwithstanding the foregoing, if on any date for which the stockholders meeting is scheduled or has been adjourned, Lawson has not received proxies representing a sufficient number of shares of Lawson common stock, or there are insufficient shares of Lawson common stock present, to obtain all of the Lawson Stockholder Approvals, or additional time is needed to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson’s stockholders, whether or not a quorum is present, Lawson shall make one or more successive postponements or adjournments of the stockholders meeting, with each such postponement or adjournment being to a date no later than the earlier of (a) 10 business days after the date of the most recently scheduled stockholders meeting and (b) September 30, 2022.

No Change in Lawson Recommendation

“Lawson Recommendation” means (i) the Special Committee’s recommendation that the Lawson board of directors approve, and recommend that Lawson’s stockholders approve, the Transaction Agreements and the transactions contemplated by the Transaction Agreements (including the Mergers and the Share Issuances); and (ii) the recommendation of the Lawson board of directors that Lawson’s stockholders approve the Transaction Agreements and the transactions contemplated by the Transaction Agreements (including the Mergers and the Share Issuances).

The TestEquity Merger Agreement provides that, except as permitted in accordance with the provisions described below under the subcaption entitled “—Fiduciary Exception,” neither the Lawson board of directors nor any committee thereof (including the Special Committee) shall:

•	fail to include the Lawson Recommendation in this proxy statement; or

•	amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify the Lawson Recommendation in any manner.

The taking of any action described in the first or second bullet above is a “Lawson Recommendation Change.”

Fiduciary Exception

The TestEquity Merger Agreement provides that, notwithstanding anything to the contrary contained therein, at any time prior to the receipt of the Lawson Stockholder Approvals, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee may make a Lawson Recommendation Change in response to a Lawson Intervening TE Event (as defined below) if, prior to taking such action, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Lawson board of directors or the Special Committee to make such Lawson Recommendation Change would be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law; provided, however, that prior to effecting such Lawson Recommendation Change (i) Lawson shall have given TestEquity and the TestEquity Equityholder at least three (3) business days’ prior written notice informing TestEquity and the TestEquity Equityholder that the Lawson board of directors or the Special Committee, as applicable, has determined that a Lawson Intervening TE Event has occurred (which notice will reasonably describe such Lawson Intervening TE Event) and the Lawson board of directors or the Special Committee, as applicable, intends to effect a Lawson Recommendation Change at the end of the notice period (such notice being referred to herein as a “TestEquity Lawson Recommendation Change Notice”), (ii) during the three (3)-business day period starting after the date on which such TestEquity Lawson Recommendation Change Notice is received by TestEquity and the TestEquity Equityholder, if requested by TestEquity or the TestEquity Equityholder, Lawson shall, and shall cause its subsidiaries and representatives to, negotiate in good faith with TestEquity, the TestEquity Equityholder and their representatives, to revise the terms and conditions of the TestEquity Merger Agreement such that a failure of the Lawson board of directors or the Special Committee to effect such a Lawson Recommendation Change in response to such Lawson Intervening TE Event would not be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law and (iii) following such three (3)-business day period, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee after taking into account in good faith any changes to the terms of the TestEquity Merger Agreement proposed by TestEquity and the TestEquity Equityholder and, after consultation with its outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Lawson Recommendation Change would be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law. The TestEquity Merger Agreement provides that, for the avoidance of doubt, nothing in the immediately preceding sentence will permit the Lawson board of directors or the Special Committee to make a Lawson Recommendation Change with respect to a portion or subset of the transactions contemplated by the Transaction Agreements.

“Lawson Intervening TE Event” means any event that (a) is material to Lawson or its subsidiaries, taken as a whole, and (b) did not result from any breach of the TestEquity Merger Agreement and was not known or reasonably foreseeable by the Transaction Directors or the Special Committee as of the date of the TestEquity Merger Agreement, which event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors or the Special Committee prior to obtaining any of the Lawson Stockholder Approvals; provided, however, that no event to the extent arising out of or resulting from any of the following shall constitute, or be taken into account in determining the existence of, a Lawson Intervening TE Event: (i) any event relating to TestEquity or its subsidiaries that does not materially affect the business, assets or operations of TestEquity or its subsidiaries, (ii) any event relating to Gexpro Services and its subsidiaries that does not materially affect the business, assets or operations of Gexpro Services and its subsidiaries, (iii) any change, in and of itself, in the price or trading volume of shares of Lawson’s common shares (it being understood that the facts underlying such change may be taken into account in determining whether there has been a Lawson Intervening TE Event, solely to the extent not otherwise excluded by this definition of “Lawson Intervening TE Event”), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Lawson Intervening TE Event, to the extent not otherwise excluded by this definition of “Lawson Intervening TE Event”), (v) the announcement of the Transaction Agreements and the transactions contemplated by the Transaction Agreements or (vi) any actions required to be taken (or required to be refrained from being taken) by any of Lawson or any of its subsidiaries under any Transaction Agreement.

Efforts to Consummate the TestEquity Merger

The TestEquity Merger Agreement provides that, subject to its terms and conditions, each party shall use its commercially reasonable efforts to (a) consummate the transactions contemplated by the TestEquity Merger Agreement as promptly as practicable and (b) obtain, or cause to be obtained, all actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals required to be obtained (including under the HSR Act and the antitrust laws of any other jurisdiction) from any governmental authorities or third parties in connection with the execution and delivery of the TestEquity Merger Agreement and the consummation of the transactions contemplated thereby. The “commercially reasonable efforts” of (i) TestEquity shall not require any of TestEquity or its subsidiaries or any of their respective representatives to expend any money to remedy any breach of any representation or warranty under the TestEquity Merger Agreement, to obtain any consent required for consummation of the transactions contemplated by the TestEquity Merger Agreement, other than de minimis administrative fees or fees for which Lawson agrees to be responsible, or to provide financing to Lawson for consummation of the transactions contemplated by the TestEquity Merger Agreement; and (ii) Lawson and Merger Sub 1 shall not require any of Lawson or Merger Sub 1, or any of their respective representatives, to expend any money to remedy any breach of any representation or warranty under the TestEquity Merger Agreement or to obtain any consent required for consummation of the transactions contemplated by the TestEquity Merger Agreement, other than de minimis administrative fees and any fees required to be paid by any of Lawson or its subsidiaries under applicable law in order for the consent of the relevant governmental authority to be obtained.

The TestEquity Merger Agreement provides that, without limiting the foregoing, each party agrees to make, or cause to be made, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the TestEquity Merger Agreement as promptly as practicable and in any event within fifteen (15) business days of the date of the TestEquity Merger Agreement, and (ii) any filing that may be required under any other antitrust law, if applicable, within twenty (20) business days of the date of mutual determination by the parties as to applicability of such other antitrust law; and use reasonable best efforts to respond as promptly as practicable to any request for additional information and documentary material pursuant to the HSR Act or any other antitrust law and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust law as soon as practicable.

The TestEquity Merger Agreement provides that, in furtherance and not in limitation of the foregoing, if any objections are asserted with respect to the transactions contemplated by the TestEquity Merger Agreement under any antitrust law or if any suit is instituted (or threatened to be instituted) by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other applicable governmental authority or any private party challenging any of the transactions contemplated by the TestEquity Merger Agreement as being in violation of any antitrust law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by the TestEquity Merger Agreement, each of TestEquity and Lawson shall use reasonable best efforts to take, or cause to be taken, all such reasonable actions as may be necessary to resolve objections or suits so as to permit consummation of the TestEquity Merger and the other transactions contemplated by the TestEquity Merger Agreement in a timely manner; provided, however, that Lawson shall have the unilateral right to determine whether or not the parties will litigate with any governmental authorities to oppose any enforcement action seeking to impose any “TE Burdensome Condition” (as defined below) on Lawson or any of its affiliates; provided further, however, Lawson shall consult with TestEquity and in good faith take TestEquity’s views into account regarding the overall strategic direction of any such litigation and consult with TestEquity prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation.

“TE Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that would have or would reasonably be expected to have, in the aggregate, a material adverse effect on the businesses, financial condition or results of operations of TestEquity and its subsidiaries, taken as a whole, or Lawson and its subsidiaries, taken as a whole.

The TestEquity Merger Agreement provides that notwithstanding any other provision of the TestEquity Merger Agreement to the contrary, the obligations of Lawson pursuant to the foregoing shall include Lawson: (i) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Lawson and its affiliates contemporaneously with or subsequent to the closing of the TestEquity Merger; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of TestEquity or its subsidiaries contemporaneously with or subsequent to the closing of the TestEquity Merger; (iii) agreeing to permit any of TestEquity or its subsidiaries to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any of TestEquity or its subsidiaries prior to the closing of the TestEquity Merger; and (iv) licensing, holding separate or entering into similar arrangements with respect to its assets or the assets of any of TestEquity or its subsidiaries or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any governmental authority necessary to consummate the transactions contemplated by the TestEquity Merger Agreement, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (x) commencement of any investigation or proceeding in any forum or (y) issuance or enactment of any governmental order or applicable law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the closing of the TestEquity Merger and the other transactions contemplated by the TestEquity Merger Agreement by any governmental authority; provided, however, that, notwithstanding the foregoing, Lawson shall not be required to, in connection with its obligations pursuant to the foregoing, offer or accept, or agree, commit to agree or consent to, any of the foregoing actions that constitutes a TE Burdensome Condition.

The TestEquity Merger Agreement also provides that no party shall, and no party shall permit any of its affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the transactions contemplated by the TestEquity Merger Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act or applicable antitrust law, (y) increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated by the TestEquity Merger Agreement or (z) delay the consummation of the transactions contemplated by the TestEquity Merger Agreement.

The TestEquity Merger Agreement provides that subject to the other provisions of the TestEquity Merger Agreement, Lawson shall lead all communications, strategy and efforts to obtain all necessary actions or non-actions and consents from governmental authorities under antitrust laws in connection with the transactions contemplated by the TestEquity Merger Agreement and any litigation matters with third parties relating to the antitrust laws; provided, however, that Lawson shall consult with TestEquity and in good faith take TestEquity’s views into account regarding the overall strategic direction of any such communications, strategy and efforts to obtain all necessary actions or non-actions and consents and litigation with third parties relating to the antitrust laws and consult with TestEquity prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning the matters discussed in connection with the foregoing.

Debt Financing

The TestEquity Merger Agreement provides that Lawson and Merger Sub 1 shall each use its reasonable best efforts to obtain the debt financing incurred or intended to be incurred in connection with the transactions contemplated by the Transaction Agreements (the “Debt Financing”) as promptly as practicable following the date of the TestEquity Merger Agreement. The TestEquity Merger Agreement provides that from and after the date of the TestEquity Merger Agreement until the earlier of the closing date and the termination of the TestEquity Merger Agreement, the TestEquity Equityholder shall cause TestEquity and its subsidiaries to use their commercially reasonable efforts to provide such assistance to Lawson and Merger Sub 1, at the sole expense of Lawson, as is reasonably requested by Lawson in connection with the Debt Financing.

Employee Matters; Benefits Plans

The TestEquity Merger Agreement provides that, for a period of no less than one (1) year following the closing date of the TestEquity Merger, Lawson and the TestEquity Surviving Company shall provide each of the persons employed by TestEquity and its subsidiaries as of the closing date with (i) a base salary or wages that are not less than, (ii) variable/incentive/bonus pay opportunities that are substantially similar (excluding any value attributable to equity and equity-based compensation and retention, transaction or similar payments) to, and (iii) other benefit plans and arrangements that are no less favorable in the aggregate to, in each of clauses (i), (ii) and (iii), those provided to such employees immediately prior to the closing date of the TestEquity Merger.

The TestEquity Merger Agreement also provides that each employee and former employee of TestEquity or any of its subsidiaries shall be credited with his or her years of service with TestEquity or its subsidiaries (and any predecessor entities thereof, to the extent such predecessor service is credited by Lawson and the TestEquity Surviving Company or any of their subsidiaries) before the closing date of the TestEquity Merger under any employee benefit plan of Lawson or the TestEquity Surviving Company or any of their subsidiaries providing benefits similar to those provided under a benefit plan maintained, sponsored or contributed to by TestEquity or any of its subsidiaries (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) to the same extent as such employee or former employee was entitled, before the closing date of the TestEquity Merger, to credit for such service under such benefit plan for all purposes, including eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual (other than benefit accruals under a defined benefit pension plan), except to the extent such credit would result in the duplication of benefits for the same period of service.

In addition, the TestEquity Merger Agreement provides that Lawson will waive for each employee and his or her dependents any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Lawson, the TestEquity Surviving Company or any of their affiliates applicable to such employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such employee under the terms of the welfare plans of TestEquity or its subsidiaries on the date of the TestEquity Merger Agreement.

The TestEquity Merger Agreement also provides that on and after closing of the TestEquity Merger, Lawson, the TestEquity Surviving Company and its subsidiaries shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Lawson, the TestEquity Surviving Company or any of its subsidiaries (including breach of contract, defamation or retaliatory discharge) regarding employees who are employed by TestEquity or its subsidiaries as of the closing date, including any such liability (i) under any applicable law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, contract, policy, commitment or arrangement of TestEquity or its subsidiaries, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any employee.

Indemnification and Insurance

The TestEquity Merger Agreement provides that Lawson shall cause the TestEquity Surviving Company to honor the provisions, to the extent they are enforceable under applicable law, regarding (i) exculpation of managers, (ii) limitation of liability of managers and officers and (iii) indemnification and advancement of expenses, in each case, contained in TestEquity’s and its subsidiaries’ governing documents or any employment contract between the applicable TestEquity Covered Affiliate (as defined below) and TestEquity or any of its subsidiaries, in each case as in effect immediately prior to the effective time of the TestEquity Merger with respect to any TestEquity D&O Indemnitees (as defined below).

“TestEquity Covered Affiliate” means TestEquity’s current or former subsidiaries or affiliates or any of their respective predecessors.

“TestEquity D&O Indemnitee” means the individuals who, on or prior to the closing date of the TestEquity Merger, were officers, managers, directors, or employees or agents of TestEquity or its subsidiaries or served on behalf of TestEquity or its subsidiaries as an officer, manager, director or employee or agent of any TestEquity Covered Affiliate and the heirs and executors of such officers, managers, directors or employees or agents.

The TestEquity Merger Agreement provides that, prior to the closing of the TestEquity Merger, TestEquity shall, in consultation with Lawson and at Lawson’s expense, obtain and fully pay for “tail” insurance policies with a claims period of at least 6 years from the closing date of the TestEquity Merger with respect to directors’ and officers’ liability insurance covering those persons who are currently covered by TestEquity’s and its subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than such existing insurance coverage; provided, however, that in the event that any claim is brought under such director’s and officer’s liability insurance policies, Lawson shall cause the TestEquity Surviving Company to maintain the policy until final disposition thereof; provided, further that TestEquity shall not pay premiums for such policy in excess of an aggregate amount of 300% of the last annual premiums paid by TestEquity or its subsidiaries prior to the date of the TestEquity Merger Agreement for its existing directors’ and officers’ liability insurance policies absent the prior written consent of Lawson (which may be withheld in Lawson’s sole discretion), and in such a case shall purchase as much coverage as reasonably practicable for such 300% aggregate amount.

The TestEquity Merger Agreement provides that from and after the closing date of the TestEquity Merger, Lawson shall, and shall cause the TestEquity Surviving Company and its subsidiaries (each, a “TestEquity D&O Indemnifying Party”) to, to the fullest extent permitted by applicable law, (a) indemnify and hold harmless (and release from any liability to TestEquity or its subsidiaries), the TestEquity D&O Indemnitees against all TestEquity D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (“TestEquity D&O Costs”) in respect of any threatened, pending or completed action, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such person is or was a director, manager, officer, employee or agent of TestEquity or its subsidiaries or TestEquity Covered Affiliates arising out of acts or omissions occurring in such capacities on or prior to the closing date of the TestEquity Merger (including without limitation, in respect of acts or omissions in connection with the TestEquity Merger Agreement and the transactions contemplated thereby) (a “TestEquity D&O Indemnifiable Claim”) and (b) advance to such TestEquity D&O Indemnitees all TestEquity D&O Expenses incurred in connection with any TestEquity D&O Indemnifiable Claim (including in circumstances where the TestEquity D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. “TestEquity D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any TestEquity D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of TestEquity D&O Costs).

Other Covenants

The TestEquity Merger Agreement contains certain other covenants, including covenants relating to (i) providing Lawson with reasonable access to TestEquity’s and its subsidiaries’ books, records, facilities and personnel, (ii) making certain regulatory filings, (iii) the transfer of all associated liabilities under the TestEquity Management Agreement to the TestEquity Equityholder or an affiliate thereof (other than TestEquity or any of its subsidiaries), (iv) preservation of records, (v) cooperation between the parties with respect to certain public announcements, (vi) payment of transfer taxes and tax reorganization matters, (vii) taking of certain actions with respect to anti-takeover laws, and (viii) control of the defense of any stockholder litigation relating to the TestEquity Merger.

Conditions to the Closing of the TestEquity Merger

The completion of the TestEquity Merger and the other transactions contemplated by the TestEquity Merger Agreement is subject to the satisfaction or waiver of a number of closing conditions, which may be waived by TestEquity, the TestEquity Equityholder, Merger Sub 1 or Lawson, as applicable.

Conditions to Obligations of Each Party

Under the TestEquity Merger Agreement, the obligations of the parties to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction (or waiver by the parties, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of the following conditions precedent on or before the closing date of the TestEquity Merger:

•

All required waiting periods or necessary permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other antitrust laws as may be reasonably and mutually agreed upon by the parties shall have expired, terminated, been provided or made.

•	No governmental order shall have been adopted, promulgated or entered by any governmental authority that prohibits the consummation of the transactions contemplated by the TestEquity Merger Agreement.

•	The Lawson Stockholder Approvals shall have been obtained.

•

All conditions precedent set forth in the Gexpro Services Merger Agreement shall have been satisfied (or waived to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) on or before the closing date of the TestEquity Merger (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the Gexpro Services Merger Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of such conditions at such closing), and the parties to the Gexpro Services Merger Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the closing pursuant to the TestEquity Merger Agreement.

Conditions to Obligations of Lawson and Merger Sub 1

Under the TestEquity Merger Agreement, the obligations of Lawson and Merger Sub 1 to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction (or waiver by Lawson, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of the following conditions precedent on or before the closing date of the TestEquity Merger:

•

Each of the representations and warranties of TestEquity with respect to (A) the due organization of it and its subsidiaries, its power and authority to enter into the TestEquity Merger Agreement and the absence of any obligations to pay any brokerage or “finder’s fee” other than as set forth in the TestEquity Merger Agreement in connection with the transactions contemplated by the TestEquity Merger Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (B) the capitalization of TestEquity and its subsidiaries shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date, (C) the absence of any TestEquity Material Adverse Effect (as defined below) shall be true and correct in all respects as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), and (D) all other representations and warranties of TestEquity (other than those referenced in the foregoing clauses (A), (B) and (C)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of clause (D), where the failure of such representations and warranties to be so true and correct does not constitute a TestEquity Material Adverse Effect.

•

The representations and warranties of the TestEquity Equityholder with respect to (A) its ownership of TestEquity shall be true and correct in all respects as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date and (B) all other representations and warranties of the TestEquity Equityholder (other than those referenced in the foregoing clause (A)) shall be true and correct in all material respects as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date).

•

TestEquity and the TestEquity Equityholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in the TestEquity Merger Agreement to be performed and complied with by them on or prior to the closing of the TestEquity Merger.

•	Since the date of the TestEquity Merger Agreement, there shall not have been any TestEquity Material Adverse Effect.

•

Lawson shall have received a certificate from TestEquity, dated the closing date of the TestEquity Merger, certifying that the conditions above as to the accuracy of TestEquity’s representations and warranties, compliance with covenants with respect to TestEquity and lack of a TestEquity Material Adverse Effect have been satisfied.

•

Lawson shall have received a certificate from the TestEquity Equityholder, dated the closing date of the TestEquity Merger, certifying with respect to the TestEquity Equityholder that the conditions above as to the accuracy of the TestEquity’s Stockholder’s representations and warranties and compliance with covenants with respect to the TestEquity Equityholder have been satisfied.

•

Lawson shall have received a written opinion from Lawson’s tax counsel, in form and substance reasonably satisfactory to Lawson, dated as of the closing date of the TestEquity Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the TestEquity Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Lawson shall have received the Registration Rights Agreement, duly executed by the TestEquity Equityholder.

•	TestEquity shall have delivered a payoff letter with respect to the payoff indebtedness referenced in the TestEquity Merger Agreement.

•	TestEquity shall have delivered the TestEquity Release, duly executed by TestEquity.

•	The TestEquity Equityholder shall have delivered the TestEquity Equityholder Release, duly executed by the TestEquity Equityholder.

•

The TestEquity Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the complete transfer and novation to, and full assumption by, the TestEquity Equityholder or its designee (other than any of TestEquity or its subsidiaries) of (i) that certain management agreement, made as of April 28, 2017, by and between TestEquity LLC, a Delaware limited liability company and LKCM (the “TestEquity Management Agreement”) and (ii) with respect to any of TestEquity or its subsidiaries, any contracts between such entities, on the one hand, and the TestEquity Equityholder or any of its affiliates or any current or former representative, member, stockholder or direct or indirect equityholder of the TestEquity Equityholder, any of its affiliates or TestEquity or its subsidiaries or a member of the immediate family of any of the foregoing persons, on the other hand, that obligate or could obligate any of TestEquity or its subsidiaries to make any payment (contingent or otherwise) at any time to certain parties (including, without limitation, the existing TestEquity management agreement and any similar agreements).

•

Prior to, at or substantially simultaneously with the effective time of the TestEquity Merger, Lawson shall have received the proceeds of the Debt Financing in an aggregate amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements.

•

The TestEquity Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the consummation of the Pre-Closing TestEquity Reorganization pursuant to the terms of the TestEquity Merger Agreement.

“TestEquity Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of TestEquity or its subsidiaries, taken as a whole; provided, however, that no event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a TestEquity Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which TestEquity or its subsidiaries operate; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any public health event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in law, regulations or accounting rules, including the interpretations thereof, or any changes after the date of the TestEquity Merger Agreement in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby) (i) any suit, action or proceeding in connection with the transactions contemplated by the Transaction Agreements, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of TestEquity or its subsidiaries, including as a result of the identity of Lawson or any communication regarding plans or intentions with respect to the business conducted by Lawson or its subsidiaries, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of the TestEquity Merger Agreement, any TestEquity Related Agreement, the Gexpro Services Merger Agreement or the Gexpro Services Related Agreements by Lawson or any of its affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, Lawson; (j) the actions or omissions of Lawson; (k) the failure by TestEquity or its subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of the TestEquity Merger Agreement (it being understood that the events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a TestEquity Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “TestEquity Material Adverse Effect”); and (l) the failure of the TE Acquisition to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on TestEquity or its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which TestEquity or its subsidiaries conduct their operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a TestEquity Material Adverse Effect.

Conditions to Obligations of TestEquity and the TestEquity Equityholder

Under the TestEquity Merger Agreement, the obligations of TestEquity and the TestEquity Equityholder to consummate the transactions contemplated by the TestEquity Merger Agreement are subject to the satisfaction

(or waiver by the TestEquity Equityholder and TestEquity, to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of the following conditions precedent on or before the closing date of the TestEquity Merger:

•

Each of the representations and warranties of Lawson and Merger Sub 1 with respect to (i) their due incorporation and no prior activities of Merger Sub 1, their power and authority to enter into the TestEquity Merger Agreement and the absence of any obligations to pay any brokerage or “finder’s fee” other than as set forth in the TestEquity Merger Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) the capitalization of Lawson and the valid issuance of all equity securities in Lawson and its subsidiaries shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) the valid issuance of the shares of Lawson common stock to be issued in accordance with the terms of the TestEquity Merger Agreement and the absence of a Lawson TE Material Adverse Effect (as defined below) shall be true and correct in all respects as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) all other representations and warranties of Lawson and Merger Sub 1 (other than those referenced in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the TestEquity Merger Agreement and as of the closing date of the TestEquity Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the TestEquity Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct does not constitute a Lawson TE Material Adverse Effect.

•

Lawson and Merger Sub 1 shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in the TestEquity Merger Agreement to be performed and complied with by them on or prior to the closing of the TestEquity Merger.

•	Since the date of the TestEquity Merger Agreement, there shall not have been any Lawson TE Material Adverse Effect.

•

The TestEquity Equityholder shall have received a certificate from Lawson, dated the closing date of the TestEquity Merger, certifying with respect to Lawson that the conditions above as to the accuracy of Lawson’s and Merger Sub 1’s representations and warranties, compliance with covenants and lack of a Lawson TE Material Adverse Effect have been satisfied.

•

TestEquity shall have received a written opinion from TestEquity’s counsel, in form and substance reasonably satisfactory to TestEquity, dated as of the closing date of the TestEquity Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the TestEquity Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	The TestEquity Equityholder shall have received the Registration Rights Agreement, duly executed by Lawson.

“Lawson TE Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of Lawson or its subsidiaries, taken as a whole; provided, however, that no event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Lawson TE Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which Lawson or its subsidiaries operate; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any public health event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in law, regulations or accounting rules, including the interpretations thereof, or any changes after the date of the TestEquity Merger Agreement in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby) (i) any suit, action or proceeding in connection with the transactions contemplated by the Transaction Agreements, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of Lawson or its subsidiaries, including as a result of the identity of the TestEquity Equityholder (or any of its affiliates), TestEquity or its subsidiaries or any communication regarding plans or intentions with respect to the business conducted by Lawson or its subsidiaries, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of the TestEquity Merger Agreement, any TestEquity Related Agreement, the Gexpro Services Merger Agreement or the Gexpro Services Related Agreements by the TestEquity Equityholder, TestEquity or any of their affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, the TestEquity Equityholder or TestEquity; (j) the actions or omissions of the TestEquity Equityholder or TestEquity; (k) the failure by Lawson or its subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of the TestEquity Merger Agreement (it being understood that the events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Lawson TE Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Lawson TE Material Adverse Effect”); and (l) the failure of any proposed parent transaction as disclosed on the disclosure schedules to the TestEquity Merger Agreement to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on Lawson or its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which Lawson or its subsidiaries conduct their operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Lawson TE Material Adverse Effect.

Termination of the TestEquity Merger Agreement

The TestEquity Merger Agreement may be terminated at any time on or prior to the closing date of the TestEquity Merger, as follows:

•	with the mutual written consent of the parties to the TestEquity Merger Agreement;

•

by either TestEquity or Lawson if the effective time of the TestEquity Merger shall not have occurred on or before September 30, 2022 (the “TestEquity Merger End Date”); provided, however, that the right to terminate the TestEquity Merger Agreement as described in this bullet point shall not be available to any party whose failure to fulfill any obligation under the TestEquity Merger Agreement has been the principal cause of, or resulted in, the failure of the effective time of the TestEquity Merger to occur on or before the TestEquity Merger End Date;

•

by TestEquity, if Lawson or Merger Sub 1 shall have breached or failed to perform any of their respective covenants or other agreements contained in the TestEquity Merger Agreement, or if any of the representations or warranties of Lawson or Merger Sub 1 fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition relating to the accuracy of Lawson’s and Merger Sub 1’s representations and warranties or compliance with covenants from being satisfied and (ii) is not reasonably capable of being cured by the TestEquity Merger End Date or has not been cured by Lawson or Merger Sub 1, as applicable, within thirty (30) days after Lawson receives written notice thereof from TestEquity; provided, however, that TestEquity shall not have the right to terminate the TestEquity Merger Agreement as described in this bullet point if either TestEquity or the TestEquity Equityholder is then in material breach of the TestEquity Merger Agreement such that any of the conditions relating to the accuracy of TestEquity’s or the TestEquity Equityholder’s representations and warranties or compliance with covenants would not be satisfied;

•

by Lawson, if TestEquity or the TestEquity Equityholder shall have breached or failed to perform any of their respective covenants or other agreements contained in the TestEquity Merger Agreement, or if any of the representations or warranties of TestEquity or the TestEquity Equityholder, as applicable, fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition relating to the accuracy of TestEquity’s or the TestEquity Equityholder’s representations and warranties or compliance with covenants from being satisfied and (ii) is not reasonably capable of being cured by the TestEquity Merger End Date or has not been cured by TestEquity or the TestEquity Equityholder within thirty (30) days after TestEquity and the TestEquity Equityholder receive written notice thereof from Lawson; provided, however, that Lawson shall not have the right to terminate the TestEquity Merger Agreement as described in this bullet point if either Lawson or Merger Sub 1 is then in material breach of the TestEquity Merger Agreement such that any of the conditions relating to the accuracy of Lawson’s or Merger Sub 1’s representations and warranties or compliance with covenants would not be satisfied;

•

by either TestEquity or Lawson if any governmental authority shall have issued a governmental order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the TestEquity Merger Agreement, and such governmental order or other action shall have become final and nonappealable;

•

by either Lawson or TestEquity, if any of the Lawson Stockholder Approvals have not been obtained at the duly convened stockholders meeting (unless such stockholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

•	by TestEquity, if a Lawson Recommendation Change has occurred; or

•	automatically, without any action by any party to the TestEquity Merger Agreement, immediately upon the termination of the Gexpro Services Merger Agreement in accordance with its terms.

Termination Fee

The TestEquity Merger Agreement provides that if it is terminated (i) by TestEquity due to a Lawson Recommendation Change or (ii) as a result of the termination of the Gexpro Services Merger Agreement due to a Lawson Recommendation Change, then Lawson will pay TestEquity an amount equal to $4,000,000.

Other Fees and Expenses

The TestEquity Merger Agreement provides that Lawson will pay the applicable persons identified in certain payoff letters the amounts of payoff indebtedness due to such persons as set forth in such payoff letters. The TestEquity Merger Agreement also provides that Lawson will pay all TestEquity Transaction Expenses (as defined below) due to be paid on behalf of TestEquity at the closing of the TestEquity Merger and, following the effective time of the TestEquity Merger, cause the TestEquity Surviving Company to pay each employee to whom an amount of the TestEquity Transaction Expenses is owed but not paid at the closing of the TestEquity Merger.

“TestEquity Transaction Expenses” means, in each case expressed in dollars, (a) all transaction fees and expenses incurred or payable by or on behalf of TestEquity or its subsidiaries in respect of the TestEquity Merger Agreement and the transactions contemplated by TestEquity Merger Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of TestEquity or its subsidiaries in respect of the TestEquity Merger Agreement and the transactions contemplated by the TestEquity Merger Agreement and (b) all accrued or payable and unpaid bonuses, commissions, retention payments, change-of-control payments (including any equity-based payments), termination or severance payments, or other similar compensatory payments or benefits made or to be made to any current or former employee, director, officer, manager, consultant or independent contractor of TestEquity or its subsidiaries in connection with the TestEquity Merger Agreement and the transactions contemplated by the TestEquity Merger Agreement. Notwithstanding anything to the contrary contained in the TestEquity Merger Agreement, “TestEquity Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) directors’ and officers’ liability or otherwise in connection with the provisions of the TestEquity Merger Agreement relating thereto or (B) the Debt Financing by or on behalf of Lawson or Merger Sub 1, (ii) to the extent incurred by or at the direction of Lawson or its representatives for the transactions contemplated by the TestEquity Merger Agreement, or (iii) incurred or payable by the TestEquity Equityholder or any of its affiliates (other than TestEquity or any of its subsidiaries), and not by TestEquity or any of its subsidiaries.

Amendment and Waiver of the TestEquity Merger Agreement

The TestEquity Merger Agreement provides that, prior to the effective time of the TestEquity Merger, the TestEquity Merger Agreement may be amended, modified or supplemented but only in a writing signed by all of the parties to the TestEquity Merger Agreement. Following its effective time, the TestEquity Merger Agreement may be amended, modified or supplemented but only in a writing signed by Lawson, the TestEquity Surviving Company and the TestEquity Equityholder.

The TestEquity Merger Agreement also provides that no waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in the TestEquity Merger Agreement shall be effective unless in writing. The TestEquity Merger Agreement also provides that the condition with respect to obtaining the Lawson Unaffiliated Stockholder Approval and this sentence shall not be waivable by any of the parties in any respect.

THE GEXPRO SERVICES MERGER AGREEMENT

The following is a summary of the material provisions of the Gexpro Services Merger Agreement, a copy of which is attached to this proxy statement as Annex B, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Gexpro Services Merger Agreement that is important to you. We encourage you to read the Gexpro Services Merger Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the terms of the Gexpro Services Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Gexpro Services Merger Agreement

In reviewing the Gexpro Services Merger Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Gexpro Services Merger Agreement and are not intended to provide any other factual information about Lawson, Gexpro Services, the Gexpro Services Stockholder or any of their respective affiliates or subsidiaries. The Gexpro Services Merger Agreement contains representations, warranties and covenants by each of the parties to the Gexpro Services Merger Agreement, which are summarized below. These representations, warranties and covenants, which are qualified and subject to important limitations agreed to by the parties in connection with the negotiation of the terms of the Gexpro Services Merger Agreement, have been made solely for the benefit of the parties to the Gexpro Services Merger Agreement and:

•	may have been used for the purpose of allocating the risk to one of the parties if those statements prove to be inaccurate, rather than establishing matters as facts;

•

may have been qualified by certain confidential disclosures that were made to the other parties in connection with the negotiation of the Gexpro Services Merger Agreement, which disclosures are not reflected in the Gexpro Services Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations, warranties and covenants in the Gexpro Services Merger Agreement and described below may have changed since the date of the Gexpro Services Merger Agreement (or may change in the future) and subsequent developments or new information qualifying a representation, warranty or covenant may have been included in this proxy statement or in other public filings Lawson has made with the SEC. Accordingly, the representations, warranties, covenants and other provisions of the Gexpro Services Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”

The Gexpro Services Merger

Upon the terms and subject to the conditions set forth in the Gexpro Services Merger Agreement and in accordance with the DGCL, at the closing of the Gexpro Services Merger, Merger Sub 2 (a wholly-owned subsidiary of Lawson) will be merged with and into Gexpro Services, with Gexpro Services continuing as the surviving corporation and as a wholly-owned subsidiary of Lawson (Gexpro Services, as the surviving corporation in the Gexpro Services Merger, the “Gexpro Services Surviving Corporation”). The Gexpro Services Merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which the parties to the Gexpro Services Merger Agreement shall have agreed upon and is specified in the certificate of merger.

Merger Consideration

Under the terms of the Gexpro Services Merger Agreement, at the effective time of the Gexpro Services Merger:

(a)

each share of common stock of Merger Sub 2 issued and outstanding immediately prior to the effective time of the Gexpro Services Merger shall be automatically converted into one validly issued, fully paid and non-assessable share of common stock of the Gexpro Services Surviving Corporation;

(b)

each share of common stock, par value $0.01 per share, of Gexpro Services issued and outstanding immediately prior to the effective time of the Gexpro Services Merger (other than such shares not entitled to receive any consideration therefor as described in clause (c) below) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such shares (other than such shares not entitled to receive any consideration therefor as described in clause (c) below) shall cease to have any rights with respect thereto and shall not be entitled to receive any consideration therefor, except that the Gexpro Services Stockholder (and only the Gexpro Services Stockholder) will have the right to receive the Gexpro Services Merger Consideration (provided that the Gexpro Services Stockholder’s right to receive a portion of the Gexpro Services Merger Consideration equal to the number of GS Holdback Shares (as defined below) shall be subject to the terms and conditions of the Gexpro Services Merger Agreement); and

(c)

each share of common stock, par value $0.01 per share, and each share of preferred stock, par value $0.01 per share, of Gexpro Services held in the treasury of Gexpro Services or owned by any wholly owned subsidiary of Gexpro Services immediately prior to the effective time of the Gexpro Services Merger shall automatically be canceled and shall cease to exist, and no consideration shall be exchanged therefor.

Holdback Shares and Earnout

The Gexpro Services Merger Agreement provides that, as of the date of the Gexpro Services Merger Agreement, (x) Gexpro Services anticipates consummating certain acquisitions of any one or more of three companies that had been previously identified to the Special Committee as potential acquisition candidates by Gexpro Services prior to the date of the Gexpro Services Merger Agreement (the “GS Acquisitions”) and (y) in connection with such GS Acquisitions, Lawson shall hold back at the closing of the Gexpro Services Merger 1,000,000 shares of Lawson common stock (the “GS Holdback Shares”), which GS Holdback Shares shall be held by Lawson until released to the Gexpro Services Stockholder or forfeited in accordance with the terms of the Gexpro Services Merger Agreement.

First Earnout

As provided in the Gexpro Services Merger Agreement, in the event that the Gexpro Services Stockholder or any of its affiliates proposes to enter into any definitive agreements with respect to a GS Acquisition (or any amendment or waiver with respect thereto), (A) the Gexpro Services Stockholder shall give Lawson reasonably advance written notice thereof, together with copies of all such definitive agreements (or amendments or waivers with respect thereto); and (B) entry into such definitive agreements shall be subject to approval thereof by any committee of the Lawson board of directors comprised solely of independent directors (a “GS Earnout Special Committee”); provided, however, that a GS Earnout Special Committee’s determination of whether or not to approve the entry into such definitive agreements must be made no later than 11:59 p.m. Central time on the second business day after the date on which the Gexpro Services Stockholder provides the written notice contemplated by the foregoing clause (A). Nothing in the Gexpro Services Merger Agreement shall obligate a GS Earnout Special Committee, Lawson or any of its affiliates (including the Gexpro Services Surviving Corporation) to approve of any GS Acquisition if such GS Acquisition is not on terms and conditions that are substantially similar in all material respects to the terms and conditions that had been previously described to the Special Committee by Gexpro Services prior to the date of the Gexpro Services Merger Agreement, or if the board of directors or other governing body (or any committee thereof, including a GS Earnout Special Committee) of Lawson or any of its affiliates (including the Gexpro Services Surviving Corporation) determines that such GS Acquisition is not in the best interests of such party or its stockholders, or would reasonably be expected to be inconsistent with such directors’ or managers’ fiduciary duties. With respect to Gexpro Services’ pursuit of new acquisitions (other than the GS Acquisitions), all such new acquisitions shall be subject to the other terms and conditions of the Gexpro Services Merger Agreement.

The amount (if any) of GS Holdback Shares to be issued and delivered to the Gexpro Services Stockholder in respect of GS Accretion (as defined below) (the “GS Released Shares”) shall be equal to the GS Holdback Release Formula (as defined below), as finally determined in accordance with the terms of the Gexpro Services Merger Agreement. For all purposes of the Gexpro Services Merger Agreement, the calculation of GS Accretion and the components used in calculating GS Accretion, as well as the calculation of the GS Released Shares to be issued and delivered to the Gexpro Services Stockholder calculated using the GS Holdback Release Formula, shall be based solely upon the GS Acquisitions consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing of the Gexpro Services Merger, on the terms and subject to the conditions set forth in the Gexpro Services Merger Agreement. No later than five (5) business days following the date that is ninety (90) days following the closing of the Gexpro Services Merger, the Gexpro Services Stockholder shall deliver a statement (a “GS Accretion Statement”) to Lawson setting forth its good faith calculation of GS Accretion and the components used in calculating GS Accretion, in each case in reasonable detail, as well as its calculation of the amount of the GS Released Shares to be issued and delivered to the Gexpro Services Stockholder calculated using the GS Holdback Release Formula. Lawson shall have forty-five (45) days following receipt of the GS Accretion Statement to review the GS Accretion Statement and to notify the Gexpro Services Stockholder in writing of any dispute regarding any calculations set forth therein (a “GS Accretion Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no GS Accretion Dispute Notice is delivered by Lawson within such forty-five (45) day period or if Lawson delivers a written acceptance of the calculations set forth in the GS Accretion Statement within such forty-five (45) day period, then the calculations set forth in the GS Accretion Statement shall become final and binding on the parties.

The Gexpro Services Merger Agreement provides that in connection with Lawson’s review of the GS Accretion Statement, the Gexpro Services Stockholder shall provide Lawson and its representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of the Gexpro Services Stockholder, work papers, schedules, memoranda and other documents used or prepared by the Gexpro Services Stockholder in connection with its preparation of the GS Accretion Statement, and other relevant items reasonably requested by Lawson, and the Gexpro Services Stockholder shall cooperate reasonably with Lawson and its Representatives in connection therewith.

“EBITDA” has the meaning as defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout—First Earnout.”

“GS Accretion” means (a) 13.17 minus the GS Acquisition Multiple, multiplied by (b) the aggregate GS Approved EBITDA for the GS Acquired Businesses.

“GS Acquired Business EBITDA” means, with respect to each GS Acquired Business, for the twelve (12) month period ending on the last day of the most recent month prior to the date the acquisition of the applicable GS Acquired Business is consummated, the EBITDA of the applicable GS Acquired Business during such period.

“GS Acquired Businesses” means the entities or businesses Gexpro Services directly or indirectly acquires in the GS Acquisitions, whether by stock purchase, asset purchase, merger or otherwise, that are consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing date of the Gexpro Services Merger, as had been previously described to the Special Committee by Gexpro Services prior to the date of the Gexpro Services Merger Agreement.

“GS Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the GS Acquisitions, the maximum amount of such contingent consideration that is potentially payable) with respect to all of the GS Acquisitions that are consummated during the period beginning after December 29, 2021 and ending ninety (90) days after the closing date of the Gexpro Services Merger as contemplated by the definitive agreements relating to such GS Acquisitions (including all cash and other consideration paid or delivered at closing, all deferred consideration paid or potentially payable, all post-closing earn-out consideration paid or potentially payable, all consideration placed into escrow or similar arrangements, and all assumed indebtedness for borrowed money and transaction expenses) divided by the GS Approved EBITDA.

“GS Approved EBITDA” means, with respect to each GS Acquired Business, the GS Acquired Business EBITDA as of the date on which the GS Acquisition with respect to such GS Acquired Business is consummated, as such GS Approved EBITDA shall be agreed to by the parties or as finally determined pursuant to the Gexpro Services Merger Agreement.

“GS Holdback Release Formula” means such amount of shares of Lawson common stock calculated by dividing (a) the amount of GS Accretion (as finally determined pursuant to the Gexpro Services Merger Agreement) by (b) $48.0476; provided that the GS Holdback Release Formula shall not be a number of shares of Lawson common stock in excess of the total GS Holdback Shares.

Second Earnout

The Gexpro Services Merger Agreement provides that if, following the final determination of the GS Accretion and the GS Released Shares in accordance with the terms of the Gexpro Services Merger Agreement, there remain any GS Holdback Shares, then the amount of any such remaining GS Holdback Shares to be issued and delivered to the Gexpro Services Stockholder shall be determined using the GS Earnout Formula (as defined below) and in accordance with the terms of the Gexpro Services Merger Agreement. No later than March 15, 2023, Lawson shall deliver a statement (a “GS Earnout Statement”) to the Gexpro Services Stockholder setting forth its good faith calculation of the amount of remaining GS Holdback Shares (the “GS Earnout Shares”) to be issued and delivered to the Gexpro Services Stockholder using the GS Earnout Formula. The GS Earnout Statement shall also set forth in reasonable detail Lawson’s calculation of the components of the GS Earnout Formula. The Gexpro Services Stockholder shall have forty-five (45) days following receipt of the GS Earnout Statement to review the GS Earnout Statement and to notify Lawson in writing of any dispute regarding the calculations set forth therein (a “GS Earnout Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no GS Earnout Dispute Notice is delivered by the Gexpro Services Stockholder within such forty-five (45) day period or if the Gexpro Services Stockholder delivers a written acceptance of the calculations set forth in the GS Earnout Statement within such forty-five (45) day period, then the calculations set forth in the GS Earnout Statement shall become final and binding on the parties.

The Gexpro Services Merger Agreement provides that in connection with the Gexpro Services Stockholder’s review of the GS Earnout Statement, Lawson shall provide the Gexpro Services Stockholder and its representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of Lawson and the Gexpro Services Surviving Corporation, work papers, schedules, memoranda and other documents used or prepared by Lawson or the Gexpro Services Surviving Corporation in connection with its preparation of the GS Earnout Statement, and other relevant items reasonably requested by the Gexpro Services Stockholder, and Lawson and the Gexpro Services Surviving Corporation shall cooperate reasonably with the Gexpro Services Stockholder and its representatives in connection therewith.

“2022 Average Lawson Stock Price” has the meaning as defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout—Second Earnout.”

“GS Earnout Formula” means an amount of shares of Lawson common stock calculated by multiplying the Trading EBITDA Multiple by the GS EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in GS EBITDA, divided by the 2022 Average Lawson Stock Price; provided that the GS Earnout Formula shall not be a number of shares of Lawson common stock in excess of the total remaining GS Holdback Shares.

“GS EBITDA” means, with respect to the relevant period, EBITDA of Gexpro Services, less any GS Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Lawson board of directors that are not GS Acquisitions).

“GS EBITDA Delta” means an amount equal to the increase, if any, in GS EBITDA for its 2022 fiscal year (calendar year 2022) over GS EBITDA for its 2021 fiscal year (calendar year 2021).

“Trading EBITDA Multiple” has the meaning as defined in the section entitled “The TestEquity Merger Agreement—Holdback Shares and Earnout—Second Earnout.”

Earnout Dispute Resolution

The Gexpro Services Merger Agreement provides that, in the event that Lawson delivers a GS Accretion Dispute Notice or the Gexpro Services Stockholder delivers a GS Earnout Dispute Notice (each, a “GS Dispute Notice,” and together, the “GS Dispute Notices”) in accordance with the terms of the Gexpro Services Merger Agreement, Lawson and the Gexpro Services Stockholder shall cooperate in good faith to resolve each dispute set forth in any such GS Dispute Notice as promptly as practicable, and, upon any such resolution, any adjustments to the GS Accretion Statement and/or GS Earnout Statement, as applicable, shall be made as agreed upon by Lawson and the Gexpro Services Stockholder in writing. If Lawson and the Gexpro Services Stockholder are unable to resolve any dispute within thirty (30) days (or such longer period as Lawson and the Gexpro Services Stockholder shall mutually agree in writing) of the delivery of the relevant GS Dispute Notice, such dispute shall be resolved by PricewaterhouseCoopers LLP or, if such firm cannot provide such resolution under the Gexpro Services Merger Agreement, such other nationally recognized accounting firm mutually selected by Lawson and the Gexpro Services Stockholder (the “GS Independent Accounting Firm”), acting as an expert and not an arbitrator, and such determination by the GS Independent Accounting Firm shall be final and binding on the parties, except that (x) the GS Independent Accounting Firm may consider only those items and amounts (and related items and amounts) as to which Lawson and the Gexpro Services Stockholder have disagreed within the time periods and on the terms specified above and (y) the GS Independent Accounting Firm’s determination of the amount of GS Accretion, GS Released Shares and/or GS Earnout Shares, as applicable, may not be less than the lower, or more than the higher, of Lawson’s and the Gexpro Services Stockholder’s respective calculations of the applicable amount. Each of Lawson and the Gexpro Services Stockholder shall bear fifty percent (50%) of any expenses relating to the engagement of the GS Independent Accounting Firm. The GS Independent Accounting Firm shall be instructed to use reasonable best efforts to make its final determination within thirty (30) days of submission by the parties of the dispute to it and, in any case, as promptly as practicable after such submission. Each of Lawson and the Gexpro Services Stockholder shall furnish the GS Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the GS Independent Accounting Firm shall reasonably request.

Pursuant to the terms of the Gexpro Services Merger Agreement, upon the final and binding determination of the amount of the GS Released Shares, Lawson shall issue and deliver such amount of GS Released Shares to the Gexpro Services Stockholder within five (5) business days after such final and binding determination, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with a statement of the transfer agent of Lawson certifying as to the book-entry issuance thereof. Upon the final and binding determination of the amount of the GS Earnout Shares, Lawson shall issue and deliver such amount of GS Earnout Shares to the Gexpro Services Stockholder within five (5) business days after such final and binding determination, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with a statement of the transfer agent of Lawson certifying as to the book-entry issuance thereof. For the avoidance of doubt, in no event shall the aggregate of the GS Released Shares and GS Earnout Shares exceed the amount of GS Holdback Shares.

Prohibited Actions During Earnout Period

The Gexpro Services Merger Agreement provides that from and after the closing of the Gexpro Services Merger and until such time as the final determination of the GS Released Shares and the GS Earnout Shares, if any, that are to be issued and delivered to the Gexpro Services Stockholder pursuant to Gexpro Services Merger Agreement, Lawson shall not, and shall cause each of its affiliates, including the Gexpro Services Surviving Corporation, to not, without the written consent of the Gexpro Services Stockholder (such consent not to be unreasonably withheld, conditioned or delayed) (any of the following, the “GS Prohibited Actions”):

A. take any action the sole intention and purpose of which is reducing the amount of GS Released Shares or GS Earnout Shares to be delivered to the Gexpro Services Stockholder; or

B. voluntarily liquidate, dissolve or wind-up the affairs of the Gexpro Services Surviving Corporation;

provided, that any action or omission taken by or with the unanimous consent or approval of the Lawson board of directors shall not be deemed to be a GS Prohibited Action, or taken into account for purposes of determining whether an action or omission constitutes a GS Prohibited Action.

Change in Control

The Gexpro Services Merger Agreement provides that in the event that, following the closing of the Gexpro Services Merger and prior to the end of the period commencing on the closing date of the Gexpro Services Merger and ending five (5) business days after the date on which the amount of the GS Released Shares and the GS Earnout Shares is finally determined, (A) there occurs a sale or other disposition of all or substantially all of the assets of Lawson, or a merger, consolidation, recapitalization or other transaction in which any person and its affiliates (other than the Gexpro Services Stockholder, the Excluded Company Parties or any of their respective affiliates), together with any persons (other than the Gexpro Services Stockholder, the Excluded Company Parties or any of their respective affiliates) that “roll over” interests in Lawson in connection with and as an integrated step of such transaction, becomes the beneficial owner, directly or indirectly, of one hundred percent (100%) of the combined voting power of all interests in Lawson or any successor of Lawson that beneficially owns Gexpro Services and its subsidiaries (this clause (A), a “GS Transaction Event”) or (B) (1) Lawson makes a general assignment for the benefit of creditors, (2) Lawson institutes any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or (3) any proceeding shall be instituted by any third party against Lawson seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization, and an order for relief against Lawson shall have been entered into by a court of competent jurisdiction in such proceeding that remains unstayed and in effect for sixty (60) days, Lawson shall issue and deliver to the Gexpro Services Stockholder (and, in the case of a GS Transaction Event, such issuance and delivery shall take place immediately prior to the consummation of such GS Transaction Event) all of the remaining GS Holdback Shares, free and clear of all liens (other than liens arising from applicable securities laws) in book-entry form, together with an executed certificate of the transfer agent of Lawson certifying as to the book-entry issuance thereof. Upon issuance and delivery of remaining GS Holdback Shares pursuant to this provision, the obligations of Lawson related to the GS Holdback Shares shall be deemed fully satisfied and be of no further force or effect.

Miscellaneous

The Gexpro Services Merger Agreement provides that in the event of any change to shares of Lawson common stock (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding following the closing of the Gexpro Services Merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, issuer tender or exchange offer, or other similar transaction, the GS Released Shares and the GS Earnout Shares shall be equitably adjusted, without duplication, to provide the Gexpro Services Stockholder the same economic effect contemplated by the Gexpro Services Merger Agreement prior to such change.

The Gexpro Services Merger Agreement provides that until such time as the GS Released Shares and the GS Earnout Shares are issued and delivered pursuant to the Gexpro Services Merger Agreement, the Gexpro Services Stockholder shall have no rights as a record or beneficial owner of such GS Released Shares and GS Earnout Shares, including as to any dividends, distributions and other earnings thereon or the right to vote such GS Released Shares and GS Earnout Shares.

The Gexpro Services Merger Agreement provides that all calculations with respect to the release of GS Released Shares and the GS Earnout Shares shall exclude the effects of any “reverse acquisition accounting” or similar accounting adjustments resulting from any person other than Lawson (including TestEquity) being the “accounting acquiror” of Lawson for purposes of GAAP as a result of the consummation of the transactions contemplated by the Merger Agreements.

Directors and Officers; Certificate of Incorporation; Bylaws

The Gexpro Services Merger Agreement provides that the directors of Merger Sub 2 immediately prior to the effective time of the Gexpro Services Merger shall become the directors of the Gexpro Services Surviving Corporation as of the effective time of the Gexpro Services Merger and the officers of Gexpro Services immediately prior to the effective time of the Gexpro Services Merger shall be the officers of the Gexpro Services Surviving Corporation as of the effective time of the Gexpro Services Merger (except to the extent such officers have resigned as may be required in the Gexpro Services Merger Agreement).

Pursuant to the terms of the Gexpro Services Merger Agreement, at the effective time of the Gexpro Services Merger, the certificate of incorporation of Gexpro Services shall be amended and restated in its entirety to read as set forth on an exhibit to the Gexpro Services Merger Agreement, which shall be the certificate of incorporation of the Gexpro Services Surviving Corporation.

The Gexpro Services Merger Agreement provides that Gexpro Services shall take all necessary action so that, as of the effective time of the Gexpro Services Merger, the bylaws of Gexpro Services shall be amended and restated in their entirety to read the same as the bylaws of Merger Sub 2 as in effect immediately prior to such effective time, and as so amended and restated shall be the bylaws of the Gexpro Services Surviving Corporation (except that references to the name of Merger Sub 2 shall be replaced by references to the name of Gexpro Services).

Representations and Warranties

The Gexpro Services Merger Agreement contains representations and warranties of Gexpro Services made to Lawson and Merger Sub 2, including representations and warranties relating to:

•	the organization, standing, power and other organizational matters of Gexpro Services and its subsidiaries;

•	the authorization, execution, delivery and enforceability of the Gexpro Services Merger Agreement;

•	the capitalization of Gexpro Services and its subsidiaries;

•	the absence of conflicts, required filings and consents preventing Gexpro Services and its subsidiaries from entering into the Gexpro Services Merger Agreement;

•	the financial statements and undisclosed liabilities of Gexpro Services and its subsidiaries;

•	the absence of changes with respect to certain operations of Gexpro Services and its subsidiaries;

•	Gexpro Services’ and its subsidiaries’ compliance with laws and maintenance of required permits;

•	pending or threatened litigation against Gexpro Services and its subsidiaries;

•	the insurance maintained by Gexpro Services and its subsidiaries;

•	the real and personal property of Gexpro Services and its subsidiaries;

•	Gexpro Services’ and its subsidiaries’ compliance with environmental laws and other environmental matters;

•	Gexpro Services’ and its subsidiaries’ filing of tax returns and other tax matters;

•	Gexpro Services’ and its subsidiaries’ material contracts;

•	Gexpro Services’ and its subsidiaries’ compliance with labor laws and other labor matters;

•	employee benefits provided by Gexpro Services and its subsidiaries;

•	the intellectual property of Gexpro Services and its subsidiaries;

•	the brokers’ and finders’ fees payable by Gexpro Services and its affiliates with respect to the Gexpro Services Merger;

•	the bank accounts and powers of attorney of Gexpro Services and its subsidiaries;

•	Gexpro Services’ and its subsidiaries’ policies relating to data privacy, information technology and use of data;

•	Gexpro Services’, its subsidiaries’ and affiliates’ compliance with laws relating to sanctions, export control, anti-corruption and anti-money laundering;

•	significant customers and suppliers of Gexpro Services and its subsidiaries;

•	certain related party transactions between or among Gexpro Services and its subsidiaries, on the one hand, and any of its or their affiliates on the other hand;

•	Gexpro Services’ and its subsidiaries’ title to assets; and

•	the accuracy of the information supplied by Gexpro Services for inclusion in this proxy statement.

The Gexpro Services Merger Agreement also contains representations and warranties of the Gexpro Services Stockholder made to Lawson and Merger Sub 2, including representations and warranties relating to:

•	the due incorporation of the Gexpro Services Stockholder;

•	the authorization, execution, delivery and enforceability of the Gexpro Services Merger Agreement;

•	the ownership of Gexpro Services by the Gexpro Services Stockholder;

•	the absence of conflicts, required filings and consents preventing the Gexpro Services Stockholder from entering into the Gexpro Services Merger Agreement;

•	pending or threatened litigation against Gexpro Services and its subsidiaries;

•	the Gexpro Services Stockholder’s compliance with laws;

•	the affirmation of the Gexpro Services Stockholder’s status as an “accredited investor” pursuant to the Securities Act and its acquisition of the Lawson shares solely for its own investment;

•	the brokers’ and finders’ fees payable by the Gexpro Services Stockholder with respect to the Gexpro Services Merger; and

•	the accuracy of the information supplied by the Gexpro Services Stockholder for inclusion in this proxy statement.

The Gexpro Services Merger Agreement also contains representations and warranties of Lawson and Merger Sub 2 made to Gexpro Services and the Gexpro Services Stockholder, including representations and warranties relating to:

•	the organization, standing, power and other organizational matters of Lawson and its subsidiaries, and the absence of certain prior activities of Merger Sub 2;

•	the authorization, execution, delivery and enforceability of the Gexpro Services Merger Agreement;

•	Lawson’s and its subsidiaries’ capitalization;

•	the absence of conflicts, required filings or consents preventing Lawson or Merger Sub 2 from entering into the Gexpro Services Merger Agreement;

•	Lawson’s reports, schedules, forms, financial statements and other documents filed with the SEC since January 1, 2020 and the accuracy and preparation of the information in those filings;

•	the absence of changes with respect to certain of Lawson’s and its subsidiaries’ operations;

•	Lawson’s compliance with environmental laws and other environmental matters;

•	Lawson’s and its subsidiaries’ filing of tax returns and other tax matters;

•	Lawson’s and its subsidiaries’ material contracts;

•	Lawson’s and its subsidiaries’ compliance with applicable laws and the maintenance of permits;

•	pending or threatened litigation against Lawson and its subsidiaries;

•	the brokers’ and finders’ fees payable by Lawson and Merger Sub 2 with respect to the Gexpro Services Merger;

•	Lawson’s and its subsidiaries’ policies relating to data privacy, information technology and use of data;

•	significant customers and suppliers of Lawson and its subsidiaries;

•	Lawson’s and its subsidiaries’ title to assets;

•

the affirmation of Lawson’s status as an “accredited investor” pursuant to the Securities Act and its acquisition of the shares of the Gexpro Services Surviving Corporation solely for its own investment;

•	the accuracy of the information supplied by Lawson for inclusion in this proxy statement;

•	the approval of the transactions contemplated by the Gexpro Services Merger Agreement for purposes of state takeover statutes; and

•	the opinion of the Special Committee’s financial advisor.

The representations and warranties of each of the parties to the Gexpro Services Merger Agreement will expire upon the closing of the Gexpro Services Merger.

Conduct of Gexpro Services’ and Lawson’s Businesses Pending the Gexpro Services Merger

Conduct of Gexpro Services’ Business

From the date of the Gexpro Services Merger Agreement through the earlier of the effective time of the Gexpro Services Merger or termination of the Gexpro Services Merger Agreement, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, Gexpro Services has agreed to and to cause its subsidiaries to use commercially reasonable efforts to (i) carry on the business of Gexpro Services and its subsidiaries in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of Gexpro Services and its subsidiaries in all material respects and (iii) preserve in all material respects existing relationships with persons or entities having material business dealings with Gexpro Services or its subsidiaries (including employees, independent contractors, directors, vendors, customers, suppliers and governmental authorities).

In addition, during the same period, Gexpro Services has agreed, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, that it shall not, and shall cause its subsidiaries not to, do any of the following with respect to itself or any of its subsidiaries:

•	change, amend or otherwise modify the governing documents of itself or any of its subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of equity securities or other voting interests of itself or its subsidiaries, other than dividends and distributions payable only to itself or its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

•

authorize for issuance, issue, sell, or deliver or agree or commit to issue, or purchase, redeem, retire or otherwise acquire any equity securities or other voting interests of itself or any of its subsidiaries, including any securities convertible into, exchangeable for, evidencing the right to subscribe for, or options, warrants or rights to purchase or subscribe for, capital stock, equity securities or other voting interests; provided, however, that its subsidiaries may make any such issuances, sales or deliveries to Gexpro Services or a direct or indirect wholly owned subsidiary of Gexpro Services;

•

except as required by applicable law or pursuant to the terms of any benefit plan in existence as of the date hereof and made available to Lawson, (A) materially increase the amount of any bonus, salary or other cash compensation under any employment, severance, change in control, termination, retention or similar contract with any current or former employee or independent contractor having an annual base salary in excess of $200,000, (B) establish, adopt, enter into, amend or terminate any benefit plan or any plan, practice, agreement, arrangement or policy that would be a benefit plan if it was in existence on the date of the Gexpro Services Merger Agreement (including any employment, severance, separation, change in control, termination, retention or similar contract with any employee or independent contractor), other than entering into employment contracts with new hires in the ordinary course of business consistent with past practice and reasonable in amount, (C) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Gexpro Services benefit plans; (D) enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Gexpro Services benefit plan; or (E) make any material determination under any Gexpro Services benefit plan inconsistent with prior determinations and positions;

•

sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of itself or its subsidiaries, other than in the ordinary course of business consistent with the past practice of itself or its subsidiaries;

•

acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, in a single transaction or a series of related transactions, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of Gexpro Services and its subsidiaries and (B) the continued pursuit of the GS Acquisitions, which shall be subject to approval as set forth in the Gexpro Services Merger Agreement;

•	change its present accounting methods or principles in any material respect, except as required by GAAP or applicable law;

•	make, agree or enter into any commitment for capital expenditures in respect of Gexpro Services or its subsidiaries other than in the ordinary course of business consistent with past practice;

•

make, change or revoke any tax election, amend any tax return or file any claim for a tax refund, enter into any closing agreement with respect to taxes, fail to pay taxes that are due, settle any material tax claim or assessment or surrender any right to claim a refund of taxes, in each case, other than in the ordinary course of business consistent with past practice or as required by the Internal Revenue Code or applicable law;

•

permit Gexpro Services or its subsidiaries to (A) pay or discharge any management fees under the Gexpro Services Management Agreement (as defined below) other than in connection with the transfer of all associated liabilities thereunder to the Gexpro Services Stockholder or an affiliate thereof (other than Gexpro Services or any of its subsidiaries) as contemplated in the Gexpro Services Merger Agreement or (B) incur certain forms of indebtedness or permit, grant or take any other action that will result in the imposition of a lien granted on any property or assets (whether tangible or intangible) of Gexpro Services or its subsidiaries (subject to certain permitted liens); provided, however, that Gexpro Services and its subsidiaries may incur certain forms of indebtedness (x) under existing revolving credit facilities or other existing lines of credit of Gexpro Services or its subsidiaries, in each case as of the date of the Gexpro Services Merger Agreement and (y) in connection with any GS Acquisition that is approved pursuant to the terms of the Gexpro Services Merger Agreement;

•

make capital contributions to or investments in any person or entity other than (A) in connection with a GS Acquisition that is approved pursuant to the terms of the Gexpro Services Merger Agreement or (B) short term investments (including money market funds, bank deposits, commercial paper and other money market instruments incurred) in the ordinary course of business consistent with past practice;

•

other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any contract that falls under certain categories of material contracts identified by the terms of the Gexpro Services Merger Agreement (referred to in this bullet point as a “material contract”), other than any renewal in the ordinary course of business consistent with past practice, (B) terminate any material contract or (C) adopt or enter into any contract that would have been a material contract if it were in effect on the date of the Gexpro Services Merger Agreement other than adopting or entering into any contract in order to replace any material contract in existence on the date of the Gexpro Services Merger Agreement; provided, however, that such contract contains terms which are substantially similar to those of the material contract that it is intended to replace and are not in the aggregate less favorable to Gexpro Services or its subsidiaries relative to the terms of such material contract;

•

except as required by applicable law, or as reasonably necessary to avoid a violation of applicable law, not terminate, transfer internally (including in response to a request for transfer by an employee), or otherwise materially alter the duties and responsibilities of, any senior members of management of Gexpro Services or its subsidiaries in a manner that would affect whether such person provides or does not provide services primarily in support of Gexpro Services or its subsidiaries, other than such actions that are taken in order to fill a vacancy in the ordinary course of business consistent with past practice;

•	negotiate, enter into, amend or extend any contract with a labor union or recognize or certify any labor union as the bargaining representative of any employee, except as required by law;

•	merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, Gexpro Services or any of its subsidiaries;

•

commence, settle, agree to settle, release, waive or otherwise compromise any pending or threatened action or investigation (A) involving potential payments by or to Gexpro Services or its subsidiaries of more than $250,000 in any single instance, or $1,000,000 in the aggregate, (B) in which any of Gexpro Services or its subsidiaries admits wrongdoing or misconduct or in which equitable relief is imposed, (C) involves any admission of a criminal act or (D) as a result of which any of Gexpro Services or its subsidiaries would reasonably be expected to be materially impacted or restricted;

•

enter into any new line of business outside of the businesses of Gexpro Services or its subsidiaries as of the date of the Gexpro Services Merger Agreement, other than in connection with a GS Acquisition that is approved pursuant to the terms of the Gexpro Services Merger Agreement;

•

cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business; or

•	agree or commit to do, or enter into any contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Conduct of Lawson’s Business

From the date of the Gexpro Services Merger Agreement through the earlier of the effective time of the Gexpro Services Merger or termination of the Gexpro Services Merger Agreement, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, we have agreed to and to cause our subsidiaries to use commercially reasonable efforts to (i) carry on the business of Lawson and its subsidiaries in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of Lawson and its subsidiaries in all material respects and (iii) preserve existing relationships with persons or entities having material business dealings with Lawson or its subsidiaries (including employees, independent contractors, directors, vendors, customers, suppliers and governmental authorities).

In addition, during the same period, we have agreed, subject to certain exceptions, including in connection with compliance with public health measures that may be enacted, to not, and to cause our subsidiaries not to, do any of the following with respect to Lawson or any of its subsidiaries:

•	change, amend or otherwise modify the governing documents of Lawson or its subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of, its equity securities or other voting interests of Lawson or its subsidiaries, other than dividends and distributions payable only to Lawson and its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

•

issue, sell or grant any equity securities of any class or other voting interests of Lawson, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any equity securities of any class or other voting interests of any of Lawson or its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from any of Lawson or its subsidiaries, or that obligate any of Lawson or its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, any of Lawson or its subsidiaries; provided, however, that Lawson may issue equity securities (A) under Lawson’s stock plans in accordance with the provisions of the disclosure schedules to the Gexpro Services Merger Agreement, or (B) as required pursuant to the vesting, settlement or exercise of outstanding equity awards for Lawson common stock or other equity awards (x) outstanding as of the date of the Gexpro Services Merger Agreement in accordance with the terms of the applicable award or other equity award in effect on the date of the Gexpro Services Merger Agreement or (y) granted after the date of the Gexpro Services Merger Agreement in accordance with its terms; provided, further, that the subsidiaries of Lawson may make any such issuances, sales or grants to Lawson or a direct or indirect wholly owned subsidiary of Lawson;

•

redeem, purchase or otherwise acquire any outstanding equity securities of any class or other voting interests of Lawson or any rights, warrants or options to acquire any equity securities of any class or other voting interests of Lawson, except (A) as required pursuant to the terms of any Lawson equity awards (x) outstanding on the date of the Gexpro Services Merger Agreement in accordance with the terms of the applicable Lawson equity award in effect on the date of the Gexpro Services Merger Agreement or (y) granted after the date of the Gexpro Services Merger Agreement in accordance with the terms of the Gexpro Services Merger Agreement, or (B) in connection with the satisfaction of tax withholding obligations with respect to outstanding Lawson equity awards or other equity awards outstanding as of the date of the Gexpro Services Merger Agreement or granted after the date of the Gexpro Services Merger Agreement in accordance its terms;

•

sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of Lawson or its subsidiaries, other than in the ordinary course of business consistent with the past practice of Lawson and its subsidiaries;

•

acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, in a single transaction or series of related transactions, any material business or any corporation, partnership, association or other business organization or division thereof that would be material or otherwise acquire any material assets (other than inventory), except for the acquisition of assets in the ordinary course of business consistent with the past practice of Lawson and its subsidiaries;

•	change its present accounting methods or principles in any material respect, except as required by GAAP or applicable law;

•

make, change or revoke any tax election, amend any tax return or file any claim for a tax refund, enter into any closing agreement with respect to taxes, fail to pay taxes that are due, settle any material tax claim or assessment or surrender any right to claim a refund of taxes, in each case, other than in the ordinary course of business consistent past practice or as required by the Internal Revenue Code or applicable law;

•

other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any contract that falls under certain categories of material contracts identified by the terms of the Gexpro Services Merger Agreement (referred to in this bullet point as a “material contract”), other than any renewal of any material contract in the ordinary course of business consistent with past practice, (B) terminate any material contract or (C) adopt or enter into any contract that would have been a material contract if it were in effect on the date of the Gexpro Services Merger Agreement other than adopting or entering into any such contract in order to replace any material contract in existence on the date of the Gexpro Services Merger Agreement; provided, however, that such contract contains terms which are substantially similar to those of the material contract that it is intended to replace and are not in the aggregate less favorable to Lawson or its subsidiaries relative to the terms of such material contract;

•	merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, Lawson or any of its subsidiaries;

•

permit Lawson or its subsidiaries to incur indebtedness for borrowed money; provided, however, that Lawson and its subsidiaries may incur such indebtedness (A) under existing revolving credit facilities or other existing lines of credit of Lawson or its subsidiaries, in each case as of the date of the Gexpro Services Merger Agreement, and (B) contemplated by the Debt Financing (as defined below); or

•	agree or commit to do, or enter into any contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Exclusivity

The Gexpro Services Merger Agreement provides that, from the date of the Gexpro Services Merger Agreement until the earlier of the closing date or termination of the Gexpro Services Merger Agreement, none of Gexpro Services or its subsidiaries shall, directly or indirectly, through any officer, director, employee, agent, partner, affiliate or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating, with respect to Gexpro Services or its subsidiaries, to any (a) merger or consolidation, (b) acquisition or purchase of all or substantially all of the assets of, or a majority of the equity interests in, Gexpro Services or any of its subsidiaries or (c) similar transaction or business combination (a “Gexpro Services Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any person or entity to effect a Gexpro Services Competing Transaction. The Gexpro Services Merger Agreement provides that as of the date of the Gexpro Services Merger Agreement, Gexpro Services shall, and shall cause all persons or entities acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any persons or entities with respect to any Gexpro Services Competing Transaction.

Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception

Stockholders Meeting

Under the Gexpro Services Merger Agreement, Lawson has agreed to take, in accordance with the DGCL and Lawson’s governing documents, all actions reasonably necessary to mail this proxy statement to its stockholders and to establish a record date, duly call, give notice of, convene and hold a stockholders meeting as soon as reasonably practicable after this definitive proxy statement is filed for the purpose of securing the Lawson Stockholder Approvals (as defined in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception—Stockholders Meeting”).

The Gexpro Services Merger Agreement provides that, unless a Lawson Recommendation Change (as defined in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Board Recommendation; Fiduciary Exception—No Change in Lawson Recommendation”) is effected in accordance with the provisions described below under the subcaption entitled “—Fiduciary Exception,” Lawson shall use its reasonable best efforts to solicit from its stockholders votes in favor of the Lawson Stockholder Approvals. The Gexpro Services Merger Agreement also provides that, notwithstanding any Lawson Recommendation Change, Lawson shall be required to duly call, give notice of, convene and hold a stockholders meeting and submit to a vote of Lawson’s stockholders one or more proposals to obtain the Lawson Stockholder Approvals and nothing contained in the Gexpro Services Merger Agreement shall be deemed to relieve Lawson of any such obligation unless the Gexpro Services Merger Agreement has been validly terminated pursuant to its terms. The Gexpro Services Merger Agreement also provides that, notwithstanding the foregoing, if on any date for which the stockholders meeting is scheduled or has been adjourned, Lawson has not received proxies representing a sufficient number of shares of Lawson common stock, or there are insufficient shares of Lawson common stock present, to obtain all of the Lawson Stockholder Approvals, or additional time is needed to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson’s stockholders, whether or not a quorum is present, Lawson shall make one or more successive postponements or adjournments of the stockholders meeting, with each such postponement or adjournment being to a date no later than the earlier of (a) 10 business days after the date of the most recently scheduled stockholders meeting and (b) September 30, 2022.

No Change in Lawson Recommendation

The Gexpro Services Merger Agreement provides that, except as permitted in accordance with the provisions described below under the subcaption entitled “—Fiduciary Exception,” neither the Lawson board of directors nor any committee thereof (including the Special Committee) shall take any action constituting a Lawson Recommendation Change.

Fiduciary Exception

The Gexpro Services Merger Agreement provides that, notwithstanding anything to the contrary contained therein, at any time prior to the receipt of the Lawson Stockholder Approvals, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee may make a Lawson Recommendation Change in response to a Lawson Intervening GS Event (as defined below) if, prior to taking such action, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Lawson board of directors or the Special Committee to make such Lawson Recommendation Change would be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law; provided, however, that prior to effecting such Lawson Recommendation Change (i) Lawson shall have given Gexpro Services and the Gexpro Services Stockholder at least three (3) business days’ prior written notice informing Gexpro Services and the Gexpro Services Stockholder that the Lawson board of directors or the Special Committee, as applicable, has determined that a Lawson Intervening GS Event has occurred (which notice will reasonably describe such Lawson Intervening GS Event) and the Lawson board of directors or the Special Committee, as applicable, intends to effect a Lawson Recommendation Change at the end of the notice period (such notice being referred to herein as a “Gexpro Services Lawson Recommendation Change Notice”), (ii) during the three (3)-business day period starting after the date on which such Gexpro Services Lawson Recommendation Change Notice is received by Gexpro Services and the Gexpro Services Stockholder, if requested by Gexpro Services or the Gexpro Services Stockholder, Lawson shall, and shall cause its subsidiaries and representatives to, negotiate in good faith with Gexpro Services, the Gexpro Services Stockholder and their representatives, to revise the terms and conditions of the Gexpro Services Merger Agreement such that a failure of the Lawson board of directors or the Special Committee to effect such a Lawson Recommendation Change in response to such Lawson Intervening GS Event would not be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law and (iii) following such three (3)-business day period, the Lawson board of directors (acting through the Transaction Directors) or the Special Committee after taking into account in good faith any changes to the terms of the Gexpro Services Merger Agreement proposed by Gexpro Services and the Gexpro Services Stockholder and, after consultation with its outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Lawson Recommendation Change would be inconsistent with the Lawson board of directors’ or the Special Committee’s respective fiduciary duties, as applicable, under applicable law. The Gexpro Services Merger Agreement provides that, for the avoidance of doubt, nothing in the immediately preceding sentence will permit the Lawson board of directors or the Special Committee to make a Lawson Recommendation Change with respect to a portion or subset of the transactions contemplated by the Transaction Agreements.

“Lawson Intervening GS Event” means any event that (a) is material to Lawson or its subsidiaries, taken as a whole, and (b) did not result from any breach of the Gexpro Services Merger Agreement and was not known or reasonably foreseeable by the Transaction Directors or the Special Committee as of the date of the Gexpro Services Merger Agreement, which event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors or the Special Committee prior to obtaining any of the Lawson Stockholder Approvals; provided, however, that no event to the extent arising out of or resulting from any of the following shall constitute, or be taken into account in determining the existence of, a Lawson Intervening GS Event: (i) any event relating to Gexpro Services or its subsidiaries that does not materially affect the business, assets or operations of Gexpro Services or its subsidiaries, (ii) any event relating to TestEquity and its subsidiaries that does not materially affect the business, assets or operations of TestEquity and its subsidiaries, (iii) any change, in and of itself, in the price or trading volume of shares of Lawson’s common shares (it being understood that the facts underlying such change may be taken into account in determining whether there has been a Lawson Intervening GS Event, solely to the extent not otherwise excluded by this definition of “Lawson Intervening GS Event”), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Lawson Intervening GS Event, to the extent not otherwise excluded by this definition of “Lawson Intervening GS Event”), (v) the announcement of the Transaction Agreements and the transactions contemplated by the Transaction Agreements or (vi) any actions required to be taken (or required to be refrained from being taken) by any of Lawson or any of its subsidiaries under any Transaction Agreement.

Efforts to Consummate the Gexpro Services Merger

The Gexpro Services Merger Agreement provides that, subject to its terms and conditions, each party shall use its commercially reasonable efforts to (a) consummate the transactions contemplated by the Gexpro Services Merger Agreement as promptly as practicable and (b) obtain, or cause to be obtained, all actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals required to be obtained (including under the HSR Act and the antitrust laws of any other jurisdiction) from any governmental authorities or third parties in connection with the execution and delivery of the Gexpro Services Merger Agreement and the consummation of the transactions contemplated thereby. The “commercially reasonable efforts” of (i) Gexpro Services shall not require any of Gexpro Services or its subsidiaries or any of their respective representatives to expend any money to remedy any breach of any representation or warranty under the Gexpro Services Merger Agreement, to obtain any consent required for consummation of the transactions contemplated by the Gexpro Services Merger Agreement, other than de minimis administrative fees or fees for which Lawson agrees to be responsible, or to provide financing to Lawson for consummation of the transactions contemplated by the Gexpro Services Merger Agreement; and (ii) Lawson and Merger Sub 2 shall not require any of Lawson or Merger Sub 2, or any of their respective representatives, to expend any money to remedy any breach of any representation or warranty under the Gexpro Services Merger Agreement or to obtain any consent required for consummation of the transactions contemplated by the Gexpro Services Merger Agreement, other than de minimis administrative fees and any fees required to be paid by any of Lawson or its subsidiaries under applicable law in order for the consent of the relevant governmental authority to be obtained.

The Gexpro Services Merger Agreement provides that, without limiting the foregoing, each party agrees to make, or cause to be made, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Gexpro Services Merger Agreement as promptly as practicable and in any event within fifteen (15) business days of the date of the Gexpro Services Merger Agreement, and (ii) any filing that may be required under any other antitrust law, if applicable, within twenty (20) business days of the date of mutual determination by the parties as to applicability of such other antitrust law; and use reasonable best efforts to respond as promptly as practicable to any request for additional information and documentary material pursuant to the HSR Act or any other antitrust law and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust law as soon as practicable.

The Gexpro Services Merger Agreement provides that, in furtherance and not in limitation of the foregoing, if any objections are asserted with respect to the transactions contemplated by the Gexpro Services Merger Agreement under any antitrust law or if any suit is instituted (or threatened to be instituted) by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other applicable governmental authority or any private party challenging any of the transactions contemplated by the Gexpro Services Merger Agreement as being in violation of any antitrust law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by the Gexpro Services Merger Agreement, each of Gexpro Services and Lawson shall use reasonable best efforts to take, or cause to be taken, all such reasonable actions as may be necessary to resolve objections or suits so as to permit consummation of the Gexpro Services Merger and the other transactions contemplated by the Gexpro Services Merger Agreement in a timely manner; provided, however, that Lawson shall have the unilateral right to determine whether or not the parties will litigate with any governmental authorities to oppose any enforcement action seeking to impose any “GS Burdensome Condition” (as defined below) on Lawson or any of its affiliates; provided further, however, Lawson shall consult with Gexpro Services and in good faith take Gexpro Services’ views into account regarding the overall strategic direction of any such litigation and consult with Gexpro Services prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation.

“GS Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that would have or would reasonably be expected to have, in the aggregate, a material adverse effect on the businesses, financial condition or results of operations of Gexpro Services and its subsidiaries, taken as a whole, or Lawson and its subsidiaries, taken as a whole.

The Gexpro Services Merger Agreement provides that notwithstanding any other provision of the Gexpro Services Merger Agreement to the contrary, the obligations of Lawson pursuant to the foregoing shall include Lawson: (i) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Lawson and its affiliates contemporaneously with or subsequent to the closing of the Gexpro Services Merger; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of Gexpro Services or its subsidiaries contemporaneously with or subsequent to the closing of the Gexpro Services Merger; (iii) agreeing to permit any of Gexpro Services or its subsidiaries to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any of

Gexpro Services or its subsidiaries prior to the closing of the Gexpro Services Merger; and (iv) licensing, holding separate or entering into similar arrangements with respect to its assets or the assets of any of Gexpro Services or its subsidiaries or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any governmental authority necessary to consummate the transactions contemplated by the Gexpro Services Merger Agreement, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (x) commencement of any investigation or proceeding in any forum or (y) issuance or enactment of any governmental order or applicable law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the closing of the Gexpro Services Merger and the other transactions contemplated by the Gexpro Services Merger Agreement by any governmental authority; provided, however, that, notwithstanding the foregoing, Lawson shall not be required to, in connection with its obligations pursuant to the foregoing, offer or accept, or agree, commit to agree or consent to, any of the foregoing actions that constitutes a GS Burdensome Condition.

The Gexpro Services Merger Agreement also provides that no party shall, and no party shall permit any of its affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental authority necessary to consummate the transactions contemplated by the Gexpro Services Merger Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act or applicable antitrust law, (y) increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated by the Gexpro Services Merger Agreement or (z) delay the consummation of the transactions contemplated by the Gexpro Services Merger Agreement.

The Gexpro Services Merger Agreement provides that subject to the other provisions of the Gexpro Services Merger Agreement, Lawson shall lead all communications, strategy and efforts to obtain all necessary actions or non-actions and consents from governmental authorities under antitrust laws in connection with the transactions contemplated by the Gexpro Services Merger Agreement and any litigation matters with third parties relating to the antitrust laws; provided, however, that Lawson shall consult with Gexpro Services and in good faith take Gexpro Services’ views into account regarding the overall strategic direction of any such communications, strategy and efforts to obtain all necessary actions or non-actions and consents and litigation with third parties relating to the antitrust laws and consult with Gexpro Services prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning the matters discussed in connection with the foregoing.

Debt Financing

The Gexpro Services Merger Agreement provides that Lawson and Merger Sub 2 shall each use its reasonable best efforts to obtain the debt financing incurred or intended to be incurred in connection with the transactions contemplated by the Transaction Agreements (the “Debt Financing”) as promptly as practicable following the date of the Gexpro Services Merger Agreement. The Gexpro Services Merger Agreement provides that from and after the date of the Gexpro Services Merger Agreement until the earlier of the closing date and the termination of the Gexpro Services Merger Agreement, the Gexpro Services Stockholder shall cause Gexpro Services and its subsidiaries to use their commercially reasonable efforts to provide such assistance to Lawson and Merger Sub 2, at the sole expense of Lawson, as is reasonably requested by Lawson in connection with the Debt Financing.

Employee Matters; Benefits Plans

The Gexpro Services Merger Agreement provides that, for a period of no less than one (1) year following the closing date of the Gexpro Services Merger, Lawson and the Gexpro Services Surviving Corporation shall provide each of the persons employed by Gexpro Services and its subsidiaries as of the closing date with (i) a base salary or wages that are not less than, (ii) variable/incentive/bonus pay opportunities that are substantially similar (excluding any value attributable to equity and equity-based compensation and retention, transaction or similar payments) to, and (iii) other benefit plans and arrangements that are no less favorable in the aggregate to, in each of clauses (i), (ii) and (iii), those provided to such employees immediately prior to the closing date of the Gexpro Services Merger.

The Gexpro Services Merger Agreement also provides that each employee and former employee of Gexpro Services or any of its subsidiaries shall be credited with his or her years of service with Gexpro Services or its subsidiaries (and any predecessor entities thereof, to the extent such predecessor service is credited by Lawson and the Gexpro Services Surviving Corporation or any of their subsidiaries) before the closing date of the Gexpro Services Merger under any employee benefit plan of Lawson or the Gexpro Services Surviving Corporation or any of their subsidiaries providing benefits similar to those provided under a benefit plan maintained, sponsored or contributed to by Gexpro Services or any of its subsidiaries (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) to the same extent as such employee or former employee was entitled, before the closing date of the Gexpro Services Merger, to credit for such service under such benefit plan for all purposes, including eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual (other than benefit accruals under a defined benefit pension plan), except to the extent such credit would result in the duplication of benefits for the same period of service.

In addition, the Gexpro Services Merger Agreement provides that Lawson will waive for each employee and his or her dependents any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Lawson, the Gexpro Services Surviving Corporation or any of their affiliates applicable to such employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such employee under the terms of the welfare plans of Gexpro Services or its subsidiaries on the date of the Gexpro Services Merger Agreement.

The Gexpro Services Merger Agreement also provides that on and after closing of the Gexpro Services Merger, Lawson, the Gexpro Services Surviving Corporation and its subsidiaries shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Lawson, the Gexpro Services Surviving Corporation or any of its subsidiaries (including breach of contract, defamation or retaliatory discharge) regarding employees who are employed by Gexpro Services or its subsidiaries as of the closing date, including any such liability (i) under any applicable law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, contract, policy, commitment or arrangement of Gexpro Services or its subsidiaries, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any employee.

Indemnification and Insurance

The Gexpro Services Merger Agreement provides that Lawson shall cause the Gexpro Services Surviving Corporation to honor the provisions, to the extent they are enforceable under applicable law, regarding (i) exculpation of directors, (ii) limitation of liability of directors and officers and (iii) indemnification and advancement of expenses, in each case, contained in Gexpro Services’ and its subsidiaries’ governing documents or any employment contract between the applicable Gexpro Services Covered Affiliate (as defined below) and Gexpro Services or any of its subsidiaries, in each case as in effect immediately prior to the effective time of the Gexpro Services Merger with respect to any Gexpro Services D&O Indemnitees (as defined below).

“Gexpro Services Covered Affiliate” means Gexpro Services’ current or former subsidiaries or affiliates or any of their respective predecessors.

“Gexpro Services D&O Indemnitee” means the individuals who, on or prior to the closing date of the Gexpro Services Merger, were officers, directors, or employees or agents of Gexpro Services or its subsidiaries or served on behalf of Gexpro Services or its subsidiaries as an officer, director or employee or agent of any Gexpro Services Covered Affiliate and the heirs and executors of such officers, directors or employees or agents.

The Gexpro Services Merger Agreement provides that, prior to the closing of the Gexpro Services Merger, Gexpro Services shall, in consultation with Lawson and at Lawson’s expense, obtain and fully pay for “tail” insurance policies with a claims period of at least 6 years from the closing date of the Gexpro Services Merger with respect to directors’ and officers’ liability insurance covering those persons who are currently covered by Gexpro Services’ and its subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than such existing insurance coverage; provided, however, that in the event that any claim is brought under such director’s and officer’s liability insurance policies, Lawson shall cause the Gexpro Services Surviving Corporation to maintain the policy until final disposition thereof; provided, further that Gexpro Services shall not pay premiums for such policy in excess of an aggregate amount of 300% of the last annual premiums paid by Gexpro Services or its subsidiaries prior to the date of the Gexpro Services Merger Agreement for its existing directors’ and officers’ liability insurance policies absent the prior written consent of Lawson (which may be withheld in Lawson’s sole discretion), and in such a case shall purchase as much coverage as reasonably practicable for such 300% aggregate amount.

The Gexpro Services Merger Agreement provides that from and after the closing date of the Gexpro Services Merger, Lawson shall, and shall cause the Gexpro Services Surviving Corporation and its subsidiaries (each, a “Gexpro Services D&O Indemnifying Party”) to, to the fullest extent permitted by applicable law, (a) indemnify and hold harmless (and release from any liability to Gexpro Services or its subsidiaries), the Gexpro Services D&O Indemnitees against all Gexpro Services D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (“Gexpro Services D&O Costs”) in respect of any threatened, pending or completed action, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such person is or was a director, officer, employee or agent of Gexpro Services or its subsidiaries or Gexpro Services Covered Affiliates arising out of acts or omissions occurring in such capacities on or prior to the closing date of the Gexpro Services Merger (including without limitation, in respect of acts or omissions in connection with the Gexpro Services Merger Agreement and the transactions contemplated thereby) (a “Gexpro Services D&O Indemnifiable Claim”) and (b) advance to such Gexpro Services D&O Indemnitees all Gexpro Services D&O Expenses incurred in connection with any Gexpro Services D&O Indemnifiable Claim (including in circumstances where the Gexpro Services D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. “Gexpro Services D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any Gexpro Services D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of Gexpro Services D&O Costs).

Other Covenants

The Gexpro Services Merger Agreement contains certain other covenants, including covenants relating to (i) providing Lawson with reasonable access to Gexpro Services’ and its subsidiaries’ books, records, facilities and personnel, (ii) making certain regulatory filings, (iii) the transfer of all associated liabilities under the Gexpro Services Management Agreement to the Gexpro Services Stockholder or an affiliate thereof (other than Gexpro Services or any of its subsidiaries), (iv) preservation of records, (v) cooperation between the parties with respect to certain public announcements, (vi) payment of transfer taxes and tax reorganization matters, (vii) taking of certain actions with respect to anti-takeover laws, and (viii) control of the defense of any stockholder litigation relating to the Gexpro Services Merger.

Conditions to the Closing of the Gexpro Services Merger

The completion of the Gexpro Services Merger and the other transactions contemplated by the Gexpro Services Merger Agreement is subject to the satisfaction or waiver of a number of closing conditions, which may be waived by Gexpro Services, the Gexpro Services Stockholder, Merger Sub 2 or Lawson, as applicable.

Conditions to Obligations of Each Party

Under the Gexpro Services Merger Agreement, the obligations of the parties to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by the parties, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of the following conditions precedent on or before the closing date of the Gexpro Services Merger:

•

All required waiting periods or necessary permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other antitrust laws as may be reasonably and mutually agreed upon by the parties shall have expired, terminated, been provided or made.

•

No governmental order shall have been adopted, promulgated or entered by any governmental authority that prohibits the consummation of the transactions contemplated by the Gexpro Services Merger Agreement.

•	The Lawson Stockholder Approvals shall have been obtained.

•

All conditions precedent set forth in the TestEquity Merger Agreement shall have been satisfied (or waived to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) on or before the closing date of the Gexpro Services Merger (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the TestEquity Merger Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable law and the terms of the TestEquity Merger Agreement) of such conditions at such closing), and the parties to the TestEquity Merger Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the closing pursuant to the Gexpro Services Merger Agreement.

Conditions to Obligations of Lawson and Merger Sub 2

Under the Gexpro Services Merger Agreement, the obligations of Lawson and Merger Sub 2 to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by Lawson, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of the following conditions precedent on or before the closing date of the Gexpro Services Merger:

•

Each of the representations and warranties of Gexpro Services with respect to (A) the due organization of it and its subsidiaries, its power and authority to enter into the Gexpro Services Merger Agreement and the absence of any obligations to pay any brokerage or “finder’s fee” other than as set forth in the Gexpro Services Merger Agreement in connection with the transactions contemplated by the Gexpro Services Merger Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (B) the capitalization of Gexpro Services and its subsidiaries shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date, (C) the absence of any Gexpro Services Material Adverse Effect (as defined below) shall be true and correct in all respects as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), and (D) all other representations and warranties of Gexpro Services (other than those referenced in the foregoing clauses (A), (B) and (C)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of clause (D), where the failure of such representations and warranties to be so true and correct does not constitute a Gexpro Services Material Adverse Effect.

•

The representations and warranties of the Gexpro Services Stockholder with respect to (A) its ownership of Gexpro Services shall be true and correct in all respects as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date and (B) all other representations and warranties of the Gexpro Services Stockholder (other than those referenced in the foregoing clause (A)) shall be true and correct in all material respects as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date).

•

Gexpro Services and the Gexpro Services Stockholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in the Gexpro Services Merger Agreement to be performed and complied with by them on or prior to the closing of the Gexpro Services Merger.

•	Since the date of the Gexpro Services Merger Agreement, there shall not have been any Gexpro Services Material Adverse Effect.

•

Lawson shall have received a certificate from Gexpro Services, dated the closing date of the Gexpro Services Merger, certifying that the conditions above as to the accuracy of Gexpro Services’ representations and warranties, compliance with covenants with respect to Gexpro Services and lack of a Gexpro Services Material Adverse Effect have been satisfied.

•

Lawson shall have received a certificate from the Gexpro Services Stockholder, dated the closing date of the Gexpro Services Merger, certifying with respect to the Gexpro Services Stockholder that the conditions above as to the accuracy of the Gexpro Services’ Stockholder’s representations and warranties and compliance with covenants with respect to the Gexpro Services Stockholder have been satisfied.

•

Lawson shall have received a written opinion from Lawson’s tax counsel, in form and substance reasonably satisfactory to Lawson, dated as of the closing date of the Gexpro Services Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Gexpro Services Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Lawson shall have received the Registration Rights Agreement, duly executed by the Gexpro Services Stockholder.

•	Gexpro Services shall have delivered a payoff letter with respect to the payoff indebtedness referenced in the Gexpro Services Merger Agreement.

•	Gexpro Services shall have delivered the Gexpro Services Release, duly executed by Gexpro Services.

•	The Gexpro Services Stockholder shall have delivered the Gexpro Services Stockholder Release, duly executed by the Gexpro Services Stockholder.

•

The Gexpro Services Stockholder shall have delivered evidence, in form and substance reasonably satisfactory to Lawson, of the complete transfer and novation to, and full assumption by, the Gexpro Services Stockholder or its designee (other than any of Gexpro Services or its subsidiaries) of (i) that certain management agreement, made and entered into as of February 24, 2020, by and between GS Operating, LLC, a Delaware limited liability company and LKCM (the “Gexpro Services Management Agreement”) and (ii) with respect to any of Gexpro Services or its subsidiaries, any contracts between such entities, on the one hand, and the Gexpro Services Stockholder or any of its affiliates or any current or former representative, member, stockholder or direct or indirect equityholder of the Gexpro Services Stockholder, any of its affiliates or Gexpro Services or its subsidiaries or a member of the immediate family of any of the foregoing persons, on the other hand, that obligate or could obligate any of Gexpro Services or its subsidiaries to make any payment (contingent or otherwise) at any time to certain parties (including, without limitation, the existing Gexpro Services management agreement and any similar agreements).

•

Prior to, at or substantially simultaneously with the effective time of the Gexpro Services Merger, Lawson shall have received the proceeds of the Debt Financing in an aggregate amount sufficient for the payment of certain payoff indebtedness, transaction expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements.

“Gexpro Services Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of Gexpro Services or its subsidiaries, taken as a whole; provided, however, that no event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Gexpro Services Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which Gexpro Services or its subsidiaries operate; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any public health event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in law, regulations or accounting rules, including the interpretations thereof, or any changes after the date of the Gexpro Services Merger Agreement in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby) (i) any suit, action or proceeding in connection with the transactions contemplated by the Transaction Agreements, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of Gexpro Services or its subsidiaries, including as a result of the identity of Lawson or any communication regarding plans or intentions with respect to the business conducted by Lawson or its subsidiaries, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of the Gexpro Services Merger Agreement, any Gexpro Services Related Agreement, the TestEquity Merger Agreement or the TestEquity Related Agreements by Lawson or any of its affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, Lawson; (j) the actions or omissions of Lawson; (k) the failure by Gexpro Services or its subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of the

Gexpro Services Merger Agreement (it being understood that the events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Gexpro Services Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Gexpro Services Material Adverse Effect”); and (l) the failure of any GS Acquisition to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on Gexpro Services or its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which Gexpro Services or its subsidiaries conduct their operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Gexpro Services Material Adverse Effect.

Conditions to Obligations of Gexpro Services and the Gexpro Services Stockholder

Under the Gexpro Services Merger Agreement, the obligations of Gexpro Services and the Gexpro Services Stockholder to consummate the transactions contemplated by the Gexpro Services Merger Agreement are subject to the satisfaction (or waiver by the Gexpro Services Stockholder and Gexpro Services, to the extent permitted by applicable law and the terms of the Gexpro Services Merger Agreement) of the following conditions precedent on or before the closing date of the Gexpro Services Merger:

•

Each of the representations and warranties of Lawson and Merger Sub 2 with respect to (i) their due incorporation and no prior activities of Merger Sub 2, their power and authority to enter into the Gexpro Services Merger Agreement and the absence of any obligations to pay any brokerage or “finder’s fee” other than as set forth in the Gexpro Services Merger Agreement shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) the capitalization of Lawson and the valid issuance of all equity securities in Lawson and its subsidiaries shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) the valid issuance of the shares of Lawson common stock to be issued in accordance with the terms of the Gexpro Services Merger Agreement and the absence of a Lawson GS Material Adverse Effect (as defined below) shall be true and correct in all respects as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) all other representations and warranties of Lawson and Merger Sub 2 (other than those referenced in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Gexpro Services Merger Agreement and as of the closing date of the Gexpro Services Merger as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of the Gexpro Services Merger Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct does not constitute a Lawson GS Material Adverse Effect.

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Lawson and Merger Sub 2 shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in the Gexpro Services Merger Agreement to be performed and complied with by them on or prior to the closing of the Gexpro Services Merger.

•	Since the date of the Gexpro Services Merger Agreement, there shall not have been any Lawson GS Material Adverse Effect.

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The Gexpro Services Stockholder shall have received a certificate from Lawson, dated the closing date of the Gexpro Services Merger, certifying with respect to Lawson that the conditions above as to the accuracy of Lawson’s and Merger Sub 2’s representations and warranties, compliance with covenants and lack of a Lawson GS Material Adverse Effect have been satisfied.

•

Gexpro Services shall have received a written opinion from Gexpro Services’ counsel, in form and substance reasonably satisfactory to Gexpro Services, dated as of the closing date of the Gexpro Services Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Gexpro Services Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	The Gexpro Services Stockholder shall have received the Registration Rights Agreement, duly executed by Lawson.

“Lawson GS Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of Lawson or its subsidiaries, taken as a whole; provided, however, that no event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Lawson GS Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which Lawson or its subsidiaries operate; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any public health event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in law, regulations or accounting rules, including the interpretations thereof, or any changes after the date of the Gexpro Services Merger Agreement in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the transactions contemplated thereby) (i) any suit, action or proceeding in connection with the transactions contemplated by the Transaction Agreements, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of Lawson or its subsidiaries, including as a result of the identity of the Gexpro Services Stockholder (or any of its affiliates), Gexpro Services or its subsidiaries or any communication regarding plans or intentions with respect to the business conducted by Lawson or its subsidiaries, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of the Gexpro Services Merger Agreement, any Gexpro Services Related Agreement, the TestEquity Merger Agreement or the TestEquity Related Agreements by the Gexpro Services Stockholder, Gexpro Services or any of their affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, the Gexpro Services Stockholder or Gexpro Services; (j) the actions or omissions of the Gexpro Services Stockholder or Gexpro Services; (k) the failure by Lawson or its subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of the Gexpro Services Merger Agreement (it being understood that the events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Lawson GS Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Lawson GS Material Adverse Effect”); and (l) the failure of any proposed parent transaction as disclosed on the disclosure schedules to the Gexpro Services Merger Agreement to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on Lawson or its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which Lawson or its subsidiaries conduct their operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Lawson GS Material Adverse Effect.

Termination of the Gexpro Services Merger Agreement

The Gexpro Services Merger Agreement may be terminated at any time on or prior to the closing date of the Gexpro Services Merger, as follows:

•	with the mutual written consent of the parties to the Gexpro Services Merger Agreement;

•

by either Gexpro Services or Lawson if the effective time of the Gexpro Services Merger shall not have occurred on or before September 30, 2022 (the “Gexpro Services Merger End Date”); provided, however, that the right to terminate the Gexpro Services Merger Agreement as described in this bullet point shall not be available to any party whose failure to fulfill any obligation under the Gexpro Services Merger Agreement has been the principal cause of, or resulted in, the failure of the effective time of the Gexpro Services Merger to occur on or before the Gexpro Services Merger End Date;

•

by Gexpro Services, if Lawson or Merger Sub 2 shall have breached or failed to perform any of their respective covenants or other agreements contained in the Gexpro Services Merger Agreement, or if any of the representations or warranties of Lawson or Merger Sub 2 fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition relating to the accuracy of Lawson’s and Merger Sub 2’s representations and warranties or compliance with covenants from being satisfied and (ii) is not reasonably capable of being cured by the Gexpro Services Merger End Date or has not been cured by Lawson or Merger Sub 2, as applicable, within thirty (30) days after Lawson receives written notice thereof from Gexpro Services; provided, however, that Gexpro Services shall not have the right to terminate the Gexpro Services Merger Agreement as described in this bullet point if either Gexpro Services or the Gexpro Services Stockholder is then in material breach of the Gexpro Services Merger Agreement such that any of the conditions relating to the accuracy of Gexpro Services’ or the Gexpro Services Stockholder’s representations and warranties or compliance with covenants would not be satisfied;

•

by Lawson, if Gexpro Services or the Gexpro Services Stockholder shall have breached or failed to perform any of their respective covenants or other agreements contained in the Gexpro Services Merger Agreement, or if any of the representations or warranties of Gexpro Services or the Gexpro Services Stockholder, as applicable, fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition relating to the accuracy of Gexpro Services’ or the Gexpro Services Stockholder’s representations and warranties or compliance with covenants from being satisfied and (ii) is not reasonably capable of being cured by the Gexpro Services Merger End Date or has not been cured by Gexpro Services or the Gexpro Services Stockholder within thirty (30) days after Gexpro Services and the Gexpro Services Stockholder receive written notice thereof from Lawson; provided, however, that Lawson shall not have the right to terminate the Gexpro Services Merger Agreement as described in this bullet point if either Lawson or Merger Sub 2 is then in material breach of the Gexpro Services Merger Agreement such that any of the conditions relating to the accuracy of Lawson’s or Merger Sub 2’s representations and warranties or compliance with covenants would not be satisfied;

•

by either Gexpro Services or Lawson if any governmental authority shall have issued a governmental order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Gexpro Services Merger Agreement, and such governmental order or other action shall have become final and nonappealable;

•

by either Lawson or Gexpro Services, if any of the Lawson Stockholder Approvals have not been obtained at the duly convened stockholders meeting (unless such stockholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

•	by Gexpro Services, if a Lawson Recommendation Change has occurred; or

•	automatically, without any action by any party to the Gexpro Services Merger Agreement, immediately upon the termination of the TestEquity Merger Agreement in accordance with its terms.

Termination Fee

The Gexpro Services Merger Agreement provides that if it is terminated (i) by Gexpro Services due to a Lawson Recommendation Change or (ii) as a result of the termination of the TestEquity Merger Agreement due to a Lawson Recommendation Change, then Lawson will pay Gexpro Services an amount equal to $6,000,000.

Other Fees and Expenses

The Gexpro Services Merger Agreement provides that Lawson will pay the applicable persons identified in certain payoff letters the amounts of payoff indebtedness due to such persons as set forth in such payoff letters. The Gexpro Services Merger Agreement also provides that Lawson will pay all Gexpro Services Transaction Expenses (as defined below) due to be paid on behalf of Gexpro Services at the closing of the Gexpro Services Merger and, following the effective time of the Gexpro Services Merger, cause the Gexpro Services Surviving Corporation to pay each employee to whom an amount of the Gexpro Services Transaction Expenses is owed but not paid at the closing of the Gexpro Services Merger.

“Gexpro Services Transaction Expenses” means, in each case expressed in dollars, (a) all transaction fees and expenses incurred or payable by or on behalf of Gexpro Services or its subsidiaries in respect of the Gexpro Services Merger Agreement and the transactions contemplated by Gexpro Services Merger Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of Gexpro Services or its subsidiaries in respect of the Gexpro Services Merger Agreement and the transactions contemplated by the Gexpro Services Merger Agreement and (b) all accrued or payable and unpaid bonuses, commissions, retention payments, change-of-control payments (including any equity-based payments), termination or severance payments, or other similar compensatory payments or benefits made or to be made to any current or former employee, director, officer, manager, consultant or independent contractor of Gexpro Services or its subsidiaries in connection with the Gexpro Services Merger Agreement and the transactions contemplated by the Gexpro Services Merger Agreement. Notwithstanding anything to the contrary contained in the Gexpro Services Merger Agreement, “Gexpro Services Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) directors’ and officers’ liability or otherwise in connection with the provisions of the Gexpro Services Merger Agreement relating thereto or (B) the Debt Financing by or on behalf of Lawson or Merger Sub 2, (ii) to the extent incurred by or at the direction of Lawson or its representatives for the transactions contemplated by the Gexpro Services Merger Agreement, or (iii) incurred or payable by the Gexpro Services Stockholder or any of its affiliates (other than Gexpro Services or any of its subsidiaries), and not by Gexpro Services or any of its subsidiaries.

Amendment and Waiver of the Gexpro Services Merger Agreement

The Gexpro Services Merger Agreement provides that, prior to the effective time of the Gexpro Services Merger, the Gexpro Services Merger Agreement may be amended, modified or supplemented but only in a writing signed by all of the parties to the Gexpro Services Merger Agreement. Following its effective time, the Gexpro Services Merger Agreement may be amended, modified or supplemented but only in a writing signed by Lawson, the Gexpro Services Surviving Corporation and the Gexpro Services Stockholder.

The Gexpro Services Merger Agreement also provides that no waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in the Gexpro Services Merger Agreement shall be effective unless in writing. The Gexpro Services Merger Agreement also provides that the condition with respect to obtaining the Lawson Unaffiliated Stockholder Approval (as defined in the section entitled “The TestEquity Merger Agreement—Stockholders Meeting; No Change in Lawson Recommendation; Fiduciary Exception”) and this sentence shall not be waivable by any of the parties in any respect.

ADDITIONAL RELATED AGREEMENTS

The TestEquity Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver the following related agreements in connection with the TestEquity Merger:

•	the Registration Rights Agreement,

•	the TestEquity Release, and

•	the TestEquity Equityholder Release.

The Gexpro Services Merger Agreement contemplates that various of the parties thereto will enter into and/or deliver the following related agreements in connection with the Gexpro Services Merger:

•	the Registration Rights Agreement,

•	the Gexpro Services Release, and

•	the Gexpro Services Stockholder Release.

In addition, Lawson and LKCM have entered into the Voting Agreement concurrently with the execution of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement.

Each of these agreements is described more fully below.

Registration Rights Agreement

The Merger Agreements contemplate that, at the closing of the Mergers, Lawson, the TestEquity Equityholder and the Gexpro Services Stockholder will enter into the Registration Rights Agreement, the form of which is included as Exhibit C to the TestEquity Merger Agreement attached as Annex A to this proxy statement and Exhibit C to the Gexpro Services Merger Agreement attached as Annex B to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the form of Registration Rights Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the form of Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, Lawson will agree to register for resale, subject to the terms and conditions set forth therein, any and all Registrable Securities.

“Registrable Securities” will mean any and all (i) shares of Lawson common stock beneficially owned by the Demand Shareholders (as defined below) and (ii) other equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. “Demand Shareholders” will mean the TestEquity Equityholder, the Gexpro Services Stockholder and their respective transferees that become parties to the Registration Rights Agreement pursuant to the terms set forth in the Registration Rights Agreement.

The Registration Rights Agreement will provide that, subject to the terms and conditions thereof, and subject to the availability of Form S-3 to Lawson, any Demand Shareholder may require Lawson to file one or more Form S-3 registration statements, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount. “Registrable Amount” will mean an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by Lawson)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Demand Shareholders; provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by Lawson)), without regard to any underwriting discount or commission.

The Registration Rights Agreement will also provide that, if Lawson is ineligible under law to register Registrable Securities on a registration statement on Form S-3 or is so eligible but has failed to comply with its obligations described in the prior paragraph, any Demand Shareholders will be entitled to make no more than four (4) written requests of Lawson for registration under Securities Act of an amount of Registrable Securities then held by such requested Demand Shareholders that equals or is greater than the Registrable Amount. In addition, the Registration Rights Agreement will entitle the Demand Shareholders, subject to the terms and conditions set forth therein, to certain “piggyback” registration rights in connection with other registrations by Lawson of any Lawson common stock under the Securities Act, subject to certain exceptions.

The Registration Rights Agreement will provide that any particular securities constituting Registrable Securities will cease to be Registrable Securities when they (i) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (ii) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. The Registration Rights Agreement will also provide that the registration rights granted thereunder will terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of, or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

Release Agreements

TestEquity Release

The TestEquity Merger Agreement contemplates that, at the closing of the TestEquity Merger, TestEquity and the TestEquity Equityholder will enter into the TestEquity Release, the form of which is included as Exhibit A to the TestEquity Merger Agreement attached as Annex A to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the form of TestEquity Release does not purport to be complete and is qualified by reference in its entirety to the full text of the form of TestEquity Release.

Pursuant to the TestEquity Release, TestEquity, on behalf of itself and its subsidiaries and each of their respective representatives, successors and permitted assigns, will knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waive, release, acquit, discharge and covenant not to sue, the TestEquity Equityholder and its former, current and future equityholders, controlling persons, representatives, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling person, associated persons, representative, manager, general or limited partner or assignee of any of the foregoing) (the foregoing, “Associated Persons”) (other than TestEquity and its subsidiaries) from or on any and all actions, allegations, assertions, complaints, controversies, charges, duties, grievances, liabilities, promises, commitments, agreements, guarantees, endorsements, duties and losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the effective time of the TestEquity Merger, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to as a “TE Claim”). Nothing contained in the TestEquity Release shall operate to release any obligations of the TestEquity Equityholder arising under the TestEquity Merger Agreement or any TestEquity Related Agreement or any rights of any current or former director, manager or officer of TestEquity and its subsidiaries to indemnification or reimbursement from the TestEquity Equityholder and its subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other governing documents.

TestEquity Equityholder Release

The TestEquity Merger Agreement contemplates that, at the closing of the TestEquity Merger, TestEquity and the TestEquity Equityholder will enter into the TestEquity Equityholder Release, the form of which is included as Exhibit B to the TestEquity Merger Agreement attached as Annex A to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the form of TestEquity Equityholder Release does not purport to be complete and is qualified by reference in its entirety to the full text of the form of TestEquity Equityholder Release.

Pursuant to the TestEquity Equityholder Release, the TestEquity Equityholder, on behalf of itself and its affiliates (other than TestEquity and its subsidiaries) and each of their respective representatives, successors and permitted assigns, will knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waive, release, acquit, discharge and covenant not to sue, TestEquity and its subsidiaries from or on any and all TE Claims. Nothing in the TestEquity Equityholder Release shall operate to release any obligations of TestEquity arising under the TestEquity Merger Agreement or any TestEquity Related Agreement or any rights of any current or former director, manager or officer of TestEquity and its subsidiaries to indemnification or reimbursement from TestEquity and its subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other governing documents.

Gexpro Services Release

The Gexpro Services Merger Agreement contemplates that, at the closing of the Gexpro Services Merger, Gexpro Services and the Gexpro Services Stockholder will enter into the Gexpro Services Release, the form of which is included as Exhibit A to the Gexpro Services Merger Agreement attached as Annex B to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the form of Gexpro Services Release does not purport to be complete and is qualified by reference in its entirety to the full text of the form of Gexpro Services Release.

Pursuant to the Gexpro Services Release, Gexpro Services, on behalf of itself and its subsidiaries and each of their respective representatives, successors and permitted assigns, will knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waive, release, acquit, discharge and covenant not to sue, the Gexpro Services Stockholder and its Associated Persons (other than Gexpro Services and its subsidiaries) from or on any and all actions, allegations, assertions, complaints, controversies, charges, duties, grievances, liabilities, promises, commitments, agreements, guarantees, endorsements, duties and losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the effective time of the Gexpro Services Merger, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to as a “GS Claim”). Nothing contained in the Gexpro Services Release shall operate to release any obligations of the Gexpro Services Stockholder arising under the Gexpro Services Merger Agreement or any Gexpro Services Related Agreement or any rights of any current or former director, manager or officer of Gexpro Services and its subsidiaries to indemnification or reimbursement from the Gexpro Services Stockholder and its subsidiaries, whether pursuant to their respective articles of incorporation, bylaws, limited liability company agreement or other governing documents.

Gexpro Services Stockholder Release

The Gexpro Services Merger Agreement contemplates that, at the closing of the Gexpro Services Merger, Gexpro Services and the Gexpro Services Stockholder will enter into the Gexpro Services Stockholder Release, the form of which is included as Exhibit B to the Gexpro Services Merger Agreement attached as Annex B to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the form of Gexpro Services Stockholder Release does not purport to be complete and is qualified by reference in its entirety to the full text of the form of Gexpro Services Stockholder Release.

Pursuant to the Gexpro Services Stockholder Release, the Gexpro Services Stockholder, on behalf of itself and its affiliates (other than Gexpro Services and its subsidiaries) and each of their respective representatives, successors and permitted assigns, will knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waive, release, acquit, discharge and covenant not to sue, Gexpro Services and its subsidiaries from or on any and all GS Claims. Nothing contained in the Gexpro Services Stockholder Release shall operate to release any obligations of Gexpro Services arising under the Gexpro Services Merger Agreement or any Gexpro Services Related Agreement or any rights of any current or former director or officer of Gexpro Services and its subsidiaries to indemnification or reimbursement from Gexpro Services and its subsidiaries, whether pursuant to their respective articles of incorporation, bylaws, limited liability company agreement or other governing documents.

Voting Agreement

Concurrent with the execution of the Merger Agreements, LKCM entered into the Voting Agreement, a copy of which is attached as Annex C to this proxy statement, and which we incorporate by reference into this proxy statement. The below summary of the Voting Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Voting Agreement.

Pursuant to the Voting Agreement, LKCM agreed during the term of the Voting Agreement to vote or cause to be voted (including by each other Excluded Company Party) the Voting Shares (as defined below) at every meeting of the stockholders of Lawson at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the Transaction Agreements and the Transactions (including the Share Issuances and the Mergers) and (ii) any proposal to adjourn or postpone such meeting of stockholders of Lawson to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, to approve the Transaction Agreements or the Transactions (including the Share Issuances and the Mergers), or to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Lawson’s, Merger Sub 1’s or Merger Sub 2’s conditions under the Merger Agreements or change in any manner the voting rights of any class of shares of Lawson (including any amendments to the Lawson Charter or the Lawson Bylaws other than in connection with the Mergers). Under the Voting Agreement, “Voting Shares” means all securities of Lawson beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) by LKCM or any other Excluded Company Party, including any and all securities of Lawson acquired and held in such capacity subsequent to the date of the Voting Agreement.

Pursuant to its terms, the Voting Agreement shall automatically terminate upon the earliest to occur of (a) the effective time of the Mergers; and (b) the termination of the Merger Agreements. Upon termination of the Voting Agreement, no party thereto shall have any further obligations or liabilities under the Voting Agreement; provided, that nothing in the foregoing shall relieve any party thereto of liability for any willful breach of the Voting Agreement occurring prior to the termination of the Voting Agreement.

INFORMATION ABOUT LAWSON

Lawson’s Business

Lawson is a Delaware corporation and a distributor of products and services to the industrial, commercial, institutional, and governmental maintenance, repair and operations (“MRO”) marketplace. Lawson operates in two reportable segments: Lawson and Bolt. The Lawson operating segment primarily distributes MRO products to its customers through a network of sales representatives throughout the U.S. and Canada. The Bolt operating segment primarily distributes its MRO products through a network of 14 branches located in Alberta, Saskatchewan, Manitoba and British Columbia, Canada.

Lawson common stock is traded on the NASDAQ Global Select Market under the ticker symbol “LAWS.” The principle executive offices of Lawson are located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, and its telephone number is (773) 304-5050.

Additional information about Lawson and its subsidiaries is included in documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”

Lawson’s Business After the Mergers

The combination of Lawson, TestEquity and Gexpro Services is intended to bring together three complementary distribution businesses under a holding company structure. Lawson believes that the Transactions will advance Lawson’s strategic objectives of expanding its offerings and services into the large, fragmented distribution industry and thereby enhance Lawson’s financial performance, including through revenue and earnings growth driven by acquisition opportunities, organic revenue growth opportunities and cost synergies expected to be available to the Combined Company.

Lawson expects that the holding company structure will enable each of Lawson, TestEquity and Gexpro Services to maintain their respective high-touch, value-added service delivery models and customer relationships in their specialty distribution businesses under the leadership of their separate business unit management teams, with oversight from the Combined Company’s leadership team. At the same time, Lawson expects that the holding company structure will enable the Combined Company to leverage best practices, back-office resources and technologies across the three companies to help drive cost synergies and efficiencies and that the Combined Company will have the ability to utilize its combined financial resources to accelerate a strategy of expansion through both business acquisitions and organic growth across the new platform.

Lawson believes that the Transactions will help support its growth strategy as follows:

Expand Addressable Value-Added Distribution Markets. Lawson believes that the Transactions will increase Lawson’s reach into the highly fragmented MRO/OEM distribution markets and broaden its service capabilities, including vendor management inventory, beyond Lawson’s existing MRO focus. Lawson expects that the Transactions will enable Lawson to establish a significant presence in the OEM distribution and electronic test and measurement equipment markets and leverage its existing service capabilities to additional end-customer markets. Lawson also expects that the expansion will provide Lawson with additional marketing channels, including to customers who prefer to order electronically via the internet versus Lawson’s historical marketing channel of on-site sales representatives.

Broaden Customer Base. Lawson expects that the Transactions will broaden Lawson’s customer base, as Lawson currently services approximately 90,000 customers while TestEquity and Gexpro Services provide services to over 30,000 and 1,800 customers, respectively. Lawson intends that the Combined Company will become a one-solution provider of OEM and MRO products and that Lawson, TestEquity and Gexpro Services will cross-sell across their combined customer base. Lawson believes that the distribution and service that

TestEquity and Gexpro Services provide to their existing customers will provide Lawson an opportunity to become their customers’ MRO solution provider, and that TestEquity and Gexpro Services will be able to leverage Lawson’s existing customer base to generate new revenue opportunities for their products and services.

Expand Acquisition Pipeline. Since 2015, Lawson has completed seven acquisitions primarily to expand its reach into the MRO vendor-managed inventory segment. However, the identification and completion of acquisitions in this sub-market of the larger fragmented MRO market has become more challenging given the limited number of meaningful acquisition targets available. Lawson believes that the Combined Company will have the combined financial resources to accelerate its acquisition strategy and pursue additional acquisition candidates with businesses complementary to TestEquity and Gexpro Services.

Expand Product Offerings. Lawson expects that the Transactions will enable Lawson to (1) gain additional capabilities and product offerings complementary to its existing products that can better position Lawson to deliver high-value products and services to existing and prospective customers and (2) improve its product sourcing capabilities and give Lawson additional combined purchasing power within overlapping and new suppliers.

Realize Cost Synergies. Lawson expects to realize cost synergies in connection with the Transactions, including as a result of increased size, economies of scale and elimination of redundancies after the Transactions. Lawson further expects that it will be able to generate additional future cost synergies by aligning the businesses and operations of Lawson, TestEquity and Gexpro Services, eliminating duplicative processes and potentially leveraging shared services.

Capitalize on LKCM’s Experience. Lawson believes that LKCM and its affiliates, which will significantly increase their collective beneficial ownership interest in Lawson upon completion of the Transactions, will utilize their experience and knowledge of the businesses of Lawson, TestEquity and Gexpro Services, together with the LKCM’s and its affiliates’ investment team, operating partners and technology resource team, to continue to drive improved performance, strategic focus and enterprise value of the Combined Company.

Lawson’s Liquidity and Capital Resources After the Mergers

Lawson’s principal use of its liquidity and capital for the nine months ended September 30, 2021 was to support its operations, including through investments in inventory and supporting its customer credit, and to pay various operating expenses of the organization. Lawson’s capital deployment is primarily to support its investments in the distribution centers and technology improvements. Lawson did not repurchase shares in the nine months ended September 30, 2021. For the nine months ended September 30, 2021, Lawson’s net cash provided by operating activities was approximately $6.2 million and Lawson’s capital expenditures were approximately $5.7 million. Lawson’s net cash used in investing activities in the nine months ended September 30, 2021 was approximately $38.7 million, primarily for the final payment of the acquisition liability for Lawson’s purchase of Partsmaster. Lawson’s cash and cash equivalents were approximately $7.5 million as of September 30, 2021.

Lawson currently expects cash from operating activities of the Combined Company to be in the range of $54 million to $74 million during the first year following the completion of the Mergers, and that capital expenditures of the Combined Company will be in the range of $15 to $25 million during that first year. Due to the ongoing nature of integration planning for the Transactions, there is no estimate of costs associated with achieving any of the projected synergies from the Transactions or the consolidation of any operations and systems as well as professional fees associated with these activities.

Following the completion of the Mergers, Lawson anticipates that its primary sources of liquidity for working capital and operating activities will be cash provided by operations as well as an anticipated new $450 million secured financing arrangement, which Lawson anticipates will consist of a $250 million term loan with a 5% amortization schedule and a $200 million revolving credit facility. For additional information about the commitment letter Lawson has entered into in respect of this potential new financing arrangement, see the section entitled “Debt Financing Commitment Letter.” Lawson anticipates that the $250 million term loan will primarily be utilized to repay and refinance existing debt of Lawson, TestEquity and Gexpro Services at the time of closing of the Mergers, while the $200 million revolving credit facility will primarily be utilized for the Combined Company’s working capital needs and to support the Combined Company’s acquisition strategy. Lawson expects these sources of liquidity, together with the Combined Company’s operating cash flow, will be sufficient to fund the Combined Company’s working capital and capital expenditure requirements, including the one-time costs relating to the Transactions.

For more information on Lawson’s existing sources of liquidity, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Lawson’s annual report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, each filed with the SEC and incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”

For more information on TestEquity’s and Gexpro Services’ existing sources of liquidity, see the sections of this document entitled “Information About TestEquity—Management’s Discussion and Analysis of Financial Condition and Results of Operations of TestEquity” and “Information About Gexpro Services—Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gexpro Services.”

INFORMATION ABOUT TESTEQUITY

The discussion in this section entitled “Information about TestEquity” contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The terms “aim,” “anticipate,” “believe,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are not guarantees of future performance and TestEquity’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” under the heading “Risk Factors Relating to the Business of the Combined Company Following the Mergers” and the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Neither Lawson nor TestEquity assume any obligation to revise or update any forward-looking statements for any reason, except as required by law. The following discussion should be read in conjunction with TestEquity’s consolidated financial statements and notes thereto beginning on page F-1-1 of this proxy statement.

Description of TestEquity’s Business

TestEquity is a leading distributor of parts and services to the industrial, commercial, institutional and governmental electronics manufacturing and test and measurement market. TestEquity operates through three brands, TestEquity, Jensen Tools and Techni-Tool, focusing primarily in North America with a network of sales representatives throughout the United States, Canada, Mexico and the United Kingdom.

Vision/Strategy

TestEquity intends to grow sales organically, pursue acquisitions and continue to expand and improve its service offerings to its customers. In particular, TestEquity strives to improve its digital experience, with a consistent approach for all of its brands. TestEquity intends to seek to increase its market share through continued expansion of product lines and greater penetration of the eCommerce market, enabled through investment in key digital talent. TestEquity expects to benefit from its improved integrated organization and processes, driving improved gross margin and financial operating leverage.

Overview

Founded in 1971 and based out of Moorpark, California, TestEquity is a large, comprehensive provider of electronic test solutions in the United States supporting the aerospace, defense, automotive, electronics, education, and medical industries. TestEquity designs, rents and sells a full line of high-quality environmental test chambers. In addition to a large array of test and measurement products, TestEquity also offers calibration, refurbishment and rental solutions and a wide array of refurbished products. In 2017, TestEquity was acquired by LKCM Headwater Investments, an affiliate of LKCM, and in that same year TestEquity completed the acquisitions of Techni-Tool and Jensen Tools.

Techni-Tool is one of the industry’s largest solder, soldering equipment and electronic production distributors. Founded in 1959 and based out of Worcester, Pennsylvania, Techni-Tool offers a wide range of products to support electronic production as well as compliance testing. In addition to the approximately 80,000 of products offered, Techni-Tool also provides vendor managed inventory solutions and dedicated technical support.

Jensen Tools, as a top distributor for the electronics MRO customer base, has access to approximately 400 suppliers and over 70,000 products. Jensen Tools offers private label Jensen branded hand tools that have been developed over years of customer usage and manufactured to a specified and demanding tolerance level and is viewed as a leader in the industry. Jensen Tools employs a dedicated team of engineering, operational and sales professionals who focus on designing and building quality tool kits for its customers.

Markets/Products

The following table indicates the approximate percentage of TestEquity’s total net revenues in 2020 derived from customers engaged in the industries indicated:

% of 2020 Net Revenues
Aerospace and Defense	30%
Distribution	20%
Communications/Technology	15%
Semi-conductor production	5%
Consumer electronics	5%
Industrial electronics	5%
Transportation/Energy	5%
Education	5%
Other	10%
100%

Customers in these industries are supported by all three of TestEquity’s operating brands, in close alignment with key suppliers.

TestEquity’s primary channels for marketing its offered products and services consist of:

•	Sales-force—Over 70 outside salesforce representatives with strong technical capabilities, providing dedicated account support and demonstrations. The team is segmented on a geographical basis.

•	eCommerce—Strong digital capabilities, which provide a key differentiation in the marketplace and help drive online sales across TestEquity’s entire product portfolio.

•	Vendor Managed Inventory (VMI)—Over 200 installations across 100 customers, which simplifies the procurement process and inventory management function for customers.

TestEquity serves over 30,000 customers and 100,000 locations across diverse geographies, with approximately 90% of TestEquity’s revenues in 2020 derived from customers in the United States, 8% from customers in Mexico and 2% from customers in Canada. TestEquity recently expanded its business operations in the United Kingdom through its recent acquisition of MCS Test equipment in July 2021. The percentages of its annual revenues originating from customers in the United States, Mexico and Canada have remained generally stable over the last 3 to 4 years. There is not significant seasonality in TestEquity’s business across its fiscal quarters; however, the number of business days in the quarter does impact sales and profitability. TestEquity’s primary product offerings include Test & Measurement, Electronic Production Supplies and Proprietary Products. These offerings represented approximately 49%, 46% and 5% of net revenues in 2020, respectively.

TestEquity’s key suppliers include Keysight, Tektronix, Keithley, Kester, Desco & Chemtronics from which TestEquity made approximately 50% of TestEquity’s purchases in 2020. In total, TestEquity purchases from approximately 2,500 suppliers across the marketplace, covering over 90,000 products. All of TestEquity’s products are listed on its website, of which approximately 15,000 fast-moving products are typically held in inventory across six distribution centers available for next day delivery.

In addition to the depth of product inventory, TestEquity also offers the following value-added services:

•

Calibration/Refurbishment—Test & Measurement provides calibration services for instrumentation and recalibration of electronic testing equipment for its customers. A fully kitted lab in California, which is A2LA Accredited to International Standard ISO/IEC 17025:2005 General Requirements for the Competence of Testing and Calibration Laboratories. The laboratory also meets the requirements of ANSI/NCSLI Z540-1-1994 and ANSI/NCSLI Z540.3-2006 and various additional program requirements in the field of calibration.

•

Rental—TestEquity provides instrumentation procurement option for capital constrained customers through approximately 3,000 rental contracts, supported by approximately $45 million of rental inventory in Test & Measurement products. Contracts are typically adjusted to suit the customers’ project and capital needs.

•

Tool-kits—Through Jensen Tools, TestEquity provides solutions to field service technicians of equipment that is and manufactured to a specified and demanding tolerance level. Field Tested Quality Guaranteed. For more than 60 years, Jensen Tools has been a leader in providing tool kits for professional field service technicians. Using a mixture of market-leading supplier manufactured tools and TestEquity’s own bespoke tools, TestEquity is capable of meeting customers’ highly specific needs.

Human Capital Resources

TestEquity supports a culture of continuous improvement, integrity and diversity. TestEquity prides itself on its ability to meet its customers’ needs in a driven progressive manner. The combined workforce of TestEquity includes approximately 480 non-union employees, of which approximately 240 are in operations and distribution, 150 are in sales and marketing and 90 are in administration and support.

COVID-19 Impact on Human Capital

TestEquity’s response to the COVID-19 pandemic demonstrated its ability to meet its customers’ needs while maintaining focus on its employees’ welfare. Despite strict COVID-19 related restrictions in place in multiple TestEquity locations, TestEquity managed to limit the negative impact to its customers. TestEquity was designated an essential business and able to continue to operate its distribution capabilities during the pandemic. Service levels in its distribution centers improved over the period, as average daily fill rate improved from approximately 85% to 99%+ across all of TestEquity’s distribution centers and the office-based workforce moved to a largely remote working model. For a period of time TestEquity’s sales force had limited ability to enter customers’ premises and perform demonstrations and/or service VMI installations. During that period TestEquity relied on technology to continue to service its customers or, where required, maintained social distancing in accordance with state and local guidelines.

Impact from Enterprise Resource Planning (“ERP”) Roll-out

TestEquity implemented a single instance of cloud-based ERP across the three brands in 2019, implementing a matrix-based integration program as part of the change process. The Test & Measurement business went live on the new ERP system in January 2019 and the Electronic Production Supplies business went live on the new ERP system in July 2019. Subsequent to implementation, there were negative impacts to TestEquity’s ability to meet customer needs which significantly impacted the performance during 2019. As a result, TestEquity failed to meet its lending covenants and entered into a forbearance agreement in September 2019. The impact on TestEquity’s business continued into the beginning of 2020, in particular for its Electronic Production Supplies business. By the end of 2020, the impacts from the ERP implementation had largely been negated, including through a change in the executive management team.

Acquisition Activity

Given its focus on recovering from the impacts of the ERP roll-out, in 2019 TestEquity suspended its pursuit of acquisition growth strategies and determined to focus more on organic strategies and completing the final stages of integration of its 2017 acquisitions of Jensen Tools and Techni-Tool, and TestEquity later continued this suspension in light of the COVID-19 pandemic. Beginning in 2021, TestEquity has refocused its efforts on its acquisition strategy and anticipates that it will focus in the future on acquisitions, in particular in its Test & Measurement business. On July 31, 2021, TestEquity acquired MCS Test Equipment (“MCS”), based in the United Kingdom. MCS provides a high level of technical support, calibration and rental solutions for its customers. MCS complements TestEquity’s other businesses and allows for growth in the fragmented UK market, expands existing supplier relationships and establishes a UK/Western-Europe platform for future organic and inorganic growth.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of TestEquity

Overview

TestEquity is a distributor of parts and services to the industrial, commercial, institutional and governmental electronics manufacturing and test and measurement market. TestEquity operates through three brands, TestEquity, Jensen Tools and Techni-Tool, focusing primarily in North America with a network of sales representatives throughout the United States, Canada, Mexico and the United Kingdom.

Results of Operations for the Nine Months Ended September 30, 2021 as Compared to the Nine Months Ended September 30, 2020

Impact of COVID-19 on Financial Performance

In March 2020, the World Health Organization declared a pandemic in respect of a new strain of coronavirus (COVID-19). The COVID-19 pandemic continues to negatively impact the global economy through disruptions in supply chains and financial markets. While the overall business environment has been recovering in 2021 as compared to 2020, the pandemic continued to negatively affect TestEquity’s financial performance in 2021. The future impact of COVID-19 remains uncertain, and it may continue to affect the demand of TestEquity’s customers for its products and services and, as a result, TestEquity’s business.

Specifically in respect of its Electronics Production Supplies business, the current semi-conductor chip shortage, due in significant part to the COVID pandemic, is negatively impacting TestEquity’s business as such chips are key elements to the electronic production process. TestEquity anticipates that recovery of this important part of its customers’ supply chain may not occur until 2023.

In addition, as a result of general improvements in the business and economic environment as the pandemic lessens, TestEquity has experienced various supply chain disruptions in the marketplace that have impacted TestEquity’s ability to source product and that have increased its vendor, transportation and labor costs. This has resulted in challenges for TestEquity in acquiring and receiving inventory in a timely fashion and fulfilling customer orders and has resulted in increased product costs.

Sales Drivers/Market Performance

Across both the Test & Measurement and Electronic Production Supplies businesses the North American market is highly fragmented with competitors ranging from large global distributors to national and regional distributors. TestEquity believes that the Purchasing Managers Index (PMI) Index is an indicative measure of the relative strength of the economic environment of the industry in which TestEquity operates. The PMI index is a composite index of economic activity in the United States manufacturing sector. TestEquity believes that a measure of that index above 50 generally indicates expansion of the manufacturing sector while a measure below 50 generally represents contraction. The average monthly PMI was 60.8 for the nine months ended September 30, 2021 compared to 55.4 for the nine months ended September 30, 2020. The average monthly PMI for the third quarter of 2021 was 60.2, as compared to an average monthly PMI for the third quarter of 2020 of 55.2.

TestEquity management focuses on the internal metric of Sales per Day (“SPD”) and Day Adjust Growth (“DAG”). The SPD calculates and compares TestEquity’s total sales divided by the number of selling days, adjusted for weekends and holidays. A selling day generally represents a business day in which TestEquity ships products to its customers. The DAG represents the percentage increase or decrease in the SPD for a defined period of time. For the nine months ended September 30, 2021 SPD was $1.054 million compared to $0.979 million for the comparable period in 2020. TestEquity’s DAG increased 7.8% for the nine-months ended September 30, 2021 as compared to the same period in the prior year primarily due to growth in its Test & Measurement business with Electronic Production Supplies being essentially flat as a result of the impacts of COVID-19 on the global supply chain.

Acquisition of MCS Test Equipment

On July 31, 2021, TestEquity acquired MCS Test Equipment (“MCS”), based in the United Kingdom. MCS generated approximately $14.0 million of revenue in 2020, and is a high service test and measurement distributor. MCS provides a high level of technical support, calibration and rental solutions for its customers. In the two months after its acquisition, MCS generated approximately $1.4 million of TestEquity’s revenue.    MCS complements TestEquity’s other businesses and allows for growth in the fragmented UK market, expands existing supplier relationships and establishes a UK/Western-Europe platform for future organic and inorganic growth.

Financial Performance

TestEquity’s results of operations for the nine months ended September 30, 2021 and 2020 are summarized in the table below:

	Period Ended September 30				Year-to-Year
(Dollars in thousands)	2021		2020		Change
	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
Net revenues
Sales of Equipment	193,052	95.8%	177,254	94.3%	15,798	8.9%
Rental	8,425	4.2%	10,747	5.7%	(2,322)	(21.6)%

Total net revenues	201,477	100.0%	188,001	100.0%	13,476	7.2%

Cost of Sales
Cost of sales of Equipment	147,771	73.3%	141,235	75.1%	6,536	4.6%
Depreciation of rental equipment	4,486	2.2%	5,139	2.7%	(653)	(12.7)%

Total cost of sales	152,257	75.6%	146,374	77.9%	5,883	4.0%

Gross profit	49,220	24.4%	41,627	22.1%	7,593	18.2%
Selling, general and administrative expenses	43,768	21.7%	43,846	23.3%	(78)	(0.2)%
Depreciation and amortization	4,539	2.3%	4,991	2.7%	(452)	(9.1)%

Loss from operations	913	0.5%	(7,210)	(3.8)%	8,123

Interest expense - related party	(8,325)	(4.1)%	(7,697)	(4.1)%	(628)
Other income, net	(148)	(0.1)%	(174)	(0.1)%	26

Loss before tax	(7,560)	(3.8)%	(15,081)	(8.0)%	7,521
Income tax benefit	(1,994)	(1.0)%	(3,409)	(1.8)%	1,415

Net loss	(5,566)	(2.8)%	(11,672)	(6.2)%	6,106

Net Revenues and Gross Profit

Net revenues increased $13.5 million to $201.5 million in the nine months ended September 30, 2021 from $188.0 million in the comparable period a year ago. The growth was primarily driven by the recovery of the test and measurement market as business conditions improved after the easing of certain COVID-related restrictions, market gain share from supplier expansion in 2021 and the inclusion of $1.4 million of revenues from the acquisition of MCS for two months post-acquisition. Test & Measurement revenue grew approximately 16% in the first quarter, approximately 21% in the second quarter and approximately 18% in the third quarter as compared to the respective periods in the prior year. This increase was partially offset by a decline in rental revenues from fewer rental units placed with customers as well as a 3.7% reduction in revenue in the Electronic Production Supplies business.

Test & Measurement revenues grew $17.1 million to $115.6 million for the nine months ended September 30, 2021 from $98.5 million for the same period in the prior year. Sales per day have essentially recovered to pre-COVID levels for the Test & Measurement business. Electronic Production Supplies revenues declined $3.6 million to $85.9 million on a year-to-date basis from $89.5 million for the nine months ended September 30, 2020. The majority of the decline was due primarily to the absence of any significant COVID impact in the first half of the first quarter of 2020, as well as the timing of customer purchases.

As a percent of sales, gross profit increased 230 basis points (bps) to 24.4% for the nine months ended September 30, 2021 from 22.1% in the same period in the prior year. The increase was primarily driven by the implementation of new pricing policies and a discounting framework for the salesforce. Total gross profit increased by $7.6 million, driven by both volume increases as well as the gross profit margin improvement.

Selling, General and Administrative Expenses

Selling, general and administrative costs were essentially flat at $43.8 million for the nine months ended September 30, 2021 and 2020. Selling, general and administrative expenses were positively impacted by various 2020 cost reduction initiatives that extended into 2021, offset by new investments in digital capabilities, increased labor costs and costs associated with increased revenues.

Interest Expense

Interest expense increased to $8.3 million on a year-to-date basis from $7.7 million in the comparable period in the prior year primarily due to higher average outstanding borrowings during 2021.

Results of Operations for the Year Ended December 31, 2020 as Compared to the Year Ended December 31, 2019

Impact from COVID-19 on Financial Performance

In March 2020, the World Health Organization declared a pandemic in respect of a new strain of coronavirus (COVID-19). The COVID-19 pandemic negatively impacted the global economy through disruptions in supply chains and financial markets in 2020. This significantly impacted TestEquity’s business in 2020. The future impact of COVID-19 remains uncertain, and it may continue to affect the demand of TestEquity’s customers for its products and services and, as a result, TestEquity’s business.

Specifically in respect of its Electronics Production Supplies business, the current semi-conductor chip shortage, due in significant part to the COVID pandemic, is negatively impacting TestEquity’s business as they are key elements to the electronic production process. TestEquity anticipates that recovery of this important part of its customers’ supply chain may not occur until 2023.

TestEquity experienced the largest impact from COVID-19 over the second and third quarters of 2020, with the impact from the supply chain in Test & Measurement lessening toward the end of 2020. Despite improved performance in the fourth quarter of 2020, TestEquity is still expecting negative impacts from COVID-19 on its financial performance in 2021.

Sales Drivers/Market Performance

Across both the Test & Measurement and Electronic Production Supplies businesses, the North America market is highly fragmented with competitors ranging from large global distributors to national and regional distributors. TestEquity believes that the PMI Index is an indicative measure of the relative strength of the economic environment of the industry in which TestEquity operates. The PMI index is a composite index of economic activity in the United States manufacturing sector. TestEquity believes that a measure of that index above 50 generally indicates expansion of the manufacturing sector while a measure below 50 generally represents contraction. The average monthly PMI was 52.5 for the year ended December 31, 2020, compared to 51.3 for the year ended December 31, 2019. The average monthly PMI for the fourth quarter of 2020 was 59.2, which TestEquity believes indicates expansion of the manufacturing sector compared to the previous period. This is compared to the fourth quarter of 2019 which was 48.1, which TestEquity believes indicates contraction of the manufacturing sector compared to the previous period.

TestEquity management focuses on the internal metric of Sales per Day (“SPD”) and Day Adjust Growth (“DAG%”), that calculates and compares TestEquity’s total sales divided by the number of selling days, adjusted for weekends and holidays. A selling day generally represents a business day in which TestEquity ships products to its customers. The DAG represents the percentage increase or decrease in the SPD for a defined period of time. SPD was $1.009 million in 2020 compared to $1.136 million in 2019 and the DAG declined

11.2% largely due to the impact of COVID-19 and the ERP implementation. While TestEquity reduced various operating expenses in 2020 as a reaction to its lower sales, it generated operating losses primarily due to the reduced sales levels.

Financial Performance

TestEquity’s results of operations for the years ended December 31, 2020 and 2019 are summarized in the table below:

	Year Ended December 31				Year-to-Year
(Dollars in thousands)	2020		2019		Change
	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
Net revenues
Sales of Equipment	242,756	94.7%	272,895	95.3%	(30,139)	(11.0)%
Rental	13,536	5.3%	13,396	4.7%	140	1.0%

Total net revenues	256,292	100.0%	286,291	100.0%	(29,999)	(10.5)%

Cost of Sales
Cost of sales of Equipment	194,537	75.9%	214,207	74.8%	(19,670)	(9.2)%
Depreciation of rental equipment	6,659	2.6%	7,774	2.7%	(1,115)	(14.3)%

Total cost of sales	201,196	78.5%	221,981	77.5%	(20,785)	(9.4)%

Gross profit	55,096	21.5%	64,310	22.5%	(9,214)	(14.3)%
Selling, general and administrative expenses	58,613	22.9%	66,793	23.3%	(8,180)	(12.2)%
Depreciation and amortization	6,472	2.5%	6,439	2.2%	33	0.5%

Loss from operations	(9,990)	(3.9)%	(8,922)	(3.1)%	(1,068)

Interest expense - related party	(10,531)	(4.1)%	(11,437)	(4.0)%	906
Other income, net	(54)	(0.0)%	(3)	(0.0)%	(51)

Loss before tax	(20,575)	(8.0)%	(20,362)	(7.1)%	(214)
Income tax benefit	(4,647)	(1.8)%	(6,841)	(2.4)%	2,195

Net loss	(15,929)	(6.2)%	(13,520)	(4.7)%	(2,409)

Net Revenues and Gross Profit

Total revenues decreased to $256.3 million in 2020 from $286.3 million in 2019. This was largely due to the combined impacts of COVID-19 in 2020 and the roll-out of the ERP in 2019. The largest impact from COVID-19 was experienced over the second and third quarters of 2020 as a result of a general slowdown in the economy. This was partially offset with an improvement in conditions in the fourth quarter in the Test & Measurement business.

Test & Measurement revenues decreased to $138.3 million in 2020 from $142.5 million in 2019 primarily due to the softening of the economy due to COVID-19 and the related supply chain impacts during the second and third quarters of 2020. As compared against 2019, the impacts of the ERP roll-out on Test & Measurement performance in 2020 were less severe given its early implementation in January 2019. Electronic Production Supplies revenues were $118.0 million in 2020 compared to $143.8 million in 2019. Revenues were negatively impacted in 2020 primarily due to the mid-year 2019 ERP implementation and the impact of COVID-19 in 2020 as various restrictions severely impacted TestEquity’s customers’ ability to maintain their levels of manufacturing which directly impacted their need for TestEquity’s products.

Gross profit declined $9.2 million to $55.1 million in 2020 as compared to $64.3 million in 2019 primarily due to lower revenue levels. As a percent of sales, gross profit declined to 21.5% in 2020 as compared to 22.5% in 2019. The percentage decline was driven primarily by sales mix in the business lines, as higher margin Electronic Production Supplies sales declined at a faster rate than sales in the Test & Measurement business.

Selling, General and Administrative Expenses

Selling, general and administrative costs decreased $8.2 million to $58.6 million in 2020 from $66.8 million in 2019. Approximately $6.0 million of costs were eliminated in 2020 as TestEquity worked toward integrating its previous acquisitions and incurred fewer consulting costs associated with its 2019 ERP implementation. Additionally, compensation and distribution costs declined approximately $2.0 million in 2020 as compared to 2019 due to lower revenues.

Interest Expense

Interest expense declined to $10.5 million in 2020 from $11.4 million in 2019 primarily due to lower average outstanding borrowings during the year.

Results of Operations for the Year Ended December 31, 2019 as Compared to the Year Ended December 31, 2018

Sales Drivers/Market Performance

Across both the Test & Measurement and Electronic Production Supply businesses, the North American market is highly fragmented with competitors ranging from large global distributors to national and regional distributors. TestEquity believes the Purchasing Managers Index (PMI) Index is an indicative measure of the relative strength of the economic environment of the industry in which TestEquity operates. The PMI index is a composite index of economic activity in the United States manufacturing sector. TestEquity believes that a measure of that index above 50 generally indicates expansion of the manufacturing sector while a measure below 50 generally represents contraction. The average monthly PMI was 51.3 for the year ended December 31, 2019 compared to 58.6 for the year ended December 31, 2018. The average monthly PMI for the fourth quarter of 2019 was 48.1, which TestEquity believes indicates contraction of the manufacturing sector compared to the previous period. This is compared to the fourth quarter of 2018 which was 57.1, which TestEquity believes indicated expansion of the manufacturing sector compared to the previous period.

TestEquity management focuses on the internal metric of Sales per Day (“SPD”) and Day Adjust Growth (“DAG”), in which TestEquity calculates and compares TestEquity’s total sales divided by the number of selling days, adjusted for weekends and holidays. A selling day generally represents a business day in which TestEquity ships products to its customers. The DAG represents the percentage increase or decrease in the SPD for a defined period of time.    During 2019 the SPD was $1.136 million compared to $1.269 million in 2018. The DAG decreased 10.8%, largely due to the impact of the ERP implementation. TestEquity incurred a loss of $13.5 million in 2019, primarily related to lost gross margin as a result of the 11.5% sales decline over 2018.

ERP Implementation

Prior to 2019 TestEquity consisted of four companies: TestEquity, Jensen Tools, Techni-Tool and Electro-Wise Dallas (“EWD”), of which only TestEquity, Jensen Tools and Techni-Tool continue to be trading brands. During 2019, TestEquity implemented a single instance cloud-based ERP which brought the entities into a single platform under the TestEquity corporate name. Previously, the four entities ran off separate ERP systems, all of which were dependent on internal support and maintenance. A combined ERP was deemed necessary to succeed with the integration strategy of the four entities. The single platform ERP was intended to:

•	Move the business away from outdated and unsupported operating systems and hardware.

•	Remove the dependency on key information technology individuals.

•	Enable TestEquity, Jensen Tools and Techni-Tool to move onto an updated eCommerce platform integrated into the ERP.

•	Enable the sales force to sell across the brands to single customers using a single dataset.

•	Generate significant cost savings across all entities by removal of duplicative roles and customer/supplier coverage.

•	Improve procurement and buying power for both direct and indirect purchases.

•	Create a single consistent experience for TestEquity’s customers in terms of digital, off-line and vendor managed inventory.

•	Set up a stable platform for further expansion and acquisition.

The Test & Measurement business went live on the new ERP system in January 2019 and the Electronic Production Supplies business went live on the new ERP system in July 2019. Subsequent to the implementations, there were significant negative impacts to TestEquity’s ability to meet the needs of its customers, specifically in rentals, vendor managed inventory and order-taking. There were specific failures in the invoicing and collections processes and inventory management. These issues negatively impacted revenues, net margins and cash flows. As compared to 2018 levels, Test & Measurement revenue declined approximately 15% in the first quarter, approximately 18% in the second quarter and approximately 22% in the third quarter, before flattening in fourth quarter. Over the same period product margins declined as rebate targets were missed and new product order-taking processes failed.

The Electronic Production Supplies business went live on the new ERP system in July, 2019. Although many of the issues that had impacted Test & Measurement had been mitigated, there was still a negative effect which caused Electronic Production Supplies revenues to flatten as compared to 2018 in the third quarter and then declined approximately 20% in the fourth quarter. Additionally, there was also a decline of approximately 400bps during these quarters primarily due to the same order processing issues and an exaggerated decline in higher margin VMI.

As a result of the decline in revenues and margins, TestEquity failed to meet the financial covenant requirements under its credit facility and entered into a forbearance agreement in September 2019. See the subsection entitled “—Liquidity and Capital Resources” below.

Financial Performance

TestEquity’s results of operations for the years ended December 31, 2019 and 2018 are summarized in the table below:

	Year Ended December 31				Year-to-Year
(Dollars in thousands)	2019		2018		Change
	Amount	% of Net Sales	Amount	% of Net Sales	Amount	%
Net revenues
Sales of Equipment	272,895	95.3%	309,589	95.7%	(36,694)	(11.9)%
Rental	13,396	4.7%	13,920	4.3%	(524)	(3.8)%

Total net revenues	286,291	100.0%	323,509	100.0%	(37,218)	(11.5)%

Cost of Sales
Cost of sales of Equipment	214,207	74.8%	240,035	74.2%	(25,828)	(10.8)%
Depreciation of rental equipment	7,774	2.7%	9,654	3.0%	(1,880)	(19.5)%

Total cost of sales	221,981	77.5%	249,689	77.2%	(27,708)	(11.1)%

Gross profit	64,310	22.5%	73,820	22.8%	(9,510)	(12.9)%
Selling, general and administrative expenses	66,793	23.3%	58,108	18.0%	8,685	14.9%
Depreciation and amortization	6,439	2.2%	6,140	1.9%	299	4.9%

Loss from operations	(8,922)	(3.1)%	9,572	3.0%	(18,494)

Interest expense - related party	(11,437)	(4.0)%	(11,138)	(3.4)%	(299)
Other income, net	(3)	(0.0)%	39	0.0%	(42)

Loss before tax	(20,362)	(7.1)%	(1,527)	(0.5)%	(18,835)
Income tax benefit	(6,841)	(2.4)%	(688)	(0.2)%	(6,153)

Net loss	(13,520)	(4.7)%	(839)	(0.3)%	(12,681)

Net Revenues and Gross Profit

Net revenues decreased to $37.2 million to $286.3 million in 2019 from $323.5 million in 2018. This decline was primarily due to the implementation of the new ERP system during 2019. As compared against 2018, Test & Measurement revenue declined approximately 15% in the first quarter, approximately 18% in the second quarter and approximately 22% in third quarter, before flattening in the fourth quarter. The declines in revenues were primarily driven by a disruption to the ordering process, customer fulfilment process and the ability for TestEquity to reorder product on a timely basis. The Electronic Production Supplies business growth flattened following the ERP system go-live in the third quarter and then declined approximately 20% in the fourth quarter.

Test & Measurement revenues decreased $25.5 million to $142.5 million in 2019 from $168.0 million in 2018. This decline was primarily driven by the impact of the ERP implementation in 2019. Electronic Production Supplies revenues decreased $11.7 million to $143.8 million in 2019 from $155.5 million in 2018.    The impact of the ERP implementation on this portion of the business was less than the impact on Test & Measurement as the new processes and procedures around billing, shipping and training of its employees under the new platform within the Test & Measurement portion of the business were applied to the Electronic Production Supplies business.

Gross profit percentage declined 30bps to 22.5% in 2019 from 22.8% in 2018. The percentage decline at a category level which carries a lower gross margin was partially offset by the timing of the Electronics Production Supplies revenues. The majority of the gross margin decline of $9.5 million to $64.3 million in 2019 from $73.8 million in 2018 was driven by the decline in revenues.

Selling, General and Administrative Expenses

Selling, general and administrative costs increased $8.7 million to $66.8 million in 2019 from $58.1 million in 2018. The increase was primarily a result of the ERP implementation, including $2.5 million for additional bad debt expense, $1.4 million for consulting costs, $0.7 million for temporary labor costs and $1.4 million in the new ERP costs.

Interest Expense

Interest expense increased slightly to $11.4 million in 2019 from $11.1 million in 2018 primarily due to higher average outstanding borrowings during the year.

Liquidity and Capital Resources

Cash flows from operations were $8.3 million and $5.6 for the nine months ended September 30, 2021 and 2020, respectively. Working capital for the nine months ended September 30, 2021 and September 30, 2020 was positively impacted by continued improved accounts receivable collections performance and inventory optimization, following recovery from the ERP implementation.

During 2020, working capital decreased, in particular accounts receivable, from $55.5 million at the end of 2019 from to $42.1 million at the end of 2020. The decrease in accounts receivable was primarily due to the implementation of a new ERP system during 2019 which had an adverse impact on our customer receivables in 2019. During 2020, many of the receivable issues were resolved, which brought down the customer receivable balances as of December 31, 2020. Other working capital items including inventory and accounts payable fluctuated in relation to the revenue trends. During 2019 working capital was impacted by an increase in accounts receivable of $14.3 million primarily to support the increase in sales offset by a reduction in inventory of $5.5 million as TestEquity rationalized inventories from previous acquisitions.

During the nine months ended September 30, 2021, TestEquity had capital expenditures of $5.8 million, as compared to $6.7 million in the nine months ended September 30, 2020. These capital expenditures are generally offset by proceeds from the sale of rental equipment. Proceeds from the sale of rental equipment were $3.9 million and $4.6 million for the nine months ended September 30, 2021 and 2020, respectively. TestEquity had capital expenditures of $9.7 million and $11.1 million during the years ended December 31, 2020 and 2019, respectively. The majority of TestEquity’s capital expenditures are for rental equipment placed in the Test & Measurement rental program.

During the nine months ended September 30, 2021, TestEquity acquired MCS for $14.3 million, of which $9.0 million was expended in cash.

TestEquity has various financial covenants within its borrowing agreements including, but not limited to, a covenant that limits the maximum debt to EBITDA (generally defined as earnings before interest, taxes, depreciation and amortization) and a fixed charge coverage ratio. During 2019, TestEquity defaulted on certain financial debt covenants and subsequently entered into forbearance agreements in respect of various TestEquity borrowing agreements. Under the terms of the borrowing agreements such defaults gave the lender the right to declare the entire principal amount and accrued interest due and payable. Although TestEquity was in default of such covenants, no acceleration of the debt obligations occurred. On March 27, 2020, TestEquity entered into an amendment to its credit facility with its lenders. During 2020 and 2019, certain equityholders of TestEquity made equity contributions of approximately $6.2 million and $5.0 million, respectively, in exchange for member units, primarily to cure the defaults. From and after the time of the amendment to the credit facility, TestEquity has satisfied all financial covenants under its debt facilities and has made all required payments under the agreements. The credit agreement expires, and all outstanding borrowings thereunder will become due, on April 28, 2022.

Each of the debt facilities listed below are with related parties.

Outstanding debt at September 30, 2021, December 31, 2020 and December 31, 2019 consisted of the following:

(Dollars in thousands)	Period ended September 30	Year ended December 31
	2021	2020	2019
Revolving loan facility due April 2022	1,000	3,000	9,000
Term loan, due April 2022	119,914	120,132	120,632
Note payable	2,917	2,917	2,667
Less: deferred financing	(417)	(952)	(1,667)

Total Debt	123,415	125,097	130,632

Critical Accounting Policies

TestEquity has disclosed its significant accounting policies in Note 2 to its audited consolidated financial statements for the year ended December 31, 2020 included elsewhere in this proxy statement. The following provides information on the accounts requiring more significant estimates.

Revenue Recognition

TestEquity generates revenue through the sale of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. TestEquity generally invoices customers as goods are shipped or services are completed. Fees are typically due and payable 30 days after date of shipment or invoicing of services. Generally, customers gain control of the goods upon providing the product to the carrier, or when services are completed.

TestEquity determines revenue recognition through the following steps:

•	Identification of the contract or contracts with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract or contracts; and

•	Recognition of revenue when TestEquity satisfies a performance obligation.

TestEquity accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Typically, TestEquity has a purchase order or master service agreement with the customer that specifies the goods and/or services to be provided.

TestEquity’s revenue contracts generally represent a single performance obligation to sell its products to trade customers. Net sales reflect the transaction prices for contracts reduced by variable consideration. TestEquity provides a rebate to select customers if pre-determined purchase thresholds are met. The rebate consideration is not in exchange for a distinct good or service. Variable consideration is estimated using the expected valued method considering all reasonably available information, including TestEquity’s historical experience and its current expectations, and is reflected in the transaction price when sales are recorded. Sales returns are generally accepted by TestEquity, however, are not material to TestEquity’s operations. TestEquity’s contracts with trade customers do not have significant financing components or non-cash consideration. TestEquity records net sales excluding taxes collected on its sales to its trade customers.

TestEquity has elected to account for shipping and handling costs incurred to deliver products to customers as fulfillment activities, rather than a promised service. As such, fulfillment costs are included in cost of goods sold in the consolidated statement of operations and comprehensive loss. TestEquity provides an assurance type warranty which is not sold separately and does not represent a separate performance obligation.

For the majority of transactions, TestEquity recognizes revenue at the time of shipment, when control is passed to the customer. For consigned vendor managed inventory, revenue is recognized when inventory is removed from TestEquity’s stock location and controlled by the customer.

Rental revenues are recognized in the month they are due on the accrual basis of accounting. TestEquity provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue.

Accounts receivable represents TestEquity’s unconditional right to receive consideration from its customers. Contract assets consist of TestEquity’s right to consideration in exchange for goods or services that TestEquity has transferred to a customer when that right is conditioned on something other than the passage of time. TestEquity has contract assets in the form of goods expected to be returned from customers. ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) also requires an entity to present a contract liability in instances where the customer is entitled to a volume rebate based on purchases made during the period. The opening and closing contract asset and contract liability balances are not material.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. TestEquity maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. TestEquity records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over two to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

Long-Lived Assets

TestEquity reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made.

Goodwill

TestEquity accounts for goodwill in accordance with ASC 350, Intangibles, Goodwill and Other. ASC 350 requires that goodwill and other unamortizable intangible assets be tested for impairment at least annually or earlier if indicators of impairment exist.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (ASU 2017-04). The standard simplifies the subsequent measurement of goodwill by removing the requirement to perform a hypothetical purchase price allocation to compute the implied fair value of goodwill to measure impairment. Instead, goodwill impairment is measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. This standard is effective for annual or any interim goodwill impairment test in fiscal years beginning after December 15, 2019.

TestEquity conducted a quantitative analysis for the year ended December 31, 2020, noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was required. TestEquity is a single reporting unit and performed the test as such, by comparing Company’s carrying value, including goodwill, to its fair value. The fair value was assessed using a discounted cash flow model. The realization of these forecasts is dependent on a number of variables and conditions, many of which are due to the uncertainties associated with COVID-19 and as a result, actual results may materially differ from management’s estimates.

Intangible Assets

TestEquity accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other. This guidance allows TestEquity to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. For the year ended December 31, 2020, TestEquity management concluded that no impairment of assets occurred.

Income Taxes

TestEquity accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

TestEquity has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be recognized in the consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. TestEquity’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Quantitative and Qualitative Disclosures About Market Risk

TestEquity is exposed to certain market risks from changes in foreign currency exchange rates, commodity silver and tin pricing, commodity energy prices, and interest rates. Changes in these factors cause fluctuations in TestEquity’s earnings and cash flows. TestEquity evaluates and manages exposure to these market risks as follows:

Foreign currency exchange rates—Foreign currency fluctuations can affect TestEquity’s net investments, operations in countries other than the United States, and earnings denominated in foreign currencies. Historically, TestEquity’s primary exchange rate exposure has been with the Mexican peso against the United States dollar. TestEquity’s estimated net earnings exposure for foreign currency exchange rates was not material in 2021 or 2020 and TestEquity has not historically hedged foreign currency risk given that exposure has not been material. In 2020, changes in foreign currency exchange rates reduced TestEquity’s net revenues by less than $0.1 million.

Commodity tin and silver pricing—TestEquity purchases and sells various types of solder for the electronics production industry, the price of which is directly influenced by the prices of both silver and tin. Silver in particular saw significant volatility in 2020, increasing sharply at the end of the second quarter and plateaued at that level. Tin increased sharply in the third quarter of 2020 and continued to rise. The impact of these commodities on TestEquity’s profitability is materially mitigated by its ability to pass through these costs to its customer base and the low proportion of total manufacturing costs that solder represents to its customers.

Commodity energy prices—TestEquity has market risk for changes in prices of oil, gasoline, diesel fuel, natural gas, and electricity. Prices for gasoline and diesel were mostly lower over the course of 2020 as business activity declined in response to actions to address the COVID-19 pandemic. As a result, TestEquity experienced lower fuel and transportation costs during 2020 as compared to 2019. In 2019, prices for gasoline and diesel were stable in the early part of the year, but began to decline in the latter part of the year with slowing economic activity. As a result, TestEquity experienced stable fuel and transportation costs during 2019. Fossil fuels are also often a key component for chemicals and plastics that comprise a key raw material for many products that TestEquity sells. Although fuel prices were lower through much of 2020, TestEquity experienced stable, not lower, prices for products with high chemical or plastic content. Stable fuel costs in 2019 resulted in stable product costs. TestEquity believes that over time these risks are mitigated in part by its ability to pass freight and product costs to its customers. In 2020, TestEquity’s estimated net earnings exposure for commodity energy prices was not material.

Interest rates—Test Equity’s Term Loan and Subordinate Loan are held with related parties and bear interest at floating rates tied to LIBOR (or, if LIBOR is no longer available, at a replacement rate to be determined by the administrative agent for the Debt Facilities and consented to by TestEquity). As a result, changes in LIBOR can affect TestEquity’s operating results and liquidity to the extent that effective interest rate swap arrangements are not in place. TestEquity has not historically used interest rate swap arrangements to hedge the variable interest rates under its debt facilities. A one percentage point increase in LIBOR in 2020 would have resulted in approximately $1.3 million dollars of additional interest expense. A description of TestEquity’s debt facilities is contained in Note 9 to TestEquity’s audited financial statements appearing elsewhere in this proxy statement.

INFORMATION ABOUT GEXPRO SERVICES

The discussion in this section entitled “Information about Gexpro Services” contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The terms “aim,” “anticipate,” “believe,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are not guarantees of future performance and Gexpro Services’ actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” under the heading “Risk Factors Relating to the Business of the Combined Company Following the Mergers” and the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Neither Lawson nor Gexpro Services assume any obligation to revise or update any forward-looking statements for any reason, except as required by law. The following discussion should be read in conjunction with Gexpro Services’ consolidated financial statements and notes thereto beginning on page F-2-1 of this proxy statement.

Description of Gexpro Services’ Business

Gexpro Services is a provider of supply chain solutions, specializing in developing and implementing Vendor Managed Inventory (VMI) and kitting programs to high-specification manufacturing customers. Gexpro Services provides critical products and services to customers throughout the lifecycle of highly technical Original Equipment Manufacturer (OEM) products. Gexpro Services is headquartered in Irving, Texas with 22 facilities across the United States, Hungary and China.

Gexpro Services intends to grow organically through market share expansion primarily through new production introduction, increased sales of products and services to existing customers and expansion of its customer base. Gexpro Services believes that its services benefit its customers by helping them reduce their direct and indirect procurement costs and total cost of ownership for high volume, low value Class C parts, and that its services can help drive substantial cost savings for its customers. Additionally, Gexpro Services intends to grow its business through strategic, accretive acquisitions, and through continued improvement in service and product offerings to its customers.

Overview

Gexpro Services was formed in November 2019 by Gexpro Services Stockholder, which is majority owned by LKCM Headwater (an affiliate of LKCM) and, in February 2020, acquired the “Gexpro Services” business from French distributor Rexel S.A. via a carve-out acquisition. Gexpro Services has now fully separated its “Gexpro Services” operations from Rexel and operates as a stand-alone organization with its own leadership team, operating activities, financial systems and team members.

As a top distributor and service provider to the OEM market, Gexpro Services has approximately 2,250 suppliers offering approximately 60,000 products. These products are inventoried and sourced through 20 locations in North America as well as one in Hungary and one in China.

Markets/Products

Gexpro Services has existing customers in many different industry end markets, and has no significant concentration in any particular industry end market. The following table sets forth Gexpro Services’ 2020 sales to customers in each of the identified industry end markets as a percentage of Gexpro Services’ total net revenues for 2020:

% of 2020 Total Net Revenues
Power Generation	26%
Renewable Energy	23%
Semiconductor & Telecom	18%
Transportation	12%
Consumer & Industrial	11%
Aerospace & Defense	10%
100%

Gexpro Services serves almost 1,800 customers in over 35 countries through its 22 facilities. Through its customer base, Gexpro Services provides VMI services with over 75,000 installed bins which allow its customers to maintain the necessary on-hand inventory levels to support their production cycles. Gexpro Services’ value-added processes for its customers include vendor managed inventory, packaging and kitting, engineering, product standardization when appropriate, sales and technical support, global sourcing and quality assurance.

The following table sets forth Gexpro Services’ 2020 sales by product category as a percentage of Gexpro Services’ total net revenues for 2020:

% of 2020 Total Net Revenues
Hardware	46%
Mechanical	20%
Fabrications	18%
Electrical	16%
100%

Approximately 74% of Gexpro Services’ revenues in 2020 were from customers under a contract or long-term agreement. While Gexpro Services has experienced increases in supply chain costs, including product cost, transportation costs and labor costs, its customer agreements have generally allowed these costs to be recovered in substantial part through price increases to its customers. Gexpro Services attempts to routinely implement price adjustments as Gexpro Services’ related costs have increased. Gexpro Services’ largest customer represented approximately 23% of its 2020 total net revenues while the top 20 customers represented approximately 63% of Gexpro Services’ 2020 total net revenues.

Human Capital Resources

Gexpro Services supports a culture of continuous improvement, integrity and diversity. Gexpro Services prides itself on being a full value provider to its customers supported with a team committed to providing world-class customer service. The Gexpro Services team consists of approximately 400 employees, of which approximately 150 work in sales and service centers, 154 work in operations, warehouses and quality assurance and the remaining 94 work within its finance, information technology, sourcing & inventory and administrative functions.

COVID-19 Impact on Human Capital

Gexpro Services believes that its response to the COVID-19 pandemic demonstrated its ability to focus on the safety of its team members while continuing to service its customers. Gexpro Services was deemed an essential business early in the pandemic, which allowed it to continue to operate its facilities. While there were some limitations on Gexpro Services’ ability to physically visit its customer locations, Gexpro Services continued to service various customers via phone and electronic communication channels and other technological means, while instituting procedures to help maintain compliance with applicable social distancing guidelines in respect of in-person operations.

Supplier Overview

Gexpro Services has strong, global relationships across a diverse supplier base that provides a competitive combination of pricing and availability to Gexpro Services. Gexpro Services works to anticipate market changes and develop new supplier relationships in best-cost countries to help mitigate various supply chain risks. Approximately 71% of Gexpro Services’ suppliers are based in the United States, which helps limit the risk of increased freight and logistics costs; however, many of these suppliers source their products from overseas. Gexpro Services maintains favorable and long-tenured relationships with approximately 2,250 suppliers, with the largest supplier representing approximately 3.9% of Gexpro Services’ total product purchases in 2020 while the top 10 suppliers represented approximately 19% of total product purchases in 2020. Despite many of the global supply chain issues, Gexpro Services has maintained a close relationship with its freight forwarder that assists in providing container allocations for Gexpro Services.

Competition

Gexpro Services operates in a large, fragmented market with many competitors servicing OEMs as well as the maintenance, repair and operations segment of the Class C product line. Competitors of Gexpro Services include large global distributors as well as national, regional and local distributors.

Acquisition Activity

A component of Gexpro Services’ growth strategy is to grow through strategic, accretive acquisitions. Gexpro Services believes that there is a large universe of potential acquisition targets in the highly fragmented distribution channel serving OEMs in end market verticals in which Gexpro Services already has a strong presence.

In June 2021, Gexpro Services acquired Omni Fasteners, which is an OEM distributor that had annual revenues of approximately $6 million in 2020. In November 2021, Gexpro Services acquired National Engineered Fasteners (NEF). NEF supplies product to OEMs and had annual revenues of approximately $30 million in 2020. In late 2021 and early 2022, Gexpro Services acquired State Industrial Supply, Inc. (SIS) and Resolux Group. SIS is headquartered in Charlotte, North Carolina, had annual revenues of approximately $8 million in 2020, and provides support for military and commercial applications including machined to print parts, gasket sealing devices, electronic hardware and custom fasteners. Resolux, headquartered in Denmark, had annual revenues of approximately $35 million in 2020 and provides products and services in the Renewables market. Gexpro Services believes these acquisitions will complement its existing service and product offering while also providing an opportunity to expand its reach to additional customers in new geographic markets.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gexpro Services

Overview

Gexpro Services is a provider of supply chain solutions, specializing in developing and implementing VMI and kitting programs to high-specification manufacturing customers. Gexpro Services provides critical products and services to customers throughout the lifecycle of highly technical OEM products. Gexpro Services is headquartered in Irving, Texas with 22 facilities across the United States, Hungary and China.

Gexpro Services believes that the Purchasing Managers Index (PMI) Index is an indicative measure of the relative strength of the economic environment of the industry in which Gexpro Services operates. The PMI index is a composite index of economic activity in the United States manufacturing sector. Gexpro Services believes that a measure of that index above 50 generally indicates expansion of the manufacturing sector while a measure below 50 generally represents contraction. The average monthly PMI was 60.8 for the nine months ended September 30, 2021 compared to 55.4 for the nine months ended September 30, 2020.

Impact of COVID-19 on Financial Performance

In March 2020, the World Health Organization declared a pandemic in respect of a new strain of coronavirus (COVID-19). The COVID-19 pandemic continues to negatively impact the global economy through disruptions in supply chains and financial markets. While the overall business environment has been recovering in 2021 as compared to 2020, the pandemic continued to negatively affect Gexpro Services’ financial performance in 2021 and continues to impact its financial performance. The future impact of COVID-19 remains uncertain, and may continue to affect the demand of Gexpro Services’ customers for its products and services and, as a result, Gexpro Services’ business.

In addition, as a result of general improvements in the business and economic environment as the pandemic lessens, Gexpro Services has experienced various supply chain disruptions in the marketplace that have impacted the ability of Gexpro Services to source product and that have increased its vendor, transportation and labor costs. This has resulted in challenges for Gexpro Services in acquiring and receiving inventory in a timely fashion and fulfilling customer orders and has resulted in increased product costs.

Acquisition of Omni Fasteners

In June 2021, Gexpro Services acquired Omni Fasteners. Omni Fasteners is based in Ohio and derives a substantial portion of its revenues from sales of product and services to OEMs, with approximately 90% of Omni’s revenues in 2020 coming from the fastener product category. Omni Fasteners generated revenues of approximately $6 million in 2020. The amount of Gexpro Services’ revenue attributable to Omni Fasteners from the date of acquisition through September 25, 2021 was approximately $1.9 million.

Financial Performance

Gexpro Services was formed in November 2019 by Gexpro Services Stockholder, which is majority owned by LKCM Headwater (an affiliate of LKCM). On February 23, 2020, Gexpro Services acquired its “Gexpro Services” business from Rexel in a carve-out acquisition. The predecessor entity financial information in the table below from January 1, 2020 through February 23, 2020, the day immediately preceding the acquisition, consists of abbreviated financial information of the acquired business prior to its acquisition by Gexpro Services in a carve-out from Rexel. The successor entity financial information includes information for the period from February 23, 2020 through September 26, 2020, the period from February 23, 2020 through December 31, 2020 and the nine month period from January 1, 2021 through September 25, 2021.

	Successor						Predecessor
(in thousands)	Period from Jan 1, 2021, to Sept, 25 2021	% of Net Sales	Period from Feb 23, 2020, to Sept, 26 2020	% of Net Sales	Period from Feb 23, 2020 to Dec, 31 2020	% of Net Sales	Period from Jan 1, 2020, to Feb 23, 2020	% of Net Sales
Net Revenue	$189,335	100.0%	$151,467	100.0%	$213,343	100.0%	$36,566	100.0%
Cost of Goods Sold	$128,582	67.9%	$107,241	70.8%	$150,379	70.5%	$26,000	71.1%

Gross Profit	$60,752	32.1%	$44,226	29.2%	$62,964	29.5%	$10,566	28.9%
Selling, General and Administrative expenses	$47,772	25.2%	$38,328	25.3%	$54,396	25.5%	$9,260	25.3%

Income from operations	$12,981	6.9%	$5,898	3.9%	$8,568	4.0%	$1,306	3.6%
Interest Expense	$4,368	2.3%	$3,761	2.5%	$5,421	2.5%

Loss before income taxes	$8,613	4.5%	$2,137	1.4%	$3,147	1.5%
Income Tax Expense	$1,953	1.0%	$866	0.6%	$921	0.4%

Net Income	$6,660	3.5%	$1,271	0.8%	$2,225	1.0%

Results of Operations for the Nine Months Ended September 25, 2021, the successor period from February 23, 2020 to September 26, 2020 and the predecessor period from January 1, 2020 to February 23, 2020

Net Revenues and Gross Profit

Net revenues for the nine months ended September 25, 2021 were $189.3 million or $1.018 million per selling day based 186 selling days in the period. A selling day generally represents a business day in which Gexpro Services ships products to its customers. During the nine months ended September 25, 2021, net revenues increased sequentially from month-to-month primarily due to an expansion of products and services to existing customers as well as the addition of new customers. Net revenues during the successor period of February 23, 2020 through September 26, 2020 were $151.5 million or $0.996 million per selling day based on 152 selling days in the period, and net revenues for the predecessor period of January 1, 2020 through February 23, 2020 were $36.6 million or $0.988 million per selling day based on 37 selling days.

As compared to the sales per day of $0.996 million during the period from February 23, 2020 through September 26, 2020, sales per day during the nine month period ending September 25, 2021 increased by 2.2%. This increase over 2020 levels is primarily due to overall improving business conditions, as the easing of COVID-19 restrictions helped drive an increase in manufacturing activity at Gexpro Services’ customers and related demand by those customers of additional products and services from Gexpro Services, and Gexpro Services’ price increases on certain of its products and services. During the nine months ended September 25, 2021, Gexpro Services’ net revenues were also positively impacted by $1.9 million of additional revenues generated by the business of Omni Fasteners that it acquired in June 2021.

Gross profit was $60.8 million or 32.1% of net revenues for the nine-month period ending September 25, 2021. Gross profit was $44.2 million or 29.2% of net revenues during the successor period of February 23, 2020 through September 26, 2020, and $10.6 million or 28.9% of net revenues during the predecessor period of January 1, 2020 through February 23, 2020. While global supply chain issues were more prevalent during 2021 than 2020, Gexpro Services was able to offset the negative impact of these issues through targeted pricing actions, strategic sourcing improvements, new supplier development, and a movement toward longer-term agreements with its suppliers.

Selling, General and Administrative Expense

Selling, general and administrative expense consists of sales and marketing expenses primarily relating to compensation, costs associated with supporting Gexpro Services’ service facilities, overhead expenses within finance, legal, human resources and information technology, and other costs required to operate the business and service its customers.

Total selling, general, and administrative expense for the nine-month period ending September 25, 2021 was $47.8 million or 25.2% of net revenues. Selling, general and administrative expense was $38.3 million or 25.3% of net revenues during the successor period from February 23, 2020 through September 26, 2020 and $9.3 million or 25.3% of net revenues during the predecessor period from January 1, 2020 through February 23, 2020. The slight decrease in selling, general and administrative expense as a percent of sales in the nine-month period ending September 25, 2021 as compared to the successor and predecessor period in 2020 was primarily driven by actions taken by Gexpro Services in 2020 to accelerate facility consolidations to adapt to the softer market conditions in 2020, which actions also benefited Gexpro Services in 2021.

Interest Expense

Interest expense for the nine-month period ended September 25, 2021 was $4.4 million. Interest expense for the successor period of February 23, 2020 through September 26, 2020 was $3.8 million. At September 25, 2021, there was $52.2 million principal amount and $20.4 million principal amount outstanding on Gexpro Services’

term loan and revolving line of credit, respectively, which bore interest on such dates at 8% and 3.5%, respectively. The average total outstanding daily borrowings on the term loan and revolving line of credit was $67.5 million during the nine-month period ended September 25, 2021, as compared to $81.8 million during the successor period of February 23, 2020 through September 26, 2020.

Results of Operations for the successor period from February 23, 2020 to December 31, 2020 and the predecessor period from January 1, 2020 to February 23, 2020

Net Revenues and Gross Profit

Net revenues during the successor period of February 23, 2020 through December 31, 2020 were $213.3 million or $0.983 million per selling day based on 217 selling days in the period. Net revenues during this period were negatively impacted by a softer overall business climate due to the COVID-19 pandemic. While Gexpro Services continued to service its customers as an essential business, many of Gexpro Services’ customers experienced slowing output during this period, which negatively impacted their demand for products and services offered by Gexpro Services. This softer environment for Gexpro Services’ existing customers was partially offset by revenues from the development of relationships with new customers.

Net revenues for the predecessor period of January 1, 2020 through February 23, 2020 were $36.6 million or $0.988 million per selling day based on 37 selling days. The majority of these sales were generated prior to the time various restrictions were implemented in connection with the COVID-19 pandemic.

Gross profit was $63.0 million or 29.5% of net revenues for the successor period of February 23, 2020 through December 31, 2020. Gross profit was negatively impacted during this time period as a result of lower sales from a softer overall business environment due to the COVID-19 pandemic. Gexpro Services was able to maintain fairly consistent gross margin as a percentage of sales during this time period under its existing customer agreements. Gross profit was $10.6 million or 28.9% of net revenues during the predecessor period from January 1, 2020 through February 23, 2020.

Selling, General and Administrative Expense

Selling, general and administrative expense consists of sales and marketing expenses primarily relating to compensation, costs associated with supporting Gexpro Services’ service facilities, overhead expenses within finance, legal, human resources and information technology, and other costs required to operate the business and service its customers. Selling, general, and administrative expense for the successor period from February 23, 2020 through December 31, 2020 was $54.4 million or 25.5% of net revenues. Selling, general and administrative expense was $9.3 million or 25.3% of sales during the predecessor period from January 1, 2020 through February 23, 2020.

Interest Expense

Interest expense for the successor period from February 23, 2020 through December 31, 2020 was $5.4 million on average total outstanding daily borrowings on the term loan and revolving line of credit of $78.1 million.

Liquidity and Capital Resources

Cash used in operating activities was $1.4 million for the nine months ended September 25, 2021 and cash provided by operating activities was $8.9 million for the successor period of February 23, 2020 through September 26, 2020. Working capital for the nine months ended September 25, 2021 was impacted by an increase in accounts receivable of $2.6 million primarily to support increasing sales during that time period. During that time period, Gexpro Services invested in additional inventory of $6.3 million to support additional customer demand. During the successor period of February 23, 2020 through September 26, 2020, cash provided from operating activities of $8.9 million was primarily driven by net income and a reduction in working capital.

During the successor period from February 23, 2020 through December 31, 2020, cash provided from operating activities was $13.3 million primarily driven by net income and a reduction in working capital.

Gexpro Services had capital expenditures of $2.7 million and $0.4 million for the nine months ended September 25, 2021 and for the successor period from February 23, 2020 through September 26, 2020, respectively. Capital expenditures for the successor period of February 23, 2020 through December 31, 2020 were $0.4 million. Capital expenditures during these periods were primarily related to facility improvements along with investments in technology.

During the nine months ended September 25, 2021, Gexpro Services expended $6.5 million for the acquisition of Omni Fasteners.

Gexpro Services’ long-term debt consists of a term loan of $60.0 million and borrowings under a $35.0 million committed revolving credit facility, which both expire on February 24, 2025. Pursuant to the terms of the term loan and the revolving credit facility, Gexpro Services is required to meet certain financial covenants including a minimum fixed charge coverage ratio and a maximum net leverage ratio. As of September 25, 2021 and December 31, 2020, Gexpro Services was in compliance with the covenants of the term loan and the revolving credit facility.

Outstanding debt as of September 25, 2021 and December 31, 2020 consisted of the following (dollars in thousands):

	September 25, 2021	December 31, 2020
Term loan	$52,229	$59,550
Revolving credit facility	20,377	8,786

Total	72,605	68,336
Less: Unamortized debt issuance costs	(2,066)	(2,430)
Less: Current portion	(600)	(600)

	$69,939	$65,306

Subsequent to September 25, 2021, Gexpro Services refinanced its existing term loan and its revolving credit facility. The new arrangement consists of a 6-year $137.0 million term loan and a 5-year $25.0 million revolving credit facility. The term loan contains a delayed draw feature for $83.0 million. The new facility requires Gexpro Services to comply with various covenants including a leverage covenant not to exceed 5.50 which declines to 5.00 in the fourth quarter of 2022 and 4.50 in the fourth quarter 2023 and thereafter.

Critical Accounting Policies

Gexpro Services has disclosed its significant accounting policies in Note 2 to its audited consolidated financial statements for the nine month period ended September 25, 2021 included elsewhere in this proxy statement. The following provides information on the accounts requiring more significant estimates.

Revenue recognition

Gexpro Services recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

Gexpro Services’ products are marketed and sold primarily to OEM globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of Gexpro Services’ revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of Gexpro Services’ products. Revenue from sales of Gexpro Services’ products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in the United States and Hungary.

The transaction price is the amount of consideration to which Gexpro Services expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimate of variable consideration such as early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Gexpro Services has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer Gexpro Services’ products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense.

Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, incentive compensation and associated costs) that are incremental to the acquisition of customer contracts, are required to be capitalized as deferred contract cost on the balance sheet when the period of benefit is determined to be greater than one year. Gexpro Services has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, Gexpro Services has determined that a significant financing component does not exist. The primary purpose of Gexpro Services’ invoicing terms is to provide customers with simplified and predictable ways of purchasing Gexpro Services’ products and not to receive financing from or provide financing to the customer.

Trade accounts receivable

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost includes purchases of packing components and costs associated with outsourced production. Inventory is relieved based on the moving weighted average method. In circumstances where inventory is deemed obsolete or not saleable due to its condition or where the inventory cost for an item exceeds its net realizable value, management records a charge to cost of goods sold and reduces the inventory to its net realizable value.

Impairment of long-lived assets

Gexpro Services periodically evaluates the carrying value of long-lived assets to be held and used, at the asset group level, including, but not limited to, intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Goodwill

Goodwill is not amortized, but instead is tested for impairment annually at December 31 of each year or if certain circumstances indicate a possible impairment may exist. Gexpro Services makes an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to intangibles, accrued expenses and seniority premium, business interest expense limitations, and deferred tax liabilities relate primarily to goodwill. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Gexpro Services recognizes tax liabilities when Gexpro Services believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Quantitative and Qualitative Disclosures About Market Risk

Gexpro Services is exposed to certain market risks from changes in foreign currency exchange rates, commodity metals pricing, transportation costs, and interest rates. Changes in these factors cause fluctuations in Gexpro Services’ earnings and cash flows. Gexpro Services evaluates and manages exposure to these market risks as follows:

Foreign currency exchange rates – Foreign currency fluctuations can affect Gexpro Services net investments, operations in countries other than the United States, and earnings denominated in foreign currencies. Historically, Gexpro Services’ primary exchange rate exposure has been with the Hungarian Forint and Euro against the United States dollar. Gexpro Services estimated net earnings exposure for foreign currency exchange rates was not material in 2021 and 2020. Historically, Gexpro Services has not hedged its foreign currency risk given that exposure to date has not been material.

Commodity metal pricing—Gexpro Services purchases and sells various types of metal products; these products consist primarily of different types of threaded fasteners and related hardware. Gexpro Services is exposed to the impacts of commodity metal pricing and its related ability to pass through the impacts to end customers. The global demand for steel, stainless steel and aluminum products has increased significantly as the United States, Europe and Asia emerged from Covid-19 restrictions. Raw material costs, especially on aluminum, carbon steel, and stainless steel have increased substantially since January 2020. Gexpro Services leverages its long-term customer agreements to present market level data to pass on the appropriate price increases to mitigate the impact of material inflation.

Interest rates—Loans under Gexpro Services’ Credit Facility bear interest at floating rates tied to LIBOR (or, if LIBOR is no longer available, at a replacement rate to be determined by the administrative agent for the Credit Facility and consented to by Gexpro Services). As a result, changes in LIBOR can affect Gexpro Services’ operating results and liquidity to the extent there is not an effective interest rate swap arrangement in place. Historically, Gexpro Services has not utilized interest rate swap arrangements to hedge the variable interest rates under its Credit Facility. A one percentage point increase in LIBOR in 2020 would have resulted in approximately $0.6 million of additional interest expense. A description of Gexpro Services’ Credit Facility is contained in Note 6 to Gexpro Services’ audited financial statements appearing elsewhere in this proxy statement.

DEBT FINANCING COMMITMENT LETTER

In connection with the execution of the Merger Agreements, Lawson entered into the Debt Financing Commitment Letter with JP Morgan Chase Bank, N.A. (the “Initial Arranger”). Through the Debt Financing Commitment Letter, Lawson has requested that the Initial Arranger agree to arrange and syndicate senior secured credit facilities in an aggregate principal amount of up to $450 million for Lawson and certain of its affiliates, consisting of a revolving credit facility in an initial aggregate principal amount of $200 million (the “Revolving Facility”) and a term loan facility in an initial aggregate principal amount of $250 million (the “Term Loan Facility” and, together with the Revolving Facility, the “Facilities” and each a “Facility”). Pursuant to the Debt Financing Commitment Letter, the Initial Arranger agreed to (i) provide up to $125 million of the Facilities and (ii) use commercially reasonable efforts to assemble a syndicate of financial institutions identified by the Initial Arranger and agreed to by Lawson, to provide the balance of the necessary commitments for the Facilities, in each case upon the terms and subject to the conditions set forth in the Debt Financing Commitment Letter.

The Debt Financing Commitment Letter contemplates that Lawson and certain of its subsidiaries (including certain of its subsidiaries after giving effect to the Mergers) will be borrowers under the Facilities on a joint and several basis (each, a “Borrower” and collectively, the “Borrowers”), and that the proceeds of the Facilities will be used to:

•

repay all obligations under and refinance (a) Lawson’s Existing Credit Agreement, and (b) certain existing indebtedness of TestEquity and Gexpro Services and their respective affiliates in connection with the closing of the Transactions (such replacement and refinancing, together, the “Refinancing”);

•	finance the working capital needs and general corporate purposes of the Combined Company; and

•	pay fees and expenses in connection with the Transactions.

The Debt Financing Commitment Letter contemplates that the Revolving Facility will be available on a revolving basis during the period commencing on the closing date of the Facilities and ending on the fifth anniversary thereof and that the Term Loan Facility will be available in a single draw on the closing date of the Facilities. The commitments of the Initial Arranger contemplated by the Debt Financing Commitment Letter are in effect pending the Borrower’s execution and delivery of definitive documentation relating to the Facilities reasonably satisfactory to Lawson and the Initial Arranger on or before June 30, 2022, and are subject to (i) the condition that the portion of the Facilities not being provided by the Initial Arranger (which remaining portion is $325 million) shall be provided by other lenders identified by the Initial Arranger in consultation with Lawson and reasonably acceptable to Lawson and (ii) various other conditions, including the additional conditions described in the subsection entitled “—Conditions” below. Lawson has agreed to pay certain fees to the Initial Arranger in connection with the Facilities and has agreed to indemnify the Initial Arranger against certain liabilities.

Other terms and provisions of the financing arrangements contemplated by the Debt Financing Commitment Letter include the following:

Revolving Facility; Letters of Credit and Swing Line Loans

The Debt Financing Commitment Letter contemplates that the size of the Revolving Facility will be approximately $200 million and that a portion of the Revolving Facility not in excess of $25 million shall be available for the issuance of letters of credit and that $10 million may be available for swing line loans.

Term Loan Facility

The Debt Financing Commitment Letter contemplates that the size of the Term Loan Facility will be approximately $250 million.

Maturity and Amortization

The Debt Financing Commitment Letter contemplates that the Facilities will mature, and all outstanding principal, interest and fees will be due, on the fifth anniversary of the closing date of the Facilities.

The Debt Financing Commitment Letter contemplates that the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Term Loan Facility, commencing on the last day of the first full fiscal quarter ending after the closing date of the Facilities.

Interest Rates; Commitment Fees and Payments

The Debt Financing Commitment Letter contemplates that amounts outstanding under the Facilities will bear interest, at the applicable Borrower’s option, at a rate equal to:

•

in the case of loans denominated in U.S. dollars that are made to entities organized in the United States, the Alternate Base Rate (as defined below) plus an additional margin ranging from 0.0% to 1.75% per annum, depending on the Total Net Leverage Ratio (as described in the subsection entitled “—Financial Covenants” below);

•

in the case of loans denominated in Canadian dollars that are made to entities organized in Canada, the Canadian prime rate plus an additional margin ranging from 0.0% to 1.75% per annum, depending on the Total Net Leverage Ratio; or

•

(i) in the case of loans denominated in U.S. dollars, the Adjusted Term SOFR Rate (to be defined in the definitive documentation for the Facilities and which will include a pricing adjustment equal to 10 basis points for 1, 3 and 6 month tenors) or (ii) in the case of loans denominated in Canadian dollars, the Canadian dollar offered rate (CDOR) (to be defined in the definitive documentation for the Facilities) (or any other relevant rate as required pursuant to the Initial Arranger’s back office requirements) (such loans herein referred to as “Term Benchmark Loans”) plus an additional margin ranging from 1.0% to 2.75% per annum, depending on the Total Net Leverage Ratio;

provided, that all swing line loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus an applicable margin.

Under the Debt Financing Commitment Letter “Alternate Base Rate” means the greatest of (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. changing when and as said prime rate changes, (b) the Federal Reserve Bank of New York (NYFRB) rate on such day plus 0.5% and (c) the Adjusted Term SOFR Rate for a one month interest period on such day plus 1%. If the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum.

The Debt Financing Commitment Letter contemplates that Borrowers will pay a Commitment Fee on the average daily unused portion of the Revolving Facility, ranging from 0.15% per annum to 0.35% per annum, depending on the Total Net Leverage Ratio.

Incremental Facility

The Debt Financing Commitment Letter contemplates that, on or subsequent to the closing date of the Refinancing, Lawson may, at its option, on the same terms and conditions as the applicable Facility (subject to such customary exceptions to be agreed between Lawson and the Initial Arranger), request to increase the Revolving Facility’s commitment amount or obtain incremental term loans in an aggregate amount of up to $200,000,000 during the term of the Facilities from new or existing lenders. No lender shall have any obligation to increase its commitment under the Revolving Facility or to participate in any tranche of incremental term loans.

Prepayments

The Debt Financing Commitment Letter contemplates that the Facilities may be prepaid in whole or in part, without premium or penalty (other than customary breakage costs).

The Debt Financing Commitment Letter contemplates that, in addition to any scheduled amortization payments described in the subsection above entitled “—Maturity and Amortization”, prepayments of the Term Facility will be required for: (i) 100% of the net proceeds of any unpermitted incurrence of indebtedness; and (ii) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by Lawson or any of its subsidiaries of any assets (subject to customary exceptions and reinvestment provisions).

Financial Covenants

The Debt Financing Commitment Letter contemplates that the Facilities will contain financial maintenance covenants including (i) a minimum Interest Coverage Ratio (to be defined as the ratio of EBITDA (expected to be defined in a customary manner for credit facilities of this size and type) to consolidated interest expense) of 3.0:1.0 and (ii) a maximum Total Net Leverage Ratio (to be defined as (x) total debt net of unrestricted cash and cash equivalents of the Borrowers and the Guarantors (as defined below) up to $25 million with respect to which the administrative agent under the Facilities has a first priority perfected lien perfected by control agreements to (y) EBITDA) of 4.0:1.0, with step-downs to be agreed in the definitive documentation; provided that, upon the request of Borrower in connection with a certain specified potential acquisition and any acquisition with an aggregate purchase price greater than $75,000,000, the foregoing maximum Total Net Leverage Ratio level for each of the four fiscal quarters ending immediately following the consummation of such acquisition shall be increased by 0.5 to 1.0; provided further that such increase shall occur (i) only twice during the term of the Facilities and (ii) only to the extent no event of default under the Facilities has then occurred and is continuing.

Other Covenants

The Debt Financing Commitment Letter contemplates that the Facilities will contain various affirmative covenants, including covenants related to: delivery of quarterly and annual financial statements, quarterly compliance certificates and annual projections and other information requested by the lenders of the Facilities; payment of obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws; and guarantor and collateral requirements.

The Debt Financing Commitment Letter contemplates that the Facilities will also contain various negative covenants that will restrict Borrower and its subsidiaries in their activities, including covenants restricting (subject to exceptions and thresholds to be agreed in the definitive documentation for the Facilities): indebtedness (including guarantee obligations); liens; mergers, consolidations, liquidations, dissolutions and other fundamental changes; sales of assets; payment of restricted payments (including dividends and other payments in respect of equity interests); investments (including acquisitions); loans and advances; sale and leaseback transactions; swap agreements; and transactions with affiliates.

Conditions

Pursuant to the Debt Financing Commitment Letter, it is a condition to the Initial Arranger’s commitment thereunder that the portion of the Facilities not being provided by the Initial Arranger shall be provided by other lenders identified by the Initial Arranger in consultation with Lawson and reasonably acceptable to Lawson. Pursuant to the Debt Financing Commitment Letter, the commitment of the Initial Arranger to provide loans under the Facilities on the closing date and the obligation of all of the lenders under the Facilities to provide loans on the closing date are also subject to the following additional conditions precedent: the absence of a material adverse effect on the business, operations, property or financial condition of Lawson and its subsidiaries, taken as a whole; the Initial Arranger’s completion of and satisfaction in all respects with a due diligence investigation; no matter affecting Lawson and its subsidiaries or the Transactions that, in the Initial Arranger’s judgment could reasonably impair the syndication of the Facilities; no competing debt offering of Lawson; the arrangers under the Facilities having a reasonable period, which shall be no longer than 30 days from the date of the commencement of syndication, to syndicate the Facilities; payment of fees of expenses to the arrangers and lenders; since December 29, 2021, there shall not have been a “Company Material Adverse Effect” as defined in the Gexpro Services Merger Agreement, and since December 29, 2021, there shall not have been a “Company Material Adverse Effect” as defined in the TestEquity Merger Agreement; the representations and warranties in the definitive documentation being true and correct in all respects; the consummation of the Mergers in accordance with the terms of the respective Merger Agreements in all material respects; receipt by the administrative agent under the Facilities of customary closing documents; the corporate, structure, capital structure, other indebtedness and governing documents of the Borrower and its affiliates being acceptable to the administrative agent under the Facilities; receipt by the lenders of certain financial statements and projections of Lawson and its subsidiaries; the consummation of the Refinancing; perfected security in the collateral contemplated by the definitive documentation for the Facilities and such other conditions as may be fully set forth in the definitive documentation for the Facilities.

In addition, borrowings under the Facilities on the closing date and, with respect to the Revolving Facility, on and after the closing date are expected to be subject to the following additional conditions: the representations and warranties under the definitive documentation being true and correct in all material respects (provided that any representation or warranty which is qualified as to materiality shall be true and correct in all respects); no default or event of default under the definitive documentation for the Facilities; and the total outstanding amount of the Revolving Facility not exceeding the commitments of the lenders.

Collateral/Guarantee

The Debt Financing Commitment Letter contemplates that the Facilities will be secured by a first priority perfected security interest in substantially all of the assets of the Borrowers and their material domestic and Canadian subsidiaries, whether consisting of tangible or intangible property, including all of the outstanding equity interests of subsidiaries directly owned by Borrower or any Guarantor (collectively, the “Collateral”).

The Debt Financing Commitment Letter contemplates that each Borrower shall unconditionally guarantee all of the indebtedness, obligations and liabilities of each other Borrower arising under or in connection with the Facilities’ definitive documentation. In addition, the Debt Financing Commitment Letter contemplates that each direct or indirect material domestic or Canadian subsidiary of any Borrower (each, a “Guarantor”) shall unconditionally guarantee all of the indebtedness, obligations and liabilities of Borrowers arising under or in connection with the Facilities’ definitive documentation, in addition to certain other obligations of Lawson and its subsidiaries.

Events of Default

The Debt Financing Commitment Letter contemplates that the definitive documentation for the Facilities will have the following events of default (subject to exceptions, cure periods and thresholds to be agreed in the definitive documentation for the Facilities): nonpayment of principal or letter of credit reimbursement when due; nonpayment of interest, fees or other amounts after three business days; representations and warranties being incorrect in any material respect; violation of covenants; cross-default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing material indebtedness of Borrower or any of its subsidiaries; bankruptcy events; certain Employee Retirement Income Security Act (ERISA) events; material judgments; the cessation of any of the Financings’ definitive documentation to be in full force and effect or the assertion with respect to the same by any party thereto; any interests created by the security documents shall cease to be enforceable and of the same priority purported to be created thereby; and a change of control.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On December 29, 2021, Lawson, Gexpro Services, TestEquity and certain of their affiliates entered into the Merger Agreements providing for the combination of Gexpro Services and TestEquity with Lawson. Subject to the satisfaction or (to the extent permitted by law and the terms of the merger agreements) waiver of the closing conditions set forth in the Merger Agreements, including the receipt of the requisite Lawson stockholder approvals, subsidiaries of Lawson will merge with Gexpro Services and TestEquity through the Mergers with Gexpro Services and TestEquity surviving the respective Merger as wholly-owned subsidiaries of Lawson.

The unaudited pro forma condensed combined statement of operations gives effect to the Mergers and related anticipated refinancing of certain indebtedness of Lawson, Gexpro Services and TestEquity (together, solely for purposes of this section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” the “Transactions”) as if the Transactions occurred on January 1, 2020 and the unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2021. In addition, the pro forma statements include certain closed acquisitions that are insignificant individually and in the aggregate with an acquisition date through the date of this proxy statement. The combined pro forma totals on the statement of income and balance sheet represent the combined company as per the Merger Agreements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance for reverse acquisitions as provided in ASC 805, Business Combinations, with TestEquity and Gexpro Services treated as a combined entity as the accounting acquirer for financial reporting purposes and Lawson as the accounting acquiree. This determination was made as TestEquity and Gexpro Services are under the common control of an entity that will beneficially own a majority of the voting rights of the Combined Company such that they will have the ability to appoint a majority of the board of director’s positions of the Combined Company. On a combined basis, the revenue, assets, and the fair value of equity of TestEquity and Gexpro Services are larger than Lawson’s. In addition, Lawson’s, TestEquity’s and Gexpro Services’ senior management teams will remain in place and serve under the direction of the Combined Company’s board. Based on these factors, only Lawson will experience a change in control. Accordingly, under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of Lawson, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques.

Description of the Financing

Following the execution of the Merger Agreements, Lawson entered into the Debt Financing Commitment Letter with JP Morgan Chase Bank, N.A. (the “Initial Arranger”). Through the Debt Financing Commitment Letter, Lawson has requested that the Initial Arranger agree to arrange and syndicate senior secured credit facilities in an aggregate principal amount of up to $450,000,000 for Lawson and certain of its affiliates, consisting of a revolving credit facility in an initial aggregate principal amount of $200,000,000 (the “Revolving Facility”) and a term loan facility in an initial aggregate principal amount of $250,000,000 (the “Term Loan Facility” and, together with the Revolving Facility, the “Facilities” and each a “Facility”).

The Debt Financing Commitment Letter contemplates that the proceeds of the facilities will be used to (1) repay all obligations under and refinance (a) Lawson’s Existing Credit Agreement and (b) certain existing indebtedness of TestEquity and Gexpro Services and their respective affiliates in connection with the closing of the Transactions, (2) finance the working capital needs and general corporate purposes of the Combined Company and (3) pay fees and expenses in connection with the Transactions.

The interest rate is expected to be comprised of the greater of (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. changing when and as said prime rate changes, (b) the Federal

Reserve Bank of New York (NYFRB) rate on such day plus 0.5% and (c) the Adjusted Term SOFR Rate for a one month interest period on such day plus 1%, plus an additional margin ranging from 0.0% to 1.5% per annum. The interest rates assumed for purposes of preparing this unaudited pro forma condensed combined financial information related to the new term loan facility is approximately 5.0% as of September 30, 2021.

The Debt Financing Commitment Letter contemplates that the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the Term Loan Facility, commencing on the last day of the first full fiscal quarter ending after the closing date of the Facilities.

Basis of Pro Forma Presentation

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes, which are included elsewhere or incorporated by reference in this proxy statement:

•

Lawson’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2021 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, incorporated by reference in this proxy;

•

Lawson’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020 included in its Annual Report on Form 10-K filed for the year ended December 31, 2020, incorporated by reference in this proxy;

•

Gexpro Services’ audited consolidated financial statements and the related notes thereto as of September 25, 2021 and for the period from January 1, 2021 to September 25, 2021 included elsewhere in this proxy statement;

•

Gexpro Services’ audited consolidated financial statements and the related notes thereto as of December 31, 2020 and for the period from February 23, 2020 to December 31, 2020 included elsewhere in this proxy statement;

•

Gexpro Services’ unaudited abbreviated Combined Statement of Net Revenue and Direct Operating Expenses for the period from January 1, 2020 to February 23, 2020 included elsewhere in this proxy statement;

•	TestEquity’s unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2021 included elsewhere in this proxy statement; and

•	TestEquity’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2020 included elsewhere in this proxy statement.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Lawson management; however, it is not necessarily indicative of what Lawson’s consolidated financial condition or results of operations actually would have been assuming the Transactions had been consummated as of the dates indicated, nor does it purport to represent Lawson’s consolidated financial position or results of operations for future periods. As the Mergers will be accounted for as a reverse acquisition with TestEquity and Gexpro Services as the combined accounting acquirer and Lawson as the accounting acquiree, acquisition accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, is applied to Lawson. Accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of Lawson, based on their estimated acquisition-date fair values. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this proxy statement. Certain valuations and assessments, including valuations of the intangible assets and liabilities, as well as the assessment of the tax positions and rates of the combined business, are in process and will not be completed until subsequent to the close of the proposed Mergers. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Lawson as the acquired company, Lawson used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The debt that is anticipated to be incurred in connection with the closing of the Mergers is included in the unaudited pro forma condensed combined financial information reflecting the terms and rates Lawson expects to achieve based on current market rates. The actual financing and terms of the refinancing will be subject to market conditions. Actual adjustments and transaction costs may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Lawson is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes while Management’s Adjustments are only included within the accompanying notes.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Gexpro Services and TestEquity. Lawson believes their accounting policies are similar in most material respects to those of Gexpro Services and TestEquity with the exception of leases. Gexpro Services and TestEquity have not yet adopted ASC 842 but will be required to adopt the standard following consummation of the Mergers. Pro formas adjustments are reflected within the financial information for the adoption of ASC 842 by Gexpro Services and TestEquity. Certain reclassifications have been made to conform the presentation of financial information to that of Gexpro Services and TestEquity. Upon completion of the Mergers, or as more information becomes available, Lawson will perform a more detailed review of Gexpro Services’ and TestEquity’s accounting policies. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements contained in this proxy statement.

Other Closed Acquisitions

The unaudited pro forma condensed combined financial information also gives effect to other closed acquisitions. Although these closed acquisitions are not individually significant or significant in the aggregate and therefore separate financial statements are not included, pro forma financial information was considered meaningful as these closed acquisitions are specified in the Merger Agreements. Closed acquisitions are included in the unaudited pro forma condensed combined statement of operations as if such acquisitions occurred on January 1, 2020 and the unaudited pro forma condensed combined balance sheet gives effect to such acquisitions as if they had occurred on September 30, 2021. Additionally, Gexpro and TestEquity have had discussions with the owners/shareholders of additional potential acquisitions specified in the Merger Agreements. If the additional potential acquisitions were to be completed, the consideration for these possible but not yet probable acquisitions could potentially involve Lawson issuing additional common shares pursuant to the terms of the Merger Agreements. The additional potential acquisitions are in various stages of negotiations and have not received the necessary approvals, including approval of a committee of the Lawson board of directors comprised of independent directors. As a result, the additional potential acquisitions are deemed possible but not yet probable of occurring and are therefore not presented in the pro forma statements and related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

As of September 30, 2021

	Historical	Adjusted	Historical
	TestEquity	Gexpro Services	Lawson					Pro forma Combined
	As of September 30, 2021	As of September 25, 2021 (Note 2b)	As of September 30, 2021	Reclassification adjustments	Pro forma adjustments (Note 4)			As of September 30, 2021
Assets
Current Assets:
Cash and cash equivalents	$6,507	$3,136	$7,460	$—	$(9,679)	(a	)	$7,425
Restricted cash	—	—	197	—	—			197
Accounts receivable, less allowance for doubtful accounts	39,211	50,864	50,779	—	—			140,854
Inventories, net	37,941	92,660	67,452	—	—			198,053
Miscellaneous receivables and prepaid expenses	3,641	5,188	8,629	—	(349)	(b	)	17,109
Income tax receivable	—	1,224	—	94	—			1,318

Total current assets	$87,300	$153,072	$134,517	$94	$(10,028)			$364,956

Property, plant and equipment, less accumulated depreciation and amortization	$5,871	$8,422	$17,794	$—	$19,816	(c	)	$51,903
Rental equipment, net	21,624	—	—	—	—			21,624
Deferred income taxes	—	1,440	18,877	—	—			20,317
Goodwill	63,147	31,053	35,253	—	228,919	(d	)	358,372
Cash value of life insurance	—	—	18,240	—	—			18,240
Intangible assets, net	51,678	34,829	16,796	—	163,957	(d	)	267,260
Right of use assets	—	—	12,702	—	18,831	(f	)	31,533
Other assets	167	1,167	318	—	1,333	(e	)	2,985

Total assets	$229,787	$229,983	$254,497	$94	$422,828			$1,137,189

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$29,821	$24,637	$25,585	$—	$—			$80,043
Current portion of long term debt	122,415	600	—	—	(110,515)	(g	)	12,500
Income tax payable	(58)	(36)	—	94	—			—
Revolving loan facility	1,000	—	—	—	(1,000)	(g	)	—
Lease obligation	—	—	4,348	—	4,970	(f	)	9,318
Accrued expenses and other liabilities	—	9,646	39,083	—	6,255	(h	)	54,984

Total current liabilities	$153,178	$34,847	$69,016	$94	$(100,290)			$156,845

Long-term debt	$—	$69,939	$—	$—	$175,894	(g	)	$245,833
Revolving line of credit	—	—	10,900	—	(10,900)	(g	)	—
Security bonus plan	—	—	10,853	—	—			10,853
Lease obligation	—	—	9,744	—	13,861	(f	)	23,605
Deferred compensation	—	—	11,821	—	—			11,821
Deferred tax liability	3,011	289	2,945	—	45,704	(j	)	51,949
Other liabilities	—	—	4,862	—	75,000	(i	)	79,862

Total liabilities	$156,189	$105,075	$120,141	$94	$199,269			$580,768

Stockholders’ Equity
Common stock	$—	$—	$9,306	$—	$12,000	(k	)	$21,306
Capital in excess of par value	102,200	89,056	21,546	—	361,061	(k	)	573,863
Members equity	—	7,228	—	—	(7,228)	(k	)	—
Retained earnings	(28,568)	27,202	111,796	—	(141,518)	(k	)	(31,088)
Treasury stock	—	—	(9,048)	—	—			(9,048)
Stockholders’ distribution	—	—	—	—	—			—
Accumulated other comprehensive income (loss)	(34)	1,422	756	—	(756)	(k	)	1,388

Total stockholders’ equity	$73,598	$124,908	$134,356	$—	$223,559			$556,421

Total liabilities and stockholders’ equity	$229,787	$229,983	$254,497	$94	$422,828			$1,137,189

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

For the Nine Months Ended September 30, 2021

	Adjusted		Historical
	TestEquity	Gexpro Services	Lawson			Pro forma Combined
	Nine months ended September 30, 2021 (Note 2c)	Nine months ended September 25, 2021 (Note 2a)	Nine months ended September 30, 2021	Pro forma adjustments (Note 5)		Nine months ended September 30, 2021
Total revenue	$208,902	$247,452	$315,666	$—		$772,020
Cost of goods sold	162,146	173,893	150,440	—		486,479

Gross profit	$46,756	$73,559	$165,226	$—		$285,541

Operating expenses:
Selling expenses	$18,832	$10,454	$72,945	$—		$102,231
General and administrative expenses	25,543	42,973	79,469	15,249	(a), (b), (c)	163,234

Operating expenses	$44,375	$53,427	$152,414	$15,249		$265,465

Operating income	$2,381	$20,132	$12,812	$(15,249)		$20,076
Interest expense	(8,325)	(4,627)	(710)	3,912	(d)	(9,750)
Other income (expense), net	(107)	(205)	802	—		490

Income (loss) before income taxes	$(6,051)	$15,300	$12,904	$(11,337)		$10,816
Income tax expense (benefit)	(1,852)	3,712	2,717	(2,835)	(e)	1,742

Net income (loss)	$(4,199)	$11,588	$10,187	$(8,503)		$9,073

Basic income per share of common stock			1.12			0.43
Diluted income per share of common stock			1.09			0.43
Weighted average shares outstanding:
Basic weighted average shares outstanding			9,073			21,073
Effect of dilutive securities outstanding			273			273

Diluted weighted average shares outstanding			9,346			21,346

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

For the Year Ended December 31, 2020

	Adjusted		Historical
	TestEquity	Gexpro Services	Lawson			Pro forma Combined
	Year ended December 31, 2020 (Note 2c)	Year ended December 31, 2020 (Note 2a)	Year ended December 31, 2020	Pro forma adjustments (Note 5)		Year ended December 31, 2020
Total revenue	$265,961	$335,561	$351,591	$—		$953,113
Cost of goods sold	213,412	247,651	165,053	—		626,117

Gross profit	$52,549	$87,910	$186,538	$—		$326,996

Operating expenses:
Selling expenses	$22,675	$15,350	$76,775	$—		$114,800
General and administrative expenses	37,214	56,363	89,213	12,718	(a), (c)	195,508

Operating expenses	$59,889	$71,713	$165,988	$12,718		$310,308

Operating income	$(7,340)	$16,197	$20,550	$(12,718)		$16,689
Interest expense	(10,525)	(5,554)	(654)	3,733	(d)	(13,000)
Other income (expense), net	(54)	261	889	—		1,096

Income before income taxes	$(17,919)	$10,903	$20,785	$(8,985)		$4,784
Income tax expense	(4,647)	2,071	5,672	(2,246)	(e)	850

Net income	$(13,272)	$8,832	$15,113	$(6,739)		$3,934

Basic income per share of common stock			1.68			0.19
Diluted income per share of common stock			1.62			0.18
Weighted average shares outstanding:
Basic weighted average shares outstanding			9,020			21,020
Effect of dilutive securities outstanding			311			311

Diluted weighted average shares outstanding			9,331			21,331

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Lawson is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes while Management’s Adjustments are only included within the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited condensed consolidated balance sheet of Lawson as of September 30, 2021, the audited consolidated balance sheet of Gexpro Services as of September 25, 2021 and the adjusted unaudited consolidated balance sheet of TestEquity as of September 30, 2021, giving effect to (i) the Transactions as if they had been completed on September 30, 2021 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the fiscal year ended December 31, 2020 give effect to (i) the Transactions as if they had been completed on January 1, 2020, the beginning of Lawson’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 was prepared using Lawson’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021, Gexpro Services’ audited consolidated statement of operations for the nine months ended September 25, 2021 and TestEquity’s adjusted unaudited consolidated statement of operations for the nine months ended September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 30, 2020 was prepared using Lawson’s historical audited consolidated statement of operations for the year ended December 30, 2020, Gexpro Services’ abbreviated Combined Statement of Net Revenue and Direct Operating Expenses for the period from January 1, 2020 to February 23, 2020 and audited consolidated statement of operations for the period from February 23, 2020 to December 31, 2020 and TestEquity’s adjusted audited condensed consolidated statement of operations for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance for reverse acquisitions as provided in ASC 805, Business Combinations, with TestEquity and Gexpro Services treated as a combined entity as the accounting acquirer for financial reporting purposes and Lawson as the accounting acquiree. This determination was made as TestEquity and Gexpro Services are under the common control of an entity that will beneficially own a majority of the voting rights of the Combined Company and therefore, only Lawson will experience a change in control. Accordingly, under the acquisition method of accounting, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of Lawson, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques.

The unaudited pro forma condensed combined financial information may differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

Note 2. Adjustments to Gexpro Services’ and TestEquity’s Historical Financial Statements

(2a) Adjustments to Gexpro Services’ historical statements of income related to closed acquisitions:

Gexpro Services’ adjusted combined statement of income for the nine months ended September 25, 2021 and year ended December 31, 2020 was prepared (i) by combining Gexpro Services’ historical audited consolidated statement of income for the nine months ended September 25, 2021 with the historical statement of income for Gexpro Services’ closed acquisitions (Omni, National Engineered Fasteners, NEF Fasteners de Mexico, Resolux, and SIS) through either their respective acquisition dates or through September 30, 2021 if the acquisition date occurred after such date and (ii) by combining Gexpro Services’ abbreviated Combined Statement of Net Revenue and Direct Operating Expenses for the period from January 1, 2020 to February 23, 2020, Gexpro Services’ historical audited consolidated statement of income for the period from February 23, 2020 through December 31, 2020 and the historical statement of income for Gexpro Services’ closed acquisitions (Omni, National Engineered Fasteners, NEF Fasteners de Mexico, Resolux, and SIS) for the year ended December 31, 2020. Reclassification adjustments are included to conform the presentation to Lawson’s selling expenses and cost of goods sold from selling, general and administrative expenses.

	Historical							Adjusted Combined
	Gexpro Services	Omni	National Engineered Fasteners	NEF Fasteners de Mexico	Resolux	SIS		Gexpro Services
	Nine months ended September 25, 2021	Five months ended May 31, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2021	Nine months ended September 30, 2021	Reclassification adjustments	Nine months ended September 30, 2021
Total revenue	$189,335	$2,354	$18,594	$4,256	$26,092	$6,821	$—	$247,452
Cost of goods sold	128,582	930	13,658	3,241	17,832	4,772	4,878	173,893

Gross profit	$60,753	$1,424	$4,935	$1,015	$8,260	$2,049	$(4,878)	$73,559

Operating expenses:
Selling expenses	$—	$—	$368	$—	$—	$165	$9,920	$10,454
General and administrative expenses	—	—	2,964	—	—	—	40,010	42,973
Selling, general and administrative	47,772	1,068	1	421	4,461	1,085	(54,808)	—

Operating expenses	$47,772	$1,068	$3,333	$421	$4,461	$1,250	$(4,878)	$53,427

Operating income	$12,981	$356	$1,603	$594	$3,799	$799	$—	$20,132
Interest expense	(4,368)	—	(109)	(150)	—	—	—	(4,627)
Other income (expense), net	—	—	(6)	(79)	(120)	—	—	(205)

Income before income taxes	$8,613	$356	$1,488	$365	$3,679	$799	$—	$15,300
Income tax expense	1,953	40	390	93	1,236	—	—	3,712

Net income	$6,660	$316	$1,098	$272	$2,443	$799	$—	$11,588

	Historical								Adjusted Combined
	Gexpro Services	Gexpro Services	Omni	National Engineered Fasteners	NEF Fasteners de Mexico	Resolux	SIS		Gexpro Services
	January 1, 2020 through February 23, 2020	February 23, 2020 through December 31, 2020	Year ended December 31, 2020	Year ended December 31, 2020	Year ended December 31, 2020	Year ended December 31, 2020	Year ended December 31, 2020	Reclassification adjustments	Year ended December 31, 2020
Total revenue	$36,566	$213,343	$6,152	$31,524	$4,795	$34,696	$8,485	$—	$335,561
Cost of goods sold	26,000	150,379	3,131	24,132	4,100	25,955	5,719	8,235	247,651

Gross profit	$10,566	$62,964	$3,021	$7,392	$695	$8,741	$2,766	(8,235)	$87,910

Operating expenses:
Selling expenses	$—	$—	$—	$—	$—	$—	$—	15,350	$15,350
General and administrative expenses	—	—	—	—	—	—	—	56,363	56,363
Selling, general and administrative	9,260	54,397	2,245	5,180	511	6,371	1,984	(79,948)	—

Operating expenses	$9,260	$54,397	$2,245	$5,180	$511	$6,371	$1,984	$(8,235)	$71,713

Operating income	$1,306	$8,567	$776	$2,212	$184	$2,370	$782	—	$16,197
Interest expense	—	(5,421)	—	—	(133)	—	—	—	(5,554)
Other income (expense), net	—	—	47	853	2	(641)	—	—	261

Income before income taxes	$1,306	$3,146	$823	$3,064	$53	$1,729	$782	$—	$10,903
Income tax expense	—	921	—	818	16	316	—	—	2,071

Net income	$1,306	$2,225	$823	$2,246	$37	$1,413	$782	$—	$8,832

(2b) Adjustments to Gexpro Services’ historical balance sheet related to closed acquisitions:

Gexpro Services’ adjusted combined balance sheet as of September 25, 2021 was prepared by combining Gexpro Services’ historical audited consolidated balance sheet as of September 25, 2021 with the historical balance sheets for Gexpro Services’ closed acquisitions (National Engineered Fasteners, NEF Fasteners de Mexico, Resolux, and SIS) that had acquisition dates after September 25, 2021. The unaudited information was derived from the underlying books and records of each respective company and adjusted to exclude items not considered as part of the acquisition.

	Historical						Adjusted Combined
	Gexpro Services	National Engineered Fasteners	NEF Fasteners de Mexico	Resolux	SIS		Gexpro Services
	As of September 25, 2021	As of September 30, 2021	As of September 30, 2021	As of September 30, 2021	As of September 30, 2021	Assets / Liabilities not assumed	As of September 25, 2021
Assets
Current Assets:
Cash and cash equivalents	$3,056	$80	$123	$2,609	$307	$(3,039)	$3,136
Accounts receivable, less allowance for doubtful accounts	38,314	4,201	979	6,377	1,972	(979)	50,864
Inventories, net	75,170	9,913	2,754	3,910	913	—	92,660
Income tax receivable	—	—	—	1,224	—	—	1,224
Miscellaneous receivables and prepaid expenses	3,951	52	262	845	78	—	5,188

Total current assets	$120,491	$14,246	$4,118	$14,965	$3,270	$(4,018)	$153,072

Property, plant and equipment, less accumulated depreciation and amortization	$7,226	$455	$152	$461	$128	$—	$8,422
Deferred income taxes	1,440	—	—	—	—	—	1,440
Goodwill	31,053	—	—	—	—	—	31,053
Intangible assets, net	34,829	—	—	—	—	—	34,829
Other assets	—	1,075	—	92	—	—	1,167

Total assets	$195,039	$15,776	$4,270	$15,518	$3,398	$(4,018)	$229,983

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$19,664	$1,232	$584	$2,831	$910	$(584)	$24,637
Current portion of long term debt	600	—	—	—	274	(274)	600
Income tax payable	—		109	(36)	—	(109)	(36)
Accrued expenses and other liabilities	7,703	156	38	1,553	234	(38)	9,646

Total current liabilities	$27,967	$1,388	$731	$4,348	$1,418	$(1,005)	$34,847

Long-term debt	$69,939	$3,956	$3,488	$5,973	$—	$(13,417)	$69,939
Deferred tax liability	289	—	—	—	—	—	289
Other liabilities	—	—	—	—	—	—	—

Total liabilities	$98,195	$5,344	$4,219	$10,321	$1,418	$(14,422)	$105,075

Stockholders’ Equity
Capital in excess of par value	$89,056	$—	$—	$—	$—	$—	$89,056
Retained earnings	6,366	10,432	—	—	—	10,404	27,202
Members’ equity	—	—	51	5,197	1,980	—	7,228
Accumulated other comprehensive income (loss)	1,422	—	—	—	—	—	1,422

Total stockholders’ equity	$96,844	$10,432	$51	$5,197	$1,980	$10,404	$124,908

Total liabilities and stockholders’ equity	$195,039	$15,776	$4,270	$15,518	$3,398	$(4,018)	$229,983

(2c) Adjustments to TestEquity’s historical financial statements:

TestEquity’s adjusted combined statement of income for the nine months ended September 30, 2021 and year ended December 31, 2020 was prepared by combining TestEquity’s historical unaudited consolidated statement of income for the nine months ended September 30, 2021 and audited consolidated statement of income for the year ended December 31, 2020, with the historical statement of income for TestEquity’s closed acquisition (MCS) through its acquisition date.    The historical unaudited statement of income for MCS for the year end February 28, 2021 has been prepared utilizing period ends that differ by less than one quarter, as permitted by Rule 11-02 of Regulation S-X. MCS’ seven months ended July 31, 2021 statement of income was derived from its five months ended July 31, 2021 results, adjusted to include the two months ended February 28, 2021 (with those two months also included in the results for the year ended February 28, 2021), as permitted by Rule 11-02 of Regulation S-X.    Reclassification adjustments are included to conform the presentation to Lawson’s selling expenses and cost of goods sold from selling, general and administrative expenses.

	Historical			Adjusted Combined
	TestEquity	MCS		TestEquity
	Nine months ended September 30, 2021	January 1, 2021 through July 31, 2021	Reclassification adjustments	Nine months ended September 30, 2021
Total revenue	$201,477	$7,425	$—	$208,902
Cost of goods sold	152,257	4,179	5,710	162,146

Gross profit	$49,220	$3,246	$(5,710)	$46,756

Operating expenses:
Selling expenses	$—	$—	$18,832	$18,832
General and administrative expenses	—	—	25,543	25,543
Selling, general and administrative	43,768	1,778	(45,546)	—
Depreciation and amortization	4,539	—	(4,539)	—

Operating expenses	$48,307	$1,778	$(5,710)	$44,375

Operating income	$913	$1,468	$—	$2,381
Interest expense	(8,325)	—	—	(8,325)
Other income (expense), net	(148)	41	—	(107)

Income before income taxes	$(7,560)	$1,509	$—	$(6,051)
Income tax expense	(1,994)	142	—	(1,852)

Net income	$(5,566)	$1,367	$—	$(4,199)

	Historical			Adjusted Combined
	TestEquity	MCS		TestEquity
	Year ended December 31, 2020	Year ended February 28, 2021	Reclassification adjustments	Year ended December 31, 2020
Total revenue	$256,292	$9,669	$—	$265,961
Cost of goods sold	201,196	5,414	6,802	213,412

Gross profit	$55,096	$4,255	$(6,802)	$52,549

Operating expenses:
Selling expenses	$—	$—	$22,675	$22,675
General and administrative expenses	—	—	37,214	37,214
Selling, general and administrative	58,615	1,604	(60,219)	—
Depreciation and amortization	6,472	—	(6,472)	—

Operating expenses	$65,087	$1,604	$(6,802)	$59,889

Operating income	$(9,991)	$2,651	$—	$(7,340)
Interest expense	(10,531)	6	—	(10,525)
Other income (expense), net	(54)	—	—	(54)

Income before income taxes	$(20,576)	$2,657	$—	$(17,919)
Income tax expense (benefit)	(4,647)	—	—	(4,647)

Net income	$(15,929)	$2,657	$—	$(13,272)

Note 3. Calculation of Accounting Consideration and Preliminary Purchase Price Allocation in the Mergers

The fair value of the accounting consideration to be transferred upon completion of the Mergers will include the fair value of Lawson common stock to be issued to Gexpro Services and TestEquity stockholders pursuant to the Merger Agreements and in connection with the consummation of the Mergers. The estimated consideration is as follows:

(in thousands, except share data)	Total
Number of Lawson common shares as of January 5, 2022	9,115,584
Price per share of Lawson common stock at January 5, 2022	50.60

Fair value of Lawson common shares at January 5, 2022	$461,249

Preliminary estimate of fair value of share-based instruments	2,301

Fair value of total estimated purchase consideration transferred	$463,550

Cash paid for closed acquisitions	59,543

Total consideration	$523,092

The following table shows the change in the price per share of Lawson common stock, estimated accounting consideration and goodwill:

(in thousands, except share data)	Price per Share of Lawson Common Stock	Estimated Accounting Consideration	Estimated Goodwill
Increase of 10%	55.66	569,217	303,981
Decrease of 10%	45.54	476,967	211,731

The table below represents a preliminary allocation of the estimated total accounting consideration to Lawson’s assets and liabilities in the Mergers based on Lawson’s preliminary estimate of its fair value (in thousands):

(in thousands, except share data)	Total
Current assets	134,517
Property, plant, and equipment, net	37,610
Identifiable intangible assets	163,000
Cash value of life insurance	18,240
Right of use assets	12,702
Deferred tax assets	18,877
Other assets	318

Total Assets	385,264

Accounts payable	25,585
Accrued expenses and other liabilities	39,083
Lease obligations—current	4,348
Revolving loan facility	10,900
Long-term debt	—
Security bonus plan	10,853
Lease obligations—noncurrent	9,744
Deferred compensation	11,821
Deferred tax liability	48,649
Other liabilities	4,862

Total Liabilities	165,845

Net assets acquired	219,419
Estimated purchase consideration transferred	463,550

Estimated Goodwill	244,131

The table below represents a preliminary allocation of the estimated total consideration to the assets and liabilities of closed acquisitions (National Engineered Fasteners NEF Fasteners de Mexico, and Resolux, and SIS) in relation to the Mergers based on each acquisition’s respective preliminary estimate of its fair value (in thousands):

(in thousands, except share data)	National Engineered Fasteners	NEF Fasteners de Mexico	Resolux	SIS	Total
Current assets	14,246	3,016	12,356	2,963	32,581
Property, plant, and equipment, net	455	152	461	128	1,196
Identifiable intangible assets	—	—	9,825	7,928	17,753
Other assets	1,075	—	92	—	1,167

Total Assets	15,776	3,168	22,734	11,019	52,697

Accounts payable	1,232	—	2,831	910	4,973
Income tax payable	—	—	(36)	—	(36)
Accrued expenses and other liabilities	156	—	1,553	234	1,943

Total Liabilities	1,388	—	4,348	1,144	6,880

Net assets acquired	14,388	3,168	18,386	9,875	45,817
Estimated cash consideration	12,101	3,332	32,360	11,750	59,543
Gexpro Services share consideration	2,720	—	3,596	—	6,316

Estimated Goodwill	433	164	17,569	1,875	20,041

The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. Lawson estimated the fair value of the assets and liabilities based on discussions with Gexpro Services’ and TestEquity’s management, and Lawson’s due diligence review in connection with the Mergers. The analysis was performed at an aggregate level and was based on estimates that are reflective of market participant assumptions.

Upon completion of the Mergers, additional valuation work will be performed. Increases or decreases in the fair value of relevant balance sheet amounts and in the value of the total merger consideration will result in adjustments to the balance sheet and/or statement of operations until the purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Mergers. Lawson anticipates that the valuations of Gexpro Services’ and TestEquity’s assets and liabilities will include, but not be limited to, inventory; property, plant and equipment; customer relationships; trade names and trademarks; and other potential intangible assets. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of Lawson’s and the closed acquisitions’ assets and liabilities.

The final total consideration and amounts allocated to Lawson’s assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. Consideration could decrease based on the market price of Lawson common stock which would have a corresponding increase in the amount of goodwill that would result from the Mergers. A decrease in the fair value of Lawson’s assets or an increase in the fair value of Lawson’s liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Mergers. In addition, if the value of the property, plant and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statement of operations. Any such increases could be material, and could result in Lawson’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Approximate Fair Value
	Lawson Products	Resolux	SIS	Total	Estimated Useful Life
(dollars in thousands)					(in years)
Customer relationships	117,000	7,052	5,691	129,743	12.0
Tradenames	46,000	2,773	2,237	51,010	15.0

Total Assets	163,000	9,825	7,928	180,753

The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and detailed in Note 5. The identifiable intangible assets and related amortization have been estimated using a straight line method and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the consumption method. Therefore, the amount of amortization following the Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Estimated future amortization expense for other intangible assets as of September 30, 2021 is as follows:

(in thousands)
Three months ended December 31, 2021	$3,553
Fiscal year 2022	14,213
Fiscal year 2023	14,213
Fiscal year 2024	14,213
Fiscal year 2025	14,213
Fiscal year 2026 and thereafter	120,347

Note 4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Represents adjustments to the Combined Company cash balance, including (i) net proceeds from Lawson’s anticipated new debt financing, (ii) repayment of Lawson’s, Gexpro Services’ and TestEquity’s debt instruments anticipated to be repaid in connection with the closing of the Mergers, including any fees associated with the repayment, (iii) the purchase of closed known acquisitions (National Engineered Fasteners, NEF Fasteners de Mexico, Resolux, and SIS).

(in thousands)
To record the issuance of new debt facility	257,000
Repayment of Lawson debt	(10,900)
Repayment of Gexpro Services debt	(72,226)
Repayment of TestEquity debt	(124,010)
Cash consideration of National Engineered Fasteners	(12,101)
Consideration of NEF Fasteners de Mexico	(3,332)
Cash consideration of Resolux	(32,360)
Consideration of SIS	(11,750)

Total	(9,679)

(b) To reflect the adjustment to eliminate the debt issuance costs on the Lawson revolving line of credit.

(c) To reflect the adjustment to record Lawson’s property, plant and equipment at fair value.

(d) Reflects the acquisition method of accounting based on the estimated fair value, largely based on benchmarking analysis of other similar transactions, of the intangible assets of Lawson, National Engineered Fasteners and NEF Fasteners de Mexico. Goodwill represents the difference between the fair value of the estimated merger consideration and the fair value of the assets acquired and liabilities assumed in the Mergers.

Total
Goodwill—elimination of Lawson Historical	$(35,253)
Goodwill—fair value—Lawson	244,131
Goodwill—fair value—known and closed acquisitions	20,041

Total goodwill pro forma adjustment	228,919

Total
Intangible assets—elimination of Lawson Historical	$(16,796)
Intangible assets—fair value—Lawson	163,000
Intangible assets—fair value—known and closed acquisitions	17,753

Total intangible assets pro forma adjustment	163,957

(e) To reflect the adjustment to establish new debt issuance costs for the revolving line of credit.

(f) To reflect the adjustment for the adoption of ASC 842 Lease Accounting for Gexpro Services and TestEquity.

	Gexpro Services	TestEquity	Total
Right of Use Assets—operating	$9,463	$9,368	$18,831
Lease obligation—current	2,536	2,434	4,970
Lease obligation—noncurrent	6,927	6,934	13,861

(g) To record issuance of new Lawson long-term debt and related debt issuance costs and eliminate the Lawson, Gexpro Services and TestEquity historical debt and related debt issuance costs that have no future economic benefit, as follows:

(in thousands)
Establish current portion of long-term debt	$12,500
Repayment of TestEquity current portion of long-term debt	(123,010)
Repayment of Gexpro Services current portion of long-term debt	(600)
Repayment of TestEquity current portion of long-term debt—elimination of deferred financing costs	595

Total current portion of long-term debt pro forma adjustment	$(110,515)

(in thousands)
Repayment of TestEquity revolving credit facility	(1,000)

Total revolving credit facility pro forma adjustment	$(1,000)

(in thousands)
Repayment of Lawson revolving line of credit	(10,900)

Total revolving line of credit pro forma adjustment	$(10,900)

(in thousands)
Establish additional long-term debt	$247,500
Estimated deferred financing costs—term loan	(1,667)
Repayment of Gexpro Services long-term debt	(71,626)
Repayment of Gexpro Services long-term debt—elimination of deferred financing costs	1,687

Total long-term debt pro forma adjustment	$175,894

(h) To reflect the adjustment to accrue transactions costs.

(i) To record value of the second earnout opportunity. The Company is in the process of evaluating the accounting, but for pro forma purposes has assumed that the earnout obligation will be a derivative liability and has estimated the fair value based on the expected number of shares to be settled in the transaction.

(j) To record deferred tax liabilities in the fair value changes of intangibles. The estimate of deferred taxes was determined based on the changes in the book basis of the intangible assets to be acquired compared to the historical basis reflected in Lawson’s historical financial statements. An estimated weighted average statutory rate of 25.0% was applied. The estimated weighted average statutory rate of 25% was determined by using the federal statutory rate of 21% and the combined estimated state effective rate of 4%, net of federal benefit. This estimate of deferred income taxes is preliminary and is subject to change based on the combined company’s final determination of the assets acquired and liabilities assumed and their respective fair values.

(k) Reflects (i) the elimination of Lawson’s and the known and closed acquisitions’ historical capital in excess of par value (net of the par value of common and treasury stock), members equity, retained earnings, and accumulated other comprehensive income, (ii) the issuance of approximately 10.5 million shares of Lawson common stock to be issued in the Mergers, and (iii) the estimated transaction advisory costs and extinguishment of deferred financing and debt issuance costs.

	Common stock	Capital in excess of par value	Members Equity	Retained earnings	Treasury Stock	Accumulated other comprehensive income
Elimination of Lawson historical balances	$(9,306)	$(21,546)	$—	$(111,796)	$9,048	$(756)
Establish par value of Lawson common and treasury stock	9,306	(258)	—	—	(9,048)	—
Elimination of known and closed acquisitions historical balances	—	—	(7,228)	(20,836)	—	—
Issuance of Gexpro Services equity in relation to closed acquisitions	—	6,316	—	—	—	—
Issuance of Lawson common stock as merger consideration	10,300	365,949	—	—	—	—
Issuance of Lawson common stock as estimated—first earnout opportunity	200	9,800	—	—	—	—
Issuance of Lawson common stock as estimated—second earnout opportunity	1,500	(1,500)	—	—	—	—
Fair value adjustment of share-based compensation awards		2,301
Estimated transaction costs and extinguishment of the deferred financing and debt issuance costs	—	—	—	(8,886)	—	—

Total	$12,000	$361,061	$(7,228)	$(141,518)	$—	$(756)

Note 5. Notes to Unaudited Pro Forma Condensed Combined Statements of Income

(a) Reflects the adjustments to eliminate historical amortization expense on Lawson and recognize new amortization expense related to identifiable intangible assets.

Pro forma nine months ended September 30, 2021
Reversal of historical amortization	$(1,800)
Amortization of purchased identifiable intangible assets	10,660

Total intangible asset amortization pro forma adjustment	$8,860

Pro forma year ended December 31, 2020
Reversal of historical amortization	$(1,700)
Amortization of purchased identifiable intangible assets	14,213

Total intangible asset amortization pro forma adjustment	$12,513

(b) Unrecognized transaction costs of $6,255 thousand are included in the historical statement of operations for the nine months ended September 30, 2021.

(c) Reflects the incremental expense related to the adjustment to the fair value of share-based compensation awards of $134 thousand and $205 thousand for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively.

(d) Reflects the adjustments to (i) reverse interest expense associated with the anticipated repayment of Lawson’s, Gexpro Services’, and TestEquity’s existing debt and (ii) recognize new interest expense associated with the new debt financing.

Pro forma nine months ended September 30, 2021
Reversal of Lawson’s interest expense	$710
Reversal of Gexpro Services’ interest expense related to the repayment of Gexpro Services’ debt	4,627
Reversal of TestEquity’s interest expense related to the repayment of TestEquity’s debt	8,325
Interest expense on new debt financing	(9,750)

Total interest pro forma adjustment	$3,912

Pro forma year ended December 31, 2020
Reversal of Lawson’s interest expense	$654
Reversal of Gexpro Services’ interest expense related to the repayment of Gexpro Services’ debt	5,554
Reversal of TestEquity’s interest expense related to the repayment of TestEquity’s debt	10,525
Interest expense on new debt financing	(13,000)

Total interest pro forma adjustment	$3,733

A sensitivity analysis on interest expense for the nine months ended September 30, 2021 and the year ended December 31, 2020 has been performed to assess the effect a change of 1/8% of the hypothetical interest rate would have on the debt. The interest rates assumed for purposes of preparing this pro forma financial information related to the new term loan facility is approximately 5.0% as of September 30, 2021. This rate is expected to be comprised of the greater of (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. changing when and as said prime rate changes, (b) the Federal Reserve Bank of New York (NYFRB) rate on such day plus 0.5% and (c) the Adjusted Term SOFR Rate for a one month interest period on such day plus 1%, plus an additional margin ranging from 0.0% to 1.75% per annum. A 1/8% increase or decrease in interest rates would result in a change in pro forma interest expense of approximately $0.2 million for the nine months ended September 30, 2021 and approximately $0.3 million for the year ended December 31, 2020.

(e) Income taxes—The adjustments described in the footnote represent the income tax effect of the pro forma adjustments related to the Mergers. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25% for the nine months ended September 30, 2021, and year ended December 31, 2020.

	Pro forma nine months ended September 30, 2021	Pro forma year ended December 31, 2020
Income tax expense pro forma adjustment	$(2,835)	$(2,246)

(f) Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of Lawson common stock outstanding for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

Pro forma basic weighted average shares (in thousands)	Pro forma nine months ended September 30, 2021	Pro forma year ended December 31, 2020
Historical Lawson weighted average shares outstanding—basic	9,073	9,020
Shares issued of Lawson common stock to be issued pursuant to the Merger Agreements	12,000	12,000

Pro forma weighted average shares—basic	21,073	21,020

Pro forma diluted weighted average shares (in thousands)	Pro forma nine months ended September 30, 2021	Pro forma year ended December 31, 2020
Historical Lawson weighted average shares outstanding—diluted	9,346	9,331
Shares issued of Lawson common stock to be issued pursuant to the Merger Agreements	12,000	12,000

Pro forma weighted average shares—diluted	21,346	21,331

Note 6. Management Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Income

As a result of the Transactions, Lawson intends to achieve cost savings after the Mergers by implementing various programs to capture pricing opportunities and reduce certain expenses as described below. The adjustments for these line items are presented net of any dis-synergies.

The adjustments shown below include all adjustments that management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as efforts to combine Gexpro Services’ and TestEquity’s operations into Lawson’s operations progress.

	Nine months ended September 30, 2021
	Pro forma combined	Basic earnings per share	Diluted earnings per share
Net Income	$9,073	$0.43	$0.43
Management adjustments:
Pricing opportunities (1)	975
Product and freight savings (2)	1,725
IT and professional services (3)	2,475
Tax effect (4)	(1,294)

Net Income after management adjustments	$12,955	$0.61	$0.61

	Year ended December 31, 2020
	Pro forma combined	Basic earnings per share	Diluted earnings per share
Net Income	$3,934	$0.19	$0.18
Management adjustments:
Pricing opportunities (1)	1,300
Product and freight savings (2)	2,300
IT and professional services (3)	3,300
Tax effect (4)	(1,725)

Net Income after management adjustments	$9,109	$0.43	$0.43

(1)

Reflects pricing opportunities less the cost to achieve the sale through application of best practices across the Combined Company for certain customers. Material assumptions include acceptance by customers and sales representatives and price elasticity. Incremental costs to achieve the synergy will be incurred immediately with the related benefit realized within approximately 18 months.

(2)

Reflects opportunities to reduce product costs, increase rebates, and improve payment terms across the Combined Company through consolidating purchases amongst common suppliers to achieve higher tiers of discounts and rebates or shifting purchases of the same or similar product to fewer vendors. Material assumptions include acceptance by vendors and customers and uncertain improvements in product costs and payment terms. Incremental costs to achieve the synergy will be incurred immediately with the related benefit realized within approximately 12 months.

(3)

Reflects opportunities to reduce certain IT and professional services expenses offset by incremental public company costs not currently incurred by Gexpro Services or TestEquity through consolidating service providers and software vendors and standardizing processes across the Combined Company. Material assumptions include the ability to standardize business processes across the Combined Company and uncertain levels of cost improvements once aggregated. The synergy will be realized within 3 years as existing contracts expire and new contracts are negotiated.

(4)	The tax effect has been calculated based on the blended federal and state statutory rates applicable to the below adjustments of approximately 25.0%.

BOARD OF DIRECTORS AND MANAGEMENT OF LAWSON AFTER THE TRANSACTIONS

Lawson’s Board of Directors

The directors of Lawson serving on the Lawson board of directors immediately before the closing of the Mergers are expected to continue to serve as directors of Lawson immediately following the closing of the Mergers. The Merger Agreements do not include any provisions providing for any changes to the Lawson board of directors in connection with the closing of the Mergers.

Controlled Company Exemption

Following the closing of the Mergers, Lawson expects that it will qualify as a “controlled company,” as that term is defined by Rule 5615(c) of the NASDAQ Listing Rules. A controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Immediately following the completion of the Mergers, entities affiliated with LKCM and Mr. King will collectively beneficially own more than 50% of the voting power of the outstanding shares of Lawson common stock. Accordingly, Lawson believes that it will be generally exempt from the requirements of Rule 5615(c) of the NASDAQ Listing Rules that would otherwise require Lawson to have:

•	a majority of the Lawson board of directors comprised of independent directors;

•	a compensation committee comprised solely of independent directors; and

•

director nominees selected, or recommended for the Lawson board of directors’ selection, either by (1) independent directors constituting a majority of the Lawson board of directors’ independent directors in a vote in which only independent directors participate or (2) a nominating committee comprised solely of independent directors.

However, although subject to the controlled company exemption, Lawson expects to continue to have a majority of independent directors, a compensation committee comprised solely of independent directors, and a nominating committee comprised solely of independent directors.

Board Procedures and Committees

No material changes are currently contemplated to the procedures of the Lawson board of directors or any committees of the Lawson board of directors established thereby.

Director Compensation

Following the closing of the Mergers, compensation for Lawson directors will continue to be determined by the Lawson board of directors. Lawson anticipates that compensation for service on the Lawson board of directors will generally be consistent with the compensation provided to the current non-employee directors of Lawson. Following the closing of the Mergers, the Lawson board of directors will periodically assess the amount and terms of any compensation paid to directors. In addition, following the closing of the Mergers, Mr. King will continue to serve in his capacity as a member of the Lawson board of directors on an unpaid basis.

Post-Closing Management and Executive Officers

The executive officers of Lawson immediately before the closing of the Mergers are expected to be the executive officers of Lawson immediately following the closing of the Mergers. The Merger Agreements do not include any provisions providing for any changes to the executive officers of Lawson in connection with the closing of the Mergers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TestEquity Management Agreement

A subsidiary of TestEquity is party to a management agreement, dated as of April 28, 2017, with LKCM pursuant to which LKCM provides certain consulting and advisory services to certain subsidiaries of TestEquity. For the years ended December 31, 2021 and December 31, 2020, TestEquity accrued, but did not pay LKCM management fees pursuant to this management agreement. As of December 31, 2021, TestEquity had approximately $4.5 million in accrued and unpaid fees under this management agreement.

The TestEquity Merger Agreement requires that such management agreement be fully transferred and novated to, and fully assumed by, the TestEquity Equityholder or its designee (other than TestEquity and its subsidiaries) prior to or as of the closing of the TestEquity Merger without any further or continuing liability on the part of Lawson or any of its affiliates (including, after the closing, TestEquity and its subsidiaries).

Gexpro Services Management Agreement

A subsidiary of Gexpro Services is party to a management agreement, dated as of February 24, 2020, with LKCM pursuant to which LKCM provides certain consulting and advisory services to certain subsidiaries of Gexpro Services. For the year ended December 31, 2021 and the period from February 23, 2020 through December 31, 2020, Gexpro Services paid LKCM approximately $0.9 million and $0.9 million, respectively, in management fees pursuant to this management agreement. As of December 31, 2021, Gexpro Services had approximately $0.3 million in accrued and unpaid fees under this management agreement.

The Gexpro Services Merger Agreement requires that such management agreement be fully transferred and novated to, and fully assumed by, the Gexpro Services Stockholder or its designee (other than Gexpro Services and its subsidiaries) prior to or as of the closing of the Gexpro Services Merger without any further or continuing liability on the part of Lawson or any of its affiliates (including, after the closing, Gexpro Services and its subsidiaries).

DESCRIPTION OF LAWSON COMMON STOCK

The following summary is a description of the material terms of the Lawson common stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Lawson Charter and the Lawson Bylaws. You are urged to read those documents carefully. Copies of the Lawson Charter and the Lawson Bylaws are filed as Exhibits 3.1 and 3.2 to Lawson’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Authorized Capitalization

Lawson is currently authorized to issue 35,000,000 shares of common stock, $1.00 par value per share, and 500,000 shares of preferred stock, $1.00 par value per share. As of the record date, there were no shares of preferred stock outstanding.

The Lawson Charter provides that shares of preferred stock may be issued from time to time in series as may from time to time be determined by the Lawson board of directors, and that the Lawson board of directors has the authority to fix by resolution or resolutions prior to the issuance of any shares of a particular series of preferred stock, voting powers and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, subject to such limitations as may be prescribed by statute.

Common Stock

Issuance of Common Stock

Shares of Lawson common stock may be issued from time to time as the Lawson board of directors shall determine and on such terms and for such consideration as shall be fixed by the Lawson board of directors.

Dividends and Rights Upon Liquidation

After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of outstanding shares of Lawson common stock are entitled to receive dividends out of assets legally available at the time and in such amounts as the Lawson board of directors may from time to time determine. Lawson common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of Lawson common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding.

Voting Rights

The holders of Lawson common stock are entitled to vote at all meetings of the stockholders and, in all matters submitted to a vote of Lawson stockholders (other than the election of directors), are entitled to cast one vote for each share of Lawson common stock held by them respectively and standing in their respective names on the books of Lawson. Each stockholder of Lawson is entitled to cumulative voting with respect to the election of directors, which means that in all elections of directors of Lawson, each Lawson stockholder shall be entitled to as many votes as shall equal the number of votes which, except for the cumulative voting provisions, such stockholder would be entitled to cast for the election of directors with respect to such stockholder’s shares multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or distribute them among the number to be voted for, or any two or more of them.

Preemptive Rights

Holders of Lawson common stock do not have preemptive rights with respect to any shares that may be issued. Shares of Lawson common stock are not subject to redemption.

Business Combinations

The Lawson Charter requires (i) the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of capital stock of Lawson to approve any merger of Lawson or any subsidiary of Lawson with or into any other entity, any sale of all or any substantial part of the assets of Lawson or any subsidiary of Lawson or any issuance or transfer by Lawson or any subsidiary of Lawson of its securities in exchange for assets or securities or a combination thereof having an aggregate fair market value of 5% or more of the consolidated assets of Lawson and its subsidiaries as of the end of the preceding fiscal year if the other party to such transaction beneficially owns, directly or indirectly, 10% or more of the total voting power of all outstanding shares of capital stock of Lawson (such other party, the “10% stockholder”) and (ii) the approval of such transaction by the holders of a majority of the total voting power of all outstanding shares of capital stock of Lawson not beneficially owned by the 10% stockholder. The above requirements do not apply to (x) any transaction approved by two-thirds of the directors who are not representatives, affiliates or associates of the 10% stockholder or (y) any transaction with respect to which the Lawson board of directors has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder.

Certain Provisions of the Delaware General Corporation Law

Lawson is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned (x) by persons who are directors and also officers and (y) by certain employee stock plans) or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” generally means any person or entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an “interested stockholder,” and the affiliates and associates of such person. These provisions may have the effect of delaying, deferring or preventing a change in control.

Transfer Agent and Registrar

The transfer agent and registrar for Lawson common stock is Computershare. The transfer agent and registrar for any preferred stock Lawson issues will be set forth in the applicable prospectus supplement.

Listing

Lawson common stock is listed on NASDAQ under the symbol “LAWS”.

Exclusive Forum Provision

The Lawson Bylaws contain an exclusive forum provision providing that, unless Lawson consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Lawson, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of Lawson to Lawson or Lawson’s stockholders, (c) any action asserting a claim against Lawson or any director or officer or other employee of Lawson arising pursuant to any provision of the Delaware General Corporation Law or the Lawson Charter or the Lawson Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against Lawson or any director or officer or other employee of Lawson governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information (i) as of January 12, 2022, before giving effect to the Transactions, (ii) as of January 12, 2022, after giving effect to the Transactions as if they were completed on such date (and assuming issuance of only the minimum aggregate number of shares issuable in connection with the Mergers, which minimum is 10,300,000 shares), and (iii) as of January 12, 2022, after giving effect to the Transactions as if they were completed on such date (and assuming issuance of the maximum aggregate number of shares issuable in connection with the Mergers, which maximum is 12,000,000 shares), concerning the beneficial ownership by each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by Lawson to own beneficially more than 5% of the outstanding shares of Lawson common stock, each of Lawson’s directors, each of Lawson’s named executive officers for the fiscal year ended December 31, 2021, and all of Lawson’s executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois, 60631. Because the voting or dispositive power of certain shares listed in the following table is shared, in some cases the same securities are included with more than one name in the table. The total number of shares of Lawson common stock issued and outstanding as of January 12, 2022 is 9,115,584.

After giving effect to the issuance of the minimum 10,300,000 shares of Lawson common stock issuable in connection with the Mergers, the total number of shares of Lawson common stock issued and outstanding as of January 12, 2022 would be 19,415,584. After giving effect to the issuance of the maximum 12,000,000 shares of Lawson common stock issuable in connection with the Mergers, the total number of shares of Lawson common stock issued and outstanding as of January 12, 2022 would be 21,115,584.

	Before the Transactions			After the Transactions (Assuming Issuance of Only the Minimum Aggregate Shares Issuable in the Mergers)			After the Transactions (Assuming Issuance of the Maximum Aggregate Shares Issuable in the Mergers)
Name of Beneficial Owner	Number of Shares Beneficially Owned		%	Number of Shares Beneficially Owned		%	Number of Shares Beneficially Owned		%
Five Percent Stockholders:
Luther King Capital Management Corporation 301 Commerce Suite 1600 Fort Worth, Texas 76102	4,350,556	(1)	47.7%	14,650,556	(1)	75.5%	16,350,556	(1)	77.4%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	504,440	(2)	5.5%	504,440	(2)	2.6%	504,440	(2)	2.4%
Non-Executive Directors:
Andrew H. Albert	54,120		0.6%	54,120		0.3%	54,120		0.3%
I. Steven Edelson	39,120		0.4%	39,120		0.2%	39,120		0.2%
Lee S. Hillman	43,409		0.5%	43,409		0.2%	43,409		0.2%
J. Bryan King	4,350,556	(3)	47.7%	14,650,556	(3)	75.5%	16,350,556	(3)	77.4%
Mark F. Moon	5,898		*	5,898		*	5,898		*
Bianca A. Rhodes	—		*	—		*	—		*
Named Executive Officers:
Michael G. DeCata	113,291		1.2%	113,291		0.6%	113,291		0.5%
Shane T. McCarthy	12,467		0.1%	12,467		*	12,467		*
Ronald J. Knutson	35,746		0.4%	35,746		0.2%	35,746		0.2%
All Executive Officers and Directors as a group (16 persons)	4,690,926		51.5%	4,685,113		77.2%	4,685,113		79.0%

*	Less than 0.1 percent.

(1)

The amounts shown before and after giving effect to the Transactions include: (i) 1,699,871 shares held by PDLP Lawson, LLC (“PDP”), a wholly-owned subsidiary of LKCM Private Discipline Master Fund, SPC (“Master Fund”), (ii) 250,000 shares held by LKCM Investment Partnership, L.P. (“LIP”), (iii) 26,827 shares held by LKCM Micro-Cap Partnership, L.P. (“Micro”), (iv) 10,490 shares held by LKCM Core Discipline, L.P. (“Core”), (v) 592,326 shares held by LKCM Headwater Investments II, L.P. (“Headwater”), (vi) 1,761,494 shares held by Headwater Lawson Investors, LLC (“HWLI”), (vii) 2,500 shares held by a separately managed portfolio for which Luther King Capital Management Corporation (“LKCM”) serves as investment manager and (viii) 7,048 shares held by J. Bryan King. LKCM is the investment manager for Master Fund, LIP, Micro, Core, Headwater and HWLI. J. Luther King, Jr. is a controlling stockholder of LKCM and a controlling member of the general partner of LIP, J. Bryan King is a controlling member of the general partner of Micro, Core and Headwater and the president of Headwater and HWLI. J. Luther King, Jr. and J. Bryan King are controlling members of the general partner of the sole holder of the management shares of Master Fund.

The amounts shown after giving effect to the Transactions (assuming issuance of only the minimum aggregate number of shares issuable in connection with the Mergers) also include 3,300,000 shares of Lawson common stock that would be issued to the TestEquity Equityholder and 7,000,000 shares of Lawson common stock that would be issued to the Gexpro Services Stockholder in the Transactions. The amounts shown after giving effect to the Transactions (assuming issuance of the maximum aggregate number of shares issuable in connection with the Mergers) also include 4,000,000 shares of Lawson common stock that would be issued to the TestEquity Equityholder and 8,000,000 shares of Lawson common stock that would be issued to the Gexpro Services Stockholder in the Transactions. J. Bryan King is a member of the board of directors of TestEquity Equityholder.

Each of the persons and entities listed in this footnote expressly disclaims membership in a group under the Exchange Act and expressly disclaims beneficial ownership of the securities reported in the table, except to the extent of its pecuniary interest therein. See also footnote 3.

(2)

Based on a Schedule 13G/A filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP beneficially held sole voting power for 484,632 shares and held sole dispositive power for 504,440 shares on December 31, 2020.

(3)

The amounts shown before and after giving effect to the Transactions include: (i) 1,699,871 shares held by PDP, (ii) 250,000 shares held by LIP, (iii) 26,827 shares held by Micro, (iv) 10,490 shares held by Core, (v) 592,326 shares held by Headwater, (vi) 1,761,494 shares held by HWLI, (vii) 2,500 shares held by a separately managed portfolio for which LKCM serves as investment manager, and (viii) 7,048 shares held directly by Mr. King. LKCM Private Discipline Management, L.P. holds the management shares of PDP, and LKCM Alternative Management, LLC (“PDP GP”) is its general partner. LKCM Micro-Cap Management, L.P. (“Micro GP”) is the general partner of Micro. LKCM Core Discipline Management, L.P. (“Core GP”) is the general partner of Core. LKCM Headwater Investments II GP, L.P. (“Headwater GP”) is the general partner of Headwater. Mr. King is a controlling member of PDP GP, Micro GP, Core GP, and Headwater GP and is the managing member of HWLI.

The amounts shown after giving effect to the Transactions (assuming issuance of only the minimum aggregate number of shares issuable in connection with the Mergers) also include 3,300,000 shares of Lawson common stock to be issued to the TestEquity Equityholder and 7,000,000 shares of Lawson common stock to be issued to the Gexpro Services Stockholder in the Transactions. The amounts shown after giving effect to the Transactions (assuming issuance of the maximum aggregate number of shares issuable in connection with the Mergers) also include 4,000,000 shares of Lawson common stock to be issued to the TestEquity Equityholder and 8,000,000 shares of Lawson common stock to be issued to the Gexpro Services Stockholder in the Transactions. J. Bryan King is a member of the board of directors of TestEquity Equityholder.

Mr. King expressly disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein. See also footnote 1.

PROPOSAL NO. 1: THE TESTEQUITY TRANSACTIONS PROPOSAL

APPROVAL OF THE TESTEQUITY MERGER AGREEMENT, THE RELATED AGREEMENTS CONTEMPLATED BY THE TESTEQUITY MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE TESTEQUITY MERGER AND THE ISSUANCE OF SHARES OF LAWSON COMMON STOCK IN CONNECTION WITH THE TESTEQUITY MERGER

It is a condition to the completion of the Transactions that Lawson stockholders approve the TestEquity Transactions Proposal. For a summary of, and further information about, the Merger Agreements, the related agreements contemplated by the Merger Agreements, the Mergers, the Share Issuances and the other contemplated transactions, please review this proxy statement in its entirety, including the sections of this proxy statement entitled “The Transactions,” “The TestEquity Merger Agreement,” “The Gexpro Services Merger Agreement” and “Additional Related Agreements.”

Assuming a quorum is present, approval of the TestEquity Transactions Proposal requires (1) the affirmative vote of the holders of a majority of the total votes of shares of Lawson common stock cast on such matter in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (such requirement under this clause (1) being the “NASDAQ Requirement”), (2) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), in accordance with the Lawson Bylaws (such requirement under this clause (2) being the “Bylaws Requirement”), and (3) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), pursuant to the terms of the Merger Agreements (such requirement under this clause (3) being the “Disinterested Stockholders Requirement”).

Because Lawson common stock is listed for trading on the NASDAQ, issuances of Lawson common stock are subject to the Nasdaq Listing Rules. Under Rule 5635(a) of the Nasdaq Listing Rules, Lawson must seek stockholder approval with respect to issuances of Lawson common stock (1) when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of the outstanding shares of Lawson common stock before the issuance or (2) when a director, officer or “substantial shareholder” of Lawson has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transactions and the issuance of Lawson common stock would result in a 5%-or-greater increase in the outstanding shares of Lawson common stock. If the issuance of shares of Lawson common stock in connection with the TestEquity Merger is not approved by a vote satisfying the NASDAQ Requirement, the TestEquity Merger could not be completed as Lawson would not be permitted to issue the shares of Lawson common stock in connection with the TestEquity Merger.

Lawson is requiring that the vote on the TestEquity Transactions Proposal satisfy the Bylaws Requirement in light of provisions in the Lawson Bylaws requiring the satisfaction of such approval for such a proposal.

In addition, Lawson is requiring that the vote on the TestEquity Transactions Proposal satisfy the Disinterested Stockholders Requirement because such approval is a requirement under the Merger

Agreements. Under the terms of the Merger Agreements, the requirement that such vote satisfy the Disinterested Stockholders Requirement cannot be waived by any of the parties to the Merger Agreements. The parties to the Merger Agreements agreed to such a requirement in light of, among other reasons, the fact that entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, as discussed elsewhere in this proxy statement (a) beneficially own a majority of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger) and (b) beneficially own a majority of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger), as more fully described elsewhere in this proxy statement.

The Lawson board of directors recommends that you vote “FOR” the TestEquity Transactions Proposal.

The TestEquity Transactions Proposal is conditioned on the approval of the Gexpro Services Transactions Proposal. If either the TestEquity Transactions Proposal or the Gexpro Services Transactions Proposal is not approved by Lawson’s stockholders, then the Transactions will not be completed.

PROPOSAL NO. 2: THE GEXPRO SERVICES TRANSACTIONS PROPOSAL

APPROVAL OF THE GEXPRO SERVICES MERGER AGREEMENT, THE RELATED AGREEMENTS CONTEMPLATED BY THE GEXPRO SERVICES MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE GEXPRO SERVICES MERGER AND THE ISSUANCE OF SHARES OF LAWSON COMMON STOCK IN CONNECTION WITH THE GEXPRO SERVICES MERGER

It is a condition to the completion of the Transactions that Lawson stockholders approve the Gexpro Services Transactions Proposal. For a summary of, and further information about, the Merger Agreements, the related agreements contemplated by the Merger Agreements, the Mergers, the Share Issuances and the other contemplated transactions, please review this proxy statement in its entirety, including the sections of this proxy statement entitled “The Transactions,” “The TestEquity Merger Agreement,” “The Gexpro Services Merger Agreement” and “Additional Related Agreements.”

Assuming a quorum is present, approval of the Gexpro Services Transactions Proposal requires (1) the affirmative vote of the holders of a majority of the total votes of shares of Lawson common stock cast on such matter in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (such requirement under this clause (1) being the “NASDAQ Requirement”), (2) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), in accordance with the Lawson Bylaws (such requirement under this clause (2) being the “Bylaws Requirement”), and (3) the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), where a majority of the outstanding shares of Lawson common stock not owned, directly or indirectly, by the Excluded Company Parties are present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof), pursuant to the terms of the Merger Agreements (such requirement under this clause (3) being the “Disinterested Stockholders Requirement”).

Because Lawson common stock is listed for trading on the NASDAQ, issuances of Lawson common stock are subject to the Nasdaq Listing Rules. Under Rule 5635(a) of the Nasdaq Listing Rules, Lawson must seek stockholder approval with respect to issuances of Lawson common stock (1) when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of the outstanding shares of Lawson common stock before the issuance or (2) when a director, officer or “substantial shareholder” of Lawson has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transactions and the issuance of Lawson common stock would result in a 5%-or-greater increase in the outstanding shares of Lawson common stock. If the issuance of shares of Lawson common stock in connection with the Gexpro Services Merger is not approved by a vote satisfying the NASDAQ Requirement, the Gexpro Services Merger could not be completed as Lawson would not be permitted to issue the shares of Lawson common stock in connection with the Gexpro Services Merger.

Lawson is requiring that the vote on the Gexpro Services Transactions Proposal satisfy the Bylaws Requirement in light of provisions in the Lawson Bylaws requiring the satisfaction of such approval for such a proposal.

In addition, Lawson is requiring that the vote on the Gexpro Services Transactions Proposal satisfy the Disinterested Stockholders Requirement because such approval is a requirement under the Merger Agreements. Under the terms of the Merger Agreements, the requirement that such vote satisfy the Disinterested Stockholders

Requirement cannot be waived by any of the parties to the Merger Agreements. The parties to the Merger Agreements agreed to such a requirement in light of, among other reasons, the fact that entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, as discussed elsewhere in this proxy statement (a) beneficially own a majority of the ownership interests in the TestEquity Equityholder (which in turn will own all of the outstanding equity interests of TestEquity upon completion of the Pre-Closing TestEquity Reorganization and will receive all of the shares of Lawson common stock issued by Lawson as consideration in the TestEquity Merger) and (b) beneficially own a majority of the ownership interests in the Gexpro Services Stockholder (which in turn owns all of the outstanding stock of Gexpro Services and will receive all of the shares of Lawson common stock issued by Lawson as consideration in the Gexpro Services Merger), as more fully described elsewhere in this proxy statement.

The Lawson board of directors recommends that you vote “FOR” the Gexpro Services Transactions Proposal.

The Gexpro Services Transactions Proposal is conditioned on the approval of the TestEquity Transactions Proposal. If either the Gexpro Services Transactions Proposal or the TestEquity Transactions Proposal is not approved by Lawson’s stockholders, then the Transactions will not be completed.

PROPOSAL NO. 3: THE TRANSACTION-RELATED COMPENSATION PROPOSAL

APPROVAL OF THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO LAWSON’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE TRANSACTIONS

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Lawson is required to submit a proposal to Lawson’s stockholders for a non-binding, advisory vote to approve the payment of certain compensation to Lawson’s named executive officers that is based on or otherwise relates to the Transactions. This proposal gives Lawson’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers will or may be entitled to receive from Lawson (or, following the Transactions, the Combined Company) that is based on or otherwise relates to the Transactions, as summarized in the tables (including the footnotes to the table) under the section entitled “The Transactions—Golden Parachute Compensation.”

The Lawson board of directors encourages you to review carefully the named executive officer Transactions-related compensation information disclosed in this proxy statement. The Lawson board of directors recommends that Lawson’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of Lawson Products, Inc. approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the named executive officers of Lawson Products, Inc. that is based on or otherwise relates to the Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “The Transactions—Golden Parachute Compensation” in the proxy statement of Lawson Products, Inc. for the special meeting of stockholders of Lawson Products, Inc.”

Assuming a quorum is present, approval of the Transaction-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof).

Lawson stockholder approval of the Transaction-Related Compensation Proposal is not a condition to the completion of any of the Transactions. Because the vote on the Transaction-Related Compensation Proposal is advisory only, it will not be binding on Lawson, the Lawson board of directors or the Special Committee. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Therefore, if the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal are approved by Lawson stockholders and the Transactions are completed, the compensation payments that are contractually required to be paid by Lawson to Lawson’s named executive officers will or may be paid, subject to only the conditions applicable to such compensation payments, regardless of the outcome of the non-binding, advisory vote of Lawson stockholders.

The Lawson board of directors recommends that you vote “FOR” the Transaction-Related Compensation Proposal.

PROPOSAL NO. 4: THE ADJOURNMENT PROPOSAL

AUTHORIZATION OF THE ADJOURNMENT OF THE LAWSON SPECIAL MEETING TO A LATER DATE OR DATES IF NECESSARY OR APPROPRIATE (1) TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES, OR INSUFFICIENT SHARES OF LAWSON COMMON STOCK PRESENT, AT THE TIME OF THE LAWSON SPECIAL MEETING TO APPROVE THE TESTEQUITY TRANSACTIONS PROPOSAL AND/OR THE GEXPRO SERVICES TRANSACTIONS PROPOSAL OR (2) TO ENSURE THAT ANY SUPPLEMENT OR AMENDMENT TO THIS PROXY STATEMENT IS TIMELY PROVIDED TO LAWSON STOCKHOLDERS

Lawson stockholders are being asked to authorize the holder of any proxy solicited by the Lawson board of directors to vote in favor of any adjournment of the Lawson special meeting to a later date or dates if necessary or appropriate (1) to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present, at the time of the Lawson special meeting to approve the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal or (2) to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson stockholders. Lawson does not intend to call a vote on the Adjournment Proposal if the TestEquity Transactions Proposal and the Gexpro Services Transactions Proposal have been approved at the Lawson special meeting.

If Lawson stockholders approve the Adjournment Proposal, Lawson could adjourn the Lawson special meeting and any adjourned session of the Lawson special meeting and use the additional time to (1) solicit additional proxies, including proxies from Lawson stockholders that have previously returned properly executed proxies voting against approval of the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal and/or (2) ensure that any supplement or amendment to this proxy statement is timely provided to Lawson stockholders. Among other things, approval of the Adjournment Proposal could mean that, even if Lawson had received proxies representing a sufficient number of votes against approval of the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal such that the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal would be defeated, Lawson could adjourn the Lawson special meeting without a vote on the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal. Furthermore, if a quorum is not present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting, the Lawson stockholders entitled to vote at the Lawson special meeting, present in person (including virtually via the Lawson special meeting website) or by proxy, shall have the power to adjourn the Lawson special meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum is present or represented.

If a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the total voting power of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting (or any adjournment thereof). If a quorum is not present, approval of the Adjournment Proposal requires the affirmative vote of the majority of shares of Lawson common stock present in person (including virtually via the Lawson special meeting website) or by proxy at the Lawson special meeting and entitled to vote on the subject matter. If the Lawson special meeting is adjourned, Lawson stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The Lawson board of directors recommends that you vote “FOR” the Adjournment Proposal.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Lawson expects that its 2022 annual meeting of stockholders will be held within 30 days of May 11, 2022, which will be the first anniversary of its 2021 annual meeting of stockholders. In order to be properly evaluated for inclusion in the proxy statement and form of proxy relating to the 2022 annual meeting, any stockholder proposals must have been in writing and received by the Corporate Secretary at Lawson’s corporate headquarters located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 by December 2, 2021.

In addition, stockholders who wish to present a proposal for business (other than any nominations for directors) at the 2022 annual meeting without inclusion of that proposal in the proxy statement and form of proxy relating to the 2022 annual meeting must deliver notice of such stockholder proposal to the Corporate Secretary between January 21, 2022 and February 10, 2022, at Lawson’s corporate headquarters, 8770 W. Bryn Mawr, Suite 900, Chicago, Illinois 60631. However, if the 2022 annual meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the May 11, 2021 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2022 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Lawson. Refer to the Lawson Bylaws for further details regarding the proper procedures for submitting proposals.

Stockholders who wish to nominate a candidate for election to the Lawson board of directors at the 2022 annual meeting must so indicate by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Corporate Secretary not less than 14 days prior to such annual meeting; provided, however, that if less than 21 days notice of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to the Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to Lawson’s stockholders. The Lawson Charter specifies additional information regarding the nominee that must accompany the notice.

OTHER MATTERS

As of the date of this proxy statement, the Lawson board of directors knows of no matters that will be presented for consideration at the Lawson special meeting other than as described in this proxy statement. If any other matters properly come before the Lawson special meeting or any adjournments or postponements of the Lawson special meeting and are voted upon, the proxies will confer discretionary authority on the individuals named as proxy holders to vote the shares of Lawson common stock represented by the proxies as to any such other matters. The individuals named as proxy holders intend to vote the shares of Lawson common stock represented by the proxies in accordance with their judgment upon any such other matters.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or information incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Lawson filings with the SEC are incorporated by reference:

•	Lawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021;

•	Lawson’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on April 29, 2021, July 29, 2021 and October 28, 2021, respectively;

•	Lawson’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on February 17, 2021, March 5, 2021, May 13, 2021, June 15, 2021 and January 4, 2022; and

•	Lawson’s Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders, filed on April 1, 2021.

Lawson also incorporates by reference into this proxy statement any additional documents that we may file with the SEC between the date of this proxy statement and the date of the Lawson special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. However, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Lawson files annual, quarterly and current reports, proxy statements and other information with the SEC. Lawson’s SEC filings are available to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

You may also obtain copies of any of the documents incorporated by reference into this proxy statement (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates), without charge, by requesting them in writing or by telephone from us at the following address:

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

Attention: Corporate Secretary

Telephone: (773) 304-5050

If you would like to request any of such documents from us, please do so as soon as possible to receive them before the Lawson special meeting. If you request any of such documents from us, we will mail them to you by first-class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through our website at www.lawsonproducts.com. The information included on the websites of Lawson and the SEC (except for the filings described above) is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger Agreements, the related agreements contemplated by the Merger Agreements, the Mergers, the Share Issuances, the other contemplated transactions, the Lawson special meeting or this proxy statement, if you would like additional copies of this proxy statement or if you need help voting your shares of Lawson common stock, please contact our proxy solicitor:

Morrow Sodali LLC

Collect: (203) 658-9400

Toll-Free: (800) 662-5200

Email: LAWS@investor.morrowsodali.com

F-1-1

Audit • Tax • Advisory

Grant Thornton LLP
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	515 South Flower Street, 7th Floor
Los Angeles, CA 90071-2201

T 213.627.1717
F 213.624.6793

Board of Directors	www.GrantThornton.com
TestEquity Acquisition, LLC

We have audited the accompanying consolidated financial statements of TestEquity Acquisition, LLC and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statement of operations comprehensive loss, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd	F-1-2

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TestEquity Acquisition, LLC and subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Los Angeles, California

June 24, 2019

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd	F-1-3

TestEquity Acquisition, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2018

(In Thousands)

ASSETS

Current assets
Cash	$6,753
Accounts receivable, net of allowance for doubtful accounts of $825	41,198
Inventories, net	49,539
Prepaid expenses and other current assets	3,122
Income tax receivable	92

Total current assets	100,704

Rental equipment, net	25,092
Property and equipment, net	3,448
Deposits and other assets	396
Goodwill	62,867
Intangible assets, net	63,991

Total assets	$256,498

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$28,207
Income tax payable	19
Term loan, current portion - related party	250
Note payable, current portion - related party	1,333

Total current liabilities	29,809

Term loan, long-term portion, net - related party	118,732
Note payable, long-term portion - related party	1,333
Deferred tax liability	16,834
Members’ units with put option feature	2,378

Total liabilities	169,086

Members’ equity	87,412

Total liabilities and members’ equity	$256,498

See Accompanying Notes to the Consolidated Financial Statements

F-1-4

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2018

(In Thousands)

Revenues
Sales	$309,589
Rental revenue	13,920

Total revenues	323,509

Cost of sales
Cost of sales of equipment	240,035
Depreciation of rental equipment	9,654

Total cost of sales	249,689

Gross profit	73,820

Selling, general and administrative expenses	58,108
Depreciation and amortization	6,140

Income from operations	9,572

Interest expense - related party	(11,138)
Gain on sale of fixed assets	39

Loss before provision (benefit) for income taxes	(1,527)

Provision (benefit) for income taxes	(688)

NET LOSS	$(839)

Other comprehensive income:
Foreign currency translation, net	6

Comprehensive loss	$(833)

See Accompanying Notes to the Consolidated Financial Statements

F-1-5

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Year Ended December 31, 2018

(In Thousands)

	Members’ Equity	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total Members’ Equity
Balance, January 1, 2018	$78,798	$7,277	$(5)	$86,070
Members contributions	1,650	—	—	1,650
Profit interest unit expense	641	—	—	641
Members tax distribution	(116)	—	—	(116)
Other comprehensive Income	—	—	6	6
Net Loss	—	(839)	—	(839)

Balance, December 31, 2018	$80,973	$6,438	$1	$87,412

See Accompanying Notes to the Consolidated Financial Statements

F-1-6

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2018

(In Thousands)

Cash flows from operating activities:
Net loss	$(839)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of rental equipment	(883)
Change in fair value of contingent consideration	(412)
Change in fair value of members’ units with put option feature	710
Depreciation and amortization	15,794
Deferred income taxes	430
Profit interest unit expense	641
Amortization of debt issuance costs	714
Gain on sale of property and equipment	(39)
Changes in assets and liabilities:
Accounts receivable	4,063
Inventories	(2,369)
Prepaid expenses and other current assets	913
Income tax payable	(1,192)
Accounts payable and accrued expenses	(91)

Net cash provided by operating activities	17,440

Cash flows from investing activities:
Payments for acquisition of property and equipment	(2,323)
Payments for acquisition of rental equipment	(10,888)
Proceeds from sale of rental equipment	6,452
Proceeds from Net Working Capital Adjustment	52

Net cash used in investing activities	(6,707)

Cash flows from financing activities:
Issuance of member units	1,650
Distributions to members	(116)
Payments on debt (related parties)	(9,560)

Net cash used in financing activities	(8,026)

Effect of foreign currency rates on cash	6

Net change in cash	2,713

Cash at beginning of period	4,040

Cash at end of period	$6,753

Supplemental cash flow information
Interest paid (related parties)	$9,878

Income taxes paid	$291

See Accompanying Notes to the Consolidated Financial Statements

F-1-7

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 – ORGANIZATION AFND BASIS OF PRESENTATION

Organization and Business Activities

TestEquity Acquisition, LLC (“TEA LLC”), collectively with its subsidiaries (the “Company”) is engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company sells and rents to customers in many major industries, including electronic manufacturing, telecommunications, education, automotive, medical, aerospace and defense.

The consolidated financial statements include the accounts of TestEquity Acquisition, LLC, a Delaware limited liability company, which is an intermediary holding company, and its subsidiaries TestEquity, LLC (“TE LLC”), a Delaware limited liability company, TestEquity de Mexico S. de R.L. de C.V., a Mexican limited liability company (“TE Mexico”), Techni-Tool, Inc. (“Techni-Tool”), a Pennsylvania Corporation, TestEquity, Inc. (“TE Canada”), a Canadian Corporation and Evercore TE Holdings, Inc. (“Evercore”), a Delaware Corporation (collectively, the “Company”). TE LLC, TE Mexico, TE Canada and Techni-Tool are operating entities engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools and tool-kits whereas Evercore is a holding corporation which owns an interest in TE LLC and TE Mexico. All intercompany balances and transactions have been eliminated. TE Mexico is 99% and 1% owned by TE LLC and TEA LLC, respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred or services have been rendered, the fee is fixed or determinable and collectability is reasonably assured (less estimated returns, for which provision is made at the time of sale). For product sales and rental revenues, title and risk of loss transfer to the customer when the product is shipped by the Company.

The Company records an allowance for estimated sales returns based on past experience and current knowledge of its customer base. The Company’s experience has been such that only a very small percentage of products are returned. Should this experience change, however, the Company may require additional allowances for sales returns.

The Company collects sales taxes from its customers to remit to the applicable taxing authorities. These amounts are not included in revenues, but are included on the consolidated balance sheets in accrued liabilities.

Amounts billed to customers in a sale transaction related to shipping and handling represent revenues earned for goods provided and are classified as revenue. Shipping and handling costs are classified as cost of sales in the consolidated statement of operations and comprehensive loss.

Rental and lease revenues are recognized in the month they are due on the accrual basis of accounting as long as the criteria noted above are met. The Company provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue.

Included in accounts payable and accrued expenses is $0.7 million of unearned rent revenue at December 31, 2018.

F-1-8

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash

The Company considers all highly liquid financial instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company maintains cash balances in qualified financial institutions, and at various times such amounts are in excess of federally insured limits.

Accounts Receivable

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. The Company records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Comprehensive Income

The Company’s comprehensive income includes foreign currency translation adjustments. Asset and liability accounts of international operations are translated into the Company’s functional currency, U.S. dollars, at current rates. Revenues and expenses are translated at the weighted-average currency rate for the fiscal year.

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over three to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

F-1-9

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Rental Equipment and Property and Equipment - Continued

Depreciation of rental pool equipment and property and equipment is provided for on a straight-line method over the remaining useful lives, which are generally as follows:

	Life (years)
	From	To
Office furniture and equipment	2	5
Computer hardware	3	5
Computer software	3	5
Leasehold improvements	1	7
Rental Equipment	3	7

Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made. As of December 31, 2018, management concluded that no impairment of long-lived assets occurred.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles, Goodwill and Other: Testing Goodwill for Impairment. This guidance allows the Company to make an initial qualitative evaluation, based on the Company’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the previously required two-step impairment test. If it is determined the two-step test is required, the first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired, and the Company then completes a second step to measure the impairment, if any.

The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment loss is recognized equal to the difference.

The Company conducted a qualitative analysis for the years ended December 31, 2018, noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was required.

F-1-10

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other: This guidance allows the Company to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. Our ongoing consideration of all the factors described previously could result in additional impairment charges in the future, which could adversely affect our net income.

Debt Issuance Costs

The Company amortizes costs incurred in connection with obtaining financing over the terms of the related debt using the effective-interest-rate method. Debt issuance costs are recorded as a contra-liability within the term loan, long-term portion line item on the consolidated balance sheets. Amortization of debt issuance costs, which is included in interest expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2018, amounted to approximately $0.7 million.

Advertising

The Company incurs advertising costs that primarily consist of the costs associated with digital and print advertising expense, trade show participation, customer seminars and joint marketing programs with company suppliers. Such amounts are expensed as incurred. Advertising expense for the year ended December 31, 2018, amounted to approximately $1.0 million.

Income Taxes

The Company accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

The Company has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be recognized in the consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Unit-Based Compensation

The Company accounts for unit-based compensation for equity-classified awards using the fair value method. The fair value of equity-classified awards granted is estimated at the date of grant and recognized as compensation expense on a straight-line basis over the requisite service period. Unit-based compensation expense for the year ended December 31, 2018 amounted to approximately $0.6 million.

F-1-11

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair values of the Company’s cash, accounts receivable, accounts payable, and all other current liabilities approximate their carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, which approximates carrying value, was estimated using available market information and discounted cash flow analyses based on borrowing rates it believes it could obtain with similar terms and maturities and approximates the historical cost.

Derivative Financial Instruments

The Company accounts for put options liabilities related to certain member units as derivative financial instruments (see Note 3). The fair value of the member units is estimated using the recent selling price of member units not subject to the put options. The change in fair value is immediately recognized in earnings.

Recently Issued Accounting Standards Adopted

In November 2015, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The amendments in ASU 2015-17 simplify the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as non-current. The Company adopted this standard on January 1, 2018, and the new standard did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”) and in August 2015 issued ASU No. 2015-14, which amended the effective date of the standard to annual reporting periods beginning after December 15, 2018. ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. During 2016, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations

F-1-12

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Issued Accounting Standards Not Yet Adopted – Continued

and Licensing (“ASU 2016-10”); ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”); and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”). The Company must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”). Management is continuing to assess the potential impact that adopting the new revenue standards will have on its consolidated financial statements and footnote disclosures.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU 2016-02”). The amendments in ASU 2016-02 require companies that lease assets to recognize on their balance sheets the assets and liabilities for the rights and obligations generated by contracts longer than a year. ASU 2016-02 will become effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within fiscal years beginning after December 15, 2020. The guidance is required to be applied using the modified retrospective transition approach. Early adoption is permitted. Management is currently evaluating the potential impact that adopting ASU 2016-02 will have on its condensed consolidated financial statements and footnote disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The amendments in ASU 2016-15 adjust how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years and will require adoption on a retrospective basis unless impracticable. If impracticable, the Company would be required to apply the amendments prospectively as of the earliest date possible. Early adoption is permitted. Management is currently evaluating the potential impact that adopting ASU 2016-15 will have on its condensed consolidated financial statements and footnote disclosures.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within annual periods beginning after December 15, 2019. Management is currently evaluating the potential impact that adopting ASU 2017-01 will have on its consolidated financial statements and footnote disclosures.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should then recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 requires the entity to apply these amendments on a prospective basis for which it is required to disclose the

F-1-13

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Issued Accounting Standards Not Yet Adopted – Continued

nature of and reason for the change in accounting upon transition. This disclosure shall be provided in the first annual period when the entity initially adopts the amendments. The Company shall adopt these amendments for its annual goodwill impairment tests in fiscal years beginning after December 15, 2020. Early adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. Management is currently evaluating the potential impact that adopting ASU 2017-04 will have on its consolidated financial statements and footnote disclosures.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-use Software (Topic 350): Customer’s Accounting for implementation Costs incurred in a Cloud Computing Arrangement That is a Service Contract” (“ASU 2018-15”). ASU 2018-15 clarifies the accounting for implementation costs in cloud computing arrangements. The guidance is effective for annual periods beginning after December 15, 2020. Management is currently evaluating the potential impact that adopting ASU 2018-15 will have on its consolidated financial statements and footnote disclosures.

NOTE 3 - FAIR VALUE MEASUREMENTS AND DERIVATIVES

Under the ASC 820, Fair Value Measurements and Disclosures, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3).

The following table sets forth the Company’s financial assets and liabilities as of December 31, 2018, that are measured on a recurring basis during the period, segregated by level within the fair value hierarchy (in thousands):

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets/Liabilities at fair value Members’ units with put option feature	$—	$—	$2,378	$2,378

Derivatives consist of put options related to certain members’ units (1,666,590) that may be put back to the Company. The fair value of the put options is estimated using the Monte-Carlo simulation model. The Monte Carlo simulation model uses probability distribution to model input variables to project and establish outcomes. The fair value of the member units is estimated using the recent selling price of member units not subject to the put options.

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TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 4 - INVENTORIES

Inventories consisted of the following as of December 31, 2018 (in thousands):

Parts	$2,863
Work in process	202
Finished goods	46,240
Demonstration inventory	1,095

50,400
Less: reserve for obsolescence	861

$49,539

NOTE 5 - NET INVESTMENT IN SALES-TYPE LEASES

The Company’s leasing operations consist of the leasing of various types of electronic test and measurement equipment. The Company’s leases are primarily classified as sales-type leases and generally have lease terms of 12 months. As of December 31, 2018, investments in sales-type leases of $0.3 million, net of deferred interest, are included in prepaid expenses and other current assets in the accompanying consolidated balance sheet. Interest income is recognized over the life of the lease using the interest method and is included in rental revenue in the accompanying consolidated statement of operations.

The components of the net investment in sales-type leases are listed as follows as of December 31, 2018 (in thousands):

Net investment in sales-type leases	$336
Less: current portion	336

Long-term portion	$—

NOTE 6 - RENTAL EQUIPMENT

Rental equipment consisted of the following as of December 31, 2018 (in thousands):

Rental equipment	$39,158
Less: accumulated depreciation	14,066

$25,092

Depreciation expense included in cost of sales for rental equipment for the year ended December 31, 2018, amounted to $9.7 million.

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TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2018 (in thousands):

Office furniture and equipment	$1,299
Computer hardware	453
Computer software	238
Leasehold improvements	406
Assets not yet placed in service	1,770

4,166
Less: accumulated depreciation and amortization	718

$3,448

Depreciation and amortization expense for property and equipment for the year ended December 31, 2018, amounted to $0.5 million.

NOTE 8 - GOODWILL AND INTANGIBLES ASSETS

Amounts related to goodwill consisted of the following as of December 31, 2018 (in thousands):

Goodwill
Balance, beginning of period	$62,919
Net working capital adjustment	(52)

Balance, end of period	$62,867

Amounts related to finite-lived intangible assets at December 31, 2018, are as follows (in thousands):

	Estimated life	Gross carrying value
Customer relationships	10 -15 years	$52,590
Trade name	3 - 15 years	19,550
Acquired leases	1 - 3 years	789

		72,929
Less: accumulated amortization		8,938

		$63,991

Amortization expense related to finite-lived intangible assets for the year ended December 31, 2018, amounted to $5.7 million.

F-1-16

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 8 - GOODWILL AND INTANGIBLES ASSETS – Continued

Annual amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years and thereafter as of December 31, 2018, is as follows (in thousands):

Year ending December 31,
2019	$5,336
2020	5,158
2021	5,020
2022	5,020
2023	5,020
Thereafter	38,437

$63,991

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2018 (in thousands):

Trade accounts payable and accrued accounts payable	$22,118
Contingent purchase price liability	1,188
Sales tax payable	1,486
Accrued interest	197
Other accrued expenses	3,218

$28,207

NOTE 10 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)

Long-term debt consisted of the following as of December 31, 2018 (in thousands):

Term loan, due April 2022	$121,363
Note Payable	2,666

124,029
Less: current portion	1,583

122,446
Less: deferred financing	2,381

$120,065

Each of the debt facilities listed above are held with related party financial institutions. Long-term debt includes an original issue discount incurred in connection with the financing agreement. The discount is being amortized using the effective-interest-method over the term of the related debt.

As of December 31, 2018, the Company’s Term loan requires quarterly principal payments in the amount of $0.1 million through September 30, 2021, and $0.3 million on December 31, 2021 and March 31, 2022, and a balloon principal payment of $120.0 million on April 28, 2022. Interest on the first $101.0 million was based on LIBOR plus 5.25% and interest on the remaining balance was based on the LIBOR plus 5.50% and is payable quarterly.

F-1-17

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 10 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES) – Continued

As of December 31, 2018, the Company’s unsecured subordinated Note Payable requires an annual principal and interest payment of $1.3 million on April 30, 2019 and April 30, 2020. The loan bears interest at 8%.

Borrowings under the above arrangements are collateralized by substantially all the assets of the Company. In addition, the facilities are governed by a loan and security agreement that requires compliance with certain financial and nonfinancial covenants, which include, but are not limited to, leverage and capital expenditure requirements. At December 31, 2018, the Company was in compliance with all covenants.

The aggregate annual maturities under all long-term debt obligations at December 31, 2018, are as follows (in thousands):

Year ending December 31,
2019	$1,583
2020	1,583
2021	532
2022	120,331

$124,029

NOTE 11 - INCOME TAXES

The provision (benefit) for income taxes consisted of the following for the year ended December 31, 2018 (in thousands):

Current	$(1,082)
Deferred	394

Total	$(688)

The Company’s effective tax rate differs from the federal statutory rate of 21% primarily as a result of state income taxes, non-deductible expenses such as transaction related costs, meals and entertainment.

The Company recorded a favorable provision to return adjustment of $1.2 million during the year ended December 31, 2018 to account for the change in estimate of the Section 382 limitation recorded in its income tax payable as of December 31, 2017.

The tax effect of temporary differences that give rise to a significant portion of the net deferred tax liability at December 31, 2018 are summarized as follows (in thousands):

Net operating loss carryforwards	$923
Other temporary differences	3,081
Property and equipment	(5,422)
Intangible assets	(15,416)

Net deferred tax liability	$(16,834)

F-1-18

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 11 - INCOME TAXES – Continued

At December 31, 2018, the Company has federal net operating loss carryforwards of approximately $3.7 million, which begin to expire in 2029 unless previously utilized. Utilization of the net operating loss carryforward is subject to an annual limitation as a result of Internal Revenue Code Section 382.

The Company has alternative minimum tax credit carryforwards of approximately $0.1 million, which are available to reduce future Federal income taxes, and under the Act, are refundable through 2021. The alternative minimum tax credit expected to be refunded through 2021 of $0.1 million has been recharacterized as an income tax receivable and reflects the expected effect of sequestration under the Balanced Budget and Emergency Deficit Control Act of 1985, as amended.

In December 2017, the U.S. government enacted comprehensive tax legislation, the Tax Cuts and Jobs Act, which significantly revises the ongoing U.S. corporate income tax law by lowering the U.S. federal corporate income tax rate from 35% to 21%, implementing a territorial tax system, imposing a one-time tax on foreign unremitted earnings and setting limitations on deductibility of certain costs (i.e. interest expense and executive compensation), among other things.

The Company accounted for the effects of the Act in its reporting period that included the December 22, 2017 enactment date. Due to the complexities involved in accounting for the Act, the Company applied relief available under SEC Staff Accounting Bulletin No. 118, which allows companies to recognize provisional amounts for the new tax law when all of the information necessary to complete the accounting is not available, prepared or analyzed.

The Company recorded a provisional deferred tax benefit of $8.2 million in connection with the remeasurement of certain deferred tax assets and liabilities at December 31, 2017. Upon refinement of the calculation during the year ended December 31, 2018, the Company increased the provisional deferred tax benefit by $0.4 million.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its warehousing and office facilities and certain vehicles under non-cancelable operating lease arrangements, which expire on various dates through October 2024.

Annual future minimum lease payment requirements under non-cancelable long-term operating lease agreements at December 31, 2018, are as follows (in thousands):

Year ending December 31,
2019	$1,815
2020	2,043
2021	1,358
2022	1,314
2023	939
Thereafter	795

$8,264

Rent expense for the year ended December 31, 2018, amounted to amounted to $2.5 million.

F-1-19

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 13 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION

During the year ended December 31, 2018, the Company awarded 1,979,837 Incentive Common Units (ICUs). The ICUs vest ratably at a rate of 20% annually and are fully vested and exercisable after five years. As of December 31, 2018, the Company had 8,127,333 ICUs outstanding.

The fair value of these ICUs was estimated at the date of grant and is being recognized as compensation expense over the requisite vesting period. The Company recognized $0.6 million as compensation expense during the year ended December 31, 2018. The remaining compensation expense expected to be recognized for these ICUs in future periods total $2.4 million.

The expected term used in the valuation of the ICUs was five years. The average fair value of the units issued during the year ended December 31, 2018 was $0.18 (range of $0.03 to $0.27).

The following is a summary of the Company’s ICUs during the period (in thousands):

	Unvested	Vested
Common ICUs - January 1, 2018	6,147	—
Granted	1,980	—
Forfeited	—	—
Vested	(1,229)	1,229

Common ICUs - December 31, 2018	6,898	1,229

Certain members’ units (1,666,590) have a put option feature which entitles the put option holder the right to exercise the put option and require the Company to settle the obligation in cash. The members’ units associated with the potential obligation have been classified as a liability on the consolidated balance sheet at fair value. The increase in the fair value of the units with the put option feature for the year ended December 31, 2018, amounted to approximately $0.7 million and are included in selling, general and administrative expenses on the consolidated statement of operations and comprehensive loss.

NOTE 14 - EMPLOYEE BENEFIT PLAN

401(k) Plan

The Company maintains a 401(k) plan covering all employees, subject to certain participation and vesting requirements. The Company will match 50% of the aggregate salary reduction contribution to the extent the aggregate contribution does not exceed 5% of compensation. The Company’s contribution is funded monthly in the amount required by employee salary reduction contributions. The Company’s matching contribution to the 401(k) plan for the year ended December 31, 2018, amounted to approximately $0.2 million.

NOTE 15 - RELATED-PARTY TRANSACTIONS

The Company has entered into service agreements with entities that are Members of the Company. Under the agreement, the Company pays an annual fee plus expenses for executive and general management services. Fees paid to the related parties for the year ended December 31, 2018 amounted to approximately $2.1 million and were included in selling, general, and administrative expenses.

F-1-20

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2018

NOTE 15 - RELATED-PARTY TRANSACTIONS – Continued

As described in Note 10, borrowings under each of the Company’s credit facilities are held with entities that are Members of the Company. Interest expense under these credit facilities for the year ended December 31, 2018, amounted to approximately $11.1 million.

As described in Notes 13, certain members’ units which include a put option, may be required to be settled in cash. In connection with the potential obligation, the Company has classified approximately $2.4 million as a liability on the consolidated balance sheet.

NOTE 16 - SUBSEQUENT EVENTS

The Company evaluated subsequent events though June 24, 2019, the date the consolidated financial statements were available to be issued.

On January 1, 2019, Techni-Tool, Inc. and Evercore TE Holdings, Inc. merged into TestEquity, LLC.

F-1-21

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Audit • Tax • Advisory

Grant Thornton LLP
515 South Flower Street, 7th Floor
Los Angeles, CA 90071-2201

T 213.627.1717
F 213.624.6793
www.GrantThornton.com

Board of Directors

TestEquity Acquisition, LLC

We have audited the accompanying consolidated financial statements of TestEquity Acquisition, LLC and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statement of operations comprehensive loss, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TestEquity Acquisition, LLC and subsidiaries as of December 31, 2019, and the results of

F-1-22

their operations and their cash flows for the year ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a matter regarding going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2019 and as of December 31, 2019, the Company was in default of certain debt covenants of its term loan and revolving line of credit agreements. On September 6, 2019, February 28, 2020 and March 27, 2020 the Company entered into forbearance agreements with its lender. The Company’s business plan for 2020, which is also described in Note 2, discloses a reduction in force during April 2020 and contemplates other reductions in its operating expenses. Due to the rights maintained by the Company’s lender under the forbearance agreements coupled with the Company’s ability to achieve the foregoing elements of its business, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business is uncertain and therefore has stated that substantial doubt exists about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Los Angeles, California

August 13, 2020

F-1-23

TestEquity Acquisition, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2019

(In Thousands)

ASSETS

Current assets
Cash	$1,404
Accounts receivable, net of allowance for doubtful accounts of $3,596	55,507
Inventories, net	44,078
Prepaid expenses and other current assets	2,404
Income tax receivable	177

Total current assets	103,570

Rental equipment, net	22,618
Property and equipment, net	2,091
Deposits and other assets	222
Goodwill	62,867
Intangible assets, net	61,594

Total assets	$252,962

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$32,816
Income tax payable	51
Term loan, current portion - related party	118,965
Note payable, current portion - related party	2,667
Revolving loan facility - related party	9,000

Total current liabilities	163,499

Deferred tax liability	9,585
Members’ units with put option feature	380

Total liabilities	173,464

Members’ equity	79,498

Total liabilities and members’ equity	$252,962

See Accompanying Notes to the Consolidated Financial Statements

F-1-24

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2019

(In Thousands)

Revenues
Sales	$272,895
Rental revenue	13,396

Total revenues	286,291

Cost of sales
Cost of sales of equipment	214,207
Depreciation of rental equipment	7,774

Total cost of sales	221,981

Gross profit	64,310

Selling, general and administrative expenses	69,095
Depreciation and amortization	6,439
Change in fair value of contingent consideration	(1,998)
Change in fair value of members’ units with put option feature	(304)

Income from operations	(8,922)

Interest expense - related party	(11,437)
Loss on sale of fixed assets	(3)

Loss before provision (benefit) for income taxes	(20,361)

Provision (benefit) for income taxes	(6,841)

NET LOSS	(13,520)

Other comprehensive income:
Foreign currency translation, net	13

Comprehensive loss	$(13,507)

See Accompanying Notes to the Consolidated Financial Statements

F-1-25

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Year Ended December 31, 2019

(In Thousands)

	Members’ Equity	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total Members’ Equity
Balance, January 1, 2019	$80,973	$6,438	$1	$87,412
Members contributions	4,962	—	—	4,962
Profit interest unit expense	685	—	—	685
Members tax distribution	(54)	—	—	(54)
Other comprehensive income	—	—	13	13
Net loss	—	(13,520)	—	(13,520)

Balance, December 31, 2019	$86,566	$(7,082)	$14	$79,498

See Accompanying Notes to the Consolidated Financial Statements

F-1-26

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2019

(In Thousands)

Cash flows from operating activities:
Net loss	$(13,520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of rental equipment	(1,675)
Change in fair value of contingent consideration	(304)
Change in fair value of members’ units with put option feature	(1,998)
Depreciation and amortization	14,213
Deferred income taxes	(7,249)
Profit interest unit expense	685
Amortization of debt issuance costs	714
Loss on sale of property and equipment	(3)
Changes in assets and liabilities:
Accounts receivable	(14,309)
Inventories	5,461
Prepaid expenses and other current assets	892
Income tax payable	(54)
Accounts payable and accrued expenses	4,913

Net cash provided by operating activities	(12,234)
Cash flows from investing activities:
Payments for acquisition of property and equipment	(2,681)
Payments for acquisition of rental equipment	(8,455)
Proceeds from sale of rental equipment	4,831

Net cash used in investing activities	(6,305)
Cash flows from financing activities:
Issuance of member units	4,962
Distributions to members	(54)
Payments on debt (related parties)	(731)
Borrowings on debt (related parties)	9,000

Net cash used in financing activities	13,177

Effect of foreign currency rates on cash	13

Net change in cash	(5,349)
Cash at beginning of period	6,753

Cash at end of period	$1,404

Supplemental cash flow information
Interest paid (related parties)	$10,444

Income taxes paid	$153

See Accompanying Notes to the Consolidated Financial Statements

F-1-27

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 - ORGANIZATION AFND BASIS OF PRESENTATION

Organization and Business Activities

TestEquity Acquisition, LLC (“TEA LLC”), collectively with its subsidiaries (the “Company”) is engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company sells and rents to customers in many major industries, including electronic manufacturing, telecommunications, education, automotive, medical, aerospace and defense.

The consolidated financial statements include the accounts of TestEquity Acquisition, LLC, a Delaware limited liability company, which is an intermediary holding company, and its subsidiaries TestEquity, LLC (“TE LLC”), a Delaware limited liability company, TestEquity de Mexico S. de R.L. de C.V., a Mexican limited liability company (“TE Mexico”) and TestEquity, Inc. (“TE Canada”), a Canadian Corporation. TE LLC, TE Mexico and TE Canada are operating entities engaged in the sale and rental of new and used electronic test and measurement equipment and specialty tools. All intercompany balances and transactions have been eliminated. TE Mexico is 99% and 1% owned by TE LLC and TEA LLC, respectively.

On January 1, 2019, Techni-Tool, Inc. and Evercore TE Holdings, Inc. merged into TestEquity, LLC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company generates revenue through the sale of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company generally invoices customers as goods are shipped or services are completed. Fees are typically due and payable 30 days after date of shipment or invoicing of services. Generally, customer’s gain control of the good upon providing the product to the carrier, or when services are completed.

The Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when the Company satisfies a performance obligation

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Typically, the Company has a purchase order or master service agreement with the customer that specifies the goods and/or services to be provided.

The Company’s revenue contracts generally represent a single performance obligation to sell its products to trade customers. Net sales reflect the transaction prices for contracts reduced by variable consideration. The Company provides a rebate to select customers if pre-determined purchase thresholds are met. The rebate consideration is not in exchange for a distinct good or service. Variable consideration is estimated using the expected valued method considering all reasonably available information, including the Company’s

F-1-28

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Revenue Recognition—Continued

historical experience and its current expectations, and is reflected in the transaction price when sales are recorded. Sales returns are generally accepted by the Company, however, are not material to the Company’s operations. The Company’s contracts with trade customers do not have significant financing components or non-cash consideration. The Company records net sales excluding taxes collected on its sales to its trade customers.

We have elected to account for shipping and handling costs incurred to deliver products to customers as fulfillment activities, rather than a promised service. As such, fulfillment costs are included in cost of goods sold in our consolidated statement of operations and comprehensive income (loss). The Company provides an assurance type warranty which is not sold separately and does not represent a separate performance obligation.

For the majority of transactions, the Company recognizes revenue at the time of shipment, when control is passed to the customer. For consigned vendor managed inventory, revenue is recognized when inventory is removed from the Company’s stock location and controlled by the customer.

Rental revenues are recognized in the month they are due on the accrual basis of accounting. The Company provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue.

Included in accounts payable and accrued expenses is $0.6 million of unearned rent revenue at December 31, 2019.

Disaggregation of Revenues

The following table represents a disaggregation of the Company’s total revenues separated by major category for the year ended December 31, 2019 (in thousands):

Revenues
Hardware	$272,895
Rental	13,396

Total Revenues	$286,291

Contract balances

Accounts receivable represents the Company’s unconditional right to receive consideration from its customers. Contract assets consist of the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditioned on something other than the passage of time. We also have contract assets in the form of goods expected to be returned from customers. ASC 606 also requires an entity to present a contract liability in instances where the customer is entitled to a volume rebate based on purchases made during the period. The opening and closing contract asset and contract liability balances are not material.

There were no impairment losses recognized on the Company’s accounts receivable or contract assets during the fiscal year ended December 31, 2019. There were no significant changes in the contract assets or the contract liabilities for the fiscal year ended December 31, 2019.

F-1-29

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Assets recognized from the costs to obtain a contract with a customer

Typically, the Company incurs commission cost on product sales as the sale occurs. However, purchase orders are fulfilled in a short time frame and the Company’s contracts qualify for the practical expedient since contract acquisition costs would have been amortized in one year or less. Therefore, the Company elected to apply the practical expedient and immediately expense contract acquisition costs.

Cash

The Company considers all highly liquid financial instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company maintains cash balances in qualified financial institutions, and at various times such amounts are in excess of federally insured limits.

Accounts Receivable

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. The Company records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Comprehensive Income

The Company’s comprehensive income includes foreign currency translation adjustments. Asset and liability accounts of international operations are translated into the Company’s functional currency, U.S. dollars, at current rates. Revenues and expenses are translated at the weighted-average currency rate for the fiscal year.

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over three to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

F-1-30

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Rental Equipment and Property and Equipment—Continued

Depreciation of rental pool equipment and property and equipment is provided for on a straight-line method over the remaining useful lives, which are generally as follows:

	Life (years)
	From	To
Office furniture and equipment	2	5
Computer hardware	3	5
Computer software	3	5
Leasehold improvements	1	7
Rental Equipment	3	7

Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made. During the year ended December 31, 2019, the Company reviewed the recoverability of its long-lived assets resulting from a triggering event (See Note 10). As of December 31, 2019, management concluded that no impairment of long-lived assets occurred.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles, Goodwill and Other: ASC 350 requires that goodwill and other unamortizable intangible assets be tested for impairment at least annually or earlier if indicators of impairment exist.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (ASU 2017-04). The standard simplifies the subsequent measurement of goodwill by removing the requirement to perform a hypothetical purchase price allocation to compute the implied fair value of goodwill to measure impairment. Instead, goodwill impairment is measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. This standard is effective for annual or any interim goodwill impairment test in fiscal years beginning after December 15, 2019, with early adoption permitted for impairment tests performed after January 1, 2017. The Company elected to early adopt ASU 2017-04 on January 1, 2019.

The Company conducted a quantitative analysis for the year ended December 31, 2019, noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was

F-1-31

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Goodwill—Continued

required. The Company is a single reporting unit and performed the test as such, by comparing each the Company’s carrying value, including goodwill, to its fair value. The fair value was assessed using a discounted cash flow model based. The realization of these forecasts is dependent on a number of variables and conditions, many of which are due to the uncertainties associated with COVID-19 and as a result, actual results may materially differ from management’s estimates.

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other: This guidance allows the Company to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. Our ongoing consideration of all the factors described previously could result in additional impairment charges in the future, which could adversely affect our net income. As of December 31, 2019, management concluded that no impairment of long-lived assets occurred.

Debt Issuance Costs

The Company amortizes costs incurred in connection with obtaining financing over the terms of the related debt using the effective-interest-rate method. Debt issuance costs are recorded as a contra-liability within the term loan, current portion line item on the consolidated balance sheets. All balances included in the term loan are classified as current portion due to the forbearance with the lender (See Note 10). Amortization of debt issuance costs, which is included in interest expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2019, amounted to approximately $0.7 million.

Advertising

The Company incurs advertising costs that primarily consist of the costs associated with digital and print advertising expense, trade show participation, customer seminars and joint marketing programs with company suppliers. Such amounts are expensed as incurred. Advertising expense for the year ended December 31, 2019, amounted to approximately $1.0 million.

Income Taxes

The Company accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

F-1-32

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Income Taxes—Continued

The Company has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be recognized in the consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Unit-Based Compensation

The Company accounts for unit-based compensation for equity-classified awards using the fair value method. The fair value of equity-classified awards granted is estimated at the date of grant and recognized as compensation expense on a straight-line basis over the requisite service period. Unit-based compensation expense for the year ended December 31, 2019 amounted to approximately $0.7 million.

Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair values of the Company’s cash, accounts receivable, accounts payable, and all other current liabilities approximate their carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, which approximates carrying value, was estimated using available market information and discounted cash flow analyses based on borrowing rates it believes it could obtain with similar terms and maturities and approximates the historical cost.

Derivative Financial Instruments

The Company accounts for put options liabilities related to certain member units as derivative financial instruments (see Note 3). The fair value of the member units is estimated using the recent selling price of member units not subject to the put options. The change in fair value is immediately recognized in earnings.

Evaluation of Ability to Maintain Current Level of Operations - Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with generally accepted accounting principles in the United States of America. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize the Company’s assets and discharge the Company’s liabilities and commitments in the normal course of business.

F-1-33

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Evaluation of Ability to Maintain Current Level of Operations - Going Concern—Continued

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2019, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to meet its obligations as they became due over the next twelve months from the date of issuance of these financial statements. Management assessed that there were such conditions and events, including negative cash flows from operating activities, the uncertainty of the COVID-19 pandemic, and our current default and uncertainty whether we will be able to maintain debt covenants subsequent to December 31, 2019 on certain debt covenants pertaining to the Company’s term loan and revolving line of credit agreements. Such defaults give our lender the right to declare the entire principal amount and accrued and unpaid interest due and payable. On September 6, 2019, February 28, 2020 and March 27, 2020, we have entered into forbearance agreements with our lender. Thus far, no such acceleration of our debt obligations has occurred. Nevertheless, these debt instruments are now reclassified from long-term to current liabilities as of December 31, 2019 due to the current forbearance under the Term loan (see Note 10).

Our current operating plan includes a reduction in our operating expenses through a reduction in force that occurred during April 2020, particle shift of our labor force from permanent employees to contractors and curtailed expenditures for capital improvements and travel and entertainment. Given the uncertainties of the potential success of additional capital raises or our operating plan compounded with the unknown impact on our business due to the impact resulting from the global pandemic (COVID-19) and the rights maintained by our lender under the afore mentioned forbearance agreement, management believes that there is substantial doubt with respect to the Company’s ability to continue as a going concern within one year after the date the condensed consolidated financial statements are issued.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recently Issued Accounting Standards Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). ASC 606 supersedes the revenue recognition requirements in FASB Accounting Standards Codification 605, Revenue Recognition (“ASC 605”), and requires an entity to recognize revenue from the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 effective January 1, 2019, using the modified retrospective approach. The cumulative effect of initially applying ASC 606 on the January 1, 2019 opening balance of retained earnings in the accompanying consolidated balance sheet is not material. The adoption of ASC 606 did not have a material impact on the condensed consolidated financial statements and footnote disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The amendments in ASU 2016-15 adjust how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years and will require adoption on a retrospective basis unless impracticable. If impracticable,

F-1-34

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Recently Issued Accounting Standards Adopted—Continued

the Company would be required to apply the amendments prospectively as of the earliest date possible. Early adoption is permitted. The adoption of ASU 2016-15 did not have a material impact on the condensed consolidated financial statements and footnote disclosures.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should then recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. Early adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. The Company early adopted ASU 2017-04 on January 1, 2019 for its annual goodwill impairment tests for fiscal years beginning after December 15, 2018. The adoption of ASU 2017-04 did not have a material impact on the condensed consolidated financial statements and footnote disclosures.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”). The amendments in ASU 2016-02 require companies that lease assets to recognize on their balance sheets the assets and liabilities for the rights and obligations generated by contracts longer than a year. ASU 2016-02 will become effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within fiscal years beginning after December 15, 2020. The guidance is required to be applied using the modified retrospective transition approach. Early adoption is permitted. In June 2020, the FASB issued ASU No. 2020-05, “Revenue from Contracts with Customers” (Topic 606) and “Leases” (Topic 842): Effective Dates for Certain Entities (ASU No. 2020-05) to defer the effective dates of certain major accounting standards for which implementation challenges were amplified by disruptions caused by the COVID-19 pandemic. Private companies and now have a one-year deferral option to apply Topic 842 to fiscal years beginning after Dec. 15, 2021. Early adoption is still permitted. Management is currently evaluating the potential impact that adopting ASU 2016-02 and ASU 2020-05 will have on its condensed consolidated financial statements and footnote disclosures.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within annual periods beginning after December 15, 2019. Management is currently evaluating the potential impact that adopting ASU 2017-01 will have on its consolidated financial statements and footnote disclosures.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-use Software (Topic 350): Customer’s Accounting for implementation Costs incurred in a Cloud Computing Arrangement

F-1-35

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Recently Issued Accounting Standards Not Yet Adopted—Continued

That is a Service Contract” (“ASU 2018-15”). ASU 2018-15 clarifies the accounting for implementation costs in cloud computing arrangements. The guidance is effective for annual periods beginning after December 15, 2020. Management is currently evaluating the potential impact that adopting ASU 2018-15 will have on its consolidated financial statements and footnote disclosures.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (Topic 740). ASU 2019-12 is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The guidance is effective for annual periods beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. Management is currently evaluating the potential impact that adopting ASU 2019-12 will have on its consolidated financial statements and footnote disclosures.

NOTE 3 - FAIR VALUE MEASUREMENTS AND DERIVATIVES

Under the ASC 820, Fair Value Measurements and Disclosures, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3).

The following table sets forth the Company’s financial assets and liabilities as of December 31, 2019, that are measured on a recurring basis during the period, segregated by level within the fair value hierarchy (in thousands):

	Level 1	Level 2	Level 3	Total
Assets/Liabilities at fair value Members’ units with put option feature	$—	$—	$380	$380

Derivatives consist of put options related to certain members’ units (1,666,590) that may be put back to the Company. The fair value of the put options is estimated using the Monte-Carlo simulation model. The Monte Carlo simulation model uses probability distribution to model input variables to project and establish outcomes. The fair value of the member units is estimated using the recent selling price of member units not subject to the put options.

F-1-36

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 4 - INVENTORIES

Inventories consisted of the following as of December 31, 2019 (in thousands):

Parts	$2,785
Work in process	915
Finished goods	40,617
Demonstration inventory	1,063

45,380
Less: reserve for obsolescence	(1,302)

$44,078

NOTE 5 - RENTAL EQUIPMENT

Rental equipment consisted of the following as of December 31, 2019 (in thousands):

Rental equipment	$45,699
Less: accumulated depreciation	(23,081)

$22,618

Depreciation expense included in cost of sales for rental equipment for the year ended December 31, 2019, amounted to $7.8 million.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2019 (in thousands):

Office furniture and equipment	$2,142
Computer hardware	895
Computer software	468
Leasehold improvements	1,751

5,256
Less: accumulated depreciation and amortization	(3,165)

$2,091

Depreciation and amortization expense for property and equipment for the year ended December 31, 2019, amounted to $0.8 million.

F-1-37

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 7 - GOODWILL AND INTANGIBLES ASSETS

Amounts related to goodwill consisted of the following as of December 31, 2019 (in thousands):

Goodwill
Balance, beginning of period	$62,867
Change	—

Balance, end of period	$62,867

Amounts related to finite-lived intangible assets at December 31, 2019, are as follows (in thousands):

	Estimated life	Gross carrying value
Customer relationships	10 - 15 years	$52,590
Trade name	3 - 15 years	19,550
Internal Use Software	3 - 10 years	3,195
Acquired leases	1 - 3 years	789

		76,124
Less: accumulated amortization		(14,530)

		$61,594

Amortization expense related to finite-lived intangible assets for the year ended December 31, 2019, amounted to $5.6 million.

Annual amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years and thereafter as of December 31, 2019, is as follows (in thousands):

Year ending December 31,
2020	$5,642
2021	5,504
2022	5,504
2023	5,504
2024	5,474
Thereafter	33,966

$61,594

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2019 (in thousands):

Trade accounts payable and accrued accounts payable	$25,272
Contingent purchase price liability	884
Accrued interest	2,530
Other accrued expenses	4,130

$32,816

F-1-38

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 9 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)

Debt consisted of the following as of December 31, 2019 (in thousands):

Revolving loan facility, due April 2022	$9,000
Term loan, due April 2022	120,632
Note Payable	2,667

132,299
Less: deferred financing	(1,667)

$130,632

Each of the debt facilities listed above are held with related party financial institutions. The Term loan debt includes an original issue discount incurred in connection with the financing agreement. The discount is being amortized using the effective-interest-method over the term of the related debt.

As of December 31, 2019, the Company’s Term loan requires quarterly principal payments in the amount of $0.1 million through September 30, 2021, and $0.3 million on December 31, 2021 and March 31, 2022, and a balloon principal payment of $120.0 million on April 28, 2022. Interest on the first $101.0 million was based on LIBOR plus 5.25% and interest on the remaining balance was based on the LIBOR plus 5.50% and is payable quarterly.

The Company had $9.0 million outstanding on its revolving loan advance facility as of December 31, 2019.

Borrowings under the above arrangements are collateralized by substantially all the assets of the Company. In addition, the facilities are governed by a loan and security agreement that requires compliance with certain financial and nonfinancial covenants, which include, but are not limited to, leverage and capital expenditure requirements. During the year ended December 31, 2019, the Company defaulted on certain covenants on its Term loan. To cure the default, the Company and the related party lender agreed to a forbearance on the loan and required certain members to make equity contributions of approximately $5.0 million in exchange for member units, in addition to maintaining certain leverage ratios, minimum liquidity, and EBITDA targets as the new covenants under the revised credit agreement during the forbearance period.

Due to the matters discussed above, there is uncertainty regarding our ability to continue to meet future debt covenants per our lending agreements with related parties. While we have to date been able to obtain waivers for these covenants, the determination whether to grant or not grant such waivers is in the hands of our lenders. Accordingly, as mandated by U.S. GAAP, we have classified our debt as current.

The aggregate annual scheduled maturities under all debt obligations at December 31, 2019, are as follows (in thousands):

Year ending December 31,
2020	$11,917
2021	532
2022	119,850

$132,299

F-1-39

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 10 - INCOME TAXES

The provision (benefit) for income taxes consisted of the following for the year ended December 31, 2019 (in thousands):

Current	$(47)
Deferred	(6,794)

Total	$(6,841)

The Company’s effective tax rate differs from the federal statutory rate of 21% primarily due to state income taxes, and non-deductible expenses such as meals and entertainment, parking, and prior year true-up adjustments.

The tax effect of temporary differences that give rise to a significant portion of the net deferred tax liability at December 31, 2019 are summarized as follows (in thousands):

Net operating loss carryforwards	$4,138
Other temporary differences	848
Interest Expense	2,630
Capitalized Inventory	842
Accruals and Reserves	1,901
Property and equipment	(4,766)
Intangible assets	(15,178)

Net deferred tax liability	$(9,585)

At December 31, 2019, the Company has federal net operating loss carryforwards of approximately $12.8 million and state net operating loss carryforwards of approximately $22.6 million. $2.1 million of the federal net operating loss carryforwards will begin to expire in 2037 unless previously utilized and $10.6 million of the federal net operating loss generated on or after January 1, 2018 will not expire and will be limited to 80% usage starting in 2021. The state net operating loss carryforwards will begin to expire in 2026. Utilization of the net operating loss carryforward is subject to an annual limitation as a result of Internal Revenue Code Section 382.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but at present does not expect that the NOL carryback provision of the CARES Act would result in a cash benefit due to the existence of previously incurred losses. The company does not expect the impact of the technical correction to qualified improvement property (QIP) and the relaxed limitations on the deductibility of interest to have a material impact to these condensed consolidated financial statements and will be accounted for in the Company’s 2019 income tax returns.

F-1-40

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its warehousing and office facilities and certain vehicles under non-cancelable operating lease arrangements, which expire on various dates through October 2029.

Annual future minimum lease payment requirements under non-cancelable long-term operating lease agreements at December 31, 2019, are as follows (in thousands):

Year ending December 31,
2020	$2,462
2021	1,821
2022	1,782
2023	1,408
2024	1,349
Thereafter	5,134

$13,956

Rent expense for the year ended December 31, 2019, amounted to amounted to $2.7 million.

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION

During the year ended December 31, 2019, the Company awarded 2,700,000 Incentive Common Units (ICUs). The ICUs vest ratably at a rate of 20% annually and are fully vested and exercisable after five years. As of December 31, 2019, the Company had 10,359,430 ICUs outstanding.

The fair value of these ICUs was estimated at the date of grant and is being recognized as compensation expense over the requisite vesting period. The Company recognized $0.7 million as compensation expense during the year ended December 31, 2019. The remaining compensation expense expected to be recognized for these ICUs in future periods total $1.7 million.

The expected term used in the valuation of the ICUs was five years. The average fair value of the units issued during the year ended December 31, 2019 was $0.00.

The following is a summary of the Company’s ICUs during the period (in thousands):

	Unvested	Vested
Common ICUs - January 1, 2019	6,898	1,229
Granted	2,700	—
Forfeited	(468)	—
Vested	(3,395)	3,395

Common ICUs - December 31, 2019	5,735	4,624

Certain members’ units (1,666,590) have a put option feature which entitles the put option holder the right to exercise the put option and require the Company to settle the obligation in cash. The members’ units associated with the potential obligation have been classified as a liability on the consolidated balance sheet

F-1-41

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION—Continued

at fair value. The decrease in the fair value of the units with the put option feature for the year ended December 31, 2019, amounted to approximately $2.0 million and are included in selling, general and administrative expenses on the consolidated statement of operations and comprehensive loss.

During the year ended December 31, 2019, the Company received approximately $5.0 million in Equity contributions from its Members as part of the Company’s intent to cure the default of the Term loan in exchange for Member units (see Note 9). The Member units received in exchange for the $5.0 million equity contribution are Pari-passu in all respects with all other outstanding Member units except for their liquidation preference which is superordinate to all previously outstanding Member units.

NOTE 13 - EMPLOYEE BENEFIT PLAN

401(k) Plan

The Company maintains a 401(k)-plan covering all employees, subject to certain participation and vesting requirements. The Company will match 50% of the aggregate salary reduction contribution to the extent the aggregate contribution does not exceed 5% of compensation. The Company’s contribution is funded monthly in the amount required by employee salary reduction contributions. The Company’s matching contribution to the 401(k) plan for the year ended December 31, 2019, amounted to approximately $0.4 million.

NOTE 14 - RELATED-PARTY TRANSACTIONS

The Company has entered into service agreements with entities that are Members of the Company. Under the agreement, the Company pays an annual fee plus expenses for executive and general management services. Fees incurred from related parties for the year ended December 31, 2019 amounted to approximately $2.1 million and were included in selling, general, and administrative expenses, of this amount, approximately $1.0 million remains unpaid and is included in accounts payable and accrued expenses.

As described in Note 9, borrowings under each of the Company’s credit facilities are held with entities that are Members of the Company. Interest expense under these credit facilities for the year ended December 31, 2019, amounted to approximately $11.4 million.

As described in Notes 12, certain members’ units which include a put option, may be required to be settled in cash. In connection with the potential obligation, the Company has classified approximately $0.4 million as a liability on the consolidated balance sheet.

NOTE 15 - SUBSEQUENT EVENTS

The Company evaluated subsequent events though August 13, 2020, the date the consolidated financial statements were available to be issued.

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and known now as COVID-19, the outbreak has impacted thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations.

F-1-42

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2019

NOTE 15 - SUBSEQUENT EVENTS—Continued

Majority of the states within the United States have issued a stay at home order to its residents, accordingly many of our customers are closed or seeing reduced patient visits. Accordingly, the Company’s revenues have declined through the date of issuance of these condensed consolidated financial statements and its results of operations, cash flows and financial condition have been negatively impacted by the pandemic. The Company has taken steps to preserve working capital. A reduction in force was effectuated and a temporary hiring freeze was put in place and regular compensation reviews were deferred. All non-essential employee travel has been postponed and all employees transitioned to work from home.

The impact of the disease outbreak, as of the issuance of the financial statements, remains highly fluid and uncertain. The Company is unable to predict, with any sort of certainty, the timing for the end of restrictions, along with the subsequent recovery and resumption of normal operations of our customer base. Accordingly, the financial impact on the results of operations, cash flows and financial condition cannot be reasonably estimated at this time. No impairments were recorded as of the balance sheet date; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES”) was enacted in response to the COVID-19 pandemic and signed into law. Due to the recent enactment of this legislation, the Company continues to assess the potential impacts of this legislation on its financial position and results of operations.

F-1-43

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Audit • Tax • Advisory

Grant Thornton LLP
515 South Flower Street, 7th Floor
Los Angeles, CA 90071-2201

T 213.627.1717
F 213.624.6793
www.GrantThornton.com

Board of Directors

TestEquity Acquisition, LLC

We have audited the accompanying consolidated financial statements of TestEquity Acquisition, LLC and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TestEquity Acquisition, LLC and subsidiaries as of December 31, 2020, and the results of

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd	F-1-44

their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a matter regarding going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2020 and as of December 31, 2020, the Company was in default of certain debt covenants of its term loan and revolving line of credit agreements. On September 6, 2019, February 28, 2020, March 27, 2020 and October 9, 2020, the Company entered into forbearance agreements with its lender. The Company’s business plan, which is also described in Note 2, discloses a reduction in force that occurred during April 2020 and contemplates other reductions in its operating expenses. Due to the rights maintained by the Company’s lender under the forbearance agreements coupled with the Company’s ability to achieve the foregoing elements of its business, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business is uncertain and therefore has stated that substantial doubt exists about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Los Angeles, California

April 23, 2021

Grant Thornton LLP U.S. member firm of Grant Thornton International Ltd	F-1-45

TestEquity Acquisition, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2020

(In Thousands)

ASSETS
Current assets
Cash	$1,172
Accounts receivable, net of allowance for doubtful accounts of $3,943	42,121
Inventories	41,143
Prepaid expenses and other current assets	3,785
Income tax receivable	26

Total current assets	88,246

Rental equipment, net	20,543
Property and equipment, net	1,951
Deposits and other assets	232
Deferred tax asset	82
Goodwill	62,867
Intangible assets, net	55,773

Total assets	$229,694

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$29,615
Income tax payable	82
Term loan, current portion - related party	119,180
Note payable, current portion - related party	2,917
Revolving loan facility - related party	3,000

Total current liabilities	154,794

Deferred tax liability	5,005

Total liabilities	159,799

Commitment and contingencies (Note 11)

Members’ equity	69,894

Total liabilities and members’ equity	$229,694

See Accompanying Notes to the Consolidated Financial Statements

F-1-46

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2020

(In Thousands)

Net revenues
Sales	$242,756
Rental	13,536

Total net revenues	256,292

Cost of sales
Cost of sales of equipment	194,537
Depreciation of rental equipment	6,659

Total cost of sales	201,196

Gross profit	55,096

Selling, general and administrative expenses	58,613
Depreciation and amortization	6,472

Loss from operations	(9,991)

Interest expense - related party	(10,531)
Loss on sale of fixed assets	(54)

Loss before benefit for income taxes	(20,576)

Benefit for income taxes	(4,647)

NET LOSS	(15,929)

Other comprehensive loss:
Foreign currency translation, net	(85)

Comprehensive loss	$(16,014)

See Accompanying Notes to the Consolidated Financial Statements

F-1-47

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Year Ended December 31, 2020

(In Thousands)

	Members’ Equity	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total Members’ Equity
Balance, January 1, 2020	$86,566	$(7,072)	$13	$79,507
Member contributions	6,184	—	—	6,184
Unit-based compensation	217	—	—	217
Foreign exchange loss	—	—	(85)	(85)
Net loss	—	(15,929)	—	(15,929)

Balance, December 31, 2020	$92,967	$(23,001)	$(72)	$69,894

See Accompanying Notes to the Consolidated Financial Statements

F-1-48

TestEquity Acquisition, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2020

(In Thousands)

Cash flows from operating activities:
Net loss	$(15,929)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of rental equipment	(2,012)
Depreciation and amortization	13,105
Unit-based compensation	227
Deferred income taxes	(4,580)
Profit interest unit expense	(380)
Amortization of debt issuance costs	715
Gain on sale of property and equipment	(9)
Changes in assets and liabilities:
Accounts receivable	13,385
Inventories	2,935
Prepaid expenses and other current assets	(1,473)
Income tax payable	183
Accounts payable and accrued expenses	(3,201)

Net cash provided by operating activities	2,967

Cash flows from investing activities:
Payments for acquisition of property and equipment	(501)
Payments for acquisition of rental equipment	(9,189)
Proceeds from sale of rental equipment	6,643

Net cash used in investing activities	(3,047)

Cash flows from financing activities:
Equity contributions	6,184
Payments on debt (related parties)	(250)
Borrowings on debt (related parties)	(6,000)

Net cash used in financing activities	(66)

Effect of foreign currency rates on cash	(85)

Net change in cash	(232)
Cash at beginning of period	1,404

Cash at end of period	$1,172

Supplemental cash flow information
Interest paid (related parties)	$9,388

Income taxes paid	$—

See Accompanying Notes to the Consolidated Financial Statements

F-1-49

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Activities

TestEquity Acquisition, LLC (“TEA LLC”), collectively with its subsidiaries (the “Company”) is engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company sells and rents to customers in many major industries, including electronic manufacturing, telecommunications, education, automotive, medical, aerospace and defense.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of TestEquity Acquisition, LLC, a Delaware limited liability company, which is an intermediary holding company, and its subsidiaries TestEquity, LLC (“TE LLC”), a Delaware limited liability company, TestEquity de Mexico S. de R.L. de C.V., a Mexican limited liability company (“TE Mexico”) and TestEquity, Inc. (“TE Canada”), a Canadian Corporation. TE LLC, TE Mexico and TE Canada are operating entities engaged in the sale and rental of new and used electronic test and measurement equipment and specialty tools. All intercompany balances and transactions have been eliminated. TE Mexico is 99% and 1% owned by TE LLC and TEA LLC, respectively.

On January 1, 2019, Techni-Tool, Inc. and Evercore TE Holdings, Inc. merged into TestEquity, LLC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company generates revenue through the sale of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company generally invoices customers as goods are shipped or services are completed. Fees are typically due and payable 30 days after date of shipment or invoicing of services. Generally, customers gain control of the goods upon providing the product to the carrier, or when services are completed.

The Company determines revenue recognition through the following steps:

•	Identification of the contract(s) with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract(s)

•	Recognition of revenue when the Company satisfies a performance obligation

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Typically, the Company has a purchase order or master service agreement with the customer that specifies the goods and/or services to be provided.

The Company’s revenue contracts generally represent a single performance obligation to sell its products to trade customers. Net sales reflect the transaction prices for contracts reduced by variable consideration. The Company provides a rebate to select customers if pre-determined purchase thresholds are met. The rebate

F-1-50

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Revenue Recognition—Continued

consideration is not in exchange for a distinct good or service. Variable consideration is estimated using the expected valued method considering all reasonably available information, including the Company’s historical experience and its current expectations, and is reflected in the transaction price when sales are recorded. Sales returns are generally accepted by the Company, however, are not material to the Company’s operations. The Company’s contracts with trade customers do not have significant financing components or non-cash consideration. The Company records net sales excluding taxes collected on its sales to its trade customers.

The Company has elected to account for shipping and handling costs incurred to deliver products to customers as fulfillment activities, rather than a promised service. As such, fulfillment costs are included in cost of goods sold in the consolidated statement of operations and comprehensive loss. The Company provides an assurance type warranty which is not sold separately and does not represent a separate performance obligation.

For the majority of transactions, the Company recognizes revenue at the time of shipment, when control is passed to the customer. For consigned vendor managed inventory, revenue is recognized when inventory is removed from the Company’s stock location and controlled by the customer.

Rental revenues are recognized in the month they are due on the accrual basis of accounting. The Company provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue.

Included in accounts payable and accrued expenses is $0.5 million of unearned rent revenue at December 31, 2020.

Disaggregation of Revenues

The following table represents a disaggregation of the Company’s total revenues separated by major category for the year ended December 31, 2020 (in thousands):

Revenues
Hardware sales	$242,756
Rental	13,536

Total revenues	$256,292

Contract balances

Accounts receivable represents the Company’s unconditional right to receive consideration from its customers. Contract assets consist of the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditioned on something other than the passage of time. The Company has contract assets in the form of goods expected to be returned from customers. ASC 606 also requires an entity to present a contract liability in instances where the customer is entitled to a volume rebate based on purchases made during the period. The opening and closing contract asset and contract liability balances are not material.

F-1-51

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Contract balances—Continued

There were no impairment losses recognized on the Company’s accounts receivable or contract assets during the fiscal year ended December 31, 2020. There were no significant changes in the contract assets or the contract liabilities for the fiscal year ended December 31, 2020.

Assets recognized from the costs to obtain a contract with a customer

Typically, the Company incurs commission cost on product sales as the sale occurs. However, purchase orders are fulfilled in a short time frame and the Company’s contracts qualify for the practical expedient since contract acquisition costs would have been amortized in one year or less. Therefore, the Company elected to apply the practical expedient and immediately expense contract acquisition costs.

Cash

The Company considers all highly liquid financial instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company maintains cash balances in qualified financial institutions, and at various times such amounts are in excess of federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. The Company records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Comprehensive Income

The Company’s comprehensive income includes foreign currency translation adjustments. Asset and liability accounts of international operations are translated into the Company’s functional currency, U.S. dollars, at current rates. Revenues and expenses are translated at the weighted-average currency rate for the fiscal year.

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the

F-1-52

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Rental Equipment and Property and Equipment—Continued

acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over two to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

Depreciation of rental pool equipment and property and equipment is provided for on a straight-line method over the remaining useful lives, which are generally as follows:

	Life (years)
	From	To
Office furniture and equipment	2	5
Computer hardware	3	5
Computer software	3	5
Leasehold improvements	0	7
Rental Equipment	3	7

Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made. As of December 31, 2020, management concluded that no impairment of long-lived assets occurred.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles, Goodwill and Other: ASC 350 requires that goodwill and other unamortizable intangible assets be tested for impairment at least annually or earlier if indicators of impairment exist.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (ASU 2017-04). The standard simplifies the subsequent measurement of goodwill by removing the requirement to perform a hypothetical purchase price allocation to compute the implied fair value of goodwill to measure impairment. Instead, goodwill impairment is measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. This standard is effective for annual or any interim goodwill impairment test in fiscal years beginning after December 15, 2019.

F-1-53

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Goodwill—Continued

The Company conducted a quantitative analysis for the year ended December 31, 2020, noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was required. The Company is a single reporting unit and performed the test as such, by comparing Company’s carrying value, including goodwill, to its fair value. The fair value was assessed using a discounted cash flow model. The realization of these forecasts is dependent on a number of variables and conditions, many of which are due to the uncertainties associated with COVID-19 and as a result, actual results may materially differ from management’s estimates.

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other: This guidance allows the Company to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. For the year ended December 31, 2020, management concluded that no impairment of assets occurred.

Debt Issuance Costs

The Company amortizes costs incurred in connection with obtaining financing over the terms of the related debt using the effective-interest-rate method. Debt issuance costs are recorded as a contra liability within the term loan, current portion line item on the consolidated balance sheets. All balances included in the term loan are classified as current portion due to the forbearance with the lender (See Note 9). Amortization of debt issuance costs, which is included in interest expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2020, amounted to approximately $0.7 million.

Advertising

The Company incurs advertising costs that primarily consist of the costs associated with digital and print advertising expense, trade show participation, customer seminars and joint marketing programs with company suppliers. Such amounts are expensed as incurred. Advertising expense for the year ended December 31, 2020, amounted to approximately $1.4 million.

Income Taxes

The Company accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

The Company has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be

F-1-54

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

recognized in the consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Unit-Based Compensation

The Company accounts for unit-based compensation for equity-classified awards using the fair value method. The fair value of equity-classified awards granted is estimated at the date of grant and recognized as compensation expense on a straight-line basis over the requisite service period. Unit-based compensation expense for the year ended December 31, 2020 amounted to approximately $0.2 million.

Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair values of the Company’s cash, accounts receivable, accounts payable, and all other current liabilities approximate their carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, which approximates carrying value, was estimated using available market information and discounted cash flow analyses based on borrowing rates it believes it could obtain with similar terms and maturities and approximates the historical cost.

Derivative Financial Instruments

The Company accounts for put options liabilities related to certain member units as derivative financial instruments (see Note 3). The fair value of the member units is estimated using the recent selling price of member units not subject to the put options. The change in fair value is immediately recognized in earnings.

Evaluation of Ability to Maintain Current Level of Operations - Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with generally accepted accounting principles in the United States of America. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize the Company’s assets and discharge the Company’s liabilities and commitments in the normal course of business.

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2020, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to meet its obligations as they became due over the next twelve months from the date of issuance of these financial statements. Management assessed that there

F-1-55

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Evaluation of Ability to Maintain Current Level of Operations - Going Concern—Continued

were such conditions and events, including negative cash flows from operating activities, the uncertainty of the COVID-19 pandemic, and the current default and uncertainty as to whether the Company will be able adhere to debt agreements subsequent to December 31, 2020 on certain debt covenants pertaining to the Company’s term loan and revolving line of credit. Such defaults give the lender the right to declare the entire principal amount and accrued and unpaid interest due and payable. On September 6, 2019, February 28, 2020, March 27, 2020 and October 9, 2020, we have entered into forbearance agreements with the lender. Thus far, no such acceleration of the Company’s debt obligations has occurred. Nevertheless, these debt instruments are now reclassified from long-term to current liabilities as of December 31, 2020 due to the current forbearance under the Term loan (see Note 10).

The current operating plan includes a reduction in operating expenses through a reduction in force that occurred during April 2020, a shift in the labor force from permanent employees to contractors and curtailed expenditures for capital improvements and travel and entertainment. Given the uncertainties of the potential success of additional capital raises or the operating plan compounded with the unknown impact on the business due to the impact resulting from the global pandemic (COVID-19) and the rights maintained by the lender under the afore mentioned forbearance agreement, management believes that there is substantial doubt with respect to the Company’s ability to continue as a going concern within one year after the date the condensed consolidated financial statements are issued.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recently Adopted Accounting Standards

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within annual periods beginning after December 15, 2019. Management has adopted this standard in the current year and has determined that there is no material impact to the consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”). The amendments in ASU 2016-02 require companies that lease assets to recognize on their balance sheets the assets and liabilities for the rights and obligations generated by contracts longer than a year. ASU 2016-02 will become effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within fiscal years beginning after December 15, 2020. The guidance is required to be applied using the modified retrospective transition approach. Early adoption is permitted. In June 2020, the FASB issued ASU No. 2020-05, “Revenue from Contracts with Customers” (Topic 606) and “Leases” (Topic 842): Effective Dates for Certain Entities (ASU No. 2020-05) to defer the effective dates of certain major accounting standards for which implementation challenges were amplified by disruptions caused by

F-1-56

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Recently Issued Accounting Standards Not Yet Adopted—Continued

the COVID-19 pandemic. Private companies and now have a one-year deferral option to apply Topic 842 to fiscal years beginning after Dec. 15, 2021. Early adoption is still permitted. Management is currently evaluating the potential impact that adopting ASU 2016-02 and ASU 2020-05 will have on its condensed consolidated financial statements and footnote disclosures.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-use Software (Topic 350): Customer’s Accounting for implementation Costs incurred in a Cloud Computing Arrangement That is a Service Contract” (“ASU 2018-15”). ASU 2018-15 clarifies the accounting for implementation costs in cloud computing arrangements. The guidance is effective for annual periods beginning after December 15, 2020. Management is currently evaluating the potential impact that adopting ASU 2018-15 will have on its consolidated financial statements and footnote disclosures.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (Topic 740). ASU 2019-12 is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. The guidance is effective for annual periods beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. Management is currently evaluating the potential impact that adopting ASU 2019-12 will have on its consolidated financial statements and footnote disclosures.

NOTE 3 - FAIR VALUE MEASUREMENTS AND DERIVATIVES

Under the ASC 820, Fair Value Measurements and Disclosures, a fair value measurement is determined based on the assumptions that a market participant would use in pricing an asset or liability. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3).

The following table sets forth the Company’s financial assets and liabilities as of December 31, 2020, that are measured on a recurring basis during the period, segregated by level within the fair value hierarchy (in thousands):

December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets/Liabilities at fair value Members’ units with put option feature	$—	$—	$—	$—

Derivatives consist of put options related to certain members’ units (124,794) that may be put back to the Company. The fair value of the put options is estimated using the Monte-Carlo simulation model. The Monte Carlo simulation model uses probability distribution to model input variables to project and establish outcomes. The fair value of the member units is estimated using the recent selling price of member units not subject to the put options.

F-1-57

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 4 - INVENTORIES

Inventories consisted of the following as of December 31, 2020 (in thousands):

Parts	$3,156
Work in process	316
Finished goods	39,457

42,929
Less: reserve for obsolescence	(1,786)

$41,143

NOTE 5 - RENTAL EQUIPMENT, NET

Rental equipment consisted of the following as of December 31, 2020 (in thousands):

Rental equipment	$44,481
Less: accumulated depreciation	(23,938)

$20,543

Depreciation expense included in cost of sales for rental equipment for the year ended December 31, 2020, amounted to $6.7 million.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2020 (in thousands):

Office furniture and equipment	$2,573
Computer hardware	902
Computer software	437
Leasehold improvements	1,840

5,752
Less: accumulated depreciation and amortization	(3,801)

$1,951

Depreciation and amortization expense for property and equipment for the year ended December 31, 2020, amounted to $0.6 million.

NOTE 7 - GOODWILL AND INTANGIBLES ASSETS

Amounts related to goodwill consisted of the following as of December 31, 2020 (in thousands):

Goodwill
Balance, beginning of period	$62,867
Change	—

Balance, end of period	$62,867

F-1-58

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 7 - GOODWILL AND INTANGIBLES ASSETS—Continued

Amounts related to finite-lived intangible assets at December 31, 2020, are as follows (in thousands):

	Estimated life	Gross carrying value
Customer relationships	10 - 15 years	$52,590
Trade name	3 - 15 years	19,550
Internal Use Software	3 - 10 years	2,970
Acquired leases	1 - 3 years	789

		75,899
Less: accumulated amortization		(20,126)

		$55,773

Amortization expense related to finite-lived intangible assets for the year ended December 31, 2020, amounted to $5.6 million.

Annual amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years and thereafter as of December 31, 2020, is as follows (in thousands):

Year ending December 31,
2021	$5,459
2022	5,459
2023	5,459
2024	5,429
2025	5,408
Thereafter	28,559

$55,773

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2020 (in thousands):

Trade accounts payable and accrued accounts payable	$20,160
Accrued interest	619
Other accrued expenses	8,836

$29,615

F-1-59

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 9 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)

Debt consisted of the following as of December 31, 2020 (in thousands):

Revolving loan facility, due April 2022	$3,000
Term loan, due April 2022	120,132
Note Payable	2,917

126,049
Less: deferred financing	(952)

$125,097

Each of the debt facilities listed above are held with related party financial institutions. The Term loan debt includes an original issue discount incurred in connection with the financing agreement. The discount is being amortized using the effective-interest-method over the term of the related debt.

As of December 31, 2020, the Company’s Term loan requires quarterly principal payments in the amount of $0.1 million through September 30, 2021, and $0.3 million on December 31, 2021 and March 31, 2022, and a balloon principal payment of $120.0 million on April 28, 2022. Interest on the first $101.0 million was based on LIBOR plus 5.25% and interest on the remaining balance was based on the LIBOR plus 5.50% and is payable quarterly.

The Company had $3.0 million outstanding on its revolving loan advance facility as of December 31, 2020.

Borrowings under the above arrangements are collateralized by substantially all the assets of the Company. In addition, the facilities are governed by a loan and security agreement that requires compliance with certain financial and nonfinancial covenants, which include, but are not limited to, leverage and capital expenditure requirements. During the years ended December 31, 2019 and December 31, 2020, the Company defaulted on certain covenants on its Term loan. To cure the default, the Company and the related party lender agreed to a forbearance on the loan and required certain members to make equity contributions of approximately $6.2 million in exchange for member units, in addition to maintaining certain leverage ratios, minimum liquidity, and EBITDA targets as the new covenants under the revised credit agreement during the forbearance period.

Due to the matters discussed above, there is uncertainty regarding the ability to continue to meet future debt covenants per the lending agreements with related parties. While the Company has to date been able to obtain waivers for these covenants, the determination whether to grant or not grant such waivers is in the hands of the lenders. Accordingly, as mandated by U.S. GAAP, the Company has classified the debt as current.

The aggregate annual scheduled maturities under all debt obligations at December 31, 2020, are as follows (in thousands):

Year ending December 31,
2021	$3,200
2022	122,849

$126,049

F-1-60

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 10 - INCOME TAXES

The benefit for income taxes consisted of the following for the year ended December 31, 2020 (in thousands):

Current	$(62)
Deferred	(4,585)

Total	$(4,647)

The Company’s effective tax rate differs from the federal statutory rate of 21% primarily due to state income taxes, and non-deductible expenses such as meals and entertainment, parking, and prior year true-up adjustments.

The tax effect of temporary differences that give rise to a significant portion of the net deferred tax liability at December 31, 2020 are summarized as follows (in thousands):

Net operating loss carryforwards	$7,484
Other temporary differences	486
Interest Expense	3,685
Capitalized Inventory	834
Accruals and Reserves	2,431
Property and equipment	(5,261)
Intangible assets	(14,582)

Net deferred tax liability	$(4,923)

At December 31, 2020, the Company has federal net operating loss carryforwards of approximately $26.0 million and state net operating loss carryforwards of approximately $27.6 million. $2.2 million of the federal net operating loss carryforwards will begin to expire in 2037 unless previously utilized and $23.8 million of the federal net operating loss generated on or after January 1, 2018 will not expire and will be limited to 80% usage starting in 2021. The state net operating loss carryforwards will begin to expire in 2026. Utilization of the net operating loss carryforward is subject to an annual limitation as a result of Internal Revenue Code Section 382.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company at present does not expect that the NOL carryback provision of the CARES Act would result in a cash benefit due to the existence of previously incurred losses. The company does not expect the impact of the technical correction to qualified improvement property (QIP) and the relaxed limitations on the deductibility of interest to have a material impact to these consolidated financial statements and will be accounted for in the Company’s 2020 income tax returns.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its warehousing and office facilities and certain vehicles under non-cancelable operating lease arrangements, which expire on various dates through October 2029.

F-1-61

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 11 - COMMITMENTS AND CONTINGENCIES—Continued

Leases—Continued

Annual future minimum lease payment requirements under non-cancelable long-term operating lease agreements at December 31, 2020, are as follows (in thousands):

Year ending December 31,
2021	2,562
2022	2,352
2023	1,413
2024	1,356
2025	418
Thereafter	4,725

$12,825

Rent expense for the year ended December 31, 2020, amounted to amounted to $2.6 million.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management believes, as of December 31, 2020, that any such matters will not have a material adverse effect on the consolidated financial statements.

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION

During the year ended December 31, 2020, the Company awarded 2,505,524 Incentive Common Units (ICUs). The ICUs vest ratably at a rate of 20% annually and are fully vested and exercisable after five years. As of December 31, 2020, the Company had 10,010,750 ICUs outstanding.

The fair value of these ICUs was estimated at the date of grant and is being recognized as compensation expense over the requisite vesting period. The Company recognized $0.2 million as compensation expense during the year ended December 31, 2020. The remaining compensation expense expected to be recognized for these ICUs in future periods total $1.0 million.

The expected term used in the valuation of the ICUs was five years. The average fair value of the units issued during the year ended December 31, 2020 was nil.

The following is a summary of the Company’s ICUs during the period (in thousands):

	Unvested	Vested
Common ICUs - January 1, 2020	5,735	4,624
Granted	2,506	—
Forfeited	(3,322)	—
Vested	(2,544)	3,012

Common ICUs - December 31, 2020	2,375	7,636

F-1-62

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 12 - MEMBERS’ EQUITY AND UNIT BASED COMPENSATION—Continued

Certain members’ units (124,794) have a put option feature which entitles the put option holder the right to exercise the put option and require the Company to settle the obligation in cash. The members’ units associated with the potential obligation have been classified as a liability on the consolidated balance sheet at fair value. The decrease in the fair value of the units with the put option feature for the year ended December 31, 2020, amounted to approximately $0.4 million and are included in selling, general and administrative expenses on the consolidated statement of operations and comprehensive loss.

During the year ended December 31, 2020, the Company received approximately $6.2 million in Equity contributions from its Members as part of the Company’s intent to cure the default of the Term loan in exchange for Member units (see Note 9). The Member units received in exchange for the $6.2 million equity contribution are Pari-passu in all respects with all other outstanding Member units except for their liquidation preference which is superordinate to all previously outstanding Member units.

NOTE 13 - EMPLOYEE BENEFIT PLAN

401(k) Plan

The Company maintains a 401(k)-plan covering all employees, subject to certain participation and vesting requirements. The Company will match 50% of the aggregate salary reduction contribution to the extent the aggregate contribution does not exceed 5% of compensation. The Company’s contribution is funded monthly in the amount required by employee salary reduction contributions.

The Company’s matching contribution to the 401(k) plan for the year ended December 31, 2020, amounted to approximately $0.4 million.

NOTE 14 - RELATED-PARTY TRANSACTIONS

The Company has entered into service agreements with entities that are Members of the Company. Under the agreement, the Company pays an annual fee plus expenses for executive and general management services. Fees incurred from related parties for the year ended December 31, 2020 amounted to approximately $1.9 million and were included in selling, general, and administrative expenses.

As described in Note 9, borrowings under each of the Company’s credit facilities are held with entities that are Members of the Company. Interest expense under these credit facilities for the year ended December 31, 2020, amounted to approximately $10.5 million.

As described in Notes 12, certain members’ units which include a put option, may be required to be settled in cash. In connection with the potential obligation, the Company has classified approximately $0.0 million as a liability on the consolidated balance sheet.

NOTE 15 - ORGANIZATIONAL IMPACT – COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and known now as COVID-19, the outbreak has impacted thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations.

F-1-63

TestEquity Acquisition, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

December 31, 2020

NOTE 15 - ORGANIZATIONAL IMPACT – COVID-19—Continued

Majority of the states within the United States have issued a stay at home order to its residents, accordingly many of the customers are closed or seeing reduced patient visits. Accordingly, the Company’s revenues have declined through the date of issuance of these condensed consolidated financial statements and its results of operations, cash flows and financial condition have been negatively impacted by the pandemic. The Company has taken steps to preserve working capital. A reduction in force was effectuated and a temporary hiring freeze was put in place and regular compensation reviews were deferred. All non-essential employee travel has been postponed and all employees transitioned to work from home.

The impact of the disease outbreak, as of the issuance of the financial statements, remains highly fluid and uncertain. The Company is unable to predict, with any sort of certainty, the timing for the end of restrictions, along with the subsequent recovery and resumption of normal operations of our customer base. Accordingly, the financial impact on the results of operations, cash flows and financial condition cannot be reasonably estimated at this time. No impairments were recorded as of the balance sheet date; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES”) was enacted in response to the COVID-19 pandemic and signed into law. Due to the recent enactment of this legislation, the Company continues to assess the potential impacts of this legislation on its financial position and results of operations.

NOTE 16 - SUBSEQUENT EVENTS

The Company evaluated subsequent events though April 23, 2021, the date the consolidated financial statements were available to be issued.

F-1-64

GRANT THORNTON LLP	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
515 S. Flower St., 7th Floor
Los Angeles, CA 90071-2201

D +1 213 627 1717
F +1 213 624 6793

Board of Directors and Stockholders

TestEquity Acquisition, LLC

We have reviewed the accompanying condensed consolidated interim financial statements of TestEquity Acquisition, LLC and subsidiaries (the “Company”), which comprise the condensed consolidated balance sheet, and the related condensed consolidated statements of operations and comprehensive loss, members’ equity, and cash flows, as of September 30, 2021 and for the nine-month period then ended, and the related notes to the interim financial statements.

Management’s responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed consolidated interim financial statements in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated interim financial statements referred to above for them to be in accordance with accounting principles generally accepted in the United States of America.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

F-1-65

Emphasis of matter regarding going concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the condensed consolidated financial statements, the Company as of September 30, 2021 and during the nine-month period then ended, was in default of certain debt covenants of its term loan and revolving line of credit agreements. On September 6, 2019, February 28, 2020, March 27, 2020 and October 9, 2020 and June 30, 2021, the Company entered into forbearance agreements with its lender. The Company’s business plan, which is also described in Note 2, discloses and contemplates other reductions in its operating expenses. Due to the rights maintained by the Company’s lender under the forbearance agreements coupled with the Company’s ability to achieve the foregoing elements of its business, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business is uncertain and therefore has stated that substantial doubt exists about the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Los Angeles, California

January 11, 2022

F-1-66

TestEquity Acquisition, LLC

CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2021

(In Thousands)

As of September 30, 2021
ASSETS

Current assets
Cash	$6,507
Accounts receivable, net of allowance for doubtful accounts of $3,120	39,211
Inventories	37,941
Prepaid expenses and other current assets	3,641

Total current assets	87,300
Rental equipment, net	21,624
Property and equipment, net	5,871
Deposits and other assets	167
Goodwill	63,147
Intangible assets, net	51,678

Total assets	$229,787

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$29,821
Income tax payable	(58)
Term loan, current portion - related party	119,498
Note payable, current portion - related party	2,917
Revolving loan facility - related party	1,000

Total current liabilities	153,178
Deferred tax liability	3,011

Total liabilities	156,190
Commitment and contingencies
Members’ equity	73,599

Total liabilities and members’ equity	$229,787

See accompanying notes to the condensed consolidated financial statements.

F-1-67

TestEquity Acquisition, LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

For the Period Ended September 30, 2021

(In Thousands)

Period Ended September 30, 2021
Net revenues
Sales	$193,052
Rental	8,425

Total net revenues	201,477
Cost of sales
Cost of sales of equipment	147,771
Depreciation of rental equipment	4,486

Total cost of sales	152,257

Gross profit	49,220
Selling, general and administrative expenses	43,768
Depreciation and amortization	4,539

Loss from operations	913
Interest expense - related party	(8,325)
Loss on sale of fixed assets	(148)

Loss before benefit for income taxes	(7,560)
Benefit for income taxes	(1,994)

NET LOSS	(5,566)
Other comprehensive loss:
Foreign currency translation, net	38

Comprehensive loss	$(5,528)

See accompanying notes to the condensed consolidated financial statements.

F-1-68

TestEquity Acquisition, LLC

CONDENSED CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Period Ended September 30, 2021

(In Thousands)

	Members’ Equity	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total Members’ Equity
Balance, January 1, 2021	$92,967	$(23,001)	$(72)	$69,894
Member contributions	9,233	—	—	9,233
Foreign exchange loss	—	—	38	38
Net Loss	—	(5,566)	—	(5,566)

Balance, September 30, 2021	$102,200	$(28,567)	$(34)	$73,599

See accompanying notes to the condensed consolidated financial statements.

F-1-69

TestEquity Acquisition, LLC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period ended September 30, 2021

(In Thousands)

Period Ended September 30, 2021
Cash flows from operating activities:
Net loss	$(5,566)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of rental equipment	(1,272)
Depreciation and amortization	9,024
Deferred income taxes	(1,994)
Amortization of debt issuance costs	536
Changes in assets and liabilities:
Accounts receivable	6,875
Inventories	5,059
Prepaid expenses and other current assets	418
Accounts payable and accrued expenses	(4,778)

Net cash provided by operating activities	8,302

Cash flows from investing activities:
Payments for acquisition of property and equipment	(175)
Payments for acquisition of rental equipment	(5,817)
Proceeds from sale of rental equipment	3,899

Net cash used in investing activities	(2,093)

Cash flows from financing activities:
Equity contributions	9,233
Acquisitions	(8,958)
Payments on debt (related parties)	(218)
Borrowings on debt (related parties)	(2,000)

Net cash used in financing activities	(1,943)

Effect of foreign currency rates on cash	39

Net change in cash	4,305
Cash at beginning of period	2,202

Cash at end of period	$6,507

Supplemental cash flow information
Interest paid (related parties)	$8,325

Income taxes paid	$—

See accompanying notes to the condensed consolidated financial statements.

F-1-70

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2021

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Activities

TestEquity Acquisition, LLC (“TEA LLC”), collectively with its subsidiaries (the “Company”) is engaged in the sale and rental of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company sells and rents to customers in many major industries, including electronic manufacturing, telecommunications, education, automotive, medical, aerospace and defense.

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of TestEquity Acquisition, LLC, a Delaware limited liability company, which is an intermediary holding company, and its subsidiaries TestEquity, LLC (“TE LLC”), a Delaware limited liability company, TestEquity de Mexico S. de R.L. de C.V., a Mexican limited liability company (“TE Mexico”) and TestEquity, Inc. (“TE Canada”), a Canadian Corporation. TE LLC, TE Mexico and TE Canada are operating entities engaged in the sale and rental of new and used electronic test and measurement equipment and specialty tools. All intercompany balances and transactions have been eliminated. TE Mexico is 99% and 1% owned by TE LLC and TEA LLC, respectively.

On January 1, 2019, Techni-Tool, Inc. and Evercore TE Holdings, Inc. merged into TestEquity, LLC. On August 1, 2021, TestEquity Acquisitions, LLC purchased MCS Test Equipment Holdings Ltd. In the UK.

These condensed consolidated financial statements do not represent complete financial statements and are to be read in conjunction with the latest audited annual financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company generates revenue through the sale of new and used electronic test and measurement equipment, specialty tools, tool-kits, soldering supplies and chemicals. The Company generally invoices customers as goods are shipped or services are completed. Fees are typically due and payable 30 days after date of shipment or invoicing of services. Generally, customers gain control of the goods upon providing the product to the carrier, or when services are completed.

The Company determines revenue recognition through the following steps:

•	Identification of the contract(s) with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract(s)

•	Recognition of revenue when the Company satisfies a performance obligation

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Typically, the Company has a purchase order or master service agreement with the customer that specifies the goods and/or services to be provided.

F-1-71

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Revenue Recognition—Continued

The Company’s revenue contracts generally represent a single performance obligation to sell its products to trade customers. Net sales reflect the transaction prices for contracts reduced by variable consideration. The Company provides a rebate to select customers if pre-determined purchase thresholds are met. The rebate consideration is not in exchange for a distinct good or service. Variable consideration is estimated using the expected valued method considering all reasonably available information, including the Company’s historical experience and its current expectations, and is reflected in the transaction price when sales are recorded. Sales returns are generally accepted by the Company, however, are not material to the Company’s operations. The Company’s contracts with trade customers do not have significant financing components or non-cash consideration. The Company records net sales excluding taxes collected on its sales to its trade customers.

The Company has elected to account for shipping and handling costs incurred to deliver products to customers as fulfillment activities, rather than a promised service. As such, fulfillment costs are included in cost of goods sold in the condensed consolidated statement of operations and comprehensive loss. The Company provides an assurance type warranty which is not sold separately and does not represent a separate performance obligation.

For the majority of transactions, the Company recognizes revenue at the time of shipment, when control is passed to the customer. For consigned vendor managed inventory, revenue is recognized when inventory is removed from the Company’s stock location and controlled by the customer.

Rental revenues are recognized in the month they are due on the accrual basis of accounting. The Company provides an accrual for the unearned portion of rental payments received based upon the amount of rental revenue for the month with the unearned portion recorded as deferred revenue.

Included in accounts payable and accrued expenses is $1.0 million of unearned rent revenue at September 30, 2021.

Disaggregation of Revenues

The following table represents a disaggregation of the Company’s total revenues separated by major category for the period ended September 30, 2021 (in thousands):

Revenues
Sales	$193,052
Rental	8,425

Total revenues	$201,477

Contract balances

Accounts receivable represents the Company’s unconditional right to receive consideration from its customers. Contract assets consist of the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditioned on something other than the passage of time. The Company has contract assets in the form of goods expected to be returned from

F-1-72

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Contract balances—Continued

customers. ASC 606 also requires an entity to present a contract liability in instances where the customer is entitled to a volume rebate based on purchases made during the period. The opening and closing contract asset and contract liability balances are not material.

There were no impairment losses recognized on the Company’s accounts receivable or contract assets during the fiscal period ended September 30, 2021. There were no significant changes in the contract assets or the contract liabilities for the fiscal period ended September 30,2021.

Assets recognized from the costs to obtain a contract with a customer

Typically, the Company incurs commission cost on product sales as the sale occurs. However, purchase orders are fulfilled in a short time frame and the Company’s contracts qualify for the practical expedient since contract acquisition costs would have been amortized in one year or less. Therefore, the Company elected to apply the practical expedient and immediately expense contract acquisition costs.

Cash

The Company considers all highly liquid financial instruments purchased with an original maturity date of three months or less to be cash equivalents. The Company maintains cash balances in qualified financial institutions, and at various times such amounts are in excess of federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at net realizable value. Receivables are considered past-due based upon the contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of uncollectible trade accounts receivable based upon past collection history and the identification of specific customer risks. The allowances for doubtful accounts represent allowances for customer trade accounts receivable that are estimated to be partially or entirely uncollectible. These allowances are used to reduce gross trade receivables to their net realizable value. The Company records these allowances based on estimates related to the following factors: (i) customer-specific allowances and (ii) formula-based general allowances based upon an aging schedule.

Inventories

Inventories consist of new, used and manufactured electronic equipment and are stated at the lower of cost (first-in, first-out) or net realizable value.

Comprehensive Income

The Company’s comprehensive income includes foreign currency translation adjustments. Asset and liability accounts of international operations are translated into the Company’s functional currency, U.S. dollars, at current rates. Revenues and expenses are translated at the weighted-average currency rate for the fiscal year.

F-1-73

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Rental Equipment and Property and Equipment

Rental equipment and property and equipment are typically carried at cost, except for assets acquired as part of a business combinations, which requires the acquisition method of accounting and accounts for the acquired assets at their estimated fair values at the acquisition date. Depreciation of rental pool equipment and property and equipment is provided by a straight-line method over two to seven years. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts, and gains or losses are reflected in income. Repair and maintenance expenditures not anticipated to extend asset lives are expensed as incurred.

Depreciation of rental pool equipment and property and equipment is provided for on a straight-line method over the remaining useful lives, which are generally as follows:

	Life (years)
	From	To
Office furniture and equipment	2	5
Computer hardware	3	5
Computer software	3	5
Leasehold improvements	0	7
Rental Equipment	3	7

Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made. As of September 30,2021, management concluded that no impairment of long-lived assets occurred.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles, Goodwill and Other: ASC 350 requires that goodwill and other unamortizable intangible assets be tested for impairment at least annually or earlier if indicators of impairment exist.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment (ASU 2017-04). The standard simplifies the subsequent measurement of goodwill by removing the requirement to perform a hypothetical purchase price allocation to compute the implied fair value of goodwill to measure impairment. Instead, goodwill impairment is measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss.

F-1-74

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Goodwill—Continued

The Company conducted a quantitative analysis for the period ended December 31,2020, noting there were no changes or impairments in the carrying amount of goodwill and noted no further impairment testing was required. During the nine-month period ended September 30, 2021, there have been no triggering events noted requiring goodwill testing outside the annual measurement date of December 31st. The Company is a single reporting unit and performed the test as such, by comparing Company’s carrying value, including goodwill, to its fair value. The fair value was assessed using a discounted cash flow model. The realization of these forecasts is dependent on a number of variables and conditions, many of which are due to the uncertainties associated with COVID-19 and as a result, actual results may materially differ from management’s estimates.

Intangible Assets

The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other: This guidance allows the Company to make judgments about the recoverability of intangible assets with finite lives whenever events or changes in circumstances indicate that impairment may exist. Recoverability of intangible assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. For the period ended September 30, 2021, management concluded that no impairment of assets occurred.

Debt Issuance Costs

The Company amortizes costs incurred in connection with obtaining financing over the terms of the related debt using the effective-interest-rate method. Debt issuance costs are recorded as a contra liability within the term loan, current portion line item on the condensed consolidated balance sheets. All balances included in the term loan are classified as current portion due to the forbearance with the lender (See Note 8). Amortization of debt issuance costs, which is included in interest expense in the accompanying condensed consolidated statement of operations and comprehensive loss for the period ended September 30, 2021, amounted to approximately $0.4 million.

Advertising

The Company incurs advertising costs that primarily consist of the costs associated with digital and print advertising expense, trade show participation, customer seminars and joint marketing programs with company suppliers. Such amounts are expensed as incurred. Advertising expense for the period ended September 30, 2021, amounted to approximately $1.7 million.

Income Taxes

The Company accounted for income taxes under the asset and liability method. Accordingly, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply

F-1-75

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Income Taxes—Continued

to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred taxes to the amount expected to be realized.

The Company has adopted the provisions of ASC 740, Income Taxes, which addresses the accounting for uncertainty in income tax positions. The guidance requires that the impact of an income tax position be recognized in the condensed consolidated financial statements if that position is more-likely-than-not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to include any interest and penalties associated with unrecognized tax benefits within the provision for income taxes.

Estimates

The preparation of condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair values of the Company’s cash, accounts receivable, accounts payable, and all other current liabilities approximate their carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, which approximates carrying value, was estimated using available market information and discounted cash flow analyses based on borrowing rates it believes it could obtain with similar terms and maturities and approximates the historical cost.

Evaluation of Ability to Maintain Current Level of Operations - Going Concern

The accompanying condensed consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with generally accepted accounting principles in the United States of America. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize the Company’s assets and discharge the Company’s liabilities and commitments in the normal course of business.

In connection with the preparation of the condensed consolidated financial statements for the period ended September 30, 2021, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to meet its obligations as they became due over the next twelve months from the date of issuance of these financial statements. Management assessed that there were such conditions and events, including negative cash flows from operating activities, the uncertainty of the COVID-19 pandemic, and the current default and uncertainty as to whether the Company will be able adhere to debt agreements subsequent to September 30, 2021 on certain debt covenants pertaining to the Company’s term loan and revolving line of credit. Such defaults give the lender the right to declare the entire principal amount and accrued and unpaid interest due and payable. On September 6, 2019, February 28, 2020, March 27, 2020 and October 9, 2020, June 30, 2021 we have entered

F-1-76

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Evaluation of Ability to Maintain Current Level of Operations - Going Concern—Continued

into forbearance agreements with the lender. Thus far, no such acceleration of the Company’s debt obligations has occurred. Nevertheless, these debt instruments are current liabilities as of September 30, 2021 due to the current forbearance under the Term loan (see Note 8).

Given the uncertainties of the potential success of additional capital raises or the operating plan which includes a reduction of expenses compounded with the unknown impact on the business due to the impact resulting from the global pandemic (COVID-19) and the rights maintained by the lender under the afore mentioned forbearance agreement, management believes that there is substantial doubt with respect to the Company’s ability to continue as a going concern within one year after the date the condensed consolidated financial statements are issued.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - INVENTORIES

Inventories consisted of the following as of September 30, 2021 (in thousands):

Parts	$588
Finished goods	38,879

39,467
Less: reserve for obsolescence	(1,526)

$37,941

NOTE 4 - RENTAL EQUIPMENT, NET

Rental equipment consisted of the following as of September 30, 2021 (in thousands):

Rental equipment	$46,290
Less: accumulated depreciation	(24,666)

$21,624

Depreciation expense included in cost of sales for rental equipment for the period ended September 30, 2021, amounted to $4.5 million.

F-1-77

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 5 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2021 (in thousands):

Office furniture and equipment	$4,417
Computer hardware	1,721
Computer software	840
Leasehold improvements	3,024

10,002
Less: accumulated depreciation and amortization	(4,131)

$5,871

Depreciation and amortization expense for property and equipment for the period ended September 30, 2021, amounted to $0.4 million.

NOTE 6 - GOODWILL AND INTANGIBLES ASSETS

Amounts related to goodwill consisted of the following as of September 30, 2021 (in thousands):

Goodwill
Balance, beginning of period	$62,867
Change: MCS Acquisition	8,958

Balance, end of period	$71,825

Amounts related to finite-lived intangible assets at September 30, 2021, are as follows (in thousands):

	Estimated life	Gross carrying value
Customer relationships	10 -15 years	$52,590
Trade name	3 - 15 years	19,550
Internal Use Software	3 - 10 years	2,970
Acquired leases	1 - 3 years	789

		75,899
Less: accumulated amortization		(24,221)

		$51,678

Amortization expense related to finite-lived intangible assets for the period ended September 30, 2021, amounted to $4.1 million.

F-1-78

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 6 - GOODWILL AND INTANGIBLES ASSETS—Continued

Annual amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years and thereafter as of September 30, 2021, is as follows (in thousands):

Period ending September 30,
2021	$5,459
2022	5,459
2023	5,459
2024	5,429
2025	5,408
Thereafter	24,464

$51,678

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of September 30, 2021 (in thousands):

Trade accounts payable and accrued accounts payable	$16,944
Accrued interest	1,147
Other accrued expenses	11,730

$29,821

NOTE 8 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)

Debt consisted of the following as of September 30, 2021 (in thousands):

Revolving loan facility, due April 2022	$1,000
Term loan, due April 2022	119,915
Note Payable	2,917

123,832
Less: deferred financing	(417)

$123,415

Each of the debt facilities listed above are held with related party financial institutions. The Term loan debt includes an original issue discount incurred in connection with the financing agreement. The discount is being amortized using the effective-interest-method over the term of the related debt.

As of September 30, 2021, the Company’s Term loan requires quarterly principal payments in the amount of $0.1 million through September 30, 2021, and $0.3 million on December 31, 2021 and March 31, 2022, and a balloon principal payment of $120.0 million on April 28, 2022. Interest on the first $101.0 million was based on LIBOR plus 5.25% and interest on the remaining balance was based on the LIBOR plus 6.50% and is payable quarterly.

The Company had $1.0 million outstanding on its revolving loan advance facility as of September 30, 2021.

F-1-79

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 8 - TERM LOAN AND SUBORDINATED LOAN (RELATED PARTIES)—Continued

Borrowings under the above arrangements are collateralized by substantially all the assets of the Company. In addition, the facilities are governed by a loan and security agreement that requires compliance with certain financial and nonfinancial covenants, which include, but are not limited to, leverage and capital expenditure requirements. During the year ended December 31, 2020 and nine-month period ending September 30, 2021, the Company defaulted on certain covenants on its Term loan. To cure the default, the Company and the related party lender agreed to a forbearance on the loan and required certain members to make equity contributions of approximately $6.2 million in exchange for member units, in addition to maintaining certain leverage ratios, minimum liquidity, and EBITDA targets as the new covenants under the revised credit agreement during the forbearance period.

Due to the matters discussed above, there is uncertainty regarding the ability to continue to meet future debt covenants per the lending agreements with related parties. While the Company has to date been able to obtain waivers for these covenants, the determination whether to grant or not grant such waivers is in the hands of the lenders. Accordingly, as mandated by U.S. GAAP, the Company has classified the debt as current.

The aggregate annual scheduled maturities under all debt obligations at September 30, 2021, are as follows (in thousands):

Period ending September 30,
2021	$1,000
2022	122,832

$123,832

NOTE 9 - INCOME TAXES

The benefit for income taxes consisted of the following for the period ended September 30, 2021 is $2.0 million.

The Company’s effective tax rate differs from the federal statutory rate of 21% primarily due to state income taxes, and non-deductible expenses such as meals and entertainment, parking, and prior year true-up adjustments.

At September 30, 2021, the Company has federal net operating loss carryforwards of approximately $27.6 million and state net operating loss carryforwards of approximately $27.6 million. $2.2 million of the federal net operating loss carryforwards will begin to expire in 2037 unless previously utilized and $25.4 million of the federal net operating loss generated on or after January 1, 2018 will not expire and will be limited to 80% usage starting in 2021. The state net operating loss carryforwards will begin to expire in 2026. Utilization of the net operating loss carryforward is subject to an annual limitation as a result of Internal Revenue Code Section 382.

F-1-80

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its warehousing and office facilities and certain vehicles under non-cancelable operating lease arrangements, which expire on various dates through October 2029.

Annual future minimum lease payment requirements under non-cancelable long-term operating lease agreements at September 30, 2021, are as follows (in thousands):

Period ending September 30,
2021	2,562
2022	2,352
2023	1,413
2024	1,356
2025	418
Thereafter	4,725

$12,826

Rent expense for the period ended September 30, 2021, amounted to amounted to $1.9 million.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management believes, as of September 30, 2021, that any such matters will not have a material adverse effect on the condensed consolidated financial statements.

NOTE 11 - EMPLOYEE BENEFIT PLAN

401(k) Plan

The Company maintains a 401(k)-plan covering all employees, subject to certain participation and vesting requirements. The Company will match 50% of the aggregate salary reduction contribution to the extent the aggregate contribution does not exceed 5% of compensation. The Company’s contribution is funded monthly in the amount required by employee salary reduction contributions.

The Company’s matching contribution to the 401(k) plan for the period ended September 30, 2021, amounted to approximately $0.6 million.

NOTE 12 - RELATED-PARTY TRANSACTIONS

The Company has entered into service agreements with entities that are Members of the Company. Under the agreement, the Company pays an annual fee plus expenses for executive and general management services. Fees incurred from related parties for the period ended September 30, 2021 amounted to approximately $1.4 million and were included in selling, general, and administrative expenses.

F-1-81

TestEquity Acquisition, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

September 30, 2021

NOTE 12 - RELATED-PARTY TRANSACTIONS—Continued

As described in Note 8, borrowings under each of the Company’s credit facilities are held with entities that are Members of the Company. Interest expense under these credit facilities for the period ended September 30, 2021, amounted to approximately $8.3 million.

NOTE 13 - ACQUISITIONS

On July 31, 2021 the Company acquired certain assets and assumed certain operating liabilities from MCS Test Equipment Ltd (MCS). MCS is a UK based company, engaged in the distribution of electronic test and measurement equipment, with complementary value-added capabilities. This was completed pursuant to the Share Purchase Agreement dated July 31, 2021 for $14.3 million. The purchase price consisted of cash considerations of $9.0 million and contingent share issues of $5.3 million.

As of the issuance of these condensed consolidated financial statements, the Company’s management is still in the process of completing the purchase price allocation for this business combination and the estimated fair value of the acquired property, plant and equipment, and other intangibles is provisional pending the completion of the valuations for those assets. Adjustments to these balances may be necessary during the measurement period as permitted under ASC 805

NOTE 14 - SUBSEQUENT EVENTS

The Company evaluated subsequent events though January 11, 2022, the date the condensed consolidated financial statements were available to be issued.

The Company has entered into a Plan of Merger dated as of December 29, 2021 (the “TestEquity Merger Agreement”), by and among LKCM TE Investors, LLC (the “TestEquity Equityholder”), TestEquity Acquisition, LLC (“TestEquity”), Lawson and Tide Sub, LLC, a wholly-owned subsidiary of Lawson (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which Merger Sub 1 will merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”).

F-1-82

INDEX TO GEXPRO SERVICES FINANCIAL STATEMENTS

Unaudited Combined Abbreviated Financial Statement of Gexpro Services (Predecessor of 301 HW Opus Holdings, Inc.) for the period from January 1, 2020 through February 23, 2020
Combined Statement of Net Revenue and Direct Operating Expenses	F-2-2
Notes to Combined Abbreviated Financial Statement	F-2-3

Unaudited Consolidated Financial Statements of 301 HW Opus Holdings, Inc. as of September 26, 2020 and for the period from February 23, 2020 through September 26, 2020
Consolidated Balance Sheet	F-2-7
Consolidated Statement of Comprehensive Income	F-2-8
Consolidated Statement of Shareholder’s Equity	F-2-9
Consolidated Statement of Cash Flows	F-2-10
Notes to Consolidated Financial Statements	F-2-11

Audited Consolidated Financial Statements of 301 HW Opus Holdings, Inc. as of September 25, 2021 and December 31, 2020 and for the period from January 1, 2021 through September 25, 2021 and for the period from February 23, 2020 through December 31, 2020

Report of Independent Certified Public Accountants	F-2-21
Consolidated Balance Sheet	F-2-22
Consolidated Statement of Comprehensive Income	F-2-23
Consolidated Statement of Shareholder’s Equity	F-2-24
Consolidated Statement of Cash Flows	F-2-25
Notes to Consolidated Financial Statements	F-2-26

F-2-1

Combined Statement of Net Revenue and Direct Operating Expenses

For the period from January 1, 2020 through February 23, 2020

Net revenue	$36,565,975

Direct operating expenses:
Cost of goods sold	25,999,747
Selling, general and administrative	9,260,141

Total direct operating expenses	35,259,888

Net revenue in excess of direct operating expenses	$1,306,087

See notes to combined abbreviated financial statement.

F-2-2

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 1.     Nature of Business and Organization

Gexpro Services (GS), a business of Rexel USA, Inc. (Rexel), is a supply-chain solutions provider to original equipment manufacturers (OEM) for production line, field installation, repair and overhaul and aftermarket consumption of hardware, fasteners, nuts, bolts, catalogue parts, gaskets, seals, O-rings, valves and other electronic parts. GS is headquartered in Irving, Texas, with inventory selling/holding facilities across the United States, Hungary and China.

On February 23, 2020, Rexel sold GS for $158,498,729 in cash to GS Operating, LLC, which is a wholly-owned subsidiary of 301 HW Opus Holdings, Inc.

Note 2.     Summary of Significant Accounting Policies

Basis of accounting: The accompanying combined abbreviated financial statement, the Combined Statement of Net Revenues and Direct Operating Expenses of GS was prepared in connection with a proposed transaction that contemplates the acquisition of all of the capital stock of 301 HW Opus Holdings, Inc. by Lawson Products, Inc. (the buyer) and were prepared in accordance with a Securities and Exchange Commission (SEC) waiver received by the buyer for the purpose of the buyer complying with Rule 3-13 of the SEC’s Regulation S-X. The accompanying abbreviated financial statement is not intended to be a complete presentation of the results of operations of GS. The Combined Statement of Net Revenues and Direct Operating Expenses of GS was derived from Rexel’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (US GAAP). The Combined Statement of Net Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations as if the GS business had operated as a stand-alone entity during the period presented and are not necessarily indicative of the results of operations that would have been achieved if GS had operated as a separate, stand-alone entity as of or for the period presented nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below. Certain centrally provided services, corporate functions, and other areas which are shared by the GS business are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-13 of Regulation S-X. Such centrally provided service costs include, but are not limited to certain marketing, finance, legal, information technology and human resources services. As such, it is not possible to provide a meaningful allocation of corporate, interest or tax expenses and only costs directly related to the revenue-generating activities of GS are included in this Combined Abbreviated Financial Statement.

The Combined Statement of Net Revenues and Direct Operating Expenses includes the net revenues and direct operating expenses directly attributable to the generation of those revenues. The Combined Statement of Net Revenues and Direct Operating Expenses excludes the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Selling, general and administrative expenses are comprised primarily of employee compensation and benefits, travel, advertising, and facilities costs. Had the GS business existed as a separate, stand-alone entity, its results of operations may have differed materially from those included in the Combined Abbreviated Financial Statement. In addition, future results of operations could differ materially from the historical results presented.

Pursuant to the SEC waiver noted previously, a combined balance sheet, combined statement of cash flows and a combined statement of equity are not presented. All of the cash flow requirements of GS were funded by Rexel, and cash management functions were not performed at the GS level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as GS did not maintain cash balances of that nature.

F-2-3

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 2.     Summary of Significant Accounting Policies (Continued)

All material intercompany balances and transactions between the entities that comprised the GS business have been eliminated.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property, plant and equipment: Property, plant and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, 3-8 years for warehouse and office equipment, 3 years for computer software, 3 years for vehicles, and over the shorter of the useful life of the assets or term of the underlying leases for leasehold improvements. The costs of repairs, maintenance and minor renewals are charged to expense as incurred.

Impairment of long-lived assets: GS records impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If required, the impairment recognized is the difference between the fair value of the asset and its carrying amount. There was no such impairment losses recognized for the period from January 1, 2020 through February 23, 2020 (period ended February 23, 2020).

Foreign currency translation: The functional currency of GS’s foreign subsidiaries is the local currency. Revenue and direct operating expenses accounts are translated at average exchange rates prevailing during the period. Gains and losses from foreign currency denominated transactions are recognized in earnings.

Revenue recognition: GS recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

GS’s products are marketed and sold primarily to OEM globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of GS’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of GS’s products. Revenue from sales of GS’s products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in US and Hungary.

F-2-4

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 2.     Summary of Significant Accounting Policies (Continued)

The transaction price is the amount of consideration to which GS expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimate of variable consideration such as early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

GS has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer GS’s products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense, total costs incurred for the period ended February 23, 2020 were $176,262.

GS has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, GS has determined that a significant financing component does not exist. The primary purpose of GS’s invoicing terms is to provide customers with simplified and predictable ways of purchasing GS’s products and not to receive financing from or provide financing to the customer.

Concentration of credit risk: During the period ended February 23, 2020, GS had two customers that accounted for approximately 30% and 11% of GS’s revenues.

GS has foreign operations in Hungary. Total net revenue in excess of direct operating expenses and third-party revenue of the Hungarian operation for the period ended February 23, 2020 were $2,932 and $2,428,889, respectively.

Advertising: GS follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses for the period ended February 23, 2020 was $13,237.

Note 3.     Employee Benefit Plans

GS sponsors a qualified defined contribution retirement plan that allows eligible employees to contribute a discretionary percentage of their compensation, subject to annual limits set by the Internal Revenue Service. Employees are eligible for participation in the plan on the first day of the plan year quarter coinciding with or next following date requirements are met. GS will make matching safe harbor contributions and may make discretionary matching contributions based on the level of employee contribution. GS contributions for the period ended February 23, 2020 was $117,423.

Note 4.     Commitments and Contingencies

Lease commitments: GS leases multiple properties under operating leases. Total rental expense for all operating leases was $473,582 for the period ended February 23, 2020. Existing leases may have varying terms including but not limited to terms of renewal or purchase options and escalation clauses.

F-2-5

Gexpro Services

(Predecessor of 301 HW Opus Holdings, Inc.)

Notes to Combined Abbreviated Financial Statement

Note 4.     Commitments and Contingencies (Continued)

The following table presents the approximate aggregate future minimum lease payments for non-cancelable operating leases as of February 23, 2020:

Reminder of 2020	$2,895,263
2021	2,700,403
2022	2,139,712
2023	1,575,495
2024	1,061,745
2025	815,586
Thereafter	68,192

$11,256,396

Legal proceedings: In the ordinary course of business, GS is involved in various legal proceedings. Management is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the financial position or operating results of GS.

Note 5.     Subsequent Events

Management has assessed events occurring subsequent to February 23, 2020 through November 16, 2021, the date the combined abbreviated financial statement was available to be issued, for potential recognition and disclosure in the combined abbreviated financial statement.

F-2-6

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Balance Sheet

September 26, 2020

Assets

Current assets:
Cash	$10,104,269
Trade accounts receivable, net of allowance for doubtful accounts of $246,546	39,966,961
Inventories	68,913,810
Prepaid expenses and other current assets	3,352,446

Total current assets	122,337,486

Property, plant and equipment, net	5,333,240
Deferred tax assets	1,589,920
Intangible assets, net	36,056,180
Goodwill	30,148,654

Total assets	$195,465,480

Liabilities and Shareholder’s Equity

Current liabilities:
Trade accounts payable	$25,696,945
Accrued expenses and other current liabilities	9,602,305
Current portion of long-term debt	600,000

Total current liabilities	35,899,250

Deferred tax liabilities	305,513
Revolver and long-term debt, net of current portion and unamortized debt issuance costs	70,605,434

Total liabilities	106,810,197

Commitments and contingencies (Note 10)

Shareholder’s equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	10
Additional paid-in capital	88,792,517
Accumulated deficit	(1,248,235)
Accumulated other comprehensive income	1,110,991

Total shareholder’s equity	88,655,283

Total liabilities and shareholder’s equity	$195,465,480

See notes to consolidated financial statements.

F-2-7

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Comprehensive Income

Period from February 23, 2020 through September 26, 2020

Net revenue	$151,467,104
Cost of goods sold	107,240,890

Gross profit	44,226,214

Selling, general and administrative	38,328,062

Income from operations	5,898,152

Interest expense, net	3,761,074

Income before income taxes	2,137,078

Income tax expense	865,931

Net income	1,271,147
Other comprehensive income, net of tax:
Foreign currency translation adjustments	1,110,991

Comprehensive income	$2,382,138

See notes to consolidated financial statements.

F-2-8

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Shareholder’s Equity

Period from February 23, 2020 through September 26, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Shareholder’s Equity
	Shares	Amount
Balance, February 23, 2020	—	$—	$—	$(2,519,382)	$—	$(2,519,382)
Capital contribution	1,000	10	88,638,000	—	—	88,638,010
Equity-based compensation	—	—	154,517	—	—	154,517
Net income	—	—	—	1,271,147	—	1,271,147
Foreign currency translation gain	—	—	—	—	1,110,991	1,110,991

Shareholder’s equity, September 26, 2020	1,000	$10	$88,792,517	$(1,248,235)	$1,110,991	$88,655,283

See notes to consolidated financial statements.

F-2-9

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Cash Flows

Period from February 23, 2020 through September 26, 2020

Cash flows from operating activities:
Net income	$1,271,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,114,097
Bad debt expense	246,546
Debt issuance cost amortization	345,150
Equity-based compensation	154,517
Deferred income tax	(438,936)
Changes in assets and liabilities:
Trade accounts receivable	(2,848,197)
Inventories	5,634,472
Prepaid expenses and other current assets	1,368,864
Trade accounts payable	(2,589,141)
Accrued expenses and other current liabilities	2,637,737

Net cash provided by operating activities	8,896,255

Cash flows from investing activities:
Purchase of property, plant and equipment	(445,415)
Acquisition, net of cash acquired	(157,956,866)

Net cash used in investing activities	(158,402,281)

Cash flows from financing activities:
Capital contributions	88,638,010
Net proceeds on revolver	14,090,953
Proceeds from issuance of long-term debt	60,000,000
Payments on long-term debt	(300,000)
Payments of debt issuance costs	(2,930,669)

Net cash provided by financing activities	159,498,294

Net change in cash and cash equivalents	9,992,268

Effect of exchange rate changes on cash	112,001

Cash:
Beginning of period	—

End of period	$10,104,269

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,415,924

Cash paid for income tax	$961,500

See notes to consolidated financial statements.

F-2-10

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 1.     Nature of Business and Organization

HW Opus Holdings, Inc. (Inc.), and its wholly-owned subsidiary GS Operating, LLC (formerly known as 301 HW Opus Holdco, LLC), were formed on November 7 and 14, 2019, respectively. The sole purpose of their formation was to acquire certain assets and assume certain liabilities of Gexpro Services US, and to acquire the 100% membership interest of Rexel Magyarország Általános Kereskedelmi és Szolgáltató Kft (Gexpro Services Hungary, together with Gexpro Services US, Gexpro Services) from Rexel USA, Inc. and its affiliate. The transaction was consummated effective February 23, 2020 (the Acquisition), upon the close of business. Inc., together with its consolidated subsidiaries, are collectively referred to as the Company. The operating results of the acquired business are included in the Company’s consolidated financial statements beginning February 24, 2020.

Gexpro Services is a supply-chain solutions provider to original equipment manufacturers (OEM) for production line, field installation, repair and overhaul and aftermarket consumption of hardware, fasteners, nuts, bolts, catalogue parts, gaskets, seals, O-rings, valves and other electronic parts. The Company is headquartered in Irving, Texas, with inventory selling/holding facilities across the United States, Hungary and China.

Note 2.     Summary of Significant Accounting Policies

Basis of accounting: The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). These consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the Company’s results of operations and financial position.

Principles of consolidation: The consolidated financial statements include the financial position, results of operations and cash flows of Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.

Inventories: Inventories are stated at the lower of cost and net realizable value. Cost includes purchases of packing components and costs associated with outsourced production. Inventory is relieved based on the moving weighted average method. In circumstances where inventory is deemed obsolete or not saleable due to its condition or where the inventory cost for an item exceeds its net realizable value, management records a charge

F-2-11

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

to cost of goods sold and reduces the inventory to its net realizable value. As of September 26, 2020, the Company recorded an inventory obsolescence reserve in the amount of $6,283,083.

Property, plant and equipment: Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, 3-8 years for warehouse and office equipment, 3 years for computer software, 3 years for vehicles, and over the shorter of the useful life of the assets or term of the underlying leases for leasehold improvements. The costs of repairs, maintenance and minor renewals are charged to expense as incurred.

When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in the income from operations.

Intangible assets: The Company classifies all of intangible assets as definite-lived intangible assets that were initially measured at fair value. Definite-lived intangibles include tradenames customer contracts and non-compete agreements.

Impairment of long-lived assets: The Company periodically evaluates the carrying value of long-lived assets to be held and used, at the asset group level, including, but not limited to, intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose. There were no such impairment losses recognized for the period from February 23, 2020 through September 26, 2020 (period ended September 26, 2020).

Goodwill: Goodwill is not amortized, but instead is tested for impairment annually at December 31 of each year or if certain circumstances indicate a possible impairment may exist. The Company makes an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. No impairment was recognized during the period ended September 26, 2020.

Debt issuance costs: The Company defers certain costs incurred in connection with obtaining financing in accordance with Accounting Standards Update (ASU) No. 2015-03 and amortizes those costs over the terms of the underlying debt. The amortization expense is included in interest expense in the accompanying statement of comprehensive income. Amortization of costs is measured based on the effective interest method for term loans and straight line for the revolver. Unamortized debt issuance costs associated with the term loan and the revolving line of credit are classified as a reduction of long-term debt.

Comprehensive income: The Company reports comprehensive income in the consolidated statements of comprehensive income. Comprehensive income consists solely of net income and foreign currency translation adjustments for the period.

Foreign currency translation: The functional currency of the Company’s foreign subsidiaries is the local currency. Asset and liability accounts are translated at exchange rates existing at the balance sheet date. Revenue

F-2-12

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

and expense accounts are translated at average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Translation adjustments are recorded as comprehensive income in shareholder’s equity. Gains and losses from foreign currency denominated transactions are recognized in earnings. Translation adjustments are accumulated and recorded as a separate component of shareholder’s equity.

Revenue recognition: The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Company’s products are marketed and sold primarily to OEM globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of the Company’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of the Company’s products. Revenue from sales of the Company’s products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in US and Hungary.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimate of variable consideration such as early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the Company’s products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense, total costs incurred for the period ended September 26, 2020 were $667,058.

Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, incentive compensation and associated costs) that are incremental to the acquisition of customer contracts, are required to be capitalized as deferred contract cost on the balance sheet when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

F-2-13

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products and not to receive financing from or provide financing to the customer.

Equity-based payments: Accounting guidance for equity-based compensation requires all equity-based payments to employees, including grants of profit interests, to be valued at fair value on the grant date and expensed over the applicable vesting period. For time-based awards, the Company recognizes the estimated fair value of the awards granted, if material, as compensation expense in the consolidated statement of comprehensive income on a straight-line basis over the vesting period. For performance-based awards, if any, the Company recognizes the fair value of the awards granted, if material, as compensation expense when achievement of the performance condition becomes probable.

Concentration of credit risk: The Company maintains cash at several financial institutions in the United States and Hungary. Balances for deposit accounts in the United States periodically are in excess of federally insured limits set by the United States Federal Deposit Insurance Corporation (FDIC). Balances deposited in financial institutions located in Hungary are not insured by the FDIC. The Company has not experienced any losses related to these accounts in the United States and Hungary.

During the period ended September 26, 2020, the Company had two customers that accounted for approximately 32% and 12% of the Company’s revenues and approximately 28% and 10% of accounts receivable, respectively.

The Company has foreign operations in Hungary through its Hungarian subsidiary. Total net assets and net income of the Hungarian operations as of and for the period ended September 26, 2020 were $14,622,209 and $896,082, respectively. Total third-party revenue of the Hungarian operations for the period ended September 26, 2020 was $11,912,360.

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses for the period ended September 26, 2020 were $31,144.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to intangibles, accrued expenses and seniority premium, business interest expense limitations, and deferred tax liabilities relate primarily to goodwill. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

F-2-14

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.     Summary of Significant Accounting Policies (Continued)

The Company files income tax returns in the U.S. federal jurisdiction and in Hungary on behalf of Gexpro Services Hungary.

Recent accounting pronouncements: In February 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or any other reference rate expected to be discontinued. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. Therefore, it will be in effect for a limited time through December 31, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

Note 3.     Acquisition

On February 23, 2020, the Company acquired certain assets and assumed certain liabilities of Gexpro Services US, as well as the 100% membership interests of Rexel Magyarország Általános Kereskedelmi

és Szolgáltató Kft from Rexel USA, Inc. and its affiliate for $158,498,729 in cash for purposes of providing a growth investment to the Company. The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition was based on estimated fair values supported by third party valuations.

F-2-15

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.     Acquisition (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Consideration:
Cash	$158,498,729

Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash	541,863
Trade accounts receivable	37,149,343
Inventories	74,278,631
Property, plant and equipment	5,609,662
Prepaid expenses and other current assets	4,644,730
Identifiable intangible assets:
Tradename	16,040,000
Customer contracts	21,560,000
Noncompete agreements	510,000
Goodwill	29,904,624

Fair value of total assets acquired	190,238,853
Less trade accounts payable	24,797,177
Less accrued expenses and other current liabilities	6,942,947

Net assets acquired	$158,498,729

At the date of the Acquisition, total gross contractual receivables approximates fair value. The Company incurred transaction costs of $3,364,411, which is included in the beginning balance of shareholder’s deficit. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill is expected to be deductible for US income tax purpose.

Note 4.     Property, Plant and Equipment

The following table presents the components of property, plant and equipment at September 26, 2020:

Warehouse and office equipment	$2,793,754
Computer software	2,532,346
Leasehold improvements	411,988
Vehicles	341,076

6,079,164
Accumulated depreciation	(745,924)

$5,333,240

For the period ended September 26, 2020, depreciation expense totaled $745,785 and is included in selling, general and administrative expenses of the accompanying consolidated statement of comprehensive income.

F-2-16

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 5.     Intangible Assets, Net and Goodwill

Intangible assets as of September 26, 2020 are as follows:

	Cost	Accumulated Amortization	Net
Tradename	$16,149,217	$(953,546)	$15,195,671
Customer contracts	21,687,189	(1,280,078)	20,407,111
Noncompete agreements	514,147	(60,749)	453,398

	$38,350,553	$(2,294,373)	$36,056,180

For the period ended September 26, 2020, amortization expense totaled $2,368,312 and is included in the selling, general and administrative expense of accompanying consolidated statement of comprehensive income.

Changes in the carrying amount of goodwill, for period ended September 26, 2020 are as follows:

	US	Hungary	Consolidated
Goodwill, acquired during year	$27,647,245	$2,257,379	$29,904,624
Foreign exchange rate effect	—	244,030	244,030

Goodwill, balance at December 31, 2020	$27,647,245	$2,501,413	$30,148,654

Note 6.     Revolver and Long-Term Debt

In connection with the Acquisition (Note 3), on February 23, 2020, the Company entered into a credit agreement with a financial institution under which the Company obtained a $60,000,000 term loan and a $15,000,000 revolving line of credit. The revolving line of credit and the term loan are set to expire on February 24, 2025. Availability of the revolving line of credit is reduced by issued and outstanding letters of credit, which are limited to $35,000,000. There were $700,000 outstanding letters of credit as of September 26, 2020.

At September 26, 2020, there was $14,090,953 outstanding on the revolving line of credit. Available borrowings under the revolving line of credit were $20,909,047 at September 26, 2020.

Borrowings under the credit facility bear interest at a rate equal to the base rate plus an applicable margin or the LIBOR adjusted rate plus an applicable margin. At September 26, 2020, the term loan and revolving line of credit bear interest at 8% and 3.5%, respectively. In addition to paying interest on outstanding principal balances under the credit facility, the Company is required to pay an unused commitment fee equal to 0.25% per annum based on the aggregate amount, for each day during such period, of the available revolving loan commitment. The commitment fee is payable monthly.

Borrowings under the credit facility are secured by Company’s tangible and intangible assets. The credit facility contains various covenants limiting the Company’s ability to incur indebtedness, grant certain liens, make certain loans, acquisitions and investments, make any material change to the nature of its business, or enter into a merger or sale of assets, including the sale or transfer of interests in the Company. The credit agreement requires the Company to maintain a certain total net leverage ratio and fixed charge ratio, as defined in the agreement, to be reported quarterly. The credit agreement also requires the Company to maintain a certain fixed charge coverage ratio.

F-2-17

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 6.     Revolver and Long-Term Debt (Continued)

At September 26, 2020, principal balances and unamortized debt issuance costs and discounts consist of the following:

Term note	$59,700,000
Revolver	14,090,953

73,790,953
Less unamortized debt issuance costs	(2,585,519)
Less current portion	(600,000)

Revolver and long-term debt, net of current portion and unamortized debt issuance costs	$70,605,434

The term loan accrues interest monthly on the unpaid principal balance. The principal balance of the loan is repaid using the term reduction installment table, as defined in the credit agreement.

Unamortized debt issuance costs relating to the term loan and the line of credit paid as of September 26, 2020 are $2,585,519. Amortization expense related to debt issuance costs and discount was $345,150 and for the period ended September 26, 2020, and is included with interest expense in the accompanying consolidated statement of comprehensive income.

Note 7.     Equity-Based Compensation

Effective December 19, 2019, 301 HW Opus Investor, LLC. (the Parent) entered into a Limited Liability Company Agreement (LLC Agreement) which allows the Parent to issue up to 10,000,000 Common Units (Profit Interests). During the period ended September 26, 2020, the Parent granted certain executive members and employees of the Company 11,820 incentive units (Executive Units) and 2,849 bonus units (Employee Units), respectively.

A summary of the activity related to the Profit Interests for the period ended September 26, 2020 is as follows:

	Number of Units
	Executive Units	Employee Units
Unvested, February 23, 2020	—	—
Granted	11,820	2,849
Vested	—	—
Forfeited	—	—

Unvested, September 26, 2020	11,820	2,849

For Executive Units, based on the Management Equity Agreement (Equity Agreement), 50% of Units will vest over a five-year service period and 50% will vest upon a change of control of the Company. For Bonus Units, based on the Equity Equivalent Incentive Plan (Incentive Agreement), 100% of units will vest upon a change in control of the Company. ASC 718 states that an employee’s share-based payment becomes vested at the date that

F-2-18

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 7.     Equity-Based Compensation (Continued)

the employee’s right to receive or retain equity instruments is no longer contingent on satisfaction of either a performance condition or a service condition, and compensation cost is only recognized for an award of share-based compensation if the requisite service is expected to be rendered (i.e., the awards are expected to vest). Accordingly, for awards for which the forfeiture provisions are so substantial that it is not deemed probable that true vesting will occur (i.e., the awards will become non-forfeitable) no compensation expense would be recognized until such time as it becomes probable the awards will vest and no longer be subject to forfeiture. Therefore, the Company did not record any compensation expenses for units vesting upon a change in control of the Company for the period ended September 26, 2020. The estimated fair value of these units granted to executive members and employees range from $170 to $212 per share.

The estimated fair value of Executive Units subject to time vesting was approximately $224 per share. Grant-date fair value was determined using the following assumptions in a Monte Carlo simulation similar to the Option-Pricing Method:

Expected holding period	5.00
Risk-free rate	1.30%
Volatility	50.00%

The expected holding period (in years) is based on management’s estimate for a major liquidation event. Volatility is based on the annualized standard deviation using historical values of Gexpro Services’ independently appraised common units. The risk-free interest rate is estimated using the zero coupon U.S. Treasury rates with maturity dates approximating the expected holding period of the common unit on the grant dates. Forfeitures are recognized when they occur.

The Company recognized $154,517 of equity-based compensation expense during the period ended September 26, 2020.

Note 8.     Income Taxes

The effective income tax rate as 29.38% for the period ended September 26, 2020.

Tax legislation: On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law making several changes to the Internal Revenue Code. The changes include, but are not limited to: increasing the limitation on the amount of deductible interest expense, allowing companies to carryback certain net operating losses, and increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income. The tax law changes in the Act did not have a material impact on the Company’s income tax provision.

Note 9.     Employee Benefit Plans

The Company sponsors a qualified defined contribution retirement plan that allows eligible employees to contribute a discretionary percentage of their compensation, subject to annual limits set by the Internal Revenue Service. Employees are eligible for participation in the plan on the first day of the plan year quarter coinciding with or next following date requirements are met. The Company will make matching safe harbor contributions and may make discretionary matching contributions based on the level of employee contribution. Company contributions for the period ended September 26, 2020 was $498,358.

F-2-19

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 10.     Commitments and Contingencies

Lease commitments: The Company leases multiple properties under operating leases. Total rental expense for all operating leases was $2,064,416 for the period ended September 26, 2020. Existing leases may have varying terms including but not limited to terms of renewal or purchase options and escalation clauses.

The following table presents the approximate aggregate future minimum lease payments for noncancelable operating leases as of September 26, 2020:

Reminder of 2020	$882,096
2021	3,528,385
2022	2,965,938
2023	2,343,931
2024	950,847
2025	513,273
Thereafter	918

$11,185,388

Legal proceedings: In the ordinary course of business, the Company is involved in various legal proceedings. Management is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the financial position or operating results of the Company.

Note 11.     Related Party Transactions

The Company has entered into a Management Agreement with an affiliated entity of the Parent. For the period ended September 26, 2020, the Company incurred $619,559 in management fees pursuant to this agreement, which is reflected in selling, general, and administrative expenses on the accompanying consolidated statement of comprehensive income. As of September 26, 2020, $273,559 is reflected in accrued expenses relating to this agreement on the accompanying consolidated balance sheet.

Note 12.     Subsequent Events

Management has assessed events occurring subsequent to September 26, 2020 through November 16, 2021, the date the financial statements were available to be issued, for potential recognition and disclosure in the consolidated financial statements.

On June 7, 2021, the Company acquired Omni Fasteners Inc. (Omni) and Orion Industries Inc. (Orion) through an Asset Purchase Agreement for approximately $6,500,000 cash consideration. The Company funded the purchase through an additional draw from its current revolving line of credit. In conjunction with purchase of Omni and Orion, an affiliate of the Company purchased a real estate property which was occupied by Omni and Orion for approximately $1,700,000. The Company signed a 5-year lease agreement with its affiliate at the acquisition date.

On November 1, 2021, the Company through its wholly owned subsidiaries in Canada and Mexico entered an equity purchase agreement and an assets purchase agreement with NEF Group Inc. and NEF Fasteners de Mexico, S.A. De C.V., respectively. The Company obtained all issued and outstanding shares of NEF Group Inc. and purchased certain assets and assumed certain contracts and obligations from NEF Fasteners de Mexico, S.A. De C.V., respectively, for consideration of approximately $16,000,000 in cash and the issuance of approximately $3,000,000 in membership units of the Parent.

F-2-20

RSM US LLP

Independent Auditor’s Report

Board of Directors

301 HW Opus Holdings, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of 301 HW Opus Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of September 25, 2021 and December 31, 2020, the related consolidated statements of comprehensive income, shareholder’s equity and cash flows for the period from January 1, 2021 through September 25, 2021, and for the period from February 23, 2020 through December 31, 2020 and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 301 HW Opus Holdings, Inc. and its subsidiaries as of September 25, 2021 and December 31, 2020, and the results of their operations and their cash flows for the period from January 1, 2021 through September 25, 2021 and for the period from February 23, 2020 through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 12 to the financial statements, the Company had entered two purchase agreements and a new credit agreement subsequent to the date of our report on the September 25, 2021 financial statements. Our opinion is not modified with respect to this matter.

Dallas, Texas

November 16, 2021, except for Note 12, as to which the date is January 13, 2022

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

F-2-21

RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Balance Sheet

September 25, 2021 and December 31, 2020

	September 25, 2021	December 31, 2020
Assets

Current assets:
Cash	$3,056,218	$9,226,862
Trade accounts receivable, net of allowance for doubtful accounts of $176,056 and $385,015, respectively	38,314,302	34,870,277
Inventories	75,170,225	67,748,486
Prepaid expenses and other current assets	3,951,005	4,263,023

Total current assets	120,491,750	116,108,648

Property, plant and equipment, net	7,226,250	5,011,211
Deferred tax assets	1,440,114	1,589,916
Intangible assets, net	34,829,366	35,207,754
Goodwill	31,052,616	30,135,738

Total assets	$195,040,096	$188,053,267

Liabilities and Shareholder’s Equity

Current liabilities:
Trade accounts payable	$19,664,297	$22,522,058
Accrued expenses and other current liabilities	7,702,788	9,171,848
Current portion of long-term debt	600,000	600,000

Total current liabilities	27,967,085	32,293,906

Deferred tax liabilities	288,875	305,513
Revolver and long-term debt, net of current portion and unamortized debt issuance costs	69,939,020	65,306,127

Total liabilities	98,194,980	97,905,546

Commitments and contingencies (Note 10)

Shareholder’s equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no share issued and outstanding	—	—
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	10	10
Additional paid-in capital	89,057,394	88,858,729
Retained earnings (accumulated deficit)	6,366,116	(293,957)
Accumulated other comprehensive income	1,421,596	1,582,939

Total shareholder’s equity	96,845,116	90,147,721

Total liabilities and shareholder’s equity	$195,040,096	$188,053,267

See notes to consolidated financial statements.

F-2-22

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Comprehensive Income

Period from January 1, 2021 through September 25, 2021 and

Period from February 23, 2020 through December 31, 2020

	Period from January 1, 2021 through September 25, 2021	Period from February 23, 2020 through December 31, 2020
Net revenue	$189,334,790	$213,342,925
Cost of goods sold	128,582,482	150,379,032

Gross profit	60,752,308	62,963,893

Selling, general and administrative	47,771,544	54,396,366

Income from operations	12,980,764	8,567,527
Interest expense, net	4,367,883	5,420,993

Income before income taxes	8,612,881	3,146,534
Income tax expense	1,952,798	921,119

Net income	6,660,083	2,225,415
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(161,343)	1,582,939

Comprehensive income	$6,498,740	$3,808,354

See notes to consolidated financial statements.

F-2-23

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Shareholder’s Equity

Period from January 1, 2021 through September 25, 2021 and

Period from February 23, 2020 through December 31, 2020

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Shareholder’s Equity
	Shares	Amount
Balance, February 23, 2020	—	$—	$—	$(2,519,382)	$—	$(2,519,382)
Capital contribution	1,000	10	88,638,000	—	—	88,638,010
Equity-based compensation	—	—	220,739	—	—	220,739
Net income	—	—	—	2,225,415	—	2,225,415
Foreign currency translation gain	—	—	—	—	1,582,939	1,582,939

Shareholder’s equity, December 31, 2020	1,000	10	88,858,739	(293,967)	1,582,939	90,147,721
Equity-based compensation	—	—	198,655	—	—	198,655
Net income	—	—	—	6,660,083	—	6,660,083
Foreign currency translation loss	—	—	—	—	(161,343)	(161,343)

Shareholder’s equity, September 25, 2021	1,000	$10	$89,057,394	$6,366,116	$1,421,596	$96,845,116

See notes to consolidated financial statements.

F-2-24

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Consolidated Statement of Cash Flows

Period from January 1, 2021 through September 25, 2021 and

Period from February 23, 2020 through September 26, 2020

	Period from January 1, 2021 through September 25, 2021	Period from February 23, 2020 through December 31, 2020
Cash flows from operating activities:
Net income	$6,660,083	$2,225,415
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,127,155	4,349,529
Bad debt expense	2,048	182,550
Debt issuance cost amortization	363,448	501,024
Equity-based compensation	198,655	220,739
Deferred income tax	133,164	(439,374)
Changes in assets and liabilities:
Trade accounts receivable	(2,553,419)	2,417,881
Inventories	(6,319,239)	7,003,036
Prepaid expenses and other current assets	266,006	551,899
Trade accounts payable	(2,832,365)	(5,856,847)
Accrued expenses and other current liabilities	(1,439,332)	2,160,281

Net cash provided by (used in) operating activities	(1,393,797)	13,316,132

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,734,072)	(426,829)
Acquisition, net of cash acquired	(6,500,000)	(157,956,866)

Net cash used in investing activities	(9,234,072)	(158,383,695)

Cash flows from financing activities:
Capital contributions	—	88,638,000
Net proceeds on revolver	11,590,841	8,785,772
Proceeds from issuance of long-term debt	—	60,000,000
Payments on long-term debt	(7,321,394)	(450,000)
Payments of debt issuance costs	—	(2,930,669)

Net cash provided by financing activities	4,269,447	154,043,103

Net change in cash and cash equivalents	(6,358,422)	8,975,540

Effect of exchange rate changes on cash	187,778	251,322

Cash:
Beginning of period	9,226,862	—

End of period	$3,056,218	$9,226,862

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,922,459	$4,826,088

Cash paid for income tax	$1,477,590	$1,779,963

See notes to consolidated financial statements.

F-2-25

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Organization

HW Opus Holdings, Inc. (Inc.), and its wholly-owned subsidiary GS Operating, LLC (formerly known as 301 HW Opus Holdco, LLC), were formed on November 7 and 14, 2019, respectively. The sole purpose of their formation was to acquire certain assets and assume certain liabilities of Gexpro Services US, and to acquire the 100% membership interest of Rexel Magyarország Általános Kereskedelmi és Szolgáltató Kft (Gexpro Services Hungary, together with Gexpro Services US, Gexpro Services) from Rexel USA, Inc. and its affiliate. The transaction was consummated effective February 23, 2020 (the Acquisition), upon the close of business. Inc., together with its consolidated subsidiaries, are collectively referred to as the Company. The operating results of the acquired business are included in the Company’s consolidated financial statements beginning February 24, 2020.

Gexpro Services is a supply-chain solutions provider to original equipment manufacturers (OEM) for production line, field installation, repair and overhaul and aftermarket consumption of hardware, fasteners, nuts, bolts, catalogue parts, gaskets, seals, O-rings, valves and other electronic parts. The Company is headquartered in Irving, Texas, with inventory selling/holding facilities across the United States, Hungary and China.

GS Holdings RE, LLC (RE) was organized under the laws of Delaware on May 21, 2021. RE was formed and funded for the purposes of acquiring and holding a real estate property under the direction of the Company. The Parent of RE and the Company is the same.

Note 2.    Summary of Significant Accounting Policies

Basis of accounting: The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). While the Company’s fiscal year end is December 31, the Company’s fiscal month is a 4/5-week operating cycle that ends on the last Saturday in September. The consolidated financial statements cover the period from January 1, 2021 through September 25, 2021 (the period ended September 25, 2021) and period from February 23, 2020 through December 31, 2020 (the period ended December 31, 2020).

Principles of consolidation: The consolidated financial statements include the financial position, results of operations and cash flows of Inc. and its wholly owned subsidiaries. The Company also analyzes potential interest in other entities to determine if a variable interest entity (VIE) relationship exists. When the Company determines it holds current or potential rights that allows it to direct the activities of another entity which enables it to potentially receive significant benefits or obligations to absorb potentially significant losses, the Company is determined to have a controlling interest in that VIE. The financial statements of Inc. and RE are consolidated as RE was determined to be a VIE of GS Operating, LLC (a wholly owned subsidiary of the Company) has a note receivable of approximately $1,700,000 from RE and RE’s assets consist of a real estate property with a carrying value of approximately $1,700,000. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-2-26

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents: The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received.

Inventories: Inventories are stated at the lower of cost and net realizable value. Cost includes purchases of packing components and costs associated with outsourced production. Inventory is relieved based on the moving weighted average method. In circumstances where inventory is deemed obsolete or not saleable due to its condition or where the inventory cost for an item exceeds its net realizable value, management records a charge to cost of goods sold and reduces the inventory to its net realizable value. As of September 25, 2021 and December 31, 2020, the Company recorded an inventory obsolescence reserve in the amount of $6,829,582 and $6,108,605, respectively.

Property, plant and equipment: Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, 10-30 years for building and improvements, 3-8 years for warehouse and office equipment, 3 years for computer software, 3 years for vehicles, and over the shorter of the useful life of the assets or term of the underlying leases for leasehold improvements. The costs of repairs, maintenance and minor renewals are charged to expense as incurred.

When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in the income from operations.

Intangible assets: The Company classifies all of intangible assets as definite-lived intangible assets that were initially measured at fair value. Definite-lived intangibles include tradenames customer contracts and non-compete agreements.

Impairment of long-lived assets: The Company periodically evaluates the carrying value of long-lived assets to be held and used, at the asset group level, including, but not limited to, intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose. There were no such impairment losses recognized for the periods ended September 25, 2021 and December 31, 2020.

Goodwill: Goodwill is not amortized, but instead is tested for impairment annually at December 31 of each year or if certain circumstances indicate a possible impairment may exist. The Company makes an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. No impairment was recognized during the periods ended September 25, 2021 and December 31, 2020.

F-2-27

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

Debt issuance costs: The Company defers certain costs incurred in connection with obtaining financing in accordance with Accounting Standards Update (ASU) No. 2015-03 and amortizes those costs over the terms of the underlying debt. The amortization expense is included in interest expense in the accompanying statement of comprehensive income. Amortization of costs is measured based on the effective interest method for term loans and straight line for the revolver. Unamortized debt issuance costs associated with the term loan and the revolving line of credit are classified as a reduction of long-term debt.

Comprehensive income: The Company reports comprehensive income in the consolidated statements of comprehensive income. Comprehensive income consists solely of net income and foreign currency translation adjustments for the period.

Foreign currency translation: The functional currency of the Company’s foreign subsidiaries is the local currency. Asset and liability accounts are translated at exchange rates existing at the balance sheet date. Revenue and expense accounts are translated at average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Translation adjustments are recorded as comprehensive income in shareholder’s equity. Gains and losses from foreign currency denominated transactions are recognized in earnings. Translation adjustments are accumulated and recorded as a separate component of shareholder’s equity.

Revenue recognition: The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Company’s products are marketed and sold primarily to OEM globally. Sales of products are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The majority of the Company’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of the Company’s products. Revenue from sales of the Company’s products are recognized upon transfer of control to the customer, which is typically when the product has been shipped from its inventory holding facilities in US and Hungary.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimate of variable consideration such as early payment/volume discounts and rebates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

F-2-28

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the Company’s products and not as a separate performance obligation. Amounts billed to customers for shipping are classified as revenue. All outbound shipping and handling costs are classified as selling, general and administrative expense, total costs incurred for the periods ended September 25, 2021 and December 31, 2020 were $1,069,364 and $838,513, respectively.

Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, incentive compensation and associated costs) that are incremental to the acquisition of customer contracts, are required to be capitalized as deferred contract cost on the balance sheet when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Payment terms on invoiced amounts range from 10 to 120 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products and not to receive financing from or provide financing to the customer.

Equity-based payments: Accounting guidance for equity-based compensation requires all equity-based payments to employees, including grants of profit interests, to be valued at fair value on the grant date and expensed over the applicable vesting period. For time-based awards, the Company recognizes the estimated fair value of the awards granted, if material, as compensation expense in the consolidated statement of comprehensive income on a straight-line basis over the vesting period. For performance-based awards, if any, the Company recognizes the fair value of the awards granted, if material, as compensation expense when achievement of the performance condition becomes probable.

Concentration of credit risk: The Company maintains cash at several financial institutions in the United States and Hungary. Balances for deposit accounts in the United States periodically are in excess of federally insured limits set by the United States Federal Deposit Insurance Corporation (FDIC). Balances deposited in financial institutions located in Hungary are not insured by the FDIC. The Company has not experienced any losses related to these accounts in the United States and Hungary.

During the period ended September 25, 2021, the Company had two customers that accounted for approximately 26% and 11% of the Company’s revenues and approximately 16% and 5% of accounts receivable, respectively.

During the period ended December 31, 2020, the Company had two customers that accounted for approximately 31% and 11% of the Company’s revenues and approximately 25% and 7% of accounts receivable, respectively.

The Company has foreign operations in Hungary through its Hungarian subsidiary. Total net assets and net income of the Hungarian operations as of September 25, 2021 were $13,511,427 and $1,252,894, respectively. Total net assets and net income of the Hungarian operations as of December 31, 2020 were $15,621,375 and $1,423,300, respectively. Total third-party revenue of the Hungarian operations for the periods ended September 25, 2021 and December 31, 2020 were $14,579,324 and $17,245,681, respectively.

F-2-29

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses for the periods ended September 25, 2021 and December 31, 2020 were $0 and $30,144, respectively.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets relate primarily to intangibles, accrued expenses and seniority premium, business interest expense limitations, and deferred tax liabilities relate primarily to goodwill. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

The Company files income tax returns in the U.S. federal jurisdiction and in Hungary on behalf of Gexpro Services Hungary.

Recent accounting pronouncements: In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform, which provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or any other

F-2-30

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 2.    Summary of Significant Accounting Policies (Continued)

reference rate expected to be discontinued. The ASU is intended to help stakeholders during the global market-wide reference rate transition period. Therefore, it will be in effect for a limited time through December 31, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

Note 3.    Acquisitions

On June 7, 2021, the Company acquired certain assets and assumed certain liabilities of Omni Fasteners Inc. (Omni) and Orion Industries Inc. (Orion) for $6,500,000 in cash consideration for purposes of providing a growth investment to the Company (Omni Acquisition). The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with this acquisition was based on estimated fair values supported by third party valuations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Recognized amounts of identifiable assets acquired and liabilities assumed:
Trade accounts receivable	$1,012,848
Inventories	1,245,900
Property, plant and equipment	600,000
Identifiable intangible assets:
Tradename	200,000
Customer contracts	2,530,000
Noncompete agreements	8,000
Goodwill	953,043

Fair value of total assets acquired	6,549,791
Less trade accounts payable	49,791

Net assets acquired	$6,500,000

At the date of the Omni Acquisition, total gross contractual receivables approximates fair value. The Company incurred transaction costs of $452,915, which is included in the selling, general and administrative expenses of the consolidated statement of comprehensive income. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill are deductible for US income tax purpose.

On February 23, 2020, the Company acquired certain assets and assumed certain liabilities of Gexpro Services US, as well as the 100% membership interests of Rexel Magyarország Általános Kereskedelmi

és Szolgáltató Kft from Rexel USA, Inc. and its affiliate for $158,498,729 in cash for purposes of providing a growth investment to the Company (Acquisition). The allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition was based on estimated fair values supported by third party valuations.

F-2-31

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 3.    Acquisitions (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the identifiable assets acquired and liabilities assumed:

Consideration:
Cash	$158,498,729
Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash	541,863
Trade accounts receivable	37,149,343
Inventories	74,278,631
Property, plant and equipment	5,609,662
Prepaid expenses and other current assets	4,644,730
Identifiable intangible assets:
Tradename	16,040,000
Customer contracts	21,560,000
Noncompete agreements	510,000
Goodwill	29,904,624

Fair value of total assets acquired	190,238,853
Less trade accounts payable	24,797,177
Less accrued expenses and other current liabilities	6,942,947

Net assets acquired	$158,498,729

At the date of the Acquisition, total gross contractual receivables approximates fair value. Transaction costs of $3,364,411 incurred by the Company, which are included in the beginning balance of accumulative deficit. Goodwill arising from the acquisition consists primarily of assembled workforce and other intangible assets that do not qualify for separate recognition. Goodwill are deductible for US income tax purpose.

Note 4.    Property, Plant and Equipment

The following table presents the components of property, plant and equipment as of September 25, 2021 and December 31, 2020:

	September 25, 2021	December 31, 2020
Land	$212,323	$—
Building and improvements	1,487,677	—
Warehouse and office equipment	3,357,355	2,727,276
Computer software	2,786,155	2,576,268
Leasehold improvements	875,814	411,867
Vehicles	679,477	339,932

	9,398,801	6,055,343
Accumulated depreciation	(2,172,551)	(1,044,132)

	$7,226,250	$5,011,211

F-2-32

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 4.    Property, Plant and Equipment (Continued)

During the periods ended September 25, 2021 and December 31, 2020, depreciation expense totaled $1,142,848 and $1,048,313, respectively, and are included in selling, general and administrative expenses of the accompanying consolidated statement of comprehensive income.

Note 5.    Intangible Assets, Net and Goodwill

Intangible assets as of September 25, 2021 and December 31, 2020 are as follows:

	Cost	Accumulated Amortization	Net
September 25, 2021:
Tradename	$16,363,779	$(2,591,354)	$13,772,425
Customer contracts	24,234,147	(3,534,368)	20,699,779
Noncompete agreements	522,200	(165,038)	357,162

	$41,120,126	$(6,290,760)	$34,829,366

December 31, 2020:
Tradename	$16,228,872	$(1,378,689)	$14,850,183
Customer contracts	21,779,952	(1,851,786)	19,928,166
Noncompete agreements	517,172	(87,767)	429,405

	$38,525,996	$(3,318,242)	$35,207,754

During the periods ended September 25, 2021 and December 31, 2020, amortization expense totaled $2,984,307 and $3,301,216, respectively, and are included in the selling, general and administrative expense of accompanying consolidated statement of comprehensive income.

As of September 25, 2021, future amortization related to intangible assets are estimated to be as follows:

Reminder of 2021	$1,117,504
2022	4,164,232
2023	4,164,232
2024	4,164,232
2025	4,076,241
2026	4,060,441
Thereafter	13,082,484

$34,829,366

F-2-33

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 5.    Intangible Assets, Net and Goodwill (Continued)

Changes in the carrying amount of goodwill, from December 31, 2020 through September 25, 2021 are as follows:

	US	Hungary	Consolidated
Goodwill, balance at February 23, 2020	$—	$—	$—
Acquisition	27,647,245	2,257,379	29,904,624
Foreign exchange rate effect	—	231,114	231,114

Goodwill, balance at December 31, 2020	27,647,245	2,488,493	30,135,738
Acquisition	953,043	—	953,043
Foreign exchange rate effect	—	(36,165)	(36,165)

Goodwill, balance at September 25, 2021	$28,600,284	$2,452,332	$31,052,616

Note 6.    Revolver and Long-Term Debt

In connection with the Acquisition (Note 3), on February 24, 2020, the Company entered into a credit agreement with a financial institution under which the Company obtained a $60,000,000 term loan and a $15,000,000 revolving line of credit. The revolving line of credit and the term loan are set to expire on February 24, 2025. Availability of the revolving line of credit is reduced by issued and outstanding letters of credit, which are limited to $35,000,000. There were $700,000 outstanding letters of credit as of September 25, 2021.

At September 25, 2021, there was $20,376,613 outstanding on the revolving line of credit. Available borrowings under the revolving line of credit was $14,623,387 at September 25, 2021.

Borrowings under the credit facility bear interest at a rate equal to the base rate plus an applicable margin or the LIBOR adjusted rate plus an applicable margin. At September 25, 2021, the term loan and revolving line of credit bear interest at 8% and 3.5%, respectively. In addition to paying interest on outstanding principal balances under the credit facility, the Company is required to pay an unused commitment fee equal to 0.25% per annum based on the aggregate amount, for each day during such period, of the available revolving loan commitment. The commitment fee is payable monthly.

Borrowings under the credit facility are secured by Company’s tangible and intangible assets. The credit facility contains various covenants limiting the Company’s ability to incur indebtedness, grant certain liens, make certain loans, acquisitions and investments, make any material change to the nature of its business, or enter into a merger or sale of assets, including the sale or transfer of interests in the Company. The credit agreement requires the Company to maintain a certain total net leverage ratio and fixed charge ratio, as defined in the agreement, to be reported quarterly. The credit agreement also requires the Company to maintain a certain fixed charge coverage ratio.

F-2-34

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 6.    Revolver and Long-Term Debt (Continued)

At September 25, 2021 and December 31, 2020, principal balances and unamortized debt issuance costs and discounts consist of the following:

	September 25, 2021	December 31, 2020
Term note	$52,228,606	$59,550,000
Revolver	20,376,613	8,785,772

	72,605,219	68,335,772
Less unamortized debt issuance costs	(2,066,199)	(2,429,645)
Less current portion	(600,000)	(600,000)

Revolver and long-term debt, net of current portion and unamortized debt issuance costs	$69,939,020	$65,306,127

The term loan accrues interest monthly on the unpaid principal balance. The principal balance of the loan is repaid using the term reduction installment table, as defined in the credit agreement.

At September 25, 2021, maturities of the term loan are as follows:

Reminder of 2021	$150,000
2022	600,000
2023	600,000
2024	600,000
2025	50,278,606

$52,228,606

Unamortized debt issuance costs relating to the term loan and the line of credit paid in the periods ended September 25, 2021 and December 31, 2020 are $2,066,199 and $2,429,645, respectively. Amortization expense related to debt issuance costs and discount were $363,448 and $501,024, respectively, and for the periods ended September 25, 2021 and December 31, 2020, and are included with interest expense in the accompanying consolidated statement of comprehensive income.

Note 7.    Equity-Based Compensation

Effective December 19, 2019, 301 HW Opus Investor, LLC. (the Parent) entered into a Limited Liability Company Agreement (LLC Agreement) which allows the Parent to issue up to 10,000,000 Common Units (Profit Interests). During the period ended December 31, 2020, the Parent granted certain executive members and employees of the Company 11,820 incentive units (Executive Units) and 2,849 bonus units (Employee Units), respectively. There was not any incentive units granted for the period ended September 25, 2021.

F-2-35

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 7.    Equity-Based Compensation (Continued)

A summary of the activity related to the Profit Interests during the periods ended September 25, 2021 and December 31, 2020 is as follows:

	Number of Units
	Executive Units	Employee Units
Unvested, February 23, 2020	—	—
Granted	11,820	2,849
Vested	—	—
Forfeited	—	—

Unvested, December 31, 2020	11,820	2,849

Granted	—	—
Vested	(1,182)	—
Forfeited	—	—

Unvested, September 25, 2021	10,638	2,849

For Executive Units, based on the Management Equity Agreement (Equity Agreement), 50% of Units will vest over a five-year service period and 50% will vest upon a change of control of the Company. For Bonus Units, based on the Equity Equivalent Incentive Plan (Incentive Agreement), 100% of units will vest upon a change in control of the Company. ASC 718 states that an employee’s share-based payment becomes vested at the date that the employee’s right to receive or retain equity instruments is no longer contingent on satisfaction of either a performance condition or a service condition, and compensation cost is only recognized for an award of share-based compensation if the requisite service is expected to be rendered (i.e., the awards are expected to vest). Accordingly, for awards for which the forfeiture provisions are so substantial that it is not deemed probable that true vesting will occur (i.e., the awards will become non-forfeitable) no compensation expense would be recognized until such time as it becomes probable the awards will vest and no longer be subject to forfeiture. Therefore, the Company did not record any compensation expenses for units vesting upon a change in control of the Company for the periods ended September 25, 2021 and December 31, 2020. The estimated fair value of these units granted to executive members and employees range from $170 to $212 per share.

The estimated fair value of Executive Units subject to time vesting was approximately $224 per share. Grant-date fair value was determined using the following assumptions in a Monte Carlo simulation similar to the Option-Pricing Method:

Expected holding period	5.00
Risk-free rate	1.30%
Volatility	50.00%

The expected holding period (in years) is based on management’s estimate for a major liquidation event. Volatility is based on the annualized standard deviation using historical values of Gexpro Services’ independently appraised common units. The risk-free interest rate is estimated using the zero coupon U.S. Treasury rates with maturity dates approximating the expected holding period of the common unit on the grant dates. Forfeitures are recognized when they occur.

F-2-36

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 7.    Equity-Based Compensation (Continued)

The Company recognized $198,655 and $220,739 of equity-based compensation expense during the periods ended September 25, 2021 and December 31, 2020, respectively. As of September 25, 2021, $905,027 of unrecognized equity-based compensation expense relates to granted, time-vesting based Executive Units with a weighted-average remaining vesting period of approximately 3 years.

Note 8.     Income Taxes

The components of the income tax provision for (benefit from) the period ended September 25, 2021 and December 31, 2020 is as follows:

	Period ended
	September 25, 2021	December 31, 2020
Current:
Federal	$1,247,728	$705,586
State	441,319	496,637
Foreign	130,587	158,270

	1,819,634	1,360,493

Deferred:
Federal	171,519	(135,114)
State	(3,852)	(285,773)
Foreign	(34,503)	(18,487)

	133,164	(439,374)

Income tax expense	$1,952,798	$921,119

The provision for (benefit from) income taxes for the periods ended September 25, 2021 and December 31, 2020, differs from the amount obtained by applying the U.S. federal income tax rate to pretax income due to the following:

	Period ended
	September 25, 2021	December 31, 2020
Tax benefit at the federal statutory rate	$1,808,705	$660,772
State taxes, net of federal benefit	372,745	164,761
Permanent differences	318,843	403,523
Foreign income tax credit	(134,928)	(139,784)
Foreign rate differential	(201,368)	(186,378)
Others	(211,199)	18,225

Income tax expense	$1,952,798	$921,119

F-2-37

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 8.     Income Taxes (Continued)

Significant components of the Company’s net deferred tax assets and liabilities consisted of the following at September 25, 2021 and December 31, 2020:

	September 25, 2021	December 31, 2020
Deferred tax assets:
Accrued expenses	$118,958	$111,757
Depreciation and amortization	242,563	493,665
Transaction cost	979,217	928,251
Inventory	1,714,375	1,253,128
Foreign tax credit	288,879	305,517
Other	401,078	295,482

Total deferred tax assets	3,745,070	3,387,800

Deferred tax liabilities:
Property, plant and equipment	1,556,069	1,273,578
Goodwill and intangible assets	677,072	743,412
Other	360,690	86,407

Total deferred tax liabilities	2,593,831	2,103,397

Net deferred tax assets	$1,151,239	$1,284,403

Tax legislation: On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law making several changes to the Internal Revenue Code. The changes include, but are not limited to: increasing the limitation on the amount of deductible interest expense, allowing companies to carryback certain net operating losses, and increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income. The tax law changes in the Act did not have a material impact on the Company’s income tax provision.

Note 9.     Employee Benefit Plans

The Company sponsors a qualified defined contribution retirement plan that allows eligible employees to contribute a discretionary percentage of their compensation, subject to annual limits set by the Internal Revenue Service. Employees are eligible for participation in the plan on the first day of the plan year quarter coinciding with or next following date requirements are met. The Company will make matching safe harbor contributions and may make discretionary matching contributions based on the level of employee contribution. Company contributions during the periods ended September 25, 2021 and December 31, 2020 were $738,176 and $714,302, respectively.

Note 10.     Commitments and Contingencies

Lease commitments: The Company leases multiple properties under operating leases. Total rental expense for all operating leases was $2,708,433 and $3,005,242 for the period ended September 25, 2021 and December 31, 2020, respectively. Existing leases may have varying terms including but not limited to terms of renewal or purchase options and escalation clauses.

F-2-38

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 10.     Commitments and Contingencies (Continued)—(Continued)

The following table presents the approximate aggregate future minimum lease payments for non-cancelable operating leases as of September 25, 2021:

Reminder of 2021	$1,084,004
2022	3,760,725
2023	2,917,150
2024	1,664,767
2025	1,390,659
2026	333,887

$11,151,192

Legal proceedings: In the ordinary course of business, the Company is involved in various legal proceedings. Management is of the opinion that the ultimate resolution of these matters will not have a material adverse effect on the financial position or operating results of the Company.

Note 11.     Related Party Transactions

The Company has entered into a Management Agreement with an affiliated entity of the Parent. For the periods ended September 25, 2021 and December 31, 2020, the Company incurred $945,916 and $850,000, respectively in management fees pursuant to this agreement, which is reflected in selling, general, and administrative expenses on the accompanying consolidated statement of comprehensive income. At September 25, 2021 and December 31, 2020, $322,695 and $230,123 are reflected in accrued expenses relating to this agreement on the accompanying consolidated balance sheets, respectively.

The Company also recorded additional $413,273 in accrued expenses related to transaction cost paid by an affiliated entity of the Parent on behalf of the Company as of September 25, 2021 and December 31, 2020.

Note 12.    Subsequent Events

Management has assessed events occurring subsequent to September 25, 2021 through January 13, 2022, the date the financial statements were available to be issued, for potential recognition and disclosure in the consolidated financial statements.

On November 1, 2021, the Company through its wholly owned subsidiaries in Canada and Mexico entered an equity purchase agreement and an assets purchase agreement with NEF Group Inc. and NEF Fasteners de Mexico, S.A. De C.V., respectively. The Company obtained all issued and outstanding shares of NEF Group Inc. and purchased certain assets and assumed certain contracts and obligations from NEF Fasteners de Mexico, S.A. De C.V., respectively, for consideration of approximately $16,000,000 in cash and the issuance of approximately $3,000,000 in membership units of the Parent.

On December 31, 2021, the Company purchased certain assets and assumed certain contracts and obligations from State Industrial Supply, Inc. through an Asset Purchase Agreement for approximately $11,900,000 cash consideration (SIS Acquisition). The Company funded the purchase through its available cash balance, as well as approximately $8,400,000 promissory note from the seller.

F-2-39

301 HW Opus Holdings, Inc.

(dba Gexpro Services)

Notes to Consolidated Financial Statements

Note 12.    Subsequent Events—(Continued)

On January 3, 2022, the Company through its wholly owned subsidiaries in Denmark entered a share purchase agreement with Resorb Holding ApS. The Company obtained all issued and outstanding shares of Resolux ApS (Resolux Acquisition), for consideration of approximately $34,470,491 in cash and the issuance of approximately $3,604,239 in membership units of the Parent.

In connection with Resolux Acquisition, on January 3, 2022, the Company entered a new credit agreement with a financial institution under which the Company obtained an initial $137,000,000 term loan, a $25,000,000 revolving line of credit and a delayed $83,000,000 term loan (together with initial term loan, Term Loan). The revolving line of credit and the Term Loan are set to expire on January 3, 2027 and January 3, 2028, respectively. The proceeds of the initial term loan and $10,000,000 delayed term loan is to fund the Resolux Acquisition, pay-off the previous credit agreement and seller’s promissory note from SIS Acquisition.

F-2-40

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

LKCM TE INVESTORS, LLC,

TESTEQUITY ACQUISITION, LLC,

LAWSON PRODUCTS, INC.

and

TIDE SUB, LLC

Dated as of December 29, 2021

A-i

A-ii

A-iii

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Company Release
Exhibit B	Company Equityholder Release
Exhibit C	Registration Rights Agreement

COMPANY DISCLOSURE SCHEDULE

PARENT DISCLOSURE SCHEDULE

B-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made as of December 29, 2021 by and among LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”), TestEquity Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of the Company Equityholder (“Company”), Lawson Products, Inc., a Delaware corporation (“Parent”), and Tide Sub, LLC, a Delaware limited liability company (“Merger Sub”). The Company Equityholder, Company, Parent and Merger Sub are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used herein are defined in ARTICLE I.

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Parties desire to effect a merger whereby Merger Sub shall be merged with and into Company (the “Merger”), with Company continuing as the surviving company and a wholly-owned Subsidiary of Parent (the “Surviving Company”);

WHEREAS, concurrently with the Parties’ entry into this Agreement, 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Stockholder”), 301 HW Opus Holdings, Inc., a Delaware corporation (“Gexpro”), Parent, and Gulf Sub, Inc., a Delaware corporation (“Gexpro Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Gexpro Agreement”), pursuant to which Gexpro Merger Sub shall be merged with and into Gexpro (the “Gexpro Merger” and, together with the Merger, the “Mergers”), with Gexpro continuing as the surviving corporation and a wholly-owned Subsidiary of Parent;

WHEREAS, TestEquity Acquisition Holdings, Inc., the sole equityholder and managing member of Company and a direct Subsidiary of the Company Equityholder (“TestEquity Holdings”), has approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) formed a special committee of independent directors who are independent of the Excluded Company Parties (the “Special Committee”) to evaluate and negotiate the Transactions on behalf of Parent;

WHEREAS, the Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances);

WHEREAS, the Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (c) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose and (d) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) at such meeting;

WHEREAS, Parent, the sole equityholder of Merger Sub, and the board of managers of Merger Sub have approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, as a condition to, and as an inducement and in consideration for, Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain Affiliates of Company Equityholder have agreed, subject to certain terms and conditions, to vote all of such Affiliates’ shares of Parent Common Shares in favor of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances); and

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement shall constitute and be adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and that the Parties will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1    Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

“2022 Average Parent Stock Price” means the volume weighted average price of the Parent Common Shares stock price measured over the 30-day calendar period immediately prior to and including December 31, 2022, as reported on Page VWAP of the Bloomberg Financial Markets Information Service.

“Accretion” means (a) 13.17 minus the Acquisition Multiple, multiplied by (b) the Approved EBITDA.

“Accretion Dispute Notice” is defined in Section 2.8(d)(ii).

“Accretion Statement” is defined in Section 2.8(d)(ii).

“Acquired Business” means the Person or business Company directly or indirectly acquires in the Acquisition, whether by stock purchase, asset purchase, merger or otherwise, that is consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date, as described on Section 2.8(d) of the Company Disclosure Schedule.

“Acquired Business EBITDA” means, for the twelve (12) month period ending on the last day of the most recent month prior to the date the acquisition of the Acquired Business is consummated, the EBITDA of the Acquired Business during such period.

“Acquisition” is defined in Section 2.8(d).

“Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the Acquisition, the maximum amount of such contingent consideration that is potentially payable) with respect to the Acquisition that is consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date as contemplated by the definitive agreement relating to the Acquisition (including all cash and other consideration paid or delivered at closing, all deferred consideration paid or potentially payable, all post-closing earn-out consideration paid or potentially payable, all consideration placed into escrow or similar arrangements, and all assumed indebtedness for borrowed money and transaction expenses) divided by the Approved EBITDA.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, proceeding or litigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity, by or before any court or other Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) Parent and its Subsidiaries shall not be considered Affiliates of the Company Equityholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) and (b) the Company Equityholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) shall not be considered Affiliates of Parent and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the Merger Consideration, plus the “Merger Consideration” as defined in the Gexpro Agreement.

“Agreement” means this Agreement, including the Disclosure Schedules and all other exhibits and schedules hereto, as it and they may be amended, restated or otherwise modified from time to time.

“Amended Stock Performance Plan” means the Lawson Products, Inc. Amended Stock Performance Plan, as amended or amended and restated from time to time.

“Ancillary Financing Document” means each of the following: (a) customary perfection certificates, Governing Documents and good standing certificates, in each case to the extent required to be delivered to a Debt Financing Source to satisfy a financing condition and (b) all documentation and other information required to be delivered to the Debt Financing Sources in relation to the Companies and the Subsidiaries by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.

“Anti-Corruption Laws” means all Laws relating to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and any other similar Law relating to the prohibition or prevention of corruption or bribery.

“Anti-Money Laundering Laws” means all Laws relating to terrorism financing or money laundering, including the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq., as amended by the USA PATRIOT Act.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approval Proposal” is defined in Section 7.3.

“Approved EBITDA” means the Acquired Business EBITDA as of the date on which the Acquisition is consummated, as such Approved EBITDA shall be agreed to by the Parties or as finally determined pursuant to Section 2.8(d)(vi).

“Associated Person” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, Representatives, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, Representative, manager, general or limited partner or assignee of any of the foregoing).

“Audited Financial Statements” is defined in Section 3.5(a).

“Benefit Plan” is defined in Section 3.15(a).

“Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that would have or would reasonably be expected to have, in the aggregate, a material adverse effect on the businesses, financial condition or results of operations of the Company Group, taken as a whole, or the Parent Group, taken as a whole.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Texas or the State of Illinois are authorized or required by Law or other action of a Governmental Authority to close.

“Certificate of Merger” is defined in Section 2.3.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” is defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986.

“Company” is defined in the Preamble.

“Company Disclosure Schedule” means the disclosure schedule delivered by Company and the Company Equityholder to Parent and Merger Sub on the date of this Agreement.

“Company EBITDA” means, with respect to the relevant period, EBITDA of the Company, less any Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Parent Board that is not the Acquisition).

“Company EBITDA Delta” means an amount equal to the increase, if any, in Company EBITDA for its 2022 fiscal year (calendar year 2022) over Company EBITDA for its 2021 fiscal year (calendar year 2021).

“Company Equityholder” is defined in the Preamble.

“Company Equityholder Release” means the release, to be dated as of the Closing Date, delivered by the Company Equityholder, in the form of Exhibit B attached hereto.

“Company Financial Statements” is defined in Section 3.5(a).

“Company Group” means Company and its Subsidiaries.

“Company Group Member” is defined in Section 11.16.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by any of the Company Group.

“Company Latest Balance Sheet” means the most recent balance sheet included in the Company Financial Statements.

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Company Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Company Group, including as a result of the identity of Parent or any communication regarding plans or intentions with respect to the business conducted by the Company Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the Gexpro Agreement or the Gexpro Related Agreements by Parent or any of its Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, Parent; (j) the actions or omissions of Parent; (k) the failure by the Company Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Company Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Company Material Adverse Effect”); and (l) the failure of the Acquisition to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Company Group, taken as a whole, relative to similarly situated companies in the industries in which the Company Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Material Contract” is defined in Section 3.13(a).

“Company Membership Interests” means the membership interests of Company.

“Company Release” means the release, to be dated as of the Closing Date, delivered by Company, in the form of Exhibit A attached hereto.

“Company Significant Customer” is defined in Section 3.21(a).

“Company Significant Supplier” is defined in Section 3.21(b).

“Company Tax Certificate” is defined in Section 7.10(c).

“Competing Transaction” is defined in Section 6.5.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 17, 2021, by and between TestEquity Holdings and Parent relating to the Transactions.

“Contract” means any contract, lease, sublease, license, purchase order, service order, sales order, indenture, note, bond, mortgage or other agreement, instrument, arrangement, program or commitment that is legally binding, in each case whether written or oral, and including all amendments, modifications and options thereunder or relating thereto.

“Covered Affiliate” means Company’s current or former Subsidiaries or Affiliates or any of their respective predecessors.

“D&O Costs” is defined in Section 7.7(c).

“D&O Expenses” is defined in Section 7.7(c).

“D&O Indemnifiable Claim” is defined in Section 7.7(c).

“D&O Indemnifying Party” is defined in Section 7.7(c).

“D&O Indemnitee” means the individuals who, on or prior to the Closing Date, were officers, managers, directors, or employees or agents of Company or its Subsidiaries or served on behalf of Company or its Subsidiaries as an officer, manager, director or employee or agent of any Covered Affiliate and the heirs and executors of such officers, managers, directors or employees or agents.

“Data Protection Laws” means all applicable Laws relating to privacy, data protection, and data security, including with respect to the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information (including Personal Information of employees, contractors, customers, and prospective customers).

“Data Room” means the online data room maintained by the Company Equityholder or its Affiliates through SS&C Intralinks Inc. for purposes of the Transactions, including any separate data room or folders marked “clean room.”

“Debt Financing” means the debt financing incurred or intended to be incurred in connection with the Transactions.

“Debt Financing Condition” means any condition precedent to the Debt Financing.

“Debt Financing Document” means any credit agreement, mezzanine note purchase agreement or any related security or other agreement pursuant to which the Debt Financing will be governed.

“Debt Financing Source” means any Person that has committed to provide or arrange and has entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby and by the Related Agreements, together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedules” means the Company Disclosure Schedule and the Parent Disclosure Schedule.

“Dispute Notice(s)” is defined in Section 2.8(d)(vi).

“DLLCA” means the Delaware Limited Liability Company Act.

“DOJ” is defined in Section 6.7(b).

“Dollars” or “$” means the lawful currency of the United States.

“Earnout Formula” means an amount of Parent Common Shares calculated by multiplying the Trading EBITDA Multiple by the Company EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in Company EBITDA, divided by the 2022 Average Parent Stock Price; provided that the Earnout Formula shall not be a number of Parent Common Shares in excess of the total remaining Holdback Shares.

“Earnout Period” means the period commencing on the Closing Date and ending five (5) Business Days after the date on which the amount of the Earnout Shares is finally determined (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)).

“Earnout Shares” is defined in Section 2.8(d)(iii).

“Earnout Statement” is defined in Section 2.8(d)(iii).

“EBITDA” means with respect to the relevant period and without duplication, the net income from operations of the applicable business during such period, before the subtraction of any interest expense, taxes based on income and profits, depreciation or amortization, and (i) adding the amount of one-time non-recurring expenses, cost and expense savings and other documented synergies, and one-time operating costs associated with investments approved by the Special Committee or the Parent Board, and (ii) adjusting for the pro-forma effect of acquisitions, in all cases (i) and (ii), as such adjustments are applied with consistent methodologies and treatment between periods.

“Effective Time” is defined in Section 2.3.

“Employee” is defined in Section 7.5(b).

“End Date” is defined in Section 9.1(b).

“Enforceability Exceptions” means principles of equity and bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally.

“Environmental Law” means any applicable Law pertaining to the environment, protection of natural resources, pollution, or the environmental aspects of the treatment, storage, recycling, transportation, disposal, arrangement for treatment, storage, recycling, transportation, or disposal, handling or Release of or exposure to any Hazardous Substances (and including worker health or safety Laws as they relate to occupational exposure to Hazardous Substances).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing.

“Excluded Company Parties” means LKCM Headwater Investments II, L.P., LKCM Headwater II Sidecar Partnership, L.P., Headwater Lawson Investors, LLC, LKCM Investment Partnership, L.P., LKCM Private Discipline Master Fund, SPC, PDLP Lawson, LLC, LKCM Micro-Cap Partnership, L.P. , LKCM Core Discipline, L.P., Luther King Capital Management Corporation, J. Luther King, Jr., J. Bryan King and the Persons in which any of the foregoing Persons have a pecuniary interest or in the name of which the Parent Common Shares of any of the foregoing Persons are registered or beneficially held, whether directly or indirectly.

“Export Control Laws” means all applicable Laws relating to the export or transfer of items, technology or data imposed, administered or enforced from time to time by Governmental Authorities, including the Export Administration Regulations, 15 C.F.R. §§ 730-774 and ITAR, 22 C.F.R. Parts 120-130.

“Foreign Plan” is defined in Section 3.15(j).

“FTC” is defined in Section 6.7(b).

“GAAP” means United States generally accepted accounting principles as in effect; provided that with respect to financial information within the Company Financial Statements or Parent Financial Statements, “GAAP” shall mean United States generally accepted accounting principles as in effect as of the date of such Company Financial Statements or Parent Financial Statements, as applicable.

“Gexpro” is defined in the Recitals.

“Gexpro Agreement” is defined in the Recitals.

“Gexpro Group” means Gexpro and its Subsidiaries.

“Gexpro Merger Sub” is defined in the Recitals.

“Gexpro Related Agreements” means the Registration Rights Agreement, the “Company Release” (as defined in the Gexpro Agreement) and the “Company Stockholder Release” (as defined in the Gexpro Agreement).

“Gexpro Stockholder” is defined in the Recitals.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority.

“Hazardous Substance” means any material, substance or waste that is defined, listed or regulated as “hazardous” or “toxic” (or words of similar meaning or intent) under any applicable Environmental Law, including petroleum or petroleum fractions or by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), or flammable, explosive or radioactive materials.

“Holdback Release Formula” means such amount of Parent Common Shares calculated by dividing (a) the amount of Accretion (as finally determined pursuant to Section 2.8(d)) by (b) $48.0476; provided that the Holdback Release Formula shall not be a number of Parent Common Shares in excess of the total Holdback Shares.

“Holdback Shares” is defined in Section 2.8(d).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder.

“Incidental License” means any (a) license, software-as-a-service agreement or other Contract for “shrink-wrap,” “click-through” or other “off-the-shelf” Software owned by a third party that is generally available on standard commercial terms, where the amount paid or to be paid by or to the Company Group or the Parent Group, as the case may be, is less than $50,000 in the aggregate pursuant to any such license; (b) license for Open Source Software owned by a third party; (c) confidentiality, secrecy or non-disclosure agreement entered into in the ordinary course of business; (d) Contract for the purchase or lease of computer hardware or equipment such as photocopiers or telephones where Software is pre-installed or embedded on such hardware or equipment; (e) trademark license granted by a supplier of products or services to a distributor or other customer thereof solely to enable the distributor or other customer to identify the supplier’s products or services; or (f) license granted by a Person to a contractor to such Person solely to enable the contractor to provide services to such Person.

“Indebtedness” means, as of any particular time with respect to the Company Group, without duplication, (a) the unpaid principal amount of and related accrued interest on all indebtedness for borrowed money (whether evidenced by a note, bond, debenture or other security or similar instrument), including any prepayment penalties or premium, make-whole payments, indemnities, breakage costs (including breakage fees payable on termination of the arrangements), fees and other costs and expenses associated with the repayment of any such indebtedness, (b) reimbursement obligations under all letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments solely to the extent drawn upon, (c) all obligations of the Company Group under leases required to be capitalized on a balance sheet of the Company Group, (d) obligations for the deferred purchase price of property or services and hold-back amounts in reference to Company Group recourse with respect to indemnification, (e) any derivative, hedging, swap and similar instruments, and (f) all guarantees provided by the Company Group in respect of the indebtedness or obligations referred to in the foregoing clauses (a) through (e) and (g) the Management Fees. Notwithstanding the foregoing, “Indebtedness” shall not include any obligation in respect of (i) letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments to the extent not drawn upon, (ii) accounts payable, (iii) leases that are not required in accordance with GAAP to be capitalized on a balance sheet of the Company Group, (iv) intercompany indebtedness and other balances solely between or among the Company Group, (v) any amounts that constitute Transaction Expenses, (vi) the Debt Financing or any other indebtedness incurred by or on behalf of Parent, and (vii) any pension underfunding (determined on a PBGC plan termination basis) and other deferred compensation, if any, and any related employer portion of Taxes.

“Independent Accounting Firm” means PricewaterhouseCoopers LLP or, if such firm cannot act as the Independent Accounting Firm under this Agreement, such other nationally recognized accounting firm mutually selected by Parent and the Company Equityholder.

“Insurance Policy” is defined in Section 3.9(a).

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including: (a) all patents and patent applications (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and patent disclosures, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and social media “handles” and other identifiers, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all Trade Secrets and (e) all Software.

“IT Assets” means any and all computers, Software, hardware, systems, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment used by a Person, and all associated documentation.

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. parts 120–130.

“ITAR Notice” is defined in Section 6.8.

“Knowledge of Company” means the actual knowledge, without independent investigation, of Steve Newland and Nicholas Hawtrey.

“Knowledge of Parent” means the actual knowledge, without independent investigation, of Michael DeCata, Neil Jenkins and Ron Knutson.

“Knowledge of the Company Equityholder” means the actual knowledge, without independent investigation, of Andrew Zacharias, Rick Settle and Davis Miller.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Leased Real Property” is defined in Section 3.10(a).

“Liability” means any liabilities or obligations of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means all liens (statutory or other), encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights of way, covenants, community property interests, encroachments, options and rights of first refusal.

“Management Fees” means accrued and unpaid management fees incurred by Luther King Capital Management Corporation (or its designee) under that certain TestEquity Management Agreement.

“Marketing Efforts” means (a) participation by the senior management team of the Company in (i) the preparation of the Marketing Material and any reasonable number of due diligence sessions related thereto, all during normal business hours and with reasonable prior notice at reasonable locations and subject to customary confidentiality arrangements for syndicated bank loans; (ii) a customary bank meeting; and (iii) preparation of customary rating agency presentations and meetings with one or more rating agencies and (b) the delivery of customary authorization letters and confirmations in connection with the Marketing Material with respect to presence or absence of material non-public information and material accuracy of the information contained therein; provided, however, that such letters and confirmations shall state that (y) the Company Equityholder, the Company Group and their respective Affiliates shall not have any liability of any kind or nature resulting from the use of information contained in the Marketing Material or otherwise in connection with the Marketing Efforts and (z) the recipient of such letters or authorizations agrees that the Debt Financing Sources shall be entitled to rely only on the representations and warranties contained in any executed Debt Financing Documents.

“Marketing Material” means a customary “public side” bank book, a customary “private side” bank book and a customary lender presentation regarding the business, operations, financial condition, projections and prospects of the Company Group to be used by Parent, Merger Sub and the Debt Financing Sources in connection with a syndication of the Debt Financing.

“Mayer Brown” means Mayer Brown LLP and its associated legal practices that are separate entities, including Mayer Brown International LLP, Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados.

“Merger” is defined in the Recitals.

“Merger Consideration” means four million (4,000,000) validly issued, fully paid and non-assessable Parent Common Shares.

“Merger Sub” is defined in the Preamble.

“Mergers” is defined in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Open Source Software” means any Software that is distributed under a license that requires, as a condition of use, modification or distribution of such Software, that such Software be (a) made available or distributed in a form other than binary, (b) licensed for the purpose of preparing derivative works, (c) licensed under terms that allow any products or services or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) distributable at no license fee, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Owned Real Property” is defined in Section 3.10(b).

“Parent” is defined in the Preamble.

“Parent Awards” is defined in Section 5.3(a).

“Parent Board” is defined in the Recitals.

“Parent Capital Shares” is defined in Section 5.3(a).

“Parent Common Share” is defined in Section 5.3(a).

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and Merger Sub to Company and the Company Equityholder on the date of this Agreement.

“Parent Financial Advisor” means Cowen and Company, LLC.

“Parent Financial Statements” is defined in Section 5.5(b).

“Parent General Stockholder Approval” is defined in Section 5.2.

“Parent Group” means Parent and its Subsidiaries.

“Parent Group Member” is defined in Section 11.16.

“Parent Intervening Event” means any Event that (a) is material to the Parent Group, taken as a whole, and (b) did not result from any breach of this Agreement and was not known or reasonably foreseeable by the Transaction Directors or the Special Committee as of the date of this Agreement, which Event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors or the Special Committee prior to obtaining any of the Parent Stockholder Approvals; provided, however, that no Event to the extent arising out of or resulting from any of the following shall constitute, or be taken into account in determining the existence of, a Parent Intervening Event: (i) any Event relating to the Company Group that does not materially affect the business, assets or operations of the Company Group, (ii) any

Event relating to the Gexpro Group that does not materially affect the business, assets or operations of the Gexpro Group, (iii) any change, in and of itself, in the price or trading volume of shares of Parent Common Shares (it being understood that the facts underlying such change may be taken into account in determining whether there has been a Parent Intervening Event, solely to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Parent Intervening Event, to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (v) the announcement of the Transaction Agreements and the Transactions, or (vi) any actions required to be taken (or required to be refrained from being taken) by any of Parent or any of its Subsidiaries under any Transaction Agreement.

“Parent Latest Balance Sheet” means the most recent balance sheet included in the Parent Financial Statements.

“Parent Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Parent Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Parent Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Parent Group, including as a result of the identity of the Company Equityholder (or any of its Affiliates), the Company Group or any communication regarding plans or intentions with respect to the business conducted by the Parent Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the Gexpro Agreement or the Gexpro Related Agreements by the Company Equityholder, the Company or any of their Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, the Company Equityholder or the Company; (j) the actions or omissions of the Company Equityholder or the Company; (k) the failure by the Parent Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Parent Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Parent Material Adverse Effect”); and (l) the failure of any Proposed Parent Transaction to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Parent Group, taken as a whole, relative to similarly situated companies in the industries in which the Parent Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Parent Material Adverse Effect.

“Parent Material Contract” is defined in Section 5.9(a).

“Parent Nasdaq Stockholder Approval” is defined in Section 5.2.

“Parent Preferred Share” is defined in Section 5.3(a).

“Parent Recommendation” is defined in Section 5.2.

“Parent SEC Documents” is defined in Section 5.5(a).

“Parent Significant Customer” is defined in Section 5.14(a).

“Parent Significant Supplier” is defined in Section 5.14(b).

“Parent Stock Options” is defined in Section 5.3(a).

“Parent Stock Plan” means the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended or amended and restated from time to time.

“Parent Stockholder Approvals” is defined in Section 5.2.

“Parent Tax Certificate” is defined in Section 7.10(c).

“Parent Tax Counsel” is defined in Section 7.10(c).

“Parent Unaffiliated Stockholder Approval” is defined in Section 5.2.

“Party” is defined in the Preamble.

“Payment Instructions” means (a) an invoice from each Person (other than an Employee) to whom an amount of Transaction Expenses is owed, and payment instructions indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount and (b) payment instructions for each Employee to whom an amount of Transaction Expenses is owed, indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount, if other than payment through the payroll of the Company.

“Payoff Indebtedness” means Indebtedness under the (a) Credit Agreement, dated as of April 28, 2017, among Company, the other loan parties party thereto from time to time, the lenders party thereto from time to time, and NXT Capital, LLC as administrative agent, (b) the Subordinated and Unsecured Promissory Note, dated as of April 28, 2017, payable by TestEquity LLC to TestEquity Holdings, LLC, (c) the Subordinated and Unsecured Promissory Note, dated as of July 30, 2021, payable by TestEquity to Rachel Lupton, and (d) the Subordinated and Unsecured Promissory Note, dated as of July 30, 2021, payable by TestEquity to William Beck, in each of the foregoing clauses (a) through (d), as such Contract may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that Payoff Indebtedness shall not include any Management Fees.

“Payoff Letter” is defined in Section 7.12.

“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities.

“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business for amounts which are not due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (c) Liens arising under worker’s compensation, unemployment insurance, social security, retirement or similar legislation or to secure public or statutory obligations; (d) all matters of record, including survey exceptions, reciprocal easement agreements and other encumbrances on title to real property not in the aggregate detracting materially from the use or value of the assets subject thereto; (e) all applicable zoning, entitlement, conservation restrictions and other land use and environmental regulations imposed by Law; (f) Liens which shall be removed prior to or at the Closing; (g) purchase money Liens and Liens securing rental payments under capital lease arrangements; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) any restriction on transfer arising under any applicable securities Laws.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Personal Information” means any information collected, received, managed, manipulated, transmitted, or otherwise processed by a Person or information in the possession or control, or processed at the direction of or on behalf, of such Person about an identified or identifiable individual, other than the name, job title or, business address, business email address or business telephone number of an employee of such Person; provided, however, the foregoing exclusion shall not apply to information relating to an employee in the European Union.

“Prohibited Action” is defined in Section 2.8(d)(viii).

“Proposed Parent Transactions” is defined in Section 6.3(b)(vii).

“Protected Communications” means, at any time, any and all communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of the Company Equityholder, the Company Group or any of their respective Associated Persons (including Mayer Brown) relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated by this Agreement or any other potential sale or transfer of control transaction involving the Company Group.

“Proxy Statement” means the proxy statement filed by Parent in connection with the Parent Stockholder Approvals, together with any amendments thereof or supplements thereto.

“Public Health Event” means any disease outbreak, cluster, epidemic, pandemic or plague, regardless of stage, including the outbreak or escalation of the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and related strains and sequences) or mutation (or antigenic shift) thereof or a public health emergency resulting therefrom.

“Public Health Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order or Action by any Governmental Authority in connection with or in response to a Public Health Event.

“Real Property Lease” is defined in Section 3.10(a).

“Recused Directors” means J. Bryan King and Mark F. Moon.

“Refinancing” means the payoff and refinancing of the Payoff Indebtedness.

“Registration Rights Agreement” means the registration rights agreement, to be dated as of the Closing Date, among the Company Equityholder, the Gexpro Stockholder and Parent, in the form of Exhibit C attached hereto.

“Related Agreement” means the Registration Rights Agreement, the Company Release and the Company Equityholder Release. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Related Party Agreement” means, with respect to any of the Company Group, a Contract between such Person, on the one hand, and a Related Person, on the other hand.

“Related Person” means the Company Equityholder or any of its Affiliates (other than the Company Group) or any current or former Representative, member, stockholder or direct or indirect equityholder of the Company Equityholder, any of its Affiliates or the Company Group or a member of the immediate family of any of the foregoing Persons.

“Release” means any actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Released Shares” is defined in Section 2.8(d)(ii).

“Remedial Action” is defined in Section 6.7(d).

“Reorganization” is defined in Section 6.10.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants and other advisors.

“Required Financial Information” is defined in Section 7.2(a).

“Sanctioned Jurisdiction” means any country or region that is the subject or target of a comprehensive embargo under applicable Sanctions Laws.

“Sanctioned Person” means any Person that is: (a) listed on any applicable sanctions or export-related restricted party list, including the List of Specially Designated Nationals and Blocked Persons administered by the Office of Foreign Assets Control and the Entity List administered by U.S. Department of Commerce; (b) any Person that is sanctioned by virtue of ownership, in the aggregate, directly or indirectly, of fifty percent (50%) or greater of sanctioned entities; or (c) any Person organized, resident, or located in any Sanctioned Jurisdiction.

“Sanctions Laws” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by applicable Governmental Authorities, including the United States Office of Foreign Assets Control.

“Securities Act” means the Securities Act of 1933.

“Share Issuances” means the issuance by Parent of Parent Common Shares in connection with the Mergers.

“Software” means (a) all computer programs, whether in source doe, object code, firmware or other form, including application programming interfaces; (b) design, development and testing elements and tools, including architecture, schematics, emulation and simulation reports, test vectors and hardware development tools; (c) databases and other compilations of data or information, including data files, test data and training data, whether machine readable or otherwise; and (d) documentation, including user manuals, maintenance manuals and training materials, related to any of the foregoing.

“Special Committee” is defined in the Recitals.

“Stock Performance Rights” is defined in Section 5.3(a).

“Stockholders Meeting” is defined in Section 5.2.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Surviving Company” is defined in the Recitals.

“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any United States federal, state or local or non-United States net income, capital gains, gross income, gross receipts, sales, use, transfer, real property, personal property, escheat or unclaimed property, ad valorem, franchise, profits, license, capital stock, withholding, payroll, surtax, estimated, employment, disability, excise, goods and services, severance, stamp, occupation, premium, property, social security, national health insurance, customs duty, environmental (including Code section 59A), alternative or add-on, value added, registration, windfall profits or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, however denominated, including any interest, penalties or additions thereto incurred under Law with respect to taxes.

“Tax Returns” means any report, return (including any information return), declaration or other filing required to be supplied to any Governmental Authority, or other Person or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.

“Termination Fee” is defined in Section 9.2(a).

“TestEquity Holdings” is defined in the Recitals.

“TestEquity Management Agreement” means that certain management agreement, made as of April 28, 2017, by and between TestEquity LLC, a Delaware limited liability company, and Luther King Capital Management Corporation, a Delaware corporation.

“Trade Secrets” means all know-how, trade secrets and confidential or proprietary information, including business and marketing plans and proposals, concepts, methods, practices, processes, standard operating procedures, designs, specifications, customer lists, supplier lists, Contract terms and pricing, Software source code and design information, research and development, technical information, inventions and discoveries, in each case, in any form or medium.

“Trading EBITDA Multiple” means a number equal to (a) (i) Parent’s issued and outstanding Parent Common Shares as of December 31, 2022, multiplied by the 2022 Average Parent Stock Price, plus (ii) Parent’s indebtedness for borrowed money as of December 31, 2022, minus (iii) Parent’s cash balance as of December 31, 2022, divided by (b) Parent’s EBITDA for the fiscal year ended December 31, 2022.

“Transaction Agreements” means, collectively, this Agreement, the Related Agreements, the Gexpro Agreement and the Gexpro Related Agreements.

“Transaction Directors” means the members of Parent Board other than the Recused Directors.

“Transaction Event” is defined in Section 2.8(d)(ix).

“Transaction Expenses” means, in each case expressed in Dollars, (a) all transaction fees and expenses incurred or payable by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement and (b) all accrued or payable and unpaid bonuses, commissions, retention payments, change-of-control payments (including any equity-based payments), termination or severance payments, or other similar compensatory payments or benefits made or to be made to any current or former employee, director, officer, manager, consultant or independent contractor of the Company Group in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, “Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) directors’ and officers’ liability or otherwise in connection with Section 7.7 or (B) the Debt Financing by or on behalf of Parent or Merger Sub, (ii) to the extent incurred by or at the direction of Parent or its Representatives for the transactions contemplated by this Agreement, or (iii) incurred or payable by the Company Equityholder or any of its Affiliates (other than any member of the Company Group), and not by any member of the Company Group.

“Transactions” means, collectively, the transactions contemplated by the Transaction Agreements.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Waived 280G Benefits” is defined in Section 7.5(g).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

1.2    Interpretation.

(a) The table of contents and the headings of the Articles, Sections and subsections included in this Agreement and the various headings of the Disclosure Schedules are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedules or be given any effect in interpreting this Agreement, the Disclosure Schedules or any Exhibits hereto. Unless the context otherwise requires, references in this Agreement to: (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or Subsection in which the reference occurs; (iii) any Contract (including this Agreement) or Law shall be deemed references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions); (iv) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (v) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

(d)    Any Contract, document, list or other item shall be deemed to have been “provided” or “made available” to Parent for all purposes of this Agreement if such Contract, document, list or other item was posted in the Data Room, in each case not later than the relevant time of determination.

(e)    The Parties acknowledge and agree that, to the extent the terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

ARTICLE II

THE MERGER

2.1    Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into Company. As a result of the Merger, Company shall continue as the Surviving Company and the separate corporate existence of Merger Sub shall cease.

2.2 Closing. The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, at 10:00 A.M. Central Time on (a) the date which is two (2) Business Days after the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of the conditions precedent set forth in ARTICLE VIII (excluding the conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of such conditions at the Closing) or (b) such other date, time and place as may be agreed in writing by Parent and Company. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.3    Effective Time. As soon as practicable on the Closing Date, Company shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the provisions of the DLLCA. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DLLCA, or at such later time which the parties hereto shall have agreed upon in writing and is specified in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

2.4 Effects of the Merger. The Merger shall have the effects provided herein and set forth in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, all the property, rights, privileges, immunities, powers and franchises of Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

2.5    Organizational Documents.

(a) At the Effective Time, the certificate of formation of Company shall be the certificate of formation of the Surviving Company until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law.

(b)    Company shall take all necessary action so that, as of the Effective Time, the operating agreement of Company shall be amended and restated in its entirety to read the same as the operating agreement of Merger Sub as in effect immediately prior to the Effective Time, and as so amended and restated shall be the operating agreement of the Surviving Company (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company) until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law and the applicable provisions of the certificate of formation of the Surviving Company.

2.6    Managers and Officers. Until duly removed or until successors are duly elected or appointed and qualified, the managers of Merger Sub immediately prior to the Effective Time shall become the managers of the Surviving Company as of the Effective Time and the officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Company as of the Effective Time (except to the extent such officers have resigned as may be required herein).

2.7 Effect on Limited Liability Company Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any limited liability company interests of such Party:

(a)    the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and exchanged for all of the limited liability company interests of the Surviving Company; and

(b)    all of the Company Membership Interests issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder of the Company Membership Interests shall cease to have any rights with respect thereto and shall not be entitled to receive any consideration therefor, except that the Company Equityholder (and only the Company Equityholder), after giving effect to the Reorganization, will have the right to receive the Merger Consideration (provided that the Company Equityholder’s right to receive a portion of the Merger Consideration equal to the number of Holdback Shares shall be subject to the terms and conditions of Section 2.8(d)).

2.8    Closing and Post-Closing Issuances and Payments.

(a) Payment Instructions. No later than the second (2nd) Business Day preceding the Closing Date, Company shall provide to Parent a written statement, signed by a financial officer of Company, setting forth its good faith determination of the Payment Instructions, including by category those that have been paid or are to be paid prior to the Closing, those that are to be paid as part of the Closing and those that are expected to otherwise remain unpaid as of the Closing and satisfied thereafter in accordance with their terms.

(b)    Closing. At the Closing, Parent shall:

(i)    issue and deliver to the Company Equityholder the Merger Consideration, less the Holdback Shares which may be released to the Company Equityholder in accordance with Section 2.8(d), free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof;

(ii)    on behalf of Company, pay the applicable Persons identified in the Payoff Letters the respective amounts of the Payoff Indebtedness due to such Persons as set forth in the Payoff Letters, by wire transfer of immediately available funds to the applicable accounts designated in the Payoff Letters; and

(iii)    on behalf of Company, pay the applicable Persons identified in the Payment Instructions as receiving amounts at the Closing the respective amounts of Transaction Expenses due to such Persons as set forth in the Payment Instructions, by wire transfer of immediately available funds to the applicable accounts designated in the Payment Instructions.

(c)    Post-Closing. Following the Effective Time, Parent shall cause the Surviving Company to pay to each Employee to whom an amount of the Transaction Expenses is owed but not paid at the Closing, the amount set forth in the Payment Instructions delivered with respect to such Employee, in each case, via payroll, less applicable withholding Taxes, on or prior to the next regularly scheduled payroll date of Surviving Company following the Closing.

(d)    Holdback Shares. The Parties acknowledge and agree that as of the date of this Agreement, (x) the Company anticipates consummating the acquisition described in Section 2.8(d) of the Company Disclosure

Schedule (the “Acquisition”) and (y) in connection with such Acquisition, Parent shall hold back at the Closing 700,000 Parent Common Shares (the “Holdback Shares”), which Holdback Shares shall be held by Parent until released to the Company Equityholder or forfeited in accordance with the terms of this Section 2.8(d).

(i)    In the event that Company Equityholder or any of its Affiliates proposes to enter into any definitive agreements with respect to the Acquisition (or any amendment or waiver with respect thereto), (A) Company Equityholder shall give Parent reasonably advance written notice thereof, together with copies of all such definitive agreements (or amendments or waivers with respect thereto); and (B) the Parties acknowledge and agree that entry into such definitive agreements shall be subject to approval thereof by the Special Committee; provided, however, that the Special Committee’s determination of whether or not to approve the entry into such definitive agreements must be made no later than 11:59 p.m. Central time on the second Business Day after the date on which Company Equityholder provides the written notice contemplated by the foregoing clause (A). Nothing in this Section 2.8(d) shall obligate the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to approve of the Acquisition if such Acquisition is not on terms and conditions that are substantially similar in all material respects to the terms and conditions set forth in Section 2.8(d) of the Company Disclosure Schedule, or if the board of directors or other governing body (or any committee thereof, including the Special Committee) of Parent or any of its Affiliates (including the Surviving Corporation) determines that such Acquisition is not in the best interests of such party or its stockholders, or would reasonably be expected to be inconsistent with such directors’ or managers’ fiduciary duties. The Parties acknowledge and agree that after the date of this Agreement, with respect to Company’s pursuit of new acquisitions (other than the Acquisition), all such new acquisitions shall be subject to the terms and conditions of Section 6.2.

(ii)    The amount (if any) of Holdback Shares to be issued and delivered to the Company Equityholder in respect of Accretion (the “Released Shares”) shall be equal to the Holdback Release Formula, as finally determined in accordance with this Section 2.8(d). For all purposes of this Agreement, the calculation of Accretion and the components used in calculating Accretion, as well as the calculation of the Released Shares to be issued and delivered to the Company Equityholder calculated using the Holdback Release Formula, shall be based solely upon the Acquisition if consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing, on the terms and subject to the conditions set forth herein. No later than five (5) Business Days following the date that is ninety (90) days following the Closing, the Company Equityholder shall deliver a statement (an “Accretion Statement”) to Parent setting forth its good faith calculation of Accretion and the components used in calculating Accretion, in each case in reasonable detail, as well as its calculation of the amount of Released Shares to be issued and delivered to the Company Equityholder calculated using the Holdback Release Formula. Parent shall have forty-five (45) days following receipt of the Accretion Statement to review the Accretion Statement and to notify the Company Equityholder in writing of any dispute regarding any calculations set forth therein (an “Accretion Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Accretion Dispute Notice is delivered by Parent within such forty-five (45) day period or if Parent delivers a written acceptance of the calculations set forth in the Accretion Statement within such forty-five (45) day period, then the calculations set forth in the Accretion Statement shall become final and binding on the Parties.

(iii)    If, following the final determination of Accretion and Released Shares in accordance with this Section 2.8(d), there remain any Holdback Shares, then the amount of any such remaining Holdback Shares to be issued and delivered to the Company Equityholder shall be determined using the Earnout Formula and in accordance with this Section 2.8(d)(iii). No later than March 15, 2023, Parent shall deliver a statement (an “Earnout Statement”) to the Company Equityholder setting forth its good faith calculation of the amount of remaining Holdback Shares (the “Earnout Shares”) to be issued and delivered to the Company Equityholder using the Earnout Formula. The Earnout Statement shall also set forth in reasonable detail Parent’s calculation of the components of the Earnout Formula. The Company Equityholder shall have forty-five (45) days following receipt of the Earnout Statement to review the Earnout Statement and to notify Parent in writing of any dispute regarding the calculations set forth therein (an “Earnout Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Earnout Dispute Notice is delivered by the Company Equityholder within such forty-five (45) day period or if the Company Equityholder delivers a written acceptance of the calculations set forth in the Earnout Statement within such forty-five (45) day period, then the calculations set forth in the Earnout Statement shall become final and binding on the Parties.

(iv)    In connection with Parent’s review of the Accretion Statement, the Company Equityholder shall provide Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of the Company Equityholder, work papers, schedules, memoranda and other documents used or prepared by the Company Equityholder in connection with its preparation of the Accretion Statement, and other relevant items reasonably requested by Parent, and the Company Equityholder shall cooperate reasonably with Parent and its Representatives in connection therewith.

(v)    In connection with the Company Equityholder’s review of the Earnout Statement, Parent shall provide the Company Equityholder and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of Parent and the Surviving Corporation, work papers, schedules, memoranda and other documents used or prepared by Parent or the Surviving Corporation in connection with its preparation of the Earnout Statement, and other relevant items reasonably requested by the Company Equityholder, and Parent and the Surviving Corporation shall cooperate reasonably with the Company Equityholder and its Representatives in connection therewith.

(vi)    In the event that Parent delivers an Accretion Dispute Notice or the Company Equityholder delivers an Earnout Dispute Notice (each, a “Dispute Notice,” and together, the “Dispute Notices”) in accordance with this Section 2.8(d), Parent and the Company Equityholder shall cooperate in good faith to resolve each dispute set forth in any such Dispute Notice as promptly as practicable, and, upon any such resolution, any adjustments to the Accretion Statement and/or Earnout Statement, as applicable, shall be made as agreed upon by Parent and the Company Equityholder in writing. If Parent and the Company Equityholder are unable to resolve any dispute within thirty (30) days (or such longer period as Parent and the Company Equityholder shall mutually agree in writing) of the delivery of the relevant Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, acting as an expert and not an arbitrator, and such determination by the Independent Accounting Firm shall be final and binding on the Parties, except that (x) the Independent Accounting Firm may consider only those items and amounts (and related items and amounts) as to which Parent and the Company Equityholder have disagreed within the time periods and on the terms specified above and (y) the Independent Accounting Firm’s determination of the amount of Accretion, Released Shares and/or Earnout Shares, as applicable, may not be less than the lower, or more than the higher, of Parent’s and the Company Equityholder’s respective calculations of the applicable amount. Each of Parent and the Company Equityholder shall bear fifty percent (50%) of any expenses relating to the engagement of the Independent Accounting Firm. The Independent Accounting Firm shall be instructed to use reasonable best efforts to make its final determination within thirty (30) days of submission by the Parties of the dispute to it and, in any case, as promptly as practicable after such submission. Each of Parent and the Company Equityholder shall furnish the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm shall reasonably request.

(vii)

A.    Upon the final and binding determination of the amount of the Released Shares (whether pursuant to Section 2.8(d)(ii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Released Shares to the Company Equityholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

B.    Upon the final and binding determination of the amount of the Earnout Shares (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Earnout Shares to the Company Equityholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

C.    For the avoidance of doubt, in no event shall the aggregate of the Released Shares and Earnout Shares exceed the amount of Holdback Shares.

(viii)    From and after the Closing and until such time as the final determination of the Released Shares and the Earnout Shares, if any, that are to be issued and delivered to the Company Equityholder pursuant to this Section 2.8(d), Parent shall not, and shall cause each of its Affiliates, including the Surviving Corporation, to not, without the written consent of the Company Equityholder (such consent not to be unreasonably withheld, conditioned or delayed) (any of the following, the “Prohibited Actions”):

A.    take any action the sole intention and purpose of which is reducing the amount of Released Shares or Earnout Shares to be delivered to the Company Equityholder; or

B.    voluntarily liquidate, dissolve or wind-up the affairs of the Surviving Corporation;

provided, that any action or omission taken by or with the unanimous consent or approval of the Parent Board shall not be deemed to be a Prohibited Action, or taken into account for purposes of determining whether an action or omission constitutes a Prohibited Action.

(ix)    In the event that, following the Closing and prior to the end of the Earnout Period, (A) there occurs a sale or other disposition of all or substantially all of the assets of Parent, or a merger, consolidation, recapitalization or other transaction in which any Person and its Affiliates (other than the Company Equityholder, the Excluded Company Parties or any of their respective Affiliates), together with any Persons (other than the Company Equityholder, the Excluded Company Parties or any of their respective Affiliates) that “roll over” interests in Parent in connection with and as an integrated step of such transaction, becomes the beneficial owner, directly or indirectly, of one hundred percent (100%) of the combined voting power of all interests in Parent or any successor of Parent that beneficially owns the Company Group (this clause (A), a “Transaction Event”) or (B) (1) Parent makes a general assignment for the benefit of creditors, (2) Parent institutes any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (3) any proceeding shall be instituted by any third party against Parent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization, and an order for relief against Parent shall have been entered into by a court of competent jurisdiction in such proceeding that remains unstayed and in effect for 60 days, Parent shall issue and deliver to the Company Equityholder (and, in the case of a Transaction Event, such issuance and delivery shall take place immediately prior to the consummation of such Transaction Event) all of the remaining Holdback Shares, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof. Upon issuance and delivery of remaining Holdback Shares pursuant to this Section 2.8(d)(ix), the obligations of Parent under this Section 2.8(d) shall be deemed fully satisfied and be of no further force or effect.

(x)    Notwithstanding anything in this Agreement to the contrary, in the event of any change to the Parent Common Shares (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding following the Closing as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, issuer tender or exchange offer, or other similar transaction, the Holdback Shares shall be equitably adjusted, without duplication, to provide the Company Equityholder the same economic effect contemplated by this Agreement prior to such change.

(xi)    Until such time as the Holdback Shares are issued and delivered pursuant to this Section 2.8(d), the Company Equityholder shall have no rights as a record or beneficial owner of such Holdback

Shares, including as to any dividends, distributions and other earnings thereon or the right to vote such Holdback Shares.

(xii)    The Parties acknowledge and agree that all calculations with respect to the release of Holdback Shares, including Company EBITDA and Company EBITDA Delta, shall exclude the effects of any “reverse acquisition accounting” or similar accounting adjustments resulting from any Person other than Parent (including the Company) being the “accounting acquiror” of Parent for purposes of GAAP as a result of the consummation of the Transactions.

(xiii)    For purposes of this Section 2.8(d) only, the term “Special Committee” shall mean any committee of the Parent Board (as it may be constituted from time to time) comprised solely of independent directors who are independent of the Excluded Company Parties.

2.9    Reorganization Treatment. It is intended that for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is hereby adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Parent and Merger Sub as follows, it being understood that the representations and warranties contained in this ARTICLE III are subject to  the exceptions and disclosures set forth in the Company Disclosure Schedule:

3.1     Organization. Each of the Company Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Company Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such Permits does not constitute Company Material Adverse Effect. Each of the Company Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Company Material Adverse Effect. Company has made available to Parent true and complete copies of the Governing Documents of each member of the Company Group.

3.2 Authority and Enforceability. Company has full corporate power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to the Company Equityholder’s adoption of this Agreement, to consummate the transactions contemplated hereby and thereby. TestEquity Holdings, as the sole equityholder and managing member of Company, has approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. Other than any approvals necessary in connection with the consummation of the Reorganization, no other corporate proceedings on the part of Company are necessary to authorize, adopt or approve, as applicable, this Agreement or Company’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DLLCA). Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Company’s Related Agreements upon execution and delivery by Company (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of

Company, enforceable against Company in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

3.3    Capitalization.

(a) Section 3.3(a) of the Company Disclosure Schedule sets forth a correct and complete description of the following: (i) all of the authorized, issued and outstanding equity interests in each of the Company Group; and (ii) the record and beneficial owners of each of the outstanding equity interests in each of the Company Group. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, there are no other outstanding equity interests of any of the Company Group.

(b)    All of the issued and outstanding equity interests in each of the Company Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person or applicable Law) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Company owns, directly or indirectly, all of the outstanding equity interests in the Company Group free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    There are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Company Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Company Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)    None of the Company Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Company Group on any matter.

(e)    There are no voting trusts or other agreements or understandings to which any of the Company Group is a party with respect to the voting or registration of the equity interests of any of the Company Group.

(f)    Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, none of the Company Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Company owns any equity interests of Company.

3.4 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Company’s Related Agreements by Company do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Company’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Company Group under, or result in any loss, suspension, limitation or impairment of any right of Company Group to own or use any assets for the conduct of their respective businesses under, any provision of (a) the Governing Documents of each member of the Company Group or (b) (i) any Company Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Company Group or any of Company Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Company Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Company Group in connection with the execution and delivery by Company of this Agreement and its Related Agreements or the consummation by Company of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Company Material Adverse Effect and would not reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

3.5    Company Financial Statements; Undisclosed Liabilities.

(a) Set forth on Section 3.5(a) of the Company Disclosure Schedule are correct and complete copies of: (i) the unaudited consolidated balance sheet of the Company Group as of September 30, 2021 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2021 and ending September 30, 2021, (ii) the audited consolidated balance sheet of the Company Group as of December 31, 2020 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2020 and ending December 31, 2020, and (iii) the audited consolidated balance sheet of the Company Group as of December 31, 2019 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2019 and ending December 31, 2019 (the financial statements described in the foregoing clauses (ii) and (iii), collectively, the “Audited Financial Statements”, and together with the financial statements described in clause (i), collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto). The Company Financial Statements are based on the books and records of the Company Group, and fairly present in all material respects the financial condition of the Company Group as of the respective dates thereof and the results of the operations of the Company Group for the periods indicated, all in accordance with GAAP.

(b)    There are no material Liabilities of any nature with respect to the Company Group as of the date hereof that would be required under GAAP to be reflected on the Company Latest Balance Sheet, except for (i) Liabilities reflected on or reserved against in the Company Financial Statements; (ii) Liabilities that have been incurred in the ordinary course of business consistent with past practice subsequent to the date of the Company Latest Balance Sheet; (iii) Transaction Expenses; and (iv) Liabilities as set forth on Section 3.5(a) of the Company Disclosure Schedule; provided, however, that no Liability identified in the foregoing clauses (i) through (iv) constitutes a Liability arising from any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Law. This Section 3.5(b) shall not be deemed breached as a result of changes in GAAP or in Law after the date hereof.

(c)    All accounts and notes receivable of the Company Group have arisen from bona fide transactions in the ordinary course of business.

(d)    The Company Group maintains a system of accounting established and administered in accordance with GAAP. The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) all assets, liabilities and transactions are accurately and fairly recorded in all material respects as necessary to permit preparation of audited financial statements and to maintain accountability for the assets and (ii) transactions are executed and access to records is permitted only in accordance with management’s authorization, in each case with respect to such matters as would have a material effect on the financial statements of the Company Group.

(e)    Section 3.5(e) of the Company Disclosure Schedule sets forth the outstanding Indebtedness of the Company Group, together with the outstanding amount thereof, as of the date of this Agreement.

3.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Company Latest Balance Sheet through the date hereof, (a) the Company Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Company Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing without the consent of Parent, would constitute a breach of Section 6.2 and (c) there has not been any Event which has had a Company Material Adverse Effect.

3.7 Compliance With Laws; Permits.

(a)    Except as set forth on Section 3.7(a) of the Company Disclosure Schedule, the Company Group is and, since January 1, 2018 has been, in compliance with all Laws to which the Company Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Company Material Adverse Effect.

(b)    Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, (i) the Company Group has all Permits that are necessary to permit the Company Group to carry on their businesses as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii) all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Company Material Adverse Effect. Since January 1, 2018, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Company Material Adverse Effect.

3.8    Litigation. Except as set forth on Section 3.8 of the Company Disclosure Schedule, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened, against the Company Group or affecting any of its properties or assets (or, to the Knowledge of Company, against any of the officers, managers or directors of the Company Group as to which the Company Group has any indemnification obligations) and (b) none of the Company Group is, or since January 1, 2018 has been, a party or subject to any Governmental Order.

3.9 Insurance.

(a)    Section 3.9(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date hereof of all policies and programs of or agreements for insurance and interests in insurance pools and programs (in each case including insurance from Affiliates) maintained by or for the benefit of the Company Group that are used for, held for use in, or otherwise related to the respective businesses of the Company Group (other than any Insurance Policy maintained in connection with a Benefit Plan) (each, an “Insurance Policy”).

(b)    Each of the Insurance Policies are valid, outstanding, enforceable and in full force and effect as of the date hereof. All premiums due and payable under such policies have been paid during the twelve (12)-month period prior to the date of this Agreement, and there are no material defaults under any Insurance Policies by any of the Company Group. Since January 1, 2018, none of the Company Group has received any notice of cancellation relating to any Insurance Policies, and there are no claims pending under any Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than pursuant to a customary reservation of rights notice). Each of the Company Group is and has been in compliance in all material respects with each of the Insurance Policies, and, none of the Company Group is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company Group.

3.10    Real Property; Personal Property.

(a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) all Contracts (each, a “Real Property Lease”) pursuant to which any of the Company Group leases real property as tenant, lessee or sublessee (as applicable) (the “Leased Real Property”), and (ii) all material real property which is leased by any of the Company Group, as lessor, to third parties, or any Leased Real Property which is subleased by any of the Company Group, as sublessor, to third parties, in each case, as of the date of this Agreement. Each Real Property Lease (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions. None of the Company Group or, to the Knowledge of Company, any other party to each Real Property Lease is in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under any Real Property Lease, except as does not constitute Company Material Adverse Effect.

(b)    Section 3.10(b) of the Company Disclosure Schedule contains a true and complete list of all real property owned by any of the Company Group (the “Owned Real Property”). Except as set forth in Section 3.10(b) of the Company Disclosure Schedule and as does not constitute Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has good and marketable fee title to all of the Owned Real Property of such Person, free and clear of any Lien other than Permitted Liens.

(c)    To the Knowledge of Company, the use and operation of the Leased Real Property in the conduct of the businesses of the Company Group do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

(d)    Section 3.10(d) of the Company Disclosure Schedule sets forth a list of all leases of tangible assets and other personal property of the Company Group involving annual payments in excess of $50,000.

3.11    Environmental Matters. Except as set forth on Section 3.11 of the Company Disclosure Schedule and for matters that would not be material to the Company Group:

(a) each of the Company Group is and since January 1, 2018 has been in material compliance with applicable Environmental Laws;

(b)    each of the Company Group holds, and since January 1, 2018 has held, all Permits under Environmental Laws required for each of their operations; and since January 1, 2018 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Company Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened in writing against any of Company Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Company Group, or, to the Knowledge of Company, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Company Group) that would reasonably be expected to result in Liability being imposed upon any of the Company Group under applicable Environmental Laws;

(f)    none of the Company Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Company, none of the Company Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Company Group or service of the Company Group in a manner that would reasonably be expected to result in Liability being imposed upon the Company Group under applicable Environmental Laws;

(h)    none of the Company Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Company, there is no existing Event that would reasonably be expected to result in the Company Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Company has made available to Parent copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Company Group, the Owned Real Property, or the Leased Real Property.

3.12    Tax Matters. Except as set forth on Section 3.12 of the Company Disclosure Schedule:

(a) all material Tax Returns required to be filed by or with respect to the Company Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Company Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Company Group is currently the subject of an audit or other proceeding relating to any material Tax Return or the payment of or failure to pay material Taxes, and none of the Company Group has received written notice from any Governmental Authority that such an audit or other proceeding will be initiated in the future;

(d)    none of the Company Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, agreed to an extension of time for filing any Tax Return other than an extension of time filed in the ordinary course of business, or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(e)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company Group does not file Tax Returns that the Company Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Company Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(f)    none of the Company Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law) other than one in which the Company is the common parent, (ii) has had any Liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Company Group;

(g)    none of the Company Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter”

within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(h)    none of the Company Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Company Group;

(i)    the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(j)    the Company Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(k)    none of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date;

(l)    each of the Company Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(m)    none of the Company Group has taken any action and none of them know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 3.12, in Section 3.14(f) and Section 3.15(e). constitute the sole and exclusive representations and warranties of the Company with respect to the Taxes of the Company Group. Nothing in this Section 3.12 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

3.13    Material Contracts.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Company Group is a party or by which any of the Company Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Company Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Company Group to conduct any line of business, operate any aspect of the business of the Company Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the

Company Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Company Group to purchase requirements or minimum amounts, excluding (i) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (ii) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Company Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Company Significant Supplier or a Company Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Company Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Company Group;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any Indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Company Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a Benefit Plan), for the employment of any employee or natural person independent contractor of the Company Group providing services to any of the Company Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Company Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a Benefit Plan, that obligates any of the Company Group to pay, or that entitles any of the Company Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Company Group;

(x)    any Contract under which the Company Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any Related Party Agreement;

(xii)    any Real Property Lease;

(xiii)    any collective bargaining agreement or other Contract with a labor union;

(xiv)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Company Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xv)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Company Group has continuing obligations;

(xvi)    any Contract the primary purpose of which is to bind any of the Company Group to indemnify or assume liabilities of any other Person (including any D&O Indemnitee), with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xvii)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Company Group;

(xviii)    any Contract pursuant to which any of the Company Group has agreed to loan any Person any amount or otherwise make any investment in any other Person;

(xix)    any Contract with any Governmental Authority; and

(xx)    any Contract pursuant to which any of the Company Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, (i) since January 1, 2021, none of the Company Group has received or been in possession of any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Company Group under any Company Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Company Group as a whole, (ii) each Company Material Contract is a legal, valid and binding obligation of the Company Group, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions), (iii) no material breach in or material default under any Company Material Contract by any of the Company Group exists (with or without the lapse of time or the giving of notice, or both), and (iv) to the Knowledge of Company, (A) no other party to any Company Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Company Material Contract; and (B) no event or circumstance has occurred that (with or without the lapse of time or the giving of notice, or both) would reasonably be expected to constitute a default or breach under any Company Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any material benefit thereunder. Company has made available to Parent true, correct and complete copies of each of the Company Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Company’s possession.

3.14    Labor Matters. Except as set forth on Section 3.14 of the Company Disclosure Schedule, as of the date hereof:

(a) none of the Company Group is a party to any collective bargaining agreement or other Contract with a labor union or labor organization, and no Employee is represented by any labor organization with respect to such Employee’s employment with the Company Group;

(b)    there is no strike or work stoppage involving any of the Company Group pending or, to the Knowledge of Company, formally threatened in writing;

(c)    no Action brought by or on behalf of any Employee, former employee, labor organization or other Representative of the Employees of any of the Company Group is pending or, to the Knowledge of Company, formally threatened in writing against any of the Company Group (other than ordinary workers’ compensation claims);

(d)    there is no ongoing or threatened Action or (to the Knowledge of the Company) investigation against any of the Company Group with respect to any employment matter;

(e)    to the Knowledge of Company, no union organization campaign is in progress with respect to any Employee or group of Employees;

(f)    each of the Company Group has been and is in compliance in all material respects with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of such Person under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding;

(g)    all independent contractors and consultants providing personal services to the Company Group have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all Employees have been properly classified under the Fair Labor Standards Act and similar state Laws;

(h)    none of the Company Group has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor;

(i)    a Form I-9 has been completed and retained with respect to each Employee and, where required by Law, former employees of the Company Group, (ii) none of the Company Group has been the subject of any Action assessment or judgement nor, to the Knowledge of Company, has any of the Company Group been the subject of an investigation, inquiry or other any Action assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding;

(j)    there is not currently pending, and to the Knowledge of Company, in the last three (3) years, there have not been any allegations of sexual harassment or other sexual misconduct made against any officer or executive of the Company Group, and in the past three (3) years, none of the Company Group has entered into a settlement agreement to resolve any allegations of sexual harassment or other sexual misconduct by any of its officers or executives, and to the Knowledge of Company, there are no circumstances or conduct by any officer or executive of the Company Group that would lead to material Liability related to allegations of sexual harassment or other sexual misconduct;

(k)    attached as Section 3.14(k) of the Company Disclosure Schedule is a true, correct and complete list of each Employee of, and separately, a list of each natural person independent contractor or leased employee providing services in excess of $100,000 per calendar year to, the Company Group and in the case of each such Employee and contractor or leased employee, setting forth the following information, if applicable, as of the date hereof: (i) title or position; (ii) date of hire or commencement of service; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether covered by the terms of a collective bargaining or similar agreement or an employment or consulting agreement; (vi) whether absent from active employment or service and if so, the date such absence commenced, and the anticipated date of return to active employment or active service; (vii) annual salary or annual consulting payments, as the case may be, and, if applicable, target bonus and other incentive compensation, such salary and other compensation data to include current information and such information for the prior twelve (12)-month period; (viii) the Company Group provided vehicles or vehicle allowances; and (ix) to the extent applicable, accrued unused vacation, sick days and other paid days off; and

(l)    there has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to any of the Company Group within the six (6) months prior to the date hereof.

3.15    Employee Benefits.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth each material (i) “employee benefit plan” (as defined in section 3(3) of ERISA) other than a “multiemployer plan” (as defined in section 3(37) of ERISA), and (ii) retirement or deferred compensation plan, incentive compensation plan, commission plan or arrangement, equity or equity-based plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or former employee, director, consultant, leased employee or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA), in each case under or with respect to which is maintained, sponsored or contributed to by any of the Company Group or to which any of the Company Group has any obligation to contribute, or with respect to which a Company Group member has any Liability (each, a “Benefit Plan”).

(b)    With respect to each Benefit Plan, Company has provided to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) each Benefit Plan, any amendment and any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter, if applicable; (iii) any summary plan description, summaries of material modification, employee handbook and other written communications (or a description of any oral communications) by Company or any Affiliate of Company concerning the extent of the benefits provided under an Benefit Plan; (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules thereto, (B) audited financial statements, and (C) actuarial valuation reports; (v) all collective bargaining agreements; (vi) insurance contracts; (vii) the most recent nondiscrimination and other tests performed under the Code, to the extent applicable; and (viii) any other documents reasonably requested by Parent.

(c)    Except as would not reasonably be expected to result in material Liability to the Company Group, each Benefit Plan has been, in all material respects, established and administered in accordance with its terms and in compliance with applicable Law, and to the Knowledge of Company, no Event has occurred which will or could cause any Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance (other than with respect to matters that have been resolved). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received an IRS determination letter or is the subject of an IRS opinion or advisory letter and, to the Knowledge of Company, nothing has occurred that would reasonably be expected to result in any such Benefit Plan not being so qualified, and, to the Knowledge of Company, no event has occurred which will or could give rise to disqualification of any such Benefit Plan. All Benefit Plans which are subject to section 409A of the Code comply with section 409A in form and have been administered in accordance with their terms and section 409A of the Code.

(d)    Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, no Benefit Plan is subject to Title IV of ERISA, and none of the Company Group or any of their ERISA Affiliates contributes to, has contributed to, or has any Liability or contingent Liability with respect to a multiemployer plan (as defined in 400l(a)(3) of ERISA).

(e)    None of the assets of any Benefit Plan are invested in employer securities or employer real property. No Event has occurred with respect to any Benefit Plan, that could reasonably be expected to subject Parent, any member of the Company Group or any Benefit Plan to material penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code.

(f)    Except as set forth on Section 3.15(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated by this Agreement will (i) result in any compensation becoming due to any Employee, (ii) increase any payments or benefits payable to any Employee under any Benefit Plan or (iii) result in the acceleration of the time of payment, funding or vesting of any payments or benefits to any Employee under any Benefit Plan.

(g)    There are no pending Actions or (to the Knowledge of the Company) investigations, nor have there been any in the last two (2) years, that have been asserted or instituted with respect to any Benefit Plan other than routine claims for benefits, no such Actions or investigations have been threatened in writing.

(h)    None of the payments contemplated by the Benefit Plans in connection with the transactions contemplated by this Agreement or for a termination of employment of any Employee would, in the aggregate, constitute “excess parachute payments” (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

(i)    Except as set forth on Section 3.15(i) of the Company Disclosure Schedule, no Employee is entitled to any post-retirement medical or life insurance benefits from any of the Company Group, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and section 4980B of the Code or other applicable Law.

(j)    Each Benefit Plan maintained under the Law or applicable custom or rule of a jurisdiction outside of the United States is listed on Section 3.15(j) of the Company Disclosure Schedule (each, a “Foreign Plan”). With respect to each Foreign Plan, (i) such Foreign Plan is, and has been operated, in material compliance with its terms and the provisions of the Laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan, (ii) all material contributions to, and material payments from, such Foreign Plan which have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Laws of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, (iii) each of the Company Group has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan required determinations, if any, that such Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) there are no pending investigations by any Governmental Authority involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, and (v) the consummation of the transactions contemplated by this Agreement will not by themselves create or otherwise result in any Liability with respect to such Foreign Plan.

3.16    Intellectual Property.

(a) Section 3.16(a)(i) of the Company Disclosure Schedule sets forth a list of all Company Intellectual Property of any of the Company Group that has been issued by, or registered with or by, the U.S. Patent and Trademark Office, the U.S. Copyright Office, a U.S. state office, any similar Governmental Authority anywhere in the world or a domain name registrar, and any applications therefor, including, for each item listed, the record owner, jurisdiction and issuance, registration or application number and date, as applicable, of such item. All issued items and registrations set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are in force and to the Knowledge of the Company valid and enforceable, and all applications set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are pending and in good standing. Section 3.16(a)(ii) of the Company Disclosure Schedule sets forth material Software that is Company Intellectual Property. The Company Group exclusively owns (beneficially and of record where applicable) all right, title and interest in and to all Company Intellectual Property, including that listed on Section 3.16(a) of the Company Disclosure Schedule, free and clear of any Liens other than Permitted Liens. The Company Intellectual Property is not subject to or bound by any outstanding Action, Governmental Order or Contract restricting the use, licensing or other exploitation of the same or that otherwise could adversely affect the use, licensing or other exploitation of the same or rights thereto. No third party has been granted any rights to any Company Intellectual Property except pursuant to (i) a Company Material Contract listed on Schedule 3.13(a), (ii) an Incidental License, or (iii) a non-exclusive license to a customer granted in the ordinary course of business and consistent with past practices.

(b)    The Company Group owns or has a valid right by way of license agreement or other permission to use in the manner currently used, all material Intellectual Property used or held for use in or necessary for the conduct of the business of the Company Group as currently conducted. Each material item of Intellectual Property used or held for use in the business of the Company Group will be owned or licensed and available for use by the Company Group on materially similar terms following the consummation of the Transactions as such items were owned by, licensed to and available for use by the Company Group prior to the consummation of the Transactions.

(c)    To the Knowledge of Company, none of the Company Group has infringed upon, misappropriated, or otherwise violated the Intellectual Property of any third party during the past five (5) years. Except as set forth on Section 3.16(c) of the Company Disclosure Schedule, during the past three (3) years, none of the Company Group has received any written (or to the Knowledge of Company, oral) notice from any Person, and the Company Group is not currently in possession of any outstanding written (or to the Knowledge of Company, oral) notice from any Person, and there is no Action or (to the Knowledge of the Company) investigation pending, (i) alleging that any of the Company Group infringes, misappropriates or violates any Intellectual Property of any Person or (ii) challenging the ownership by the Company Group of or the registerability, validity or enforceability of any Company Intellectual Property.

(d)    To the Knowledge of Company, no other Person has infringed any Company Intellectual Property during the past three (3) years. During such period, the Company Group has not made any claims to any other Person alleging that such Person has infringed, misappropriated or violated any Company Intellectual Property.

(e)    Each of the Company Group has used commercially reasonable efforts to protect and maintain the confidentiality of all Trade Secrets included in the Company Intellectual Property. No material Trade Secret included in the Company Intellectual Property has been disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the proprietary interests in and to such Trade Secret, and to the Knowledge of Company, there has been no breach of such an agreement. The Company Group has secured from all former and current officers, employees, consultants and contractors, and any other Person who materially contributed to the creation or development of any Intellectual Property for the Company Group valid written agreements (i) assigning to the Company Group their entire right, title and interest in and to such Intellectual Property, to the extent such contributions are not already owned by the Company Group by operation of Law, and (ii) restricting the disclosure and use by such Persons of Trade Secrets included in the Company Intellectual Property.

(f)    Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, none of the Company Group has licensed or provided to any Person, or allowed any Person to access or use, any source code for any material Software owned by any of the Company Group, other than employees, contractors and consultants of the Company Group that have confidentiality obligations to the Company Group with respect to such source code. No source code for any material Software owned by any of the Company Group is in escrow. The Company Group has taken commercially reasonable steps to ensure that all Software used by the Company Group is free of any disabling codes or instructions, and any virus or other intentionally created, undocumented contaminant, that may, or may be used to, access, modify, delete, damage or disable any internal computer systems of the Company Group, and to the Knowledge of Company, such Software is free of any such codes, instructions, viruses and contaminants.

(g)    Except as set forth on Section 3.16(g) of the Company Disclosure Schedule, to the Knowledge of Company, no Software owned by any of the Company Group uses, incorporates, links to, has been combined or distributed with, is derived from or has embedded in it any Open Source Software in a manner that imposes an obligation on the Company Group to license any such Company Group Software on any particular terms, disclose the source code for any such Company Group Software to any third party, or license any patents. The Company Group is in compliance with each applicable license of Open Source Software.

3.17 Brokers and Finders. Other than Piper Sandler & Co, none of the Company Group nor any of its Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate any of the

Company Group to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

3.18    Bank Accounts; Powers of Attorney. Section 3.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names of all banks in which the Company Group has depository bank accounts, safe deposit boxes or trusts, the account numbers of such accounts and the names of Persons authorized to draw thereon or otherwise have access thereto. Except as set forth on Section 3.18 of the Company Disclosure Schedule, no Person holds a power of attorney to act on behalf of any of the Company Group.

3.19 Data Privacy and Information Technology.

(a)    Complete and correct copies of the privacy and data security policies of the Company Group currently in effect have been made available to Parent. The Company Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the past four (4) years, the Company Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Company Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Company Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Company Group.

(b)    Company or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Company Group is prohibited by any applicable Law or their own privacy and data security policies from providing Parent with or transferring to Parent at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Company Group.

(c)    The Company Group has taken commercially reasonable steps to prevent the violation by the Company Group of any Person’s rights with respect to Personal Information.

(d)    The Company Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Company Group in all material respects in the manner currently conducted. In the past two (2) years, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Company Group. The Company Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Company Group and has commercially reasonable disaster recovery plans, procedures and facilities for the Company Group and has taken commercially reasonable steps to implement such plans and procedures. The Company Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Company, the Company Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Company Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Company Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of the Company Group. In the past four (4) years, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Company Group or, to the Knowledge of

Company, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Company Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of the Company) investigation against the Company Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Company, no such claim or Action is anticipated.

3.20    Sanctions; Export Control; Anti-Corruption; Anti-Money Laundering.

(a) The Company Group and their respective Affiliates and Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group) are and have been in compliance in the last five (5) years with (i) all applicable Export Control Laws and Sanctions Laws, including obtaining any licenses, registrations, or other authorizations necessary for compliance with the Export Control Laws and Sanctions Laws, and (ii) all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)    None of the Company Group or any of their respective Affiliates or Representatives: (i) is or has been a Sanctioned Person, or (ii) is or has been in the last five (5) years directly or indirectly operating in, conducting business with, or otherwise engaging in any dealings with any Sanctioned Person or in any Sanctioned Jurisdiction, to the extent such activities violate applicable Sanctions Laws and Export Control Laws.

(c)    None of the Company Group or any of their respective Affiliates or Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group), is or has been the subject of any Action or (to the Knowledge of the Company) investigation involving any Sanctions Laws, Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws.

(d)    The Company Group maintains an effective export compliance program, which includes adequate controls over physical, visual, and electronic access to export controlled information and technology to ensure that access by foreign Persons, wherever located, is restricted as required by applicable Export Control Laws.

(e)    None of the Company Group or any of their respective Affiliates or Representatives, has (i) made an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any Person, including any “foreign person” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977), to obtain or retain business, to direct business to any of the Company Group or to any other Person or to secure any improper advantage, in each case in violation of any applicable Anti-Corruption Law or (ii) acted in any other manner that would constitute or give rise to a violation of any applicable Anti-Corruption Law. The Company Group has instituted, maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

3.21    Customers and Suppliers.

(a) Section 3.21(a) of the Company Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Company Group for each of the fiscal year ended on December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest customers of the Company Group measured by revenue received (each a “Company Significant Customer”). Since January 1, 2021, except as set forth in Section 3.21(a) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Customer, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of purchases from the Company Group.

(b)    Section 3.21(b) of the Company Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Company Group for each of the fiscal year ended December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest suppliers to the Company Group (each a “Company Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 3.21(b) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Supplier, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of sales to the Company Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Company Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Company Group have received any written or, to the Knowledge of Company oral, notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

3.22    Related Party Transactions.

(a)    Section 3.22 of the Company Disclosure Schedule sets forth a list of all intercompany accounts of the Company Group.

(b)    Other than the Related Party Agreements identified in subsection (xi) of Section 3.13(a) of the Company Disclosure Schedule, none of the Company Equityholder or its Affiliates (other than the Company Group): (i) is a supplier or customer of the Company Group or (ii) has any cause of action or other claim against the Company Group.

3.23    Title to Assets. The Company Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the Company Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

3.24 Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY EQUITYHOLDER

The Company Equityholder hereby represents and warrants to Parent and Merger Sub as follows:

4.1    Due Incorporation. The Company Equityholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2 Due Authorization. The Company Equityholder has full limited liability company power and authority to enter into, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Equityholder of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Company Equityholder. The Company Equityholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and the Company Equityholder’s Related Agreements upon execution and delivery by the Company Equityholder (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of the Company Equityholder, enforceable against the Company Equityholder in accordance with its terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

4.3 Ownership of Company. As of the date hereof, TestEquity Holdings owns one hundred percent (100%) of the issued and outstanding Company Membership Interests and the Company Equityholder owns 100% of the issued and outstanding equity securities of TestEquity Holdings, free and clear of all Liens other than Liens imposed by federal and state securities Laws. Following the consummation of the Reorganization, the Company Equityholder shall own one hundred percent (100%) of the issued and outstanding Company Membership Interests, free and clear of all Liens other than Liens imposed by federal and state securities Laws

4.4    Non-Contravention; Consents and Approvals. The execution and delivery of this Agreement and the Company Equityholder’s Related Agreements by the Company Equityholder do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and the Company Equityholder’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Equityholder under, or result in any loss, suspension, limitation or impairment of any right of the Company Equityholder to own or use any assets for the conduct of their its businesses under, any provision of (a) the Governing Documents of the Company Equityholder or (b) (i) any material Contract of the Company Equityholder or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to the Company Equityholder or any of the Company Equityholder’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company Equityholder in connection with the execution and delivery by the Company Equityholder of this Agreement and its Related Agreements or the consummation by the Company Equityholder of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.5 Litigation. As of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of the Company Equityholder) investigation pending or, to the Knowledge of the

Company Equityholder, threatened, against the Company Equityholder and (b) the Company Equityholder is not, and since January 1, 2018 has not been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay the Company Equityholder’s performance under this Agreement or the consummation of the transactions contemplated by, or the Company Equityholder’s ability to discharge its obligations under, this Agreement and its Related Agreements.

4.6    Compliance with Laws. The Company Equityholder is and, since January 1, 2018 has been, in compliance with all Laws to which the Company Equityholder or any of their properties or assets are subject, except for such violations of Law which have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.7 Acquisition for Investment. The Company Equityholder is aware that the Parent Common Shares being acquired by the Company Equityholder pursuant to the transactions contemplated by this Agreement have not been registered under the Securities Act or under any state securities laws. The Company Equityholder qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and the Company Equityholder is purchasing the Parent Common Shares solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Parent Common Shares. The Company Equityholder and its Affiliates will not sell or otherwise dispose of the Parent Common Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

4.8    Brokers and Finders. Other than Piper Sandler & Co., the Company Equityholder has not, directly or indirectly, entered into any agreement with any Person that would obligate the Company Equityholder to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

4.9 Proxy Statement. None of the information supplied or to be supplied by the Company Equityholder for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to Company and the Company Equityholder as follows, it being understood that the representations and warranties contained in this ARTICLE V are subject to (x) the exceptions and qualifications set forth in the Parent Disclosure Schedule; and (y) any information set forth in any filed or furnished and publicly available registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC by Parent since January 1, 2018 (but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive or forward-looking and not a statement of historical or current fact):

5.1    Due Incorporation; No Prior Activities. Each of the Parent Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Parent Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted. Each of the Parent Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Parent Material Adverse Effect. All of the issued and outstanding limited liability company interests of Merger Sub are owned directly by Parent free and clear of Liens other than transfer restrictions imposed by federal and state securities Laws. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.2 Due Authorization. Each of Parent and Merger Sub has full corporate or limited liability company power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to receipt of the Parent Stockholder Approvals and to the adoption of this Agreement by Parent as the sole equityholder of Merger Sub, to consummate the transactions contemplated hereby and thereby. The Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances). The Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (i) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (ii) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (iii) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose (the “Stockholders Meeting”) and (iv) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) at the Stockholders Meeting (the foregoing clause (c) and this clause (iv), collectively, the “Parent Recommendation”). Parent, as the sole equityholder of Merger Sub, and the board of managers of Merger Sub, have approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. Except for (x) (1) the approval of the Share Issuances by the affirmative vote of the holders of a majority of the total votes of Parent Common Shares cast on such matter in person or by proxy at the Stockholders Meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (the “Parent Nasdaq Stockholder Approval”), (2) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent General Stockholder Approval”) and (3) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the Stockholders Meeting (or any adjournment thereof), where a majority of the outstanding Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent Unaffiliated Stockholder Approval” and, together with the Parent Nasdaq Stockholder Approval and the Parent General Stockholder Approval, the “Parent Stockholder Approvals”), and (y) the adoption of this Agreement by Parent as the sole equityholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or Parent’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DLLCA). Each of Parent and Merger Sub has duly and validly executed and delivered this

Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Parent’s Related Agreements upon execution and delivery by Parent (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

5.3    Capitalization.

(a) The authorized capital stock of Parent consists of 35,000,000 shares of common stock, par value $1.00 per share (each, a “Parent Common Share”), and 500,000 shares of preferred stock, par value $1.00 per share, (each, a “Parent Preferred Share” and, together with the Parent Common Shares, the “Parent Capital Shares”). At the close of business on December 26, 2021, (i) 9,078,347 Parent Common Shares were issued and outstanding, (ii) no Parent Preferred Shares were issued and outstanding, (iii) 80,000 Parent Common Shares were issuable upon the exercise of outstanding options to purchase Parent Common Shares (“Parent Stock Options”) granted under the Parent Stock Plan (whether or not presently exercisable), (iv) 101,878 Parent Common Shares were issuable upon settlement of outstanding equity awards (the “Parent Awards”) granted under the Parent Stock Plan, assuming target performance under performance-based Parent Awards, other than the Parent Stock Options, and (v) 213,632 Parent Common Shares were reserved for issuance pursuant to the Parent Stock Plan, based on target performance under performance-based Parent Awards. As of the close of business on December 26, 2021, 576,637 stock performance rights (the “Stock Performance Rights”) have been issued pursuant to the Amended Stock Performance Plan. Except as set forth in this Section 5.3(a), as of December 26, 2021, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding, and Parent had no other contractual payment obligation tied to the value of the Parent Common Shares. From December 26, 2021 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Common Shares upon the exercise of Parent Stock Options or upon the settlement of Parent Awards, in each case, outstanding as of December 26, 2021 and in accordance with their terms in effect at such time.

(b)    All of the issued and outstanding equity interests in each of the Parent Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Parent owns, directly or indirectly, all of the outstanding equity interests in Parent’s Subsidiaries free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    The Parent Common Shares constituting the Merger Consideration will be, when issued, duly authorized and validly issued in accordance with the Governing Documents of the Company and will be fully paid and nonassessable and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

(d)    Except as set forth in Section 5.3(a), as of the date of this Agreement there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Parent Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Parent Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(e)    None of the Parent Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Parent Group on any matter.

(f)    There are no voting trusts or other agreements or understandings to which any of the Parent Group is a party with respect to the voting or registration of the equity interests of any of the Parent Group.

(g)    Except with respect to the ownership of any direct or indirect Subsidiary of Parent, none of the Parent Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Parent owns any equity interests of Parent.

5.4 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Parent’s Related Agreements by Parent and Merger Sub do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Parent’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent Group under, or result in any loss, suspension, limitation or impairment of any right of Parent Group to own or use any assets for the conduct of its business under, any provision of (a) the Governing Documents of each member of the Parent Group or (b) (i) any Parent Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Parent Group or any of Parent Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Parent Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent Group in connection with the execution and delivery by Parent and Merger Sub of this Agreement and Parent’s Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department, and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Parent Material Adverse Effect and would not and would not reasonably be expected to prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement and their respective Related Agreements.

5.5    SEC Documents; Parent Financial Statements; Undisclosed Liabilities.

(a) Parent Group has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2020 (the “Parent SEC Documents”). As of their respective dates (or, if amended, as of the date of such amendment), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents when filed (or, if amended, as of the date of such amendment) and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents, and, to the Knowledge of Parent, none of the Parent SEC Documents is the subject of any outstanding SEC comment or outstanding SEC investigation.

(b)    The consolidated financial statements (including all related notes and schedules) of Parent Group included in the Parent SEC Documents (the “Parent Financial Statements”) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable Law) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent Group as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).

(c)    As of the date hereof, Parent does not have any material liabilities, debts, claims and obligations of a type that are required by GAAP to be reflected or reserved against in a consolidated balance sheet of Parent, except in each case (i) as reserved against in the Parent SEC Documents or disclosed in the notes thereto; (ii) for liabilities incurred in the ordinary course of business since the Parent Latest Balance Sheet; and (iii) liabilities and obligations for fees and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

(d)    Each of the principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Documents, and prior to the date of this Agreement, neither Parent nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 5.5(c), “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. None of the Parent Group has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e)    Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(f)    The internal controls over financial reporting of the Parent Group provide reasonable assurance regarding the reliability of the financial reporting of the Parent Group and the preparation of the Parent Financial Statements for external purposes in accordance with GAAP.

(g)    Parent has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of the board of directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Parent Group. Parent has made available to Company all such disclosures made by management to Parent’s auditors and audit committee of its board of directors.

(h)    Each of the Parent Group is in compliance, in all material respects, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

(i)    The Parent Common Shares are registered under Section 12(b) of the Exchange Act and (other than those Parent Common Shares included in the Merger Consideration) are listed on the Nasdaq, and Parent has not received any notice of delisting. Other than Parent Common Shares, none of the Parent Group has any securities of any kind registered under the Exchange Act. None of the Parent Group has taken any action designed to, or which to the Knowledge of Parent is likely to have the effect of, terminating the registration of the Parent Common Shares under the Exchange Act. Parent is in compliance, in all material respects, with the applicable criteria for continued listing, maintenance and any other applicable rules and regulations of the Nasdaq applicable to the Parent Common Shares, including all applicable corporate governance rules and regulations thereunder.

5.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Parent Latest Balance Sheet through the date hereof, (a) the Parent Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Parent Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing, would constitute a breach of Section 6.3 and (c) there has not been any Event which has had a Parent Material Adverse Effect.

5.7 Environmental Matters. Except as set forth on Section 5.7 of the Parent Disclosure Schedule and for matters that would not be material to the Parent Group:

(a)    each of the Parent Group is and since January 1, 2018 has been in material compliance with applicable Environmental Laws;

(b)    each of the Parent Group holds, and since January 1, 2018 has held, all Permits under Environmental Laws required for each of its operations; and since January 1, 2018 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Parent Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened in writing against any of Parent Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Parent Group, or, to the Knowledge of Parent, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Parent Group) that would reasonably be expected to result in Liability being imposed upon any of the Parent Group under applicable Environmental Laws;

(f)    none of the Parent Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Parent, none of the Parent Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Parent Group or service of the Parent Group in a manner that would reasonably be expected to result in Liability being imposed upon the Parent Group under applicable Environmental Laws;

(h)    none of the Parent Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Parent, there is no existing Event that would reasonably be expected to result in the Parent Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Parent has made available to Company copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Parent Group.

5.8    Taxes. Except as set forth in Section 5.8 of the Parent Disclosure Schedule:

(a) all material Tax Returns required to be filed by or with respect to the Parent Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Parent Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Parent Group has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect, other than an extension of any statute of limitations arising by operation of Law as a result of the filing of an extension of time to file any Tax Return with such extension of time filed in the ordinary course of business;

(d)    no audit or other proceeding by any Governmental Authority is pending with respect to any material Taxes due from or with respect to the Parent Group and none of the Parent Group has received written notice from any Governmental Authority that such an audit or examination will be initiated in the future. There are no Liens on any of the assets of any of the Parent Group that arose in connection with any failure (or alleged failure) to pay any Tax other than Permitted Liens;

(e)    none of the Parent Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, currently is the beneficiary of any extension of time within which to file any Tax Return other than an extension of time filed in the ordinary course of business or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(f)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Parent Group does not file Tax Returns that the Parent Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Parent Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(g)    none of the Parent Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law), (ii) has had any Liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Parent Group;

(h)    none of the Parent Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(i)    none of the Parent Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Parent Group;

(j)    the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(k)    the Parent Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(l)    none of the Parent Group will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date; and

(m)    each of the Parent Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(n)    each of the Parent Group has not taken any action and does not know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 5.8 constitute the sole and exclusive representations and warranties of Parent with respect to the Taxes of the Parent Group. Nothing in this Section 5.8 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

5.9    Material Contracts.

(a) Section 5.9(a) of the Parent Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Parent Group is a party or by which any of the Parent Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Parent Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Parent Group to conduct any line of business, operate any aspect of the business of the Parent Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the Parent Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Parent Group to purchase requirements or minimum amounts, excluding (A) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (B) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Parent Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Parent Significant Supplier or a Parent Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Parent Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Parent Group for consideration in excess of $50,000;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Parent Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a benefit plan of the Parent Group), for the employment of any employee or natural person independent contractor of the Parent Group providing services to any of the Parent Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Parent Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a benefit plan of the Parent Group, that obligates any of the Parent Group to pay, or that entitles any of the Parent Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Parent Group;

(x)    any Contract under which the Parent Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any collective bargaining agreement or other Contract with a labor union;

(xii)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Parent Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xiii)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Parent Group has continuing obligations;

(xiv)    any Contract the primary purpose of which is to bind any of the Parent Group to indemnify or assume liabilities of any other Person, with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xv)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Parent Group;

(xvi)    any Contract pursuant to which any of the Parent Group has agreed to loan any Person any amount or otherwise make any investment in any other Person, other than employee loans or advances in the ordinary course of business;

(xvii)    any Contract with any Governmental Authority; and

(xviii)    any Contract pursuant to which any of the Parent Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Parent Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 5.9(b) of the Parent Disclosure Schedule, (i) since January 1, 2021, none of the Parent Group has received any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Parent Group under any Parent Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Parent Group as a whole, (ii) each Parent Material Contract is a legal, valid and binding obligation of Parent or its Subsidiaries, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions) and (iii) no material breach in or material default under any Parent Material Contract by any of the Parent Group exists (with or without the lapse of time or the giving of notice, or both), and to the Knowledge of Parent, no other party to any Parent Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Parent Material Contract. Parent has made available to Company true, correct and complete copies of each of the Parent Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Parent’s possession.

5.10    Compliance with Laws; Permits.

(a) Except as set forth in Section 5.10(a) of the Parent Disclosure Schedule, the Parent Group is and, since January 1, 2018 has been, in compliance with all Laws to which the Parent Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Parent Material Adverse Effect.

(b)    Except as set forth in Section 5.10(b) of the Parent Disclosure Schedule, (i) the Parent Group has all Permits that are necessary to permit the Parent Group to carry on their businesses in all material respects as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii) all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Parent Material Adverse Effect. Since January 1, 2018, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Parent Material Adverse Effect.

(c)    In the past five (5) years, none of the Parent Group, or to the Knowledge of Parent, none of their Representatives acting on behalf of the Parent Group, has (i) violated any provision of any applicable Anti-Corruption Law; (ii) made any bribe, kickback or other unlawful payment to any governmental official to obtain or retain business; (iii) used or attempted to use any corporate funds for any unlawful contribution or other unlawful expenses relating to political activity or a charitable donation; or (iv) made any unlawful offer, unlawful promise to pay, or direct or indirect unlawful payment to or for the use or benefit of any governmental official. The Parent Group has instituted and maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

5.11    Litigation. Except as set forth on Section 5.11 of the Parent Disclosure Schedule, as of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened, against the Parent Group and (b) none of the Parent Group is, or since January 1, 2018 has been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay Parent’s performance under this Agreement or the consummation of the transactions contemplated by, and to discharge its obligations under, this Agreement and its Related Agreements.

5.12 Brokers and Finders. Other than the Parent Financial Advisor, Parent and Merger Sub have not, directly or indirectly, entered into any agreement with any Person that would obligate either Parent or Merger Sub to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

5.13    Data Privacy and Information Technology.

(a) Complete and correct copies of the privacy and data security policies of the Parent Group currently in effect have been made available to Company. The Parent Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the four (4)-year period preceding the date hereof, the Parent Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Parent Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Parent Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Parent Group.

(b)    Parent or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Parent Group is prohibited by any applicable Law or their own privacy and data security policies from providing Company with or transferring to Company at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Parent Group.

(c)    The Parent Group has taken commercially reasonable steps to prevent the violation by the Parent Group of any Person’s rights with respect to Personal Information.

(d)    The Parent Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Parent Group in all material respects in the manner currently conducted. In the two (2) years prior to the date hereof, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Parent Group. The Parent Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Parent Group, has commercially reasonable disaster recovery plans, procedures and facilities for the Parent Group and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. The Parent Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and the Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Parent, the Parent Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Parent Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Parent Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of, the Parent Group. In the four (4) years prior to the date hereof, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Parent Group or, to the Knowledge of Parent, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Parent Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of Parent) investigation against the Parent Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Parent, no such claim or Action is anticipated.

5.14    Customers and Suppliers.

(a) Section 5.14(a) of the Parent Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Parent Group for each of the fiscal year ended on December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest customers of the Parent Group measured by revenue received (each a “Parent Significant Customer”). Since January 1, 2021, except as set forth in Section 5.14(a) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Customer, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of purchases from the Parent Group.

(b)    Section 5.14(b) of the Parent Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Parent Group for each of the fiscal year ended December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest suppliers to the Parent Group (each a “Parent Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 5.14(b) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Supplier, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of sales to the Parent Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Parent Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Parent Group have received any written or, to the Knowledge of Parent, oral notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

5.15    Title to Assets. The Parent Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the Parent Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

5.16 Acquisition for Investment. Parent is aware that the limited liability company interests of the Surviving Company being acquired by Parent pursuant to the Transactions have not been registered under the Securities Act or under any state securities laws. Parent qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and Parent is purchasing the limited liability company interests of the Surviving Company solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the limited liability company interests of the Surviving Company. Parent and its Subsidiaries and Affiliates will not sell or otherwise dispose of the limited liability company interests of the Surviving Company except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

5.17 Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

5.18    State Anti-Takeover Statutes. The Parent Board, acting through the Transaction Directors, has taken action to approve the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL.

5.19 Opinion of Parent Financial Advisor. The Special Committee has received the opinion of Parent Financial Advisor to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration provided for in the Merger pursuant to this Agreement is fair, from a financial point of view, to Parent.

ARTICLE VI

PRE-CLOSING COVENANTS

6.1    Access to Information and Facilities.

(a)    Subject to Section 6.4, from the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement and applicable Law, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives, upon reasonable prior written notice by Parent, reasonable access during normal business hours to the offices, facilities, and books and records of the Company Group that are in the possession or under the control of any of the Company Group, and shall make the officers and employees of the Company Group available to Parent and its Representatives as Parent and its Representatives shall from time to time reasonably request, in each case, to the extent that such access and disclosure would not obligate the Company Equityholder or the Company Group to take any actions that would unreasonably disrupt the normal course of their businesses; provided, however, that (i) the auditors and accountants of the Company Equityholder and the Company Group shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants; (ii) Parent shall not sample or analyze any soil, groundwater, other environmental media, or building material at any facility of any of the Company Group; (iii) Parent is not authorized to and shall not (and Parent shall cause its Representatives and Associated Persons not to) contact (including through phone, email or social media), any employee (other than, for the avoidance of doubt, any officer of the Company), customer, vendor, supplier, distributor, lender or any material business relation of the Company Equityholder or the Company Group prior to the Closing relating to the transactions contemplated by this Agreement without the prior written consent of Company; and (iv) Parent shall comply, and shall cause its Representatives to comply, with all reasonable safety, health and security rules applicable to any offices or facilities of the Company Group being visited (including rules to comply with Public Health Measures), which rules are provided to Parent a reasonable amount of time in advance of such visit; provided, further, that nothing herein shall require the Company Equityholder or the Company Group to provide access or to disclose any information to Parent if such access or disclosure (A) would, in the reasonable judgment of Company, cause competitive harm to the Company Equityholder or the Company Group if the transactions contemplated by this Agreement are not consummated; (B) would be in violation of any Law (including any Antitrust Laws) applicable to the Company Equityholder or any of the Company Group or the terms of any Contract to which any of the Company Equityholder or any of the Company Group is party; or (C) is subject to an attorney-client or an attorney work-product privilege or would result in the waiver of any applicable attorney-client privilege. From the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives monthly financial statements of the Company Group within twenty-five (25) days following each month-end starting with December 31, 2021, in form and substance as historically prepared by the Company Group; provided, however, that, with respect to any members or businesses of the

Company Group acquired pursuant to the Acquisition, such financial statements with respect to such members or businesses shall be provided as soon as reasonably practicable.

(b)    Parent and its Representatives shall treat and hold strictly confidential any Evaluation Material (as defined in the Confidentiality Agreement), any books or records and any other information provided pursuant to this Section 6.1 in accordance with the terms of the Confidentiality Agreement.

6.2    Preservation of Company Business. Subject to Section 6.4, except (x) as set forth on Section 6.2 of the Company Disclosure Schedule, (y) as may be approved in writing by Parent (which approval will not be unreasonably withheld, delayed or conditioned) or (z) (1) as is otherwise expressly permitted, contemplated or required by this Agreement (including any actions contemplated by the Reorganization) or (2) as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement (but in all cases subject to the understanding and agreement that nothing contained in this Section 6.2, including the parenthetical in clause (y) above, shall permit the Company Equityholder, the Company or any of their Subsidiaries or other Affiliates to (or require the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to) approve, or consent to allow, the Company Equityholder, the Company or any of their Subsidiaries or other Affiliates to) (I) enter into any definitive agreements with respect to the Acquisition (or any amendment or waiver with respect thereto) or (II) take any other action that is restricted by or otherwise subject to Section 2.8(d)(i) hereof, except in accordance with the terms of Section 2.8(d)(i)):

(a) Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Company Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Company Group in all material respects and (iii) preserve in all material respects existing relationships with Persons having material business dealings with the Company Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Company shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Company Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Company Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of equity securities or other voting interests of any member of the Company Group, other than dividends and distributions payable only to members of the Company Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    authorize for issuance, issue, sell, or deliver or agree or commit to issue, or purchase, redeem, retire or otherwise acquire any equity securities or other voting interests of any member of the Company Group, including any securities convertible into, exchangeable for, evidencing the right to subscribe for, or options, warrants or rights to purchase or subscribe for, capital stock, equity securities or other voting interests; provided, however, that the Subsidiaries of Company may make any such issuances, sales or deliveries to Company or a direct or indirect wholly owned Subsidiary of Company;

(v)    except as required by applicable Law or pursuant to the terms of any Benefit Plan in existence as of the date hereof and made available to Parent, (A) materially increase the amount of any bonus, salary or other cash compensation under any employment, severance, change in control, termination, retention or similar Contract with any current or former Employee or independent contractor having an annual base salary in excess of $200,000, (B) establish, adopt, enter into, amend or terminate any Benefit Plan or any plan, practice, agreement, arrangement or policy that would be a Benefit Plan if it was in existence on the date of this Agreement (including any employment, severance, separation, change in control, termination, retention or similar Contract with any Employee or independent contractor), other than entering into employment Contracts with new hires in the ordinary course of business consistent with past practice and reasonable in amount, (C) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Benefit Plans; (D) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan; or (E) make any material determination under any Benefit Plan inconsistent with prior determinations and positions;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Company Group, other than in the ordinary course of business consistent with the past practice of the Company Group;

(vii)    acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, in a single transaction or a series of related transactions, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Company Group and (B) the continued pursuit of the Acquisition, which shall be subject to approval as set forth in Section 2.8(d)(i);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, agree or enter into any commitment for capital expenditures in respect of the Company Group other than in the ordinary course of business consistent with past practice;

(x)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent with past practice or as required by the Code or applicable Law;

(xi)    permit the Company Group to (A) pay or discharge any Management Fees other than as contemplated by Section 6.11 or (B) incur Indebtedness or permit, grant or take any other action that will result in the imposition of any Lien granted on any property or assets (whether tangible or intangible) of the Company Group (other than Permitted Liens); provided, however, that the Company Group may incur Indebtedness (x) under existing revolving credit facilities or other existing lines of credit of the Company Group, in each case as of the date of this Agreement and (y) in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i);

(xii)    make capital contributions to or investments in any Person other than (A) in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i) or (B) short term investments (including money market funds, bank deposits, commercial paper and other money market instruments incurred) in the ordinary course of business consistent with past practice;

(xiii)     other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Company Material Contract, other than any renewal of any Company Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Company Material Contract or (C) adopt or enter into any Contract that would have been a Company Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Company Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Company Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Company Group party thereto relative to the terms of such Company Material Contract;

(xiv)    except as required by applicable Law, or as reasonably necessary to avoid a violation of applicable Law, not terminate, transfer internally (including in response to a request for transfer by an employee), or otherwise materially alter the duties and responsibilities of, any senior members of management of the Company Group in a manner that would affect whether such Person provides or does not provide services primarily in support of the Company Group, other than such actions that are taken in order to fill a vacancy in the ordinary course of business consistent with past practice;

(xv)    negotiate, enter into, amend or extend any Contract with a labor union or recognize or certify any labor union as the bargaining representative of any Employee, except as required by Law;

(xvi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Company Group;

(xvii)    commence, settle, agree to settle, release, waive or otherwise compromise any pending or threatened Action or investigation (A) involving potential payments by or to the Company Group of more than Two Hundred Fifty Thousand Dollars ($250,000) in any single instance, or One Million Dollars ($1,000,000) in the aggregate, (B) in which any of the Company Group admits wrongdoing or misconduct or in which equitable relief is imposed, (C) involves any admission of a criminal act or (D) as a result of which any of the Company Group would reasonably be expected to be materially impacted or restricted;

(xviii)    enter into any new line of business outside of the businesses of the Company Group as of the date of this Agreement, other than in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i);

(xix)    cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business; or

(xx)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

(c)    Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company Group’s operation of its business prior to the Closing. Prior to the Closing, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the business of Company.

(d)    If Company Equityholder or Company expects to rely on clause (z)(2) of this Section 6.2 to take, or permit any other member of the Company Group to take, any action that would otherwise be prohibited by this Section 6.2, then at least three (3) Business Days before such action is taken, the Company shall deliver a written notice to Parent stating that the Company intends to take or permit the taking of such action and specifying the applicable Law or Public Health Measures requiring the taking of such action.

6.3    Preservation of Parent Business. Subject to Section 6.4, except (x) as set forth on Section 6.3 of the Parent Disclosure Schedule, (y) as may be approved in writing by Company (which approval will not be unreasonably withheld, delayed or conditioned) or (z) as is otherwise expressly permitted, contemplated or required by this Agreement or as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement:

(a) Parent shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Parent Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Parent Group in all material respects and (iii) preserve existing relationships with Persons having material business dealings with the Parent Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Parent shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Parent Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Parent Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of, its equity securities or other voting interests of any member of the Parent Group, other than dividends and distributions payable only to members of the Parent Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    issue, sell or grant any equity securities of any class or other voting interests of Parent, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any equity securities of any class or other voting interests of any of the Parent Group, or any options, rights, warrants or other commitments or agreements to acquire from any of the Parent Group, or that obligate any of the Parent Group to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, any of the Parent Group; provided, however, that Parent may issue equity securities (A) under the Parent Stock Plans in accordance with the provisions of Section 6.3(b)(iv) of the Parent Disclosure Schedule, or (B) as required pursuant to the vesting, settlement or exercise of Parent Awards or other equity awards (x) outstanding as of the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement; provided, further, that the Subsidiaries of Parent may make any such issuances, sales or grants to Parent or a direct or indirect wholly owned Subsidiary of Parent;

(v)    redeem, purchase or otherwise acquire any outstanding equity securities of any class or other voting interests of Parent or any rights, warrants or options to acquire any equity securities of any class or other voting interests of Parent, except (A) as required pursuant to the terms of Parent Awards or other equity awards (x) outstanding on the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement, or (B) in connection with the satisfaction of Tax withholding obligations with respect to Parent Awards or other equity awards outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with this Agreement;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Parent Group, other than in the ordinary course of business consistent with the past practice of the Parent Group;

(vii)    acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, in a single transaction or series of related transactions, any material business or any corporation, partnership, association or other business organization or division thereof that would be material or otherwise acquire any material assets (other than inventory), except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Parent Group; and (B) the proposed transactions with the Persons, and subject to the terms and limitations, set forth on Section 6.3(b)(vii) of the Parent Disclosure Schedule (the “Proposed Parent Transactions”);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent past practice or as required by the Code or applicable Law;

(x)    other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Parent Material Contract, other than any renewal of any Parent Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Parent Material Contract or (C) adopt or enter into any Contract that would have been a Parent Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Parent Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Parent Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Parent Group party thereto relative to the terms of such Parent Material Contract;

(xi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Parent Group;

(xii)    permit the Parent Group to incur indebtedness for borrowed money; provided, however, that the Parent Group may incur such indebtedness (A) under existing revolving credit facilities or other existing lines of credit of the Parent Group, in each case as of the date of this Agreement, and (B) contemplated by the Debt Financing or in connection with any Proposed Parent Transaction; or

(xiii)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the Parent Group’s operation of its business prior to the Closing. Prior to the Closing, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business.

6.4    Emergency Actions. Notwithstanding anything in this Agreement to the contrary, (a) following reasonable advance notice to and reasonable consultation with Parent (whose input Company will consider in good faith), any of the Company Group may take (or not take, as the case may be) any action that would otherwise be prohibited or required under Section 6.1 or Section 6.2, and (b) following reasonable advance notice to and reasonable consultation with Company (whose input Parent will consider in good faith), any of the Parent Group may take (or not take, as the case may be) and action that would otherwise be prohibited or required under Section 6.3, in each case, to the extent reasonably necessary to (i) prevent imminent and material harm to the health and safety of any employees of the Company Group or Parent Group, as applicable; or (ii) ensure compliance with any Public Health Measures enacted or becoming applicable to any of the Company Group or Parent Group, as applicable, after the date hereof. Any action taken or not taken in accordance with this Section 6.4 shall be deemed to occur in the ordinary course of business for purposes of this Agreement.

6.5 Exclusivity. From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, none of the Company Group shall, directly or indirectly, through any officer, manager, director, employee, agent, partner, Affiliate or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating, with respect to the Company Group, to any (a) merger or consolidation, (b) acquisition or purchase of all or substantially all of the assets of, or a majority of the equity interests in, any of the Company Group or (c) similar transaction or business combination (a “Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any person or entity to effect a Competing Transaction. Company shall, and shall cause all Persons acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any Persons with respect to any of the foregoing.

6.6 Efforts. Subject to the terms and conditions hereof, each Party shall use its commercially reasonable efforts to (a) consummate the transactions contemplated by this Agreement as promptly as practicable and (b) obtain, or cause to be obtained, all actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals required to be obtained (including under the HSR Act and the Antitrust Laws of any other jurisdiction) from any Governmental Authorities or third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The “commercially reasonable efforts” of (i) Company shall not require any of the Company Group or its Representatives to expend any money to remedy any breach of any representation or warranty hereunder, to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees or fees for which Parent agrees to be responsible, or to provide financing to Parent for consummation of the transactions contemplated by this Agreement; and (ii) Parent and Merger Sub shall not require any of Parent or Merger Sub, or any of their respective Representatives, to expend any money to remedy any breach of any representation or warranty hereunder or to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees and any fees required to be paid by any member of the Parent Group under applicable Law in order for the consent of the relevant Governmental Authority to be obtained.

6.7    Competition Clearance.

(a) Without limiting Section 6.6, each Party agrees to make, or cause to be made, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within fifteen (15) Business Days of the date hereof, and (ii) any filing that may be required under any other Antitrust Law, if applicable, within twenty (20) Business Days of the date of mutual determination by the Parties as to applicability of such other Antitrust Law; and use reasonable best efforts to respond as promptly as practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Antitrust Law and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law as soon as practicable.

(b)    Each of Company, on the one hand, and Parent, on the other hand, shall, in connection with the efforts referenced in Section 6.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Party reasonably informed of any communication received by such party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and (iii) permit the other Party to review any communication given by it to, and to the extent reasonably practicable consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

(c)    In furtherance and not in limitation of the covenants of the Parties contained in Sections 6.7(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as being in violation of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, each of Company and Parent shall use reasonable best efforts to take, or cause to be taken, all such reasonable actions as may be necessary to resolve objections or suits so as to permit consummation of the Merger and the other transactions contemplated by this Agreement in a timely manner; provided, however, that Parent shall have the unilateral right to determine whether or not the Parties will litigate with any Governmental Authorities to oppose any enforcement action seeking to impose any Burdensome Condition on Parent or any of its Affiliates; provided further, however, Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such litigation and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation.

(d)    Notwithstanding any other provision of this Agreement to the contrary, the obligations of Parent under this Section 6.7 shall include Parent: (i) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Parent and its Affiliates contemporaneously with or subsequent to the Closing; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company Group contemporaneously with or subsequent to the Closing; (iii) agreeing to permit any of the Company Group to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any of the Company Group prior to the Closing; and (iv) licensing, holding separate or entering into similar arrangements with respect to its assets or the assets of any of the Company Group or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (x) commencement of any investigation or proceeding in any forum or (y) issuance or enactment of any Governmental Order or applicable Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Closing and the other transactions contemplated by this Agreement by any Governmental Authority (any such action, a “Remedial Action”); provided, however, that, notwithstanding anything in this Section 6.7(d) to the contrary, Parent shall not be required to, in connection with its obligations under this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action that constitutes a Burdensome Condition (it being understood that nothing in this proviso shall limit Parent’s obligations under Section 6.7(e)). No Remedial Action taken pursuant to this Section 6.7(d) shall be considered for purposes of determining whether a Company Material Adverse Effect or Parent Material Adverse Effect has occurred.

(e)    Each Party shall diligently assist and cooperate with the other Party in preparing and filing any and all written communications that are to be submitted to any Governmental Authorities in connection with the transactions contemplated by this Agreement and in obtaining any approvals and authorizations which may be required to be obtained for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, which assistance and cooperation shall include: (i) timely furnishing to the requesting Party all information concerning such Party and/or its respective Affiliates that counsel to the requesting Party reasonably determines is required to be included in such documents or would be helpful in obtaining such approval or authorization; (ii) promptly providing the requesting Party with copies of all written communications to or from any Governmental Authority relating to any Antitrust Law; provided, however, that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only”; (iii) keeping the other Party reasonably informed of any material communication received or given in connection with any Action by such Party, in each case regarding the transactions contemplated by this Agreement; and (iv) permitting the other Party to review and incorporate reasonable comments of the other Party in any material communication given by such Party to any Governmental Authority or in connection with any proceeding related to the HSR Act or any Antitrust Law, in each case regarding the transactions contemplated by this Agreement. Neither Parent or Merger Sub, on one hand, nor the Company Equityholder or Company, on the other hand, shall initiate or participate in any material meeting or discussion with any Governmental Authority with respect to any filings, applications, investigation, or other inquiry regarding the transactions contemplated by this Agreement, including any filings under the HSR Act or any Antitrust Law, without providing the other Party with reasonable prior notice of such meeting or discussion and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate in such meeting or discussion. Parent shall be responsible for all filing fees under the HSR Act and under any other Antitrust Law. No Party shall, and no Party shall permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act or applicable Antitrust Law, (y) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (z) delay the consummation of the transactions contemplated by this Agreement.

(f)    None of the Parent, Merger Sub, Company Group, the Company Equityholder or any of their respective Affiliates shall be required to, in connection with this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action unless such Remedial Action is expressly conditioned upon the occurrence of the Effective Time.

(g)    Subject to the other provisions of this Agreement, Parent shall lead all communications, strategy and efforts to obtain all necessary actions or non-actions and consents from Governmental Authorities under Antitrust Laws in connection with the transactions contemplated hereby and any litigation matters with third parties relating to the Antitrust Laws; provided, however, that Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such communications, strategy and efforts to obtain all necessary actions or non-actions and consents and litigation with third parties relating to the Antitrust Laws and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning the matters discussed in this subsection.

6.8    ITAR Matters. As soon as reasonably practicable following the execution of this Agreement and in any event prior to the Closing, Company and Parent shall prepare a notification pursuant to 22 C.F.R. § 122.4(a) of the ITAR Regulations (the “ITAR Notice”).

6.9 Debt Financing.

(a)    From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 9.1, the Company Equityholder shall cause the Company Group to use their commercially reasonable efforts to provide such assistance to Parent and Merger Sub, at the sole expense of Parent, as is reasonably requested by Parent in connection with the Debt Financing. Such commercially reasonable efforts to provide such assistance shall include each of the following: (i) participation in, and assistance with, the arrangement of the Debt Financing and the Marketing Efforts related thereto, including furnishing to Parent and its Debt Financing Sources, as promptly as is reasonably practicable following Parent’s request, such pertinent and customary information (including financial statements) as may be reasonably necessary to arrange the Debt Financing and consummate the Marketing Efforts or assemble the Marketing Material, (ii) delivery on or prior to the Closing Date to Parent of the Ancillary Financing Documents and (iii) providing such other customary information as the Parent may reasonably request with respect to the Debt

Financing. Company hereby consents to Parent’s and Merger Sub’s the use of the Company Group’s respective logos in connection with the Debt Financing in a form and manner mutually agreed in advance with Company; provided, however, that such logos are used solely in a manner that is not intended to, or reasonably likely not to, harm or disparage any of the Company Group or their reputation or goodwill. Notwithstanding any other provision of this Agreement to the contrary, none of the Company Group or their respective personnel or advisors shall be required to provide any assistance or cooperation contemplated by the foregoing sentences of this Section 6.9(a) which the Company Equityholder reasonably believes would (A) unreasonably interfere with the businesses or ongoing operations of any of the Company Group, (B) require the Company Equityholder or any of the Company Group to pay any commitment or other similar fee or incur any other liability or obligation in connection with the arrangement of the Debt Financing prior to the Closing, (C) result in a breach or violation of any confidentiality arrangement or material agreement or the loss of any legal or other privilege, (D) cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in ARTICLE VIII to not be satisfied, (E) cause any director, manager, officer, employee or equityholder of the Company Equityholder or any of the Company Group (or any of their respective Associated Persons) to incur any personal liability, (F) require the directors or managers of the Company Equityholder or any of the Company Group, acting in such capacity, to authorize or adopt any resolutions approving any of the Debt Financing Documents prior to the Closing, (G) require the Company Equityholder, any of the Company Group or any of their respective directors, managers, officers or employees to execute, deliver or perform, or amend or modify, any agreement, document or instrument, including any financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (H) provide access to or disclose any information that the Company Equityholder or any of the Company Group determines in its good faith opinion would jeopardize any attorney-client privilege of any of them or (I) take any action that would reasonably be expected to conflict with or violate this Agreement, any Governing Documents of the Company Equityholder or any of the Company Group, any applicable Laws or any Contracts to which the Company Equityholder or any of the Company Group is a party or by which any of their respective assets or properties is bound. All such assistance referred to in this Section 6.9 shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense, and Parent shall promptly reimburse the Company Equityholder and the Company Group for all documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by them in connection with such assistance. For the avoidance of doubt, such assistance shall not require the Company Equityholder, the Company Group or any of their respective Affiliates to agree to any contractual obligation or otherwise incur any liability relating to the Debt Financing that is not expressly conditioned upon the consummation of the Closing and that does not terminate without liability to the Company Equityholder, the Company Group or any of their respective Affiliates upon the termination of this Agreement. None of the Company Equityholder, the Company Group or any of their respective Affiliates shall be required to make any representation or warranty in connection with the Debt Financing or the Marketing Efforts. Neither the Company Equityholder nor any of its Affiliates shall have any obligations under this Section 6.9 following the Closing. Parent shall indemnify, defend and hold harmless the Company Equityholder, the Company Group and their respective Associated Persons from and against any and all losses suffered or incurred by them in connection with the Debt Financing or any assistance or activities provided in connection therewith, including the performance of their obligations under this Section 6.9, except in the event such liability and losses arose out of or resulted from the willful misconduct or gross negligence of any such Persons and except for liability of the Company Group after the Closing. All non-public or otherwise confidential information regarding the Company Group and their respective businesses obtained by Parent, Merger Sub or the Debt Financing Sources pursuant to this Section 6.9 shall be kept confidential in accordance with the Confidentiality Agreement, except that such information may be disclosed to “private side” lenders (and their counsel) that agree to customary confidentiality obligations in connection with the Marketing Efforts. Notwithstanding any other provision of this Agreement to the contrary, it is understood and agreed by the Parties that the conditions set forth in Section 8.2(b), as applied to the Company Equityholder’s and Company’s obligations under this Section 6.9(a), shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company Equityholder’s and Company’s intentional and material breach of their respective obligations under this Section 6.9(a). Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the provisions contained in this Section 6.9(a) represent the sole obligations of the Company Equityholder, the

Company Group and their respective personnel and advisors with respect to assistance and cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(b)    Parent and Merger Sub shall each use its reasonable best efforts to obtain the Debt Financing as promptly as practicable following the date of this Agreement, including (i) obtaining any arrangement or engagement letters from financial institutions with respect to the Debt Financing; (ii) satisfying on a timely basis (or obtaining a waiver of) all Debt Financing Conditions that are within Parent’s, Merger Sub’s or any of their respective Affiliates’ control; (iii) negotiating, executing and delivering Debt Financing Documents reasonably acceptable to Parent and Merger Sub and in accordance with this Agreement; (iv) paying all commitment or other fees and amounts that become due and payable under or with respect to the Debt Financing as they become due and payable; (v) causing the Debt Financing to be drawn upon satisfaction or waiver of the Debt Financing Conditions and the conditions set forth in ARTICLE VIII; and (vi) upon satisfaction of the Debt Financing Conditions, consummating the Debt Financing at or prior to the date that the Closing is required to be effected pursuant to Section 2.2.

(c)    Parent and Merger Sub shall keep the Company Equityholder reasonably informed of the status of its efforts to arrange the Debt Financing and shall provide the Company Equityholder a reasonable opportunity to review and comment on any Debt Financing Documents (including any engagement letter, commitment letter and/or term sheet entered into in connection therewith), and Parent and Merger Sub shall consider such comments in good faith. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company Equityholder prompt written notice of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Debt Financing necessary to consummate the Transactions.

6.10    Reorganization. Prior to the Closing, the Company Equityholder will, and will cause its Affiliates to, at the Company Equityholder’s sole cost and expense, effect a reorganization substantially in the manner set forth in Section 6.10 of the Company Disclosure Schedule (the “Reorganization”). Following the consummation of the Reorganization and the Effective Time, each of the Company Equityholder and Parent shall take all filing positions and perform all actions required to give effect to the tax treatment intended by the Pre-Closing Reorganization and specified in Section 6.10 of the Company Disclosure Schedule and shall not take any Tax reporting position inconsistent with such treatment unless required by applicable Law.

6.11    Related Party Agreements. The Company Equityholder shall cause (a) the TestEquity Management Agreement and (b) each other Related Party Agreement (if any) that obligates or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements) to be fully transferred and novated to, and fully assumed by, Company Equityholder or its designee (other than any member of the Company Group) prior to or as of the Closing without any further or continuing liability on the part of Parent or any of its Affiliates (including, after the Closing, any member of the Company Group).

ARTICLE VII

ADDITIONAL COVENANTS

7.1    Parent Recommendation Change.

(a) Except as expressly permitted in and in accordance with the terms of Section 7.1(b), neither the Parent Board (acting through the Transaction Directors or otherwise) nor any committee thereof (including the Special Committee) shall (i) fail to include the Parent Recommendation in the Proxy Statement or (ii) amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify the Parent Recommendation in any manner (the taking of any action described in this Section 7.1(a) being referred to as a “Parent Recommendation Change”).

(b)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Parent Stockholder Approvals, the Parent Board (acting through the Transaction Directors) or the Special Committee may make a Parent Recommendation Change in response to a Parent Intervening Event if, prior to taking such action, the Parent Board (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Parent Board or the Special Committee to make such Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law; provided, however, that prior to effecting such Parent Recommendation Change (i) Parent shall have given Company and the Company Equityholder at least three (3) Business Days’ prior written notice informing Company and the Company Equityholder that the Parent Board or the Special Committee, as applicable, has determined that a Parent Intervening Event has occurred (which notice will reasonably describe such Parent Intervening Event) and the Parent Board or the Special Committee, as applicable, intends to effect a Parent Recommendation Change at the end of the notice period (such notice being referred to herein as a “Parent Recommendation Change Notice”), (ii) during the three (3)-Business Day period starting after the date on which such Parent Recommendation Change Notice is received by Company and the Company Equityholder, if requested by Company or the Company Equityholder, Parent shall, and shall cause its Subsidiaries and Representatives to, negotiate in good faith with Company, the Company Equityholder and their Representatives, to revise the terms and conditions of this Agreement such that a failure of the Parent Board or the Special Committee to effect such a Parent Recommendation Change in response to such Parent Intervening Event would not be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law and (iii) following such three (3)-Business Day period, the Parent Board (acting through the Transaction Directors) or the Special Committee after taking into account in good faith any changes to the terms of this Agreement proposed by Company and the Company Equityholder and, after consultation with its outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law. For the avoidance of doubt, nothing in this Section 7.1(b) shall permit the Parent Board or the Special Committee to make a Parent Recommendation Change with respect to a portion or subset of the Transactions.

(c)    Nothing contained in this Section 7.1 shall prohibit Parent or the Parent Board from (i) taking and disclosing to the stockholders of Parent a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of Parent that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 7.1(c) shall not be deemed to permit the Parent Board or the Special Committee to make a Parent Recommendation Change other than in accordance with Section 7.1(b).

7.2    Preparation of Proxy Statement.

(a) As promptly as practicable following the date hereof, Parent shall prepare and file or cause to be filed with the SEC, the Proxy Statement in order to seek the Parent Stockholder Approvals. Company Equityholder and Company shall (x) use its reasonable best efforts to promptly furnish the information required by the SEC or federal securities Laws to be included in the Proxy Statement concerning the Company Equityholder, Company and their Subsidiaries and (y) use its reasonable best efforts to provide such other information and assistance as may be reasonably requested by Parent or Parent’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement. Without limiting the foregoing, the Company Equityholder and Company shall provide to Parent (i) the Audited Financial Statements, and (ii) such other information relating to (A) the Company Equityholder, Company or their Subsidiaries or (B) the Acquisition or the Person(s) or business(es) acquired, or contemplated or in discussions to be acquired, by the Company Group pursuant to the Acquisition as Parent may reasonably request to be included in the Proxy Statement, including in connection with the preparation of pro forma financial statements to be included in the Proxy Statement, with all such information in the foregoing clauses (i) and (ii) to be in such form as shall comply with all applicable SEC requirements with respect to the Proxy Statement (collectively, the “Required Financial Information”). The Company Equityholder and Company shall update the Required Financial Information at such times as may be required by the SEC or applicable Law. Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to the holders of Parent Common Shares as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Each Party shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Transactions, this Agreement, the Gexpro Agreement or the Share Issuances. Parent shall provide the Company a reasonable opportunity to review and comment on all filings to be made by Parent with the SEC in connection with the Transactions and all mailings to the stockholders of Parent in connection with the Transactions before such filings are made or such mailings are sent, which comments Parent shall consider in good faith, acting reasonably.

(b)    If at any time prior to the Closing, any Party discovers any information relating to Parent, Company or the Company Group, or any of their respective Affiliates, managers, directors or officers that should be set forth in an amendment or supplement Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and Parent shall promptly cause to be filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the stockholders of Parent.

(c)    The Parties shall notify each other promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with (i) copies of all correspondence and a description of all material oral discussions between it or any of its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions and (ii) copies of all orders of the SEC relating to the Proxy Statement. Each Party shall provide the other Parties a reasonable opportunity to review and comment on all written responses by such Party to any such correspondence, communications or comments from the SEC or the staff of the SEC, which comments such Party shall consider in good faith, acting reasonably.

7.3 Stockholders Meeting; Parent Recommendation. Parent shall take, in accordance with the DGCL and Parent’s Governing Documents, all actions reasonably necessary to mail the Proxy Statement to Parent’s stockholders and to establish a record date, duly call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably practicable after the definitive Proxy Statement is filed for the purpose of securing the Parent Stockholder Approvals. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), the Proxy Statement shall include the Parent Recommendation. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), Parent shall use its reasonable best efforts to solicit from its stockholders votes in favor of the Parent Stockholder Approvals. Notwithstanding any Parent Recommendation Change, Parent shall be required to duly call, give notice of, convene and hold the Stockholders Meeting and submit to a vote of Parent’s stockholders one (1) or more proposals to obtain the Parent Stockholder Approvals (the “Approval Proposal”) and nothing contained herein shall be deemed to relieve Parent of any such obligation unless this Agreement has been validly terminated pursuant to the terms hereof. In addition to the foregoing, Parent shall not submit to the vote of its stockholders at the Stockholders Meeting any proposal other than (a) the Approval Proposal and a proposal to adjourn or postpone the Stockholders Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes, or insufficient Parent Common Shares present, to obtain all of the Parent Stockholder Approvals at the Stockholders Meeting, or to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders; and/or (b) an advisory vote regarding merger-related compensation. Notwithstanding the foregoing provisions of this Section 7.3, if on any date for which the Stockholders Meeting is scheduled or has been adjourned, Parent has not received proxies representing a sufficient number of Parent Common Shares, or there are insufficient Parent Common Shares present, to obtain all of the Parent Stockholder Approvals, or additional time is needed to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Stockholders Meeting, with each such postponement or adjournment being to a date no later than the earlier of (a) ten (10) Business Days after the date of the most recently scheduled Stockholders Meeting and (b) the End Date.

7.4    Preservation of Records; Post-Closing Access and Cooperation.

(a) For a period of seven (7) years after the Closing Date or such other period (if longer) required by applicable Law, the Surviving Company and its Subsidiaries shall preserve and retain all corporate, accounting, legal, auditing, human resources, Tax and other books and records of the Surviving Company and its Subsidiaries (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Surviving Company and its Subsidiaries prior to the Closing Date.

(b)    Parent and the Surviving Company shall, after the Closing Date, afford promptly to the Company Equityholder and its Representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of the Surviving Company and its Subsidiaries to the extent and for a purpose reasonably requested by the Company Equityholder.

7.5    Employees and Benefits.

(a) Parent agrees prior to the Closing Date to cooperate with and to provide information to Company as necessary or appropriate to comply with or satisfy any requirement or custom to consult with or provide information to, with respect to any of the transactions contemplated by this Agreement, any employee or labor organization representing or related to employees of any of the Company Group.

(b)    For a period of no less than one (1) year following the Closing Date, Parent and the Surviving Company shall provide each of the Persons employed by the Company Group as of the Closing Date (each, an “Employee”) with (i) a base salary or wages that are not less than, (ii) variable/incentive/bonus pay opportunities that are substantially similar (excluding any value attributable to equity and equity-based compensation and retention, transaction or similar payments) to, and (iii) other benefit plans and arrangements that are no less favorable in the aggregate to, in each of clauses (i), (ii) and (iii), those provided to such Employees immediately prior to the Closing Date. Notwithstanding the foregoing, this Section 7.5 shall not limit the obligation of Parent, the Surviving Company or their Subsidiaries to comply with applicable Law or to maintain any compensation arrangement or benefit plan that, pursuant to an existing contract, must be maintained for a period longer than one (1) year following the Closing Date. No provision of this Agreement shall be construed as a guarantee of continued employment of any Employee, and this Agreement shall not be construed so as to prohibit Parent and the Surviving Company from having the right to terminate the employment of any Employee; provided, however, that any such termination is effected in accordance with applicable Law.

(c)    Each Employee and former Employee of any of the Company Group shall be credited with his or her years of service with the Company Group (and any predecessor entities thereof, to the extent such predecessor service is credited by Parent and the Surviving Company or any of their Subsidiaries) before the Closing Date under any employee benefit plan of Parent or the Surviving Company or any of their Subsidiaries providing benefits similar to those provided under a Benefit Plan (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) to the same extent as such employee or former employee was entitled, before the Closing Date, to credit for such service under such Benefit Plan for all purposes, including eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual (other than benefit accruals under a defined benefit pension plan), except to the extent such credit would result in the duplication of benefits for the same period of service.

With respect to the calendar year in which Parent or any of its Affiliates ceases to maintain any particular Benefit Plan (or to the extent an Employee ceases to participate in a Benefit Plan in connection with or following the Closing Date), each Employee shall be given credit for amounts paid under such Benefit Plan for the applicable plan year for purposes of applying deductibles, co-payments and out-of-pocket maximums (including any lifetime maximums) as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or its Affiliate, as applicable.

(d)    Parent shall waive for each Employee and his or her dependents any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Parent, the Surviving Company or any of their Affiliates applicable to such Employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such Employee under the terms of the welfare plans of the Company Group on the date of this Agreement.

(e)    On and after Closing, Parent, the Surviving Company and its Subsidiaries shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Parent, the Surviving Company or any of its Subsidiaries (including breach of contract, defamation or retaliatory discharge) regarding Employees who are employed by any of the Company Group as of the Closing Date, including any such liability (i) under any applicable Law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, Contract, policy, commitment or arrangement of the Company Group, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any Employee.

(f)    In any termination or layoff of any Employee by Parent or the Surviving Company on or after the Closing, Parent and the Surviving Company will comply fully, if applicable, with the WARN Act and all other applicable foreign, Federal, state and local laws, including those prohibiting discrimination and requiring notice to employees. Parent shall not, and shall cause the Surviving Company and its Subsidiaries to not, at any time prior to sixty (60) days after the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act affecting in whole or in part any facility, site of employment, operating unit or employee of the Surviving Company or its Subsidiaries without complying fully with the requirements of the WARN Act or similar state and local laws. Parent and Surviving Company will bear the cost of compliance with (or failure to comply with) any such Laws.

(g)    To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company Equityholder will: (a) no later than ten (10) Business Days prior to the Closing Date, solicit and use its commercially reasonable efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than five (5) Business Days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company Equityholder entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than five (5) Business Days prior to soliciting such waivers and approval, the Company Equityholder shall provide drafts of such waivers and approval materials as well as calculations and related documentation to determine whether and to what extent the vote described in this Section 7.5(g) is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code, to Parent for its review and comment, and the Company Equityholder shall consider in good faith any changes reasonably requested by Parent. Prior to the Closing Date, the Company Equityholder shall deliver to Parent evidence that a vote of the shareholders of the Company Equityholder was solicited in accordance with the foregoing and whether the requisite number of votes of the shareholders of the Company Equityholder was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

(h)    Nothing in this Section 7.5 or elsewhere in this Agreement shall: (i) be construed to create a right in any employee of the Company Group to employment with Parent, the Surviving Company or any other Subsidiary of Parent; (ii) be deemed to establish, amend, modify or cause to be adopted any Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Company or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Company or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Closing.

7.6    Public Announcements. No Party shall, and each Party shall cause its respective Representatives not to, issue any press release or otherwise make any public statements or disclosures with respect to this Agreement, including the terms hereof, and the transactions contemplated by this Agreement, except (a) with the prior written consent of each of Parent and Company; (b) to the extent required by applicable Law or the rules of any securities exchange on which a Party’s or a Party’s Affiliates securities are traded (in which case the Party issuing such press release or making such public statement shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other Parties reasonable time to comment on such release or statement in advance of its issuance and will consider the comments of such other Party or Parties with respect thereto in good faith, acting reasonably); or (c) for announcements by each of the Parties from time to time to their respective employees, customers, suppliers and other business relations and otherwise as they may reasonably determine is necessary (including to comply with applicable Law, this Agreement and the transactions contemplated by this Agreement or any other agreement to which they are party), so long as such statements or announcements are consistent with (and not materially expansive of) information included in any previous press releases or public statements issued in accordance with this Section 7.6. Notwithstanding the foregoing, (i) Parties shall cooperate in good faith to prepare a mutually agreeable joint press release to be issued on or around the date hereof, and (ii) Parent shall not be required to provide for review or comment to Company or the Company Equityholder any statement, release or disclosure in response to or in connection with a Parent Recommendation Change, it being understood, for the avoidance of doubt, that nothing in this clause (ii) shall permit Parent to make any statement or effect a Parent Recommendation Change other than in accordance with Section 7.1(b). Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, the Company Equityholder and its Affiliates may provide (x) the financial results achieved by such Person with respect to their respective beneficial interest in the Company Group or (y) a general description of the Company Group (including their respective financial performance, and such Person’s investment and role therein), in each case to the current or prospective limited partners or other Affiliates of such Person and their respective advisors, or any other information customarily disclosed by private equity sponsors with respect to a sale of their portfolio companies to any such Persons.

7.7 Indemnification of Managers and Officers.

(a)    Parent shall cause the Surviving Company to honor the provisions, to the extent they are enforceable under applicable Law, regarding (i) exculpation of managers, (ii) limitation of liability of managers and officers and (iii) indemnification and advancement of expenses, in each case, contained in the Company’s and its Subsidiaries’ Governing Documents or any employment Contract between the applicable Covered Affiliate and the Company or any of its Subsidiaries, in each case as in effect immediately prior to the Effective Time with respect to any D&O Indemnitees.

(b)    Prior to the Closing, Company shall, in consultation with Parent and at Parent’s expense, obtain and fully pay for “tail” insurance policies (such policies, the “D&O Tail Policy”) with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance covering those Persons who are currently covered by Company’s and its Subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than such existing insurance coverage; provided, however, that in the event that any claim is brought under such director’s and officer’s liability insurance policies, Parent shall cause the Surviving Company to maintain the D&O Tail Policy until final disposition thereof; provided, further that Company shall not pay premiums for such D&O Tail Policy in excess of an aggregate amount of 300% of the last annual premiums paid by Company or its Subsidiaries prior to the date of this Agreement for its existing directors’ and officers’ liability insurance policies absent the prior written consent of Parent (which may be withheld in Parent’s sole discretion), and in such a case shall purchase as much coverage as reasonably practicable for such 300% aggregate amount.

(c)    From and after the Closing Date, Parent shall, and shall cause the Surviving Company and its Subsidiaries (each, a “D&O Indemnifying Party”) to, to the fullest extent permitted by applicable Law, (a) indemnify and hold harmless (and release from any liability to Company or its Subsidiaries), the D&O Indemnitees against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (“D&O Costs”) in respect of any threatened, pending or completed Action, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such Person is or was a manager, officer, employee or agent of Company or its Subsidiaries or Covered Affiliates arising out of acts or omissions occurring in such capacities on or prior to the Closing Date (including without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated by this Agreement) (a “D&O Indemnifiable Claim”) and (b) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. Any D&O Indemnifiable Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.7(c), “D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

(d)    Notwithstanding any other provision of this Agreement to the contrary, this Section 7.7 shall survive the consummation of the Closing indefinitely. In the event that Parent, Merger Sub, the Surviving Company or its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person (including the Merger), or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, Parent shall cause the successors and assigns of Parent, Merger Sub, the Surviving Company or its Subsidiaries, as the case may be, to expressly assume and be bound by the obligations set forth in this Section 7.7.

(e)    Following the Closing, the obligations of Parent, Merger Sub, the Surviving Company and its Subsidiaries under this Section 7.7 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 7.7 applies without the written consent of such affected D&O Indemnitee.

7.8    Transfer Taxes. All federal, state, local, non-U.S. transfer, excise, sales, use, value-added, registration, stamp, recording, documentary, filing, conveyance, property and similar Taxes, duties or fees applicable to, imposed upon, or arising out of any Transaction, including any interest, addition to tax or penalties related thereto, shall be paid by Parent.

7.9 Takeover Laws. If any takeover Laws or any anti-takeover provision or restriction on ownership in the Governing Documents of Parent is or may become applicable to the transactions contemplated by this

Agreement, Parent and the Parent Board shall grant such approvals and take all such actions as are necessary or advisable so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Parent’s Governing Documents on the transactions contemplated by this Agreement.

7.10    Tax Reorganization Matters.

(a) Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify, and shall not take or knowingly fail to take (and shall cause any Subsidiaries or Affiliates of such Party not to take or knowingly fail to take) any action that could reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)    Each of the Parties shall treat, and shall not take any Tax reporting position inconsistent with the treatment of, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)    Each of the Parties shall cooperate with one another to obtain the opinions of counsel referred to in Section 8.2(f) and Section 8.3(e). In connection therewith, (i) Company shall deliver to Jenner & Block LLP (“Parent Tax Counsel”) and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Company Tax Certificate”) and (ii) Parent and Merger Sub shall deliver to Parent Tax Counsel and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Parent Tax Certificate”), in each case, dated as of the Closing Date. The Parties shall provide such other information requested by each of Parent Tax Counsel and Mayer Brown for purposes of rendering the opinions described in Section 8.2(f) and Section 8.3(e), as applicable.

7.11 Stockholder Litigation . Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall control the defense of any litigation brought by Parent’s stockholders against any of Parent and/or its directors or officers relating to the Merger or a breach of this Agreement or any other agreements contemplated hereby; provided, however, that Parent shall give Company the right to review and comment on all material filings or responses to be made by the Parent Group in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and Parent shall in good faith take such comments into account, and no such settlement, release, waiver or compromise relating to the Merger shall be agreed to without Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall promptly notify Company of any such litigation and shall keep Company informed on a reasonably current basis with respect to the status thereof.

7.12    Payoff Indebtedness. Company shall deliver to Parent and Merger Sub on the Closing Date a copy of an executed payoff letter in customary form (the “Payoff Letter”), and shall use reasonable best efforts to deliver to Parent and Merger Sub at least three (3) Business Days prior to the Effective Time a customary draft of such Payoff Letter, providing for the discharge and termination in full at the Effective Time of the Payoff Indebtedness and the release of Liens thereunder upon payment by Parent (on behalf of Company) of the amounts provided for therein. Company and Parent shall use reasonable best efforts, and shall provide all reasonable cooperation necessary to, facilitate the termination and repayment in full by Parent (on behalf of Company) of all obligations under the Payoff Indebtedness, and the release of any Liens and termination of all guarantees in connection therewith, at, and subject to the occurrence of, the Effective Time. Parent shall reimburse Company and its Affiliates for any reasonable and documented out-of-pocket expenses incurred by Company or any of its Affiliates in connection with this Section 7.12.

7.13 ITAR Matters. As promptly as practicable following the Effective Time (but in any event no later than five (5) Business Days following the Effective Time), Parent shall cause the Surviving Company to submit the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE CLOSING

8.1    Mutual Conditions. The obligations of the Parties at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parties, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Antitrust Approvals. All required waiting periods or necessary Permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other Antitrust Laws as may be reasonably and mutually agreed upon by the Parties shall have expired, terminated, been provided or made.

(b)    No Prohibition. No Governmental Order shall have been adopted, promulgated or entered by any Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement.

(c)    Parent Stockholder Approvals. The Parent Stockholder Approvals shall have been obtained.

(d)    Gexpro. All conditions precedent set forth in the Gexpro Agreement shall have been satisfied (or waived to the extent permitted by applicable Law and the terms of the Gexpro Agreement) on or before the Closing Date (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the Gexpro Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable Law and the terms of the Gexpro Agreement) of such conditions at such closing), and the parties to the Gexpro Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the Closing pursuant to this Agreement.

8.2    Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Representations and Warranties.

(i)    Each of the representations and warranties of Company set forth in (A) Sections 3.1, 3.2 and 3.17 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (B) Section 3.3 shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, (C) Section 3.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), and (D) ARTICLE III (other than those referenced in the foregoing clauses (A), (B) and (C)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (D), where the failure of such representations and warranties to be so true and correct does not constitute a Company Material Adverse Effect; and

(ii)    The representations and warranties of the Company Equityholder set forth in (A) Section 4.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and (B) ARTICLE IV (other than those referenced in the foregoing clause (A)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date).

(b)    Compliance with Agreements and Covenants. Company and the Company Equityholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

(d)    Company Closing Certificate. Parent shall have received a certificate from Company, dated the Closing Date, duly executed by an officer of Company certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(b) with respect to Company and Section 8.3(c) have been satisfied.

(e)    Company Equityholder Closing Certificate. Parent shall have received a certificate from the Company Equityholder, dated the Closing Date, duly executed by an officer of the Company Equityholder certifying with respect to the Company Equityholder that the conditions set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to the Company Equityholder have been satisfied.

(f)    Tax Opinion. Parent shall have received a written opinion from Parent Tax Counsel, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.2(f), Parent Tax Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Parent Tax Certificate and the Company Tax Certificate and such other information as Parent Tax Counsel deems relevant.

(g)    Registration Rights Agreement. Parent shall have received the Registration Rights Agreement, duly executed by the Company Equityholder.

(h)    Payoff Letter. Company shall have delivered the Payoff Letter, duly executed by the lenders (or agents therefor) with respect to the Payoff Indebtedness.

(i)    Company Release. Company shall have delivered the Company Release, duly executed by executed by Company.

(j)    Company Equityholder Release. Company Equityholder shall have delivered the Company Equityholder Release, duly executed by executed by Company Equityholder.

(k)    Novation of Related Party Agreements. Company Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Parent, of the complete transfer and novation to, and full assumption by, Company Equityholder or its designee (other than any member of the Company Group) of (i) the TestEquity Management Agreement and (ii) all other Related Party Agreements that obligate or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements), as contemplated by Section 6.11.

(l)    Debt Financing. Prior to, at or substantially simultaneously with the Effective Time, Parent shall have received the proceeds of the Debt Financing in an aggregate amount sufficient for the payment of the Payoff Indebtedness, Transaction Expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements (including the Payoff Indebtedness and Transaction Expenses (as such terms are defined in the Gexpro Agreement).

(m)    Reorganization. Company Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Parent, of the consummation of the Reorganization pursuant to Section  6.10.

8.3    Company and Company Equityholder Conditions. The obligations of Company and the Company Equityholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company Equityholder and Company, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Sections 5.1, 5.2 and 5.12 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) Section 5.3(a) and Section 5.3(b) shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) Section 5.3(c) and Section 5.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) ARTICLE V (other than those referenced in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct does not constitute a Parent Material Adverse Effect.

(b)    Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing,.

(c)    No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect.

(d)    Parent Closing Certificate. The Company Equityholder shall have received a certificate from Parent, dated the Closing Date, duly executed by an officer of Parent certifying with respect to Parent that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

(e)    Tax Opinion. The Company shall have received a written opinion from Mayer Brown, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.3(e), Mayer Brown shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Company Tax Certificate and the Parent Tax Certificate and such other information as Mayer Brown deems relevant.

(f)    Registration Rights Agreement. The Company Equityholder shall have received the Registration Rights Agreement, duly executed by Parent.

8.4    Frustration of Closing Conditions. No Party may rely as a basis for not consummating the transactions contemplated by this Agreement on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time on or prior to the Closing Date, as follows:

(a) with the mutual written consent of the Parties;

(b)    by either Company or Parent if the Effective Time shall not have occurred on or before September 30, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date;

(c)    by Company, if Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Parent or Merger Sub, as applicable, within thirty (30) days after Parent receives written notice thereof from Company; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if either Company or the Company Equityholder is then in material breach of this Agreement such that any of the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied;

(d)    by Parent, if Company or the Company Equityholder shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Company or the Company Equityholder, as applicable, fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Company or the Company Equityholder within thirty (30) days after Company and the Company Equityholder receive written notice thereof from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if either Parent or Merger Sub is then in material breach of this Agreement such that any of the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

(e)    by either Company or Parent if any Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Governmental Order or other action shall have become final and nonappealable;

(f)    by either Parent or Company, if any of the Parent Stockholder Approvals have not been obtained at the duly convened Stockholders Meeting (unless such Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(g)    by Company, if a Parent Recommendation Change has occurred; or

(h)    automatically, without any action by any Party, immediately upon the termination of the Gexpro Agreement in accordance with its terms.

9.2    Termination Fee.

(a) If this Agreement is terminated (i) by Company pursuant to Section 9.1(g) or (ii) pursuant to Section 9.1(h) as a result of the termination of the Gexpro Agreement pursuant to Section 9.1(g) thereof, then Parent will pay Company an amount equal to four million dollars ($4,000,000) (the “Termination Fee”). In the event the Termination Fee is payable, such fee will be paid to Company by Parent in immediately available funds within two (2) Business Days after the date this Agreement is terminated.

(b)    Parent and Merger Sub acknowledge and agree that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Company and the Company Equityholder would not enter into this Agreement. If Parent fails to promptly pay the Termination Fee as may be required by Section 9.2(a) and Company commences an Action in order to obtain such payment and such Action results in the entry of a Governmental Order against Parent requiring such payment to be made, Parent shall pay to Company the Termination Fee and Company’s costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, in each case plus interest at the prime rate of interest reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(c)    Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, in no event shall Parent be required to make (and in no event shall Company be entitled to receive) more than one payment of the Termination Fee in connection with this Agreement.

9.3    Effect of Termination. In the event of termination of this Agreement by either Company or Parent as provided in Section 9.1, this Agreement shall become void and have no further force or effect, without any Liability (other than as set forth in Section 9.2) on the part of Parent, Merger Sub, Company or the Company Equityholder; provided, however, that the provisions of Section 7.6, the last sentence of Section 7.12, Section 9.2, this Section 9.3 and ARTICLE XI (and any terms defined herein necessary to give effect to the foregoing) will survive any termination hereof; provided, further, that nothing in this Section 9.3 shall relieve any Party of any Liability for any intentional fraud or intentional and material breach by such Party of this Agreement prior to such termination; provided, further, that notwithstanding the immediately preceding proviso, none of the Parties or any of their respective Affiliates or Representatives shall have any Liability under this Agreement with respect to (a) any failure of the transactions contemplated by the Gexpro Agreement or any of the Gexpro Related Agreements to be consummated pursuant to the terms thereof or (b) any breach or failure to perform any covenant or other agreement set forth in, or breach of any representation or warranty under, the Gexpro Agreement or any of the Gexpro Related Agreements.

ARTICLE X

NON-SURVIVAL AND RELATED MATTERS

10.1    Non-Survival. Notwithstanding anything to the contrary in this Agreement, except in the case of intentional fraud, all of the representations and warranties contained in this Agreement (including the Disclosure Schedules and Exhibits attached hereto and the certificates delivered pursuant hereto) and each of the covenants and agreements contained in ARTICLE VI (other than the reimbursement and indemnification referenced in Section 6.9(a), which shall survive any termination of this Agreement) shall terminate automatically at and will not survive the Closing, and none of the Parties nor any of their respective Associated Persons, successors, permitted assigns or heirs, will have any liability whatsoever and may not bring any Action with respect to any such representations, warranties, covenants or agreements (it being understood and agreed that such Persons are intended to benefit from this Section 10.1, whether or not party to this Agreement).

10.2    Parent and Merger Sub Acknowledgements.

(a)    Parent and Merger Sub acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Parent, Merger Sub and their Representatives have received or been given access to all information, books and records, facilities and other assets of the Company Group as Parent has deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of the Company Equityholder and the Company Group.

(b)    Parent and Merger Sub acknowledge and agree that Parent is consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Company expressly and specifically set forth in ARTICLE III and the Company Equityholder expressly and specifically set forth in ARTICLE IV, each as qualified by the Company Disclosure Schedule, which shall constitute the sole representations and warranties of Company and the Company Equityholder with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Parent and Merger Sub acknowledge and agree that none of the Company Equityholder, Company or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding the Company Equityholder, any of the Company Group or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Company Disclosure Schedule and Parent and Merger Sub further acknowledge and agree that (i) neither the Company Equityholder nor any of its Associated Persons will be subject to any liability to Parent or any other Person resulting from the distribution or use by Parent or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to Parent or any of its Associated Persons (whether in the Data Room or other sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither Parent nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of the Company Equityholder, Company or any of their respective Associated Persons. Parent hereby waives any right that any of Parent or its Associated Persons may have against the Company Equityholder, Company or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Parent and Merger Sub acknowledge and agree that none of the Company Equityholder, Company nor any of their respective Associated Persons will have any Liability to Parent, its Associated Persons or any other Person resulting from the use of any such information by Parent or any of its Associated Persons.

(c)    Parent and Merger Sub acknowledge and agree that (i) Parent, Merger Sub and their Representatives have conducted to their satisfaction an independent investigation and verification of the Company Group (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Parent and Merger Sub are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) Parent is knowledgeable about the industries and markets in which each of the Company Group operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) Parent, Merger Sub or their Representatives have fully reviewed this Agreement and the Company Disclosure Schedules and have had access to the materials in the Data Room relating to the transactions contemplated by this Agreement.

(d)    In connection with Parent’s and Merger Sub’s investigation of the Company Group, Parent has received from or on behalf of the Company Equityholder or Company certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of the Company Group and certain business plan information of the Company Group. Parent and Merger Sub acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Parent and Merger Sub are familiar with such uncertainties; (ii) Parent and Merger Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Parent and Merger Sub shall have no claim against the Company Equityholder, Company and their respective Associated Persons or any other Person with respect thereto. Accordingly, Parent and Merger Sub acknowledge and agree that the Company Equityholder, Company and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

10.3    Company and Company Equityholder Acknowledgements.

(a) Company and the Company Equityholder acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Company, the Company Equityholder and their Representatives have received or been given access to all information, books and records, facilities and other assets of Parent and its Subsidiaries as Company and the Company Equityholder have deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of Parent and its Subsidiaries.

(b)    Company and the Company Equityholder acknowledge and agree that each of Company and the Company Equityholder are consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Parent and Merger Sub expressly and specifically set forth in ARTICLE V, each as qualified by the Parent Disclosure Schedule, which shall constitute the sole representations and warranties of Parent and Merger Sub with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Company and the Company Equityholder acknowledge and agree that none of Parent, Merger Sub or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding Parent, Merger Sub, any of their Subsidiaries or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Parent Disclosure Schedule and Company and the Company Equityholder further acknowledge and agree that (i) neither Parent nor Merger Sub nor any of their Associated Persons will be subject to any liability to the Company Equityholder or any other Person resulting from the distribution or use by the Company Equityholder or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to the Company Equityholder or any of its Associated Persons (whether in any sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither the Company Equityholder nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of Parent, Merger Sub or any of their respective Associated Persons. The Company Equityholder hereby waives any right that any of the Company Equityholder or its Associated Persons may have against Parent, Merger Sub or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Company and the Company Equityholder acknowledge and agree that none of the Parent, Merger Sub nor any of their respective Associated Persons will have any Liability to the Company Equityholder, its Associated Persons or any other Person resulting from the use of any such information by the Company Equityholder or any of its Associated Persons.

(c)    Company and the Company Equityholder acknowledge and agree that (i) the Company Equityholder, Company and their Representatives have conducted to their satisfaction an independent investigation and verification of Parent and its Subsidiaries (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Company and the Company Equityholder are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) the Company Equityholder is knowledgeable about the industries and markets in which each of Parent and its Subsidiaries operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) the Company Equityholder, Company or their Representatives have fully reviewed this Agreement and the Parent Disclosure Schedules and have had access to the materials relating to the transactions contemplated by this Agreement.

(d)    In connection with the Company Equityholder’s and Company’s investigation of Parent and its Subsidiaries, the Company Equityholder has received from or on behalf of Parent certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of Parent and its Subsidiaries and certain business plan information of Parent and its Subsidiaries. The Company Equityholder and Company acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Company and the Company Equityholder are familiar with such uncertainties; (ii) Company and the Company Equityholder are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Company and the Company Equityholder shall have no claim against Parent, Merger Sub and their respective Associated Persons or any other Person with respect thereto. Accordingly, Company and the Company Equityholder acknowledge and agree that Parent, Merger Sub and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

ARTICLE XI

MISCELLANEOUS

11.1    Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed all of the Parties. Following the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed by Parent, the Surviving Company and the Company Equityholder. Notwithstanding any other provision of this Agreement to the contrary, no amendment, modification, supplement or waiver of Section 9.3, this Section 11.1, Section 11.5, Section 11.6 or Section 11.21 (and any provision of this Agreement to the extent an amendment, modification, supplement, waiver or termination of such provision would modify the substance of the foregoing sections) that materially adversely affects the rights of any Debt Financing Source under such Section shall be effective without the prior written consent of such Debt Financing Source (solely to the extent such consent is not unreasonably withheld, conditioned or denied).

11.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of receipt), or (c) on the next Business Day if sent by an overnight delivery service:

If to Company or the Company Equityholder, addressed as follows:	with a copy to (which shall not constitute notice):

LKCM TE Investors, LLC 301 Commerce Street, Suite 1600 Fort Worth, Texas 76102	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606
Attention: Andy Zacharias; Jacob Smith Email: azacharias@lkcom.com;	Attention:	Andrew J. Noreuil Ryan H. Ferris
jsmith@lkcom.com	Email: anoreuil@mayerbrown.com rferris@mayerbrown.com

If to Parent or Merger Sub, or after the Closing, the Surviving Company, addressed as follows:	with a copy to (which shall not constitute notice):

c/o Lawson Products, Inc. 8770 West Bryn Mawr Avenue, Suite 900 Chicago, Illinois 60631	Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654
Attention: Rick Pufpaf Email: rick.pufpaf@lawproducts.com	Attention:	H. Kurt von Moltke, P.C. Brian R. Boch Jeremy A. Casper
Email: kvonmoltke@jenner.com bboch@jenner.com jcasper@jenner.com or to such other individual or address as a Party may designate for itself by notice given as herein provided.

11.3 Waivers. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Notwithstanding anything in this Agreement to the contrary (including this Section 11.3), the Parties agree that the condition set forth in Section 8.1(c) with respect to obtaining the Parent Unaffiliated Stockholder Approval and this sentence shall not be waivable by any of the Parties in any respect.

11.4    Disclosure Schedules. The Disclosure Schedules have been prepared to correspond to and qualify specific numbered paragraphs of sections as set forth therein; provided, however, that any disclosure in the Disclosure Schedules corresponding to and qualifying a specific numbered paragraph or section hereof shall be deemed to correspond to and qualify any other numbered paragraph or section relating to such Party to the extent the relevance of such disclosure to such other paragraph or section is reasonably apparent on the face of such disclosure. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any Dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in the Disclosure Schedules is or is not material for purposes of this Agreement.

11.5    Successors and Assigns; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any Party without the prior written consent of the other Parties; provided, further, that each of Parent, Merger Sub and the Surviving Company may assign their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements. Any purported assignment in contravention of this Section 11.5 shall be null and void.

11.6    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, (a) the Company Equityholder and the Persons referred to in Section 7.7, Section 10.1 and Section 11.17 shall be third party beneficiaries of such Sections, (b) Parent and the Persons referred to in Section 10.1 shall be third party beneficiaries of such Sections, and (c) the Debt Financing Sources of the Debt Financing shall be third party beneficiaries of Section 11.1 and Section 11.21.

11.7    Further Assurances. Upon the reasonable request of Parent or the Company Equityholder, each Party will, on and after the Closing Date, execute and deliver to the other Parties such other documents, assignments and other instruments as may be reasonably required to effectuate completely the Merger, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

11.8    Entire Understanding. The Exhibits and the Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties.

11.9    Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any Action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, the Parties to this Agreement hereby (a) agree that any Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such Action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 11.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Action in any such court or that any such Action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any Action by mailing of copies thereof to such Party at its address set forth in Section 11.2 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

11.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the Related Agreements is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11.

11.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. The Company Equityholder and Company agree that Parent and Merger Sub shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of the Company Equityholder and Company hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, Parent and Merger Sub agree that Company and the Company Equityholder shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of Parent and Merger Sub hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of Company, the Company Equityholder, Parent or Merger Sub would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.12 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the End Date, any Party brings any action, in each case in accordance with this Section 11.12, to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended (a) for the period during which such action is pending, plus ten (10) Business Days or (b) by such other time period established by the court presiding over such action, as the case may be. Notwithstanding any other provision of this Agreement to the contrary, in no event shall this Section 11.12 be used, alone or together with any other provision of this Agreement, to require any Party to remedy any breach of any representation or warranty of such Party made herein.

11.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

11.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

11.16    Retention of Advisors. The Parties acknowledge and agree that Mayer Brown has represented the Company Equityholder and Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement, and that the Company Equityholder, Company and their respective Associated Persons (each, a “Company Group Member”) have a reasonable expectation that Mayer Brown will represent them in connection with any claim or Action involving any Company Group Member, on the one hand, and Parent or any of its Associated Persons (each, a “Parent Group Member”), on the other hand, arising under this Agreement, the Related Agreements or the transactions contemplated by this Agreement. Parent hereby, on behalf of itself and the other Parent Group Members and their respective successors and assigns, hereby irrevocably (a) agrees to any such representation in any such matter and (b) waives any actual or potential conflict arising from any such representation in the event of: (i) any adversity between the interests of any Company Group Member, on the one hand, and Parent and the Company Group, on the other hand, in any such matter; and/or (ii) any communication between or among Mayer Brown and any of the Company Group and their respective Affiliates or employees, whether privileged or not, or any other information known to such counsel, by reason of such counsel’s representation of any of the Company Group prior to Closing.

11.17    Protected Communication.

(a)    The Parties to this Agreement agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Company Group in and to all Protected Communications shall thereupon transfer to and be vested solely in the Company Equityholder and its successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by any of the Company Group shall thereupon be vested exclusively in the Company Equityholder and its successors in interest and shall be exercised or waived solely as directed by the Company Equityholder or its successors in interest.

(b)    None of Parent, the Company Group or any Person acting on any of their behalf shall, without the prior written consent of the Company Equityholder or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected Communications in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated by this Agreement; provided, however, (i) the foregoing shall neither prohibit Parent from seeking proper discovery of such documents nor the Company Equityholder from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto and (ii) in the event a dispute arises between any Parent Group Members, on the one hand, and any other Person (other than the Company Group Members), on the other hand, such Parent Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications without the prior written consent of the Company Equityholder (provided, that if such Parent Group Members are required by judicial order or other legal process to make such disclosure, such Parent Group Members shall promptly notify the Company Equityholder in writing of such requirement (without making disclosure) and shall provide the Company Equityholder with such cooperation and assistance as shall be necessary to enable the Company Equityholder to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections).

(c)    Without limiting the generality of the foregoing, (i) the Company Equityholder shall have the right to retain, or cause Mayer Brown to retain, any Protected Communications in possession of Mayer Brown at the Closing and (ii) Parent shall (and following the Closing shall cause the Company Group to) take actions necessary to ensure that any and all protections from disclosure, including, but not limited to, attorney-client privileges and work product protections, associated with or arising from any Protected Communications will survive the Closing, remain in effect and transfer to and be vested solely in the Company Equityholder and its successors in interest.

(d)    The Company Equityholder and its successors-in-interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected

Communications in whatever way they desire, and Parent and the Company Group shall provide full access to all Protected Communications in their possession or within their direct or indirect control and shall provide reasonable assistance at the expense of the Person requesting such assistance in order to give full force and effect to the rights of the Company Equityholder and their successors in interest hereunder.

(e)    This Section 11.17 is for the benefit of the Company Group Members and such Persons are intended third-party beneficiaries.

11.18    No Waiver of Privilege, Protection from Disclosure or Use. The Parties understand and agree that nothing in this Agreement, including the provisions of Section 7.4, Section 11.16 and Section 11.17 regarding the assertions of protection from disclosure and use, privilege and conflicts of interest, shall be deemed to be a waiver of any applicable attorney-client privilege or other protection from disclosure or use. Each of the Parties understands and agrees that it has undertaken commercially reasonable efforts to prevent the disclosure of Protected Communications. Notwithstanding those efforts, the Parties understand and agree that the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of information that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The Parties further understand and agree that any disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including with respect to information involving or concerning the same subject matter as the disclosed information. The Parties agree to use commercially reasonable efforts to return any inadvertently disclosed information to the disclosing Party promptly upon becoming aware of its existence. The Parties further agree that promptly after the return of any inadvertently disclosed information, the Party returning such information shall destroy any and all copies, summaries, descriptions and/or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions and/or notes.

11.19    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, except as expressly and specifically set forth in this Agreement in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.

11.20    No Right of Set-Off. Parent, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Parent or any of its successors and permitted assigns has or may have with respect to any payment to be made by Parent pursuant to this Agreement or any other document or instrument delivered by Parent in connection herewith.

11.21    Debt Financing Sources.

(a)    Notwithstanding anything herein to the contrary, each of the Parties to this Agreement hereby agrees that it will not bring or support any action of any kind or description, whether at law or equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement, any of the Related Agreements, any of the Debt Financing Documents or the other documents contemplated hereby or thereby, or the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or services related thereto, in any forum other than the United States District Court for the Southern District of New York or any New York state court sitting in the Borough of Manhattan in the City of New York, and that the provisions of Section 11.11 relating to the waiver of jury trial shall apply to, and the Laws of the State of New York, without regard to the conflict of laws rules thereof, shall govern, any such action. The Parties hereby agree that mailing of process or other papers in connection with any such action in the manner provided in Section 11.10, or in such other manner as may be permitted by Law shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(b)    Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to the Company Equityholder or any of its Affiliates relating to or arising out of this Agreement or the Debt Financing or any related agreements or the transactions contemplated hereby or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract or in tort or otherwise, and the Company Equityholder and its Affiliates shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement or the Debt Financing or any related agreements, whether at law or equity, in contract or in tort or otherwise, and the Company Equityholder (on behalf of itself and its Associated Persons) hereby waives any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, or the Debt Financing or any related agreements or the transactions contemplated hereby, or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract, in tort or otherwise.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY:

TESTEQUITY ACQUISTION, LLC

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Vice President

COMPANY EQUITYHOLDER:

LKCM TE INVESTORS, LLC

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Vice President

[Signature page to Agreement and Plan of Merger]

PARENT:

LAWSON PRODUCTS, INC.

By:	/s/ Michael G. DeCata
Name:	Michael G. DeCata
Title:	President and Chief Executive Officer

MERGER SUB:

TIDE SUB, LLC

By:	/s/ Ronald J. Knutson
Name:	Ronald J. Knutson
Title:	President

[Signature page to Agreement and Plan of Merger]

Exhibit A

Company Release

See attached.

Exhibit A

RELEASE AGREEMENT

(Company as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between TestEquity Acquisition, LLC, Delaware limited liability company (“Company”), and LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”). The Company and the Company Equityholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Equityholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Tide Sub, LLC, a Delaware limited liability company, and the Company Equityholder;

WHEREAS, pursuant to the Merger Agreement, the Company, on behalf of the Company Group), shall release the Company Equityholder of all liabilities and claims against the Company Equityholder and its Associated Persons (other than the Company Group and the Parent Group) arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 1.    Release. As of the Closing, the Company, on behalf of itself and the Company Group and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company Equityholder and its Associated Persons (other than the Company Group) from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company Equityholder arising under the Merger Agreement or any Related Agreement or any rights of any current or former director, manager or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company Equityholder and its Subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other Governing Documents.

SECTION 2.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 3.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 4.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 5.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 6.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 7.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

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IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

TESTEQUITY ACQUISITION, LLC
a Delaware limited liability company

By:
Name:
Title:

LKCM TE INVESTORS, LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit B

Company Equityholder Release

See attached.

Exhibit B

RELEASE AGREEMENT

(Company Equityholder as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between TestEquity Acquisition, LLC, Delaware limited liability company (“Company”), and LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”). The Company and the Company Equityholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Equityholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Tide Sub, LLC, a Delaware limited liability company, and the Company Equityholder;

WHEREAS, pursuant to the Merger Agreement, the Company Equityholder, on behalf of itself and its Affiliates, other than the Company Group), shall release the Company and its Subsidiaries of all liabilities and claims against the Company and its Subsidiaries arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 8.    Release. As of the Closing, the Company Equityholder, on behalf of itself and its Affiliates (other than the Company Group) and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company and its Subsidiaries from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company arising under the Merger Agreement or any Related Agreement or any rights of any current or former director, manager or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company and its Subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other Governing Documents.

SECTION 9.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 10.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 11.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 12.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 13.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 14.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

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IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

TESTEQUITY ACQUISITION, LLC
a Delaware limited liability company

By:
Name:
Title:

LKCM TE INVESTORS, LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit C

Registration Rights Agreement

See attached.

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

LAWSON PRODUCTS, INC.,

301 HW OPUS INVESTORS, LLC

and

LKCM TE INVESTORS, LLC

Dated as of [•], 202[•]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 202[•] (this “Agreement”), among Lawson Products, Inc., a Delaware corporation (the “Company”), 301 HW Opus Investors, LLC, a Delaware limited liability company (“301 HW Opus Investors”), and LKCM TE Investors, LLC, a Delaware limited liability company (“LKCM TE Investors” and, together with 301 HW Opus Investors, the “Shareholders”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among 301 Opus Holdings, Inc., a Delaware corporation (“Gexpro”), the Company, Gulf Sub, Inc., a Delaware corporation (“Gexpro Merger Sub”), and 301 HW Opus Investors (the “Gexpro Merger Agreement”), Gexpro, the Company, Gexpro Merger Sub and 301 HW Opus Investors agreed to, among other things, the merger of Gexpro Merger Sub with and into Gexpro, with Gexpro continuing as the surviving corporation and a wholly-owned Subsidiary of the Company and with the equity interests of Gexpro converted into the right to receive shares of Company Common Stock to be issued to 301 HW Opus Investors in accordance with, and subject to the terms and provisions of, the Gexpro Services Merger Agreement; and

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among TestEquity Acquisition, LLC, a Delaware limited liability company (“TestEquity”), the Company, Tide Sub, LLC, a Delaware limited liability company (“TestEquity Merger Sub”), and LKCM TE Investors (the “TestEquity Merger Agreement” and , together with the Gexpro Merger Agreement, the “Merger Agreements”), TestEquity, the Company, TestEquity Merger Sub and LKCM TE Investors agreed to, among other things, the merger of TestEquity Merger Sub with and into TestEquity, with TestEquity continuing as the surviving limited liability company and a wholly-owned Subsidiary of the Company and with the equity interests of TestEquity converted into the right to receive shares of Company Common Stock to be issued to LKCM TE Investors in accordance with, and subject to the terms and provisions of, the TestEquity Merger Agreement; and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth their respective rights and obligations with respect to the registration of Company Common Stock owned by the Shareholders and certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) the Company and its Subsidiaries shall not be considered Affiliates of the Shareholders or their respective Affiliates (other than the Company and its Subsidiaries) and (b) the Shareholders and their respective Affiliates (other than the Company and its Subsidiaries) shall not be considered Affiliates of the Company and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“beneficially own” means, with respect to Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other action of a Governmental Authority to close.

“Commission” means the Securities and Exchange Commission.

“Company Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Demand Shareholders” means the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6, in each case that continue to hold Registrable Securities.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Losses” losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Parties” means the Shareholders and the Company.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Company Common Stock beneficially owned by the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6 and (ii) other Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (y) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Representative” means directors, officers, investors, limited partners, general partners, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

1.2    Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
301 HW Opus Investors	Preamble
Agreement	Preamble
Company	Preamble
Demand	2.1(a)
Demand Registration	2.1(a)
Demand Registration Statement	2.1(a)
Form S-3	2.1(a)
Free Writing Prospectus	2.6(a)(v)
Gexpro	Recitals
Gexpro Merger Agreement	Recitals
Gexpro Merger Sub	Recitals
Inspectors	2.6(a)(xi)
LKCM TE Investors	Preamble
Marketed Underwritten Shelf Offering	2.3(f)
Merger Agreements	Recitals
Other Demanding Sellers	2.2(b)
Other Proposed Sellers	2.2(b)
Participating Shareholders	2.3(d)
Piggyback Notice	2.2(a)
Piggyback Registration	2.2(a)
Piggyback Seller	2.2(a)
Records	2.6(a)(xi)
Requested Information	2.8(a)
Requesting Shareholders	2.1(a)
Selling Shareholders	2.6(a)(i)
Shareholders	Preamble
Shelf Notice	2.3(a)
Shelf Offering	2.3(f)
Shelf Registration Statement	2.3(a)

Take-Down Notice	2.3(f)
TestEquity	Recitals
TestEquity Merger Sub	Recitals

ARTICLE II

REGISTRATION

2.1    Demand Registrations.

(a)    Subject to the terms and conditions hereof, solely during any period that the Company is then ineligible under Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if the Company is so eligible but has failed to comply with its obligations under Section 2.3, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than four (4) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”).

Thereupon, the Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)    the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)    all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b), but subject to Section 2.1(g); and

(iii)    all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b)    A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

(c)    A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)    Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e)    The Company shall not be obligated to (i) subject to Section 2.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 2.2 (subject to Section 2.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Underwritten Offering were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), or (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person required to be included or incorporated by reference in the Demand Registration Statement; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)    The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any Demand Registration Statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Law, it shall keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(g)    If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)    Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.2    Piggyback Registrations.

(a)    Subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Company Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 2.3, or (iv) pursuant to Section 2.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of

Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 2.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)    If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) the Piggyback Sellers, (y) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), and (z) any other proposed sellers of shares of Company Common Stock (including pursuant to so-called “piggyback” or other incidental or participation registration rights) (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) to be sold by the Company, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)    For clarity, in connection with any Underwritten Offering under this Section 2.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)    If, at any time after giving written notice of its intention to register any shares of Company Common Stock (or other securities, as applicable) as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 2.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

2.3    Shelf Registration Statement.

(a)    Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, one (1) or more registration statements on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act or any successor rule), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)    Within five (5) days after receipt of a Shelf Notice pursuant to Section 2.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) days after the Company notifies such holders of its receipt of a Shelf Notice.

(c)    Subject to Section 2.3(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement (the “Participating Shareholders”), to require such Participating Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Participating Shareholders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an estimate of the anticipated delay. Upon notice by the Company to the Participating Shareholders of any such determination, each Participating Shareholder covenants that it shall, subject to Law, keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(e)    After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement and the prospectus included therein as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 2.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)    such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)    if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its (their) opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.1(g). Except as otherwise expressly specified in this Section 2.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration.

(g)    Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no other Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)    Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Demand Shareholders participating in such Marketed Underwritten Shelf Offering shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.4    Withdrawal Rights. Any holder of Registrable Securities that has notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 2.4 shall count against the number of Demands which may have been made under Section  2.1(a) hereof.

2.5    Holdback Agreements.

(a)    The Demand Shareholders shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which the Demand Shareholders participate during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)    If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of shares of Company Common Stock (or securities convertible into or exchangeable or exercisable for shares of Company Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration (or, in the case of a Shelf Offering, the date of the closing of such Shelf Offering) except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

2.6    Registration Procedures.

(a)    If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, Section 2.2 or Section 2.3, the Company shall as expeditiously as reasonably practicable:

(i)    prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article II; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to which the holders of a majority of the Registrable Securities held by the Selling Shareholders, their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Law;

(ii)    except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article II, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)    in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)    if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.6(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Law;

(v)    furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act or any successor rule) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act or any successor rule, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)    use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)    use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Company Common Stock) to be listed on each securities exchange on which shares of Company Common Stock are then listed;

(viii)    use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)    enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Company Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 2.9, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)    in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72 (as codified in AS 6101), an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)    make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, accountant or other agent in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 2.6(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, and it is permitted to do so give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)    as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)    cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)    have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and

(xvii)    take all other actions reasonably requested by the Selling Shareholders or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)    The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)    Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 2.6(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 2.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Selling Shareholder is required to discontinue disposition of such securities.

(d)    With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)    use commercially reasonable efforts to make and keep public information available as contemplated by Rule 144 under the Securities Act;

(ii)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)    furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

2.7    Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article II, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2.6(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Selling Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Selling Shareholders) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to

“comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article II, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration statement.

2.8    Miscellaneous.

(a)    Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)    The Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Demand Shareholders hereunder without the prior written consent of Demand Shareholders beneficially owning a majority of the Registrable Securities.

2.9    Registration Indemnification.

(a)    The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 2.9(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b)    In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 2.9(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 2.9(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)    Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)    In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves matters beyond the scope of matters that are subject to indemnification pursuant to this Section 2.9, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)    If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

2.10    Free Writing Prospectuses. The Demand Shareholders shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act or any successor rule) in connection with the sale of Registrable Securities pursuant to this Article II without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Shareholders may use any free writing prospectus prepared and distributed by the Company.

2.11    Termination of Registration Rights. The rights granted pursuant to this Article II shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of; or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder. Notwithstanding the foregoing, the indemnification and contribution provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of the rights granted pursuant to this Article II.

ARTICLE III

MISCELLANEOUS

3.1    Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by all of the Parties.

3.2    Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expense.

3.3    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of delivery), or (c) on the next Business Day if sent by an overnight delivery service:

(a) if	to the Company, to:

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, IL 60631

Attn:    Rick Pufpaf

Email: rick.pufpaf@lawsonproducts.com

with a copy (which shall not constitute notice) to:

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654

Attn:    H. Kurt von Moltke, P.C.

    Brian R. Boch

    Jeremy A. Casper

E-mail:     kvonmoltke@jenner.com

        bboch@jenner.com

        jcasper@jenner.com

(b) if	to the Shareholders, to:

301 HW Opus Holdings, Inc.

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Brad Wallace; Jacob Smith

Email:bwallace@lkcm.com; jsmith@lkcm.com

and

LKCM TE Investors, LLC

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Andy Zacharias; Jacob Smith

Email: azacharias@lkcom.com;

jsmith@lkcom.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attn:    Andrew Noreuil

Email: anoreuil@mayerbrown.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.

3.4    Waivers. The failure of a Party any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more other instances shall be deemed to be a further or continuing waiver of any such breach in other instances or a waiver of any breach of any other term, covenant, representation or warranty.

3.5    Interpretations.

(a)    The table of contents and the headings of the Articles, Sections and subsections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. Unless the context otherwise requires, references in this Agreement to: (i) Articles and Sections shall be deemed references to Articles and Sections of this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (iii) any Law shall be deemed references to such Law as in effect at any given time and to any successor provisions; (iii) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (iv) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles and Sections shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

3.6    Successors and Assigns. Each of the Shareholders may assign all or a portion of its rights hereunder to any Person to which such Shareholder transfers its ownership of all or any of its Registrable Securities. Such transferee shall execute a counterpart to this Agreement and become a party hereto and such transferee’s Registrable Securities shall be subject to the terms of this Agreement.

3.7    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, the Persons referred to in Section 2.9 shall be third party beneficiaries of such Section.

3.8    Entire Understanding. This Agreement, taken together with the Merger Agreements, sets forth the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings among the Parties with respect to the subject matter hereof.

3.9    Applicable Law. This Agreement, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and enforced in accordance with, the Law of the State of Delaware, without giving effect to any Law of the State of Delaware that would cause the application of the Law of any jurisdiction other than the State of Delaware.

3.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any action in connection with or relating to this Agreement or any matters described or contemplated herein, the Parties to this Agreement hereby (a) agree that any action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 3.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such action in any such court or that any such action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any action by mailing of copies thereof to such Party at its address set forth in Section 3.3 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

3.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.11.

3.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. Each of the Parties shall have the right, in addition to any other rights and remedies existing in their favor, to enforce its rights and the obligations of the other Parties hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

3.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

3.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

3.16    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

LAWSON PRODUCTS, INC.

By:
Name:
Title:

301 HW OPUS INVESTORS, LLC

By:
Name:
Title:

LKCM TE INVESTORS, LLC

By:
Name:
Title:

Exhibit D

Certificate of Incorporation

See attached.

EXHIBIT D

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

301 HW OPUS HOLDINGS, INC.

ARTICLE I.

The name of the corporation is 301 HW Opus Holdings, Inc. (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., City of Wilmington, in the County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The Corporation shall have perpetual existence.

ARTICLE V.

The total number of shares of all classes of stock that the Corporation is authorized to issue is TEN THOUSAND (10,000) shares of Common Stock with a par value of $0.001 per share.

ARTICLE VI.

The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VII.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith. or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X.

The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ___ day of __________, 2022.

Name: [•]
Title: Authorized Person

Annex B

AGREEMENT AND PLAN OF MERGER

by and among

301 HW OPUS INVESTORS, LLC,

301 HW OPUS HOLDINGS, INC.,

LAWSON PRODUCTS, INC.

and

GULF SUB, INC.

Dated as of December 29, 2021

B-i

B-ii

B-iii

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Company Release
Exhibit B	Company Stockholder Release
Exhibit C	Registration Rights Agreement
Exhibit D	Certificate of Incorporation

COMPANY DISCLOSURE SCHEDULE

PARENT DISCLOSURE SCHEDULE

B-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made as of December 29, 2021 by and among 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Company Stockholder”), 301 HW Opus Holdings, Inc., a Delaware corporation (“Company”), Lawson Products, Inc., a Delaware corporation (“Parent”), and Gulf Sub, Inc., a Delaware corporation (“Merger Sub”). The Company Stockholder, Company, Parent and Merger Sub are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used herein are defined in ARTICLE I.

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Parties desire to effect a merger whereby Merger Sub shall be merged with and into Company (the “Merger”), with Company continuing as the surviving corporation and a wholly-owned Subsidiary of Parent (the “Surviving Corporation”);

WHEREAS, concurrently with the Parties’ entry into this Agreement, LKCM TE Investors, LLC, a Delaware limited liability company (“TestEquity Equityholder”), TestEquity Acquisition, LLC, a Delaware limited liability company (“TestEquity”), Parent, Tide Sub, LLC, a Delaware limited liability company (“TestEquity Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “TestEquity Agreement”), pursuant to which TestEquity Merger Sub shall be merged with and into TestEquity (the “TestEquity Merger” and, together with the Merger, the “Mergers”), with TestEquity continuing as the surviving company and a wholly-owned Subsidiary of Parent;

WHEREAS, the board of directors of Company has unanimously (a) determined that this Agreement, the terms of this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Company and the Company Stockholder, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (c) resolved to recommend that the Company Stockholder adopt this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) formed a special committee of independent directors who are independent of the Excluded Company Parties (the “Special Committee”) to evaluate and negotiate the Transactions on behalf of Parent;

WHEREAS, the Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances);

WHEREAS, the Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (c) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose and (d) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) at such meeting;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the terms of this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and its sole stockholder, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (c) resolved to recommend that Merger Sub’s sole stockholder adopt this Agreement;

WHEREAS, as a condition to, and as an inducement and in consideration for, Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain Affiliates of Company Stockholder have agreed, subject to certain terms and conditions, to vote all of such Affiliates’ shares of Parent Common Shares in favor of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances); and

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement shall constitute and be adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and that the Parties will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

“2022 Average Parent Stock Price” means the volume weighted average price of the Parent Common Shares stock price measured over the 30-day calendar period immediately prior to and including December 31, 2022, as reported on Page VWAP of the Bloomberg Financial Markets Information Service.

“Abbreviated Financial Statements” is defined in Section 3.5(a).

“Accretion” means (a) 13.17 minus the Acquisition Multiple, multiplied by (b) the aggregate Approved EBITDA for the Acquired Businesses.

“Accretion Dispute Notice” is defined in Section 2.8(d)(ii).

“Accretion Statement” is defined in Section 2.8(d)(ii).

“Acquired Business EBITDA” means, with respect to each Acquired Business, for the twelve (12) month period ending on the last day of the most recent month prior to the date the acquisition of the applicable Acquired Business is consummated, the EBITDA of the applicable Acquired Business during such period.

“Acquired Businesses” means the Persons or businesses Company directly or indirectly acquires in the Acquisitions, whether by stock purchase, asset purchase, merger or otherwise, that are consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date, as described on Section 2.8(d) of the Company Disclosure Schedule.

“Acquisitions” is defined in Section 2.8(d).

“Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the Acquisitions, the maximum amount of such contingent consideration that is potentially payable) with respect to all of the Acquisitions that are consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date as contemplated by the definitive agreements relating to such Acquisitions (including all cash and other consideration paid or delivered at closing, all deferred consideration paid or potentially payable, all post-closing earn-out consideration paid or potentially payable, all consideration placed into escrow or similar arrangements, and all assumed indebtedness for borrowed money and transaction expenses) divided by the Approved EBITDA.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, proceeding or litigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity, by or before any court or other Governmental Authority.

“Advisor” is defined in Section 11.16.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) Parent and its Subsidiaries shall not be considered Affiliates of the Company Stockholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) and (b) the Company Stockholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) shall not be considered Affiliates of Parent and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the Merger Consideration, plus the “Merger Consideration” as defined in the TestEquity Agreement.

“Agreement” means this Agreement, including the Disclosure Schedules and all other exhibits and schedules hereto, as it and they may be amended, restated or otherwise modified from time to time.

“Amended Stock Performance Plan” means the Lawson Products, Inc. Amended Stock Performance Plan, as amended or amended and restated from time to time.

“Ancillary Financing Document” means each of the following: (a) customary perfection certificates, Governing Documents and good standing certificates, in each case to the extent required to be delivered to a Debt Financing Source to satisfy a financing condition and (b) all documentation and other information required to be delivered to the Debt Financing Sources in relation to the Companies and the Subsidiaries by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.

“Anti-Corruption Laws” means all Laws relating to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, Chapter XXVII of Hungarian Act C of 2012 on the Criminal Code, and any other similar Law relating to the prohibition or prevention of corruption or bribery.

“Anti-Money Laundering Laws” means all Laws relating to terrorism financing or money laundering, including the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq., as amended by the USA PATRIOT Act and Hungarian Act LIII of 2017 on the Prevention and Combating of Money Laundering and Terrorist Financing.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approval Proposal” is defined in Section 7.3.

“Approved EBITDA” means, with respect to each Acquired Business, the Acquired Business EBITDA as of the date on which the Acquisition with respect to such Acquired Business is consummated, as such Approved EBITDA shall be agreed to by the Parties or as finally determined pursuant to Section 2.8(d)(vi).

“Associated Person” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, Representatives, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, Representative, manager, general or limited partner or assignee of any of the foregoing).

“Benefit Plan” is defined in Section 3.15(a).

“Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that would have or would reasonably be expected to have, in the aggregate, a material adverse effect on the businesses, financial condition or results of operations of the Company Group, taken as a whole, or the Parent Group, taken as a whole.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Texas or the State of Illinois are authorized or required by Law or other action of a Governmental Authority to close.

“Certificate of Merger” is defined in Section 2.3.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” is defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986.

“Company” is defined in the Preamble.

“Company Common Share” means a share of common stock, par value $0.01 per share, of Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by Company and the Company Stockholder to Parent and Merger Sub on the date of this Agreement.

“Company EBITDA” means, with respect to the relevant period, EBITDA of the Company, less any Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Parent Board that are not Acquisitions).

“Company EBITDA Delta” means an amount equal to the increase, if any, in Company EBITDA for its 2022 fiscal year (calendar year 2022) over Company EBITDA for its 2021 fiscal year (calendar year 2021).

“Company Financial Statements” is defined in Section 3.5(a).

“Company Group” means Company and its Subsidiaries.

“Company Group Member” is defined in Section 11.16.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by any of the Company Group.

“Company Latest Balance Sheet” means the most recent balance sheet included in the Company Financial Statements.

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Company Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Company Group, including as a result of the identity of Parent or any communication regarding plans or intentions with respect to the business conducted by the Company Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the TestEquity Agreement or the TestEquity Related Agreements by Parent or any of its Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, Parent; (j) the actions or omissions of Parent; (k) the failure by the Company Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Company Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Company Material Adverse Effect”); and (l) the failure of any Acquisition to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Company Group, taken as a whole, relative to similarly situated companies in the industries in which the Company Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Material Contract” is defined in Section 3.13(a).

“Company Preferred Share” means a share of preferred stock, par value $0.01 per share, of Company.

“Company Release” means the release, to be dated as of the Closing Date, delivered by Company, in the form of Exhibit A attached hereto.

“Company Significant Customer” is defined in Section 3.21(a).

“Company Significant Supplier” is defined in Section 3.21(b).

“Company Stockholder” is defined in the Preamble.

“Company Stockholder Release” means the release, to be dated as of the Closing Date, delivered by Company Stockholder, in the form of Exhibit B attached hereto.

“Company Tax Certificate” is defined in Section 7.10(c).

“Competing Transaction” is defined in Section 6.5.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 22, 2021, by and between GS Operating, LLC and Parent relating to the Transactions.

“Contract” means any contract, lease, sublease, license, purchase order, service order, sales order, indenture, note, bond, mortgage or other agreement, instrument, arrangement, program or commitment that is legally binding, in each case whether written or oral, and including all amendments, modifications and options thereunder or relating thereto.

“Covered Affiliate” means Company’s current or former Subsidiaries or Affiliates or any of their respective predecessors.

“D&O Costs” is defined in Section 7.7(c).

“D&O Expenses” is defined in Section 7.7(c).

“D&O Indemnifiable Claim” is defined in Section 7.7(c).

“D&O Indemnifying Party” is defined in Section 7.7(c).

“D&O Indemnitee” means the individuals who, on or prior to the Closing Date, were officers, directors, or employees or agents of Company or its Subsidiaries or served on behalf of Company or its Subsidiaries as an officer, director or employee or agent of any Covered Affiliate and the heirs and executors of such officers, directors or employees or agents.

“Data Protection Laws” means all applicable Laws relating to privacy, data protection, and data security, including with respect to the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information (including Personal Information of employees, contractors, customers, and prospective customers).

“Data Room” means the online data room maintained by the Company Stockholder or its Affiliates through SS&C Intralinks Inc. for purposes of the Transactions, including any separate data room or folders marked “clean room.”

“Debt Financing” means the debt financing incurred or intended to be incurred in connection with the Transactions.

“Debt Financing Condition” means any condition precedent to the Debt Financing.

“Debt Financing Document” means any credit agreement, mezzanine note purchase agreement or any related security or other agreement pursuant to which the Debt Financing will be governed.

“Debt Financing Source” means any Person that has committed to provide or arrange and has entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby and by the Related Agreements, together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedules” means the Company Disclosure Schedule and the Parent Disclosure Schedule.

“Dispute Notice(s)” is defined in Section 2.8(d)(vi).

“DOJ” is defined in Section 6.7(b).

“Dollars” or “$” means the lawful currency of the United States.

“Earnout Formula” means an amount of Parent Common Shares calculated by multiplying the Trading EBITDA Multiple by the Company EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in Company EBITDA, divided by the 2022 Average Parent Stock Price; provided that the Earnout Formula shall not be a number of Parent Common Shares in excess of the total remaining Holdback Shares.

“Earnout Period” means the period commencing on the Closing Date and ending five (5) Business Days after the date on which the amount of the Earnout Shares is finally determined (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)).

“Earnout Shares” is defined in Section 2.8(d)(iii).

“Earnout Statement” is defined in Section 2.8(d)(iii).

“EBITDA” means with respect to the relevant period and without duplication, the net income from operations of the applicable business during such period, before the subtraction of any interest expense, taxes based on income and profits, depreciation or amortization, and (i) adding the amount of one-time non-recurring expenses, cost and expense savings and other documented synergies, and one-time operating costs associated with investments approved by the Special Committee or the Parent Board, and (ii) adjusting for the pro-forma effect of acquisitions, in all cases (i) and (ii), as such adjustments are applied with consistent methodologies and treatment between periods.

“Effective Time” is defined in Section 2.3.

“Employee” is defined in Section 7.5(b).

“End Date” is defined in Section 9.1(b).

“Enforceability Exceptions” means principles of equity and bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally.

“Environmental Law” means any applicable Law pertaining to the environment, protection of natural resources, pollution, or the environmental aspects of the treatment, storage, recycling, transportation, disposal, arrangement for treatment, storage, recycling, transportation, or disposal, handling or Release of or exposure to any Hazardous Substances (and including worker health or safety Laws as they relate to occupational exposure to Hazardous Substances).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing.

“Excluded Company Parties” means LKCM Headwater Investments II, L.P., LKCM Headwater II Sidecar Partnership, L.P., Headwater Lawson Investors, LLC, LKCM Investment Partnership, L.P., LKCM Private Discipline Master Fund, SPC, PDLP Lawson, LLC, LKCM Micro-Cap Partnership, L.P., LKCM Core Discipline, L.P., Luther King Capital Management Corporation, J. Luther King, Jr., J. Bryan King and the Persons in which any of the foregoing Persons have a pecuniary interest or in the name of which the Parent Common Shares of any of the foregoing Persons are registered or beneficially held, whether directly or indirectly.

“Export Control Laws” means all applicable Laws relating to the export or transfer of items, technology or data imposed, administered or enforced from time to time by Governmental Authorities, including the Export Administration Regulations, 15 C.F.R. §§ 730-774 and ITAR, 22 C.F.R. Parts 120-130.

“Foreign Plan” is defined in Section 3.15(j).

“FTC” is defined in Section 6.7(b).

“GAAP” means United States generally accepted accounting principles as in effect; provided that with respect to financial information within the Company Financial Statements or Parent Financial Statements, “GAAP” shall mean United States generally accepted accounting principles as in effect as of the date of such Company Financial Statements or Parent Financial Statements, as applicable.

“Gexpro Management Agreement” means that certain management agreement, made and entered into as of February 24, 2020, by and between 301 HW Opus HoldCo, LLC, a Delaware limited liability company, and Luther King Capital Management Corporation, a Delaware corporation.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority.

“Hazardous Substance” means any material, substance or waste that is defined, listed or regulated as “hazardous” or “toxic” (or words of similar meaning or intent) under any applicable Environmental Law, including petroleum or petroleum fractions or by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), or flammable, explosive or radioactive materials.

“Holdback Release Formula” means such amount of Parent Common Shares calculated by dividing (a) the amount of Accretion (as finally determined pursuant to Section 2.8(d)) by (b) $48.0476; provided that the Holdback Release Formula shall not be a number of Parent Common Shares in excess of the total Holdback Shares.

“Holdback Shares” is defined in Section 2.8(d).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder.

“Incidental License” means any (a) license, software-as-a-service agreement or other Contract for “shrink-wrap,” “click-through” or other “off-the-shelf” Software owned by a third party that is generally available on standard commercial terms, where the amount paid or to be paid by or to the Company Group or the Parent Group, as the case may be, is less than $50,000 in the aggregate pursuant to any such license; (b) license for Open Source Software owned by a third party; (c) confidentiality, secrecy or non-disclosure agreement entered into in the ordinary course of business; (d) Contract for the purchase or lease of computer hardware or equipment such as photocopiers or telephones where Software is pre-installed or embedded on such hardware or equipment; (e) trademark license granted by a supplier of products or services to a distributor or other customer thereof solely to enable the distributor or other customer to identify the supplier’s products or services; or (f) license granted by a Person to a contractor to such Person solely to enable the contractor to provide services to such Person.

“Indebtedness” means, as of any particular time with respect to the Company Group, without duplication, (a) the unpaid principal amount of and related accrued interest on all indebtedness for borrowed money (whether evidenced by a note, bond, debenture or other security or similar instrument), including any prepayment penalties or premium, make-whole payments, indemnities, breakage costs (including breakage fees payable on termination of the arrangements), fees and other costs and expenses associated with the repayment of any such indebtedness, (b) reimbursement obligations under all letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments solely to the extent drawn upon, (c) all obligations of the Company Group under leases required to be capitalized on a balance sheet of the Company Group, (d) obligations for the deferred purchase price of property or services and hold-back amounts in reference to Company Group recourse with respect to indemnification, (e) any derivative, hedging, swap and similar instruments, (f) all guarantees provided by the Company Group in respect of the indebtedness or obligations referred to in the foregoing clauses (a) through (e) and (g) the Management Fees. Notwithstanding the foregoing, “Indebtedness” shall not include any obligation in respect of (i) letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments to the extent not drawn upon, (ii) accounts payable, (iii) leases that are not required in accordance with GAAP to be capitalized on a balance sheet of the Company Group, (iv) intercompany indebtedness and other balances solely between or among the Company Group, (v) any amounts that constitute Transaction Expenses, (vi) the Debt Financing or any other indebtedness incurred by or on behalf of Parent, and (vii) any pension underfunding (determined on a PBGC plan termination basis) and other deferred compensation, if any, and any related employer portion of Taxes.

“Independent Accounting Firm” means PricewaterhouseCoopers LLP or, if such firm cannot act as the Independent Accounting Firm under this Agreement, such other nationally recognized accounting firm mutually selected by Parent and the Company Stockholder.

“Insurance Policy” is defined in Section 3.9(a).

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including: (a) all patents and patent applications (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and patent disclosures, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and social media “handles” and other identifiers, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all Trade Secrets and (e) all Software.

“IT Assets” means any and all computers, Software, hardware, systems, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment used by a Person, and all associated documentation.

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. parts 120–130.

“ITAR Notice” is defined in Section 6.8.

“Knowledge of Company” means the actual knowledge, without independent investigation, of Bob Connors, Craig Schilling and Ray Herzog.

“Knowledge of Parent” means the actual knowledge, without independent investigation, of Michael DeCata, Neil Jenkins and Ron Knutson.

“Knowledge of the Company Stockholder” means the actual knowledge, without independent investigation, of Brad Wallace and Joel Stewart.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Leased Real Property” is defined in Section 3.10(a).

“Liability” means any liabilities or obligations of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means all liens (statutory or other), encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights of way, covenants, community property interests, encroachments, options and rights of first refusal.

“Management Fees” means accrued and unpaid management fees incurred by Luther King Capital Management Corporation (or its designee) under that certain Gexpro Management Agreement.

“Marketing Efforts” means (a) participation by the senior management team of the Company in (i) the preparation of the Marketing Material and any reasonable number of due diligence sessions related thereto, all during normal business hours and with reasonable prior notice at reasonable locations and subject to customary confidentiality arrangements for syndicated bank loans; (ii) a customary bank meeting; and (iii) preparation of customary rating agency presentations and meetings with one or more rating agencies and (b) the delivery of customary authorization letters and confirmations in connection with the Marketing Material with respect to presence or absence of material non-public information and material accuracy of the information contained therein; provided, however, that such letters and confirmations shall state that (y) the Company Stockholder, the Company Group and their respective Affiliates shall not have any liability of any kind or nature resulting from the use of information contained in the Marketing Material or otherwise in connection with the Marketing Efforts and (z) the recipient of such letters or authorizations agrees that the Debt Financing Sources shall be entitled to rely only on the representations and warranties contained in any executed Debt Financing Documents.

“Marketing Material” means a customary “public side” bank book, a customary “private side” bank book and a customary lender presentation regarding the business, operations, financial condition, projections and prospects of the Company Group to be used by Parent, Merger Sub and the Debt Financing Sources in connection with a syndication of the Debt Financing.

“Mayer Brown” means Mayer Brown LLP and its associated legal practices that are separate entities, including Mayer Brown International LLP, Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados.

“Merger” is defined in the Recitals.

“Merger Consideration” means eight million (8,000,000) validly issued, fully paid and non-assessable Parent Common Shares.

“Merger Sub” is defined in the Preamble.

“Mergers” is defined in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Open Source Software” means any Software that is distributed under a license that requires, as a condition of use, modification or distribution of such Software, that such Software be (a) made available or distributed in a form other than binary, (b) licensed for the purpose of preparing derivative works, (c) licensed under terms that allow any products or services or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) distributable at no license fee, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Owned Real Property” is defined in Section 3.10(b).

“Parent” is defined in the Preamble.

“Parent Awards” is defined in Section 5.3(a).

“Parent Board” is defined in the Recitals.

“Parent Capital Shares” is defined in Section 5.3(a).

“Parent Common Share” is defined in Section 5.3(a).

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and Merger Sub to Company and the Company Stockholder on the date of this Agreement.

“Parent Financial Advisor” means Cowen and Company, LLC.

“Parent Financial Statements” is defined in Section 5.5(b).

“Parent General Stockholder Approval” is defined in Section 5.2.

“Parent Group” means Parent and its Subsidiaries.

“Parent Group Member” is defined in Section 11.16.

“Parent Intervening Event” means any Event that (a) is material to the Parent Group, taken as a whole, and (b) did not result from any breach of this Agreement and was not known or reasonably foreseeable by the Transaction Directors or the Special Committee as of the date of this Agreement, which Event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors or the Special Committee prior to obtaining any of the Parent Stockholder Approvals; provided, however, that no Event to the extent arising out of or resulting from any of the following shall constitute, or be taken into account in determining the existence of, a Parent Intervening Event: (i) any Event relating to the Company Group that does not materially affect the business, assets or operations of the Company Group, (ii) any Event relating to the TestEquity Group that does not materially affect the business, assets or operations of the TestEquity Group, (iii) any change, in and of itself, in the price or trading volume of shares of Parent Common Shares (it being understood that the facts underlying such change may be taken into account in determining whether there has been a Parent Intervening Event, solely to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Parent Intervening Event, to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (v) the announcement of the Transaction Agreements and the Transactions, or (vi) any actions required to be taken (or required to be refrained from being taken) by any of Parent or any of its Subsidiaries under any Transaction Agreement.

“Parent Latest Balance Sheet” means the most recent balance sheet included in the Parent Financial Statements.

“Parent Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Parent Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Parent Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Parent Group, including as a result of the identity of the Company Stockholder (or any of its Affiliates), the Company Group or any communication regarding plans or intentions with respect to the business conducted by the Parent Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the TestEquity Agreement or the TestEquity Related Agreements by the Company Stockholder, the Company or any of their Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, the Company Stockholder or the Company; (j) the actions or omissions of the Company Stockholder or the Company; (k) the failure by the Parent Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Parent Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Parent Material Adverse Effect”); and (l) the failure of any Proposed Parent Transaction to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Parent Group, taken as a whole, relative to similarly situated companies in the industries in which the Parent Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Parent Material Adverse Effect.

“Parent Material Contract” is defined in Section 5.9(a).

“Parent Nasdaq Stockholder Approval” is defined in Section 5.2.

“Parent Preferred Share” is defined in Section 5.3(a).

“Parent Recommendation” is defined in Section 5.2.

“Parent SEC Documents” is defined in Section 5.5(a).

“Parent Significant Customer” is defined in Section 5.14(a).

“Parent Significant Supplier” is defined in Section 5.14(b).

“Parent Stock Options” is defined in Section 5.3(a).

“Parent Stock Plan” means the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended or amended and restated from time to time.

“Parent Stockholder Approvals” is defined in Section 5.2.

“Parent Tax Certificate” is defined in Section 7.10(c).

“Parent Tax Counsel” is defined in Section 7.10(c).

“Parent Unaffiliated Stockholder Approval” is defined in Section 5.2.

“Party” is defined in the Preamble.

“Payment Instructions” means (a) an invoice from each Person (other than an Employee) to whom an amount of Transaction Expenses is owed, and payment instructions indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount and (b) payment instructions for each Employee to whom an amount of Transaction Expenses is owed, indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount, if other than payment through the payroll of the Company.

“Payoff Indebtedness” means Indebtedness under the (a) Credit Agreement, dated as of February 24, 2020, among Company, the other loan parties party thereto from time to time, the lenders party thereto from time to time, and Wilmington Trust, National Association as administrative agent and (b) Credit Agreement, dated as of February 24, 2020, among Company, the loan parties party thereto from time to time, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, in each of clauses (a) and (b), as such Contract may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that Payoff Indebtedness shall not include any Management Fees.

“Payoff Letter” is defined in Section 7.12.

“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities.

“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business for amounts which are not due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (c) Liens arising under worker’s compensation, unemployment insurance, social security, retirement or similar legislation or to secure public or statutory obligations; (d) all matters of record, including survey exceptions, reciprocal easement agreements and other encumbrances on title to real property not in the aggregate detracting materially from the use or value of the assets subject thereto; (e) all applicable zoning, entitlement, conservation restrictions and other land use and environmental regulations imposed by Law; (f) Liens which shall be removed prior to or at the Closing; (g) purchase money Liens and Liens securing rental payments under capital lease arrangements; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) any restriction on transfer arising under any applicable securities Laws.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Personal Information” means any information collected, received, managed, manipulated, transmitted, or otherwise processed by a Person or information in the possession or control, or processed at the direction of or on behalf, of such Person about an identified or identifiable individual, other than the name, job title or, business address, business email address or business telephone number of an employee of such Person; provided, however, the foregoing exclusion shall not apply to information relating to an employee in the European Union.

“Prohibited Action” is defined in Section 2.8(d)(viii).

“Proposed Parent Transactions” is defined in Section 6.3(b)(vii).

“Protected Communications” means, at any time, any and all communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of the Company Stockholder, the Company Group or any of their respective Associated Persons (including Mayer Brown) relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated by this Agreement or any other potential sale or transfer of control transaction involving the Company Group.

“Proxy Statement” means the proxy statement filed by Parent in connection with the Parent Stockholder Approvals, together with any amendments thereof or supplements thereto.

“Public Health Event” means any disease outbreak, cluster, epidemic, pandemic or plague, regardless of stage, including the outbreak or escalation of the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and related strains and sequences) or mutation (or antigenic shift) thereof or a public health emergency resulting therefrom.

“Public Health Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order or Action by any Governmental Authority in connection with or in response to a Public Health Event.

“Real Property Lease” is defined in Section 3.10(a).

“Recused Directors” means J. Bryan King and Mark F. Moon.

“Refinancing” means the payoff and refinancing of the Payoff Indebtedness.

“Registration Rights Agreement” means the registration rights agreement, to be dated as of the Closing Date, among the Company Stockholder, the TestEquity Equityholder and Parent, in the form of Exhibit C attached hereto.

“Related Agreement” means the Registration Rights Agreement, the Company Release and the Company Stockholder Release. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Related Party Agreement” means, with respect to any of the Company Group, a Contract between such Person, on the one hand, and a Related Person, on the other hand.

“Related Person” means the Company Stockholder or any of its Affiliates (other than the Company Group) or any current or former Representative, member, stockholder or direct or indirect equityholder of the Company Stockholder, any of its Affiliates or the Company Group or a member of the immediate family of any of the foregoing Persons.

“Release” means any actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Released Shares” is defined in Section 2.8(d)(ii).

“Remedial Action” is defined in Section 6.7(d).

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants and other advisors.

“Required Financial Information” is defined in Section 7.2(a).

“Sanctioned Jurisdiction” means any country or region that is the subject or target of a comprehensive embargo under applicable Sanctions Laws.

“Sanctioned Person” means any Person that is: (a) listed on any applicable sanctions or export-related restricted party list, including the List of Specially Designated Nationals and Blocked Persons administered by the Office of Foreign Assets Control and the Entity List administered by U.S. Department of Commerce; (b) any

Person that is sanctioned by virtue of ownership, in the aggregate, directly or indirectly, of fifty percent (50%) or greater of sanctioned entities; or (c) any Person organized, resident, or located in any Sanctioned Jurisdiction.

“Sanctions Laws” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by applicable Governmental Authorities, including the United States Office of Foreign Assets Control.

“Securities Act” means the Securities Act of 1933.

“Share Issuances” means the issuance by Parent of Parent Common Shares in connection with the Mergers.

“Software” means (a) all computer programs, whether in source doe, object code, firmware or other form, including application programming interfaces; (b) design, development and testing elements and tools, including architecture, schematics, emulation and simulation reports, test vectors and hardware development tools; (c) databases and other compilations of data or information, including data files, test data and training data, whether machine readable or otherwise; and (d) documentation, including user manuals, maintenance manuals and training materials, related to any of the foregoing.

“Special Committee” is defined in the Recitals.

“Stock Performance Rights” is defined in Section 5.3(a).

“Stockholders Meeting” is defined in Section 5.2.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Surviving Corporation” is defined in the Recitals.

“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any United States federal, state or local or non-United States net income, capital gains, gross income, gross receipts, sales, use, transfer, real property, personal property, escheat or unclaimed property, ad valorem, franchise, profits, license, capital stock, withholding, payroll, surtax, estimated, employment, disability, excise, goods and services, severance, stamp, occupation, premium, property, social security, national health insurance, customs duty, environmental (including Code section 59A), alternative or add-on, value added, registration, windfall profits or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, however denominated, including any interest, penalties or additions thereto incurred under Law with respect to taxes.

“Tax Returns” means any report, return (including any information return), declaration or other filing required to be supplied to any Governmental Authority, or other Person or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.

“Termination Fee” is defined in Section 9.2(a).

“TestEquity” is defined in the Recitals.

“TestEquity Agreement” is defined in the Recitals.

“TestEquity Equityholder” is defined in the Recitals.

“TestEquity Group” means TestEquity and its Subsidiaries.

“TestEquity Merger Sub” is defined in the Recitals.

“TestEquity Merger” is defined in the Recitals.

“TestEquity Related Agreements” means the Registration Rights Agreement, the “Company Release” (as defined in the TestEquity Agreement) and the “Company Equityholder Release” (as defined in the TestEquity Agreement).

“Trade Secrets” means all know-how, trade secrets and confidential or proprietary information, including business and marketing plans and proposals, concepts, methods, practices, processes, standard operating procedures, designs, specifications, customer lists, supplier lists, Contract terms and pricing, Software source code and design information, research and development, technical information, inventions and discoveries, in each case, in any form or medium.

“Trading EBITDA Multiple” means a number equal to (a) (i) Parent’s issued and outstanding Parent Common Shares as of December 31, 2022, multiplied by the 2022 Average Parent Stock Price, plus (ii) Parent’s indebtedness for borrowed money as of December 31, 2022, minus (iii) Parent’s cash balance as of December 31, 2022, divided by (b) Parent’s EBITDA for the fiscal year ended December 31, 2022.

“Transaction Agreements” means, collectively, this Agreement, the Related Agreements, the TestEquity Agreement and the TestEquity Related Agreements.

“Transaction Directors” means the members of Parent Board other than the Recused Directors.

“Transaction Event” is defined in Section 2.8(d)(ix).

“Transaction Expenses” means, in each case expressed in Dollars, (a) all transaction fees and expenses incurred or payable by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement and (b) all accrued or payable and unpaid bonuses, commissions, retention payments, change-of-control payments (including any equity-based payments), termination or severance payments, or other similar compensatory payments or benefits made or to be made to any current or former employee, director, officer, manager, consultant or independent contractor of the Company Group in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, “Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) directors’ and officers’ liability or otherwise in connection with Section 7.7 or (B) the Debt Financing by or on behalf of Parent or Merger Sub, (ii) to the extent incurred by or at the direction of Parent or its Representatives for the transactions contemplated by this Agreement, or (iii) incurred or payable by the Company Stockholder or any of its Affiliates (other than any member of the Company Group), and not by any member of the Company Group.

“Transactions” means, collectively, the transactions contemplated by the Transaction Agreements.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Waived 280G Benefits” is defined in Section 7.5(g).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

1.2    Interpretation.

(a) The table of contents and the headings of the Articles, Sections and subsections included in this Agreement and the various headings of the Disclosure Schedules are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedules or be given any effect in interpreting this Agreement, the Disclosure Schedules or any Exhibits hereto. Unless the context otherwise requires, references in this Agreement to: (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or Subsection in which the reference occurs; (iii) any Contract (including this Agreement) or Law shall be deemed references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions); (iv) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (v) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

(d)    Any Contract, document, list or other item shall be deemed to have been “provided” or “made available” to Parent for all purposes of this Agreement if such Contract, document, list or other item was posted in the Data Room, in each case not later than the relevant time of determination.

(e)    The Parties acknowledge and agree that, to the extent the terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

ARTICLE II

THE MERGER

2.1    Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into Company. As a result of the Merger, Company shall continue as the Surviving Corporation and the separate corporate existence of Merger Sub shall cease.

2.2    Closing. The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, at 10:00 A.M. Central Time on (a) the date which is two (2) Business Days after the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of the conditions precedent set forth in ARTICLE VIII (excluding the conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of such conditions at the Closing) or (b) such other date, time and place as may be agreed in writing by Parent and Company. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.3    Effective Time. As soon as practicable on the Closing Date, Company shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the provisions of the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which the parties hereto shall have agreed upon in writing and is specified in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

2.4    Effects of the Merger. The Merger shall have the effects provided herein and set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, all the property, rights, privileges, immunities, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

2.5    Certificate of Incorporation and Bylaws.

(a)    At the Effective Time, the certificate of incorporation of Company shall be amended and restated in its entirety to read as set forth on Exhibit D, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law.

(b)    Company shall take all necessary action so that, as of the Effective Time, the bylaws of Company shall be amended and restated in their entirety to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended and restated shall be the bylaws of the Surviving Corporation (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation) until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law and the applicable provisions of the certificate of incorporation of the Surviving Corporation.

2.6    Directors and Officers. Until duly removed or until successors are duly elected or appointed and qualified, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation as of the Effective Time and the officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time (except to the extent such officers have resigned as may be required herein).

2.7    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any shares of capital stock of such Party:

(a)    each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation;

(b)    each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Company Common Shares not entitled to receive any consideration therefor pursuant to Section 2.7(c)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Company Common Shares (other than Company Common Shares not entitled to receive any consideration therefor pursuant to Section 2.7(c)) shall cease to have any rights with respect thereto and shall not be entitled to receive any consideration therefor, except that the Company Stockholder (and only the Company Stockholder) will have the right to receive the Merger Consideration (provided that the Company Stockholder’s right to receive a portion of the Merger Consideration equal to the number of Holdback Shares shall be subject to the terms and conditions of Section 2.8(d)); and

(c)    each Company Common Share and Company Preferred Share held in the treasury of the Company or owned by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be exchanged therefor.

2.8    Closing and Post-Closing Issuances and Payments.

(a)    Payment Instructions. No later than the second (2nd) Business Day preceding the Closing Date, Company shall provide to Parent a written statement, signed by a financial officer of Company, setting forth its good faith determination of the Payment Instructions, including by category those that have been paid or are to be paid prior to the Closing, those that are to be paid as part of the Closing and those that are expected to otherwise remain unpaid as of the Closing and satisfied thereafter in accordance with their terms.

(b)    Closing. At the Closing, Parent shall:

(i)    issue and deliver to the Company Stockholder the Merger Consideration, less the Holdback Shares which may be released to the Company Stockholder in accordance with Section 2.8(d), free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof;

(ii)    on behalf of Company, pay the applicable Persons identified in the Payoff Letters the respective amounts of the Payoff Indebtedness due to such Persons as set forth in the Payoff Letters, by wire transfer of immediately available funds to the applicable accounts designated in the Payoff Letters; and

(iii)    on behalf of Company, pay the applicable Persons identified in the Payment Instructions as receiving amounts at the Closing the respective amounts of Transaction Expenses due to such Persons as set forth in the Payment Instructions, by wire transfer of immediately available funds to the applicable accounts designated in the Payment Instructions.

(c)    Post-Closing. Following the Effective Time, Parent shall cause the Surviving Corporation to pay to each Employee to whom an amount of the Transaction Expenses is owed but not paid at the Closing, the amount set forth in the Payment Instructions delivered with respect to such Employee, in each case, via payroll, less applicable withholding Taxes, on or prior to the next regularly scheduled payroll date of Surviving Corporation following the Closing.

(d)    Holdback Shares. The Parties acknowledge and agree that as of the date of this Agreement, (x) the Company anticipates consummating the acquisitions described in Section 2.8(d) of the Company Disclosure Schedule (the “Acquisitions”) and (y) in connection with such Acquisitions, Parent shall hold back at the Closing 1,000,000 Parent Common Shares (the “Holdback Shares”), which Holdback Shares shall be held by Parent until released to the Company Stockholder or forfeited in accordance with the terms of this Section 2.8(d).

(i)    In the event that Company Stockholder or any of its Affiliates proposes to enter into any definitive agreements with respect to an Acquisition (or any amendment or waiver with respect thereto), (A) Company Stockholder shall give Parent reasonably advance written notice thereof, together with copies of all such definitive agreements (or amendments or waivers with respect thereto); and (B) the Parties acknowledge and agree that entry into such definitive agreements shall be subject to approval thereof by the Special Committee; provided, however, that the Special Committee’s determination of whether or not to approve the entry into such definitive agreements must be made no later than 11:59 p.m. Central time on the second Business Day after the date on which Company Stockholder provides the written notice contemplated by the foregoing clause (A). Nothing in this Section 2.8(d) shall obligate the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to approve of any Acquisition if such Acquisition is not on terms and conditions that are substantially similar in all material respects to the terms and conditions set forth in Section 2.8(d) of the Company Disclosure Schedule, or if the board of directors or other governing body (or any committee thereof, including the Special Committee) of Parent or any of its Affiliates (including the Surviving Corporation) determines that such Acquisition is not in the best interests of such party or its stockholders, or would reasonably be expected to be inconsistent with such directors’ or managers’ fiduciary duties. The Parties acknowledge and agree that after the date of this Agreement, with respect to Company’s pursuit of new acquisitions (other than the Acquisitions), all such new acquisitions shall be subject to the terms and conditions of Section 6.2.

(ii)    The amount (if any) of Holdback Shares to be issued and delivered to the Company Stockholder in respect of Accretion (the “Released Shares”) shall be equal to the Holdback Release Formula, as finally determined in accordance with this Section 2.8(d). For all purposes of this Agreement, the calculation of Accretion and the components used in calculating Accretion, as well as the calculation of the Released Shares to be issued and delivered to the Company Stockholder calculated using the Holdback Release Formula, shall be based solely upon Acquisitions consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing, on the terms and subject to the conditions set forth herein. No later than five (5) Business Days following the date that is ninety (90) days following the Closing, the Company Stockholder shall deliver a statement (an “Accretion Statement”) to Parent setting forth its good faith calculation of Accretion and the components used in calculating Accretion, in each case in reasonable detail, as well as its calculation of the amount of Released Shares to be issued and delivered to the Company Stockholder calculated using the Holdback Release Formula. Parent shall have forty-five (45) days following receipt of the Accretion Statement to review the Accretion Statement and to notify the Company Stockholder in writing of any dispute regarding any calculations set forth therein (an “Accretion Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Accretion Dispute Notice is delivered by Parent within such forty-five (45) day period or if Parent delivers a written acceptance of the calculations set forth in the Accretion Statement within such forty-five (45) day period, then the calculations set forth in the Accretion Statement shall become final and binding on the Parties.

(iii)    If, following the final determination of Accretion and Released Shares in accordance with this Section 2.8(d), there remain any Holdback Shares, then the amount of any such remaining Holdback Shares to be issued and delivered to the Company Stockholder shall be determined using the Earnout Formula and in accordance with this Section 2.8(d)(iii). No later than March 15, 2023, Parent shall deliver a statement (an “Earnout Statement”) to the Company Stockholder setting forth its good faith calculation of the amount of remaining Holdback Shares (the “Earnout Shares”) to be issued and delivered to the Company Stockholder using the Earnout Formula. The Earnout Statement shall also set forth in reasonable detail Parent’s calculation of the components of the Earnout Formula. The Company Stockholder shall have forty-five (45) days following receipt of the Earnout Statement to review the Earnout Statement and to notify Parent in writing of any dispute regarding the calculations set forth therein (an “Earnout Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Earnout Dispute Notice is delivered by the Company Stockholder within such forty-five (45) day period or if the Company Stockholder delivers a written acceptance of the calculations set forth in the Earnout Statement within such forty-five (45) day period, then the calculations set forth in the Earnout Statement shall become final and binding on the Parties.

(iv)    In connection with Parent’s review of the Accretion Statement, the Company Stockholder shall provide Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of the Company Stockholder, work papers, schedules, memoranda and other documents used or prepared by the Company Stockholder in connection with its preparation of the Accretion Statement, and other relevant items reasonably requested by Parent, and the Company Stockholder shall cooperate reasonably with Parent and its Representatives in connection therewith.

(v)    In connection with the Company Stockholder’s review of the Earnout Statement, Parent shall provide the Company Stockholder and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of Parent and the Surviving Corporation, work papers, schedules, memoranda and other documents used or prepared by Parent or the Surviving Corporation in connection with its preparation of the Earnout Statement, and other relevant items reasonably requested by the Company Stockholder, and Parent and the Surviving Corporation shall cooperate reasonably with the Company Stockholder and its Representatives in connection therewith.

(vi)    In the event that Parent delivers an Accretion Dispute Notice or the Company Stockholder delivers an Earnout Dispute Notice (each, a “Dispute Notice,” and together, the “Dispute Notices”) in accordance with this Section 2.8(d), Parent and the Company Stockholder shall cooperate in good faith to resolve each dispute set forth in any such Dispute Notice as promptly as practicable, and, upon any such resolution, any adjustments to the Accretion Statement and/or Earnout Statement, as applicable, shall be made as agreed upon by Parent and the Company Stockholder in writing. If Parent and the Company Stockholder are unable to resolve any dispute within thirty (30) days (or such longer period as Parent and the Company Stockholder shall mutually agree in writing) of the delivery of the relevant Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, acting as an expert and not an arbitrator, and such determination by the Independent Accounting Firm shall be final and binding on the Parties, except that (x) the Independent Accounting Firm may consider only those items and amounts (and related items and amounts) as to which Parent and the Company Stockholder have disagreed within the time periods and on the terms specified above and (y) the Independent Accounting Firm’s determination of the amount of Accretion, Released Shares and/or Earnout Shares, as applicable, may not be less than the lower, or more than the higher, of Parent’s and the Company Stockholder’s respective calculations of the applicable amount. Each of Parent and the Company Stockholder shall bear fifty percent (50%) of any expenses relating to the engagement of the Independent Accounting Firm. The Independent Accounting Firm shall be instructed to use reasonable best efforts to make its final determination within thirty (30) days of submission by the Parties of the dispute to it and, in any case, as promptly as practicable after such submission. Each of Parent and the Company Stockholder shall furnish the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm shall reasonably request.

(vii)

A.    Upon the final and binding determination of the amount of the Released Shares (whether pursuant to Section 2.8(d)(ii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Released Shares to the Company Stockholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

B.    Upon the final and binding determination of the amount of the Earnout Shares (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Earnout Shares to the Company Stockholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

C.    For the avoidance of doubt, in no event shall the aggregate of the Released Shares and Earnout Shares exceed the amount of Holdback Shares.

(viii)    From and after the Closing and until such time as the final determination of the Released Shares and the Earnout Shares, if any, that are to be issued and delivered to the Company Stockholder pursuant to this Section 2.8(d), Parent shall not, and shall cause each of its Affiliates, including the Surviving Corporation, to not, without the written consent of the Company Stockholder (such consent not to be unreasonably withheld, conditioned or delayed) (any of the following, the “Prohibited Actions”):

A.    take any action the sole intention and purpose of which is reducing the amount of Released Shares or Earnout Shares to be delivered to the Company Stockholder; or

B.    voluntarily liquidate, dissolve or wind-up the affairs of the Surviving Corporation;

provided, that any action or omission taken by or with the unanimous consent or approval of the Parent Board shall not be deemed to be a Prohibited Action, or taken into account for purposes of determining whether an action or omission constitutes a Prohibited Action.

(ix)    In the event that, following the Closing and prior to the end of the Earnout Period, (A) there occurs a sale or other disposition of all or substantially all of the assets of Parent, or a merger, consolidation, recapitalization or other transaction in which any Person and its Affiliates (other than the Company Stockholder, the Excluded Company Parties or any of their respective Affiliates), together with any Persons (other than the Company Stockholder, the Excluded Company Parties or any of their respective

Affiliates) that “roll over” interests in Parent in connection with and as an integrated step of such transaction, becomes the beneficial owner, directly or indirectly, of one hundred percent (100%) of the combined voting power of all interests in Parent or any successor of Parent that beneficially owns the Company Group (this clause (A), a “Transaction Event”) or (B) (1) Parent makes a general assignment for the benefit of creditors, (2) Parent institutes any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (3) any proceeding shall be instituted by any third party against Parent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization, and an order for relief against Parent shall have been entered into by a court of competent jurisdiction in such proceeding that remains unstayed and in effect for 60 days, Parent shall issue and deliver to the Company Stockholder (and, in the case of a Transaction Event, such issuance and delivery shall take place immediately prior to the consummation of such Transaction Event) all of the remaining Holdback Shares, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof. Upon issuance and delivery of remaining Holdback Shares pursuant to this Section 2.8(d)(ix), the obligations of Parent under this Section 2.8(d) shall be deemed fully satisfied and be of no further force or effect.

(x)    Notwithstanding anything in this Agreement to the contrary, in the event of any change to the Parent Common Shares (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding following the Closing as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, issuer tender or exchange offer, or other similar transaction, the Holdback Shares shall be equitably adjusted, without duplication, to provide the Company Stockholder the same economic effect contemplated by this Agreement prior to such change.

(xi)    Until such time as the Holdback Shares are issued and delivered pursuant to this Section 2.8(d), the Company Stockholder shall have no rights as a record or beneficial owner of such Holdback Shares, including as to any dividends, distributions and other earnings thereon or the right to vote such Holdback Shares.

(xii)    The Parties acknowledge and agree that all calculations with respect to the release of Holdback Shares, including Company EBITDA and Company EBITDA Delta, shall exclude the effects of any “reverse acquisition accounting” or similar accounting adjustments resulting from any Person other than Parent (including TestEquity) being the “accounting acquiror” of Parent for purposes of GAAP as a result of the consummation of the Transactions.

(xiii)    For purposes of this Section 2.8(d) only, the term “Special Committee” shall mean any committee of the Parent Board (as it may be constituted from time to time) comprised solely of independent directors who are independent of the Excluded Company Parties.

2.9    Reorganization Treatment. It is intended that for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is hereby adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Parent and Merger Sub as follows, it being understood that the representations and warranties contained in this ARTICLE III are subject to  the exceptions and disclosures set forth in the Company Disclosure Schedule:

3.1     Organization. Each of the Company Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Company Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such Permits does not constitute Company Material Adverse Effect. Each of the Company Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Company Material Adverse Effect. Company has made available to Parent true and complete copies of the Governing Documents of each member of the Company Group.

3.2    Authority and Enforceability. Company has full corporate power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to the Company Stockholder’s adoption of this Agreement, to consummate the transactions contemplated hereby and thereby. The board of directors of Company has unanimously (a) determined that this Agreement, the terms of this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Company and the Company Stockholder, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (c) resolved to recommend that the Company Stockholder adopt this Agreement. Except for the adoption of this Agreement by the Company Stockholder as the sole stockholder of Company, no other corporate proceedings on the part of Company are necessary to authorize, adopt or approve, as applicable, this Agreement or Company’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DGCL). Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Company’s Related Agreements upon execution and delivery by Company (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

3.3    Capitalization.

(a)    Section 3.3(a) of the Company Disclosure Schedule sets forth a correct and complete description of the following: (i) all of the authorized, issued and outstanding equity interests in each of the Company Group; and (ii) the record and beneficial owners of each of the outstanding equity interests in each of the Company Group. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, there are no other outstanding equity interests of any of the Company Group.

(b)    All of the issued and outstanding equity interests in each of the Company Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person or applicable Law) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Company owns, directly or indirectly, all of the outstanding equity interests in the Company Group free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    There are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Company Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Company Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)    None of the Company Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Company Group on any matter.

(e)    There are no voting trusts or other agreements or understandings to which any of the Company Group is a party with respect to the voting or registration of the equity interests of any of the Company Group.

(f)    Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, none of the Company Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Company owns any equity interests of Company.

3.4    No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Company’s Related Agreements by Company do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Company’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Company Group under, or result in any loss, suspension, limitation or impairment of any right of Company Group to own or use any assets for the conduct of their respective businesses under, any provision of (a) the Governing Documents of each member of the Company Group or (b) (i) any Company Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Company Group or any of Company Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Company Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Company Group in connection with the execution and delivery by Company of this Agreement and its Related Agreements or the consummation by Company of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DGCL, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Company Material Adverse Effect and would not reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

3.5    Company Financial Statements; Undisclosed Liabilities.

(a)    Set forth on Section 3.5(a) of the Company Disclosure Schedule are correct and complete copies of: (i) the audited consolidated balance sheet of the Company Group as of September 25, 2021 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2021 and ending September 25, 2021, (ii) the audited consolidated balance sheet of the Company Group as of December 31, 2020 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning February 23, 2020 and ending December 31, 2020, (iii) the unaudited consolidated balance sheet of the Company Group as of September 26, 2020 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning February 23, 2020 and ending September 26, 2020 (the financial statements described in the foregoing clauses (i) and (ii) and this clause (iii), collectively, the

“Company Financial Statements”) and (iv) the unaudited abbreviated consolidated statement of revenues and direct expenses of the Company Group for the period from January 1, 2020 to February 23, 2020 setting forth revenues, cost of goods sold and direct operating expenses of the Company Group for such period (the financial statements described in this clause (iv), the “Abbreviated Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto). The Company Financial Statements are based on the books and records of the Company Group, and fairly present in all material respects the financial condition of the Company Group as of the respective dates thereof and the results of the operations of the Company Group for the periods indicated, all in accordance with GAAP. The Abbreviated Financial Statements are based on the books and records of the Company Group, and fairly present in all material respects the revenues, cost of goods sold and direct expenses of the Company Group for the periods specified therein, all in accordance with GAAP as applied by the Company consistent with its past practices, except for the presentation principles of GAAP.

(b)    There are no material Liabilities of any nature with respect to the Company Group as of the date hereof that would be required under GAAP to be reflected on the Company Latest Balance Sheet, except for (i) Liabilities reflected on or reserved against in the Company Financial Statements; (ii) Liabilities that have been incurred in the ordinary course of business consistent with past practice subsequent to the date of the Company Latest Balance Sheet; (iii) Transaction Expenses; and (iv) Liabilities as set forth on Section 3.5(a) of the Company Disclosure Schedule; provided, however, that no Liability identified in the foregoing clauses (i) through (iv) constitutes a Liability arising from any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Law. This Section 3.5(b) shall not be deemed breached as a result of changes in GAAP or in Law after the date hereof.

(c)    All accounts and notes receivable of the Company Group have arisen from bona fide transactions in the ordinary course of business.

(d)    The Company Group maintains a system of accounting established and administered in accordance with GAAP. The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) all assets, liabilities and transactions are accurately and fairly recorded in all material respects as necessary to permit preparation of audited financial statements and to maintain accountability for the assets and (ii) transactions are executed and access to records is permitted only in accordance with management’s authorization, in each case with respect to such matters as would have a material effect on the financial statements of the Company Group.

(e)    Section 3.5(e) of the Company Disclosure Schedule sets forth the outstanding Indebtedness of the Company Group, together with the outstanding amount thereof, as of the date of this Agreement.

3.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Company Latest Balance Sheet through the date hereof, (a) the Company Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Company Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing without the consent of Parent, would constitute a breach of Section 6.2 and (c) there has not been any Event which has had a Company Material Adverse Effect.

3.7    Compliance With Laws; Permits.

(a)    Except as set forth on Section 3.7(a) of the Company Disclosure Schedule, the Company Group is and, since February 24, 2020 has been, in compliance with all Laws to which the Company Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Company Material Adverse Effect.

(b)    Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, (i) the Company Group has all Permits that are necessary to permit the Company Group to carry on their businesses as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii) all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Company Material Adverse Effect. Since February 24, 2020, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Company Material Adverse Effect.

3.8    Litigation. Except as set forth on Section 3.8 of the Company Disclosure Schedule, (a) there is no, and since February 24, 2020 there has not been any, Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened, against the Company Group or affecting any of its properties or assets (or, to the Knowledge of Company, against any of the officers or directors of the Company Group as to which the Company Group has any indemnification obligations) and (b) none of the Company Group is, or since February 24, 2020 has been, a party or subject to any Governmental Order.

3.9    Insurance.

(a)    Section 3.9(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date hereof of all policies and programs of or agreements for insurance and interests in insurance pools and programs (in each case including insurance from Affiliates) maintained by or for the benefit of the Company Group that are used for, held for use in, or otherwise related to the respective businesses of the Company Group (other than any Insurance Policy maintained in connection with a Benefit Plan) (each, an “Insurance Policy”).

(b)    Each of the Insurance Policies are valid, outstanding, enforceable and in full force and effect as of the date hereof. All premiums due and payable under such policies have been paid during the twelve (12)-month period prior to the date of this Agreement, and there are no material defaults under any Insurance Policies by any of the Company Group. Since February 24, 2020, none of the Company Group has received any notice of cancellation relating to any Insurance Policies, and there are no claims pending under any Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than pursuant to a customary reservation of rights notice). Each of the Company Group is and has been in compliance in all material respects with each of the Insurance Policies, and, none of the Company Group is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company Group.

3.10    Real Property; Personal Property.

(a)    Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) all Contracts (each, a “Real Property Lease”) pursuant to which any of the Company Group leases real property as tenant, lessee or sublessee (as applicable) (the “Leased Real Property”), and (ii) all material real property which is leased by any of the Company Group, as lessor, to third parties, or any Leased Real Property which is subleased by any of the Company Group, as sublessor, to third parties, in each case, as of the date of this Agreement. Each Real Property Lease (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions. None of the Company Group or, to the Knowledge of Company, any other party to each Real Property Lease is in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under any Real Property Lease, except as does not constitute Company Material Adverse Effect.

(b)    Section 3.10(b) of the Company Disclosure Schedule contains a true and complete list of all real property owned by any of the Company Group (the “Owned Real Property”). Except as set forth in Section 3.10(b) of the Company Disclosure Schedule and as does not constitute Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has good and marketable fee title to all of the Owned Real Property of such Person, free and clear of any Lien other than Permitted Liens.

(c)    To the Knowledge of Company, the use and operation of the Leased Real Property in the conduct of the businesses of the Company Group do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

(d)    Section 3.10(d) of the Company Disclosure Schedule sets forth a list of all leases of tangible assets and other personal property of the Company Group involving annual payments in excess of $50,000.

3.11    Environmental Matters. Except as set forth on Section 3.11 of the Company Disclosure Schedule and for matters that would not be material to the Company Group:

(a)    each of the Company Group is and since February 24, 2020 has been in material compliance with applicable Environmental Laws;

(b)    each of the Company Group holds, and since February 24, 2020 has held, all Permits under Environmental Laws required for each of their operations; and since February 24, 2020 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Company Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened in writing against any of Company Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Company Group, or, to the Knowledge of Company, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Company Group) that would reasonably be expected to result in Liability being imposed upon any of the Company Group under applicable Environmental Laws;

(f)    none of the Company Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Company, none of the Company Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Company Group or service of the Company Group in a manner that would reasonably be expected to result in Liability being imposed upon the Company Group under applicable Environmental Laws;

(h)    none of the Company Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Company, there is no existing Event that would reasonably be expected to result in the Company Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Company has made available to Parent copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Company Group, the Owned Real Property, or the Leased Real Property.

3.12    Tax Matters. Except as set forth on Section 3.12 of the Company Disclosure Schedule:

(a)    all material Tax Returns required to be filed by or with respect to the Company Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Company Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Company Group is currently the subject of an audit or other proceeding relating to any material Tax Return or the payment of or failure to pay material Taxes, and none of the Company Group has received written notice from any Governmental Authority that such an audit or other proceeding will be initiated in the future;

(d)    none of the Company Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, agreed to an extension of time for filing any Tax Return other than an extension of time filed in the ordinary course of business, or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(e)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company Group does not file Tax Returns that the Company Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Company Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(f)    none of the Company Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law) other than one in which the Company is the common parent, (ii) has had any Liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Company Group;

(g)    none of the Company Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(h)    none of the Company Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Company Group;

(i)    the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(j)    the Company Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(k)    none of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date;

(l)    each of the Company Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(m)    none of the Company Group has taken any action and none of them know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 3.12, in Section 3.14(f) and Section 3.15(e) constitute the sole and exclusive representations and warranties of the Company with respect to the Taxes of the Company Group. Nothing in this Section 3.12 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

3.13    Material Contracts.

(a)    Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Company Group is a party or by which any of the Company Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Company Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Company Group to conduct any line of business, operate any aspect of the business of the Company Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the Company Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Company Group to purchase requirements or minimum amounts, excluding (i) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (ii) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Company Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Company Significant Supplier or a Company Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Company Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Company Group;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any Indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Company Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a Benefit Plan), for the employment of any employee or natural person independent contractor of the Company Group providing services to any of the Company Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Company Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a Benefit Plan, that obligates any of the Company Group to pay, or that entitles any of the Company Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Company Group;

(x)    any Contract under which the Company Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any Related Party Agreement;

(xii)    any Real Property Lease;

(xiii)    any collective bargaining agreement or other Contract with a labor union;

(xiv)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Company Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xv)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Company Group has continuing obligations;

(xvi)    any Contract the primary purpose of which is to bind any of the Company Group to indemnify or assume liabilities of any other Person (including any D&O Indemnitee), with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xvii)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Company Group;

(xviii)    any Contract pursuant to which any of the Company Group has agreed to loan any Person any amount or otherwise make any investment in any other Person;

(xix)    any Contract with any Governmental Authority; and

(xx)    any Contract pursuant to which any of the Company Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, (i) since January 1, 2021, none of the Company Group has received or been in possession of any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Company Group under any Company Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Company Group as a whole, (ii) each Company Material Contract is a legal, valid and binding obligation of the Company Group, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions), (iii) no material breach in or material default under any Company Material Contract by any of the Company Group exists (with or without the lapse of time or the giving of notice, or both), and (iv) to the Knowledge of Company, (A) no other party to any Company Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Company Material Contract; and (B) no event or circumstance has occurred that (with or without the lapse of time or the giving of notice, or both) would reasonably be expected to constitute a default or breach under any Company Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any material benefit thereunder. Company has made available to Parent true, correct and complete copies of each of the Company Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Company’s possession.

3.14    Labor Matters. Except as set forth on Section 3.14 of the Company Disclosure Schedule, as of the date hereof:

(a)    none of the Company Group is a party to any collective bargaining agreement or other Contract with a labor union or labor organization, and no Employee is represented by any labor organization with respect to such Employee’s employment with the Company Group;

(b)    there is no strike or work stoppage involving any of the Company Group pending or, to the Knowledge of Company, formally threatened in writing;

(c)    no Action brought by or on behalf of any Employee, former employee, labor organization or other Representative of the Employees of any of the Company Group is pending or, to the Knowledge of Company, formally threatened in writing against any of the Company Group (other than ordinary workers’ compensation claims);

(d)    there is no ongoing or threatened Action or (to the Knowledge of the Company) investigation against any of the Company Group with respect to any employment matter;

(e)    to the Knowledge of Company, no union organization campaign is in progress with respect to any Employee or group of Employees;

(f)    each of the Company Group has been and is in compliance in all material respects with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of such Person under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding;

(g)    all independent contractors and consultants providing personal services to the Company Group have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all Employees have been properly classified under the Fair Labor Standards Act and similar state Laws;

(h)    none of the Company Group has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor;

(i)    (i) a Form I-9 has been completed and retained with respect to each Employee and, where required by Law, former employees of the Company Group, (ii) none of the Company Group has been the subject of any Action assessment or judgement nor, to the Knowledge of Company, has any of the Company Group been the subject of an investigation, inquiry or other any Action assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding;

(j)    there is not currently pending, and to the Knowledge of Company, in the last three (3) years, there have not been any allegations of sexual harassment or other sexual misconduct made against any officer or executive of the Company Group, and in the past three (3) years, none of the Company Group has entered into a settlement agreement to resolve any allegations of sexual harassment or other sexual misconduct by any of its officers or executives, and to the Knowledge of Company, there are no circumstances or conduct by any officer or executive of the Company Group that would lead to material Liability related to allegations of sexual harassment or other sexual misconduct;

(k)    attached as Section 3.14(k) of the Company Disclosure Schedule is a true, correct and complete list of each Employee of, and separately, a list of each natural person independent contractor or leased employee providing services in excess of $100,000 per calendar year to, the Company Group and in the case of each such Employee and contractor or leased employee, setting forth the following information, if applicable, as of the date hereof: (i) title or position; (ii) date of hire or commencement of service; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether covered by the terms of a collective bargaining or similar agreement or an employment or consulting agreement; (vi) whether absent from active employment or service and if so, the date such absence commenced, and the anticipated date of return to active employment or active service; (vii) annual salary or annual consulting payments, as the case may be, and, if applicable, target bonus and other incentive compensation, such salary and other compensation data to include current information and such information for the prior twelve (12)-month period; (viii) the Company Group provided vehicles or vehicle allowances; and (ix) to the extent applicable, accrued unused vacation, sick days and other paid days off; and

(l)    there has been no “mass layoff” or “plant closing” (as defined by the WARN Act and/or as defined by Act I of 2012 on the Hungarian Labor Code) with respect to any of the Company Group within the six (6) months prior to the date hereof.

3.15    Employee Benefits.

(a)    Section 3.15(a) of the Company Disclosure Schedule sets forth each material (i) “employee benefit plan” (as defined in section 3(3) of ERISA) other than a “multiemployer plan” (as defined in section 3(37) of ERISA), and (ii) retirement or deferred compensation plan, incentive compensation plan, commission plan or arrangement, equity or equity-based plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or former employee, director, consultant, leased employee or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA), in each case under or with respect to which is maintained, sponsored or contributed to by any of the Company Group or to which any of the Company Group has any obligation to contribute, or with respect to which a Company Group member has any Liability (each, a “Benefit Plan”).

(b)    With respect to each Benefit Plan, Company has provided to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) each Benefit Plan, any amendment and any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter, if applicable; (iii) any summary plan description, summaries of material modification, employee handbook and other written communications (or a description of any oral communications) by Company or any Affiliate of Company concerning the extent of the benefits provided under an Benefit Plan; (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules thereto, (B) audited financial statements, and (C) actuarial valuation reports; (v) all collective bargaining agreements; (vi) insurance contracts; (vii) the most recent nondiscrimination and other tests performed under the Code, to the extent applicable; and (viii) any other documents reasonably requested by Parent.

(c)    Except as would not reasonably be expected to result in material Liability to the Company Group, each Benefit Plan has been, in all material respects, established and administered in accordance with its terms and in compliance with applicable Law, and to the Knowledge of Company, no Event has occurred which will or could cause any Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance (other than with respect to matters that have been resolved). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received an IRS determination letter or is the subject of an IRS opinion or advisory letter and, to the Knowledge of Company, nothing has occurred that would reasonably be expected to result in any such Benefit Plan not being so qualified, and, to the Knowledge of Company, no event has occurred which will or could give rise to disqualification of any such Benefit Plan. All Benefit Plans which are subject to section 409A of the Code comply with section 409A in form and have been administered in accordance with their terms and section 409A of the Code.

(d)    Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, no Benefit Plan is subject to Title IV of ERISA, and none of the Company Group or any of their ERISA Affiliates contributes to, has contributed to, or has any Liability or contingent Liability with respect to a multiemployer plan (as defined in 400l(a)(3) of ERISA).

(e)    None of the assets of any Benefit Plan are invested in employer securities or employer real property. No Event has occurred with respect to any Benefit Plan, that could reasonably be expected to subject Parent, any member of the Company Group or any Benefit Plan to material penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code.

(f)    Except as set forth on Section 3.15(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated by this Agreement will (i) result in any compensation becoming due to any Employee, (ii) increase any payments or benefits payable to any Employee under any Benefit Plan or (iii) result in the acceleration of the time of payment, funding or vesting of any payments or benefits to any Employee under any Benefit Plan.

(g)    There are no pending Actions or (to the Knowledge of the Company) investigations, nor have there been any in the last two (2) years, that have been asserted or instituted with respect to any Benefit Plan other than routine claims for benefits, no such Actions or investigations have been threatened in writing.

(h)    None of the payments contemplated by the Benefit Plans in connection with the transactions contemplated by this Agreement or for a termination of employment of any Employee would, in the aggregate, constitute “excess parachute payments” (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

(i)    Except as set forth on Section 3.15(i) of the Company Disclosure Schedule, no Employee is entitled to any post-retirement medical or life insurance benefits from any of the Company Group, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and section 4980B of the Code or other applicable Law.

(j)    Each Benefit Plan maintained under the Law or applicable custom or rule of a jurisdiction outside of the United States is listed on Section 3.15(j) of the Company Disclosure Schedule (each, a “Foreign Plan”). With respect to each Foreign Plan, (i) such Foreign Plan is, and has been operated, in material compliance with its terms and the provisions of the Laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan, (ii) all material contributions to, and material payments from, such Foreign Plan which have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Laws of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, (iii) each of the Company Group has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan required determinations, if any, that such Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) there are no pending investigations by any Governmental Authority involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, and (v) the consummation of the transactions contemplated by this Agreement will not by themselves create or otherwise result in any Liability with respect to such Foreign Plan.

3.16    Intellectual Property.

(a)    Section 3.16(a)(i) of the Company Disclosure Schedule sets forth a list of all Company Intellectual Property of any of the Company Group that has been issued by, or registered with or by, the U.S. Patent and Trademark Office, the U.S. Copyright Office, a U.S. state office, any similar Governmental Authority anywhere in the world or a domain name registrar, and any applications therefor, including, for each item listed, the record owner, jurisdiction and issuance, registration or application number and date, as applicable, of such item. All issued items and registrations set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are in force and to the Knowledge of the Company valid and enforceable, and all applications set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are pending and in good standing. Section 3.16(a)(ii) of the Company Disclosure Schedule sets forth material Software that is Company Intellectual Property. The Company Group exclusively owns (beneficially and of record where applicable) all right, title and interest in and to all Company Intellectual Property, including that listed on Section 3.16(a) of the Company Disclosure Schedule, free and clear of any Liens other than Permitted Liens. The Company Intellectual Property is not subject to or bound by any outstanding Action, Governmental Order or Contract restricting the use, licensing or other exploitation of the same or that otherwise could adversely affect the use, licensing or other exploitation of the same or rights thereto. No third party has been granted any rights to any Company Intellectual Property except pursuant to (i) a Company Material Contract listed on Schedule 3.13(a), (ii) an Incidental License, or (iii) a non-exclusive license to a customer granted in the ordinary course of business and consistent with past practices.

(b)    The Company Group owns or has a valid right by way of license agreement or other permission to use in the manner currently used, all material Intellectual Property used or held for use in or necessary for the conduct of the business of the Company Group as currently conducted. Each material item of Intellectual Property used or held for use in the business of the Company Group will be owned or licensed and available for use by the Company Group on materially similar terms following the consummation of the Transactions as such items were owned by, licensed to and available for use by the Company Group prior to the consummation of the Transactions.

(c)    To the Knowledge of Company, none of the Company Group has infringed upon, misappropriated, or otherwise violated the Intellectual Property of any third party during the past five (5) years. Except as set forth on Section 3.16(c) of the Company Disclosure Schedule, during the past three (3) years, none of the Company Group has received any written (or to the Knowledge of Company, oral) notice from any Person, and the Company Group is not currently in possession of any outstanding written (or to the Knowledge of Company, oral) notice from any Person, and there is no Action or (to the Knowledge of the Company) investigation pending, (i) alleging that any of the Company Group infringes, misappropriates or violates any Intellectual Property of any Person or (ii) challenging the ownership by the Company Group of or the registerability, validity or enforceability of any Company Intellectual Property.

(d)    To the Knowledge of Company, no other Person has infringed any Company Intellectual Property during the past three (3) years. During such period, the Company Group has not made any claims to any other Person alleging that such Person has infringed, misappropriated or violated any Company Intellectual Property.

(e)    Each of the Company Group has used commercially reasonable efforts to protect and maintain the confidentiality of all Trade Secrets included in the Company Intellectual Property. No material Trade Secret included in the Company Intellectual Property has been disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the proprietary interests in and to such Trade Secret, and to the Knowledge of Company, there has been no breach of such an agreement. The Company Group has secured from all former and current officers, employees, consultants and contractors, and any other Person who materially contributed to the creation or development of any Intellectual Property for the Company Group valid written agreements (i) assigning to the Company Group their entire right, title and interest in and to such Intellectual Property, to the extent such contributions are not already owned by the Company Group by operation of Law, and (ii) restricting the disclosure and use by such Persons of Trade Secrets included in the Company Intellectual Property.

(f)    Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, none of the Company Group has licensed or provided to any Person, or allowed any Person to access or use, any source code for any material Software owned by any of the Company Group, other than employees, contractors and consultants of the Company Group that have confidentiality obligations to the Company Group with respect to such source code. No source code for any material Software owned by any of the Company Group is in escrow. The Company Group has taken commercially reasonable steps to ensure that all Software used by the Company Group is free of any disabling codes or instructions, and any virus or other intentionally created, undocumented contaminant, that may, or may be used to, access, modify, delete, damage or disable any internal computer systems of the Company Group, and to the Knowledge of Company, such Software is free of any such codes, instructions, viruses and contaminants.

(g)    Except as set forth on Section 3.16(g) of the Company Disclosure Schedule, to the Knowledge of Company, no Software owned by any of the Company Group uses, incorporates, links to, has been combined or distributed with, is derived from or has embedded in it any Open Source Software in a manner that imposes an obligation on the Company Group to license any such Company Group Software on any particular terms, disclose the source code for any such Company Group Software to any third party, or license any patents. The Company Group is in compliance with each applicable license of Open Source Software.

3.17    Brokers and Finders. Other than Piper Sandler & Co., none of the Company Group nor any of its Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate any of the Company Group to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

3.18    Bank Accounts; Powers of Attorney. Section 3.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names of all banks in which the Company Group has depository bank accounts, safe deposit boxes or trusts, the account numbers of such accounts and the names of Persons authorized to draw thereon or otherwise have access thereto. Except as set forth on Section 3.18 of the Company Disclosure Schedule, no Person holds a power of attorney to act on behalf of any of the Company Group.

3.19    Data Privacy and Information Technology.

(a)    Complete and correct copies of the privacy and data security policies of the Company Group currently in effect have been made available to Parent. The Company Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the past four (4) years, the Company Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Company Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Company Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Company Group.

(b)    Company or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Company Group is prohibited by any applicable Law or their own privacy and data security policies from providing Parent with or transferring to Parent at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Company Group.

(c)    The Company Group has taken commercially reasonable steps to prevent the violation by the Company Group of any Person’s rights with respect to Personal Information.

(d)    The Company Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Company Group in all material respects in the manner currently conducted. In the past two (2) years, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Company Group. The Company Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Company Group and has commercially reasonable disaster recovery plans, procedures and facilities for the Company Group and has taken commercially reasonable steps to implement such plans and procedures. The Company Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Company, the Company Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Company Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Company Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of the Company Group. In the past four (4) years, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Company Group or, to the Knowledge of Company, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Company Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of the Company) investigation against the Company Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Company, no such claim or Action is anticipated.

3.20    Sanctions; Export Control; Anti-Corruption; Anti-Money Laundering.

(a)    The Company Group and their respective Affiliates and Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group) are and have been in compliance in the last five (5) years with (i) all applicable Export Control Laws and Sanctions Laws, including obtaining any licenses, registrations, or other authorizations necessary for compliance with the Export Control Laws and Sanctions Laws, and (ii) all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)    None of the Company Group or any of their respective Affiliates or Representatives: (i) is or has been a Sanctioned Person, or (ii) is or has been in the last five (5) years directly or indirectly operating in, conducting business with, or otherwise engaging in any dealings with any Sanctioned Person or in any Sanctioned Jurisdiction, to the extent such activities violate applicable Sanctions Laws and Export Control Laws.

(c)    None of the Company Group or any of their respective Affiliates or Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group), is or has been the subject of any Action or (to the Knowledge of the Company) investigation involving any Sanctions Laws, Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws.

(d)    The Company Group maintains an effective export compliance program, which includes adequate controls over physical, visual, and electronic access to export controlled information and technology to ensure that access by foreign Persons, wherever located, is restricted as required by applicable Export Control Laws.

(e)    None of the Company Group or any of their respective Affiliates or Representatives, has (i) made an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any Person, including any “foreign person” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977), to obtain or retain business, to direct business to any of the Company Group or to any other Person or to secure any improper advantage, in each case in violation of any applicable Anti-Corruption Law or (ii) acted in any other manner that would constitute or give rise to a violation of any applicable Anti-Corruption Law. The Company Group has instituted, maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

3.21    Customers and Suppliers.

(a)    Section 3.21(a) of the Company Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Company Group for each of the fiscal year ended on December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest customers of the Company Group measured by revenue received (each a “Company Significant Customer”). Since January 1, 2021, except as set forth in Section 3.21(a) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Customer, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of purchases from the Company Group.

(b)    Section 3.21(b) of the Company Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Company Group for each of the fiscal year ended December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest suppliers to the Company Group (each a “Company Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 3.21(b) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Supplier, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of sales to the Company Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Company Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Company Group have received any written or, to the Knowledge of Company oral, notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

3.22    Related Party Transactions.

(a)    Section 3.22 of the Company Disclosure Schedule sets forth a list of all intercompany accounts of the Company Group.

(b)    Other than the Related Party Agreements identified in subsection (xi) of Section 3.13(a) of the Company Disclosure Schedule, none of the Company Stockholder or its Affiliates (other than the Company Group): (i) is a supplier or customer of the Company Group or (ii) has any cause of action or other claim against the Company Group.

3.23    Title to Assets. The Company Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the Company Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

3.24    Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER

The Company Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

4.1    Due Incorporation. The Company Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2    Due Authorization. The Company Stockholder has full limited liability company power and authority to enter into, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Stockholder of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Company Stockholder. The Company Stockholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and the Company Stockholder’s Related Agreements upon execution and delivery by the Company Stockholder (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

4.3    Ownership of Company. Company Stockholder owns one thousand (1,000) Company Common Shares, constituting all of the outstanding equity interests in Company, free and clear of all Liens other than Liens imposed by federal and state securities Laws.

4.4    Non-Contravention; Consents and Approvals. The execution and delivery of this Agreement and the Company Stockholder’s Related Agreements by the Company Stockholder do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and the Company Stockholder’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Stockholder under, or result in any loss, suspension, limitation or impairment of any right of the Company Stockholder to own or use any assets for the conduct of their its businesses under, any provision of (a) the Governing Documents of the Company Stockholder or (b) (i) any material Contract of the Company Stockholder or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or

Governmental Order, in each case applicable to the Company Stockholder or any of the Company Stockholder’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Stockholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company Stockholder in connection with the execution and delivery by the Company Stockholder of this Agreement and its Related Agreements or the consummation by the Company Stockholder of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DGCL, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Stockholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.5    Litigation. As of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of the Company Stockholder) investigation pending or, to the Knowledge of the Company Stockholder, threatened, against the Company Stockholder and (b) the Company Stockholder is not, and since January 1, 2018 has not been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay the Company Stockholder’s performance under this Agreement or the consummation of the transactions contemplated by, or the Company Stockholder’s ability to discharge its obligations under, this Agreement and its Related Agreements.

4.6    Compliance with Laws. The Company Stockholder is and, since January 1, 2018 has been, in compliance with all Laws to which the Company Stockholder or any of their properties or assets are subject, except for such violations of Law which have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Stockholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.7    Acquisition for Investment. The Company Stockholder is aware that the Parent Common Shares being acquired by the Company Stockholder pursuant to the transactions contemplated by this Agreement have not been registered under the Securities Act or under any state securities laws. The Company Stockholder qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and the Company Stockholder is purchasing the Parent Common Shares solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Parent Common Shares. The Company Stockholder and its Affiliates will not sell or otherwise dispose of the Parent Common Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

4.8    Brokers and Finders. Other than Piper Sandler & Co., the Company Stockholder has not, directly or indirectly, entered into any agreement with any Person that would obligate the Company Stockholder to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

4.9    Proxy Statement. None of the information supplied or to be supplied by the Company Stockholder for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to Company and the Company Stockholder as follows, it being understood that the representations and warranties contained in this ARTICLE V are subject to (x) the exceptions and qualifications set forth in the Parent Disclosure Schedule; and (y) any information set forth in any filed or furnished and publicly available registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC by Parent since January 1, 2018 (but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive or forward-looking and not a statement of historical or current fact):

5.1    Due Incorporation; No Prior Activities. Each of the Parent Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Parent Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted. Each of the Parent Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Parent Material Adverse Effect. All of the issued and outstanding capital stock of Merger Sub is owned directly by Parent free and clear of Liens other than transfer restrictions imposed by federal and state securities Laws. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.2    Due Authorization. Each of Parent and Merger Sub has full corporate power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to receipt of the Parent Stockholder Approvals and to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, to consummate the transactions contemplated hereby and thereby. The Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances). The Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (i) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (ii) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (iii) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose (the “Stockholders Meeting”) and (iv) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share

Issuances) at the Stockholders Meeting (the foregoing clause (c) and this clause (iv), collectively, the “Parent Recommendation”). The board of directors of Merger Sub has unanimously (A) determined that this Agreement, the terms of this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and its sole stockholder, (B) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (C) resolved to recommend that Merger Sub’s sole stockholder adopt this Agreement. Except for (x) (1) the approval of the Share Issuances by the affirmative vote of the holders of a majority of the total votes of Parent Common Shares cast on such matter in person or by proxy at the Stockholders Meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (the “Parent Nasdaq Stockholder Approval”), (2) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent General Stockholder Approval”) and (3) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the Stockholders Meeting (or any adjournment thereof), where a majority of the outstanding Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent Unaffiliated Stockholder Approval” and, together with the Parent Nasdaq Stockholder Approval and the Parent General Stockholder Approval, the “Parent Stockholder Approvals”), and (y) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or Parent’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DGCL). Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Parent’s Related Agreements upon execution and delivery by Parent (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

5.3    Capitalization.

(a)    The authorized capital stock of Parent consists of 35,000,000 shares of common stock, par value $1.00 per share (each, a “Parent Common Share”), and 500,000 shares of preferred stock, par value $1.00 per share, (each, a “Parent Preferred Share” and, together with the Parent Common Shares, the “Parent Capital Shares”). At the close of business on December 26, 2021, (i) 9,078,347 Parent Common Shares were issued and outstanding, (ii) no Parent Preferred Shares were issued and outstanding, (iii) 80,000 Parent Common Shares were issuable upon the exercise of outstanding options to purchase Parent Common Shares (“Parent Stock Options”) granted under the Parent Stock Plan (whether or not presently exercisable), (iv) 101,878 Parent Common Shares were issuable upon settlement of outstanding equity awards (the “Parent Awards”) granted under the Parent Stock Plan, assuming target performance under performance-based Parent Awards, other than the Parent Stock Options, and (v) 213,632 Parent Common Shares were reserved for issuance pursuant to the Parent Stock Plan, based on target performance under performance-based Parent Awards. As of the close of business on December 26, 2021, 576,637 stock performance rights (the “Stock Performance Rights”) have been issued pursuant to the Amended Stock Performance Plan. Except as set forth in this Section 5.3(a), as of December 26, 2021, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding, and Parent had no other contractual payment obligation tied to the value of the Parent Common Shares. From December 26, 2021 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Common Shares upon the exercise of Parent Stock Options or upon the settlement of Parent Awards, in each case, outstanding as of December 26, 2021 and in accordance with their terms in effect at such time.

(b)    All of the issued and outstanding equity interests in each of the Parent Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Parent owns, directly or indirectly, all of the outstanding equity interests in Parent’s Subsidiaries free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    The Parent Common Shares constituting the Merger Consideration will be, when issued, duly authorized and validly issued in accordance with the Governing Documents of the Company and will be fully paid and nonassessable and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

(d)    Except as set forth in Section 5.3(a), as of the date of this Agreement there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Parent Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Parent Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(e)    None of the Parent Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Parent Group on any matter.

(f)    There are no voting trusts or other agreements or understandings to which any of the Parent Group is a party with respect to the voting or registration of the equity interests of any of the Parent Group.

(g)    Except with respect to the ownership of any direct or indirect Subsidiary of Parent, none of the Parent Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Parent owns any equity interests of Parent.

5.4    No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Parent’s Related Agreements by Parent and Merger Sub do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Parent’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent Group under, or result in any loss, suspension, limitation or impairment of any right of Parent Group to own or use any assets for the conduct of its business under, any provision of (a) the Governing Documents of each member of the Parent Group or (b) (i) any Parent Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Parent Group or any of Parent Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Parent Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent Group in connection with the execution and delivery by Parent and Merger Sub of this Agreement and Parent’s Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DGCL, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department, and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Parent Material Adverse Effect and would not and would not reasonably be expected to prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement and their respective Related Agreements.

5.5    SEC Documents; Parent Financial Statements; Undisclosed Liabilities.

(a)    Parent Group has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2020 (the “Parent SEC Documents”). As of their respective dates (or, if amended, as of the date of such amendment), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents when filed (or, if amended, as of the date of such amendment) and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents, and, to the Knowledge of Parent, none of the Parent SEC Documents is the subject of any outstanding SEC comment or outstanding SEC investigation.

(b)    The consolidated financial statements (including all related notes and schedules) of Parent Group included in the Parent SEC Documents (the “Parent Financial Statements”) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable Law) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent Group as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).

(c)    As of the date hereof, Parent does not have any material liabilities, debts, claims and obligations of a type that are required by GAAP to be reflected or reserved against in a consolidated balance sheet of Parent, except in each case (i) as reserved against in the Parent SEC Documents or disclosed in the notes thereto; (ii) for liabilities incurred in the ordinary course of business since the Parent Latest Balance Sheet; and (iii) liabilities and obligations for fees and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

(d)    Each of the principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Documents, and prior to the date of this Agreement, neither Parent nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 5.5(c), “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. None of the Parent Group has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e)    Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(f)    The internal controls over financial reporting of the Parent Group provide reasonable assurance regarding the reliability of the financial reporting of the Parent Group and the preparation of the Parent Financial Statements for external purposes in accordance with GAAP.

(g)    Parent has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of the board of directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Parent Group. Parent has made available to Company all such disclosures made by management to Parent’s auditors and audit committee of its board of directors.

(h)    Each of the Parent Group is in compliance, in all material respects, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

(i)    The Parent Common Shares are registered under Section 12(b) of the Exchange Act and (other than those Parent Common Shares included in the Merger Consideration) are listed on the Nasdaq, and Parent has not received any notice of delisting. Other than Parent Common Shares, none of the Parent Group has any securities of any kind registered under the Exchange Act. None of the Parent Group has taken any action designed to, or which to the Knowledge of Parent is likely to have the effect of, terminating the registration of the Parent Common Shares under the Exchange Act. Parent is in compliance, in all material respects, with the applicable criteria for continued listing, maintenance and any other applicable rules and regulations of the Nasdaq applicable to the Parent Common Shares, including all applicable corporate governance rules and regulations thereunder.

5.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Parent Latest Balance Sheet through the date hereof, (a) the Parent Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Parent Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing, would constitute a breach of Section 6.3 and (c)  there has not been any Event which has had a Parent Material Adverse Effect.

5.7     Environmental Matters. Except as set forth on Section 5.7 of the Parent Disclosure Schedule and for matters that would not be material to the Parent Group:

(a)    each of the Parent Group is and since January 1, 2018 has been in material compliance with applicable Environmental Laws;

(b)    each of the Parent Group holds, and since January 1, 2018 has held, all Permits under Environmental Laws required for each of its operations; and since January 1, 2018 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Parent Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened in writing against any of Parent Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Parent Group, or, to the Knowledge of Parent, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Parent Group) that would reasonably be expected to result in Liability being imposed upon any of the Parent Group under applicable Environmental Laws;

(f)    none of the Parent Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Parent, none of the Parent Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Parent Group or service of the Parent Group in a manner that would reasonably be expected to result in Liability being imposed upon the Parent Group under applicable Environmental Laws;

(h)    none of the Parent Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Parent, there is no existing Event that would reasonably be expected to result in the Parent Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Parent has made available to Company copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Parent Group.

5.8    Taxes. Except as set forth in Section 5.8 of the Parent Disclosure Schedule:

(a)    all material Tax Returns required to be filed by or with respect to the Parent Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Parent Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Parent Group has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect, other than an extension of any statute of limitations arising by operation of Law as a result of the filing of an extension of time to file any Tax Return with such extension of time filed in the ordinary course of business;

(d)    no audit or other proceeding by any Governmental Authority is pending with respect to any material Taxes due from or with respect to the Parent Group and none of the Parent Group has received written notice from any Governmental Authority that such an audit or examination will be initiated in the future. There are no Liens on any of the assets of any of the Parent Group that arose in connection with any failure (or alleged failure) to pay any Tax other than Permitted Liens;

(e)    none of the Parent Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, currently is the beneficiary of any extension of time within which to file any Tax Return other than an extension of time filed in the ordinary course of business or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(f)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Parent Group does not file Tax Returns that the Parent Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Parent Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(g)    none of the Parent Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law), (ii) has had any Liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Parent Group;

(h)    none of the Parent Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(i)    none of the Parent Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Parent Group;

(j)    the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(k)    the Parent Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(l)    none of the Parent Group will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date; and

(m)    each of the Parent Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(n)    each of the Parent Group has not taken any action and does not know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 5.8 constitute the sole and exclusive representations and warranties of Parent with respect to the Taxes of the Parent Group. Nothing in this Section 5.8 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

5.9    Material Contracts.

(a)    Section 5.9(a) of the Parent Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Parent Group is a party or by which any of the Parent Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Parent Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Parent Group to conduct any line of business, operate any aspect of the business of the Parent Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the Parent Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Parent Group to purchase requirements or minimum amounts, excluding (A) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (B) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Parent Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Parent Significant Supplier or a Parent Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Parent Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Parent Group for consideration in excess of $50,000;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Parent Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a benefit plan of the Parent Group), for the employment of any employee or natural person independent contractor of the Parent Group providing services to any of the Parent Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Parent Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a benefit plan of the Parent Group, that obligates any of the Parent Group to pay, or that entitles any of the Parent Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Parent Group;

(x)    any Contract under which the Parent Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any collective bargaining agreement or other Contract with a labor union;

(xii)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Parent Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xiii)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Parent Group has continuing obligations;

(xiv)    any Contract the primary purpose of which is to bind any of the Parent Group to indemnify or assume liabilities of any other Person, with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xv)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Parent Group;

(xvi)    any Contract pursuant to which any of the Parent Group has agreed to loan any Person any amount or otherwise make any investment in any other Person, other than employee loans or advances in the ordinary course of business;

(xvii)    any Contract with any Governmental Authority; and

(xviii)    any Contract pursuant to which any of the Parent Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Parent Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 5.9(b) of the Parent Disclosure Schedule, (i) since January 1, 2021, none of the Parent Group has received any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Parent Group under any Parent Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Parent Group as a whole, (ii) each Parent Material Contract is a legal, valid and binding obligation of Parent or its Subsidiaries, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions) and (iii) no material breach in or material default under any Parent Material Contract by any of the Parent Group exists (with or without the lapse of time or the giving of notice, or both), and to the Knowledge of Parent, no other party to any Parent Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Parent Material Contract. Parent has made available to Company true, correct and complete copies of each of the Parent Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Parent’s possession.

5.10    Compliance with Laws; Permits.

(a)    Except as set forth in Section 5.10(a) of the Parent Disclosure Schedule, the Parent Group is and, since January 1, 2018 has been, in compliance with all Laws to which the Parent Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Parent Material Adverse Effect.

(b)    Except as set forth in Section 5.10(b) of the Parent Disclosure Schedule, (i) the Parent Group has all Permits that are necessary to permit the Parent Group to carry on their businesses in all material respects as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii) all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Parent Material Adverse Effect. Since January 1, 2018, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Parent Material Adverse Effect.

(c)    In the past five (5) years, none of the Parent Group, or to the Knowledge of Parent, none of their Representatives acting on behalf of the Parent Group, has (i) violated any provision of any applicable Anti-Corruption Law; (ii) made any bribe, kickback or other unlawful payment to any governmental official to obtain or retain business; (iii) used or attempted to use any corporate funds for any unlawful contribution or other unlawful expenses relating to political activity or a charitable donation; or (iv) made any unlawful offer, unlawful promise to pay, or direct or indirect unlawful payment to or for the use or benefit of any governmental official. The Parent Group has instituted and maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

5.11    Litigation. Except as set forth on Section 5.11 of the Parent Disclosure Schedule, as of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened, against the Parent Group and (b) none of the Parent Group is, or since January 1, 2018 has been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay Parent’s performance under this Agreement or the consummation of the transactions contemplated by, and to discharge its obligations under, this Agreement and its Related Agreements.

5.12    Brokers and Finders. Other than the Parent Financial Advisor, Parent and Merger Sub have not, directly or indirectly, entered into any agreement with any Person that would obligate either Parent or Merger Sub to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

5.13    Data Privacy and Information Technology.

(a)    Complete and correct copies of the privacy and data security policies of the Parent Group currently in effect have been made available to Company. The Parent Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the four (4)-year period preceding the date hereof, the Parent Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Parent Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Parent Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Parent Group.

(b)    Parent or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Parent Group is prohibited by any applicable Law or their own privacy and data security policies from providing Company with or transferring to Company at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Parent Group.

(c)    The Parent Group has taken commercially reasonable steps to prevent the violation by the Parent Group of any Person’s rights with respect to Personal Information.

(d)    The Parent Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Parent Group in all material respects in the manner currently conducted. In the two (2) years prior to the date hereof, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Parent Group. The Parent Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Parent Group, has commercially reasonable disaster recovery plans, procedures and facilities for the Parent Group and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. The Parent Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and the Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Parent, the Parent Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Parent Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Parent Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of, the Parent Group. In the four (4) years prior to the date hereof, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Parent Group or, to the Knowledge of Parent, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Parent Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of Parent) investigation against the Parent Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Parent, no such claim or Action is anticipated.

5.14    Customers and Suppliers.

(a)    Section 5.14(a) of the Parent Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Parent Group for each of the fiscal year ended on December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest customers of the Parent Group measured by revenue received (each a “Parent Significant Customer”). Since January 1, 2021, except as set forth in Section 5.14(a) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Customer, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of purchases from the Parent Group.

(b)    Section 5.14(b) of the Parent Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Parent Group for each of the fiscal year ended December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest suppliers to the Parent Group (each a “Parent Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 5.14(b) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Supplier, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of sales to the Parent Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Parent Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Parent Group have received any written or, to the Knowledge of Parent, oral notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

5.15    Title to Assets. The Parent Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the

Parent Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

5.16    Acquisition for Investment. Parent is aware that the capital stock of the Surviving Corporation being acquired by Parent pursuant to the Transactions have not been registered under the Securities Act or under any state securities laws. Parent qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and Parent is purchasing the capital stock of the Surviving Corporation solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the capital stock of the Surviving Corporation. Parent and its Subsidiaries and Affiliates will not sell or otherwise dispose of the capital stock of the Surviving Corporation except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

5.17    Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

5.18    State Anti-Takeover Statutes. The Parent Board, acting through the Transaction Directors, has taken action to approve the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL.

5.19    Opinion of Parent Financial Advisor. The Special Committee has received the opinion of Parent Financial Advisor to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration provided for in the Merger pursuant to this Agreement is fair, from a financial point of view, to Parent.

ARTICLE VI

PRE-CLOSING COVENANTS

6.1    Access to Information and Facilities.

(a)    Subject to Section 6.4, from the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement and applicable Law, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives, upon reasonable prior written notice by Parent, reasonable access during normal business hours to the offices, facilities, and books and records of the Company Group that are in the possession or under the control of any of the Company Group, and shall make the officers and employees of the Company Group available to Parent and its Representatives as Parent and its Representatives shall from time to time reasonably request, in each case, to the extent that such access and disclosure would not obligate the Company Stockholder or the Company Group to take any actions that would unreasonably disrupt the normal course of their businesses; provided, however, that (i) the auditors and accountants of the Company Stockholder and the Company Group shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants; (ii) Parent shall not sample or analyze any soil, groundwater, other environmental media, or building material at any facility of any of the Company Group; (iii) Parent is not authorized to and shall not (and Parent shall cause its Representatives and Associated Persons not to) contact (including through phone, email or social media), any employee (other than, for the avoidance of doubt, any officer of the Company), customer, vendor, supplier, distributor, lender or any material business relation of the Company Stockholder or the Company Group prior to the Closing relating to the transactions contemplated by this Agreement without the prior written consent of Company; and (iv) Parent shall comply, and shall cause its Representatives to comply, with all reasonable safety, health and security rules applicable to any offices or facilities of the Company Group being visited (including rules to comply with Public Health Measures), which rules are provided to Parent a reasonable amount of time in advance of such visit; provided, further, that nothing herein shall require the Company Stockholder or the Company Group to provide access or to disclose any information to Parent if such access or disclosure (A) would, in the reasonable judgment of Company, cause competitive harm to the Company Stockholder or the Company Group if the transactions contemplated by this Agreement are not consummated; (B) would be in violation of any Law (including any Antitrust Laws) applicable to the Company Stockholder or any of the Company Group or the terms of any Contract to which any of the Company Stockholder or any of the Company Group is party; or (C) is subject to an attorney-client or an attorney work-product privilege or would result in the waiver of any applicable attorney-client privilege. From the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives monthly financial statements of the Company Group within twenty-five (25) days following each month-end starting with December 31, 2021, in form and substance as historically prepared by the Company Group; provided, however, that, with respect to any members or businesses of the Company Group acquired pursuant to any Acquisition, such financial statements with respect to such members or businesses shall be provided as soon as reasonably practicable.

(b)    Parent and its Representatives shall treat and hold strictly confidential any Evaluation Material (as defined in the Confidentiality Agreement), any books or records and any other information provided pursuant to this Section 6.1 in accordance with the terms of the Confidentiality Agreement.

6.2    Preservation of Company Business. Subject to Section 6.4, except (x) as set forth on Section 6.2 of the Company Disclosure Schedule, (y) as may be approved in writing by Parent (which approval will not be unreasonably withheld, delayed or conditioned) or (z) (1) as is otherwise expressly permitted, contemplated or required by this Agreement or (2) as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement (but in all cases subject to the understanding and agreement that nothing contained in this Section 6.2, including the parenthetical in clause (y) above, shall permit the Company Stockholder, the Company or any of their Subsidiaries or other Affiliates to (or require the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to) approve, or consent to allow, the Company Stockholder, the Company or any of their Subsidiaries or other Affiliates to) (I) enter into any definitive agreements with respect to any Acquisition (or any amendment or waiver with respect thereto) or (II) take any other action that is restricted by or otherwise subject to Section 2.8(d)(i) hereof, except in accordance with the terms of Section 2.8(d)(i)):

(a)    Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Company Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Company Group in all material respects and (iii) preserve in all material respects existing relationships with Persons having material business dealings with the Company Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Company shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Company Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Company Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of equity securities or other voting interests of any member of the Company Group, other than dividends and distributions payable only to members of the Company Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    authorize for issuance, issue, sell, or deliver or agree or commit to issue, or purchase, redeem, retire or otherwise acquire any equity securities or other voting interests of any member of the Company Group, including any securities convertible into, exchangeable for, evidencing the right to subscribe for, or options, warrants or rights to purchase or subscribe for, capital stock, equity securities or other voting interests; provided, however, that the Subsidiaries of Company may make any such issuances, sales or deliveries to Company or a direct or indirect wholly owned Subsidiary of Company;

(v)    except as required by applicable Law or pursuant to the terms of any Benefit Plan in existence as of the date hereof and made available to Parent, (A) materially increase the amount of any bonus, salary or other cash compensation under any employment, severance, change in control, termination, retention or similar Contract with any current or former Employee or independent contractor having an annual base salary in excess of $200,000, (B) establish, adopt, enter into, amend or terminate any Benefit Plan or any plan, practice, agreement, arrangement or policy that would be a Benefit Plan if it was in existence on the date of this Agreement (including any employment, severance, separation, change in control, termination, retention or similar Contract with any Employee or independent contractor), other than entering into employment Contracts with new hires in the ordinary course of business consistent with past practice and reasonable in amount, (C) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Benefit Plans; (D) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan; or (E) make any material determination under any Benefit Plan inconsistent with prior determinations and positions;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Company Group, other than in the ordinary course of business consistent with the past practice of the Company Group;

(vii)    acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, in a single transaction or a series of related transactions, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Company Group and (B) the continued pursuit of the Acquisitions, which shall be subject to approval as set forth in Section 2.8(d)(i);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, agree or enter into any commitment for capital expenditures in respect of the Company Group other than in the ordinary course of business consistent with past practice;

(x)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent with past practice or as required by the Code or applicable Law;

(xi)    permit the Company Group to (A) pay or discharge any Management Fees other than as contemplated by Section 6.10 or (B) incur Indebtedness or permit, grant or take any other action that will result in the imposition of any Lien granted on any property or assets (whether tangible or intangible) of the Company Group (other than Permitted Liens); provided, however, that the Company Group may incur Indebtedness (x) under existing revolving credit facilities or other existing lines of credit of the Company Group, in each case as of the date of this Agreement and (y) in connection with any Acquisition that is approved pursuant to Section 2.8(d)(i);

(xii)    make capital contributions to or investments in any Person other than (A) in connection with an Acquisition that is approved pursuant to Section 2.8(d)(i) or (B) short term investments (including money market funds, bank deposits, commercial paper and other money market instruments incurred) in the ordinary course of business consistent with past practice;

(xiii)    other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Company Material Contract, other than any renewal of any Company Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Company Material Contract or (C) adopt or enter into any Contract that would have been a Company Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Company Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Company Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Company Group party thereto relative to the terms of such Company Material Contract;

(xiv)    except as required by applicable Law, or as reasonably necessary to avoid a violation of applicable Law, not terminate, transfer internally (including in response to a request for transfer by an employee), or otherwise materially alter the duties and responsibilities of, any senior members of management of the Company Group in a manner that would affect whether such Person provides or does not provide services primarily in support of the Company Group, other than such actions that are taken in order to fill a vacancy in the ordinary course of business consistent with past practice;

(xv)    negotiate, enter into, amend or extend any Contract with a labor union or recognize or certify any labor union as the bargaining representative of any Employee, except as required by Law;

(xvi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Company Group;

(xvii)    commence, settle, agree to settle, release, waive or otherwise compromise any pending or threatened Action or investigation (A) involving potential payments by or to the Company Group of more than Two Hundred Fifty Thousand Dollars ($250,000) in any single instance, or One Million Dollars ($1,000,000) in the aggregate, (B) in which any of the Company Group admits wrongdoing or misconduct or in which equitable relief is imposed, (C) involves any admission of a criminal act or (D) as a result of which any of the Company Group would reasonably be expected to be materially impacted or restricted;

(xviii)    enter into any new line of business outside of the businesses of the Company Group as of the date of this Agreement, other than in connection with an Acquisition that is approved pursuant to Section 2.8(d)(i);

(xix)    cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business; or

(xx)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

(c)    Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company Group’s operation of its business prior to the Closing. Prior to the Closing, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the business of Company.

(d)    If Company Stockholder or Company expects to rely on clause (z)(2) of this Section 6.2 to take, or permit any other member of the Company Group to take, any action that would otherwise be prohibited by this Section 6.2, then at least three (3) Business Days before such action is taken, the Company shall deliver a written notice to Parent stating that the Company intends to take or permit the taking of such action and specifying the applicable Law or Public Health Measures requiring the taking of such action.

6.3    Preservation of Parent Business. Subject to Section 6.4, except (x) as set forth on Section 6.3 of the Parent Disclosure Schedule, (y) as may be approved in writing by Company (which approval will not be unreasonably withheld, delayed or conditioned) or (z) as is otherwise expressly permitted, contemplated or required by this Agreement or as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement:

(a)    Parent shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Parent Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Parent Group in all material respects and (iii) preserve existing relationships with Persons having material business dealings with the Parent Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Parent shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Parent Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Parent Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of, its equity securities or other voting interests of any member of the Parent Group, other than dividends and distributions payable only to members of the Parent Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    issue, sell or grant any equity securities of any class or other voting interests of Parent, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any equity securities of any class or other voting interests of any of the Parent Group, or any options, rights, warrants or other commitments or agreements to acquire from any of the Parent Group, or that obligate any of the Parent Group to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, any of the Parent Group; provided, however, that Parent may issue equity securities (A) under the Parent Stock Plans in accordance with the provisions of Section 6.3(b)(iv) of the Parent Disclosure Schedule, or (B) as required pursuant to the vesting, settlement or exercise of Parent Awards or other equity awards (x) outstanding as of the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement; provided, further, that the Subsidiaries of Parent may make any such issuances, sales or grants to Parent or a direct or indirect wholly owned Subsidiary of Parent;

(v)    redeem, purchase or otherwise acquire any outstanding equity securities of any class or other voting interests of Parent or any rights, warrants or options to acquire any equity securities of any class or other voting interests of Parent, except (A) as required pursuant to the terms of Parent Awards or other equity awards (x) outstanding on the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement, or (B) in connection with the satisfaction of Tax withholding obligations with respect to Parent Awards or other equity awards outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with this Agreement;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Parent Group, other than in the ordinary course of business consistent with the past practice of the Parent Group;

(vii)    acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, in a single transaction or series of related transactions, any material business or any corporation, partnership, association or other business organization or division thereof that would be material or otherwise acquire any material assets (other than inventory), except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Parent Group; and (B) the proposed transactions with the Persons, and subject to the terms and limitations, set forth on Section 6.3(b)(vii) of the Parent Disclosure Schedule (the “Proposed Parent Transactions”);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent past practice or as required by the Code or applicable Law;

(x)    other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Parent Material Contract, other than any renewal of any Parent Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Parent Material Contract or (C) adopt or enter into any Contract that would have been a Parent Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Parent Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Parent Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Parent Group party thereto relative to the terms of such Parent Material Contract;

(xi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Parent Group;

(xii)    permit the Parent Group to incur indebtedness for borrowed money; provided, however, that the Parent Group may incur such indebtedness (A) under existing revolving credit facilities or other existing lines of credit of the Parent Group, in each case as of the date of this Agreement, and (B) contemplated by the Debt Financing or in connection with any Proposed Parent Transaction; or

(xiii)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the Parent Group’s operation of its business prior to the Closing. Prior to the Closing, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business.

6.4    Emergency Actions. Notwithstanding anything in this Agreement to the contrary, (a) following reasonable advance notice to and reasonable consultation with Parent (whose input Company will consider in good faith), any of the Company Group may take (or not take, as the case may be) any action that would otherwise be prohibited or required under Section 6.1 or Section 6.2, and (b) following reasonable advance notice to and reasonable consultation with Company (whose input Parent will consider in good faith), any of the Parent Group may take (or not take, as the case may be) and action that would otherwise be prohibited or required under Section 6.3, in each case, to the extent reasonably necessary to (i) prevent imminent and material harm to the health and safety of any employees of the Company Group or Parent Group, as applicable; or (ii) ensure compliance with any Public Health Measures enacted or becoming applicable to any of the Company Group or Parent Group, as applicable, after the date hereof. Any action taken or not taken in accordance with this Section 6.4 shall be deemed to occur in the ordinary course of business for purposes of this Agreement.

6.5    Exclusivity. From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, none of the Company Group shall, directly or indirectly, through any officer, director, employee, agent, partner, Affiliate or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating, with respect to the Company Group, to any (a) merger or consolidation, (b) acquisition or purchase of all or substantially all of the assets of, or a majority of the equity interests in, any of the Company Group or (c) similar transaction or business combination (a “Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any person or entity to effect a Competing Transaction. Company shall, and shall cause all Persons acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any Persons with respect to any of the foregoing.

6.6    Efforts. Subject to the terms and conditions hereof, each Party shall use its commercially reasonable efforts to (a) consummate the transactions contemplated by this Agreement as promptly as practicable and (b) obtain, or cause to be obtained, all actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals required to be obtained (including under the HSR Act and the Antitrust Laws of any other jurisdiction) from any Governmental Authorities or third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The “commercially reasonable efforts” of (i) Company shall not require any of the Company Group or its Representatives to expend any money to remedy any breach of any representation or warranty hereunder, to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees or fees for which Parent agrees to be responsible, or to provide financing to Parent for consummation of the transactions contemplated by this Agreement; and (ii) Parent and Merger Sub shall not require any of Parent or Merger Sub, or any of their respective Representatives, to expend any money to remedy any breach of any representation or warranty hereunder or to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees and any fees required to be paid by any member of the Parent Group under applicable Law in order for the consent of the relevant Governmental Authority to be obtained.

6.7    Competition Clearance.

(a)    Without limiting Section 6.6, each Party agrees to make, or cause to be made, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within fifteen (15) Business Days of the date hereof, and (ii) any filing that may be required under any other Antitrust Law, if applicable, within twenty (20) Business Days of the date of mutual determination by the Parties as to applicability of such other Antitrust Law; and use reasonable best efforts to respond as promptly as practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Antitrust Law and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law as soon as practicable.

(b)    Each of Company, on the one hand, and Parent, on the other hand, shall, in connection with the efforts referenced in Section 6.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Party reasonably informed of any communication received by such party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and (iii) permit the other Party to review any communication given by it to, and to the extent reasonably practicable consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

(c)    In furtherance and not in limitation of the covenants of the Parties contained in Sections 6.7(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as being in violation of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, each of Company and Parent shall use reasonable best efforts to take, or cause to be taken, all such reasonable actions as may be necessary to resolve objections or suits so as to permit consummation of the Merger and the other transactions contemplated by this Agreement in a timely manner; provided, however, that Parent shall have the unilateral right to determine whether or not the Parties will litigate with any Governmental Authorities to oppose any enforcement action seeking to impose any Burdensome Condition on Parent or any of its Affiliates; provided further, however, Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such litigation and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation.

(d)    Notwithstanding any other provision of this Agreement to the contrary, the obligations of Parent under this Section 6.7 shall include Parent: (i) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Parent and its Affiliates contemporaneously with or subsequent to the Closing; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company Group contemporaneously with or subsequent to the Closing; (iii) agreeing to permit any of the Company Group to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any of the Company Group prior to the Closing; and (iv) licensing, holding separate or entering into similar arrangements with respect to its assets or the assets of any of the Company Group or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (x) commencement of any investigation or proceeding in any forum or (y) issuance or enactment of any Governmental Order or applicable Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Closing and the other transactions contemplated by this Agreement by any Governmental Authority (any such action, a “Remedial Action”); provided, however, that, notwithstanding anything in this Section 6.7(d) to the contrary, Parent shall not be required to, in connection with its obligations under this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action that constitutes a Burdensome Condition (it being understood that nothing in this proviso shall limit Parent’s obligations under Section 6.7(e)). No Remedial Action taken pursuant to this Section 6.7(d) shall be considered for purposes of determining whether a Company Material Adverse Effect or Parent Material Adverse Effect has occurred.

(e)    Each Party shall diligently assist and cooperate with the other Party in preparing and filing any and all written communications that are to be submitted to any Governmental Authorities in connection with the transactions contemplated by this Agreement and in obtaining any approvals and authorizations which may be required to be obtained for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, which assistance and cooperation shall include: (i) timely furnishing to the requesting Party all information concerning such Party and/or its respective Affiliates that counsel to the requesting Party reasonably determines is required to be included in such documents or would be helpful in obtaining such approval or authorization; (ii) promptly providing the requesting Party with copies of all written communications to or from any Governmental Authority relating to any Antitrust Law; provided, however, that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only”; (iii) keeping the other Party reasonably informed of any material communication received or given in connection with any Action by such Party, in each case regarding the transactions contemplated by this Agreement; and (iv) permitting the other Party to review and incorporate reasonable comments of the other Party in any material communication given by such Party to any Governmental Authority or in connection with any proceeding related to the HSR Act or any Antitrust Law, in each case regarding the transactions contemplated by this Agreement. Neither Parent or Merger Sub, on one hand, nor the Company Stockholder or Company, on the other hand, shall initiate or participate in any material meeting or discussion with any Governmental Authority with respect to any filings, applications, investigation, or other inquiry regarding the transactions contemplated by this Agreement, including any filings under the HSR Act or any Antitrust Law, without providing the other Party with reasonable prior notice of such meeting or discussion and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate in such meeting or discussion. Parent shall be responsible for all filing fees under the HSR Act and under any other Antitrust Law. No Party shall, and no Party shall permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act or applicable Antitrust Law, (y) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (z) delay the consummation of the transactions contemplated by this Agreement.

(f)    None of the Parent, Merger Sub, Company Group, the Company Stockholder or any of their respective Affiliates shall be required to, in connection with this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action unless such Remedial Action is expressly conditioned upon the occurrence of the Effective Time.

(g)    Subject to the other provisions of this Agreement, Parent shall lead all communications, strategy and efforts to obtain all necessary actions or non-actions and consents from Governmental Authorities under Antitrust Laws in connection with the transactions contemplated hereby and any litigation matters with third parties relating to the Antitrust Laws; provided, however, that Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such communications, strategy and efforts to obtain all necessary actions or non-actions and consents and litigation with third parties relating to the Antitrust Laws and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning the matters discussed in this subsection.

6.8    ITAR Matters. As soon as reasonably practicable following the execution of this Agreement and in any event prior to the Closing, Company and Parent shall prepare a notification pursuant to 22 C.F.R. § 122.4(a) of the ITAR Regulations (the “ITAR Notice”).

6.9    Debt Financing.

(a)    From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 9.1, the Company Stockholder shall cause the Company Group to use their commercially reasonable efforts to provide such assistance to Parent and Merger Sub, at the sole expense of Parent, as is reasonably requested by Parent in connection with the Debt Financing. Such commercially reasonable efforts to provide such assistance shall include each of the following: (i) participation in, and assistance with, the arrangement of the Debt Financing and the Marketing Efforts related thereto, including furnishing to Parent and its Debt Financing Sources, as promptly as is reasonably practicable following Parent’s request, such pertinent and customary information (including financial statements) as may be reasonably necessary to arrange the Debt Financing and consummate the Marketing Efforts or assemble the Marketing Material, (ii) delivery on or prior to the Closing Date to Parent of the Ancillary Financing Documents and (iii) providing such other customary information as the Parent may reasonably request with respect to the Debt Financing. Company hereby consents to Parent’s and Merger Sub’s the use of the Company Group’s respective logos in connection with the Debt Financing in a form and manner mutually agreed in advance with Company; provided, however, that such logos are used solely in a manner that is not intended to, or reasonably likely not to, harm or disparage any of the Company Group or their reputation or goodwill. Notwithstanding any other provision of this Agreement to the contrary, none of the Company Group or their respective personnel or advisors shall be required to provide any assistance or cooperation contemplated by the foregoing sentences of this Section 6.9(a) which the Company Stockholder reasonably believes would (A) unreasonably interfere with the businesses or ongoing operations of any of the Company Group, (B) require the Company Stockholder or any of the Company Group to pay any commitment or other similar fee or incur any other liability or obligation in connection with the arrangement of the Debt Financing prior to the Closing, (C) result in a breach or violation of any confidentiality arrangement or material agreement or the loss of any legal or other privilege, (D) cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in ARTICLE VIII to not be satisfied, (E) cause any director, manager, officer, employee or stockholder of the Company Stockholder or any of the Company Group (or any of their respective Associated Persons) to incur any personal liability, (F) require the directors or managers of the Company Stockholder or any of the Company Group, acting in such capacity, to authorize or adopt any resolutions approving any of the Debt Financing Documents prior to the Closing, (G) require the Company Stockholder, any of the Company Group or any of their respective directors, managers, officers or employees to execute, deliver or perform, or amend or modify, any agreement, document or instrument, including any financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (H) provide access to or disclose any information that the Company Stockholder or any of the Company Group determines in its good faith opinion would jeopardize any attorney-client privilege of any of them or (I) take any action that would reasonably be expected to conflict with or violate this Agreement, any Governing Documents of the Company Stockholder or any of the Company Group, any applicable Laws or any Contracts to which the Company Stockholder or any of the Company Group is a party or by which any of their respective assets or properties is bound. All such assistance referred to in this Section 6.9 shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense, and Parent shall promptly reimburse the Company Stockholder and the Company Group for all documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by them in connection with such assistance. For the avoidance of doubt, such assistance shall not require the Company Stockholder, the Company Group or any of their respective Affiliates to agree to any contractual obligation or otherwise incur any liability relating to the Debt Financing that is not expressly conditioned upon the consummation of the Closing and that does not terminate without liability to the Company Stockholder, the Company Group or any of their respective Affiliates upon the termination of this Agreement. None of the Company Stockholder, the Company Group or any of their respective Affiliates shall be required to make any representation or warranty in connection with the Debt Financing or the Marketing Efforts. Neither the Company Stockholder nor any of its Affiliates shall have any obligations under this Section 6.9 following the Closing. Parent shall indemnify, defend and hold harmless the Company Stockholder, the Company Group and their respective Associated Persons from and against any and all losses suffered or incurred by them in connection with the Debt Financing or any assistance or activities provided in connection therewith, including the performance of their obligations under this Section 6.9, except in the event such liability and losses arose out of or resulted from the willful misconduct or gross negligence of any such Persons and except for liability of the Company Group after the Closing. All non-public or otherwise confidential information regarding the Company Group and their respective businesses obtained by Parent, Merger Sub or the Debt Financing Sources pursuant to this Section 6.9 shall be kept confidential in accordance with the Confidentiality Agreement, except that such information may be disclosed to “private side” lenders (and their counsel) that agree to customary confidentiality obligations in connection with the Marketing Efforts. Notwithstanding any other provision of this Agreement to the contrary, it is understood and agreed by the Parties that the conditions set forth in Section 8.2(b), as applied to the Company Stockholder’s and Company’s obligations under this Section 6.9(a), shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company Stockholder’s and Company’s intentional and material breach of their respective obligations under this Section 6.9(a). Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the provisions contained in this Section 6.9(a) represent the sole obligations of the Company Stockholder, the Company Group and their respective personnel and advisors with respect to assistance and cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(b)    Parent and Merger Sub shall each use its reasonable best efforts to obtain the Debt Financing as promptly as practicable following the date of this Agreement, including (i) obtaining any arrangement or engagement letters from financial institutions with respect to the Debt Financing; (ii) satisfying on a timely basis (or obtaining a waiver of) all Debt Financing Conditions that are within Parent’s, Merger Sub’s or any of their respective Affiliates’ control; (iii) negotiating, executing and delivering Debt Financing Documents reasonably acceptable to Parent and Merger Sub and in accordance with this Agreement; (iv) paying all commitment or other fees and amounts that become due and payable under or with respect to the Debt Financing as they become due and payable; (v) causing the Debt Financing to be drawn upon satisfaction or waiver of the Debt Financing Conditions and the conditions set forth in ARTICLE VIII; and (vi) upon satisfaction of the Debt Financing Conditions, consummating the Debt Financing at or prior to the date that the Closing is required to be effected pursuant to Section 2.2.

(c)    Parent and Merger Sub shall keep the Company Stockholder reasonably informed of the status of its efforts to arrange the Debt Financing and shall provide the Company Stockholder a reasonable opportunity to review and comment on any Debt Financing Documents (including any engagement letter, commitment letter and/or term sheet entered into in connection therewith), and Parent and Merger Sub shall consider such comments in good faith. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company Stockholder prompt written notice of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Debt Financing necessary to consummate the Transactions.

6.10    Related Party Agreements. The Company Stockholder shall cause (a) the Gexpro Management Agreement and (b) each other Related Party Agreement (if any) that obligates or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements) to be fully transferred and novated to, and fully assumed by, Company Stockholder or its designee (other than any member of the Company Group) prior to or as of the Closing, without any further or continuing liability on the part of Parent or any of its Affiliates (including, after the Closing, any member of the Company Group).

ARTICLE VII

ADDITIONAL COVENANTS

7.1    Parent Recommendation Change.

(a)    Except as expressly permitted in and in accordance with the terms of Section 7.1(b), neither the Parent Board (acting through the Transaction Directors or otherwise) nor any committee thereof (including the Special Committee) shall (i) fail to include the Parent Recommendation in the Proxy Statement or (ii) amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify the Parent Recommendation in any manner (the taking of any action described in this Section 7.1(a) being referred to as a “Parent Recommendation Change”).

(b)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Parent Stockholder Approvals, the Parent Board (acting through the Transaction Directors) or the Special Committee may make a Parent Recommendation Change in response to a Parent Intervening Event if, prior to taking such action, the Parent Board (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Parent Board or the Special Committee to make such Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law; provided, however, that prior to effecting such Parent Recommendation Change (i) Parent shall have given Company and the Company Stockholder at least three (3) Business Days’ prior written notice informing Company and the Company Stockholder that the Parent Board or the Special Committee, as applicable, has determined that a Parent Intervening Event has occurred (which notice will reasonably describe such Parent Intervening Event) and the Parent Board or the Special Committee, as applicable, intends to effect a Parent Recommendation Change at the end of the notice period (such notice being referred to herein as a “Parent Recommendation Change Notice”), (ii) during the three (3)-Business Day period starting after the date on which such Parent Recommendation Change Notice is received by Company and the Company Stockholder, if requested by Company or the Company Stockholder, Parent shall, and shall cause its Subsidiaries and Representatives to, negotiate in good faith with Company, the Company Stockholder and their Representatives, to revise the terms and conditions of this Agreement such that a failure of the Parent Board or the Special Committee to effect such a Parent Recommendation Change in response to such Parent Intervening Event would not be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law and (iii) following such three (3)-Business Day period, the Parent Board (acting through the Transaction Directors) or the Special Committee after taking into account in good faith any changes to the terms of this Agreement proposed by Company and the Company Stockholder and, after consultation with its outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law. For the avoidance of doubt, nothing in this Section 7.1(b) shall permit the Parent Board or the Special Committee to make a Parent Recommendation Change with respect to a portion or subset of the Transactions.

(c)    Nothing contained in this Section 7.1 shall prohibit Parent or the Parent Board from (i) taking and disclosing to the stockholders of Parent a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of Parent that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 7.1(b) shall not be deemed to permit the Parent Board or the Special Committee to make a Parent Recommendation Change other than in accordance with Section 7.1(b).

7.2    Preparation of Proxy Statement.

(a)    As promptly as practicable following the date hereof, Parent shall prepare and file or cause to be filed with the SEC, the Proxy Statement in order to seek the Parent Stockholder Approvals. Company Stockholder and Company shall (x) use its reasonable best efforts to promptly furnish the information required by the SEC or federal securities Laws to be included in the Proxy Statement concerning the Company Stockholder, Company and their Subsidiaries and (y) use its reasonable best efforts to provide such other information and assistance as may be reasonably requested by Parent or Parent’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement. Without limiting the foregoing, the Company Stockholder and Company shall provide to Parent (i) the Company Financial Statements and the Abbreviated Financial Statements and (ii) such other information relating to (A) the Company Stockholder, Company or their Subsidiaries or (B) the Acquisitions or the Persons or businesses acquired, or contemplated or in discussions to be acquired, by the Company Group pursuant to any Acquisition as Parent may reasonably request to be included in the Proxy Statement, including in connection with the preparation of pro forma financial statements to be included in the Proxy Statement, with all such information in the foregoing clauses (i) and (ii) to be in such form as shall comply with all applicable SEC requirements with respect to the Proxy Statement (collectively, the “Required Financial Information”). The Company Stockholder and Company shall update the Required Financial Information at such times as may be required by the SEC or applicable Law. Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to the holders of Parent Common Shares as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Each Party shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Transactions, this Agreement, the TestEquity Agreement or the Share Issuances. Parent shall provide the Company a reasonable opportunity to review and comment on all filings to be made by Parent with the SEC in connection with the Transactions and all mailings to the stockholders of Parent in connection with the Transactions before such filings are made or such mailings are sent, which comments Parent shall consider in good faith, acting reasonably.

(b)    If at any time prior to the Closing, any Party discovers any information relating to Parent, Company or the Company Group, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and Parent shall promptly cause to be filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the stockholders of Parent.

(c)    The Parties shall notify each other promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with (i) copies of all correspondence and a description of all material oral discussions between it or any of its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions and (ii) copies of all orders of the SEC relating to the Proxy Statement. Each Party shall provide the other Parties a reasonable opportunity to review and comment on all written responses by such Party to any such correspondence, communications or comments from the SEC or the staff of the SEC, which comments such Party shall consider in good faith, acting reasonably.

7.3    Stockholders Meeting; Parent Recommendation. Parent shall take, in accordance with the DGCL and Parent’s Governing Documents, all actions reasonably necessary to mail the Proxy Statement to Parent’s stockholders and to establish a record date, duly call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably practicable after the definitive Proxy Statement is filed for the purpose of securing the Parent Stockholder Approvals. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), the Proxy Statement shall include the Parent Recommendation. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), Parent shall use its reasonable best efforts to solicit from its stockholders votes in favor of the Parent Stockholder Approvals. Notwithstanding any Parent Recommendation Change, Parent shall be required to duly call, give notice of, convene and hold the Stockholders Meeting and submit to a vote of Parent’s stockholders one (1) or more proposals to obtain the Parent Stockholder Approvals (the “Approval Proposal”) and nothing contained herein shall be deemed to relieve Parent of any such obligation unless this Agreement has been validly terminated pursuant to the terms hereof. In addition to the foregoing, Parent shall not submit to the vote of its stockholders at the Stockholders Meeting any proposal other than (a) the Approval Proposal and a proposal to adjourn or postpone the Stockholders Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes, or insufficient Parent Common Shares present, to obtain all of the Parent Stockholder Approvals at the Stockholders Meeting, or to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders; and/or (b) an advisory vote regarding merger-related compensation. Notwithstanding the foregoing provisions of this Section 7.3, if on any date for which the Stockholders Meeting is scheduled or has been adjourned, Parent has not received proxies representing a sufficient number of Parent Common Shares, or there are insufficient

Parent Common Shares present, to obtain all of the Parent Stockholder Approvals, or additional time is needed to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Stockholders Meeting, with each such postponement or adjournment being to a date no later than the earlier of (a) ten (10) Business Days after the date of the most recently scheduled Stockholders Meeting and (b)  the End Date.

7.4    Preservation of Records; Post-Closing Access and Cooperation.

(a)    For a period of seven (7) years after the Closing Date or such other period (if longer) required by applicable Law, the Surviving Corporation and its Subsidiaries shall preserve and retain all corporate, accounting, legal, auditing, human resources, Tax and other books and records of the Surviving Corporation and its Subsidiaries (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Surviving Corporation and its Subsidiaries prior to the Closing Date.

(b)    Parent and the Surviving Corporation shall, after the Closing Date, afford promptly to the Company Stockholder and its Representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of the Surviving Corporation and its Subsidiaries to the extent and for a purpose reasonably requested by the Company Stockholder.

7.5    Employees and Benefits.

(a)    Parent agrees prior to the Closing Date to cooperate with and to provide information to Company as necessary or appropriate to comply with or satisfy any requirement or custom to consult with or provide information to, with respect to any of the transactions contemplated by this Agreement, any employee or labor organization representing or related to employees of any of the Company Group.

(b)    For a period of no less than one (1) year following the Closing Date, Parent and the Surviving Corporation shall provide each of the Persons employed by the Company Group as of the Closing Date (each, an “Employee”) with (i) a base salary or wages that are not less than, (ii) variable/incentive/bonus pay opportunities that are substantially similar (excluding any value attributable to equity and equity-based compensation and retention, transaction or similar payments) to, and (iii) other benefit plans and arrangements that are no less favorable in the aggregate to, in each of clauses (i), (ii) and (iii), those provided to such Employees immediately prior to the Closing Date. Notwithstanding the foregoing, this Section 7.5 shall not limit the obligation of Parent, the Surviving Corporation or their Subsidiaries to comply with applicable Law or to maintain any compensation arrangement or benefit plan that, pursuant to an existing contract, must be maintained for a period longer than one (1) year following the Closing Date. No provision of this Agreement shall be construed as a guarantee of continued employment of any Employee, and this Agreement shall not be construed so as to prohibit Parent and the Surviving Corporation from having the right to terminate the employment of any Employee; provided, however, that any such termination is effected in accordance with applicable Law.

(c)    Each Employee and former Employee of any of the Company Group shall be credited with his or her years of service with the Company Group (and any predecessor entities thereof, to the extent such predecessor service is credited by Parent and the Surviving Corporation or any of their Subsidiaries) before the Closing Date under any employee benefit plan of Parent or the Surviving Corporation or any of their Subsidiaries providing benefits similar to those provided under a Benefit Plan (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) to the same extent as such employee or former employee was entitled, before the Closing Date, to credit for such service under such Benefit Plan for all purposes, including eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual (other than benefit accruals under a defined benefit pension plan), except to the extent such credit would result in the duplication of benefits for the same period of service.

With respect to the calendar year in which Parent or any of its Affiliates ceases to maintain any particular Benefit Plan (or to the extent an Employee ceases to participate in a Benefit Plan in connection with or following the Closing Date), each Employee shall be given credit for amounts paid under such Benefit Plan for the applicable plan year for purposes of applying deductibles, co-payments and out-of-pocket maximums (including any lifetime maximums) as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or its Affiliate, as applicable.

(d)    Parent shall waive for each Employee and his or her dependents any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Parent, the Surviving Corporation or any of their Affiliates applicable to such Employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such Employee under the terms of the welfare plans of the Company Group on the date of this Agreement.

(e)    On and after Closing, Parent, the Surviving Corporation and its Subsidiaries shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Parent, the Surviving Corporation or any of its Subsidiaries (including breach of contract, defamation or retaliatory discharge) regarding Employees who are employed by any of the Company Group as of the Closing Date, including any such liability (i) under any applicable Law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, Contract, policy, commitment or arrangement of the Company Group, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any Employee.

(f)    In any termination or layoff of any Employee by Parent or the Surviving Corporation on or after the Closing, Parent and the Surviving Corporation will comply fully, if applicable, with the WARN Act and all other applicable foreign, Federal, state and local laws, including those prohibiting discrimination and requiring notice to employees. Parent shall not, and shall cause the Surviving Corporation and its Subsidiaries to not, at any time prior to sixty (60) days after the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act affecting in whole or in part any facility, site of employment, operating unit or employee of the Surviving Corporation or its Subsidiaries without complying fully with the requirements of the WARN Act or similar state and local laws. Parent and Surviving Corporation will bear the cost of compliance with (or failure to comply with) any such Laws.

(g)    To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company Stockholder will: (a) no later than ten (10) Business Days prior to the Closing Date, solicit and use its commercially reasonable efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than five (5) Business Days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company Stockholder entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than five (5) Business Days prior to soliciting such waivers and approval, the Company Stockholder shall provide drafts of such waivers and approval materials as well as calculations and related documentation to determine whether and to what extent the vote described in this Section 7.5(g) is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code, to Parent for its review and comment, and the Company Stockholder shall consider in good faith any changes reasonably requested by Parent. Prior to the Closing Date, the Company Stockholder shall deliver to Parent evidence that a vote of the shareholders of the Company Stockholder was solicited in accordance with the foregoing and whether the requisite number of votes of the shareholders of the Company Stockholder was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

(h)    Nothing in this Section 7.5 or elsewhere in this Agreement shall: (i) be construed to create a right in any employee of the Company Group to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent; (ii) be deemed to establish, amend, modify or cause to be adopted any Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Closing.

7.6    Public Announcements. No Party shall, and each Party shall cause its respective Representatives not to, issue any press release or otherwise make any public statements or disclosures with respect to this Agreement, including the terms hereof, and the transactions contemplated by this Agreement, except (a) with the prior written consent of each of Parent and Company; (b) to the extent required by applicable Law or the rules of any securities exchange on which a Party’s or a Party’s Affiliates securities are traded (in which case the Party issuing such press release or making such public statement shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other Parties reasonable time to comment on such release or statement in advance of its issuance and will consider the comments of such other Party or Parties with respect thereto in good faith, acting reasonably); or (c) for announcements by each of the Parties from time to time to their respective employees, customers, suppliers and other business relations and otherwise as they may reasonably determine is necessary (including to comply with applicable Law, this Agreement and the transactions contemplated by this Agreement or any other agreement to which they are party), so long as such statements or announcements are consistent with (and not materially expansive of) information included in any previous press releases or public statements issued in accordance with this Section 7.6. Notwithstanding the foregoing, (i) Parties shall cooperate in good faith to prepare a mutually agreeable joint press release to be issued on or around the date hereof, and (ii) Parent shall not be required to provide for review or comment to Company or the Company Stockholder any statement, release or disclosure in response to or in connection with a Parent Recommendation Change, it being understood, for the avoidance of doubt, that nothing in this clause (ii) shall permit Parent to make any statement or effect a Parent Recommendation Change other than in accordance with Section 7.1(b). Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, the Company Stockholder and its Affiliates may provide (x) the financial results achieved by such Person with respect to their respective beneficial interest in the Company Group or (y) a general description of the Company Group (including their respective financial performance, and such Person’s investment and role therein), in each case to the current or prospective limited partners or other Affiliates of such Person and their respective advisors, or any other information customarily disclosed by private equity sponsors with respect to a sale of their portfolio companies to any such Persons.

7.7    Indemnification of Directors and Officers.

(a)    Parent shall cause the Surviving Corporation to honor the provisions, to the extent they are enforceable under applicable Law, regarding (i) exculpation of directors, (ii) limitation of liability of directors and officers and (iii) indemnification and advancement of expenses, in each case, contained in the Company’s and its Subsidiaries’ Governing Documents or any employment Contract between the applicable Covered Affiliate and the Company or any of its Subsidiaries, in each case as in effect immediately prior to the Effective Time with respect to any D&O Indemnitees.

(b)    Prior to the Closing, Company shall, in consultation with Parent and at Parent’s expense, obtain and fully pay for “tail” insurance policies (such policies, the “D&O Tail Policy”) with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance covering those Persons who are currently covered by Company’s and its Subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than such existing insurance coverage; provided, however, that in the event that any claim is brought under such director’s and officer’s liability insurance policies, Parent shall cause the Surviving Corporation to maintain the D&O Tail Policy until final disposition thereof; provided, further that Company shall not pay premiums for such D&O Tail Policy in excess of an aggregate amount of 300% of the last annual premiums paid by Company or its Subsidiaries prior to the date of this Agreement for its existing directors’ and officers’ liability insurance policies absent the prior written consent of Parent (which may be withheld in Parent’s sole discretion), and in such a case shall purchase as much coverage as reasonably practicable for such 300% aggregate amount.

(c)    From and after the Closing Date, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries (each, a “D&O Indemnifying Party”) to, to the fullest extent permitted by applicable Law, (a) indemnify and hold harmless (and release from any liability to Company or its Subsidiaries), the D&O Indemnitees against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (“D&O Costs”) in respect of any threatened, pending or completed Action, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such Person is or was a director, officer, employee or agent of Company or its Subsidiaries or Covered Affiliates arising out of acts or omissions occurring in such capacities on or prior to the Closing Date (including without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated by this Agreement) (a “D&O Indemnifiable Claim”) and (b) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. Any D&O Indemnifiable Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.7(c), “D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

(d)    Notwithstanding any other provision of this Agreement to the contrary, this Section 7.7 shall survive the consummation of the Closing indefinitely. In the event that Parent, Merger Sub, the Surviving Corporation or its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person (including the Merger), or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, Parent shall cause the successors and assigns of Parent, Merger Sub, the Surviving Corporation or its Subsidiaries, as the case may be, to expressly assume and be bound by the obligations set forth in this Section 7.7.

(e)    Following the Closing, the obligations of Parent, Merger Sub, the Surviving Corporation and its Subsidiaries under this Section 7.7 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 7.7 applies without the written consent of such affected D&O Indemnitee.

7.8    Transfer Taxes. All federal, state, local, non-U.S. transfer, excise, sales, use, value-added, registration, stamp, recording, documentary, filing, conveyance, property and similar Taxes, duties or fees applicable to, imposed upon, or arising out of any Transaction, including any interest, addition to tax or penalties related thereto, shall be paid by Parent.

7.9    Takeover Laws. If any takeover Laws or any anti-takeover provision or restriction on ownership in the Governing Documents of Parent is or may become applicable to the transactions contemplated by this Agreement, Parent and the Parent Board shall grant such approvals and take all such actions as are necessary or advisable so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Parent’s Governing Documents on the transactions contemplated by this Agreement.

7.10    Tax Reorganization Matters.

(a)    Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify, and shall not take or knowingly fail to take (and shall cause any Subsidiaries or Affiliates of such Party not to take or knowingly fail to take) any action that could reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)    Each of the Parties shall treat, and shall not take any Tax reporting position inconsistent with the treatment of, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)    Each of the Parties shall cooperate with one another to obtain the opinions of counsel referred to in Section 8.2(f) and Section 8.3(e). In connection therewith, (i) Company shall deliver to Jenner & Block LLP (“Parent Tax Counsel”) and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Company Tax Certificate”) and (ii) Parent and Merger Sub shall deliver to Parent Tax Counsel and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Parent Tax Certificate”), in each case, dated as of the Closing Date. The Parties shall provide such other information requested by each of Parent Tax Counsel and Mayer Brown for purposes of rendering the opinions described in Section 8.2(f) and Section 8.3(e), as applicable.

7.11    Stockholder Litigation. Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall control the defense of any litigation brought by Parent’s stockholders against any of Parent and/or its directors or officers relating to the Merger or a breach of this Agreement or any other agreements contemplated hereby; provided, however, that Parent shall give Company the right to review and comment on all material filings or responses to be made by the Parent Group in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and Parent shall in good faith take such comments into account, and no such settlement, release, waiver or compromise relating to the Merger shall be agreed to without Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall promptly notify Company of any such litigation and shall keep Company informed on a reasonably current basis with respect to the status thereof.

7.12    Payoff Indebtedness. Company shall deliver to Parent and Merger Sub on the Closing Date a copy of an executed payoff letter in customary form (the “Payoff Letter”), and shall use reasonable best efforts to deliver to Parent and Merger Sub at least three (3) Business Days prior to the Effective Time a customary draft of such Payoff Letter, providing for the discharge and termination in full at the Effective Time of the Payoff Indebtedness and the release of Liens thereunder upon payment by Parent (on behalf of Company) of the amounts provided for therein. Company and Parent shall use reasonable best efforts, and shall provide all reasonable cooperation necessary to, facilitate the termination and repayment in full by Parent (on behalf of Company) of all obligations under the Payoff Indebtedness, and the release of any Liens and termination of all guarantees in connection therewith, at, and subject to the occurrence of, the Effective Time. Parent shall reimburse Company and its Affiliates for any reasonable and documented out-of-pocket expenses incurred by Company or any of its Affiliates in connection with this Section 7.12.

7.13    Written Consents.

(a)    Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

(b)    Immediately following the execution of this Agreement, the Company Stockholder shall execute and deliver, in accordance with applicable Law and in its capacity as the sole stockholder of Company, a written consent adopting this Agreement.

7.14    ITAR Matters. As promptly as practicable following the Effective Time (but in any event no later than five (5) Business Days following the Effective Time), Parent shall cause the Surviving Corporation to submit the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE CLOSING

8.1    Mutual Conditions. The obligations of the Parties at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parties, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a)    Antitrust Approvals. All required waiting periods or necessary Permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other Antitrust Laws as may be reasonably and mutually agreed upon by the Parties shall have expired, terminated, been provided or made.

(b)    No Prohibition. No Governmental Order shall have been adopted, promulgated or entered by any Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement.

(c)    Parent Stockholder Approvals. The Parent Stockholder Approvals shall have been obtained.

(d)    TestEquity. All conditions precedent set forth in the TestEquity Agreement shall have been satisfied (or waived to the extent permitted by applicable Law and the terms of the TestEquity Agreement) on or before the Closing Date (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the TestEquity Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable Law and the terms of the TestEquity Agreement) of such conditions at such closing), and the parties to the TestEquity Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the Closing pursuant to this Agreement.

8.2    Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date

(a)    Representations and Warranties.

(i)    Each of the representations and warranties of Company set forth in (A) Sections 3.1, 3.2 and 3.17 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (B) Section 3.3 shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, (C) Section 3.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), and (D) ARTICLE III (other than those referenced in the foregoing clauses (A), (B) and (C)) shall be true and correct in all respects (disregarding all qualifications or limitations as to

“materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (D), where the failure of such representations and warranties to be so true and correct does not constitute a Company Material Adverse Effect; and

(ii)    The representations and warranties of the Company Stockholder set forth in (A) Section 4.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and (B) ARTICLE IV (other than those referenced in the foregoing clause (A)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date).

(b)    Compliance with Agreements and Covenants. Company and the Company Stockholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

(d)    Company Closing Certificate. Parent shall have received a certificate from Company, dated the Closing Date, duly executed by an officer of Company certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(b) with respect to Company and Section 8.3(c) have been satisfied.

(e)    Company Stockholder Closing Certificate. Parent shall have received a certificate from the Company Stockholder, dated the Closing Date, duly executed by an officer of the Company Stockholder certifying with respect to the Company Stockholder that the conditions set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to the Company Stockholder have been satisfied.

(f)    Tax Opinion. Parent shall have received a written opinion from Parent Tax Counsel, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.2(f), Parent Tax Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Parent Tax Certificate and the Company Tax Certificate and such other information as Parent Tax Counsel deems relevant.

(g)    Registration Rights Agreement. Parent shall have received the Registration Rights Agreement, duly executed by the Company Stockholder.

(h)    Payoff Letter. Company shall have delivered the Payoff Letter, duly executed by the lenders (or agents therefor) with respect to the Payoff Indebtedness.

(i)    Company Release. Company shall have delivered the Company Release, duly executed by executed by Company.

(j)    Company Stockholder Release. Company Stockholder shall have delivered the Company Stockholder Release, duly executed by executed by Company Stockholder.

(k)    Novation of Related Party Agreements. Company Stockholder shall have delivered evidence, in form and substance reasonably satisfactory to Parent, of the complete transfer and novation to, and full assumption by, Company Stockholder or its designee (other than any member of the Company Group) of (i) the Gexpro

Management Agreement and (ii) all other Related Party Agreements that obligate or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements), as contemplated by Section 6.10.

(l)    Debt Financing. Prior to, at or substantially simultaneously with the Effective Time, Parent shall have received the proceeds of the Debt Financing in an aggregate amount sufficient for the payment of the Payoff Indebtedness, Transaction Expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements (including the Payoff Indebtedness and Transaction Expenses (as such terms are defined in the TestEquity Agreement).

8.3    Company and Company Stockholder Conditions. The obligations of Company and the Company Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company Stockholder and Company, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a)    Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Sections 5.1, 5.2 and 5.12 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) Section 5.3(a) and Section 5.3(b) shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) Section 5.3(c) and Section 5.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) ARTICLE V (other than those referenced in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct does not constitute a Parent Material Adverse Effect.

(b)    Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing,.

(c)    No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect.

(d)    Parent Closing Certificate. The Company Stockholder shall have received a certificate from Parent, dated the Closing Date, duly executed by an officer of Parent certifying with respect to Parent that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

(e)    Tax Opinion. The Company shall have received a written opinion from Mayer Brown, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this

Section 8.3(e), Mayer Brown shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Company Tax Certificate and the Parent Tax Certificate and such other information as Mayer Brown deems relevant.

(f)    Registration Rights Agreement. The Company Stockholder shall have received the Registration Rights Agreement, duly executed by Parent.

8.4    Frustration of Closing Conditions. No Party may rely as a basis for not consummating the transactions contemplated by this Agreement on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time on or prior to the Closing Date, as follows:

(a)    with the mutual written consent of the Parties;

(b)    by either Company or Parent if the Effective Time shall not have occurred on or before September 30, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date;

(c)    by Company, if Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Parent or Merger Sub, as applicable, within thirty (30) days after Parent receives written notice thereof from Company; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if either Company or the Company Stockholder is then in material breach of this Agreement such that any of the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied;

(d)    by Parent, if Company or the Company Stockholder shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Company or the Company Stockholder, as applicable, fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Company or the Company Stockholder within thirty (30) days after Company and the Company Stockholder receive written notice thereof from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if either Parent or Merger Sub is then in material breach of this Agreement such that any of the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

(e)    by either Company or Parent if any Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Governmental Order or other action shall have become final and nonappealable;

(f)    by either Parent or Company, if any of the Parent Stockholder Approvals have not been obtained at the duly convened Stockholders Meeting (unless such Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(g)    by Company, if a Parent Recommendation Change has occurred; or

(h)    automatically, without any action by any Party, immediately upon the termination of the TestEquity Agreement in accordance with its terms.

9.2    Termination Fee.

(a)    If this Agreement is terminated (i) by Company pursuant to Section 9.1(g) or (ii) pursuant to Section 9.1(h) as a result of the termination of the TestEquity Agreement pursuant to Section 9.1(g) thereof, then Parent will pay Company an amount equal to six million dollars ($6,000,000.00) (the “Termination Fee”). In the event the Termination Fee is payable, such fee will be paid to Company by Parent in immediately available funds within two (2) Business Days after the date this Agreement is terminated.

(b)    Parent and Merger Sub acknowledge and agree that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Company and the Company Stockholder would not enter into this Agreement. If Parent fails to promptly pay the Termination Fee as may be required by Section 9.2(a) and Company commences an Action in order to obtain such payment and such Action results in the entry of a Governmental Order against Parent requiring such payment to be made, Parent shall pay to Company the Termination Fee and Company’s costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, in each case plus interest at the prime rate of interest reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(c)    Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, in no event shall Parent be required to make (and in no event shall Company be entitled to receive) more than one payment of the Termination Fee in connection with this Agreement.

9.3    Effect of Termination. In the event of termination of this Agreement by either Company or Parent as provided in Section 9.1, this Agreement shall become void and have no further force or effect, without any Liability (other than as set forth in Section 9.2) on the part of Parent, Merger Sub, Company or the Company Stockholder; provided, however, that the provisions of Section 7.6, the last sentence of Section 7.12, Section 9.2, this Section 9.3 and ARTICLE XI (and any terms defined herein necessary to give effect to the foregoing) will survive any termination hereof; provided, further, that nothing in this Section 9.3 shall relieve any Party of any Liability for any intentional fraud or intentional and material breach by such Party of this Agreement prior to such termination; provided, further, that notwithstanding the immediately preceding proviso, none of the Parties or any of their respective Affiliates or Representatives shall have any Liability under this Agreement with respect to (a) any failure of the transactions contemplated by the TestEquity Agreement or any of the TestEquity Related Agreements to be consummated pursuant to the terms thereof or (b) any breach or failure to perform any covenant or other agreement set forth in, or breach of any representation or warranty under, the TestEquity Agreement or any of the TestEquity Related Agreements.

ARTICLE X

NON-SURVIVAL AND RELATED MATTERS

10.1    Non-Survival. Notwithstanding anything to the contrary in this Agreement, except in the case of intentional fraud, all of the representations and warranties contained in this Agreement (including the Disclosure Schedules and Exhibits attached hereto and the certificates delivered pursuant hereto) and each of the covenants and agreements contained in ARTICLE VI (other than the reimbursement and indemnification referenced in Section 6.9(a), which shall survive any termination of this Agreement) shall terminate automatically at and will not survive the Closing, and none of the Parties nor any of their respective Associated Persons, successors, permitted assigns or heirs, will have any liability whatsoever and may not bring any Action with respect to any such representations, warranties, covenants or agreements (it being understood and agreed that such Persons are intended to benefit from this Section 10.1, whether or not party to this Agreement).

10.2    Parent and Merger Sub Acknowledgements.

(a)    Parent and Merger Sub acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Parent, Merger Sub and their Representatives have received or been given access to all information, books and records, facilities and other assets of the Company Group as Parent has deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of the Company Stockholder and the Company Group.

(b)    Parent and Merger Sub acknowledge and agree that Parent is consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Company expressly and specifically set forth in ARTICLE III and the Company Stockholder expressly and specifically set forth in ARTICLE IV, each as qualified by the Company Disclosure Schedule, which shall constitute the sole representations and warranties of Company and the Company Stockholder with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Parent and Merger Sub acknowledge and agree that none of the Company Stockholder, Company or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding the Company Stockholder, any of the Company Group or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Company Disclosure Schedule and Parent and Merger Sub further acknowledge and agree that (i) neither the Company Stockholder nor any of its Associated Persons will be subject to any liability to Parent or any other Person resulting from the distribution or use by Parent or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to Parent or any of its Associated Persons (whether in the Data Room or other sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither Parent nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of the Company Stockholder, Company or any of their respective Associated Persons. Parent hereby waives any right that any of Parent or its Associated Persons may have against the Company Stockholder, Company or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Parent and Merger Sub acknowledge and agree that none of the Company Stockholder, Company nor any of their respective Associated Persons will have any Liability to Parent, its Associated Persons or any other Person resulting from the use of any such information by Parent or any of its Associated Persons.

(c)    Parent and Merger Sub acknowledge and agree that (i) Parent, Merger Sub and their Representatives have conducted to their satisfaction an independent investigation and verification of the Company Group (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Parent and Merger Sub are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) Parent is knowledgeable about the industries and markets in which each of the Company Group operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) Parent, Merger Sub or their Representatives have fully reviewed this Agreement and the Company Disclosure Schedules and have had access to the materials in the Data Room relating to the transactions contemplated by this Agreement.

(d)    In connection with Parent’s and Merger Sub’s investigation of the Company Group, Parent has received from or on behalf of the Company Stockholder or Company certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of the Company Group and certain business plan information of the Company Group. Parent and Merger Sub acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Parent and Merger Sub are familiar with such uncertainties; (ii) Parent and Merger Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Parent and Merger Sub shall have no claim against the Company Stockholder, Company and their respective Associated Persons or any other Person with respect thereto. Accordingly, Parent and Merger Sub acknowledge and agree that the Company Stockholder, Company and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

10.3    Company and Company Stockholder Acknowledgements.

(a)    Company and the Company Stockholder acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Company, the Company Stockholder and their Representatives have received or been given access to all information, books and records, facilities and other assets of Parent and its Subsidiaries as Company and the Company Stockholder have deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of Parent and its Subsidiaries.

(b)    Company and the Company Stockholder acknowledge and agree that each of Company and the Company Stockholder are consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Parent and Merger Sub expressly and specifically set forth in ARTICLE V, each as qualified by the Parent Disclosure Schedule, which shall constitute the sole representations and warranties of Parent and Merger Sub with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Company and the Company Stockholder acknowledge and agree that none of Parent, Merger Sub or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding Parent, Merger Sub, any of their Subsidiaries or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Parent Disclosure Schedule and Company and the Company Stockholder further acknowledge and agree that (i) neither Parent nor Merger Sub nor any of their Associated Persons will be subject to any liability to the Company Stockholder or any other Person resulting from the distribution or use by the Company Stockholder or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to the Company Stockholder or any of its Associated Persons (whether in any sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither the Company Stockholder nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of Parent, Merger Sub or any of their respective Associated Persons. The Company Stockholder hereby waives any right that any of the Company Stockholder or its Associated Persons may have against Parent, Merger Sub or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Company and the Company Stockholder acknowledge and agree that none of the Parent, Merger Sub nor any of their respective Associated Persons will have any Liability to the Company Stockholder, its Associated Persons or any other Person resulting from the use of any such information by the Company Stockholder or any of its Associated Persons.

(c)    Company and the Company Stockholder acknowledge and agree that (i) the Company Stockholder, Company and their Representatives have conducted to their satisfaction an independent investigation and verification of Parent and its Subsidiaries (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Company and the Company Stockholder are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) the Company Stockholder is knowledgeable about the industries and markets in which each of Parent and its Subsidiaries operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) the Company Stockholder, Company or their Representatives have fully reviewed this Agreement and the Parent Disclosure Schedules and have had access to the materials relating to the transactions contemplated by this Agreement.

(d)    In connection with the Company Stockholder’s and Company’s investigation of Parent and its Subsidiaries, the Company Stockholder has received from or on behalf of Parent certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of Parent and its Subsidiaries and certain business plan information of Parent and its Subsidiaries. The Company Stockholder and Company acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Company and the Company Stockholder are familiar with such uncertainties; (ii) Company and the Company Stockholder are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Company and the Company Stockholder shall have no claim against Parent, Merger Sub and their respective Associated Persons or any other Person with respect thereto. Accordingly, Company and the Company Stockholder acknowledge and agree that Parent, Merger Sub and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

ARTICLE XI

MISCELLANEOUS

11.1    Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed all of the Parties. Following the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed by Parent, the Surviving Corporation and the Company Stockholder. Notwithstanding any other provision of this Agreement to the contrary, no amendment, modification, supplement or waiver of Section 9.3, this Section 11.1, Section 11.5, Section 11.6 or Section 11.21 (and any provision of this Agreement to the extent an amendment, modification, supplement, waiver or termination of such provision would modify the substance of the foregoing sections) that materially adversely affects the rights of any Debt Financing Source under such Section shall be effective without the prior written consent of such Debt Financing Source (solely to the extent such consent is not unreasonably withheld, conditioned or denied).

11.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of receipt), or (c) on the next Business Day if sent by an overnight delivery service:

If to Company or the Company Stockholder, addressed as follows:	with a copy to (which shall not constitute notice):

301 HW Opus Holdings, Inc. 301 Commerce Street, Suite 1600 Fort Worth, Texas 76102 Attention: Brad Wallace; Jacob Smith Email:bwallace@lkcm.com; jsmith@lkcm.com	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 Attention: Andrew J. Noreuil Ryan H. Ferris Email: anoreuil@mayerbrown.com rferris@mayerbrown.com

If to Parent or Merger Sub, or after the Closing, the Surviving Corporation, addressed as follows:	with a copy to (which shall not constitute notice):

c/o Lawson Products, Inc. 8770 West Bryn Mawr Avenue, Suite 900 Chicago, Illinois 60631 Attention: Rick Pufpaf Email: rick.pufpaf@lawsonproducts.com	Jenner & Block LLP 353 North Clark Street Chicago, Illinois 600654 Attention: H. Kurt von Moltke Brian R. Boch Jeremy A. Casper Email: kvonmoltke@jenner.com bboch@jenner.com jcasper@jenner.com or to such other individual or address as a Party may designate for itself by notice given as herein provided.

11.3    Waivers. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Notwithstanding anything in this Agreement to the contrary (including this Section 11.3), the Parties agree that the condition set forth in Section 8.1(c) with respect to obtaining the Parent Unaffiliated Stockholder Approval and this sentence shall not be waivable by any of the Parties in any respect.

11.4    Disclosure Schedules. The Disclosure Schedules have been prepared to correspond to and qualify specific numbered paragraphs of sections as set forth therein; provided, however, that any disclosure in the Disclosure Schedules corresponding to and qualifying a specific numbered paragraph or section hereof shall be deemed to correspond to and qualify any other numbered paragraph or section relating to such Party to the extent the relevance of such disclosure to such other paragraph or section is reasonably apparent on the face of such disclosure. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any Dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in the Disclosure Schedules is or is not material for purposes of this Agreement.

11.5    Successors and Assigns; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any Party without the prior written consent of the other Parties; provided, further, that each of Parent, Merger Sub and the Surviving Corporation may assign their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements. Any purported assignment in contravention of this Section 11.5 shall be null and void.

11.6    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, (a) the Company Stockholder and the Persons referred to in Section 7.7, Section 10.1 and Section 11.17 shall be third party beneficiaries of such Sections, (b) Parent and the Persons referred to in Section 10.1 shall be third party beneficiaries of such Sections, and (c) the Debt Financing Sources of the Debt Financing shall be third party beneficiaries of Section 11.1 and Section 11.21.

11.7    Further Assurances. Upon the reasonable request of Parent or the Company Stockholder, each Party will, on and after the Closing Date, execute and deliver to the other Parties such other documents, assignments and other instruments as may be reasonably required to effectuate completely the Merger, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

11.8    Entire Understanding. The Exhibits and the Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties.

11.9    Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any Action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, the Parties to this Agreement hereby (a) agree that any Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such Action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 11.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Action in any such court or that any such Action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any Action by mailing of copies thereof to such Party at its address set forth in Section 11.2 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

11.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the Related Agreements is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11.

11.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. The Company Stockholder and Company agree that Parent and Merger Sub shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of the

Company Stockholder and Company hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, Parent and Merger Sub agree that Company and the Company Stockholder shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of Parent and Merger Sub hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of Company, the Company Stockholder, Parent or Merger Sub would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.12 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the End Date, any Party brings any action, in each case in accordance with this Section 11.12, to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended (a) for the period during which such action is pending, plus ten (10) Business Days or (b) by such other time period established by the court presiding over such action, as the case may be. Notwithstanding any other provision of this Agreement to the contrary, in no event shall this Section 11.12 be used, alone or together with any other provision of this Agreement, to require any Party to remedy any breach of any representation or warranty of such Party made herein.

11.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

11.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

11.16    Retention of Advisors. The Parties acknowledge and agree that Mayer Brown and Bán, S. Szabó, Rausch & Partners (each, an “Advisor”) has represented the Company Stockholder and Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement, and that the Company Stockholder, Company and their respective Associated Persons (each, a “Company Group Member”) have a reasonable expectation that Advisors will represent them in connection with any claim or Action involving any Company Group Member, on the one hand, and Parent or any of its Associated Persons (each, a “Parent Group

Member”), on the other hand, arising under this Agreement, the Related Agreements or the transactions contemplated by this Agreement. Parent hereby, on behalf of itself and the other Parent Group Members and their respective successors and assigns, hereby irrevocably (a) agrees to any such representation in any such matter and (b) waives any actual or potential conflict arising from any such representation in the event of: (i) any adversity between the interests of any Company Group Member, on the one hand, and Parent and the Company Group, on the other hand, in any such matter; and/or (ii) any communication between or among an Advisor and any of the Company Group and their respective Affiliates or employees, whether privileged or not, or any other information known to such counsel, by reason of such counsel’s representation of any of the Company Group prior to Closing.

11.17    Protected Communication.

(a)    The Parties to this Agreement agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Company Group in and to all Protected Communications shall thereupon transfer to and be vested solely in the Company Stockholder and its successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by any of the Company Group shall thereupon be vested exclusively in the Company Stockholder and its successors in interest and shall be exercised or waived solely as directed by the Company Stockholder or its successors in interest.

(b)    None of Parent, the Company Group or any Person acting on any of their behalf shall, without the prior written consent of the Company Stockholder or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected Communications in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated by this Agreement; provided, however, (i) the foregoing shall neither prohibit Parent from seeking proper discovery of such documents nor the Company Stockholder from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto and (ii) in the event a dispute arises between any Parent Group Members, on the one hand, and any other Person (other than the Company Group Members), on the other hand, such Parent Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications without the prior written consent of the Company Stockholder (provided, that if such Parent Group Members are required by judicial order or other legal process to make such disclosure, such Parent Group Members shall promptly notify the Company Stockholder in writing of such requirement (without making disclosure) and shall provide the Company Stockholder with such cooperation and assistance as shall be necessary to enable the Company Stockholder to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections).

(c)    Without limiting the generality of the foregoing, (i) the Company Stockholder shall have the right to retain, or cause Mayer Brown or any other Advisor to retain, any Protected Communications in possession of Mayer Brown or any other Advisor at the Closing and (ii) Parent shall (and following the Closing shall cause the Company Group to) take actions necessary to ensure that any and all protections from disclosure, including, but not limited to, attorney-client privileges and work product protections, associated with or arising from any Protected Communications will survive the Closing, remain in effect and transfer to and be vested solely in the Company Stockholder and its successors in interest.

(d)    The Company Stockholder and its successors-in-interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected Communications in whatever way they desire, and Parent and the Company Group shall provide full access to all Protected Communications in their possession or within their direct or indirect control and shall provide reasonable assistance at the expense of the Person requesting such assistance in order to give full force and effect to the rights of the Company Stockholder and their successors in interest hereunder.

(e)    This Section 11.17 is for the benefit of the Company Group Members and such Persons are intended third-party beneficiaries.

11.18    No Waiver of Privilege, Protection from Disclosure or Use. The Parties understand and agree that nothing in this Agreement, including the provisions of Section 7.4, Section 11.16 and Section 11.17 regarding the assertions of protection from disclosure and use, privilege and conflicts of interest, shall be deemed to be a waiver of any applicable attorney-client privilege or other protection from disclosure or use. Each of the Parties understands and agrees that it has undertaken commercially reasonable efforts to prevent the disclosure of Protected Communications. Notwithstanding those efforts, the Parties understand and agree that the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of information that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The Parties further understand and agree that any disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including with respect to information involving or concerning the same subject matter as the disclosed information. The Parties agree to use commercially reasonable efforts to return any inadvertently disclosed information to the disclosing Party promptly upon becoming aware of its existence. The Parties further agree that promptly after the return of any inadvertently disclosed information, the Party returning such information shall destroy any and all copies, summaries, descriptions and/or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions and/or notes.

11.19    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, except as expressly and specifically set forth in this Agreement in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.

11.20    No Right of Set-Off. Parent, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Parent or any of its successors and permitted assigns has or may have with respect to any payment to be made by Parent pursuant to this Agreement or any other document or instrument delivered by Parent in connection herewith.

11.21    Debt Financing Sources.

(a)    Notwithstanding anything herein to the contrary, each of the Parties to this Agreement hereby agrees that it will not bring or support any action of any kind or description, whether at law or equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement, any of the Related Agreements, any of the Debt Financing Documents or the other documents contemplated hereby or thereby, or the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or services related thereto, in any forum other than the United States District Court for the Southern District of New York or any New York state court sitting in the Borough of Manhattan in the City of New York, and that the provisions of Section 11.11 relating to the waiver of jury trial shall apply to, and the Laws of the State of New York, without regard to the conflict of laws rules thereof, shall govern, any such action. The Parties hereby agree that mailing of process or other papers in connection with any such action in the manner provided in Section 11.10, or in such other manner as may be permitted by Law shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(b)    Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to the Company Stockholder or any of its Affiliates relating to or arising out of this Agreement or the Debt Financing or any related agreements or the transactions contemplated hereby or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract or in tort or otherwise, and the Company Stockholder and its Affiliates shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement or the Debt Financing or any related agreements, whether at law or equity, in contract or in tort or otherwise, and the Company Stockholder (on behalf of itself and its Associated Persons) hereby waives any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, or the Debt Financing or any related agreements or the transactions contemplated hereby, or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract, in tort or otherwise.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY:

301 HW OPUS HOLDINGS, INC.

By:	/s/ M. Bradley Wallace
Name:	M. Bradley Wallace
Title:	President

COMPANY STOCKHOLDER:

301 HW OPUS INVESTORS, LLC

By:	/s/ M. Bradley Wallace
Name:	M. Bradley Wallace
Title:	President

[Signature page to Agreement and Plan of Merger]

PARENT:

LAWSON PRODUCTS, INC.

By:	/s/ Michael G. DeCata
Name:	Michael G. DeCata
Title:	President and Chief Executive Officer

MERGER SUB:

GULF SUB, INC.

By:	/s/ Ronald J. Knutson
Name:	Ronald J. Knutson
Title:	President

[Signature page to Agreement and Plan of Merger]

Exhibit A

Company Release

See attached.

Exhibit A

RELEASE AGREEMENT

(Company as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between 301 HW Opus Holdings, Inc., Delaware corporation (“Company”), and 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Company Stockholder”). The Company and the Company Stockholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Stockholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Gulf Sub, Inc., a Delaware corporation, and the Company Stockholder;

WHEREAS, pursuant to the Merger Agreement, the Company, on behalf of the Company Group), shall release the Company Stockholder of all liabilities and claims against the Company Stockholder and its Associated Persons (other than the Company Group and the Parent Group) arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 1.    Release. As of the Closing, the Company, on behalf of itself and the Company Group and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company Stockholder and its Associated Persons (other than the Company Group) from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company Stockholder arising under the Merger Agreement or any Related Agreement or any rights of any current or former director or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company Stockholder and its Subsidiaries, whether pursuant to their respective articles of incorporation, bylaws, limited liability company agreement or other Governing Documents.

SECTION 2.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 3.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 4.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 5.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 6.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 7.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

301 HW OPUS HOLDINGS, INC. a Delaware corporation

By:
Name:
Title:

301 HW OPUS INVESTORS, LLC a Delaware limited liability company

By:
Name:
Title:

Exhibit B

Company Stockholder Release

See attached.

Exhibit B

RELEASE AGREEMENT

(Company Stockholder as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between 301 HW Opus Holdings, Inc., Delaware corporation (“Company”), and 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Company Stockholder”). The Company and the Company Stockholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Stockholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Gulf Sub, Inc., a Delaware corporation, and the Company Stockholder;

WHEREAS, pursuant to the Merger Agreement, the Company Stockholder, on behalf of itself and its Affiliates, other than the Company Group), shall release the Company and its Subsidiaries of all liabilities and claims against the Company and its Subsidiaries arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 8.    Release. As of the Closing, the Company Stockholder, on behalf of itself and its Affiliates (other than the Company Group) and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company and its Subsidiaries from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company arising under the Merger Agreement or any Related Agreement or any rights of any current or former director or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company and its Subsidiaries, whether pursuant to their respective articles of incorporation, bylaws, limited liability company agreement or other Governing Documents.

SECTION 9.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 10.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 11.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 12.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 13.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 14.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

301 HW OPUS HOLDINGS, INC. a Delaware corporation

By:
Name:
Title:

301 HW OPUS INVESTORS, LLC a Delaware limited liability company

By:
Name:
Title:

Exhibit C

Registration Rights Agreement

See attached.

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

LAWSON PRODUCTS, INC.,

301 HW OPUS INVESTORS, LLC

and

LKCM TE INVESTORS, LLC

Dated as of [•], 202[•]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 202[•] (this “Agreement”), among Lawson Products, Inc., a Delaware corporation (the “Company”), 301 HW Opus Investors, LLC, a Delaware limited liability company (“301 HW Opus Investors”), and LKCM TE Investors, LLC, a Delaware limited liability company (“LKCM TE Investors” and, together with 301 HW Opus Investors, the “Shareholders”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among 301 Opus Holdings, Inc., a Delaware corporation (“Gexpro”), the Company, Gulf Sub, Inc., a Delaware corporation (“Gexpro Merger Sub”), and 301 HW Opus Investors (the “Gexpro Merger Agreement”), Gexpro, the Company, Gexpro Merger Sub and 301 HW Opus Investors agreed to, among other things, the merger of Gexpro Merger Sub with and into Gexpro, with Gexpro continuing as the surviving corporation and a wholly-owned Subsidiary of the Company and with the equity interests of Gexpro converted into the right to receive shares of Company Common Stock to be issued to 301 HW Opus Investors in accordance with, and subject to the terms and provisions of, the Gexpro Services Merger Agreement; and

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among TestEquity Acquisition, LLC, a Delaware limited liability company (“TestEquity”), the Company, Tide Sub, LLC, a Delaware limited liability company (“TestEquity Merger Sub”), and LKCM TE Investors (the “TestEquity Merger Agreement” and , together with the Gexpro Merger Agreement, the “Merger Agreements”), TestEquity, the Company, TestEquity Merger Sub and LKCM TE Investors agreed to, among other things, the merger of TestEquity Merger Sub with and into TestEquity, with TestEquity continuing as the surviving limited liability company and a wholly-owned Subsidiary of the Company and with the equity interests of TestEquity converted into the right to receive shares of Company Common Stock to be issued to LKCM TE Investors in accordance with, and subject to the terms and provisions of, the TestEquity Merger Agreement; and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth their respective rights and obligations with respect to the registration of Company Common Stock owned by the Shareholders and certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) the Company and its Subsidiaries shall not be considered Affiliates of the Shareholders or their respective Affiliates (other than the Company and its Subsidiaries) and (b) the Shareholders and their respective Affiliates (other than the Company and its Subsidiaries) shall not be considered Affiliates of the Company and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“beneficially own” means, with respect to Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other action of a Governmental Authority to close.

“Commission” means the Securities and Exchange Commission.

“Company Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Demand Shareholders” means the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6, in each case that continue to hold Registrable Securities.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Losses” losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Parties” means the Shareholders and the Company.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Company Common Stock beneficially owned by the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6 and (ii) other Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (y) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Representative” means directors, officers, investors, limited partners, general partners, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

1.2    Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
301 HW Opus Investors	Preamble
Agreement	Preamble
Company	Preamble
Demand	2.1(a)
Demand Registration	2.1(a)
Demand Registration Statement	2.1(a)
Form S-3	2.1(a)
Free Writing Prospectus	2.6(a)(v)
Gexpro	Recitals
Gexpro Merger Agreement	Recitals
Gexpro Merger Sub	Recitals
Inspectors	2.6(a)(xi)
LKCM TE Investors	Preamble
Marketed Underwritten Shelf Offering	2.3(f)
Merger Agreements	Recitals
Other Demanding Sellers	2.2(b)
Other Proposed Sellers	2.2(b)
Participating Shareholders	2.3(d)
Piggyback Notice	2.2(a)
Piggyback Registration	2.2(a)
Piggyback Seller	2.2(a)
Records	2.6(a)(xi)
Requested Information	2.8(a)
Requesting Shareholders	2.1(a)
Selling Shareholders	2.6(a)(i)
Shareholders	Preamble
Shelf Notice	2.3(a)
Shelf Offering	2.3(f)
Shelf Registration Statement	2.3(a)

Take-Down Notice	2.3(f)
TestEquity	Recitals
TestEquity Merger Sub	Recitals

ARTICLE II

REGISTRATION

2.1    Demand Registrations.

(a)    Subject to the terms and conditions hereof, solely during any period that the Company is then ineligible under Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if the Company is so eligible but has failed to comply with its obligations under Section 2.3, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than four (4) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of

Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)    the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)    all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b), but subject to Section 2.1(g); and

(iii)    all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b)    A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

(c)    A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)    Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e)    The Company shall not be obligated to (i) subject to Section 2.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 2.2 (subject to Section 2.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Underwritten Offering were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), or (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person required to be included or incorporated by reference in the Demand Registration Statement; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)    The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any Demand Registration Statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Law, it shall keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(g)    If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)    Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.2    Piggyback Registrations.

(a)    Subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Company Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 2.3, or (iv) pursuant to Section 2.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 2.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)    If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) the Piggyback Sellers, (y) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), and (z) any other proposed sellers of shares of Company Common Stock (including pursuant to so-called “piggyback” or other incidental or participation registration rights) (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) to be sold by the Company, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)    For clarity, in connection with any Underwritten Offering under this Section 2.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)    If, at any time after giving written notice of its intention to register any shares of Company Common Stock (or other securities, as applicable) as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 2.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

2.3    Shelf Registration Statement.

(a)    Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, one (1) or more registration statements on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act or any successor rule), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)    Within five (5) days after receipt of a Shelf Notice pursuant to Section 2.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) days after the Company notifies such holders of its receipt of a Shelf Notice.

(c)    Subject to Section 2.3(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement (the “Participating Shareholders”), to require such Participating Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Participating Shareholders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an estimate of the anticipated delay. Upon notice by the Company to the Participating Shareholders of any such determination, each Participating Shareholder covenants that it shall, subject to Law, keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(e)    After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement and the prospectus included therein as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 2.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)    such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)    if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its (their) opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.1(g). Except as otherwise expressly specified in this Section 2.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration.

(g)    Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no other Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)    Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Demand Shareholders participating in such Marketed Underwritten Shelf Offering shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.4    Withdrawal Rights. Any holder of Registrable Securities that has notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 2.4 shall count against the number of Demands which may have been made under Section 2.1(a) hereof.

2.5    Holdback Agreements.

(a)    The Demand Shareholders shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which the Demand Shareholders participate during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)    If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of shares of Company Common Stock (or securities convertible into or exchangeable or exercisable for shares of Company Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration (or, in the case of a Shelf Offering, the date of the closing of such Shelf Offering) except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

2.6    Registration Procedures.

(a)    If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, Section 2.2 or Section 2.3, the Company shall as expeditiously as reasonably practicable:

(i)    prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article II; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable

Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to which the holders of a majority of the Registrable Securities held by the Selling Shareholders, their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Law;

(ii)    except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article II, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)    in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)    if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.6(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Law;

(v)    furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act or any successor rule) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act or any successor rule, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)    use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)    use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Company Common Stock) to be listed on each securities exchange on which shares of Company Common Stock are then listed;

(viii)    use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)    enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Company Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 2.9, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)    in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72 (as codified in AS 6101), an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)    make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, accountant or other agent in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 2.6(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the

Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, and it is permitted to do so give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)    as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)    cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)    have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and

(xvii)    take all other actions reasonably requested by the Selling Shareholders or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)    The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)    Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 2.6(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 2.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Selling Shareholder is required to discontinue disposition of such securities.

(d)    With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)    use commercially reasonable efforts to make and keep public information available as contemplated by Rule 144 under the Securities Act;

(ii)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)    furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

2.7    Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article II, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2.6(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Selling Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Selling Shareholders) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article II, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration statement.

2.8    Miscellaneous.

(a)    Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)    The Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Demand Shareholders hereunder without the prior written consent of Demand Shareholders beneficially owning a majority of the Registrable Securities.

2.9    Registration Indemnification.

(a)    The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 2.9(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b)    In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 2.9(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 2.9(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)    Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)    In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves matters beyond the scope of matters that are subject to indemnification pursuant to this Section 2.9, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)    If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

2.10    Free Writing Prospectuses. The Demand Shareholders shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act or any successor rule) in connection with the sale of Registrable Securities pursuant to this Article II without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Shareholders may use any free writing prospectus prepared and distributed by the Company.

2.11    Termination of Registration Rights. The rights granted pursuant to this Article II shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of; or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder. Notwithstanding the foregoing, the indemnification and contribution provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of the rights granted pursuant to this Article II.

ARTICLE III

MISCELLANEOUS

3.1    Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by all of the Parties.

3.2    Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expense.

3.3    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of delivery), or (c) on the next Business Day if sent by an overnight delivery service:

(a) if	to the Company, to:

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, IL 60631

Attn:    Rick Pufpaf

Email: rick.pufpaf@lawsonproducts.com

with a copy (which shall not constitute notice) to:

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654

Attn:    H. Kurt von Moltke, P.C.

    Brian R. Boch

    Jeremy A. Casper

E-mail:     kvonmoltke@jenner.com

        bboch@jenner.com

        jcasper@jenner.com

(b) if	to the Shareholders, to:

301 HW Opus Holdings, Inc.

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Brad Wallace; Jacob Smith

Email:bwallace@lkcm.com; jsmith@lkcm.com

and

LKCM TE Investors, LLC

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Andy Zacharias; Jacob Smith

Email: azacharias@lkcom.com;

jsmith@lkcom.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attn:    Andrew Noreuil

Email: anoreuil@mayerbrown.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.

3.4    Waivers. The failure of a Party any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more other instances shall be deemed to be a further or continuing waiver of any such breach in other instances or a waiver of any breach of any other term, covenant, representation or warranty.

3.5    Interpretations.

(a)    The table of contents and the headings of the Articles, Sections and subsections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. Unless the context otherwise requires, references in this Agreement to: (i) Articles and Sections shall be deemed references to Articles and Sections of this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (iii) any Law shall be deemed references to such Law as in effect at any given time and to any successor provisions; (iii) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (iv) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles and Sections shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

3.6    Successors and Assigns. Each of the Shareholders may assign all or a portion of its rights hereunder to any Person to which such Shareholder transfers its ownership of all or any of its Registrable Securities. Such transferee shall execute a counterpart to this Agreement and become a party hereto and such transferee’s Registrable Securities shall be subject to the terms of this Agreement.

3.7    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, the Persons referred to in Section 2.9 shall be third party beneficiaries of such Section.

3.8    Entire Understanding. This Agreement, taken together with the Merger Agreements, sets forth the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings among the Parties with respect to the subject matter hereof.

3.9    Applicable Law. This Agreement, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and enforced in accordance with, the Law of the State of Delaware, without giving effect to any Law of the State of Delaware that would cause the application of the Law of any jurisdiction other than the State of Delaware.

3.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any action in connection with or relating to this Agreement or any matters described or contemplated herein, the Parties to this Agreement hereby (a) agree that any action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 3.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such action in any such court or that any such action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any action by mailing of copies thereof to such Party at its address set forth in Section 3.3 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

3.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section  3.11.

3.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. Each of the Parties shall have the right, in addition to any other rights and remedies existing in their favor, to enforce its rights and the obligations of the other Parties hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

3.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

3.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

3.16    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

LAWSON PRODUCTS, INC.

By:
Name:
Title:

301 HW OPUS INVESTORS, LLC

By:
Name:
Title:

LKCM TE INVESTORS, LLC

By:
Name:
Title:

Annex C

Execution Copy

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of December 29, 2021 by and between Lawson Products, Inc., a Delaware corporation (“Parent”), and Luther King Capital Management Corporation, a Delaware corporation (the “Voting Party”).

WHEREAS, concurrently with the execution of this Agreement, (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Stockholder”), 301 HW Opus Holdings, Inc., Delaware corporation (“Gexpro”), Parent and Gulf Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Gexpro Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Gexpro Merger Agreement”), pursuant to which Gexpro Merger Sub will be merged with and into Gexpro (the “Gexpro Merger”), with Gexpro continuing as the surviving entity following the Gexpro Merger; and (ii) LKCM TE Investors, LLC, a Delaware limited liability company (“TestEquity Equityholder”), TestEquity Acquisition, LLC, a Delaware limited liability company (“TestEquity”), Parent and Tide Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“TestEquity Merger Sub” and together with the Gexpro Merger Sub, the “Merger Subs”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “TestEquity Merger Agreement”, and together with the Gexpro Merger Agreement, the “Merger Agreements”), pursuant to which TestEquity Merger Sub will be merged with and into TestEquity (the “TestEquity Merger”, and together with the Gexpro Merger, the “Mergers”), with TestEquity continuing as the surviving entity following the TestEquity Merger;

WHEREAS, Gexpro, Gexpro Stockholder, TestEquity and TestEquity Equityholder are Affiliates of the Voting Party, which is also the beneficial owner of Voting Shares (as defined below), including through certain Affiliates of the Voting Party; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreements, Parent has required that the Voting Party execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein the term “Voting Shares” shall mean all securities of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by the Voting Party or any other Excluded Company Party, including any and all securities of Parent acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreements, as applicable.

2. Representations and Warranties of the Voting Party. The Voting Party hereby represents and warrants to Parent as follows:

a. Authority. The Voting Party has all requisite power and authority to enter into this Agreement, to perform fully the Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Voting Party. This Agreement constitutes a valid and binding obligation of the Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than as may be required under applicable securities Laws.

c. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the Voting Party’s organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Mergers or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d. Ownership of Shares. The Voting Party (i) Beneficially Owns 4,350,556 Voting Shares free and clear of all Liens, other than (A) Liens created by this Agreement, (B) Liens imposed by applicable securities Laws and (C) Liens that would not reasonably be expected to prevent or delay the consummation of the Mergers or that would not reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement (collectively, the “Permitted Liens”) and (ii) has the sole power to vote or caused to be voted such Voting Shares. Except for the Permitted Liens or pledges that do not impair or restrict the Voting Party’s power to vote or cause to be voted any Voting Shares in accordance with this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Voting Party, any of its Affiliates or any other Excluded Company Party is a party relating to the pledge, acquisition, disposition, transfer or voting of the Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. The Voting Party does not Beneficially Own (x) any Voting Shares other than the 4,350,556 Voting Shares reported on the Schedule 13D/A filed with the U.S. Securities and Exchange Commission by the Voting Party and the other Excluded Company Parties on May 17, 2021 or (y) any options, warrants or other rights to acquire any additional shares of common stock of Parent (“Parent Common Stock”) or any security exercisable for or convertible into shares of Parent Common Stock (collectively, “Options”).

e. No Litigation. There is no Action pending against, or, to the knowledge of the Voting Party, threatened against, the Voting Party or any of its Affiliates that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder.

3. Agreement to Vote Shares. The Voting Party agrees during the term of this Agreement to vote or cause to be voted (including by each other Excluded Company Party) the Voting Shares at every meeting of the stockholders of Parent at which such matters are considered and at every adjournment or postponement thereof: (a) in favor of (i) the Transaction Agreements and the Transactions (including the Share Issuances and the Mergers) and (ii) any proposal to adjourn or postpone such meeting of stockholders of Parent to a later date or dates to solicit additional proxies if there are insufficient votes, or insufficient Parent Common Shares present, to approve the Transaction Agreements or the Transactions (including the Share Issuances and the Mergers), or to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders; and (b) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Parent’s or Merger Subs’ conditions under the Merger Agreements or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s certificate of incorporation or bylaws other than in connection with the Mergers).

4. No Voting Trust or Other Arrangement. The Voting Party agrees that during the term of this Agreement the Voting Party will not, and will not permit any entity under the Voting Party’s direct or indirect control (a “Controlled Affiliate”) to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the

Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. For the avoidance of doubt, each Excluded Company Party shall be deemed to be a Controlled Affiliate for all purposes of this Agreement.

5. Transfer and Encumbrance. The Voting Party agrees that during the term of this Agreement Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”), or permit any Controlled Affiliate to Transfer, any of the Voting Shares or enter into, or permit any Controlled Affiliate to enter into, any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Voting Shares or the Voting Party’s or any Controlled Affiliate’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by the Voting Party or any Controlled Affiliate, on the one hand, to another Controlled Affiliate, on the other hand (such a Transfer, a “Permitted Transfer”). Parent and the Voting Party acknowledge and agree that any Voting Shares subject to a Permitted Transfer shall remain subject to the covenants and restrictions contemplated herein during the term of this Agreement.

6. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Effective Time of the Mergers; and (b) the termination of the Merger Agreements. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party of liability for any willful breach of this Agreement occurring prior to the termination of this Agreement.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the next Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

If to the Voting Party, addressed as follows:	with a copy to (which shall not constitute notice):

Luther King Capital Management Corporation 301 Commerce Street, Suite 1600 Fort Worth, Texas 76102 Attention: Jacob Smith Email: jsmith@lkcm.com	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 Attention: Andrew J. Noreuil, Ryan H. Ferris Email:anoreuil@mayerbrown.com, rferris@mayerbrown.com

If to Parent, addressed as follows:	with a copy to (which shall not constitute notice):

c/o Lawson Products, Inc. 8770 West Bryn Mawr Avenue, Suite 900 Chicago, Illinois 60631 Attention: Rick Pufpaf Email: rick.pufpaf@lawsonproducts.com	Jenner & Block LLP 353 North Clark Street Chicago, Illinois 600654 Attention: H. Kurt von Moltke, Brian R. Boch, Jeremy A. Casper Email:kvonmoltke@jenner.com, bboch@jenner.com, jcasper@jenner.com

10. Miscellaneous.

a. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In the event any party to this Agreement commences any Action in connection with or relating to this Agreement or any matters described or contemplated herein or therein, the parties to this Agreement hereby (i) agree that any Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (ii) agree that in the event of any such Action, such parties will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 10(a) and to service of process upon them in accordance with the rules and statutes governing service of process; (iii) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Action in any such court or that any such Action was brought in an inconvenient forum; (iv) agree as an alternative method of service to service of process in any Action by mailing of copies thereof to such Party at its address set forth in Section 9 for communications to such party; (v) agree that any service made as provided herein shall be effective and binding service in every respect; and (vi) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law.

b. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10(b).

c. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

d. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

e. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

f. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

g. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PARENT:

LAWSON PRODUCTS, INC.

By:	/s/ Michael G. DeCata
Name:	Michael G. DeCata
Title:	President and Chief Executive Officer

Signature Page to Voting Agreement

VOTING PARTY:

LUTHER KING CAPITAL MANAGEMENT CORPORATION

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Principal, General Counsel and COO

Signature Page to Voting Agreement

Annex D

Opinion of Cowen and Company, LLC

December 28, 2021

Special Committee of the Board of Directors

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

The Special Committee:

In your capacity as the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) of Lawson Products, Inc. (“Lawson Products”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to Lawson Products of the TestEquity Merger Consideration (as defined below) to be paid by Lawson Products pursuant to the terms of an Agreement and Plan of Merger (the “TestEquity Merger Agreement”) proposed to be entered into among LKCM TE Investors, LLC (the “TestEquity Equityholder”), TestEquity Acquisition, LLC, an indirect wholly owned subsidiary of the TestEquity Equityholder (“TestEquity”), Lawson Products and Tide Sub, LLC, a wholly owned subsidiary of Lawson Products (“TestEquity Merger Sub”).

As more fully described in the TestEquity Merger Agreement, and subject to the terms and conditions set forth therein, TestEquity Merger Sub will be merged with and into TestEquity (the “TestEquity Merger”), with TestEquity as the surviving company in the TestEquity Merger, pursuant to which all outstanding shares of the common stock, par value $0.01 per share, of TestEquity (“TestEquity Common Shares”) will be converted into the right to receive an aggregate of 4,000,000 shares of the common stock, par value $1.00 per share, of Lawson Products (“Lawson Common Shares” and, such number of shares, the “TestEquity Merger Consideration”), subject to certain holdback and related earnout arrangements (as to which arrangements, other than as expressly pertaining to the aggregate number of Lawson Common Shares issuable as part of the TestEquity Merger Consideration, we express no opinion) as set forth in the TestEquity Merger Agreement. We understand that, as a condition to the consummation of the TestEquity Merger, Lawson Products also will acquire the outstanding capital stock of 301 HW Opus Holdings, Inc. (“Gexpro” and, such acquisition, the “Gexpro Merger”).

Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Lawson Products and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as financial advisor to the Special Committee in connection with the TestEquity Merger, in addition to the Gexpro Merger, and have received fees from Lawson Products for our services. We also will receive a fee in connection with this Opinion. In addition, Lawson Products has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Although Cowen has not had a material relationship with Lawson Products or TestEquity during the two years preceding the date of this Opinion, Cowen may provide services to Lawson Products, TestEquity and/or their respective affiliates in the future, for which services Cowen would expect to receive compensation. As you are aware, certain affiliates of Luther King Capital Management Corporation, a significant stockholder of Lawson Products and TestEquity, are sales and trading customers of Cowen, for which services Cowen has received and expects to receive compensation.

In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft, dated December 28, 2021, of the TestEquity Merger Agreement;

•	certain financial information and operating data relating to TestEquity furnished to Cowen by the management of TestEquity;

•	certain publicly available financial and other information for Lawson Products and certain other relevant financial and operating data furnished to Cowen by the management of Lawson Products;

•

certain internal financial analyses, financial forecasts, reports and other information concerning TestEquity, including with respect to certain pending or planned acquisitions expected to be consummated by TestEquity, prepared by the management of TestEquity as reviewed and approved for our use and reliance by the Special Committee and the management of Lawson Products (the “TestEquity Forecasts”);

•

certain internal financial analyses, financial forecasts, reports and other information concerning Lawson Products prepared by the management of Lawson Products (the “Lawson Products Forecasts”), and the amounts and timing of the cost savings, revenue enhancements and operational synergies and related expenses expected to result from the TestEquity Merger furnished to us by the management of Lawson Products (the “Expected Synergies”), as reviewed and approved for our use and reliance by the Special Committee;

•

discussions we have had with certain members of the managements of TestEquity and Lawson Products, as the case may be, concerning the historical and current business operations, financial condition and prospects of TestEquity and Lawson Products, the Expected Synergies and such other matters we deemed relevant;

•	certain operating results of TestEquity and Lawson Products as compared to the operating results of certain publicly traded companies we deemed relevant;

•

certain financial information for TestEquity and certain financial and stock market information for Lawson Products as compared with similar information for certain publicly traded companies we deemed relevant;

•

the relative contributions of TestEquity and Lawson Products to certain financial data of, and the relative implied equity ownership of TestEquity and Lawson Products in, the pro forma combined company utilizing the TestEquity Forecasts and the Lawson Products Forecasts; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by TestEquity and Lawson Products, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon TestEquity’s and Lawson Products’ respective representations that all information provided to us by TestEquity and Lawson Products, as the case may be, is accurate and complete in all material respects and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.

We have assumed, with your consent, that the TestEquity Forecasts, the Lawson Products Forecasts and the Expected Synergies were reasonably prepared by the managements of TestEquity and Lawson Products, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of TestEquity, Lawson Products, the Expected Synergies and the other matters covered thereby, and that such TestEquity Forecasts, Lawson Products Forecasts and Expected Synergies utilized in our analyses provide a reasonable basis for our Opinion. We also have assumed, with your consent, that the financial results reflected in the TestEquity Forecasts, the Lawson Products Forecasts and the Expected

Synergies will be realized in the amounts and at the times projected, including, without limitation, with respect to TestEquity’s pending and planned acquisitions which we have assumed will be consummated as contemplated. We further have assumed that there will be no developments with respect to any such matters, or changes in the assessments of the managements of TestEquity and Lawson Products as to the existing products and services of, or the viability of and risks associated with the future products and services of, the target companies or businesses that are the subject of such pending and planned acquisitions, TestEquity or Lawson Products, that would have an adverse effect on TestEquity, Lawson Products or the TestEquity Merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to our analyses or Opinion. We express no opinion as to the TestEquity Forecasts, the Lawson Products Forecasts, the Expected Synergies or the assumptions on which they are based.

In addition, we have assumed, with your consent, that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of TestEquity or Lawson Products since the dates of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of TestEquity, Lawson Products or any other entity, nor have we been furnished with such materials. We have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of TestEquity, Lawson Products or any other entity. We also have not evaluated the solvency or fair value of TestEquity, Lawson Products or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have assumed, with your consent, that the TestEquity Merger will qualify for the intended tax treatment contemplated by the TestEquity Merger Agreement. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the TestEquity Merger Agreement or the TestEquity Merger, as to which we have assumed that Lawson Products, the Special Committee and the Board of Directors have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate.

Our Opinion addresses only the fairness of the TestEquity Merger Consideration, from a financial point of view, to Lawson Products and does not in any way address the proportionate allocation of consideration between TestEquity and Gexpro or the relative fairness of the TestEquity Merger Consideration compared to the consideration payable in the Gexpro Merger. We express no view as to any other aspect or implication of the TestEquity Merger, including, without limitation, any holdback or related earnout arrangements (other than as expressly pertaining to the aggregate number of Lawson Common Shares issuable as part of the TestEquity Merger Consideration), any reorganization transactions, any voting, registration rights or release agreements, any escrow or indemnification arrangement or any other agreement, arrangement or understanding entered into in connection with the TestEquity Merger or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering our Opinion, with your consent, we have assumed in all respects material to our analyses that the representations and warranties of each party contained in the TestEquity Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the TestEquity Merger Agreement and that all conditions to the consummation of the TestEquity Merger, including consummation of the Gexpro Merger, will be satisfied without waiver thereof. We also have assumed, with your consent, that the final form of the TestEquity Merger Agreement will be substantially similar to the draft reviewed by us. We further have assumed, with your consent, that all governmental, regulatory and other consents and approvals contemplated by the TestEquity Merger Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on TestEquity, Lawson Products or the TestEquity Merger (including the contemplated benefits thereof). In addition, we have assumed, with your consent, that the TestEquity Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.

It is understood that our Opinion is intended for the benefit and use of the Special Committee (in its capacity as such) in its evaluation of the TestEquity Merger Consideration. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in any proxy statement, information statement or registration statement relating to the TestEquity Merger that Lawson Products is required to file under the Securities Exchange Act of 1934, as amended, and mail to securityholders of Lawson Products. Our Opinion does not constitute a recommendation to the Special Committee, the Board of Directors, any securityholder or any other person as to how to vote or act with respect to the TestEquity Merger or otherwise. We are not expressing any opinion as to the actual value, price or trading range of Lawson Common Shares following announcement or consummation of the TestEquity Merger. We have not been requested to opine as to, and our Opinion does not in any manner address, Lawson Products’ underlying business decision to effect the TestEquity Merger or any related transaction or the relative merits of the TestEquity Merger or any related transaction as compared to other business strategies or transactions that might be available to Lawson Products. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the TestEquity Merger relative to the TestEquity Merger Consideration or otherwise, (ii) the fairness of the TestEquity Merger or the TestEquity Merger Consideration to the holders of any class of securities, creditors or other constituencies of TestEquity or Lawson Products, or (iii) whether Lawson Products has sufficient cash, available lines of credit or other sources of funds to enable it to make required payments, including, without limitation, with respect to the repayment of TestEquity’s indebtedness and payment of transaction expenses, on behalf of TestEquity at the closing of the TestEquity Merger as contemplated by the TestEquity Merger Agreement.

The issuance of this Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the TestEquity Merger Consideration to be paid by Lawson Products in the TestEquity Merger is fair, from a financial point of view, to Lawson Products.

Very truly yours,

COWEN AND COMPANY, LLC

Annex E

Opinion of Cowen and Company, LLC

December 28, 2021

Special Committee of the Board of Directors

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

The Special Committee:

In your capacity as the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) of Lawson Products, Inc. (“Lawson Products”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to Lawson Products of the Gexpro Merger Consideration (as defined below) to be paid by Lawson Products pursuant to the terms of an Agreement and Plan of Merger (the “Gexpro Merger Agreement”) proposed to be entered into among 301 HW Opus Investors, LLC, 301 HW Opus Holdings, Inc. (“Gexpro”), Lawson Products and Gulf Sub, Inc., a wholly owned subsidiary of Lawson Products (“Gexpro Merger Sub”).

As more fully described in the Gexpro Merger Agreement, and subject to the terms and conditions set forth therein, Gexpro Merger Sub will be merged with and into Gexpro (the “Gexpro Merger”), with Gexpro as the surviving company in the Gexpro Merger, pursuant to which all outstanding shares of the common stock, par value $0.01 per share, of Gexpro (“Gexpro Common Shares”) will be converted into the right to receive an aggregate of 8,000,000 shares of the common stock, par value $1.00 per share, of Lawson Products (“Lawson Common Shares” and, such number of shares, the “Gexpro Merger Consideration”), subject to certain holdback and related earnout arrangements (as to which arrangements, other than as expressly pertaining to the aggregate number of Lawson Common Shares issuable as part of the Gexpro Merger Consideration, we express no opinion) as set forth in the Gexpro Merger Agreement. We understand that, as a condition to the consummation of the Gexpro Merger, Lawson Products also will acquire the outstanding capital stock of TestEquity Acquisition, LLC (“TestEquity” and, such acquisition, the “TestEquity Merger”).

Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Lawson Products and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as financial advisor to the Special Committee in connection with the Gexpro Merger, in addition to the TestEquity Merger, and have received fees from Lawson Products for our services. We also will receive a fee in connection with this Opinion. In addition, Lawson Products has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Although Cowen has not had a material relationship with Lawson Products or Gexpro during the two years preceding the date of this Opinion, Cowen may provide services to Lawson Products, Gexpro and/or their respective affiliates in the future, for which services Cowen would expect to receive compensation. As you are aware, certain affiliates of Luther King Capital Management Corporation, a significant stockholder of Lawson Products and Gexpro, are sales and trading customers of Cowen, for which services Cowen has received and expects to receive compensation.

In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	a draft, dated December 28, 2021, of the Gexpro Merger Agreement;

•	certain financial information and operating data relating to Gexpro furnished to Cowen by the management of Gexpro;

•	certain publicly available financial and other information for Lawson Products and certain other relevant financial and operating data furnished to Cowen by the management of Lawson Products;

•

certain internal financial analyses, financial forecasts, reports and other information concerning Gexpro, including with respect to certain pending or planned acquisitions expected to be consummated by Gexpro, prepared by the management of Gexpro as reviewed and approved for our use and reliance by the Special Committee and the management of Lawson Products (the “Gexpro Forecasts”);

•

certain internal financial analyses, financial forecasts, reports and other information concerning Lawson Products prepared by the management of Lawson Products (the “Lawson Products Forecasts”), and the amounts and timing of the cost savings, revenue enhancements and operational synergies and related expenses expected to result from the Gexpro Merger furnished to us by the management of Lawson Products (the “Expected Synergies”), as reviewed and approved for our use and reliance by the Special Committee;

•

discussions we have had with certain members of the managements of Gexpro and Lawson Products, as the case may be, concerning the historical and current business operations, financial condition and prospects of Gexpro and Lawson Products, the Expected Synergies and such other matters we deemed relevant;

•	certain operating results of Gexpro and Lawson Products as compared to the operating results of certain publicly traded companies we deemed relevant;

•

certain financial information for Gexpro and certain financial and stock market information for Lawson Products as compared with similar information for certain publicly traded companies we deemed relevant;

•

the relative contributions of Gexpro and Lawson Products to certain financial data of, and the relative implied equity ownership of Gexpro and Lawson Products in, the pro forma combined company utilizing the Gexpro Forecasts and the Lawson Products Forecasts; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by Gexpro and Lawson Products, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon Gexpro’s and Lawson Products’ respective representations that all information provided to us by Gexpro and Lawson Products, as the case may be, is accurate and complete in all material respects and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.

We have assumed, with your consent, that the Gexpro Forecasts, the Lawson Products Forecasts and the Expected Synergies were reasonably prepared by the managements of Gexpro and Lawson Products, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Gexpro, Lawson Products, the Expected Synergies and the other matters covered thereby, and that such Gexpro Forecasts, Lawson Products Forecasts and Expected Synergies utilized in our analyses provide a reasonable basis for our Opinion. We also have assumed, with your consent, that the financial results reflected in the Gexpro Forecasts, the Lawson Products Forecasts and the Expected Synergies will be realized in the amounts and at the times projected, including, without limitation, with respect to Gexpro’s pending and planned acquisitions which we have assumed will be consummated as contemplated. We further have assumed that there will be no developments with respect to any such matters, or changes in the assessments of the managements of Gexpro and Lawson Products as to the existing products and services of, or the viability of and risks associated with the future products and services of, the target companies or businesses that are the subject of such pending and planned acquisitions, Gexpro or Lawson Products, that would have an adverse effect on Gexpro, Lawson Products or the Gexpro Merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to our analyses or Opinion. We express no opinion as to the Gexpro Forecasts, the Lawson Products Forecasts, the Expected Synergies or the assumptions on which they are based.

In addition, we have assumed, with your consent, that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Gexpro or Lawson Products since the dates of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Gexpro, Lawson Products or any other entity, nor have we been furnished with such materials. We have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of Gexpro, Lawson Products or any other entity. We also have not evaluated the solvency or fair value of Gexpro, Lawson Products or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have assumed, with your consent, that the Gexpro Merger will qualify for the intended tax treatment contemplated by the Gexpro Merger Agreement. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the Gexpro Merger Agreement or the Gexpro Merger, as to which we have assumed that Lawson Products, the Special Committee and the Board of Directors have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate.

Our Opinion addresses only the fairness of the Gexpro Merger Consideration, from a financial point of view, to Lawson Products and does not in any way address the proportionate allocation of consideration between Gexpro and TestEquity or the relative fairness of the Gexpro Merger Consideration compared to the consideration payable in the TestEquity Merger. We express no view as to any other aspect or implication of the Gexpro Merger, including, without limitation, any holdback or related earnout arrangements (other than as expressly pertaining to the aggregate number of Lawson Common Shares issuable as part of the Gexpro Merger Consideration), any voting, registration rights or release agreements, any escrow or indemnification arrangement or any other agreement, arrangement or understanding entered into in connection with the Gexpro Merger or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering our Opinion, with your consent, we have assumed in all respects material to our analyses that the representations and warranties of each party contained in the Gexpro Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Gexpro Merger Agreement and that all conditions to the consummation of the Gexpro Merger, including consummation of the TestEquity Merger, will be satisfied without waiver thereof. We also have assumed, with your consent, that the final form of the Gexpro Merger Agreement will be substantially similar to the draft reviewed by us. We further have assumed, with your consent, that all governmental, regulatory and other consents and approvals contemplated by the Gexpro Merger Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on Gexpro, Lawson Products or the Gexpro Merger (including the contemplated benefits thereof). In addition, we have assumed, with your consent, that the Gexpro Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.

It is understood that our Opinion is intended for the benefit and use of the Special Committee (in its capacity as such) in its evaluation of the Gexpro Merger Consideration. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in any proxy statement, information statement or registration statement relating to the Gexpro Merger that Lawson Products is required to file under the Securities Exchange Act of 1934, as amended, and mail to securityholders of Lawson Products. Our Opinion does not constitute a recommendation to the Special Committee, the Board of Directors, any securityholder or any other person as to how to vote or act with respect to the Gexpro Merger or otherwise. We are not expressing any opinion as to the actual value, price or trading range of Lawson Common Shares following announcement or consummation of the Gexpro Merger. We have not been requested to opine as to, and our Opinion does not in any manner address, Lawson Products’ underlying business decision to effect the Gexpro Merger or any related transaction or the relative merits of the Gexpro Merger or any related transaction as compared to other business strategies or transactions that might be available to Lawson Products. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Gexpro Merger relative to the Gexpro Merger Consideration or otherwise, (ii) the fairness of the Gexpro Merger or the Gexpro Merger Consideration to the holders of any class of securities, creditors or other constituencies of Gexpro or Lawson Products, or (iii) whether Lawson Products has sufficient cash, available lines of credit or other sources of funds to enable it to make required payments, including, without limitation, with respect to the repayment of Gexpro’s indebtedness and payment of transaction expenses, on behalf of Gexpro at the closing of the Gexpro Merger as contemplated by the Gexpro Merger Agreement.

The issuance of this Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Gexpro Merger Consideration to be paid by Lawson Products in the Gexpro Merger is fair, from a financial point of view, to Lawson Products.

Very truly yours,

COWEN AND COMPANY, LLC

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JANUARY 14, 2022 LAWSON Products C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD2 ADD3 ADD 4 ADDS ADD6 Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/LAWS or scan the OR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LAWS using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy card 1234 5678 9012 345) IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A. Proposals - The Board of Directors recommend a vote FOR Proposals 1, 2, 3 and 4. Approval of the TestEquity Merger Agreement. the related agreements contemplated by the TestEquity Merger Agreement and the transactions contemplated thereby, including the TestEquity Merger and the issuance of shares of Lawson common stock in connection with the TestEquity Merger. 3. Approval, by a non-binding advisory vote, of the compensation that will or may become payable to Lawson’s named executive officers in connection with the Mergers. For Against Abstain 2. Approval of the Gexpro Services Merger Agreement, the related agreements contemplated by the Gexpro Services Merger Agreement and the transactions contemplated thereby, including the Gexpro Services Merger and the issuance of shares of Lawson common stock in connection with the Gexpro Services Merger. 4. Authorization of the adjournment of the Lawson special meeting to a later date or dates if necessary or appropriate (a) to solicit additional proxies if there are insufficient votes, or insufficient shares of Lawson common stock present. at the time of the Lawson special meeting to approve the TestEquity Transactions Proposal and/or the Gexpro Services Transactions Proposal or (b) to ensure that any supplement or amendment to this proxy statement is timely provided to Lawson stockholders. For Against Abstain Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy)- Please print date below. Signature 1- Please keep signature within the box. Signature 2 - Please keep signature within the box. c 1234567890 JNT 1UPX 5 2 7 3 8 3 R A SAMPLE (THIS AREA IS SET UP TOACCOMMODATE 140 CHARACTERS) MRA SAMPLEAND MR A SAMPlE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPI.E AND MRASAMPLEAND MRASAMPLEAND MRASAMPI.EAND 03KETE

The Special Meeting of Stockholders of Lawson Products, Inc. will be held on [TBD] virtually via the Internet at meetnow.global/[TBD]. To access the virtual meeting, you must have the Information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/LAWS Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ LAWS IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - LAWSON PRODUCTS, INC. Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting - [TBD] Michael G. DeCata, Ronald J. Knutson and Richard D. Pufpaf, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Lawson Products, Inc. to be held on [TBD] or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no direction is given with regard to an Item, the shares will be voted as the Board of Directors recommends. Note: In their discretion, the Proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.